Prospectus Supplement to Prospectus Dated January 6, 2006

Washington Mutual Mortgage Pass-Through
Certificates, WMALT Series 2006-AR8

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Bank
Countrywide Home Loans, Inc.

Servicers

Washington Mutual Mortgage Securities Corp.

Sponsor

$1,049,915,200

(Approximate)

The Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-AR8 Trust will issue twenty-eight classes of offered certificates and six classes of privately placed certificates. Each class of certificates will be entitled to receive monthly distributions of interest, principal or both, beginning on October 25, 2006. The certificate interest rate for some classes of offered certificates will be variable, and will be based in part on the one-year MTA index or the one-month LIBOR index, as described in this prospectus supplement. The table on pages S-7 and S-8 of this prospectus supplement contains a list of the classes of offered certificates, including the initial class principal balance, certificate interest rate, and special characteristics of each class.

The primary asset of the Trust will be a pool of first lien single-family residential mortgage loans whose interest rates (after an initial fixed-rate period) adjust monthly and which include a negative amortization feature. The Trust will also contain other assets, which are described on page S-55 of this prospectus supplement.

Offered Certificates

Total principal amount (approximate)	$1,049,915,200
First payment date	October 25, 2006
Interest and/or principal paid	Monthly
Last payment date	October 25, 2046

Consider carefully the risk factors beginning on page S-29 in this prospectus supplement and page 5 in the accompanying prospectus.

The certificates will represent interests only in the issuing entity which is Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-AR8 Trust and will not represent interests in or obligations of Washington Mutual Bank, Washington Mutual Mortgage Securities Corp., WaMu Asset Acceptance Corp., Washington Mutual, Inc. or any of their affiliates.

Neither these certificates nor the underlying mortgage loans are guaranteed by any agency or instrumentality of the United States.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

Credit enhancement for the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, CX-2-PPP, Class CX-3, Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates is being provided by three classes of privately offered certificates, which have an aggregate principal balance of approximately $19,233,063. Credit enhancement for the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3X-2, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates is being provided by three classes of privately offered certificates, which have an aggregate principal balance of approximately $5,982,329. Additional credit enhancement for the offered senior certificates is being provided by the related offered subordinate certificates. Losses otherwise allocable to some senior certificates will instead be allocated to other senior certificates.

The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to WaMu Asset Acceptance Corp. from the sale of the offered certificates will be approximately 103.30% of the principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to WaMu Asset Acceptance Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

Neither the SEC nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter

WaMu Capital Corp.

September 26, 2006

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

      You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Index of Terms” on page S-229 in this prospectus supplement and under the caption “Glossary” beginning on page 142 in the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000 and (3) an annual net turnover of more than € 50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

      The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY INFORMATION

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

TRANSACTION PARTICIPANTS

On September 28, 2006, which is the closing date, the mortgage loans that support the certificates will be sold by Washington Mutual Mortgage Securities Corp., the sponsor of the securitization transaction, to WaMu Asset Acceptance Corp., the depositor. On the closing date, the depositor will sell the mortgage loans and related assets to the Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-AR8 Trust. In exchange for the mortgage loans and related assets, the Trust will issue the certificates pursuant to the order of the depositor.

The sponsor purchased the mortgage loans directly or indirectly from affiliated or unaffiliated third parties who either originated the mortgage loans or purchased the mortgage loans through correspondent or broker lending. Approximately 37.6% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of September 1, 2006) were originated by Alliance Bancorp. Approximately 81.2% of the mortgage loans in loan group 3 (by principal balance as of September 1, 2006) were originated by Countrywide Home Loans, Inc. (“Countrywide Home Loans”).

Approximately 96.4% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of September 1, 2006) and approximately 18.8% of the mortgage loans in loan group 3 (by principal balance as of September 1, 2006) will be serviced by Washington Mutual Bank. Approximately 3.6% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of September 1, 2006) and approximately 81.2% of the mortgage loans in loan group 3 (by principal balance as of September 1, 2006) will be serviced by Countrywide Home Loans or an affiliate thereof. With respect to the mortgage loans serviced by Countrywide Home Loans, Washington Mutual Bank, as servicer, on behalf of the Trust, will take actions required or permitted to be taken by the Trust as assignee of the sponsor's rights under the Countrywide servicing agreement (including making requests or demands or giving consents to Countrywide Home Loans, and receiving notices from Countrywide Home Loans).

Some servicing functions will be performed by Washington Mutual Mortgage Securities Corp., as administrative agent of Washington Mutual Bank. Some servicing functions will be outsourced to third party vendors.

Some mortgage loans, other than mortgage loans serviced by Countrywide Home Loans, will be serviced by either the respective originators of those mortgage loans or the entity that sold those mortgage loans to the sponsor on an interim basis until the servicing is transferred to Washington Mutual Bank. By November 1, 2006, the servicing of those mortgage loans is expected to have been transferred to Washington Mutual Bank.

The trustee of the Trust will be LaSalle Bank National Association, and the Delaware trustee will be Christiana Bank & Trust Company.

WHAT YOU OWN

Your certificates represent interests only in the assets of the issuing entity. All payments to you will come only from the amounts received in connection with those assets.

The Trust owns a pool of mortgage loans and other assets, as described under “The Trust” in this prospectus supplement.

There are no outstanding series or classes of securities that are backed by the assets of the issuing entity or otherwise have claims on the assets of the issuing entity, other than the certificates. The depositor does not expect that any securities representing additional interests in or claims on the assets of the issuing entity will be issued in the future.

Information About the Mortgage Pool

The mortgage pool consists of 2,940 mortgage loans with an aggregate principal balance as of September 1, 2006 of approximately $1,075,130,493. All of the mortgage loans are secured by residential properties (or shares of cooperative apartments) and each has an original term to maturity of not more than 40 years.

After an initial fixed-rate period of one or three months, the interest rate on each mortgage loan will adjust monthly to equal the sum of an index and a margin. As of September 1, 2006, approximately 15.8% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of September 1, 2006) and approximately 3.3% of the mortgage loans in loan group 3 (by principal balance as of September 1, 2006) were still in their initial fixed-rate period. The interest rates on the mortgage loans are subject to overall maximum and minimum interest rate limits.

The index for approximately 98.3%, 97.2% and 99.2% of the mortgage loans (by principal balance as of September 1, 2006) in loan group 1, loan group 2 and loan group 3, respectively, will be One-Year MTA, the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year. The index for approximately 0.7%, 1.9% and 0.8% of the mortgage loans (by principal balance as of September 1, 2006) in loan group 1, loan group 2 and loan group 3, respectively, will be the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”. The index for approximately 1.0% and 0.9% of the mortgage loans (by principal balance as of September 1, 2006) in loan group 1 and loan group 2, respectively, will be COFI, the 11th District Monthly Weighted Average Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”.

While the interest rate on each mortgage loan will adjust monthly (after the initial fixed-rate period), the minimum monthly payment on each mortgage loan generally will adjust only annually (except that for approximately 0.9%, by aggregate principal balance as of September 1, 2006, of the mortgage loans in loan group 1 and loan group 2, the minimum monthly payment will initially adjust sixty months after origination of such mortgage loans, and then adjust annually thereafter). On each annual payment adjustment date, the minimum monthly payment generally will not increase by more than 7.5%. As a result, the interest due with respect to a mortgage loan for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that mortgage loan in the form of “negative amortization.” See “Description of the Mortgage Pool” in this prospectus supplement.

In the event of a material breach of the representations and warranties made by the sponsor or the depositor with respect to the mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the breaching party will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement.

For a further description of the mortgage loans, see “Description of the Mortgage Pool” and Appendix B in this prospectus supplement

The mortgage pool consists of the following three loan groups:

Loan Group	Number of Mortgage Loans	Approximate Principal Balance as of September 1, 2006	Maximum Years to Maturity From Origination Date

Loan Group 1	1,090	$300,784,454	40
Loan Group 2	980	$535,147,709	40
Loan Group 3	870	$239,198,329	40

The principal balances of the mortgage loans in loan group 1 will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

For purposes of calculating distributions (i) to the Class CX-2-PPP Certificates of prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans, if such mortgage loans are prepaid during certain periods, and (ii) of interest to the Class CX-1, Class CX-2-PPP and Class CX-3 Certificates, the

mortgage loans in loan group 1 will be divided into the following four subgroups (of which, subgroup 1-B1 and subgroup 1-B2 are subsets of subgroup 1-B):

Subgroup	Number of Mortgage Loans	Approximate Principal Balance as of September 1, 2006	Maximum Years to Maturity From Origination Date

Subgroup 1-A	123	$33,591,149	40
Subgroup 1-B	967	$267,193,304	40
Subgroup 1-B1	251	$67,355,222	40
Subgroup 1-B2	716	$199,838,082	40

For purposes of calculating distributions (i) to the Class CX-2-PPP Certificates of prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans, if such mortgage loans are prepaid during certain periods, and (ii) of interest to the Class CX-1, Class CX-2-PPP and Class CX-3 Certificates, the mortgage loans in loan group 2 will be divided into the following four subgroups (of which, subgroup 2-B1 and subgroup 2-B2 are subsets of subgroup 2-B):

Subgroup	Number of Mortgage Loans	Approximate Principal Balance as of September 1, 2006	Maximum Years to Maturity From Origination Date

Subgroup 2-A	136	$88,474,628	40
Subgroup 2-B	844	$446,673,080	40
Subgroup 2-B1	172	$85,699,592	40
Subgroup 2-B2	672	$360,973,487	40

For purposes of calculating distributions of interest to the Class 3X-2 Certificates, the mortgage loans in loan group 3 will be divided into the following two subgroups:

Subgroup	Number of Mortgage Loans	Approximate Principal Balance as of September 1, 2006	Maximum Years to Maturity From Origination Date

Subgroup 3-A	221	$63,231,449	40
Subgroup 3-B	649	$175,966,879	40

Distributions to the Class CX-1 Certificates of interest will be based on payments received or advanced in respect of the mortgage loans in subgroup 1-A and subgroup 2-A. Distributions to the Class CX-2-PPP Certificates of (i) interest and (ii) certain prepayment penalties on the related mortgage loans will be based on payments received or advanced in respect of the mortgage loans in subgroup 1-B and subgroup 2-B. Distributions to the Class CX-3 Certificates of interest will be based on payments received or advanced in respect of the mortgage loans in subgroup 1-B1 and subgroup 2-B1. Distributions to the Class 3X-1 Certificates of interest will be based on payments received or advanced in respect of the mortgage loans in loan group 3. Distributions to the Class 3X-2 Certificates of interest will be based on payments received or advanced in respect of the mortgage loans in subgroup 3-B. Distributions to the Class 3-PPP Certificates of certain prepayment penalties on the related mortgage loans will be based on payments received or advanced in respect of the mortgage loans in loan group 3.

The mortgage loans in subgroup 1-A and subgroup 2-A are comprised of mortgage loans in loan group 1 and loan group 2, respectively, that do not impose prepayment penalties. The mortgage loans in subgroup 1-B1 and subgroup 2-B1 are comprised of mortgage loans in loan group 1 and loan group 2, respectively, that impose a “hard” prepayment penalty (one for which the related mortgage note does not provide for any exceptions to the payment of the prepayment penalty) for voluntary prepayments in full for a period of 36 months from the date of origination of such mortgage loan. The mortgage loans in subgroup 1-B2 and subgroup 2-B2 are comprised of mortgage loans in loan group 1 and loan group 2, respectively, that impose a prepayment penalty for voluntary prepayments in full. The mortgage loans in subgroup 1-B are comprised of mortgage loans in subgroup 1-B1 and subgroup 1-B2. The mortgage loans in subgroup 2-B are comprised of mortgage loans in subgroup 2-B1 and subgroup 2-B2. The mortgage loans in subgroup 3-A and subgroup 3-B are comprised of certain mortgage loans in loan group 3.

THE CERTIFICATES

The Offered Certificates

The approximate initial class principal balance, annual certificate interest rate and type of each class of the offered certificates will be as follows:

Class	Approximate Initial Class Principal Balance	Annual Certificate Interest Rate	Type

1A	$211,150,000	Variable(1)	Senior/One-Year MTA
2A	374,380,000	Variable(2)	Senior/One-Year MTA
3A-1A	143,000,000	Variable(3)	Senior/One-Year MTA

Class	Approximate Initial Class Principal Balance		Annual Certificate Interest Rate	Type

3A-1B	23,960,000		Variable(4)	Senior/One-Year MTA/ Senior Mezzanine
3A-1C	41,740,000		Variable(5)	Senior/LIBOR/ Junior Mezzanine
CA-1B	74,000,000	(6)	Variable(7)	Senior/One-Year MTA/ Senior Mezzanine
CA-1C	74,000,000	(8)	Variable(9)	Senior/LIBOR/ Junior Mezzanine
CX-1	(10)		Variable(11)	Senior/IO/PO
CX-2-PPP	(10)		Variable(12)	Senior/IO/PO/ Prepayment Penalty
CX-3	—		1.00% (13)	Senior/IO
3X-1	(10)		Variable(14)	Senior/IO/PO
3X-2	--		0.50% (15)	Senior/IO
L-B-1	18,808,000		Variable(16)	Subordinate/LIBOR
L-B-2	18,808,000		Variable(17)	Subordinate/LIBOR
L-B-3	6,269,000		Variable(18)	Subordinate/LIBOR
L-B-4	6,269,000		Variable(19)	Subordinate/LIBOR
L-B-5	6,269,000		Variable(20)	Subordinate/LIBOR
L-B-6	4,179,000		Variable(21)	Subordinate/LIBOR
L-B-7	4,179,000		Variable(22)	Subordinate/LIBOR
L-B-8	4,179,000		Variable(23)	Subordinate/LIBOR
L-B-9	4,179,000		Variable(24)	Subordinate/LIBOR
L-B-10	5,851,000		Variable(24)	Subordinate/LIBOR
L-B-11	4,179,000		Variable(24)	Subordinate/LIBOR
3-B-1	14,352,000		Variable(25)	Subordinate/LIBOR
3-B-2	6,577,000		Variable(26)	Subordinate/LIBOR
3-B-3	3,587,000		Variable(27)	Subordinate/LIBOR
R	100		6.372%	Senior/Residual
3-PPP	100		(28)	Prepayment Penalty

(1)	For each distribution date, the annual certificate interest rate on the Class 1A Certificates will equal the lesser of (x) the “Loan Group 1 Net Weighted Average Pass-Through Rate”, which is the weighted average of the mortgage interest rates on (i) the mortgage loans in subgroup 1-A and subgroup 1-B2, as of the second preceding due date less the per annum rate at which the servicing fee (as described in “Description of the Certificates—Payment of Fees and Expenses” in this prospectus supplement) is calculated for those mortgage loans and (ii) the mortgage loans in subgroup 1-B1, as of the second preceding due date less the sum of (a) the per annum rate at which the servicing fee (as described in “Description of the Certificates—Payment of Fees and Expenses” in this prospectus supplement) is calculated for those mortgage loans and (b) 1.00% and (y) One-Year MTA (as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement) plus 0.84%. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. In addition, if on the initial distribution date the certificate interest rate on the Class 1A Certificates is equal to the Loan Group 1 Net Weighted Average Pass-Through Rate, the Class 1A Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. The Class 1A Certificates will not be entitled to receive carryover shortfall amounts on any distribution date other than the initial distribution date. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately 5.403%.

(2)	For each distribution date, the annual certificate interest rate on the Class 2A Certificates will equal the lesser of (x) the “Loan Group 2 Net Weighted Average Pass-Through Rate”, which is the weighted average of the mortgage interest rates on (i) the mortgage loans in subgroup 2-A and subgroup 2-B2, as of the second preceding due date less the per annum rate at which the servicing fee (as described in “Description of the Certificates—Payment of Fees and Expenses” in this prospectus supplement) is calculated for those mortgage loans and (ii) the mortgage loans in subgroup 2-B1, as of the second preceding due date less the sum of (a) the per annum rate at which the servicing fee (as described in “Description of the Certificates—Payment of Fees and Expenses” in this prospectus supplement) is calculated for those mortgage loans and (b) 1.00% and (y) One-Year MTA (as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement) plus 0.85%. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. In addition, if on the initial distribution date the certificate interest rate on the Class 2A Certificates is equal to the Loan Group 2 Net Weighted Average Pass-Through Rate, the Class 2A Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. The Class 2A Certificates will not be entitled to receive carryover shortfall amounts on any distribution date other than the initial distribution date. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately 5.413%.

(3)	For each distribution date, the annual certificate interest rate on the Class 3A-1A Certificates will equal the lesser of (x) the “Loan Group 3 Net Weighted Average Pass-Through Rate”, which is the weighted average of the mortgage interest rates on (i) the mortgage loans in subgroup 3-A, as of the second preceding due date less the per annum rate at which the servicing fee (as described in “Description of the Certificates—Payment of Fees and Expenses” in this prospectus supplement) is calculated for those mortgage loans and (ii) the mortgage loans in subgroup 3-B, as of the second preceding due date less the sum of (a) the per annum rate at which the servicing fee (as described in “Description of the Certificates—Payment of Fees and Expenses” in this prospectus supplement) is calculated for those mortgage loans and (b) 0.50% and (y) One-Year MTA (as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement) plus 0.85%. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. In addition, if on the initial distribution date the certificate interest rate on the Class 3A-1A Certificates is equal to the Loan Group 3 Net Weighted Average Pass-Through Rate, the Class 3A-1A Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates, as described in this prospectus supplement. The Class 3A-1A Certificates will not be entitled to receive carryover shortfall amounts on any distribution date other than the initial distribution date. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately 5.413%.

(4)	For each distribution date, the annual certificate interest rate on the Class 3A-1B Certificates will equal the lesser of (x) the Loan Group 3 Net Weighted Average Pass-Through Rate and (y) One-Year MTA (as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement) plus 0.85%. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. In addition, if on the initial distribution date the certificate interest rate on the Class 3A-1B Certificates is equal to the Loan Group 3 Net Weighted Average Pass-Through Rate, the Class 3A-1B Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates, as described in this prospectus supplement. The Class 3A-1B Certificates will not be entitled to receive carryover shortfall amounts on any distribution date other than the initial distribution date. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately 5.413%.

(5)	For each distribution date on or before the date on which the aggregate principal balance of the mortgage loans in loan group 3 has been reduced to less than 10% of that balance as of September 1, 2006 (the “Group 3 Clean-Up Call Option Date”), the annual certificate interest rate on the Class 3A-1C Certificates will equal the least of (x) the product of (i) the Loan Group 3 Net Weighted Average Pass-Through Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period (the “Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate”), (y) the London Interbank Offered Rate for one-month United States dollar deposits, as described in this prospectus supplement under “Description of the Certificates—Distributions of Interest” (“LIBOR”), plus 0.32% and (z) the Maximum Loan Group 3 Rate (as defined in “Description of the Certificates—Distributions of Interest” in this prospectus supplement). For each distribution date after the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3A-1C Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.64% and (z) the Maximum Loan Group 3 Rate. In addition, if on any distribution date the certificate interest rate on the Class 3A-1C Certificates is equal to the Loan Group 3 Adjusted Net Weighted Average Pass-Through Rate, the Class 3A-1C Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.32%.

(6)	Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1B Certificates will be deemed to be comprised of two components (the “Class CA-1B Group 1 Component” and the “Class CA-1B Group 2 Component”, each, a “Class CA-1B Component”). Each Class CA-1B Component will have a component principal balance representing a portion of the Class CA-1B principal balance. Interest will be payable with respect to each Class CA-1B Component. The initial principal balance of the Class CA-1B Group 1 Component and the Class CA-1B Group 2 Component will be approximately $26,394,000 and $47,606,000, respectively.

(7)	For each distribution date, the annual certificate interest rate on the Class CA-1B Group 1 Component will equal the lesser of (x) the Loan Group 1 Net Weighted Average Pass-Through Rate and (y) One-Year MTA (as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement) plus 0.85%. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

For each distribution date, the annual certificate interest rate on the Class CA-1B Group 2 Component will equal the lesser of (x) the Loan Group 2 Net Weighted Average Pass-Through Rate and (y) One-Year MTA (as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement) plus 0.85%. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

In addition, if on the initial distribution date the certificate interest rate on any of the Class CA-1B Components is equal to the Loan Group 1 Net Weighted Average Pass-Through Rate or the Loan Group 2 Net Weighted Average Pass-Through Rate, as applicable, the Class CA-1B Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. No Class CA-1B Component will be entitled to receive carryover shortfall amounts on any distribution date other than the initial distribution date. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these Class CA-1B Components will equal approximately 5.413%.

(8)	Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1C Certificates will be deemed to be comprised of two components (the “Class CA-1C Group 1 Component” and the “Class CA-1C Group 2 Component”, each, a “Class CA-1C Component”). Each Class CA-1C Component will have a component principal balance representing a portion of the Class CA-1C principal balance. Interest will be payable with respect to each Class CA-1C Component. The initial principal balance of the Class CA-1C Group 1 Component and the Class CA-1C Group 2 Component will be approximately $26,394,000 and $47,606,000, respectively.

(9)	For each distribution date on or before the date on which the aggregate principal balance of the mortgage loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of September 1, 2006 (the “Groups 1-2 Clean-Up Call Option Date”), the annual certificate interest rate on the Class CA-1C Group 1 Component will equal the least of (x) the product of (i) the Loan Group 1 Net Weighted Average Pass-Through Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period (the “Adjusted Loan Group 1 Net Weighted Average Pass-Through Rate”), (y) LIBOR plus 0.30% and (z) the Maximum Loan Group 1 Rate (as defined in “Description of the Certificates—Distributions of Interest” in this prospectus supplement). For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class CA-1C Group 1 Component will equal the least of (x) the Adjusted Loan Group 1 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.60% and (z) the Maximum Loan Group 1 Rate.

For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class CA-1C Group 2 Component will equal the least of (x) the product of (i) the Loan Group 2 Net Weighted Average Pass-Through Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period (the “Adjusted Loan Group 2 Net Weighted Average Pass-Through Rate”), (y) LIBOR plus 0.30% and (z) the Maximum Loan Group 2 Rate (as defined in “Description of the Certificates—Distributions of Interest” in this prospectus supplement). For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class CA-1C Group 2 Component will equal the least of (x) the Adjusted Loan Group 2 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.60% and (z) the Maximum Loan Group 2 Rate.

In addition, if on any distribution date the certificate interest rate on any of the Class CA-1C Components is equal to the Adjusted Loan Group 1 Net Weighted Average Pass-Through Rate or the Adjusted Loan Group 2 Net Weighted Average Pass-Through Rate, as applicable, the Class CA-1C Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these Class CA-1C Components will equal LIBOR as of September 26, 2006 plus 0.30%.

(10)	Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans (i) the Class CX-1 Certificates will be deemed to be comprised of an interest-only component and two principal-only components (the “Class CX-1 Subgroup 1-A PO Component” and the “Class CX-1 Subgroup 2-A PO Component”, each, a “Class X PO Component”), (ii) the Class CX-2-PPP Certificates will be deemed to be comprised of an interest-only component and two principal-only components (the “Class CX-2-PPP Subgroup 1-B PO Component” and the “Class CX-2-PPP Subgroup 2-B PO Component”, each, a “Class X PO Component”) and (iii) the Class 3X-1 Certificates will be deemed to be comprised of an interest-only component and a principal-only component (a “Class X PO Component”). Interest, if any, will be payable with respect to each Class X interest-only component. The Class CX-1, Class CX-2-PPP and Class 3X-1 interest-only components will not have a principal balance and principal will not be payable with respect to the Class X interest-only components. Each of the Class CX-1, Class CX-2-PPP and Class 3X-1 principal-only components will have a principal balance which initially will equal zero. Interest will not accrue on any Class X PO Component. In the event that interest otherwise payable with respect to the Class CX-1, Class CX-2-PPP or Class 3X-1 interest-only component is reduced as a result of the allocation of net negative amortization (as described in “Description of the Certificates—Distributions of Interest” in this prospectus supplement), the amount of such reduction will be added as principal to the related Class X PO Component.

In addition, the Class CX-2-PPP Certificates will be entitled to receive prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans serviced by Washington Mutual Bank in subgroup 1-B and subgroup 2-B if such mortgage loans are prepaid during certain periods. See “Description of the Mortgage Pool” and “Description of the Certificates—Distributions to the Class CX-2-PPP and 3-PPP Certificates” herein and the “Prepayment Penalty Terms of the Subgroup 1-B Loans” and “Prepayment Penalty Terms of the Subgroup 2-B Loans” tables in Appendix B hereto for more information regarding the Class CX-2-PPP Certificates and prepayment penalties.

(11)	The amount of interest available for distribution to the Class CX-1 Certificates on any distribution date (before giving effect to the allocation of any shortfall in interest collections and payment of carryover shortfall amounts) will equal the Class CX-1 Accrued Interest (as defined in this prospectus supplement). Notwithstanding the foregoing, interest otherwise available for distribution to the Class CX-1 Certificates on any distribution date may instead be distributed as carryover shortfall amounts. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

(12)	The amount of interest available for distribution to the Class CX-2-PPP Certificates on any distribution date (before giving effect to the allocation of any shortfall in interest collections and payment of carryover shortfall amounts) will equal the Class CX-2-PPP Accrued Interest (as defined in this prospectus supplement). Notwithstanding the foregoing, interest otherwise available for distribution to the Class CX-2-PPP Certificates on any distribution date may instead be distributed as carryover shortfall amounts. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

(13)	For each distribution date, the Class CX-3 Certificates will not receive any distributions of principal, but will accrue interest on the Class CX-3 notional amount, which will equal the aggregate principal balance of the mortgage loans in subgroup 1-B1 and subgroup 2-B1 as of the second preceding due date. The initial Class CX-3 notional amount will be approximately $153,054,815. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

(14)	The amount of interest available for distribution to the Class 3X-1 Certificates on any distribution date (before giving effect to the allocation of any shortfall in interest collections and payment of carryover shortfall amounts) will equal the Class 3X-1 Accrued Interest (as defined in this prospectus supplement). Notwithstanding the foregoing, interest otherwise available for distribution to the Class 3X-1 Certificates on any distribution date may instead be distributed as carryover shortfall amounts. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

(15)	For each distribution date, the Class 3X-2 Certificates will not receive any distributions of principal, but will accrue interest on the Class 3X-2 notional amount, which will equal the aggregate principal balance of the mortgage loans in subgroup 3-B as of the second preceding due date. The initial Class 3X-2 notional amount will be approximately $175,966,879. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

(16)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-1 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate (as defined in “Description of the Certificates—Distributions of Interest” in this prospectus supplement), (y) LIBOR plus 0.40% and (z) the Maximum Group L-B Rate (as defined in “Description of the Certificates—Distributions of Interest” in this prospectus supplement). For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-1 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.60% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-1 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-1 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.40%.

(17)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-2 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.42% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-2 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.63% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-2 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-2 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.42%.

(18)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-3 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.45% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-3 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.675% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-3 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-3 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.45%.

(19)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-4 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.60% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-4 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.90% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-4 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-4 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.60%.

(20)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-5 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.65% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-5 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.975% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-5 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-5 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.65%.

(21)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-6 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.70% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-6 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.05% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-6 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-6 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.70%.

(22)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-7 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.95% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-7 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.425% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-7 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-7 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.95%.

(23)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-8 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.30% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-8 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.95% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-8 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-8 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 1.30%.

(24)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-9, Class L-B-10 and Class L-B-11 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.75% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-9, Class L-B-10 and Class L-B-11 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 2.625% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-9, Class L-B-10 and Class L-B-11 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-9, Class L-B-10 and Class L-B-11 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 1.75%.

(25)	For each distribution date on or before the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3-B-1 Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.45% and (z) the Maximum Loan Group 3 Rate. For each distribution date after the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3-B-1 Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.675% and (z) the Maximum Loan Group 3 Rate. In addition, if on any distribution date the certificate interest rate on the Class 3-B-1 Certificates is equal to the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, the Class 3-B-1 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.45%.

(26)	For each distribution date on or before the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3-B-2 Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 0.75% and (z) the Maximum Loan Group 3 Rate. For each distribution date after the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3-B-2 Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.125% and (z) the Maximum Loan Group 3 Rate. In addition, if on any distribution date the certificate interest rate on the Class 3-B-2 Certificates is equal to the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, the Class 3-B-2 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 0.75%.

(27)	For each distribution date on or before the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3-B-3 Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.50% and (z) the Maximum Loan Group 3 Rate. For each distribution date after the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3-B-3 Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 2.25% and (z) the Maximum Loan Group 3 Rate. In addition, if on any distribution date the certificate interest rate on the Class 3-B-3 Certificates is equal to the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, the Class 3-B-3 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 1.50%.

(28)	The Class 3-PPP Certificates will receive $100 of principal, on the distribution date in September 2010, from a reserve fund to be funded on the closing date with a deposit by the underwriter, the Class 3-PPP reserve fund. The Class 3-PPP Certificates will not receive any distributions of interest. The Class 3-PPP Certificates will have a notional balance, the “Class 3-PPP Notional Amount,” equal to the approximate aggregate principal balance of the mortgage loans in loan group 3 as of the Cut-Off Date. The Class 3-PPP Certificates will be entitled to receive prepayment penalties paid by borrowers upon voluntary full prepayment of certain mortgage loans serviced by Washington Mutual Bank in loan group 3 if such mortgage loans are prepaid during certain periods. See “Description of the Mortgage Pool” and “Description of the Certificates—Distributions to the Class CX-2-PPP and Class 3-PPP Certificates” herein and the “Prepayment Penalty Terms of the Group 3 Loans” table in Appendix B hereto for more information regarding the Class 3-PPP Certificates and prepayment penalties.

The Non-Offered Certificates

In addition to the offered certificates, the Trust will also issue the Class L-B-12, Class L-B-13, Class L-B-14, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates. These certificates are not being offered by this prospectus supplement.

The approximate initial class principal balance, annual certificate interest rate and type of each of the Class L-B-12, Class L-B-13, Class L-B-14, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates will be as follows:

Class	Approximate Initial Class Principal Balance	Annual Certificate Interest Rate	Type

L-B-12	3,343,000	Variable(1)	Subordinate/LIBOR
L-B-13	7,523,000	Variable(1)	Subordinate/LIBOR
L-B-14	8,367,063	Variable(1)	Subordinate/LIBOR
3-B-4	2,391,000	Variable(2)	Subordinate/LIBOR
3-B-5	1,913,000	Variable(2)	Subordinate/LIBOR
3-B-6	1,678,329	Variable(2)	Subordinate/LIBOR

(1)	For each distribution date on or before the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-12, Class L-B-13 and Class L-B-14 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.75% and (z) the Maximum Group L-B Rate. For each distribution date after the Groups 1-2 Clean-Up Call Option Date, the annual certificate interest rate on the Class L-B-12, Class L-B-13 and Class L-B-14 Certificates will equal the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus 2.625% and (z) the Maximum Group L-B Rate. In addition, if on any distribution date the certificate interest rate on the Class L-B-12, Class L-B-13 and Class L-B-14 Certificates is equal to the Group L-B Net Weighted Average Pass-Through Rate, the Class L-B-12, Class L-B-13 and Class L-B-14 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class CX-1 and Class CX-2-PPP Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 1.75%.

The Class L-B-12, Class L-B-13 and Class L-B-14 Certificates will be subordinate in right of payment to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, CX-2-PPP, Class CX-3, Class R, Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates and will not receive distributions of interest or principal on any distribution date until the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, CX-2-PPP, Class CX-3, Class R, Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates have received all distributions of interest and principal that they are entitled to receive on that distribution date. In addition, losses realized on the mortgage loans in loan group 1 and loan group 2 will be allocated to the Class L-B-12, Class L-B-13 and Class L-B-14 Certificates, until their principal balances have been reduced to zero, before they are allocated to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, CX-2-PPP, Class CX-3, Class R, Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates. See “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

(2)	For each distribution date on or before the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 1.75% and (z) the Maximum Loan Group 3 Rate. For each distribution date after the Group 3 Clean-Up Call Option Date, the annual certificate interest rate on the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates will equal the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus 2.625% and (z) the Maximum Loan Group 3 Rate. In addition, if on any distribution date the certificate interest rate on the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates is equal to the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, otherwise payable to the Class 3X-1 Certificates, as described in this prospectus supplement. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For the initial distribution date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal LIBOR as of September 26, 2006 plus 1.75%.

The Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates will be subordinate in right of payment to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3X-2, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates and will not receive distributions of interest or principal on any distribution date until the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3X-2, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates have received all distributions of interest and principal that they are entitled to receive on that distribution date. In addition, losses realized on the mortgage loans in loan group 3 will be allocated to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, until their principal balances have been reduced to zero, before they are allocated to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3X-2, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates. See “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

Relationship Between Loan Groups and the Offered Certificates

The certificates whose class designation begins with “1” or an “R” correspond to loan group 1. The certificates whose class designation begins with “2” correspond to loan group 2. The certificates whose class designation begins with “3” correspond to loan group 3. The certificates whose class designation begins with “L” or “C” correspond to loan group 1 and loan group 2. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding loan group or loan groups.

Initial Principal Balance of the Certificates

The initial aggregate principal balance of the certificates issued by the Trust is approximately $1,075,130,493, subject to an upward or downward variance of no more than 5%.

The initial aggregate principal balance of the certificates has the following composition:

Certificates related to loan group 1 and loan group 2:

•	the senior certificates related to loan group 1 and loan group 2 comprise approximately 87.75% of the principal balance of the applicable loan group;

•	the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates comprise approximately 9.95% of the aggregate principal balance of loan group 1 and loan group 2; and

•	the privately offered Class L-B-12, Class L-B-13 and Class L-B-14 Certificates comprise approximately 2.30% of the aggregate principal balance of loan group 1 and loan group 2.

Certificates related to loan group 3:

•	the senior certificates related to loan group 3 comprise approximately 87.25% of the principal balance of loan group 3;

•	the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates comprise approximately 10.25% of the principal balance of loan group 3; and

•	the privately offered Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates comprise approximately 2.50% of the principal balance of loan group 3.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of certificates is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan in the related loan group or loan groups or subgroup or subgroups, as applicable; provided, however, that the last scheduled distribution date for the Class 3-PPP Certificates will be the September 2010 distribution date.

The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the related mortgage loans. No assurance can be given as to the actual payment experience on the mortgage loans.

See “Description of the Certificates—Last Scheduled Distribution Date” in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

Monthly Distributions

Each month, the trustee, LaSalle Bank National Association, will make distributions of interest and/or principal to the holders of the certificates. Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next business day. The first distribution date will be October 25, 2006.

Source of Payments. The mortgagors pay their interest and principal during the month to the servicer. Each month, the servicer subtracts its servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes that remaining amount by loan group to the holders of the certificates related to that loan group in the order described in “Description of the Certificates—Priority of Distributions” in this prospectus supplement (in accordance with the monthly distribution report). The servicing fee will be calculated as a per annum percentage for each mortgage loan. The servicing fee for each mortgage loan serviced by Washington Mutual Bank and (a) indexed to One-Year MTA, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in (i) subgroup 1-A, will range from 1.000% to 3.000%, with a weighted average of approximately 2.055%; (ii) subgroup 1-B1, 0.375%; (iii) subgroup 1-B2, will range from 0.375% to 4.200%, with a weighted average of approximately 1.269%; (iv) subgroup 2-A, will range from 1.000% to 3.400%, with a weighted average of approximately 1.895%; (v) subgroup 2-B1, 0.375%; (vi) subgroup 2-B2, will range from 0.375% to 5.350%, with a weighted average of approximately 1.338%; (vii) subgroup 3-A, will range from 1.000% to 2.750%, with a weighted average of approximately 2.425%; and (viii) subgroup 3-B, will range from 0.600% to 2.075%, with a weighted average of approximately 1.401%; (b) indexed to One-Month LIBOR, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in (i) subgroup 1-A, will range from 1.450% to 2.650%, with a weighted average of approximately 2.325%; (ii) subgroup 1-B2, will range from 0.375% to 1.650%, with a weighted average of approximately 0.649%; (iii) subgroup 2-A, will range from 1.000% to 2.300%, with a weighted average of approximately 1.606%; (iv) subgroup 2-B1, 0.375%; (v) subgroup 2-B2, will range from 0.375% to 2.275%, with a weighted average of approximately 1.091%; and (vi) subgroup 3-B, will range from 0.850% to 1.500%, with a weighted average of approximately 1.129%; and (c) indexed to COFI, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in subgroup 1-B2, 2.775%.

The servicing fee for each mortgage loan serviced by Countrywide Home Loans and (a) indexed to One-Year MTA, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in (i) subgroup 1-B1, 0.375%; (ii) subgroup 1-B2, will range from 0.375% to 1.355%, with a weighted average of approximately 0.757%; (iii) subgroup 2-B1, 0.375; (iv) subgroup 2-B2, will range from 0.375% to 1.555%, with a weighted average of approximately 0.754%; (v) subgroup 3-A, will range from 0.375% to 1.655%, with a weighted average of approximately 1.166%; and (vi) subgroup 3-B, will range from 0.375% to 1.585%, with a weighted average of approximately 0.532%; (b) indexed to One-Month LIBOR, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in (i) subgroup 1-B1, 0.375%; (ii) subgroup 2-B2, 0.375%; and (iii) subgroup 3-B, 0.375; and (c) indexed to COFI, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in (i) subgroup 1-A, 0.375%; (ii) subgroup 1-B2, 0.375%; (iii) subgroup 2-A, 0.375%; and (iv) subgroup 2-B2, 0.375%.

Advances. For any month, if the servicer receives a payment on a mortgage loan that is less than the minimum monthly payment due or if no payment is received at all, the servicer will advance its own funds (or, in the case of the mortgage loans serviced by Washington Mutual Bank, either its own funds or funds collected on the mortgage loans but not required to be distributed to the certificateholders on the current distribution date), to cover the difference between the minimum monthly payment due and the amount actually received by the servicer. However, the servicer will not be required to make advances if it determines that those advances will not be recoverable from future payments or collections on that mortgage loan. See “The Servicers—The Servicer—Servicing Procedures—Advances” in this prospectus supplement.

Distributions of Interest

Each class of offered certificates (other than the Class 3-PPP Certificates) will accrue interest. On each distribution date interest will be distributed to these classes in the order described in “Description of the Certificates—Priority of Distributions” in this prospectus supplement.

Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, (i) the Class CX-1 Certificates will be deemed to be comprised of an interest-only component and the Class CX-1 Subgroup 1-A PO Component and the Class CX-1 Subgroup 2-A PO Component, (ii) the Class CX-2-PPP Certificates will be deemed to be comprised of an interest-only component and the Class CX-2-PPP Subgroup 1-B PO Component and the Class CX-2-PPP Subgroup 2-B PO Component, (iii) the Class 3X-1 Certificates will be deemed to be comprised of an interest-only component and a principal-only component and (iv) each of the Class CX-3 and Class 3X-2 Certificates will be deemed to be comprised of an interest-only component. Interest, if any, will be payable with respect to each Class X interest-only component. The Class X interest-only components will not have a principal balance and principal will not be payable with respect to those interest-only components. Each of the Class X principal-only components will have a principal balance, which initially will equal zero. Interest will not accrue on any Class X principal-only component.

Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, (i) the Class CA-1B Certificates will be deemed to be comprised of the Class CA-1B Group 1 Component and the Class CA-1B Group 2 Component and (ii) the Class CA-1C Certificates will be deemed to be comprised of the Class CA-1C Group 1 Component and the Class CA-1C Group 2 Component. Each Class CA-1B and Class CA-1C Component will have a component principal balance representing the portion of the related class principal balance. Interest will be payable with respect to each Class CA-1B and Class CA-1C Component.

Interest to be distributed on the certificates (or added to the principal balance of the certificates in the form of Net Negative Amortization, as defined below) on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the period beginning on the 25th day of the preceding calendar month (or, in the case of the first distribution date, September 28, 2006) and ending on the 24th day of the month of that distribution date, except for the Class 1A, Class 2A, Class 3A-1A, Class 3A-1B, Class CA-1B and Class X Certificates (as defined in “Description of the Certificates—General” in this prospectus supplement), which accrue interest during the preceding calendar month. Interest on the Class CA-1C, Class 3A-1C and Class B Certificates (as defined in “Description of the Certificates—General” in this prospectus supplement) will be calculated based on the actual number of days in the certificate accrual period and assuming a 360 day year. Interest on the Class 1A, Class 2A, Class 3A-1A, Class 3A-1B, Class CA-1B and Class X Certificates will be calculated based on a year consisting of twelve thirty-day months.

In the event that an increase in the applicable index causes interest to accrue on a mortgage loan for a given month in excess of the monthly payment for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of “negative amortization.” For any distribution date, the excess, if any, of (i) the aggregate amount of negative amortization with respect to all mortgage loans in a loan group or a subgroup, as applicable, for the calendar month prior to that distribution date, over (ii) the aggregate amount of prepayments in full and partial prepayments received with respect to all mortgage loans in that loan group or subgroup during the related prepayment period (the “Net Negative Amortization”), will be deducted from interest payable to the related Certificates as described in

“Description of the Certificates—Distributions of Interest” in this prospectus supplement. The amount deducted from the interest payable to each class of certificates will be added to the principal balance of that class.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to make the interest distributions (net of any Net Negative Amortization deducted from interest payable) described in this prospectus supplement. If the servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates in the same priority as their distribution of current interest. However, there will be no extra interest paid on that shortfall.

The amount of interest each Class CA-1C Component and the Class 3A-1C Certificates and each class of Class B Certificates accrues during each certificate accrual period will equal a ratio, the numerator of which is the actual number of days in that accrual period and the denominator of which is 360, multiplied by the annual certificate interest rate in effect for that accrual period for that class or component and multiplied by the related class principal balance or component principal balance. The amount of interest each Class CA-1B Component and the Class 1A, Class 2A, Class 3A-1A and Class 3A-1B Certificates accrue during each certificate accrual period will equal 1/12th of the annual certificate interest rate in effect for that accrual period for that class or component multiplied by their respective class principal balance. The principal balance used for this calculation for the Class A Certificates (as defined in “Description of the Certificates—General” in this prospectus supplement) and Class B Certificates on the first distribution date will be the applicable principal balance as of September 28, 2006, which is the closing date. The principal balance used for this calculation on each distribution date thereafter will be the applicable principal balance immediately after the preceding distribution date. For a description of how the interest distributions to the Class X Certificates are determined, see “Description of the Certificates—Distributions of Interest” in this prospectus supplement. The annual certificate interest rate for each class of offered certificates is described on pages S-8 to S-16 of this prospectus supplement.

No interest will accrue on the Class CX-1, Class CX-2-PPP or Class 3X-1 principal-only components or on the Class 3-PPP Certificates.

One-Year MTA Certificates. The certificate interest rates for the Class 1A, Class 2A, Class 3A-1A, Class 3A-1B and CA-1B Certificates adjusts monthly based on an index (currently the One-Year MTA, as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement). The formulas for the calculation of the certificate interest rates for the Class 1A, Class 2A, Class 3A-1A, Class 3A-1B and CA-1B Certificates appear in the notes to the table on pages S-7 and S-8 of this prospectus supplement. However, the certificate interest rates for these classes of certificates (or components thereof) are subject to caps described in the notes to the table on pages S-7 and S-8 of this prospectus supplement. For more information, see “Risk Factors—The Class 1A, Class 2A, Class 3A-1A, Class 3A-1B and CA-1B Certificates May Receive Interest at a Certificate Interest Rate Lower than the One-Year MTA Index Plus the Related Margin”, “Description of the Mortgage Pool—The Indexes” and “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

For the initial distribution date only, the Class 1A, Class 2A, Class 3A-1A, Class 3A-1B and CA-1B Certificates (or components thereof) may receive as interest, in addition to interest accrued at its certificate interest rate, carryover shortfall amounts, as described in “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amount” in this prospectus supplement. The Class 1A, Class 2A, Class 3A-1A, Class 3A-1B and CA-1B Certificates will not receive any carryover shortfall payments on any other distribution date.

LIBOR Certificates. The certificate interest rates for the Class 3A-1C, Class CA-1C and Class B Certificates (or components thereof) adjust monthly based on the average of quotations of the London Interbank Offered Rate for one-month U.S. dollar deposits, or LIBOR, as described in “Description of the Certificates—Calculation of

LIBOR” in this prospectus supplement. The formulas for the calculation of the certificate interest rates for these LIBOR Certificates appear in the notes to the table on pages S-7 and S-8 of this prospectus supplement. However, the certificate interest rates for these LIBOR Certificates (or the components thereof) are subject to caps described the notes to the table on pages S-7 and S-8 of this prospectus supplement.

The Class CA-1C, Class 3A-1C and Class B Certificates (or components thereof) may receive as interest, in addition to interest accrued at their certificate interest rates, carryover shortfall amounts, as described in “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amount” in this prospectus supplement.

Subject to the limitations described under “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amounts” in this prospectus supplement, interest otherwise available for distribution to (i) the Class CX-1 or Class CX-2-PPP Certificates on any distribution date may be reduced by carryover shortfall amounts payable to the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Group L-B Certificates (as defined in “Description of the Certificates—General” in this prospectus supplement) and (ii) the Class 3X-1 Certificates on any distribution date may be reduced by carryover shortfall amounts payable to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Group 3-B Certificates (as defined in “Description of the Certificates—General” in this prospectus supplement), in each case, as described in “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amounts” in this prospectus supplement.

Compensating Interest and Interest Shortfalls

When mortgagors make prepayments in full, they are required to pay interest only to the date of their prepayment. This may result in a shortfall in the amount available to pay interest accrued on the certificates. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment, which also results in a shortfall in the amount available to pay interest accrued on the certificates. To compensate certificateholders for a portion of the shortfall in interest this causes, each servicer may pay compensating interest to the certificateholders out of the servicing fee it collects, as well as, in the case of Washington Mutual Bank, from certain other sources. For a description of how compensating interest payable by each servicer is calculated as well as important limitations on the amount of compensating interest, see “Description of the Certificates—Distributions of Interest—Compensating Interest” and “Yield and Prepayment Considerations” in this prospectus supplement.

Distributions of Principal

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of the certificates related to that loan group.

The Class A Certificates and (in the event Net Negative Amortization has been allocated to the Class CX-1, Class CX-2-PPP or Class 3X-1 Certificates) the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates (or components thereof), in the aggregate, generally will receive their pro rata share of scheduled principal payments received on the mortgage loans in the related loan group or subgroup on each distribution date. In addition, unless credit enhancement to the Class A, Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates (or components thereof) has reached a specified level and the delinquencies and losses on the mortgage loans in the related loan group do not exceed specified limits, the Class A, Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates (or components thereof), in the aggregate, generally will receive 100% of all principal prepayments received on the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first distribution date, after which they will receive a disproportionately large, but decreasing, share of principal prepayments.

Certificates Related to Loan Group 1: On each distribution date, a portion of the principal received or advanced on the mortgage loans in loan group 1 will be distributed to the Class 1A Certificates and the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and CX-2-PPP Subgroup 1-B PO Components in the order of priority described in “Description of the Certificates—Distributions of Principal—Group 1 Senior Principal Distribution Amount” in this prospectus supplement. However, not all of these certificates will receive principal on each distribution date. See Appendix A for a table showing, for each class of these certificates (other than the Class CX-1 and Class CX-2-PPP Certificates), the rate of return of principal that would result from different rates of prepayments on the mortgage loans in loan group 1. However, if the Group L-B Certificates are no longer outstanding, then the Class 1A Certificates and the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and CX-2-PPP Subgroup 1-B PO Components will not receive principal in the order of priority described in “Description of the Certificates—Distributions of Principal—Group 1 Senior Principal Distribution Amount” in this prospectus supplement. Instead, each of these classes of certificates will generally receive principal pro rata according to its class principal balance or related component principal balance, as applicable. If the Group L-B Certificates are outstanding, the Class CX-1 and Class CX-2-PPP Certificates will not receive any distributions of principal in respect of the Class CX-1 Subgroup 1-A PO and CX-2-PPP Subgroup 1-B PO Component, respectively, until the principal balances of the Class 1A Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components have each been reduced to zero.

Certificates Related to Loan Group 2: On each distribution date, a portion of the principal received or advanced on the mortgage loans in loan group 2 will be distributed to the Class 2A Certificates and the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and CX-2-PPP Subgroup 2-B PO Components in the order of priority described in “Description of the Certificates—Distributions of Principal—Group 2 Senior Principal Distribution Amount” in this prospectus supplement. However, not all of these certificates will receive principal on each distribution date. See Appendix A for a table showing, for each class of these certificates (other than the Class CX-1 and Class CX-2-PPP Certificates), the rate of return of principal that would result from different rates of prepayments on the mortgage loans in loan group 2. However, if the Group L-B Certificates are no longer outstanding, then the Class 2A Certificates and the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and CX-2-PPP Subgroup 2-B PO Components will not receive principal in the order of priority described in “Description of the Certificates—Distributions of Principal—Group 2 Senior Principal Distribution Amount” in this prospectus supplement. Instead, each of these classes of certificates will generally receive principal pro rata according to its class principal balance or related component principal balance, as applicable. If the Group L-B Certificates are outstanding, the Class CX-1 and Class CX-2-PPP Certificates will not receive any distributions of principal in respect of the Class CX-1 Subgroup 2-A PO and CX-2-PPP Subgroup 2-B PO Component, respectively, until the principal balances of the Class 2A Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components have each been reduced to zero.

Certificates Related to Loan Group 3: On each distribution date, a portion of the principal received or advanced on the mortgage loans in loan group 3 will be distributed to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates in the order of priority described in “Description of the Certificates—Distributions of Principal—Group 3 Senior Principal Distribution Amount” in this prospectus supplement. However, not all of these certificates will receive principal on each distribution date. See Appendix A for a table showing, for each class of these certificates (other than the Class 3X-1 Certificates), the rate of return of principal that would result from different rates of prepayments on the mortgage loans in loan group 3. However, if the Group 3-B Certificates are no longer outstanding, then the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates will not receive principal in the order of priority described in “Description of the Certificates—Distributions of Principal—Group 3 Senior Principal Distribution Amount” in this prospectus supplement. Instead, each of these classes of certificates will generally receive principal pro rata according to its class principal balance or related component principal balance, as applicable. If the Group 3-B Certificates are outstanding, the Class 3X-1 Certificates will not receive any distributions of principal in respect of the Class 3X-1 principal only component, until the principal balances of the 3A-1A, Class 3A-1B and Class 3A-1C Certificates have each been reduced to zero.

Class CX-3 Certificates: The Class CX-3 Certificates will not receive any distributions of principal.

Class 3X-2 Certificates: The Class 3X-2 Certificates will not receive any distributions of principal.

Group L-B Certificates. On each distribution date, the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class L-B-12, Class L-B-13 and Class L-B-14 Certificates will be entitled to receive a portion of the scheduled principal received or advanced on the mortgage loans in loan group 1 and loan group 2, pro rata, according to their respective class principal balances. Unless credit enhancement to the related senior certificates has reached a specified level and the delinquencies and losses on the related mortgage loans do not exceed specified limits, the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, L-B-10, Class L-B-11, Class L-B-12, Class L-B-13 and Class L-B-14 Certificates generally will receive a portion of the principal prepayments on the mortgage loans in loan group 1 and loan group 2 only on and after the tenth anniversary of the first distribution date. However, under certain conditions described in this prospectus supplement under “Description of the Certificates—Priority of Distributions,” the amount of principal prepayments otherwise distributable to some classes of Group L-B Certificates will instead be paid to other classes of these certificates with a higher priority.

Group 3-B Certificates. On each distribution date, the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates will be entitled to receive a portion of the scheduled principal received or advanced on the mortgage loans in loan group 3, pro rata, according to their respective class principal balances. Unless credit enhancement to the related senior certificates has reached a specified level and the delinquencies and losses on the related mortgage loans do not exceed specified limits, the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates generally will receive a portion of the principal prepayments on the mortgage loans in loan group 3 only on and after the tenth anniversary of the first distribution date. However, under certain conditions described in this prospectus supplement under “Description of the Certificates—Priority of Distributions,” the amount of principal prepayments otherwise distributable to some classes of Group 3-B Certificates will instead be paid to other classes of these certificates with a higher priority.

Priority of Principal Distributions. Each class of certificates entitled to principal receives its principal entitlements in the order described in “Description of the Certificates—Priority of Distributions” in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to make the principal distributions described in this prospectus supplement. As a result, some certificates, most likely the related subordinate certificates, may not receive the full amount of principal distributions to which they are entitled.

The Class X Certificates will not receive any distributions of principal in respect of their interest-only components.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Cross-Collateralization of Loan Group 1 and Loan Group 2

In certain limited circumstances, principal and interest collected from loan group 1 may be used to pay principal or interest, or both, to the senior certificates related to loan group 2. Likewise, in certain limited circumstances, principal and interest collected from loan group 2 may be used to pay principal or interest, or both, to the senior certificates related to loan group 1. None of the senior or subordinate certificates related to loan group 3 will receive any principal or interest collected from either of loan group 1 or loan group 2 and none of the senior or subordinate certificates related to either of loan group 1 or loan group 2 will receive any principal or interest collected from loan group 3. See “Description of the Certificates—Cross-Collateralization” in this prospectus supplement.

The Class R Certificates

The Class R Certificates will receive $100 of principal on the first distribution date, as well as one month's interest on that amount. These certificates are not expected to receive any material distributions on any other distribution date. See “Description of the Certificates—The Class R Certificates” in this prospectus supplement. However, holders of the Class R Certificates may have tax liabilities that substantially exceed any distributions on those certificates. See “Yield and Prepayment Considerations—Additional Yield Considerations Applicable Solely to the Class R Certificates” and “Material Federal Income Tax Consequences—Special Tax Considerations Applicable to the Residual Certificates” in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination. The senior certificates will receive all distributions of interest and principal that they are entitled to receive on each distribution date before the related subordinate certificates receive any distributions on that distribution date. This provides credit enhancement to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other related subordinate certificates with lower numerical class designations.

Shifting of Interests. The senior certificates related to loan group 1 and loan group 2 generally will receive their pro rata share of scheduled principal payments received on the mortgage loans in the related loan group on each distribution date. In addition, unless credit enhancement to these senior certificates has reached a specified level and the delinquencies and losses on the mortgage loans in the related loan group do not exceed specified limits, these senior certificates in the aggregate will receive 100% of all principal prepayments received on the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first distribution date. During the next four years these senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of principal prepayments on the mortgage loans in the related loan group. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of these senior certificates will be paid the full amount of principal to which they are entitled.

The senior certificates related to loan group 3 generally will receive their pro rata share of scheduled principal payments received on the mortgage loans in loan group 3 on each distribution date. In addition, unless credit enhancement to these senior certificates has reached a specified level and the delinquencies and losses on the mortgage loans in loan group 3 do not exceed specified limits, these senior certificates in the aggregate will receive 100% of all principal prepayments received on the mortgage loans in loan group 3, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first distribution date. During the next four years these senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of principal prepayments on the mortgage loans in loan group 3. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of these senior certificates will be paid the full amount of principal to which they are entitled.

For a more detailed description of how principal prepayments are allocated among the senior certificates and the related subordinate certificates, see “Description of the Certificates—Principal Prepayments” in this prospectus supplement.

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover for that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan and its accrued and unpaid interest. Losses will be allocated to the certificates by deducting the losses from the principal balance of the certificates without making any payments to the certificateholders. The amount of losses will be allocated to the most junior class of subordinate certificates related to the loan group that suffered those losses then outstanding. Losses will be allocated to the senior certificates other than the Class R Certificates only after the principal balances of all of the related subordinate certificates have been reduced to zero. After the principal balances of all of the Group L-B Certificates have been reduced to zero, (i) any loss with respect to a mortgage loan in loan group 1 will be allocated to the Class 1A Certificates and Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, pro rata, until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 1A Certificates and Class CA-1B Group 1 and Class CA-1C Group 1 Components will be allocated (a) first, to the Class CA-1C Group 1 Component, until its component principal balance has been reduced to zero; (b) second, to the Class CA-1C Group 2 Component, until its component principal balance has been reduced to zero; (c) third, to the Class CA-1B Group 1 Component, until its component principal balance has been reduced to zero; (d) fourth, to the Class CA-1B Group 2 Component, until its component principal balance has been reduced to zero; and (e) fifth, to the Class 1A Certificates, until their class principal balance has been reduced to zero; and (ii) any loss with respect to a mortgage loan in loan group 2 will be allocated to the Class 2A Certificates and Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, pro rata, until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 2A Certificates and Class CA-1B Group 2 and Class CA-1C Group 2 Components will be allocated (a) first, to the Class CA-1C Group 2 Component, until its component principal balance has been reduced to zero; (b) second, to the Class CA-1C Group 1 Component, until its component principal balance has been reduced to zero; (c) third, to the Class CA-1B Group 2 Component, until its component principal balance has been reduced to zero; (d) fourth, to the Class CA-1B Group 1 Component, until its component principal balance has been reduced to zero; and (e) fifth, to the Class 2A Certificates, until their class principal balance has been reduced to zero.

After the principal balances of all of the Group 3-B Certificates have been reduced to zero, any loss with respect to a mortgage loan in loan group 3 will be allocated to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates, pro rata, until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 3A-1A, Class 3A-1B and Class 3A-1C Certificates will be allocated (a) first, to the Class 3A-1C Certificates, until its class principal balance has been reduced to zero; (b) second, to the Class 3A-1B Certificates, until its class principal balance has been reduced to zero; and (c) third, to the Class 3A-1A Certificates, until its class principal balance has been reduced to zero.

No losses will be allocated to the Class 3-PPP Certificates.

OPTIONAL TERMINATION

When the aggregate principal balance of the mortgage loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of September 1, 2006, Washington Mutual Bank may purchase all of those mortgage loans which will result in the retirement of the related certificates. See “Description of the Certificates—Optional Termination” in this prospectus supplement.

When the aggregate principal balance of the mortgage loans in loan group 3 has been reduced to less than 10% of that balance as of September 1, 2006, Washington Mutual Bank may purchase all of those mortgage loans which will result in the retirement of the related certificates. See “Description of the Certificates—Optional Termination” in this prospectus supplement.

YIELD CONSIDERATIONS

The yield to maturity on each class of certificates will depend upon, among other things:

•	the price at which the certificates are purchased;

•	the amount payable to that class as interest, as applicable;

•	the amount of net negative amortization;

•	the rate of prepayments (including liquidations) on the related mortgage loans; and

•	whether the optional termination occurs.

The Class X Certificates, which generally receive only distributions of interest (except, with respect to the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates, for amounts added to their class principal balance as a result of the allocation of Net Negative Amortization, which is then distributed to those Class X Certificates as principal, and any amounts distributed to the Class CX-2-PPP Certificates in respect of prepayment penalties on the related mortgage loans), will be especially sensitive to the rate of prepayments on the related mortgage loans. For a discussion of special yield considerations applicable to these certificates, see “Risk Factors” and “Yield and Prepayment Considerations—Yield Considerations with Respect to the Class X Certificates” in this prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus supplement.

BOOK-ENTRY REGISTRATION

In general, the offered certificates, other than the Class R Certificates, will be available only in book-entry form through the facilities of The Depository Trust Company, Euroclear and Clearstream. See “Description of the Securities—Form of Securities” in the accompanying prospectus.

DENOMINATIONS

The offered certificates, other than the Class X, Class 3-PPP and Class R Certificates, are offered in minimum denominations of $25,000 each and multiples of $1 in excess of $25,000.

The Class X Certificates are offered in minimum denominations of $100,000 initial class notional amount each and multiples of $1 in excess of $100,000.

The Class R Certificates will have an initial class principal balance of $100 and will be offered in a single certificate that represents a 99.99% interest in its class.

The Class 3-PPP Certificates will be offered in minimum denominations of $200,000,000 initial class notional amount each and multiples of $1 in excess of $200,000,000.

LEGAL INVESTMENT

As of the date of their issuance, all of the offered certificates, other than the Class 3-PPP, Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class 3-B-2 and Class 3-B-3 Certificates, will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Certain Legal Investment Aspects” in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the offered certificates, other than the Class 3A-1B, Class 3A-1C, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3X-1, Class 3-PPP and Class R Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The Class 3A-1B, Class 3A-1C, Class 3-B-1, Class 3-B-2, Class 3-B-3 and Class 3X-1 Certificates may be purchased by an “insurance company general account” that holds plan assets and meets certain requirements. See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the servicer will cause four REMIC elections to be made with respect to the Trust (exclusive of the prepayment penalties to which the Class CX-2-PPP and Class 3-PPP Certificates are entitled). The offered certificates, other than the Class R and Class 3-PPP Certificates, will represent ownership of REMIC regular interests coupled, in the case of the Class A and Class B offered certificates, with rights to receive carryover shortfall amounts and, in the case of the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates with the obligation to pay carryover shortfall amounts, and will generally be treated as representing ownership of debt for federal income tax purposes, to the extent of the REMIC regular interest portion thereof. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. In addition, the Class CX-2-PPP Certificates will also represent a right to receive certain prepayment penalties paid with respect to mortgage loans serviced by

Washington Mutual Bank in subgroup 1-B and subgroup 2-B. For federal income tax purposes, the Class R Certificates will represent ownership of the residual interests in each of the REMICs. The Class 3-PPP Certificates and the portion of the Class CX-2-PPP Certificates that represent a right to receive certain prepayment penalties will represent stripped interests in the mortgage loans to which they relate and will not represent an interest in any REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

RATINGS

It is a condition to the issuance of the offered certificates that they receive the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.:

Rating Agency
Class	S&P	Moody's

1A	AAA	Aaa
2A	AAA	Aaa
3A-1A	AAA	Aaa
3A-1B	AAA	Aaa
3A-1C	AAA	Aaa
CA-1B	AAA	Aaa
CA-1C	AAA	Aaa
CX-1	AAA	Aaa
CX-2-PPP	AAA	Aaa
CX-3	AAA	Aaa
3X-1	AAA	Aaa
3X-2	AAA	Aaa
L-B-1	AA+	Aa1
L-B-2	AA	Aa1
L-B-3	AA–	Aa1
L-B-4	A+	Aa1
L-B-5	A	Aa2
L-B-6	A–	Aa2
L-B-7	BBB+	Aa3
L-B-8	BBB	A1
L-B-9	BBB–	A2
L-B-10	BB+	Baa1
L-B-11	BB	Baa2
3-B-1	AA	Aa1
3-B-2	A	A1
3-B-3	BBB	Baa2
R	AAA	Aaa
3-PPP	AAA	Aaa

The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the Class X Certificates to fail to recover their initial investment. The ratings assigned to (i) the Class CX-2-PPP and Class 3-PPP Certificates do not address any assessment of the likelihood or frequency of prepayments on the related mortgage loans or the likelihood of receipt of prepayment penalty payments and (ii) with respect to the Class 3-PPP Certificates, only address the return of the Class 3-PPP principal balance of $100.

RECENT ACCOUNTING DEVELOPMENT

Recently issued Statement of Financial Accounting Standards (“SFAS”) No. 155, Accounting for Certain Hybrid Financial Instruments—an Amendment of FASB Statements No. 133 and 140, may require an investor to determine whether an interest in securitized financial assets such as the offered certificates contains an embedded derivative, which may affect the investor's accounting treatment for such interest. Prospective investors should consult their own accountants for advice on the appropriate accounting treatment for the offered certificates in light of SFAS No. 155 and other accounting standards.

RISK FACTORS

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

There is No Guarantee That You Will Receive Principal Payments on Your Certificates at any Specific Rate or on any Specific Dates	As the mortgagors make payments of interest and principal on their mortgage loans, you will receive payments. Because the mortgagors are free to make those payments faster than scheduled, you may receive distributions faster than you expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates is Directly Related to the Prepayment Rate on the Related Mortgage Loans	The yield to maturity on your certificates is directly related to the rate at which the mortgagors pay principal on the related mortgage loans. Principal payments on the mortgage loans may be in the following forms:

• scheduled principal payments; and

• principal prepayments, which consist of:

• prepayments in full on a mortgage loan;

• partial prepayments on a mortgage loan; and

• liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan.

Each mortgage loan owned by the Trust is an adjustable-rate mortgage loan with an initial fixed-rate period. In general, during the initial fixed-rate period of one or three months, if prevailing mortgage interest rates decline significantly below the mortgage interest rates on the mortgage loans, the prepayment rate may increase. In addition, even after the initial fixed-rate period, if prevailing mortgage interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. Penalties for early prepayment may also affect the prepayment rate, as they may discourage mortgagors from prepaying their mortgage loans during the period such prepayment penalties are in effect, even in a declining interest rate environment. See “Description of the Mortgage Pool” in this prospectus supplement for a description of prepayment penalties imposed on the mortgage loans. General economic conditions and homeowner mobility will also affect the prepayment rate. See “Yield and Prepayment Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the accompanying prospectus. The prepayment rate may affect the yield on all of the offered certificates. However, if you have purchased a Class X Certificate, the prepayment rate will be especially important to you.

From time to time, the servicer may implement programs to solicit mortgagors of qualifying mortgage loans that it services for refinance, including mortgage loans underlying the certificates. While those programs will not specifically target the mortgage loans underlying the certificates for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yield on all classes of certificates purchased at a premium, particularly the Class X Certificates.

An Optional Termination of the Mortgage Loans in Loan Group 1 and Loan Group 2 or an Optional Termination of the Mortgage Loans in Loan Group 3 May Adversely Affect the Related Certificates	When the aggregate principal balance of the mortgage loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of September 1, 2006, Washington Mutual Bank, as servicer, may purchase all of those mortgage loans, which will result in the retirement of the related certificates. Washington Mutual Bank, as servicer, will have this right even if the aggregate principal balance of the mortgage loans in either of loan group 1 or loan group 2 is greater than 10% of that balance as of September 1, 2006. When the aggregate principal balance of the mortgage loans in loan group 3 has been reduced to less than 10% of that balance as of September 1, 2006, Washington Mutual Bank, as servicer, may purchase all of those mortgage loans, which will result in the retirement of the related certificates. See “Description of the Certificates—Optional Termination” in this prospectus supplement. If this happens, the purchase price paid by Washington Mutual Bank, as servicer, will be passed through to the related certificateholders. This would have the same effect as if all of the remaining related mortgagors made prepayments in full on the last day of the month. Any class of certificates purchased at a premium could be adversely affected by an optional termination. Since the Class CX-1, Class CX-2-PPP and Class CX-3 Certificates generally receive only distributions of interest (except, in the case of the Class CX-1 and Class CX-2-PPP Certificates, for interest added to their class principal balances as a result of the allocation of any Net Negative Amortization, which is then distributed to the Class CX-1 and Class CX-2-PPP Certificates as principal, and any amount distributed to the Class CX-2-PPP Certificates in respect of certain prepayment penalties), an optional termination of the mortgage loans in loan group 1 and loan group 2 would adversely affect holders of those certificates. Since the Class 3X-1 and Class 3X-2 Certificates generally receive only distributions of interest (except, in the case of the Class 3X-1 Certificates, for interest added to their class principal balances as a result of the allocation of any Net Negative Amortization, which is then distributed to the Class 3X-1 Certificates as principal), an optional termination would adversely affect holders of those certificates.

Rapid Prepayments on the Mortgage Loans in Subgroup 1-A or Subgroup 2-A Will Reduce the Yield on the Class CX-1 Certificates	The Class CX-1 Certificates generally receive only distributions of interest (except for amounts added to their class principal balance as a result of the allocation of Net Negative Amortization, which is then distributed to the Class CX-1 Certificates as principal). The yield to maturity on the Class CX-1 Certificates will be extremely sensitive to the level of prepayments on the mortgage loans in subgroup 1-A and subgroup 2-A. The faster that the mortgage loans in subgroup 1-A and subgroup 2-A prepay, the less interest the Class CX-1 Certificates will receive.

The yield to maturity on the Class CX-1 Certificates will be especially sensitive to the level of prepayments on the mortgage loans in subgroup 1-A and subgroup 2-A with higher interest rates. For each distribution date, the amount of interest available for distribution to the Class CX-1 Certificates is calculated by reference to the Subgroup 1-A Net Weighted Average Pass-Through Rate and Subgroup 2-A Net Weighted Average Pass-Through Rate (each as defined in this prospectus supplement). Consequently, the higher the interest rates on the mortgage loans in subgroup 1-A and subgroup 2-A that prepay, the less interest will be available for distribution to the Class CX-1 Certificates. Under certain prepayment scenarios, the Class CX-1 Certificates may not be entitled to receive any interest. If mortgage interest rates decline, the higher interest rate mortgage loans in subgroup 1-A and subgroup 2-A are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.

You should fully consider the risks associated with an investment in the Class CX-1 Certificates. If the mortgage loans in subgroup 1-A or subgroup 2-A prepay faster than expected, if the rate of liquidations on the mortgage loans in subgroup 1-A or subgroup 2-A is greater than expected or if the Trust is terminated earlier than expected, you may not fully recover your initial investment. See “Yield and Prepayment Considerations—Yield Considerations with Respect to the Class X Certificates” in this prospectus supplement for a table showing expected yields at different prepayment rates.

Rapid Prepayments on the Mortgage Loans in Subgroup 1-B or Subgroup 2-B Will Reduce the Yield on the Class CX-2-PPP Certificates	The Class CX-2-PPP Certificates generally receive only distributions of interest (except for amounts added to their class principal balance as a result of the allocation of Net Negative Amortization, which is then distributed to the Class CX-2-PPP Certificates as principal, and certain prepayment penalties collected with respect to mortgage loans serviced by Washington Mutual Bank in subgroup 1-B and subgroup 2-B). The yield to maturity on the Class CX-2-PPP Certificates will be extremely sensitive to the level of prepayments on the mortgage loans in subgroup 1-B and subgroup 2-B. The faster that the mortgage loans in subgroup 1-B and Subgroup 2-B prepay, the less interest the Class CX-2-PPP Certificates will receive.

The yield to maturity on the Class CX-2-PPP Certificates will be especially sensitive to the level of prepayments on the mortgage loans in subgroup 1-B and subgroup 2-B with higher interest rates. For each distribution date, the amount of interest available for distribution to the Class CX-2-PPP Certificates is calculated by reference to the Subgroup 1-B Net Weighted Average Pass-Through Rate and Subgroup 2-B Net Weighted Average Pass-Through Rate (each as defined in this prospectus supplement). Consequently, the higher the interest rates on the mortgage loans in subgroup 1-B and subgroup 2-B that prepay, the less interest will be available for distribution to the Class CX-2-PPP Certificates. Under certain prepayment scenarios, the Class CX-2-PPP Certificates may not be entitled to receive any interest. If mortgage interest rates decline, the higher interest rate mortgage loans in subgroup 1-B and subgroup 2-B are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.

You should fully consider the risks associated with an investment in the Class CX-2-PPP Certificates. If the mortgage loans in subgroup 1-B or subgroup 2-B prepay faster than expected, if the rate of liquidations on the mortgage loans in subgroup 1-B or subgroup 2-B is greater than expected or if the Trust is terminated earlier than expected, you may not fully recover your initial investment. See “Yield and Prepayment Considerations—Yield Considerations with Respect to the Class X Certificates” in this prospectus supplement for a table showing expected yields at different prepayment rates.

Rapid Prepayments on the Mortgage Loans in Subgroup 1-B1 and Subgroup 2-B1 Will Reduce the Yield on the Class CX-3 Certificates	The Class CX-3 Certificates receive only distributions of interest. For any distribution date, the Class CX-3 Certificates will accrue interest on the Class CX-3 Notional Amount, which will equal the aggregate principal balance of the mortgage loans in subgroup 1-B1 and subgroup 2-B1 as of the second preceding due date. Accordingly, the yield to maturity on the Class CX-3 Certificates will be extremely sensitive to the rate of prepayment on these mortgage loans.

You should fully consider the risks associated with an investment in the Class CX-3 Certificates. If the mortgage loans in subgroup 1-B1 or subgroup 2-B1 prepay faster than expected, if the rate of liquidations on the mortgage loans in subgroup 1-B1 or subgroup 2-B1 is greater than expected or if the Trust is terminated earlier than expected, you may not fully recover your initial investment. See “Yield and Prepayment Considerations—Yield Considerations with Respect to the Class X Certificates” in this prospectus supplement for a table showing expected yields at different prepayment rates.

Rapid Prepayments on the Mortgage Loans in Loan Group 3 Will Reduce the Yield on the Class 3X-1 Certificates	The Class 3X-1 Certificates generally receive only distributions of interest (except for amounts added to their class principal balance as a result of the allocation of Net Negative Amortization, which is then distributed to the Class 3X-1 Certificates as principal). The yield to maturity on the Class 3X-1 Certificates will be extremely sensitive to the level of prepayments on the mortgage loans in loan group 3. The faster that the mortgage loans in loan group 3 prepay, the less interest the Class 3X-1 Certificates will receive.

The yield to maturity on the Class 3X-1 Certificates will be especially sensitive to the level of prepayments on the mortgage loans in loan group 3 with higher interest rates. For each distribution date, the amount of interest available for distribution to the Class 3X-1 Certificates is calculated by reference to the Loan Group 3 Net Weighted Average Pass-Through Rate. Consequently, the higher the interest rates on the mortgage loans in loan group 3 that prepay, the less interest will be available for distribution to the Class 3X-1 Certificates. Under certain prepayment scenarios, the Class 3X-1 Certificates may not be entitled to receive any interest. If mortgage interest rates decline, the higher interest rate mortgage loans in loan group 3 are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.

You should fully consider the risks associated with an investment in the Class 3X-1 Certificates. If the mortgage loans in loan group 3 prepay faster than expected, if the rate of liquidations on the mortgage loans in loan group 3 is greater than expected or if the Trust is terminated earlier than expected, you may not fully recover your initial investment. See “Yield and Prepayment Considerations—Yield Considerations with Respect to the Class X Certificates” in this prospectus supplement for a table showing expected yields at different prepayment rates.

Rapid Prepayments on the Mortgage Loans in Subgroup 3-B Will Reduce the Yield on the Class 3X-2 Certificates	The Class 3X-2 Certificates receive only distributions of interest. For any distribution date, the Class 3X-2 Certificates will accrue interest on the Class 3X-2 Notional Amount, which will equal the aggregate principal balance of the mortgage loans in subgroup 3-B as of the second preceding due date. Accordingly, the yield to maturity on the Class 3X-2 Certificates will be extremely sensitive to the rate of prepayment on these mortgage loans.

You should fully consider the risks associated with an investment in the Class 3X-2 Certificates. If the mortgage loans in subgroup 3-B prepay faster than expected, if the rate of liquidations on the mortgage loans in subgroup 3-B is greater than expected or if the Trust is terminated earlier than expected, you may not fully recover your initial investment. See “Yield and Prepayment Considerations—Yield Considerations with Respect to the Class X Certificates” in this prospectus supplement for a table showing expected yields at different prepayment rates.

The Class 1A, Class 2A, Class 3A-1A, Class 3A-1B and Class CA-1B Certificates Will be Sensitive to Changes in the One-Year MTA Index	The Class 1A Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Loan Group 1 Net Weighted Average Pass-Through Rate and (y) the One-Year MTA Index (as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement) plus the related margin. Accordingly, the Class 1A Certificates will be sensitive to changes in the index value, unless the certificate interest rate for such certificates is limited to the Loan Group 1 Net Weighted Average Pass-Through Rate.

The Class 2A Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Loan Group 2 Net Weighted Average Pass-Through Rate and (y) the One-Year MTA Index plus the related margin. Accordingly, the Class 2A Certificates will be sensitive to changes in the index value, unless the certificate interest rate for such certificates is limited to the Loan Group 2 Net Weighted Average Pass-Through Rate.

The Class 3A-1A and Class 3A-1B Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Loan Group 3 Net Weighted Average Pass-Through Rate and (y) the One-Year MTA Index plus the related margin. Accordingly, the Class 3A-1A and Class 3A-1B Certificates will be sensitive to changes in the index value, unless the certificate interest rate for such certificates is limited to the Loan Group 3 Net Weighted Average Pass-Through Rate.

Each component of the Class CA-1B Certificates will receive interest at a certificate interest rate equal to the least of (x) the Loan Group 1 Net Weighted Average Pass-Through Rate or the Loan Group 2 Net Weighted Average Pass-Through Rate, as applicable (the “Applicable Class CA-1B Net WAC Cap”) and (y) One-Year MTA Index plus the related margin. Accordingly, each component of the Class CA-1B Certificates will be sensitive to changes in the One-Year MTA Index, unless the certificate interest rate for such component is limited to the Applicable Class CA-1B Net WAC Cap. No prediction can be made as to future levels of the One-Year MTA Index.

For more information, see “Description of the Mortgage Pool—The Indexes” and “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

The Class 1A, Class 2A, Class 3A-1A, Class 3A-1B and Class CA-1B Certificates May Receive Interest at a Certificate Interest Rate Lower than the One-Year MTA Index Plus the Related Margin	The Class 1A Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Loan Group 1 Net Weighted Average Pass-Through Rate and (y) the One-Year MTA Index (as described in “Description of the Mortgage Pool—The Indexes” in this prospectus supplement) plus the related margin. Accordingly, the prepayment of mortgage loans in loan group 1 with relatively higher pass-through rates may cause the Loan Group 1 Net Weighted Average Pass-Through Rate to be lower than the One-Year MTA Index plus the related margin, in which case the certificate interest rate for these certificates will be limited to the Loan Group 1 Net Weighted Average Pass-Through Rate. Therefore, the holders of the Class 1A Certificates will be subject to the risk that interest distributable to those certificates will equal the Loan Group 1 Net Weighted Average Pass-Through Rate.

If on the initial distribution date the certificate interest rate for the Class 1A Certificates is limited to the Loan Group 1 Net Weighted Average Pass-Through Rate, a carryover shortfall amount, equal to the excess, if any, of (i) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA Index plus the related margin, over (ii) the actual amount of interest accrued on such class for such distribution date, will be payable to such certificates, to the extent of available funds on the initial distribution date.

The Class 2A Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Loan Group 2 Net Weighted Average Pass-Through Rate and (y) the One-Year MTA Index plus the related margin. Accordingly, the prepayment of mortgage loans in loan group 2 with relatively higher pass-through rates may cause the Loan Group 2 Net Weighted Average Pass-Through Rate to be lower than the One-Year MTA Index plus the related margin, in which case the certificate interest rate for these certificates will be limited to the Loan Group 2 Net Weighted Average Pass-Through Rate. Therefore, the holders of the Class 2A Certificates will be subject to the risk that interest distributable to those certificates will equal the Loan Group 2 Net Weighted Average Pass-Through Rate.

If on the initial distribution date the certificate interest rate for the Class 2A Certificates is limited to the Loan Group 2 Net Weighted Average Pass-Through Rate, a carryover shortfall amount, equal to the excess, if any, of (i) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA Index plus the related margin, over (ii) the actual amount of interest accrued on such class for such distribution date, will be payable to such certificates, to the extent of available funds on the initial distribution date.

The Class 3A-1A and Class 3A-1B Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Loan Group 3 Net Weighted Average Pass-Through Rate and (y) the One-Year MTA Index plus the related margin. Accordingly, the prepayment of mortgage loans in loan group 3 with relatively higher pass-through rates may cause the Loan Group 3 Net Weighted Average Pass-Through Rate to be lower than the One-Year MTA Index plus the related margin, in which case the certificate interest rate for these certificates will be limited to the Loan Group 3 Net Weighted Average Pass-Through Rate. Therefore, the holders of the Class 3A-1A and Class 3A-1B Certificates will be subject to the risk that interest distributable to those certificates will equal the Loan Group 3 Net Weighted Average Pass-Through Rate.

If on the initial distribution date the certificate interest rate for the Class 3A-1A and Class 3A-1B Certificates is limited to the Loan Group 3 Net Weighted Average Pass-Through Rate, a carryover shortfall amount, equal to the excess, if any, of (i) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA Index plus the related margin, over (ii) the actual amount of interest accrued on such class for such distribution date, will be payable to such certificates, to the extent of available funds on the initial distribution date.

Each component of the Class CA-1B Certificates will receive interest at a certificate interest rate equal to the lesser of (x) the Applicable Class CA-1B Net WAC Cap and (y) One-Year MTA Index plus the related margin. Accordingly, the prepayment of mortgage loans in loan group 1 or loan group 2 with relatively higher pass-through rates may cause the Applicable Class CA-1B Net WAC Cap to be lower than the One-Year MTA Index plus the related margin, in which case the certificate interest rate for the related component of the Class CA-1B Certificates will be limited to the Applicable Class CA-1B Net WAC Cap. Therefore, the holders of the Class CA-1B Certificates will be subject to the risk that interest distributable to the related component of the Class CA-1B Certificates will be limited to the Applicable Class CA-1B Net WAC Cap.

If on the initial distribution date the certificate interest rate for either Class CA-1B Component is limited to the Applicable Class CA-1B Net WAC Cap, a carryover shortfall amount, equal to the excess, if any, of (i) the amount of interest that would have accrued on such component at a certificate interest rate equal to the One-Year MTA Index plus the related margin, over (ii) the actual amount of interest accrued on such component for such distribution date, will be payable to such certificates, to the extent of available funds on the initial distribution date.

However, carryover shortfall amounts will be paid to the Class 1A, Class 2A and Class CA-1B Certificates on the initial distribution date only, and only to the extent that there are amounts on deposit to pay such shortfalls, funded from interest accrued on and otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates. Furthermore, on the initial distribution date the amounts available to pay such carryover shortfall amount from interest accrued on and otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates will be paid in the order of priority described under “Description of the Certificates—Priority of Distributions” in this prospectus supplement. Except to the extent that any carryover shortfall amounts are paid to the Class 1A, Class 2A and Class CA-1B Certificates from amounts otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates, the holders of the Class 1A, Class 2A and Class CA-1B Certificates will be subject to the risk that interest distributable to those classes will equal the Loan Group 1 Net Weighted Average Pass-Through Rate or Loan Group 2 Net Weighted Average Pass-Through Rate, as applicable. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

However, carryover shortfall amounts will be paid to the Class 3A-1A and Class 3A-1B Certificates on the initial distribution date only, and only to the extent that there are amounts on deposit to pay such shortfalls, funded from interest accrued on and otherwise distributable to the Class 3X-1 Certificates. Furthermore, on the initial distribution date the amounts available to pay such carryover shortfall amount from interest accrued on and otherwise distributable to the Class 3X-1 Certificates will be paid in the order of priority described under “Description of the Certificates—Priority of Distributions” in this prospectus supplement. Except to the extent that any carryover shortfall amounts are paid to the Class 3A-1A and Class 3A-1B Certificates from amounts otherwise distributable to the Class 3X-1 Certificates, the holders of the Class 3A-1A and Class 3A-1B Certificates will be subject to the risk that interest distributable to those classes will equal the Loan Group 3 Net Weighted Average Pass-Through Rate. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Changes to the Certificate Margins After the Related Clean-Up Call Option Date Will Reduce the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificate Interest Distributions	The certificate margins for the Class CA-1C and Group L-B Certificates will increase after the Groups 1-2 Clean-Up Call Option Date to the amounts specified in the notes to the table on pages S-7 and S-8 of this prospectus supplement, which will result in a corresponding decrease in the amount of interest available for distribution to the Class CX-1 and CX-2-PPP Certificates. The Groups 1-2 Clean-Up Call Option Date is the date on which the aggregate principal balance of the mortgage loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of the Cut-Off Date. The certificate margins for the Class 3A-1C and Group 3-B Certificates will increase after the Group 3 Clean-Up Call Option Date to the amounts specified in the notes to the table on pages S-7 and S-8 of this prospectus supplement, which will result in a corresponding decrease in the amount of interest available for distribution to the Class 3X-1 Certificates. The Group 3 Clean-Up Call Option Date is the date on which the aggregate principal balance of the mortgage loans in loan group 3 has been reduced to less than 10% of that balance as of the Cut-Off Date. Consequently, the faster that the related mortgage loans prepay, the sooner this change in the amount of interest available for distribution to the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates, as applicable, will occur.

The Class CA-1C, Class 3A-1C, Group L-B and Group 3-B Certificates Will be Sensitive to Changes in LIBOR	Each component of the Class CA-1C Certificates will receive interest at a certificate interest rate equal to the least of (x) the Adjusted Loan Group 1 Net Weighted Average Pass-Through Rate or the Adjusted Loan Group 2 Net Weighted Average Pass-Through Rate, as applicable (the “Applicable Class CA-1C Net WAC Cap”), (y) LIBOR plus the related margin and (z) the maximum rate described in clause (z) of the applicable paragraph of note (9) in the table on pages S-7 and S-8 of this prospectus supplement (the “Applicable Maximum Class CA-1C Rate”). Accordingly, each component of the Class CA-1C Certificates will be sensitive to changes in LIBOR, unless the certificate interest rate for such component is limited to the Applicable Class CA-1C Net WAC Cap. No prediction can be made as to future levels of LIBOR.

The Class 3A-1C and Group 3-B Certificates will receive interest at a certificate interest rate equal to the least of (x) the Adjusted Loan Group 3 Net Adjusted Average Pass-Through Rate, (y) LIBOR plus the related margin and (z) the Maximum Loan Group 3 Rate. Accordingly, the Class 3A-1C and Group 3-B Certificates will be sensitive to changes in LIBOR, unless the certificate interest rate for such certificates is limited to the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate. No prediction can be made as to future levels of LIBOR.

The Group L-B Certificates will receive interest at a certificate interest rate equal to the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus the related margin and (z) the Maximum Group L-B Rate. Accordingly, the Group L-B Certificates will be sensitive to changes in LIBOR, unless the certificate interest rate for such certificates is limited to the Group L-B Net Weighted Average Pass-Through Rate. No prediction can be made as to future levels of LIBOR.

See “Description of the Certificates—Distributions of Interest” and “—Calculation of LIBOR” in this prospectus supplement.

The Class CA-1C, Class 3A-1C, Group L-B and Group 3-B Certificates May Receive Interest at a Certificate Interest Rate Lower than LIBOR Plus the Related Margin and the Related Maximum Rate	Each component of the Class CA-1C Certificates will receive interest at a certificate interest rate equal to the least of (x) the Applicable Class CA-1C Net WAC Cap, (y) LIBOR plus the related margin and (z) the Applicable Maximum Class CA-1C Rate. Accordingly, the prepayment of mortgage loans in loan group 1 or loan group 2 with relatively higher pass-through rates may cause the Applicable Class CA-1C Net WAC Cap to be lower than LIBOR plus the related margin, in which case the certificate interest rate for the related component of the Class CA-1C Certificates will be limited to the lesser of (i) the Applicable Class CA-1C Net WAC Cap and (ii) the Applicable Maximum Class CA-1C Rate.

If on any distribution date the certificate interest rate for one or more components of the Class CA-1C Certificates is limited to the Applicable Class CA-1C Net WAC Cap, a carryover shortfall amount, in the amount described under “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amounts” in this prospectus supplement, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates.

The Class 3A-1C and Group 3-B Certificates will receive interest at a certificate interest rate equal to the least of (x) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, (y) LIBOR plus the related margin and (z) the Maximum Loan Group 3 Rate. For any class of these certificates, the prepayment of mortgage loans in loan group 3 with relatively higher pass-through rates may cause the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate to be lower than LIBOR plus the related margin, in which case the certificate interest rate for these certificates will be limited to the lesser of (i) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate and (ii) the Maximum Loan Group 3 Rate.

If on any distribution date the certificate interest rate for the Class 3A-1C and Group 3-B Certificates is limited to the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, a carryover shortfall amount, in the amount described under “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amounts” in this prospectus supplement, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates.

The Group L-B Certificates will receive interest at a certificate interest rate equal to the least of (x) the Group L-B Net Weighted Average Pass-Through Rate, (y) LIBOR plus the related margin and (z) the Maximum Group L-B Rate. For any class of these certificates, the prepayment of mortgage loans in loan group 1 or loan group 2 with relatively higher pass-through rates may cause the Group L-B Net Weighted Average Pass-Through Rate to be lower than LIBOR plus the related margin, in which case the certificate interest rate for these certificates will be limited to the lesser of (i) the Group L-B Net Weighted Average Pass-Through Rate and (ii) the Maximum Group L-B Rate.

If on any distribution date the certificate interest rate for the Group L-B Certificates is limited to the Group L-B Net Weighted Average Pass-Through Rate, a carryover shortfall amount, in the amount described under “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amounts” in this prospectus supplement, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates.

However, any such carryover shortfall amounts, subject to the limitations described under “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amounts” in this prospectus supplement, will be paid on any distribution date only to the extent that there are amounts on deposit to pay such shortfalls, funded from interest accrued on and otherwise distributable to the Class CX-1 and Class CX-2-PPP Certificates (in the case of the Class CA-1C and Group L-B Certificates) or Class 3X-1 Certificates (in the case of the Class 3A-1C and Group 3-B Certificates). Furthermore, on any distribution date, subject to the limitations described under “Description of the Certificates—Distributions of Interest—Carryover Shortfall Amounts” in this prospectus supplement, the amounts available to pay such carryover shortfall amounts from interest accrued on and otherwise distributable to the Class CX-1, Class CX-2-PPP or Class 3X-1 Certificates will be paid in the order of priority described under “Description of the Certificates—Priority of Distributions” in this prospectus supplement. Accordingly, these carryover shortfall amounts may remain unpaid on the date of any optional termination or the final distribution date.

Except to the extent that any carryover shortfall amounts are paid to (a) the Class CA-1C Certificates from amounts otherwise distributable to the Class CX-1 and CX-2-PPP Certificates, the holders of the Class CA-1C Certificates will be subject to the risk that interest distributable to those certificates in respect of each component will equal the lesser of (i) the Applicable Class CA-1C Net WAC Cap and (ii) the Applicable Maximum Class CA-1C Rate, (b) the Group L-B Certificates from amounts otherwise distributable to the Class CX-1 and CX-2-PPP Certificates, the holders of the Group L-B Certificates will be subject to the risk that interest distributable to those classes will equal the lesser of (i) the Group L-B Net Weighted Average Pass-Through Rate and (ii) the Maximum Group L-B Rate and (c) the Class 3A-1C and Group 3-B Certificates from amounts otherwise distributable to the Class 3X-1 Certificates, the holders of the Class 3A-1C and Group 3-B Certificates will be subject to the risk that interest distributable to those classes will equal the lesser of (i) the Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate and (ii) the Maximum Loan Group 3 Rate. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Certificates Bought at Premiums and Discounts May Receive a Lower Yield Than Expected	If you purchase a certificate at a discount from its original principal balance and the rate of principal payments is slower than you expect, your yield may be lower than you anticipate. If you purchase a certificate at a premium over its original principal balance and the rate of principal payments is faster than you expect, your yield may be lower than you anticipate.

Losses on the Mortgage Loans Will Reduce the Yield on the Certificates	The yield to maturity of the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates will be sensitive to losses on the mortgage loans in loan group 1 and loan group 2 that occur after the aggregate principal balance of the Class L-B-12, Class L-B-13 and Class L-B-14 Certificates has been reduced to zero. Losses on the mortgage loans in loan group 1 and loan group 2 that occur after that time will be allocated exclusively to the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates in reverse numerical order until the aggregate principal balance of those certificates has been reduced to zero.

In addition, if the aggregate principal balance of all the Group L-B Certificates has been reduced to zero, (i) any loss with respect to a mortgage loan in loan group 1 will be allocated to the Class 1A Certificates and Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, pro rata, until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 1A Certificates and Class CA-1B Group 1 and Class CA-1C Group 1 Components will be allocated (a) first, to the Class CA-1C Group 1 Component, until its component principal balance has been reduced to zero; (b) second, to the Class CA-1C Group 2 Component, until its component principal balance has been reduced to zero; (c) third, to the Class CA-1B Group 1 Component, until its component principal balance has been reduced to zero; (d) fourth, to the Class CA-1B Group 2 Component, until its component principal balance has been reduced to zero; and (e) fifth, to the Class 1A Certificates, until their class principal balance has been reduced to zero; and (ii) any loss with respect to a mortgage loan in loan group 2 will be allocated to the Class 2A Certificates and Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, pro rata, until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 2A Certificates and Class CA-1B Group 2 and Class CA-1C Group 2 Components will be allocated (a) first, to the Class CA-1C Group 2 Component, until its component principal balance has been reduced to zero; (b) second, to the Class CA-1C Group 1 Component, until its component principal balance has been reduced to zero; (c) third, to the Class CA-1B Group 2 Component, until its component principal balance has been reduced to zero; (d) fourth, to the Class CA-1B Group 1 Component, until its component principal balance has been reduced to zero; and (e) fifth, to the Class 2A Certificates, until their class principal balance has been reduced to zero.

The yield to maturity of the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates will be sensitive to losses on the mortgage loans in loan group 3 that occur after the aggregate principal balance of the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates has been reduced to zero. Losses on the mortgage loans that occur after that time will be allocated exclusively to the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates in reverse numerical order until the aggregate principal balance of those certificates has been reduced to zero

In addition, if the aggregate principal balance of all the Group 3-B Certificates has been reduced to zero, any loss with respect to a mortgage loan in loan group 3 will be allocated to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates, pro rata, until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 3A-1A, Class 3A-1B and Class 3A-1C Certificates will be allocated (a) first, to the Class 3A-1C Certificates, until its class principal balance has been reduced to zero; (b) second, to the Class 3A-1B Certificates, until its class principal balance has been reduced to zero; and (c) third, to the Class 3A-1A Certificates, until its class principal balance has been reduced to zero.

See “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

Losses on the Mortgage Loans in either of Loan Group 1 or Loan Group 2 May Reduce the Yield on Senior Certificates Unrelated to That Loan Group	Because the Group L-B Certificates represent interests in the mortgage loans in loan group 1 and loan group 2, the class principal balances of those subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans in either of loan group 1 and loan group 2 to the Group L-B Certificates will reduce the subordination provided by those subordinate certificates to all of the related senior certificates, including the senior certificates related to any of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to a loan group that did not suffer those previous losses.

Similarly, if the Group L-B Certificates are no longer outstanding, because losses on the mortgage loans in loan group 1 and loan group 2 are allocated to the Class CA-1B and Class CA-1C Certificates, the class principal balance of the Class CA-1B and Class CA-1C Certificates could be reduced to zero as a result of a disproportionate amount of losses on the mortgage loans in one or both of those loan groups. Therefore, the allocation to the Class CA-1B and Class CA-1C Certificates of realized losses on the mortgage loans in loan group 1 will increase the likelihood that future realized losses in loan group 2 may be allocated to the senior certificates (or components thereof, as applicable) relating to loan group 2, and the allocation of the Class CA-1B and Class CA-1C Certificates of realized losses on the mortgage loans in loan group 2 will increase the likelihood that future realized losses in loan group 1 may be allocated to the senior certificates (or components thereof, as applicable) relating to loan group 1, respectively.

See “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

The Lack of Secondary Markets May Make it Difficult for You to Resell Your Certificates	The offered certificates will not be listed on any securities exchange. A secondary market for the offered certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. You should not expect to be able to obtain a published quotation to sell any of the offered certificates.

The Lack of Physical Certificates for Some Certificates May Cause Delays in Payment	You will not have a physical certificate if you own a Class A, Class X, Class 3-PPP or Class B Certificate. As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, including Euroclear and Clearstream and indirect participants. In addition, you may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to you. Instead, the trustee will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly with them or indirectly with them through indirect participants.

The Return on Your Certificates Could be Reduced due to the Application of the Servicemembers Civil Relief Act or any Comparable State Legislation	Following the terrorist attacks in the United States on September 11, 2001, the United States has increased its active military operations (including, most recently, significant military actions in Iraq) and has placed a substantial number of military reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. Calling reservists, members of the National Guard and civilians to active military duty may adversely affect the performance of your certificates. Under the Servicemembers Civil Relief Act, as amended (the “Relief Act”), formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, persons in active military service are provided relief from the performance of some payment obligations. The relief includes a 6.000% per annum interest rate cap on each mortgage loan, provided that the mortgage loan was obtained before the commencement of active military service. In addition, all civil court actions, such as bankruptcy and foreclosure proceedings, are delayed. Furthermore, the servicer may be required to waive all or part of any prepayment penalty that would otherwise be due during the time that any mortgage loan is subject to the Relief Act.

State legislation may provide similar relief for military personnel placed on active duty status. For the purpose of this prospectus supplement, references to the Relief Act include any such comparable state legislation.

The application of the interest rate cap to any mortgage loan underlying the related certificates would result in certificateholders receiving less interest than they would otherwise be entitled to. The interest shortfall on any distribution date arising out of each of these mortgage loans would be equal to one month of interest on the principal balance of the mortgage loan at a rate equal to the difference between the interest rate payable by the borrower under the terms of the applicable mortgage note and 6.000%. The interest shortfall would be deducted from the interest payable to each class of related certificates, pro rata, in accordance with interest accrued on each class of certificates (or component thereof, as applicable) related to that loan group for the applicable distribution date.

The effect of a delay in foreclosure proceedings with respect to any mortgage loan underlying the related certificates would be to cause a loss, or increase the severity of any loss that would have otherwise occurred, upon the final liquidation of the mortgage loan. These losses in (i) loan group 1 and loan group 2 would be applied first to the Class L-B-14, Class L-B-13, Class L-B-12, Class L-B-11, Class L-B-10, Class L-B-9, Class L-B-8, Class L-B-7, Class L-B-6, Class L-B-5, Class L-B-4, Class L-B-3, Class L-B-2 and Class L-B-1 Certificates, in that order, and then to the related senior certificates and (ii) loan group 3 would be applied first to the Class 3-B-6, Class 3-B-5, Class 3-B-4, Class 3-B-3, Class 3-B-2 and 3-B-1 Certificates, in that order, and then to the related senior certificates.

Neither the depositor nor the servicer is able to determine how many of the mortgage loans underlying the certificates may be affected by application of the Relief Act in the future.

The Balloon Loans Have a Greater Degree of Risk of Default	As of September 1, 2006, approximately 1.0% of the mortgage loans in loan group 1 and 1.4% of the mortgage loans in loan group 2 (in each case, by principal balance as of September 1, 2006) will not fully amortize over their terms to maturity and, thus, will require principal payments at their stated maturity, which may be substantially greater than the monthly payments otherwise due on such mortgage loans (i.e., balloon payments). All of these mortgage loans amortize over 40 years, but require payment in full 360 months after the origination of such mortgage loans. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend on the mortgagor's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to refinance the loan or sell the related mortgaged property will be affected by a number of factors, including:

	•	the level of available mortgage interest rates at the time of refinancing or sale;

	•	the mortgagor's equity in the related mortgaged property;

	•	prevailing general economic conditions; and

	•	the availability of credit for one- to four-family residential properties generally.

Mortgage Loans with a History of Delinquencies Have a Greater Degree of Risk of Default	As of September 1, 2006, approximately 0.2%, 0.4% and 0.2% of the mortgage loans in loan group 1, loan group 2 and loan group 3 (in each case, by principal balance as of September 1, 2006) were current but had been either (i) delinquent (that is, more than 30 days past due) more than once during the twelve months preceding September 1, 2006 (or during such shorter period as had elapsed from the date of acquisition of the mortgage loan by the sponsor) or (ii) delinquent at least once during such period and such delinquency lasted for more than 30 days.

Because of the past performance of these mortgage loans, there may be an increased risk of default on these mortgage loans that, in turn, could adversely affect the related certificates.

The Geographic Concentration of the Mortgaged Properties Relating to the Mortgage Loans Increases Your Exposure to Adverse Conditions in California or in Other States With High Concentrations of Mortgaged Properties	The geographic concentration of mortgaged properties can expose the related mortgage loans to a higher incidence of losses due to a greater susceptibility to hazards not covered by standard hazard insurance, such as hurricanes, floods, mudslides and earthquakes, than properties located in other parts of the country. Also, the geographic concentration of mortgaged properties can expose the related mortgage loans to a higher incidence of losses due to economic conditions in states that have higher concentrations of businesses in particular economic segments than the nation as a whole. Consequently, the high concentration of mortgage loans in California or other states may adversely affect losses and prepayments on the mortgage loans which, in turn, would adversely affect the certificates. See Appendix B to this prospectus supplement for a table showing the geographic distribution of the mortgage loans by state.

A Loss or Delinquency on a Mortgage Loan May Have a Disproportionate Impact on the Performance of the Mortgage Pool Because the Mortgage Loans Have High Principal Balances	As of September 1, 2006, some of the mortgage loans had original principal balances in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on the higher balance mortgage loans may have a disproportionate effect on the mortgage loans as a whole. A loss of the entire principal balance of one of these mortgage loans may result in a substantial realized loss, which may be allocated to the offered certificates. See Appendix B to this prospectus supplement for a table showing the original principal balance ranges of the mortgage loans.

Additional Risks Relating to Option ARM Loans	In addition to the risk factors described in this prospectus supplement, you should carefully consider the risk factors described under “Additional Risk Factors Applicable to Negative Amortization Loans” in the accompanying prospectus, as well as the other risk factors in the accompanying prospectus related to your certificates.

Not All Mortgage Loans Impose Prepayment Penalties, and Those That Do Impose Them for Only a Limited Period of Time	As of September 1, 2006, certain of the mortgage loans impose prepayment penalties for certain prepayments of principal. See Appendix B to this prospectus supplement for a table showing prepayment penalty terms of the mortgage loans. Generally, the mortgage loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from six to thirty-six months from the date of origination of such mortgage loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note. Such prepayment penalty may discourage mortgagors from prepaying their mortgage loans during the period such prepayment penalties are in effect and, accordingly, thereby affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. See the “Prepayment Penalty Terms of the Subgroup 1-B Loans”, “Prepayment Penalty Terms of the Subgroup 2-B Loans” and “Prepayment Penalty Terms of the Group 3 Loans” tables in Appendix B hereto for information regarding the number of loans, and the related percentage of each loan group, that contain prepayment penalties, broken out for each of the various prepayment penalty terms.

Only Penalties on Voluntary Prepayments in Full Will Be Assigned to the Class CX-2-PPP and Class 3-PPP Certificateholders, as Applicable	The Class CX-2-PPP Certificates will receive distributions of interest and principal as described in this prospectus supplement. In addition, the Class CX-2-PPP Certificates are entitled to receive the Assigned Prepayment Penalties for subgroup 1-B and subgroup 2-B.

The Class 3-PPP Certificates will receive $100 of principal on the distribution date in September 2010 from a reserve fund to be funded on September 28, 2006 with a deposit by the underwriter with respect to such Class 3-PPP Certificates, the Class 3-PPP Reserve Fund. These certificates will not receive any distributions of interest, nor will they receive distributions of principal on any other distribution date. The only other payments the Class 3-PPP Certificates are entitled to receive are the Assigned Prepayment Penalties for loan group 3.

The “Assigned Prepayment Penalties” for a loan group or subgroup and a distribution date will equal the sum of (a) all prepayment penalty payments remitted to the Trust with respect to voluntary full prepayments on those mortgage loans in that loan group or subgroup serviced by Washington Mutual Bank that have prepayment penalties during the Prepayment Penalty Period and (b) any amounts paid by Washington Mutual Bank, as servicer, during the Prepayment Penalty Period pursuant to the pooling agreement if Washington Mutual Bank, as servicer, waives a penalty on a voluntary full prepayment of such a mortgage loan other than in accordance with the standards set forth in the pooling agreement, or paid by Washington Mutual Mortgage Securities Corp. during the Prepayment Penalty Period pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to such mortgage loans that require payment of a penalty on voluntary full prepayment.

The holders of the Class CX-2-PPP and Class 3-PPP Certificates will not receive any prepayment penalty payments collected by Washington Mutual Bank, as servicer, with respect to voluntary partial prepayments; each such payment will be retained by Washington Mutual Bank, as servicer, as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates.

In addition, in the event of a material breach of the representations and warranties made by the depositor or Washington Mutual Mortgage Securities Corp. with respect to the mortgage loans, the breaching party may be required to repurchase the affected mortgage loan from the Trust (or substitute a new mortgage loan for that mortgage loan). The holders of the Class CX-2-PPP and Class 3-PPP Certificates will not receive any prepayment penalties collected on a mortgage loan that was repurchased or substituted for, or (in the case of a substitution) collected on the new mortgage loan.

No prepayment penalty payments will be available for distribution to holders of the other classes of certificates.

There are Limitations in the Mortgage Loans on the Imposition of Prepayment Penalties; The Servicer May Waive Prepayment Penalties Under Certain Circumstances	Some of the mortgage loans that impose penalties for voluntary full prepayments contain an exception for prepayments in full made in connection with a bona fide and arm's length sale of the related mortgaged property during a certain period following origination, or after a certain period following origination, as specified in the mortgage note, and therefore penalties are not imposed on such prepayments and are not available for distribution to the Class CX-2-PPP or Class 3-PPP Certificates.

In addition, under certain circumstances set forth in the pooling agreement, the payment of any otherwise applicable penalty for voluntary full prepayment by a mortgagor, on a mortgage loan serviced by Washington Mutual Bank, may be waived by Washington Mutual Bank, as servicer, and, if waived in accordance with the terms of the pooling agreement, the amount of the waived penalty will not be available for distribution to the holders of the Class CX-2-PPP or Class 3-PPP Certificates. Circumstances under which Washington Mutual Bank, as servicer, may waive a prepayment penalty include, among other circumstances set forth in the pooling agreement, (i) some cases, for mortgage loans originated by Washington Mutual Bank or an affiliate thereof, where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by the servicer to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) some cases, for mortgage loans originated by the servicer or an affiliate thereof with prepayment penalty terms longer than one year, where the mortgagor refinances the mortgage loan with a new mortgage loan originated and serviced by the servicer, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.

No prepayment penalty payments on any mortgage loan serviced by Countrywide Home Loans will be remitted to the Trust. All such payments on mortgage loans serviced by Countrywide Home Loans will be retained by Countrywide Home Loans and will not be payable to any class of certificates.

Moreover, regardless of the terms of the mortgage note, the servicer will not collect prepayment penalties required to be paid more than three years after the origination of the mortgage loan.

Investors should conduct their own analysis of the effect that the payment of penalties for voluntary full prepayment of the related mortgage loans, or decisions by Washington Mutual Bank, as servicer, with respect to waiver thereof, may have on the performance of the Class CX-2-PPP and Class 3-PPP Certificates. See also “Description of the Mortgage Pool” and “Description of the Certificates—Distributions to the Class CX-2-PPP and Class 3-PPP Certificates” in this prospectus supplement for a description of prepayment penalties imposed on the related mortgage loans.

THE SPONSOR

General

      Washington Mutual Mortgage Securities Corp., the sponsor of the securitization transaction, is a Delaware corporation and a wholly owned subsidiary of Washington Mutual Bank and an indirect wholly-owned subsidiary of Washington Mutual, Inc. At June 30, 2006, Washington Mutual, Inc. and its subsidiaries had assets of $350.9 billion. The sponsor engages in the business of (i) purchasing mortgage loans on a servicing retained and servicing released basis, (ii) selling mortgage loans in whole loan transactions and securitizing mortgage loans through affiliated and unaffiliated depositors, (iii) master servicing mortgage loans, (iv) acting as administrative agent of Washington Mutual Bank and its affiliates with respect to mortgage loans serviced by Washington Mutual Bank and its affiliates and (v) providing securitization services. The sponsor generally acts as master servicer or administrative agent with respect to all mortgage loans securitized by the sponsor.

      Securitization of mortgage loans is an integral part of the sponsor's conduit program. It has engaged in securitizations of first lien single-family residential mortgage loans through WaMu Asset Acceptance Corp., as depositor, since 2005, and has acted as its own depositor from 1979 until 2005.

      The sponsor participated with the underwriter in structuring the securitization transaction.

      The following table shows, for each indicated period, the aggregate principal balance of first lien single-family residential mortgage loans purchased by the sponsor during that period (except mortgage loans purchased in its capacity as depositor from an affiliated sponsor) and the portion of those mortgage loans securitized during that period in securitization transactions for which it or WaMu Asset Acceptance Corp. acted as depositor.

The Sponsor's Purchase and Securitization of Single-Family Residential Mortgage Loans

	Year Ended December 31, 2004	Year Ended December 31, 2005	Six Months Ended June 30, 2006
	(Dollar Amounts in Millions)
Aggregate Principal Balance of Mortgage Loans Purchased by Sponsor	$10,803	$11,265	$11,753
Aggregate Principal Balance of Mortgage Loans Securitized	$1,045	$7,149	$9,306

The Sponsor's Origination Channels

      All of the mortgage loans owned by the Trust have been purchased by the sponsor either from Washington Mutual Bank or from approved mortgage loan sellers. Through the sponsor's conduit program, the sponsor purchases mortgage loans in bulk from approved mortgage loan sellers on both a servicing retained and servicing released basis. In initially approving a mortgage loan seller, the sponsor takes into account the following: annual origination volume, tenure of business and key staff in originating loans, policies and procedures for originating loans including quality control and appraisal review, review audits performed on mortgage loan seller by rating agencies, regulatory agencies and government sponsored entities, the mortgage loan seller's financial statements, errors and omissions insurance coverage and fidelity bond and liability insurance coverage. Approved mortgage loan sellers' financial statements, insurance coverage and new review audits are reviewed on an annual basis. Additionally, the sponsor performs a monthly ongoing performance review of previously purchased mortgage loans for trends in delinquencies, losses and repurchases. The mortgage loan sellers' underwriting guidelines are reviewed for consistency with the sponsor's credit parameters and conformity with the underwriting standards described under “Underwriting of the Mortgage Loans” below and are either approved or approved with exceptions. The mortgage loan sellers represent to the sponsor upon sale that the mortgage loans have been underwritten in accordance with the approved underwriting guidelines.

      The sponsor purchases some mortgage loans from Washington Mutual Bank. Washington Mutual Bank originates mortgage loans through its retail lending division, which is a network of its own banks and mortgage lending offices; through its ConsumerDirect lending division, which originates mortgage loans to employees of Washington Mutual Bank and its affiliates, originates mortgage loans through the internet and refinances mortgage loans held in Washington Mutual Bank's mortgage loan portfolio; and through its wholesale lending division, which is a network of independent mortgage loan brokers approved by Washington Mutual Bank. For each mortgage loan originated through Washington Mutual Bank's wholesale lending division, a mortgage loan broker submits a loan application package to Washington Mutual Bank for underwriting and funding, and receives a portion of the loan origination fee charged to the mortgagor at the time the loan is made. For some of the mortgage loans originated under Washington Mutual Bank's correspondent division, the correspondent lenders have delegated underwriting approval. Those correspondent lenders are authorized to underwrite mortgage loans with specified characteristics up to specified loan amounts, and must refer all other mortgage loans to Washington Mutual Bank for underwriting. In the case of mortgage loans underwritten by a correspondent lender, the correspondent lender will represent to Washington Mutual Bank that the mortgage loans have been underwritten in accordance with Washington Mutual Bank's underwriting guidelines. Correspondent lenders without delegated underwriting approval submit loan application packages to Washington Mutual Bank for underwriting and fund each loan only upon approval by Washington Mutual Bank.

STATIC POOL INFORMATION

      On August 11, 2006, the depositor filed with the Securities and Exchange Commission, as (i) Exhibits 99.1, 99.2, 99.3 and 99.4 to a Current Report on Form 8-K, static pool information about prior securitized pools and vintage pools of fixed-rate residential mortgage loans (non-traditional or “alternative A” underwriting standards) of the sponsor and (ii) Exhibits 99.9 and 99.10 to a Current Report on Form 8-K, static pool information about prior securitized pools of Option ARM Loans (non-traditional or “alternative A” underwriting standards) of the sponsor. The static pool information includes (i) information about the original characteristics of each prior securitized pool and vintage pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool and vintage pool in quarterly increments from the related cut-off date through June 30, 2006. The static pool information about prior securitized pools and vintage pools of the sponsor that were established before January 1, 2006 will not be deemed to be a part of this prospectus supplement, the accompanying prospectus or the related registration statement. “Option ARM Loans” are adjustable rate mortgage loans whose interest rates are tied to an index, which have an initial fixed-rate period of between one and twelve months, and which have a negative amortization feature.

      There can be no assurance that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools and vintage pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the Trust.

UNDERWRITING OF THE MORTGAGE LOANS

General

      All of the mortgage loans owned by the Trust have been originated in accordance with the underwriting standards of the sponsor or the underwriting guidelines of Washington Mutual Bank as described in this section. In addition, see “The Originators” in this prospectus supplement for additional information about the mortgage loans originated by Countrywide Home Loans and Alliance Bancorp.

      The sponsor's underwriting standards and Washington Mutual Bank's underwriting guidelines generally are intended to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Some mortgage loans are manually underwritten, in which case an underwriter reviews a loan application and supporting documentation, if required, and a credit report of the borrower, and based on that review determines whether to originate a loan in the amount and with the terms stated in the loan application. Some mortgage loans may be underwritten through an automated underwriting system, including Washington Mutual Bank's automated underwriting system, described below.

      Prospective borrowers are required to complete a standard loan application in which they may provide financial information regarding such factors as their assets, liabilities and related monthly payments, income, employment history and credit history. Each borrower also provides an authorization to access a credit report that summarizes the borrower's credit history.

Evaluation of the Borrower's Credit Standing

      To evaluate a prospective borrower's credit history, the loan underwriter obtains a credit report relating to the borrower from one or more credit reporting companies, usually in the form of a merged credit report. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most cases the credit report provides a credit score for the borrower, which represents a numerical weighing of the borrower's credit characteristics. Credit scores are designed to assess a borrower's creditworthiness and likelihood to default on an obligation over a defined period (usually two to three years) based on a borrower's credit history. Credit scores do not necessarily correspond to the probability of default over the life of a mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, credit scores only indicate general creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Credit scores range from approximately 250 to approximately 900, with higher scores indicating more favorable credit history. If the loan underwriter obtains credit scores from three credit reporting companies, the middle score generally is used, and if two credit scores are obtained, the lowest score generally is used. In the case of co-borrowers, the credit score for the borrower with the lowest credit score generally is used (determined for each borrower as described in the immediately preceding sentence). Minimum credit scores are required for some loan products and loan programs. For borrowers for which credit scores are not available, the loan underwriter will require alternative documentation indicating the borrower's creditworthiness, such as rental or utility payment history or payment history on other debt.

Evaluation of the Borrower's Repayment Ability

      Under all documentation programs other than the no ratio programs and the no documentation programs, in evaluating a prospective borrower's ability to repay a mortgage loan, the loan underwriter considers the ratio of the borrower's mortgage payments, real property taxes and other monthly housing expenses to the borrower's gross income (referred to as the “housing-to-income ratio” or “front end ratio”), and the ratio of the borrower's total monthly debt (including certain non-housing expenses) to the borrower's gross income (referred to as the “debt-to-income ratio” or “back end ratio”). The maximum acceptable ratios may vary depending on other loan factors, such as loan amount and loan purpose, loan-to-value ratio, credit score and the availability of other liquid assets. Exceptions to the ratio guidelines may be made when compensating factors are present.

Evaluation of the Adequacy of the Collateral

      The adequacy of the mortgaged property as collateral generally is determined by an appraisal made in accordance with pre-established appraisal guidelines. At origination, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation, and are made on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by Washington Mutual Bank or independent appraisers selected in accordance with the pre-established appraisal guidelines. Such guidelines generally require that the appraiser, or an agent on its behalf, personally inspect the property and verify whether the property is in adequate condition and, if the property is new construction, whether it is substantially completed. However, in the case of mortgage loans underwritten through an automated underwriting system, an automated valuation model may be used, under which an appraiser does not inspect the property. In either case, the valuation normally is based upon a market data analysis of recent sales of comparable properties and, in some cases, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. In the case of a streamline refinance, the appraisal guidelines may permit the property value obtained for an existing mortgage loan (or a mortgage loan which was previously refinanced) to be used. Title insurance is required for all mortgage loans, except that for mortgage loans secured by shares of cooperative apartments, title insurance is not required for the cooperative apartment building (but a lien search is provided by the title company). Specific additional title insurance coverage is required for some types of mortgage loans.

Documentation Programs

      Each mortgage loan has been underwritten under one of the following documentation programs. Under a full/alternative documentation program, a borrower's employment and income are verified. The employment and income as stated in the prospective borrower's loan application are verified either directly with the borrower's stated employer(s) or through receipt of alternative documentation such as the borrower's recent pay stub(s) and/or W-2 form(s) reflecting a minimum of 12 months of employment and income or, in the case of self-employed borrowers or borrowers who derive a substantial portion of their income from commissions, receipt of the borrower's personal (and, if applicable, business) tax returns. For self-employed borrowers, profit and loss statements may also be required. Generally, under a full/alternative documentation program, the borrower's stated assets are also verified either directly with the stated financial institution holding the stated asset or through receipt of alternative documentation such as the borrower's recent bank and/or brokerage statement(s). In addition, the borrower's employment may be verified with the employer by telephone or by other independent means.

      Generally, a reduced documentation program is available to borrowers with certain loan-to-value ratios, loan amounts, and credit scores. A reduced documentation program places increased reliance on the value and adequacy of the mortgaged property as collateral, the borrower's credit standing and (in some cases) the borrower's assets. Generally, under a reduced documentation program, either (i) a borrower's employment and assets are verified, but no verification of a borrower's income is undertaken, (ii) a borrower's employment and income are verified, but no verification of a borrower's assets is undertaken, or (iii) in the case of some rate/term and cash-out refinance mortgage loans, only the borrower's employment is verified. For mortgage loans underwritten under a reduced documentation program, less than 12 months of the borrower's income may be verified. Additionally, mortgage loans underwritten under a reduced documentation program may include mortgage loans originated as a “streamline” refinance if the lender originated the borrower's existing mortgage loan. In this case, the prospective borrower's income and assets either are not required to be obtained or are obtained but not verified, and the appraisal obtained for the existing mortgage loan (or a mortgage loan which was previously refinanced) may be used rather than a new appraisal. Eligibility criteria vary but may include minimum credit scores, maximum loan amounts, maximum debt-to-income ratios and specified payment histories on an existing mortgage loan (generally, a history of timely mortgage payments for the past twelve months, or for the duration of the mortgage loan if less than twelve months old) or on other debt. In all cases, the borrower's employment is verified with the employer by telephone or by other independent means.

      Generally, a no ratio program is available to borrowers with certain loan-to-value ratios, loan amounts, and credit scores. A no ratio program relies on the value and adequacy of the mortgaged property as collateral and the borrower's credit standing. The borrower's income is not required to be obtained or verified. Generally, under a no ratio program, the borrower's stated assets are also verified through receipt of the borrower's recent bank or brokerage statements or directly with the financial institution. In all cases, the borrower's employment is verified with the employer by telephone or by other independent means.

      Generally, a no documentation program is available to borrowers with certain loan-to-value ratios, loan amounts, and credit scores. A no documentation program relies on the value and adequacy of the mortgaged property as collateral and the borrower's credit standing. Generally, the borrower's employment, income and assets are neither obtained nor verified. In some cases, the borrower's employment may be verified by telephone with the employer or by other independent means if the borrower's employment has been disclosed.

Exceptions to Program Parameters

      Exceptions to the underwriting standards described above may be made on a case-by-case basis if compensating factors are present. In those cases, the basis for the exception is documented. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit standing, the availability of other liquid assets, stable employment and time in residence at the prospective borrower's current address.

Automated Underwriting System

      Some mortgage loans may have been originated through Washington Mutual Bank's retail and wholesale lending divisions and have been underwritten in whole or in part through Washington Mutual Bank's proprietary automated underwriting system, known as Enterprise Decision Engine or “EDE”. Based on the borrower's credit report and the information in the borrower's loan application, the system either (a) approves the loan subject to the satisfaction of specified conditions, which may include the receipt of additional documentation, or (b) refers the loan application to an underwriter for manual underwriting. In making the underwriting decision, EDE distinguishes between ten different levels of credit standing, based on both the credit score and other items in the borrower's credit report. Washington Mutual Bank has developed these ten levels of credit standing based on a statistical analysis of the past performance of approximately 193,000 mortgage loans originated by Washington Mutual Bank for its own portfolio between 1998 and 2001. Washington Mutual Bank has been using EDE for underwriting of mortgage loans since January 2005. Washington Mutual Bank has also used in the past, and currently uses, other automated underwriting systems. All or some of the mortgage loans originated by Washington Mutual Bank may have been underwritten through EDE or another automated underwriting system.

Due Diligence

      The sponsor's credit risk oversight department conducts a credit, appraisal, and compliance review of adverse samplings (and, in some cases, statistical samplings) of mortgage loans prior to purchase from unaffiliated mortgage loan sellers. Sample size is determined by due diligence results for prior purchased pools from that seller, performance of mortgage loans previously purchased and characteristics of the pool presented for purchase. Automated valuation models are obtained on all mortgage loans purchased from unaffiliated sellers. For mortgage loans originated by Washington Mutual Bank, Washington Mutual Bank's credit risk oversight department conducts a quality control review of statistical samplings of originated mortgage loans on a regular basis.

THE ORIGINATORS

      The sponsor purchased the mortgage loans directly or indirectly from affiliated or unaffiliated third parties who either originated the mortgage loans or purchased the mortgage loans through correspondent or broker lending. The following unaffiliated third parties originated at least 10% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of Cut-Off Date): Alliance Bancorp, approximately 37.6%. No other unaffiliated third party originator originated more than 10% of the mortgage loans in loan group 1 and loan group 2. The following unaffiliated third parties originated at least 10% of the mortgage loans in loan group 3 (by principal balance as of Cut-Off Date): Countrywide Home Loans, approximately 81.2%. No other unaffiliated third party originator originated more than 10% of the mortgage loans in loan group 3. All of the mortgage loans owned by the Trust have been originated in accordance with the underwriting standards of the sponsor. Below is information about Alliance Bancorp and Countrywide Home Loans, including information about its origination program and origination experience.

Alliance Bancorp

      Alliance Bancorp is a California corporation. Alliance Bancorp is a leading residential mortgage banking company that focuses primarily on the origination and sale of “Prime Alt-A” mortgages. Prime Alt-A mortgages are mortgages made to borrowers whose credit is generally within Fannie Mae or Freddie Mac guidelines, but are considered “non-conforming” due to loan balances in excess of maximum conforming lending limits, limited or no documentation required for approval of the borrower. Alliance Bancorp's target Prime Alt-A mortgage borrowers consist of prime quality borrowers with high-end FICO scores, low loan-to-value ratios and non-conforming documentation. Alliance Bancorp has been originating mortgage loans since 1990 and Option ARM Loans since 2005. The principal executive offices of Alliance Bancorp are located at 1000 Marina Boulevard, Suite 100, Brisbane, CA 94005.

      The following table reflects the Alliance Bancorp's originations of Option ARM Loans and total Alt-A originations for current year and previous two years:

Option ARM Loans	YTD June 30, 2006	Year Ending December 31, 2005	Year Ending December 31, 2004
Number of Loans	1,912	920
Principal Balance	$819,508,520	$405,550,334
Total Alt-A
Number of Loans	6,623	7,765	4,736
Principal Balance	$1,749,867,198	$2,136,298,706	1,376,358,067

Countrywide Home Loans

      Countrywide Home Loans, Inc. (“Countrywide Home Loans”) is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Reference in the remainder of this paragraph to Countrywide Home Loans should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights.

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Ten Months Ended December 31, 2001	2002	2003	2004	2005	Six Months Ended June 30, 2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	504,975	999,448	1,517,743	846,395	809,630	353,101
Volume of Loans	$76,432	$150,110	$235,868	$138,845	$167,675	$69,363
Percent of Total Dollar Volume	61.7%	59.6%	54.2%	38.2%	34.1%	31.5%
Conventional Non-conforming Loans
Number of Loans	137,593	277,626	554,571	509,711	826,178	322,108
Volume of Loans	$22,209	$61,627	$136,664	$140,580	$225,217	$100,537
Percent of Total Dollar Volume	17.9%	24.5%	31.4%	38.7%	45.9%	45.7%
FHA/VA Loans
Number of Loans	118,734	157,626	196,063	105,562	80,528	43,381
Volume of Loans	$14,109	$19,093	$24,402	$13,247	$10,712	$6,192
Percent of Total Dollar Volume	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans
Number of Loans	164,503	316,049	453,817	587,046	683,887	348,542
Volume of Loans	$5,639	$11,650	$18,103	$30,893	$42,706	$23,524
Percent of Total Dollar Volume	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans
Number of Loans	43,359	63,195	124,205	250,030	278,112	127,162
Volume of Loans	$5,580	$9,421	$19,827	$39,441	$44,637	$20,411
Percent of Total Dollar Volume	4.5%	3.7%	4.6%	11.0%	9.1%	9.3%
Total Loans
Number of Loans	969,164	1,813,944	2,846,399	2,298,744	2,678,335	1,194,294
Volume of Loans	$123,969	$251,901	$434,864	$363,006	$490,947	$220,027
Average Loan Amount	$128,000	$139,000	$153,000	$158,000	$183,000	$184,000
Non-Purchase Transactions(1)	63%	66%	72%	51%	53%	54%
Adjustable-Rate Loans(1)	12%	14%	21%	52%	52%	49%

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

THE DEPOSITOR

      WaMu Asset Acceptance Corp., the depositor, is a Delaware corporation and a wholly owned subsidiary of Washington Mutual Bank. The depositor engages in no activities other than securitizing assets. It will have no material continuing obligations with respect to the mortgage loans or the certificates following the issuance of the certificates, other than the obligations (i) to file financing statements perfecting the Trust's interest in the mortgage loans, (ii) to repurchase or substitute for affected mortgage loans in the event of a material breach of a representation and warranty made by the depositor in the pooling agreement that has not been remedied and (iii) to indemnify the underwriter against some civil liabilities, including liabilities under the Securities Act of 1933.

THE TRUST

General

      The issuer of the certificates, the Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-AR8 Trust (the “Trust”), will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between WaMu Asset Acceptance Corp., as depositor, and Christiana Bank & Trust Company, as Delaware trustee. The pooling and servicing agreement, dated as of the Cut-Off Date (the “pooling agreement”), among the depositor, Washington Mutual Bank, as servicer, the Delaware trustee and LaSalle Bank National Association, as trustee, will restate the trust agreement and will be the governing instrument of the Trust.

      The Trust will not own any assets other than the mortgage loans and the other assets described below. The Trust will not have any liabilities other than those incurred in connection with the pooling agreement and any related agreement. The Trust will not have any directors, officers or other employees. No equity contribution will be made to the Trust by the sponsor, the depositor or any other party, except for a de minimis contribution made by the depositor pursuant to the trust agreement, and the Trust will not have any other capital. The fiscal year end of the Trust will be December 31. The Trust will act through the trustee and the Delaware trustee, whose fees and reasonable expenses will be paid or reimbursed by Washington Mutual Bank, as servicer.

Assignment of the Mortgage Loans and Other Assets to the Trust

      A pool of mortgage loans, as described in this prospectus supplement, will be sold to the Trust on September 28, 2006 (the “Closing Date”). The Trust will own the right to receive all payments of principal and interest on the mortgage loans due after September 1, 2006 (the “Cut-Off Date”). A schedule to the pooling agreement will include information about each mortgage loan, including:

•	the applicable loan group or subgroup;

•	the outstanding principal balance as of the close of business on the Cut-Off Date;

•	the term of the mortgage loan; and

•	the mortgage interest rate as of the close of business on the Cut-Off Date and information about how that mortgage interest rate adjusts.

      The mortgage pool will be the primary asset of the Trust. The Trust will also contain other assets, including:

•	insurance policies related to individual mortgage loans, if applicable;

•	any property that secured a mortgage loan that the Trust acquires after the Cut-Off Date by foreclosure or deed in lieu of foreclosure;

•	the amounts in the Class 3-PPP Reserve Fund;

•	the rights of the Trust under the Countrywide servicing agreement; and

•	amounts held in the certificate account.

      In exchange for the mortgage loans and the other assets described above, the trustee will authenticate and deliver the certificates pursuant to the order of the depositor.

      It is the intent of the parties to the pooling agreement that the conveyance of the mortgage loans and the related assets to the Trust constitute an absolute sale of those assets. However, in the event that the pooling agreement for any reason is held or deemed to create a security interest in those assets, then the pooling agreement will constitute a security agreement and the depositor grants to the Trust a security interest in those assets. The depositor will file financing statements perfecting such security interest.

Restrictions on Activities of the Trust

      Pursuant to the pooling agreement, the Trust will have the power and authority (i) to acquire, hold, lease, manage, administer, control, invest, reinvest, operate and transfer assets of the Trust, (ii) to issue and make distributions on the certificates and (iii) to engage in such other activities as are described in the pooling agreement. The Trust will be required to act in accordance with requirements specified in the pooling agreement that are designed to maintain the Trust's existence as a legal entity separate and distinct from any other entity. The Trust will not be permitted to do any of the following:

•	to engage in any business or activity other than those described in the pooling agreement;

•	to incur or assume any indebtedness other than indebtedness incurred under the pooling agreement or any related agreement;

•	to guarantee or otherwise assume liability for the debts of any other entity;

•	to confess a judgment against the Trust;

•	to possess or assign the assets of the Trust for other than a Trust purpose;

•	to lend any funds to any entity, except as contemplated by the pooling agreement; or

•	to do other actions prohibited by the pooling agreement.

      The permissible activities of the Trust may not be modified except by an amendment to the pooling agreement. See “Description of the Certificates—Amendment of the Pooling Agreement” in this prospectus supplement.

Discretionary Activities With Respect to the Trust

      The following is a description of material discretionary activities that may be taken with regard to the administration of the mortgage loans or the certificates:

•	Each of Washington Mutual Bank and Countrywide Home Loans will be authorized to exercise discretion with regard to its servicing of the related mortgage loans in accordance with the servicing standard specified in the pooling agreement and the Countrywide servicing agreement, respectively. See “Servicing of the Mortgage Loans—WMB—WMB's Servicing Procedures” and “Servicing of the Mortgage Loans—Countrywide Home Loans—Countrywide Home Loans' Servicing Obligations” in this prospectus supplement.

•	Washington Mutual Bank will be authorized to exercise discretion with regard to the actions taken, as servicer, on behalf of the Trust, as assignee of the sponsor's rights under the Countrywide servicing agreement (including making requests or demands or giving consents to Countrywide Home Loans).

•	Each of the sponsor and the depositor will have discretion to determine whether to repurchase a mortgage loan or to substitute for a mortgage loan, if required under the mortgage loan sale agreement or the pooling agreement, as applicable, to repurchase or substitute for a defective mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement.

•	On any Distribution Date after the related Clean-Up Call Option Date, Washington Mutual Bank will be permitted to purchase all of the related mortgage loans owned by the Trust. See “Description of the Certificates—Optional Termination” in this prospectus supplement.

•	In the event of certain transfers of the Class R Certificates to a person who is not a permitted transferee under the pooling agreement, the depositor will have the right to sell the Class R Certificates to a purchaser selected by the depositor.

•	In the event of a default by Washington Mutual Bank as servicer under the pooling agreement or Countrywide Home Loans as servicer under the Countrywide servicing agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate such servicer. If Washington Mutual Bank is terminated or resigns the trustee will become the successor servicer of the WMB Loans. If Countrywide Home Loans is terminated or resigns Washington Mutual Bank will become the successor servicer of the Countrywide Loans, unless Washington Mutual Bank has also been terminated or has resigned in which case the trustee will become the successor servicer of the Countrywide Loans. If the trustee has become successor servicer, it will have the right to appoint, or to petition a court to appoint, a successor servicer. See “The Trustees—The Trustee—Events of Default Under the Pooling Agreement or the Countrywide Servicing Agreement” in this prospectus supplement.

•	Holders of certificates evidencing more than 50% of the voting rights will have the right at any time to remove the trustee or the Delaware trustee and to appoint an eligible successor trustee.

THE TRUSTEES

The Trustee

General

      LaSalle Bank National Association (“LaSalle”) will be the trustee under the pooling agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 450 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of July 31, 2006, LaSalle serves as trustee or paying agent on over 375 residential mortgage-backed security transactions. The depositor and servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services—Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-AR8, or at such other address as the trustee may designate from time to time.

Material Duties of the Trustee

      The trustee will have the following material duties under the pooling agreement:

•	to hold the mortgage notes, mortgages and other legal documents in the mortgage files;

•	to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received;

•	to authenticate and deliver the certificates, pursuant to the order of the depositor;

•	to maintain a certificate register and, upon surrender of certificates for registration of transfer or exchange, to authenticate and deliver new certificates;

•	to make the required distributions to certificateholders on each Distribution Date, in accordance with the monthly distribution report prepared by the administrative agent;

•	to deliver or make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trustee under the pooling agreement;

•	in the event that the trustee has received notice from Washington Mutual Bank that the remaining Class Principal Balance of a class of certificates is to be paid on a specified Distribution Date, to send a notice to that effect to the holders of that class of certificates; and

•	to act as successor servicer, or to appoint a successor servicer, to the extent described under “—Events of Default Under the Pooling Agreement or the Countrywide Servicing Agreement” below.

      In its capacity as trustee, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. LaSalle will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling agreement.

      LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Events of Default Under the Pooling Agreement or the Countrywide Servicing Agreement

      In the event of a default by Washington Mutual Bank as servicer under the pooling agreement or Countrywide Home Loans as servicer under the Countrywide servicing agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the applicable servicer.

      If Washington Mutual Bank is terminated, or Washington Mutual Bank resigns because its duties under the pooling agreement are no longer permitted under applicable law, the trustee will become the successor servicer under the pooling agreement. However, if the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer.

      If Countrywide Home Loans is terminated, or Countrywide Home Loans resigns because its duties under the Countrywide servicing agreement are no longer permitted under applicable law, Washington Mutual Bank will become the successor servicer of the Countrywide Loans, unless Washington Mutual Bank has also been terminated or has resigned in which case the trustee will become the successor servicer. However, if the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer. See “The Servicers—Countrywide Home Loans—Countrywide Home Loans' Servicing Obligations—Back-up Servicing” in this prospectus supplement for important information regarding the servicing of the Countrywide Loans by a successor servicer.

      The trustee will be required to notify certificateholders and the rating agencies of any event of a default by either servicer known to the trustee, and of the appointment of any successor servicer.

      In the event of a default by the depositor under the pooling agreement that has not been remedied, holders of certificates evidencing at least 25% of the voting rights will have the right to direct the trustee to institute a legal action to enforce the depositor's obligations under the pooling agreement.

      See “Description of the Securities—Events of Default Under the Governing Agreement and Rights Upon Events of Default” in the prospectus.

The Delaware Trustee

      Christiana Bank & Trust Company, the Delaware trustee under the pooling agreement, is a Delaware banking corporation. The Delaware trustee has served as Delaware trustee for asset-backed securities transactions involving first lien single-family residential mortgage loans since approximately January 2002.

      The Delaware trustee will serve as trustee for the Trust for the sole purpose of satisfying the requirement under the Delaware statutory trust statute that the Trust have at least one trustee with a principal place of business in Delaware. The Delaware trustee's duties under the pooling agreement will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) executing any certificates with respect to the Trust which the Delaware Trustee is required to execute under the Delaware statutory trust statute.

Limitations on the Trustees' Liability

      Neither the trustee nor the Delaware trustee will be liable under the pooling agreement:

•	except for the performance of such duties and obligations as are specifically set forth in the pooling agreement;

•	for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling agreement; or

•	for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling agreement.

      In the absence of bad faith, the trustee and the Delaware trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. Neither the trustee nor the Delaware trustee will be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

Resignation and Removal of the Trustees

      Each of the trustee and the Delaware trustee may at any time resign by giving written notice thereof to the servicer. Upon receiving such notice of resignation, the servicer will be required to appoint a successor trustee. If the trustee or the Delaware trustee ceases to be eligible under the pooling agreement and fails to resign, or if the trustee or the Delaware trustee becomes incapable of acting, the servicer may remove such trustee and appoint a successor trustee. The holders of certificates evidencing at least 50% of the voting rights may at any time remove the trustee or the Delaware trustee and appoint a successor trustee.

      Any expenses associated with the resignation of a trustee will be required to be paid by such trustee, and any expenses associated with the removal of a trustee will be required to be paid by the servicer.

THE SERVICERS

General

      Approximately 96.4% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of Cut-Off Date) and approximately 18.8% of the mortgage loans in loan group 3 (by principal balance as of the Cut-Off Date) will be serviced by Washington Mutual Bank pursuant to the pooling agreement. Approximately 3.6% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of Cut-Off Date) and approximately 81.2% of the mortgage loans in loan group 3 (by principal balance as of the Cut-Off Date) will be serviced by Countrywide Home Loans or an affiliate thereof pursuant to the servicing agreement between the sponsor and Countrywide Home Loans, which servicing agreement will be assigned to the Trust. With respect to the mortgage loans serviced by Countrywide Home Loans, Washington Mutual Bank, as servicer, on behalf of the Trust, will take actions required or permitted to be taken by the Trust as assignee of the sponsor's rights under the Countrywide servicing agreement (including making requests or demands or giving consents to Countrywide Home Loans, and receiving notices from Countrywide Home Loans).

      Washington Mutual Mortgage Securities Corp. will act as administrative agent of Washington Mutual Bank, as servicer, with respect to the mortgage loans, pursuant to an administrative agent agreement between the administrative agent and Washington Mutual Bank. The administrative agent will be responsible for calculating monthly distributions on the certificates, preparing monthly distribution reports and other functions, as described under “—The Administrative Agent” below. The administrative agent will calculate monthly distributions to certificateholders and prepare monthly distribution reports using software licensed from a third party vendor and based on the third party vendor's model of the priority of distributions on the certificates.

      Washington Mutual Bank will outsource to third party vendors some servicing functions, as described under “—WMB—WMB's Servicing Procedures—WMB's Third Party Vendors” below.

      As of the Cut-Off Date, some of the WMB Loans had not yet had their servicing transferred to Washington Mutual Bank. Those WMB Loans will be serviced by their respective originators or mortgage loan sellers on an interim basis until the servicing of such mortgage loans is transferred to Washington Mutual Bank. See “—Interim Servicing” below for more information.

WMB

General

      Washington Mutual Bank (“WMB”) will service some of the mortgage loans in the pool (the “WMB Loans”). Approximately 96.4% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of Cut-Off Date) will be WMB Loans and approximately 18.8% of the mortgage loans in loan group 3 (by principal balance as of the Cut-Off Date) will be WMB Loans. The functions to be performed by WMB as servicer with respect to the WMB Loans will include payment collection and payment application, default management and escrow administration. In addition, with respect to the Countrywide Loans, WMB, as servicer, on behalf of the Trust, will take actions required or permitted to be taken by the Trust as assignee of the sponsor's rights under the Countrywide servicing agreement (including making requests or demands or giving consents to Countrywide Home Loans, and receiving notices from Countrywide Home Loans).

      In addition, WMB will perform investor reporting and other investor services, including calculating monthly distributions to certificateholders and preparing monthly distribution reports.

      WMB will perform its servicing functions pursuant to the pooling agreement.

WMB's Servicing Experience

      WMB has been servicing single-family residential mortgage loans for over 100 years. The single-family residential mortgage loans serviced by WMB have included, since 2001, sub-prime residential mortgage loans serviced for Long Beach Mortgage Company, an affiliate of WMB, or for its securitization trusts.

      The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans, and including prime and sub-prime mortgage loans, serviced by WMB as of the specified date.

Single-Family Residential Prime and Subprime Mortgage Loans Serviced by WMB
(Dollar Amounts in Millions)

	12/31/2004	12/31/2005	6/30/2006
Number of Mortgage Loans Serviced for Washington Mutual Bank or Its Affiliates (or Their Securitization Trusts)	965,841	964,940	971,049
Aggregate Principal Balance	$238,360	$259,466	$270,106
Number of Mortgage Loans Serviced for Unaffiliated Third Parties	3,832,119	3,568,487	3,468,856
Aggregate Principal Balance	$445,272	$436,293	$433,205

      The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by WMB as of the specified date.

Single-Family Residential Prime Mortgage Loans Serviced by WMB
(Dollar Amounts in Millions)

	12/31/2004	12/31/2005	6/30/2006
Number of Mortgage Loans Serviced for Washington Mutual Bank or Its Affiliates (or Their Securitization Trusts)	798,269	766,384	717,570
Aggregate Principal Balance	$213,525	$226,334	$227,345
Number of Mortgage Loans Serviced for Unaffiliated Third Parties	3,820,696	3,527,670	3,467,592
Aggregate Principal Balance	$444,595	$429,944	$433,025

WMB's Servicing Procedures

      Loan Servicing Centers. WMB will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin; Northridge/Chatsworth, California; and Jacksonville, Florida.

      Servicing Standard; Waivers and Modifications. Pursuant to the pooling agreement, WMB will be required to service the WMB Loans consistent with prudent mortgage loan servicing practices and (unless inconsistent with those servicing practices) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios. WMB will be required to make reasonable efforts to collect or cause to be collected all payments under the WMB Loans and, to the extent consistent with the pooling agreement and applicable insurance policies, follow such collection procedures as are followed with respect to comparable mortgage loans that are held in portfolios of responsible mortgage lenders in the local areas where each mortgaged property is located.

      Consistent with the servicing standard described above, WMB will be permitted to waive, modify or vary any term of any WMB Loan, subject to certain conditions, as described in “Description of the Securities—Collection and Other Servicing Procedures Employed by the Servicer, Manager, Bond Administrator or Certificate Administrator” in the prospectus.

      Mortgage Loan Servicing System. In performing its servicing functions, WMB will use computerized mortgage loan servicing systems that it leases from Fidelity Information Services, a division of Fidelity National Financial (“Fidelity”), a third party vendor (collectively, the “Fidelity System”). The Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied. The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received. WMB began using the Fidelity System in 1996. Prior to July 2004, WMB serviced some mortgage loans using a proprietary mortgage loan servicing system; in July 2004, WMB consolidated servicing into a single servicing platform by converting approximately 1.2 million loan records from the proprietary mortgage loan servicing system to the Fidelity System.

      Custodial Account, Escrow Account, Investment Account and Certificate Account. Mortgagor payments on the WMB Loans, including scheduled monthly payments, any Curtailments and Payoffs and any escrow payments (which are payments made by some mortgagors and held by the servicer in escrow for future payment of taxes and insurance), will initially be deposited into either a lockbox account maintained by a third party financial institution or a payment clearing account maintained by WMB. Payments deposited into the lockbox account will be transferred by WMB into the payment clearing account. Other collections on the WMB Loans, including Liquidation Proceeds and Insurance Proceeds net of allowable reimbursement (each, as defined in the pooling agreement) (other than Insurance Proceeds required for the restoration or repair of the related mortgaged property, which WMB will retain for such purpose), will also initially be deposited into a payment clearing account maintained by WMB. Within 48 hours of receipt, WMB will (i) transfer all such collections on the WMB Loans (other than escrow payments) into a custodial account maintained by WMB and (ii) transfer all escrow payments into an escrow account maintained by WMB.

      WMB will deposit into the custodial account any required advances of principal and interest. See “—Advances” below. WMB will also deposit into the custodial account any Repurchase Proceeds with respect to any of the mortgage loans. See “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” below.

      Under the pooling agreement, WMB will be permitted to make a net deposit into the custodial account of the amounts required to be deposited into that account less the amounts that WMB is permitted to withdraw from that account, as described under “—Permitted Withdrawals” below. Under the pooling agreement, WMB will also be permitted to transfer funds held in the custodial account into an investment account maintained with an eligible investment depository, and to invest those funds in eligible investments, for its own benefit, before those funds are to be transferred to a certificate account maintained by the trustee. In addition, WMB will hold in the investment account funds with respect to the Countrywide Loans transferred by Countrywide Home Loans into such account from the custodial account maintained by Countrywide Home Loans, and will invest those funds in eligible investments, for its own benefit, before those funds are to be transferred to the certificate account.

      On the business day immediately preceding each Distribution Date, WMB will transfer (or cause the administrative agent to transfer) from the investment account into the certificate account the funds held in the investment account that are required to be distributed to certificateholders on that Distribution Date (including, to the extent deposited in the investment account by Countrywide Home Loans, payments in respect of the Countrywide Loans). WMB may request the trustee to invest funds held in the certificate account in eligible investments, for WMB's benefit, before those funds are to be distributed to certificateholders.

      On each Distribution Date, the trustee will withdraw from the certificate account the funds required to be distributed to certificateholders on that date in accordance with the monthly distribution report prepared by the administrative agent.

      Scheduled monthly payments on WMB Loans generally will be held pending distribution to certificateholders from the date of receipt by WMB until the immediately following Distribution Date. However, if a monthly payment is received prior to its scheduled Due Date, that payment will be held until the Distribution Date in the calendar month in which it was due. Payoffs with respect to WMB Loans and received by WMB in any Prepayment Period (that is, from the 15th day of a calendar month until the 14th day of the next calendar month) will be held until the Distribution Date immediately following the end of that Prepayment Period. Curtailments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries with respect to WMB Loans, and Repurchase Proceeds with respect to any of the mortgage loans, will be held from the date of receipt by WMB until the Distribution Date in the immediately succeeding calendar month. Funds with respect to the Countrywide Loans transferred by Countrywide Home Loans into the investment account generally will be held by WMB from the date of such transfer until the immediately following Distribution Date.

      Funds with respect to WMB Loans held in the lockbox accounts and the payment clearing accounts may be commingled with collections on other mortgage loans serviced by WMB. Funds held in the investment account may be commingled with funds related to series of pass-through certificates with one or more classes of certificates that have ratings equal to the highest of the ratings of the certificates.

Funds held in the custodial account and the escrow account maintained by WMB will not be commingled with collections on mortgage loans other than the WMB Loans. Funds held in the certificate account will not be commingled with collections on mortgage loans that are not owned by the Trust.

      Only WMB or the third party financial institutions that maintain the lockbox accounts will have access to funds held in those accounts. Only WMB will have access to funds held in the payment clearing accounts, the custodial account and the escrow account. Only WMB and the administrative agent will have access to funds held in the investment account. Only the trustee will have direct access to funds held in the certificate account; however, WMB or the administrative agent on its behalf may direct the trustee to invest funds in the certificate account for WMB's benefit and may direct the trustee to make certain withdrawals from that account.

      All of the transaction accounts described above will be reconciled on a monthly basis. There will not be any external verification of activity in the transaction accounts, except as may occur in connection with the annual examination by Washington Mutual, Inc.'s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries, or in connection with periodic examination by WMB's regulatory authorities.

      The diagram on the next page illustrates the flow of (a) collections and other payments on the WMB Loans and (b) payments on the Countrywide Loans from the date of receipt of those payments by WMB.

Flow of Payments

Flow of Payments

Mortgagor
Payments on
WMB Loans

Other Mortgage
Loan
Collections on
WMB Loans

WMB

Advances of

Principal and

Interest and

Repurchase

Proceeds

Collections and Other
Payments (Other Than
Escrow Payments) on
Countrywide Loans

Lockbox Accounts

Payment Clearing

Accounts

Countrywide
Custodial Account

Escrow

Account

WMB
Custodial Account

Investment

Account

Certificate Account

Distributions to
Certificateholders

      Permitted Withdrawals. The pooling agreement will permit WMB to make withdrawals (or, in the case of the certificate account, to direct the trustee to make withdrawals), from time to time, from the custodial account, the investment account and the certificate account for the following purposes:

•	to reimburse itself for advances, as described under “—Advances” below;

•	to pay to itself the servicing fee (to the extent not applied to pay compensating interest);

•	to pay to itself investment earnings earned on funds held in the investment account and the certificate account (to the extent not applied to pay compensating interest);

•	to pay to itself interest that was accrued and received on Payoffs on WMB Loans received during the period from the first day through the 14th day of any month (to the extent not applied to pay compensating interest);

•	to pay to the sponsor any proceeds received from Countrywide Home Loans with respect to a Countrywide Loan that was repurchased by Countrywide Home Loans pursuant to the Countrywide servicing agreement, to the extent not applied in satisfaction of the sponsor's obligation to repurchase such mortgage loan;

•	to reimburse itself or the depositor or any of their directors, officers, employees or agents for certain expenses, costs and liabilities incurred in connection with any legal action relating to the pooling agreement or the certificates, as and to the extent described under “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus;

•	with respect to any WMB Loans that are Lender PMI Loans, to remit to the applicable insurer any primary mortgage insurance premiums that are payable by the mortgagee; and

•	other permitted purposes described in the pooling agreement.

      Procedures for Applying Additional Payments. If WMB receives a payment on a non-delinquent WMB Loan in addition to the minimum monthly payment, WMB generally will apply the additional payment as a Curtailment (unless the mortgagor instructs the servicer to apply the payment in another manner). If the WMB Loan is an Option ARM Loan and the interest accrued on the mortgage loan exceeds the minimum monthly payment, the servicer will first increase the principal balance of the mortgage loan by the amount of the excess interest in the form of negative amortization, and will then decrease the principal balance by the amount of the Curtailment.

      WMB generally will not apply Curtailments on delinquent WMB Loans. If WMB receives an additional payment on a delinquent WMB Loan with instruction from the mortgagor to apply the payment as a Curtailment, WMB will hold the additional payment until the mortgage loan has been brought current. If WMB receives an additional payment on a delinquent mortgage loan without instruction from the mortgagor as to payment application, WMB generally will apply the additional payment to bring the mortgage loan current, to reimburse WMB for any escrow advances and to pay any applicable outstanding fees, and will apply any remainder as a Curtailment.

      Advances. With respect to the WMB Loans, WMB will be required under the pooling agreement to advance its own funds (i) to cover any shortfall between payments of principal and interest scheduled to be received each month and the amounts actually received, (ii) to pay any taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, (iii) to cover costs and expenses in connection with foreclosure or bankruptcy proceedings and (iv) to pay for the maintenance of and, to the extent not covered by insurance, the restoration of, properties acquired or to be acquired through foreclosure; provided, however, that WMB will not make any of the advances described in clauses (i), (ii), (iii) and (iv) above if it determines, in good faith, that the advance would not be recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or other amounts received for the applicable mortgage loan; provided, further, that in the case of clause (iv) above, WMB will not make advances for the restoration of foreclosure properties unless it determines that the restoration will increase the Liquidation Proceeds after reimbursement to itself for those advances; and provided, further, with respect to any WMB Loan that is a Balloon Loan that is delinquent on its maturity date, WMB will not be required to advance the related balloon payment but will be required to continue to make advances with respect to that Balloon Loan in an amount equal to one month's interest on the unpaid principal balance at the applicable Pass-Through Rate to the extent WMB deems such amount to be recoverable. WMB will not charge interest or other fees with respect to any advances. For any Distribution Date and any advance described in clause (i) of this paragraph, instead of advancing its own funds, WMB will be permitted to advance funds it collected on the WMB Loans but that are not required to be distributed to the certificateholders on the current Distribution Date, in which case WMB will be required to reimburse those funds to the Trust prior to the Distribution Date on which they are required to be distributed to certificateholders

      If, at the time a WMB Loan becomes a Liquidated Mortgage Loan, an advance previously made by WMB with respect to that mortgage loan has not been recovered from late payments, Insurance Proceeds, Liquidation Proceeds or other amounts received for that WMB Loan (a “Nonrecoverable WMB Advance”), WMB will be entitled to be reimbursed for such advance from collections on other WMB Loans prior to any payments being made to the certificateholders.

      Servicing of Delinquent Mortgage Loans; Foreclosure. WMB will make reasonable efforts to collect or cause to be collected all delinquent payments (that is, payments that are more than 30 days past due) on WMB Loans. Such efforts may include payment reminder telephone calls to the mortgagor, letter campaigns and drive-by property inspections. WMB will be required under the pooling agreement to foreclose upon the mortgaged property related to each defaulted WMB Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. Under the pooling agreement, WMB will be permitted, in lieu of foreclosure, if prudent to do so and taking into account the desirability of maximizing net Liquidation Proceeds, to accept a payment of less than the outstanding principal balance of the defaulted WMB Loan. WMB will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property and it determines that it would be imprudent to foreclose. See “Description of the Securities—Procedures for Realization Upon Defaulted Mortgage Assets” and “Legal Aspects of the Mortgage Assets—Foreclosure on Mortgages” in the prospectus.

      Maintenance of Primary Mortgage, Hazard and Flood Insurance. For each WMB Loan with an original loan-to-value ratio greater than 80%, the pooling agreement generally will require WMB to keep in full force and effect a primary mortgage insurance policy. WMB generally will not be required to maintain such policy if the outstanding principal balance of the mortgage loan is 80% or less of the original appraised value of the related mortgaged property, unless required by applicable law.

      WMB will also be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each WMB Loan.

      Limitations on WMB's Liability. See “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus for a description of certain limitations on WMB's liability under the pooling agreement.

      Back-up Servicing. See “Description of the Securities—Events of Default Under the Governing Agreement and Rights Upon Events Of Default” in the prospectus for a description of the material terms under the pooling agreement regarding WMB's replacement, resignation or transfer.

      WMB's Third Party Vendors. WMB expects to outsource to third party vendors a portion, or in its entirety, the following servicing functions with respect to the WMB Loans: (i) processing and monitoring of foreclosure actions, (ii) processing and monitoring of mortgagor bankruptcy proceedings, (iii) preservation of properties related to delinquent loans, (iv) maintenance, marketing and sale of REO properties, (v) assuring that hazard insurance coverage is maintained, (vi) determining whether flood insurance coverage is required and assuring that any required coverage is maintained, (vii) tax bill procurement and tracking of delinquent tax payments, (viii) printing and mailing billing statements, ARM notices and default notices and (ix) depositing mortgagor payments into a lockbox account. From time to time, WMB may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions. Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

      WMB has entered into service level agreements with some of its vendors, which set forth detailed performance criteria, including in some cases minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria. WMB will monitor vendor compliance with applicable servicing criteria through procedures that may include reviews of statistical samplings of mortgage loans and reviews of reports on vendor performance prepared by the vendor or WMB.

WMB's Quality Control Procedures

      WMB uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records. Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others. Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors. Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function. The data center for the Fidelity System, which is located in Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

      In addition, WMB conducts periodic internal audits of critical servicing and technology functions. External audits by entities such as Fannie Mae, Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual, Inc.'s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by the servicer's regulatory authorities may provide additional independent review of the servicer's management controls.

      Both WMB and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically. Fidelity is contractually obligated to return WMB to full functionality within 48 hours of a reported system outage. WMB and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity's back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

      It is WMB's policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

Countrywide Home Loans

General

      Countrywide Home Loans or an affiliate thereof pursuant to a mortgage loan purchase and servicing agreement entered into between Countrywide Home Loans and the sponsor, which agreement will be assigned to the Trust pursuant to the pooling agreement, will service some of the mortgage loans in the pool (the “Countrywide Loans”). Approximately 3.6% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of Cut-Off Date) will be Countrywide Loans and approximately 81.2% of the mortgage loans in loan group 3 (by principal balance as of the Cut-Off Date) will be Countrywide Loans. The functions to be performed by Countrywide Home Loans with respect to the Countrywide Loans will include payment collection and payment application, default management and escrow administration. The Countrywide servicing agreement allows Countrywide Home Loans to assign its rights and obligations as servicer under that agreement to an entity directly or indirectly owned or controlled by Countrywide Home Loans if Countrywide Home Loans guaranties the performance by such entity of all obligations under that agreement and certain other conditions described in that agreement are met. Countrywide Home Loans' rights and obligations as servicer of the Countrywide Loans may be assigned by Countrywide Home Loans to Countrywide Home Loans Servicing LP.

Countrywide Home Loans Servicing LP

      The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc.

owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

      Except as otherwise indicated, reference in the remainder of this section to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and June 30, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Countrywide Home Loans' Servicing Obligations

      Servicing Standard. Pursuant to the Countrywide servicing agreement, Countrywide Home Loans will be required to service the Countrywide Loans in accordance with the procedures, including prudent collection and loan administration procedures, and the standard of care, employed by prudent mortgage servicers that service similar mortgage loans in the jurisdictions in which the related mortgaged properties are located. Such standard of care will not be lower than the standard of care Countrywide Home Loans customarily employs and exercises in servicing and administering similar mortgage loans for its own account.

      Waivers and Modifications. Countrywide Home Loans will be permitted to waive, modify or vary any term of any Countrywide Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, if in Countrywide Home Loans' reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust, subject to exceptions described in the Countrywide servicing agreement.

      Custodial Account, Escrow Account and Investment Account. Within two business days of receipt, Countrywide Home Loans will be required to deposit in a custodial account maintained by Countrywide Home Loans the following amounts with respect to the Countrywide Loans: (i) all mortgagor payments, including scheduled monthly payments (net of Countrywide Home Loans' servicing fee) and any Curtailments and Payoffs, and (ii) all liquidation proceeds and insurance proceeds (other than insurance proceeds required for the restoration or repair of the related mortgaged property). Within two business days of receipt, Countrywide Home Loans will be required to transfer into an escrow account maintained by Countrywide Home Loans all escrow payments (which are payments made by some mortgagors and held by the servicer in escrow for future payment of taxes and insurance). In addition, Countrywide Home Loans will be required to deposit in the custodial account each month (i) any required advances of principal and interest (as described under “—Advances” below), (ii) any compensating interest payable by Countrywide Home Loans (as described under “Description of the Certificates—Distributions of Interest—

Compensating Interest” below) and (iii) proceeds of any Countrywide Loan repurchased by Countrywide Home Loans in accordance with the Countrywide servicing agreement.

      On the 18th day of each month (or the next business day, if such 18th day is not a business day), Countrywide Home Loans will be required to transfer from the custodial account maintained by Countrywide Home Loans into the investment account maintained by WMB the funds held in the custodial account that are required to be distributed to certificateholders in respect of the Countrywide Loans on the Distribution Date in that month.

      Funds held in the custodial account and the escrow account maintained by Countrywide Home Loans will not be commingled with collections on mortgage loans other than the Countrywide Loans. Only Countrywide Home Loans and its affiliates will have access to funds held in those accounts.

      Permitted Withdrawals. Countrywide Home Loans will be permitted to make withdrawals, from time to time, from the custodial account maintained by Countrywide Home Loans for the following purposes:

•	to reimburse itself for advances, as described under “—Advances” below;

•	to pay to itself the servicing fee (to the extent not already retained);

•	to pay to itself investment earnings earned on funds held in the custodial account;

•	with respect to any Countrywide Loans that are Lender PMI Loans, to remit to the applicable insurer any primary mortgage insurance premiums that are payable by the mortgagee; and

•	other permitted purposes described in the Countrywide servicing agreement.

      Advances. With respect to the Countrywide Loans, Countrywide Home Loans will be required under the Countrywide servicing agreement to advance its own funds (i) to cover any shortfall between payments of principal and interest scheduled to be received each month and the amounts actually received, (ii) to pay any taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, (iii) to cover costs and expenses in connection with foreclosure and bankruptcy proceedings, (iv) to cover the cost of preserving, restoring and protecting the mortgaged properties and (v) to cover the cost of managing and liquidating properties acquired through foreclosure; provided, however, that Countrywide Home Loans will not make the advances described in clause (i) above unless it determines that such advance will be recoverable from amounts received for the applicable mortgage loan; and provided, further, that in the case of clause (iv) above, Countrywide Home Loans will not make advances for the restoration of properties unless it determines that (x) the restoration will increase the liquidation proceeds after reimbursement to itself for those advances and (y) such advances will be recoverable from amounts received for the applicable mortgage loan. Countrywide Home Loans will not charge interest or other fees with respect to any advances.

      If Countrywide Home Loans determines that an advance previously made with respect to a Countrywide Loan is not recoverable from amounts to be received for that loan or if all funds with respect to that loan have previously been remitted to the Trust (a “Nonrecoverable Countrywide Advance”), Countrywide Home Loans will be entitled to be reimbursed for such advance from collections on other Countrywide Loans prior to any payments being made to the certificateholders.

      Foreclosure. Countrywide Home Loans will be required under the Countrywide servicing agreement to foreclose upon the mortgaged property related to each defaulted Countrywide Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide Home Loans will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property, unless it has made certain determinations with respect to the mortgaged property as described in the Countrywide servicing agreement.

      Maintenance of Primary Mortgage, Hazard and Flood Insurance. Countrywide Home Loans will be required under the Countrywide servicing agreement to keep in full force and effect a primary mortgage insurance policy for each Countrywide Loan until the loan-to-value ratio has been reduced to a ratio for which Fannie Mae no longer requires such insurance to be maintained, unless state law provides that the mortgagor may elect to cancel.

      Countrywide Home Loans will also be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each Countrywide Loan.

      Limitations on Countrywide Home Loans' Liability. See “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus for a description of certain limitations on Countrywide Home Loans' liability under the Countrywide servicing agreement.

      Back-up Servicing. In the event of a default by Countrywide Home Loans as servicer under the Countrywide servicing agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate Countrywide Home Loans. A servicing default under the Countrywide servicing agreement will include each of the following:

•	any failure by Countrywide Home Loans to remit to the Trust (as assignee of the sponsor) any payment required to be made thereunder which continues unremedied for a specified number of business days after Countrywide Home Loans' receipt of written notice of such failure;

•	any failure by Countrywide Home Loans duly to observe or perform in any material respect any other of its covenants or agreements in the Countrywide servicing agreement which continues unremedied for a specified number of days after Countrywide Home Loans' receipt of written notice of such failure;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding Countrywide Home Loans and actions by Countrywide Home Loans indicating its insolvency or inability to pay its obligations; and

•	other servicing defaults described in the Countrywide servicing agreement.

      If Countrywide Home Loans is terminated, or Countrywide Home Loans resigns because its duties under the Countrywide servicing agreement are no longer permitted under applicable law, WMB will become the successor servicer of the Countrywide Loans, unless WMB has also been terminated or has resigned in which case the trustee will become the successor servicer. However, if the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer.

      The successor servicer of the Countrywide Loans will be required to service the Countrywide Loans in accordance with the pooling agreement, rather than the Countrywide servicing agreement, except that the “Prepayment Period” for each Payoff on a Countrywide Loan will be the calendar month preceding the related Distribution Date and compensating interest payable with respect to the Countrywide Loans will be calculated in accordance with the Countrywide servicing agreement as described in this prospectus supplement. The successor servicer will be entitled to the same servicing compensation as Countrywide Home Loans would have been entitled to under the Countrywide servicing agreement.

Interim Servicing

      As of the Cut-Off Date, some of the WMB Loans had not yet had their servicing transferred to Washington Mutual Bank. Those WMB Loans will be serviced by the respective originators of those mortgage loans on an interim basis until the servicing is transferred to Washington Mutual Bank. Approximately 36.1% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of Cut-Off Date) will be serviced on an interim basis by Alliance Bancorp. As of the Cut-Off Date, no other entity will act as interim servicer for 10% or more of those mortgage loans. By November 1, 2006, the servicing of those mortgage loans is expected to have been transferred to Washington Mutual Bank. Servicing transfers can result in a temporary increase in delinquencies.

The Administrative Agent

The Administrative Agent's Servicing Experience

      Washington Mutual Mortgage Securities Corp., the administrative agent, is a Delaware corporation and a wholly owned subsidiary of WMB. The administrative agent has been master servicing single-family residential mortgage loans since before 1979. The administrative agent has been acting as administrative agent of WMB with respect to single-family residential mortgage loans serviced by WMB since February 2005. The services performed by Washington Mutual Mortgage Securities Corp. as master servicer include

(in addition to other services) substantially the same services as those performed by it as administrative agent.

      The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by the administrative agent (as master servicer or administrative agent) as of the specified date.

Single-Family Residential Prime Mortgage Loans Serviced by the Administrative Agent
(Dollar Amounts in Millions)

	12/31/2004	12/31/2005	6/30/2006
Number of Mortgage Loans Serviced for Washington Mutual Bank or Its Affiliates (or Their Securitization Trusts)	110,940	191,332	213,223
Aggregate Principal Balance	$42,500	$79,420	$87,796
Number of Mortgage Loans Serviced for Unaffiliated Third Parties	257,060	233,181	221,066
Aggregate Principal Balance	$47,635	$42,325	$39,929

Services Performed by the Administrative Agent

      WMB and the administrative agent are parties to an administrative agent agreement under which the administrative agent has agreed to perform some of the services required to be performed by WMB under the pooling agreement. The administrative agent will perform the following services: (1) calculation of monthly distributions to certificateholders, (2) calculation of compensating interest to be paid by WMB with respect to the WMB Loans, (3) with respect to the Countrywide Loans, taking actions required or permitted to be taken by the Trust as assignee of the sponsor's rights under the Countrywide servicing agreement (including making requests or demands or giving consents to Countrywide Home Loans, and receiving notices from Countrywide Home Loans), (4) preparation of monthly distribution reports and other reports required under the pooling agreement, (5) tax administration services for the Trust, (6) communications with investors and rating agencies with respect to the certificates and (7) other services specified in the administrative agent agreement.

      The administrative agent's principal offices are located in Vernon Hills, Illinois. The administrative agent will perform its services using a proprietary computerized mortgage loan servicing system, which it has been using since approximately 1990. The administrative agent's proprietary mortgage loan servicing system produces detailed information about the financial status of each mortgage loan, including outstanding principal balance and current interest rate, and about transactions that affect the mortgage loan, including the amount and due date of each scheduled payment, the amount and date of receipt of each Payoff, the amount and month of receipt of all other unscheduled payments, and how each payment was applied. Each month, the administrative agent will receive from WMB a servicing report generated by the Fidelity System with respect to the WMB Loans and will receive from Countrywide Home Loans a servicing report with respect to the Countrywide Loans, and will input data from those servicing reports into its own mortgage loan servicing system.

      The administrative agent will calculate monthly distributions to certificateholders and prepare monthly distribution reports using software that it will license from IMAKE Consulting, Inc. (“IMAKE”), a third party vendor. IMAKE will develop that software based on its model of the priority of distributions on the certificates. Each month, the administrative agent will generate a monthly distribution report by uploading data from its mortgage loan servicing system onto a server that houses the software licensed from IMAKE. In order to verify the accuracy of the monthly distribution report, the administrative agent will upload the distribution report onto the internet website of a nationally recognized accounting firm, which will compare the distribution report to a report prepared by it based on its own independently developed model of the priority of distributions on the certificates. The administrative agent will deliver the final monthly distribution report to the trustee and post it on the administrative agent's internet website.

      WMB will pay the administrative agent a fee for its services under the administrative agent agreement. Payment of this fee will not affect distributions to certificateholders.

The Administrative Agent's Quality Control Procedures

      The administrative agent uses substantially the same management and technology controls as those of WMB to ensure the accuracy and integrity of servicing records. See “—WMB—WMB's Servicing Procedures—WMB's Quality Control Procedures” above.

      The administrative agent conducts periodic internal audits of critical servicing and technology functions. Investor reviews and the annual examination by Washington Mutual, Inc.'s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by Washington Mutual Bank's regulatory authorities may provide additional independent review of the administrative agent's management controls.

      The administrative agent maintains a detailed business continuity plan to enable it to resume critical business functions in the event of a disaster or other serious servicing system outage, which plan is reviewed and updated periodically. The administrative agent performs annual disaster recovery tests in which it reroutes data and servicing system operations to a back-up site, and then processes sample transactions to ensure the functionality of the back-up site.

      It is the administrative agent's policy to require its third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

Special Servicing Agreements

      The pooling agreement permits WMB to enter into one or more special servicing agreements with unaffiliated owners of one or more classes of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates. Under those agreements, the owner may, for delinquent WMB Loans:

(a) instruct WMB to start or delay foreclosure proceedings, provided that the owner deposits a specified amount of cash with WMB, which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the servicer acted pursuant to its normal servicing procedures;

(b) purchase those delinquent WMB Loans from the Trust immediately before the beginning of foreclosure proceedings at a price equal to the aggregate outstanding principal balance of the mortgage loans, plus accrued interest at the applicable mortgage interest rates through the last day of the month in which the mortgage loans are purchased; and/or

(c) assume all of the servicing rights and obligations for the delinquent mortgage loans so long as (i) WMB has the right to transfer the servicing rights and obligations of the mortgage loans to another servicer and (ii) the owner will service the mortgage loans according to WMB's servicing guidelines.

AFFILIATIONS AND RELATED TRANSACTIONS

      The sponsor, the depositor and the administrative agent are all wholly owned subsidiaries of Washington Mutual Bank. Washington Mutual Bank is the servicer of the WMB Loans.

      There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the Trust and (b) any of the servicers, the administrative agent, the trustees or any originator of the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL*

      The mortgage pool will consist of 2,940 mortgage loans that will have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $1,075,130,493. The mortgage loans in subgroup 1-A and subgroup 2-A are comprised of mortgage loans in loan group 1 and loan group 2, respectively, that do not impose prepayment penalties. The mortgage loans in subgroup 1-B1 and subgroup 2-B1 are comprised of mortgage loans in loan group 1 and loan group 2, respectively, that impose a “hard” prepayment penalty (one for which the related mortgage note does not provide for any exceptions to the payment of the prepayment penalty) for voluntary prepayments in full for a period of 36 months from the date of origination of such mortgage loan. The mortgage loans in subgroup 1-B2 and subgroup 2-B2 are comprised of mortgage loans in loan group 1 and loan group 2, respectively, that impose a prepayment penalty for voluntary prepayments in full. The mortgage loans in subgroup 1-B are comprised of mortgage loans in subgroup 1-B1 and subgroup 1-B2. The mortgage loans in subgroup 2-B are comprised of mortgage loans in subgroup 2-B1 and subgroup 2-B2. The mortgage loans in subgroup 3-A and subgroup 3-B are comprised of certain mortgage loans in loan group 3.

      The mortgage loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on fee simple or leasehold interests in one- to four-family residential properties or shares of stock relating to cooperative apartments. These mortgaged properties, which may include detached homes, duplexes, triplexes, fourplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units that are part of buildings consisting of more than four units (so long as the mortgaged property (other than cooperative apartments) consists of no more than four units), have the additional characteristics described below, in Appendix B (which is incorporated by reference into this prospectus supplement) and in the accompanying prospectus.

      As of the Cut-Off Date, approximately 1.1% of the borrowers on mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of the Cut-Off Date) are obligated on more than one mortgage loan underlying the related certificates. As of the Cut-Off Date, approximately 0.2% of the borrowers on mortgage loans in loan group 3 (by principal balance as of the Cut-Off Date) are obligated on more than one mortgage loan underlying the related certificates. As of the Cut-Off Date, the maximum number of mortgage loans in loan group 1 and loan group 2 related to a single borrower is four, and the maximum aggregate principal balance of those mortgage loans related to a single borrower obligated on more than one of those mortgage loan represents approximately 0.2% of those mortgage loans by principal balance. As of the Cut-Off Date, the maximum number of mortgage loans in loan group 3 related to a single borrower is five, and the maximum aggregate principal balance of those mortgage loans related to a single borrower obligated on more than one of those mortgage loan represents approximately 0.1% of those mortgage loans by principal balance.

* The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to “principal balance” refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans in the related loan group, subgroup or in the aggregate, as applicable, based on the outstanding principal balances of the mortgage loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date. References to weighted averages refer in each case to weighted averages by principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way as described in the previous sentence. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Payoffs, delinquencies or otherwise. If that happens, other mortgage loans may be included in the mortgage pool. The depositor believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary. See “—Additional Information” in this prospectus supplement.

      For all mortgage loans, the Minimum Monthly Payment will be due on the first day of each month (the “Due Date”). Each mortgage loan will have a first Due Date during the period from August 2005 through October 2006, inclusive, and will have an original term to maturity of not more than 40 years.

      Each mortgage loan will be a conventional mortgage loan evidenced by a mortgage note. After an initial fixed-rate period of one or three months, the mortgage interest rate on each mortgage loan will be adjusted monthly to equal the sum of the applicable Index and the per annum rate specified in the applicable mortgage note (the “Margin”), rounded to the nearest 0.001% or 0.125%, as specified in the applicable mortgage note. In addition, adjustments to the mortgage interest rate for each mortgage loan are subject to a lifetime maximum interest rate (a “Rate Ceiling”). As of the Cut-Off Date, (a) approximately 1.1% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of the Cut-Off Date) and (b) none of the mortgage loans in loan group 3 (by principal balance as of the Cut-Off Date) have reached their Rate Ceiling. The minimum interest rate for each mortgage loan is its related Margin.

      Each mortgage loan was originated with an initial fixed-rate period of one or three months. As of the Cut-Off Date, (a) approximately 15.8% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups) and (b) approximately 3.3% of the mortgage loans in loan group 3 (by principal balance) were still in their fixed-rate period.

      For each mortgage loan, a minimum monthly payment (the “Minimum Monthly Payment”) is required to be paid by the mortgagor pursuant to the terms of the mortgage note. The initial Minimum Monthly Payment for each mortgage loan is the amount which will fully amortize the mortgage loan at its initial fixed interest rate (which will generally be lower than the sum of the Index and Margin) in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment for each mortgage loan will adjust annually (except that approximately 0.9% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of the Cut-Off Date), have a fixed Minimum Monthly Payment for the first sixty months after origination of such mortgage loans, and after the expiration of this fixed payment period, the Minimum Monthly Payment on each of these mortgage loans will adjust annually thereafter), and on any Due Date on which the principal balance of the mortgage loan would otherwise exceed 110% (in the case of (a) approximately 57.1% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of the Cut-Off Date) and (b) approximately 0.5% of the mortgage loans in loan group 3 (by principal balance as of the Cut-Off Date)) or 115% (in the case of (a) approximately 42.9% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of the Cut-Off Date) and (b) approximately 99.5% of the mortgage loans in loan group 3 (by principal balance as of the Cut-Off Date)) of its original principal balance, to an amount which will fully amortize the mortgage loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date (the “Payment Cap”), provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date, on each fifth anniversary thereafter and on the final adjustment date, or if the principal balance of the mortgage loan would otherwise exceed 110% or 115%, as applicable, of its original principal balance. In addition, any amounts owed under each mortgage loan on its maturity date are required to be paid on that date without regard to any Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a mortgage loan due to negative amortization, the final payment on that mortgage loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

      Since the mortgage interest rate on each mortgage loan adjusts monthly and the Minimum Monthly Payment adjusts annually (except that approximately 0.9% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of the Cut-Off Date), have a fixed Minimum Monthly Payment for the first sixty months after origination of such mortgage loans, and after the expiration of this fixed payment period, the Minimum Monthly Payment on each of these mortgage loans will adjust annually thereafter), subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in the Index will cause a larger portion of the Minimum Monthly Payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the mortgage loan may exceed the Minimum Monthly Payment. Any such excess will be added to the outstanding principal balance of the mortgage loan in the form of “negative amortization.” Decreases in the Index, on the other hand, will cause a larger portion of the Minimum Monthly Payment to be allocated to principal and a smaller portion to interest.

      The Minimum Monthly Payment for the entire first year (or first five years, as applicable) of a mortgage loan following origination reflects the fixed rate in effect during its initial fixed-rate period, which will generally be lower than the fully indexed rate in effect at any time during the first year. Therefore, even if the applicable Index does not increase, the Minimum Monthly Payment during the first year (or first five years, as applicable) of the mortgage loan may not be enough to pay the amount of interest due on the mortgage loan at the fully indexed rate, which is calculated based on the sum of the applicable Index and the Margin. If the mortgagor chooses to pay the Minimum Monthly Payment rather than one of the other higher payment options described below, this will lead to an increase in the outstanding principal balance of the mortgage loan in the form of negative amortization. Even after the first year (or first five years, as applicable), when the Minimum Monthly Payment may increase by 7.5%, this adjustment may not be enough to raise the Minimum Monthly Payment to the amount necessary to pay the interest due on the mortgage loan based on the sum of the applicable Index and the Margin in effect during the following year. If the new Minimum Monthly Payment is still less than the fully indexed rate during the following year, there will continue to be negative amortization if the mortgagor chooses to pay only the Minimum Monthly Payment. Therefore the effect of the initial fixed rate at the beginning of the life of the mortgage loan may be to continue to cause the Minimum Monthly Payment to be less than the monthly interest due on the mortgage loan until the fifth anniversary of the first Due Date (or until such Due Date as the principal balance of the mortgage loan would otherwise exceed 110% or 115%, as applicable, of its original principal balance) when the Minimum Monthly Payment will be reset to a fully-amortizing payment.

      Except for mortgagors who elect to participate in WMB's Auto Pay program (as described below), the monthly statement for some of the mortgage loans may show one or more payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment (that is, an amount that would fully amortize the mortgage loan at its current interest rate in equal monthly installments over its remaining term to maturity). In general, when the Minimum Monthly Payment is less than the amount of interest due that month (which, after the initial fixed-rate period, is calculated each month as the sum of the applicable Index and the Margin), the mortgagor may have the option to pay the actual amount of interest due that month. Likewise, whenever the Minimum Monthly Payment is less than a fully-amortizing monthly payment, the mortgagor may have the option to pay that fully-amortizing amount. Finally, the mortgagor may have the option of paying a monthly payment that would amortize the mortgage loan based on a 15-year term from the first payment date, rather than the actual 30-year or 40-year term of the mortgage loan. Even those mortgage loans that do not specify particular payment options allow the related mortgagor to make payments in addition to the Minimum Monthly Payment.

      Mortgagors related to WMB Loans may elect to participate in WMB's Auto Pay program, under which funds in an amount preselected by the mortgagor (not less than the Minimum Monthly Payment) are electronically debited from the mortgagor's checking or savings account and credited to the mortgage loan on a monthly payment date. The mortgagor may select as the monthly payment date any date from the first through the 15th day of the month. In order to enroll in the Auto Pay program, the mortgagor's bank account must be with a financial institution that is a member of the Automated Clearing House processing system.

      Mortgagors may remit principal prepayments together with the scheduled monthly payment or at any other time.

      Each servicer will send monthly statements to mortgagors. Each servicer may assess late fees for late monthly payments, nonsufficient funds fees, payoff statement fees (in connection with Payoffs) and, if applicable, prepayment penalties for early Payoffs.

      In addition, for any month, if the servicer receives a payment on a mortgage loan that is less than the Minimum Monthly Payment or if no payment is received at all, the servicer will advance its own funds (or, in the case of the WMB Loans, its own funds or funds collected by WMB on the WMB Loans but not required to be distributed to the certificateholders on the current Distribution Date), to cover the difference between the Minimum Monthly Payment scheduled to be received and the amount actually received with respect to that mortgage loan. However, the servicer will not be required to make such advances if it determines that those advances will not be recoverable from future payments or collections on that mortgage loan.

      As of the Cut-Off Date, (a) approximately 12.2% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those mortgage loans) and (b) approximately 0.7% of the mortgage loans in loan group 3 (by principal balance) are assumable to the extent provided in the related mortgage note.

      None of the mortgage loans will be “Buydown Loans,” which are mortgage loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. Some of the risks of loss on some mortgage loans will be covered up to specified limits by primary insurance policies.

      Each mortgage loan with both (i) an original loan-to-value ratio and (ii) a loan-to-value ratio as of the Cut-Off Date in excess of 80% was covered, as of the Cut-Off Date, by a primary insurance policy. For purposes of determining whether a primary insurance policy is required, the loan-to-value ratio is generally calculated as follows: (1) with respect to mortgage loans not secured by property located in the State of New York, the original principal amount of such loan divided by the lesser of (x) the original appraised value of the related mortgaged property and (y) the purchase price of such loan; and (2) with respect to mortgage loans secured by property in the State of New York, the original principal amount of such loan divided by the original appraised value of the related mortgaged property.

      As of the Cut-Off Date, approximately 1.3% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those mortgage loans) will not, by the terms of the related mortgages, fully amortize by their stated maturity dates (each, a “Balloon Loan”).

      Some of the mortgage loans may require the mortgagor to pay the amount of the premium under the related primary insurance policy to the applicable mortgage loan servicer, and the applicable mortgage loan servicer is required to pay that premium to the applicable insurer (each, a “Lender PMI Loan”). At such time as the primary insurance policy is no longer required to be maintained, the mortgagor will cease to pay the amount of the premium to the applicable mortgage loan servicer.

      As of the Cut-Off Date, certain of the mortgage loans impose prepayment penalties for certain prepayments of principal. See Appendix B to this prospectus supplement for a table showing prepayment penalty terms of the mortgage loans by loan group and subgroup. Generally, the mortgage loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from six to thirty-six months from the date of origination of such mortgage loan. The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note. See the “Prepayment Penalty Terms of the Subgroup 1-B Loans”, “Prepayment Penalty Terms of the Subgroup 2-B Loans” and “Prepayment Penalty Terms of the Group 3 Loans” tables in Appendix B hereto for information regarding the number of loans, and the related percentage of each loan group, that contain prepayment penalties, broken out for each of the various prepayment penalty terms.

      No prepayment penalty payments on any Countrywide Loans will be remitted to the Trust. All such payments on Countrywide Loans will be retained by Countrywide Home Loans and will not be payable to any class of certificates.

      Investors should note that, regardless of the terms of the mortgage note, WMB will not collect prepayment penalties after the third anniversary of the origination of the mortgage loan.

      The mortgage loans will be purchased by the depositor directly from the sponsor, which purchased the mortgage loans directly or indirectly from affiliated or unaffiliated third parties who either originated the applicable mortgage loans or purchased the mortgage loans through correspondent or broker lending programs operated by these third parties. See “The Sponsor—The Sponsor's Origination Channels,” “Underwriting of the Mortgage Loans” and “The Originators” in this prospectus supplement.

Loan Group 1

      The mortgage loans in loan group 1 consist of 1,090 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $300,784,454.

      As of the Cut-Off Date, approximately 6.1% (by principal balance) of the mortgage loans in loan group 1 were covered by a primary insurance policy.

      As of the Cut-Off Date, approximately 1.0% (by principal balance) of the mortgage loans in loan group 1 are Balloon Loans. As of the Cut-Off Date, all of the Balloon Loans in loan group 1 amortize over 40 years, but require payment in full 360 months after the origination of such mortgage loans.

      The principal balances of the mortgage loans in loan group 1 will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

      As of the Cut-Off Date, approximately 88.8% (by principal balance) of the mortgage loans in loan group 1 impose penalties for early prepayments. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

      As of the Cut-Off Date, approximately 5.7% (by principal balance) of the mortgage loans in loan group 1 are Countrywide Loans. Approximately 95.4% (by principal balance as of the Cut-Off Date) of these mortgage loans impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary or third anniversary of the origination of the mortgage loan, but the penalties collected on these mortgage loans will be retained by Countrywide Home Loans.

      As of the Cut-Off Date, approximately 94.3% (by principal balance) of the mortgage loans in loan group 1 are WMB Loans.

      As of the Cut-Off Date, WMB Loans in loan group 1, representing approximately 1.1% (by principal balance) of the mortgage loans in loan group 1, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the six month anniversary of the origination of the mortgage loan. The amount of the prepayment penalty for these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in loan group 1, representing approximately 15.5% (by principal balance) of the mortgage loans in loan group 1, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.1% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.7% of these mortgage loans is 2% of the amount of the prepayment, (iii) for 0.4% of these mortgage loans is 5% of the amount of the prepayment, (iv) for 6.5% of these mortgage loans is 6 months of interest on 80% of the original loan amount, (v) for 91.4% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount, (vi) for 0.5% of these mortgage loans is the lesser of (a) 2% of the amount of the prepayment and (b) 60 days of interest on the amount of the prepayment and (vii) for 0.4% of these mortgage loans is the lesser of (a) six months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (b) a specific amount as defined in the mortgage note.

      As of the Cut-Off Date, WMB Loans in loan group 1, representing approximately 5.1% (by principal balance) of the mortgage loans in loan group 1, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the second anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 99.5% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (ii) for 0.5% of these mortgage loans is the lesser of (a) 3 months of interest on the amount of the prepayment and (b) 2% of the amount of the prepayment.

      As of the Cut-Off Date, WMB Loans in loan group 1, representing approximately 61.8% (by principal balance) of the mortgage loans in loan group 1, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.05% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.3% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount, (iii) for 0.4% of these mortgage loans is

2 months of interest on the amount of the prepayment exceeding 33% of the original loan amount, (iv) for 4.1% of these mortgage loans is 2% of the amount of the prepayment, (v) for 0.2% of these mortgage loans is 2% of the amount of the prepayment (only applies if the outstanding balance at the time of prepayment is at least $50,000), (vi) for 0.1% of these mortgage loans is 2% prepaid amount if owner occupied, 1% prepaid amount if non owner occupied and original loan amount less than $75,000, 6 months of interest on the prepayment amount exceeding 20% of the original balance in a 12 month period if non owner occupied and original loan amount greater than or equal to $75,000, (vii) for 0.2% of these mortgage loans is 3% of the amount of the prepayment if the prepayment occurs during the first year, 2% of the amount of the prepayment if the prepayment occurs during the second year and 1% of the amount of the prepayment if the prepayment occurs during the third year, (viii) for 3.2% of these mortgage loans is 5% of the amount of the prepayment, (ix) for 0.3% of these mortgage loans is 5% of the amount of the prepayment if the prepayment occurs during the first year, 4% of the amount of the prepayment if the prepayment occurs during the second year and 3% of the amount of the prepayment if the prepayment occurs during the third year, (x) for 1.0% of these mortgage loans is 6 months of interest on 80% of the original loan amount, (xi) for 89.6% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (xii) for 0.6% of these mortgage loans is the lesser of (a) 3 months of interest on the amount of the prepayment and (b) 2% of the amount of the prepayment.

      See Appendix B for a detailed description of the mortgage loans in loan group 1.

Subgroup 1-A

      The mortgage loans in subgroup 1-A consist of 123 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $33,591,149.

      As of the Cut-Off Date, approximately 3.1% (by principal balance) of the mortgage loans in subgroup 1-A were covered by a primary insurance policy.

      As of the Cut-Off Date, approximately 0.6% (by principal balance) of the mortgage loans in subgroup 1-A are Balloon Loans. As of the Cut-Off Date, all of the Balloon Loans in subgroup 1-A amortize over 40 years, but require payment in full 360 months after the origination of such mortgage loans.

      None of the mortgage loans in subgroup 1-A imposes penalties for early prepayments of any kind.

      See Appendix B for a detailed description of the mortgage loans in subgroup 1-A.

Subgroup 1-B

      The mortgage loans in subgroup 1-B consist of 967 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $267,193,304.

      As of the Cut-Off Date, approximately 6.5% (by principal balance) of the mortgage loans in subgroup 1-B were covered by a primary insurance policy.

      As of the Cut-Off Date, approximately 1.0% (by principal balance) of the mortgage loans in subgroup 1-B are Balloon Loans. As of the Cut-Off Date, all of the Balloon Loans in subgroup 1-B amortize over 40 years, but require payment in full 360 months after the origination of such mortgage loans.

      As of the Cut-Off Date, all of the mortgage loans in subgroup 1-B impose penalties for early prepayments. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

      As of the Cut-Off Date, approximately 6.1% (by principal balance) of the mortgage loans in subgroup 1-B are Countrywide Loans. All of these mortgage loans impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary or third anniversary of the origination of the mortgage loan, but the penalties collected on these mortgage loans will be retained by Countrywide Home Loans.

      As of the Cut-Off Date, approximately 93.9% (by principal balance) of the mortgage loans in subgroup 1-B are WMB Loans.

      As of the Cut-Off Date, WMB Loans in subgroup 1-B, representing approximately 1.2% (by principal balance) of the mortgage loans in subgroup 1-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the six month anniversary of the origination of the mortgage loan. The amount of the prepayment penalty for these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in subgroup 1-B, representing approximately 17.4% (by principal balance) of the mortgage loans in subgroup 1-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.1% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.7% of these mortgage loans is 2% of the amount of the prepayment, (iii) for 0.4% of these mortgage loans is 5% of the amount of the prepayment, (iv) for 6.5% of these mortgage loans is 6 months of interest on 80% of the original loan amount, (v) for 91.4% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount, (vi) for 0.5% of these mortgage loans is the lesser of (a) 2% of the amount of the prepayment and (b) 60 days of interest on the amount of the prepayment and (vii) for 0.4% of these mortgage loans is the lesser of (a) six months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (b) a specific amount as defined in the mortgage note.

      As of the Cut-Off Date, WMB Loans in subgroup 1-B, representing approximately 5.7% (by principal balance) of the mortgage loans in subgroup 1-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the second anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 99.5% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (ii) for 0.5% of these mortgage loans is the lesser of (a) 3 months of interest on the amount of the prepayment and (b) 2% of the amount of the prepayment.

      As of the Cut-Off Date, WMB Loans in subgroup 1-B, representing approximately 69.6% (by principal balance) of the mortgage loans in subgroup 1-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.05% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.3% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount, (iii) for 0.4% of these mortgage loans is 2 months of interest on the amount of the prepayment exceeding 33% of the original loan amount, (iv) for 4.1% of these mortgage loans is 2% of the amount of the prepayment, (v) for 0.2% of these mortgage loans is 2% of the amount of the prepayment (only applies if the outstanding balance at the time of prepayment is at least $50,000), (vi) for 0.1% of these mortgage loans is 2% prepaid amount if owner occupied, 1% prepaid amount if non owner occupied and original loan amount less than $75,000, 6 months of interest on the prepayment amount exceeding 20% of the original balance in a 12 month period if non owner occupied and original loan amount greater than or equal to $75,000, (vii) for 0.2% of these mortgage loans is 3% of the amount of the prepayment if the prepayment occurs during the first year, 2% of the amount of the prepayment if the prepayment occurs during the second year and 1% of the amount of the prepayment if the prepayment occurs during the third year, (viii) for 3.2% of these mortgage loans is 5% of the amount of the prepayment, (ix) for 0.3% of these mortgage loans is 5% of the amount of the prepayment if the prepayment occurs during the first year, 4% of the amount of the prepayment if the prepayment occurs during the second year and 3% of the amount of the prepayment if the prepayment occurs during the third year, (x) for 1.0% of these mortgage loans is 6 months of interest on 80% of the original loan amount, (xi) for 89.6% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (xii) for 0.6% of these mortgage loans is the lesser of (a) 3 months of interest on the amount of the prepayment and (b) 2% of the amount of the prepayment.

      See Appendix B for a detailed description of the mortgage loans in subgroup 1-B.

Subgroup 1-B1

      The mortgage loans in subgroup 1-B1 consist of 251 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $67,355,222.

      As of the Cut-Off Date, approximately 5.8% (by principal balance) of the mortgage loans in subgroup 1-B1 were covered by a primary insurance policy.

      As of the Cut-Off Date, all of the mortgage loans in subgroup 1-B1 impose penalties for early prepayments. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

      As of the Cut-Off Date, approximately 3.5% (by principal balance) of the mortgage loans in subgroup 1-B1 are Countrywide Loans. All of these mortgage loans impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan, but the penalties collected on these mortgage loans will be retained by Countrywide Home Loans.

      As of the Cut-Off Date, approximately 96.5% (by principal balance) of the mortgage loans in subgroup 1-B1 are WMB Loans.

      As of the Cut-Off Date, WMB Loans in subgroup 1-B1, representing approximately 96.5% (by principal balance) of the mortgage loans in subgroup 1-B1, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.1% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.6% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount, (iii) for 0.3% of these mortgage loans is 2 months of interest on the amount of the prepayment exceeding 33% of the original loan amount, (iv) for 0.1% of these mortgage loans is 2% of the amount of the prepayment, (v) for 2.7% of these mortgage loans is 5% of the amount of the prepayment, (vi) for 94.9% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (vii) for 1.3% of these mortgage loans is the lesser of (a) 3 months of interest on the amount of the prepayment and (b) 2% of the amount of the prepayment.

      See Appendix B for a detailed description of the mortgage loans in subgroup 1-B1.

Loan Group 2

      The mortgage loans in loan group 2 consist of 980 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $535,147,709.

      As of the Cut-Off Date, approximately 2.3% (by principal balance) of the mortgage loans in loan group 2 were covered by a primary insurance policy.

      As of the Cut-Off Date, approximately 1.4% (by principal balance) of the mortgage loans in loan group 2 are Balloon Loans. As of the Cut-Off Date, all of the Balloon Loans in loan group 2 amortize over 40 years, but require payment in full 360 months after the origination of such mortgage loans.

      As of the Cut-Off Date, approximately 83.5% (by principal balance) of the mortgage loans in loan group 2 impose penalties for early prepayments. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

      As of the Cut-Off Date, approximately 2.4% (by principal balance) of the mortgage loans in loan group 2 are Countrywide Loans. Approximately 96.6% (by principal balance as of the Cut-Off Date) of these mortgage loans impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary or third anniversary of the origination of the mortgage loan, but the penalties collected on these mortgage loans will be retained by Countrywide Home Loans.

      As of the Cut-Off Date, approximately 97.6% (by principal balance) of the mortgage loans in loan group 2 are WMB Loans.

      As of the Cut-Off Date, WMB Loans in loan group 2, representing approximately 0.5% (by principal balance) of the mortgage loans in loan group 2, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the six month anniversary of the origination of the mortgage loan. The amount of the prepayment penalty for these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in loan group 2, representing approximately 19.6% (by principal balance) of the mortgage loans in loan group 2, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.1% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount, (ii) for 2.1% of these mortgage loans is 2% of the amount of the prepayment, (iii) for 1.3% of these mortgage loans is 2% of the amount of the prepayment (only applies if the outstanding balance at the time of prepayment is at least $50,000), (iv) for 0.7% of these mortgage loans is 5% of the amount of the prepayment, (v) for 2.3% of these mortgage loans is 6 months of interest on 80% of the original loan amount, (vi) for 92.3% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (vii) for 1.2% of these mortgage loans is the lesser of (a) six months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (b) a specific amount as defined in the mortgage note.

      As of the Cut-Off Date, WMB Loans in loan group 2, representing approximately 4.8% (by principal balance) of the mortgage loans in loan group 2, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the second anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.7% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount and (ii) for 99.3% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in loan group 2, representing approximately 56.2% (by principal balance) of the mortgage loans in loan group 2, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.2% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.8% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount, (iii) for 0.3% of these mortgage loans is 2 months of interest on the amount of the prepayment exceeding 33% of the original loan amount, (iv) for 5.5% of these mortgage loans is 2% of the amount of the prepayment, (v) for 0.3% of these mortgage loans is 2% of the amount of the prepayment (only applies if the outstanding balance at the time of prepayment is at least $50,000), (vi) for 0.4% of these mortgage loans is 5% of the amount of the prepayment, (vii) for 0.2% of these mortgage loans is 5% of the amount of the prepayment if the prepayment occurs during the first year, 4% of the amount of the prepayment if the prepayment occurs during the second year and 3% of the amount of the prepayment if the prepayment occurs during the third year, (viii) for 0.2% of these mortgage loans is 6 months of interest on 80% of the original loan amount and, (ix) for 92.1% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      See Appendix B for a detailed description of the mortgage loans in loan group 2.

Subgroup 2-A

      The mortgage loans in subgroup 2-A consist of 136 a]mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $88,474,628.

      As of the Cut-Off Date, approximately 1.5% (by principal balance) of the mortgage loans in subgroup 2-A were covered by a primary insurance policy.

      None of the mortgage loans in subgroup 2-A imposes penalties for early prepayments of any kind.

      See Appendix B for a detailed description of the mortgage loans in subgroup 2-A.

Subgroup 2-B

      The mortgage loans in subgroup 2-B consist of 844 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $446,673,080.

      As of the Cut-Off Date, approximately 2.5% (by principal balance) of the mortgage loans in subgroup 2-B were covered by a primary insurance policy.

      As of the Cut-Off Date, approximately 1.7% (by principal balance) of the mortgage loans in subgroup 2-B are Balloon Loans. As of the Cut-Off Date, all of the Balloon Loans in subgroup 2-B amortize over 40 years, but require payment in full 360 months after the origination of such mortgage loans.

      As of the Cut-Off Date, all of the mortgage loans in subgroup 2-B impose penalties for early prepayments. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

      As of the Cut-Off Date, approximately 2.7% (by principal balance) of the mortgage loans in subgroup 2-B are Countrywide Loans. All of these mortgage loans impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary or third anniversary of the origination of the mortgage loan, but the penalties collected on these mortgage loans will be retained by Countrywide Home Loans.

      As of the Cut-Off Date, approximately 97.3% (by principal balance) of the mortgage loans in subgroup 2-B are WMB Loans.

      As of the Cut-Off Date, WMB Loans in subgroup 2-B, representing approximately 0.6% (by principal balance) of the mortgage loans in subgroup 2-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the six month anniversary of the origination of the mortgage loan. The amount of the prepayment penalty for these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in subgroup 2-B, representing approximately 23.5% (by principal balance) of the mortgage loans in subgroup 2-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.1% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount, (ii) for 2.1% of these mortgage loans is 2% of the amount of the prepayment, (iii) for 1.3% of these mortgage loans is 2% of the amount of the prepayment (only applies if the outstanding balance at the time of prepayment is at least $50,000), (iv) for 0.7% of these mortgage loans is 5% of the amount of the prepayment, (v) for 2.3% of these mortgage loans is 6 months of interest on 80% of the original loan amount, (vi) for 92.3% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (vii) for 1.2% of these mortgage loans is the lesser of (a) six months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (b) a specific amount as defined in the mortgage note.

      As of the Cut-Off Date, WMB Loans in subgroup 2-B, representing approximately 5.7% (by principal balance) of the mortgage loans in subgroup 2-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the second anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.7% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount and (ii) for 99.3% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in subgroup 2-B, representing approximately 67.4% (by principal balance) of the mortgage loans in subgroup 2-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 0.2% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.8% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount, (iii) for 0.3% of these mortgage loans is 2 months of interest on the amount of the prepayment exceeding 33% of the original loan amount, (iv) for 5.5% of these mortgage loans is 2% of the amount of the prepayment, (v) for 0.3% of these mortgage loans is 2% of the amount of the prepayment (only applies if the outstanding balance at the time of prepayment is at least $50,000), (vi) for 0.4% of these mortgage loans is 5% of the amount of the prepayment, (vii) for 0.2% of these mortgage loans is 5% of the amount of the prepayment if the prepayment occurs during the first year, 4% of the amount of the prepayment if the prepayment occurs during the second year and 3% of the amount of the prepayment if the prepayment occurs during the third year, (viii) for 0.2% of these mortgage loans is 6 months of interest on 80% of the original loan amount and (ix) for 92.1% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      See Appendix B for a detailed description of the mortgage loans in subgroup 2-B.

Subgroup 2-B1

      The mortgage loans in subgroup 2-B1 consist of 172 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $85,699,592.

      As of the Cut-Off Date, approximately 5.1% (by principal balance) of the mortgage loans in subgroup 2-B1 were covered by a primary insurance policy.

      As of the Cut-Off Date, all of the mortgage loans in subgroup 2-B1 impose penalties for early prepayments. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

      As of the Cut-Off Date, approximately 2.0% (by principal balance) of the mortgage loans in subgroup 2-B1 are Countrywide Loans. All of these mortgage loans impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan, but the penalties collected on these mortgage loans will be retained by Countrywide Home Loans.

      As of the Cut-Off Date, approximately 98.0% (by principal balance) of the mortgage loans in subgroup 2-B1 are WMB Loans.

      As of the Cut-Off Date, WMB Loans in subgroup 2-B1, representing approximately 98.0% (by principal balance) of the mortgage loans in subgroup 2-B1, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 2.0% of these mortgage loans is 1% of the amount of the prepayment exceeding 20% of the original loan amount, (ii) for 1.2% of these mortgage loans is 2 months of interest on the amount of the prepayment exceeding 33% of the original loan amount, (iii) for 3.4% of these mortgage loans is 2% of the amount of the prepayment, (iv) for 1.1% of these mortgage loans is 2% of the amount of the prepayment (only applies if the outstanding balance at the time of prepayment is at least $50,000), (v) for 1.1% of these mortgage loans is 5% of the amount of the prepayment, (vi) for 0.7% of these mortgage loans is 5% of the amount of the prepayment if the prepayment occurs during the first year, 4% of the amount of the prepayment if the prepayment occurs during the second year and 3% of the amount of the prepayment if the prepayment occurs during the third year and (vii) for 90.4% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      See Appendix B for a detailed description of the mortgage loans in subgroup 2-B1.

Loan Group 3

      The mortgage loans in loan group 3 consist of 870 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $239,198,329.

      As of the Cut-Off Date, all of the mortgage loans in loan group 3 were covered by a primary insurance policy.

      As of the Cut-Off Date, approximately 93.7% (by principal balance) of the mortgage loans in loan group 3 impose penalties for early prepayments. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

      As of the Cut-Off Date, approximately 81.2% (by principal balance) of the mortgage loans in loan group 3 are Countrywide Loans. All of these mortgage loans impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary or third anniversary of the origination of the mortgage loan, but the penalties collected on these mortgage loans will be retained by Countrywide Home Loans.

      As of the Cut-Off Date, approximately 18.8% (by principal balance) of the mortgage loans in loan group 3 are WMB Loans.

      As of the Cut-Off Date, WMB Loans in loan group 3, representing approximately 5.6% (by principal balance) of the mortgage loans in loan group 3, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 98.8% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (ii) for 1.2% of these mortgage loans is 5% of the amount of the prepayment.

      As of the Cut-Off Date, WMB Loans in loan group 3, representing approximately 0.5% (by principal balance) of the mortgage loans in loan group 3, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the second anniversary of the origination of the mortgage loan. The amount of the prepayment penalty for these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in loan group 3, representing approximately 6.5% (by principal balance) of the mortgage loans in loan group 3, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 3.0% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.6% of these mortgage loans is 1% of the amount of the prepayment, (iii) for 20.7% of these mortgage loans is 5% of the amount of the prepayment, (iv) for 2.1% of these mortgage loans is 6 months of interest on 80% of the original loan amount, (v) for 71.5% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (vi) for 2.2% of these mortgage loans is the lesser of (a) 3 months of interest on the amount of the prepayment and (b) 2% of the amount of the prepayment.

      See Appendix B for a detailed description of the mortgage loans in loan group 3.

Subgroup 3-B

      The mortgage loans in subgroup 3-B consist of 649 mortgage loans with an aggregate principal balance as of the Cut-Off Date of approximately $175,966,879.

      As of the Cut-Off Date, all of the mortgage loans in subgroup 3-B were covered by a primary insurance policy.

      As of the Cut-Off Date, approximately 91.7% (by principal balance) of the mortgage loans in subgroup 3-B impose penalties for early prepayments. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

      As of the Cut-Off Date, approximately 75.8% (by principal balance) of the mortgage loans in subgroup 3-B are Countrywide Loans. All of these mortgage loans impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary or third anniversary of the origination of the mortgage loan, but the penalties collected on these mortgage loans will be retained by Countrywide Home Loans.

      As of the Cut-Off Date, approximately 24.2% (by principal balance) of the mortgage loans in subgroup 3-B are WMB Loans.

      As of the Cut-Off Date, WMB Loans in subgroup 3-B, representing approximately 7.3% (by principal balance) of the mortgage loans in subgroup 3-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. The amount of the prepayment penalty for these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in subgroup 3-B, representing approximately 0.7% (by principal balance) of the mortgage loans in subgroup 3-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the second anniversary of the origination of the mortgage loan. The amount of the prepayment penalty for these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount.

      As of the Cut-Off Date, WMB Loans in subgroup 3-B, representing approximately 7.9% (by principal balance) of the mortgage loans in subgroup 3-B, impose penalties for early prepayments in full (and in some cases for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan. The amount of the prepayment penalty (i) for 3.3% of these mortgage loans is 1% of the amount of the prepayment, (ii) for 0.7% of these mortgage loans is 1% of the original loan amount, (iii) for 14.3% of these mortgage loans is 5% of the amount of the prepayment, (iv) for 2.3% of these mortgage loans is 6 months of interest on 80 % of the original loan amount, (v) for 77.0% of these mortgage loans is 6 months of interest on the amount of the prepayment exceeding 20% of the original loan amount and (vi) for 2.5% of these mortgage loans is the lesser of (a) 3 months of interest on the amount of the prepayment and (b) 2% of the amount of the prepayment.

      See Appendix B for a detailed description of the mortgage loans in subgroup 3-B.

The Indexes

      The index for each mortgage loan (the “Index”) is either One-Year MTA, One-Month LIBOR or COFI.

      The index for approximately 98.3%, 97.2% and 99.2% of the mortgage loans in loan group 1, loan group 2 and loan group 3 (in each case, by principal balance as of the Cut-Off Date) is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year (“One-Year MTA”), as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date. If One-Year MTA is no longer available, the servicer will choose a new Index that is based on comparable information.

      Listed below are some historical values of One-Year MTA since 2001. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any mortgage loan.

Month	2006	2005	2004	2003	2002	2001
January	3.751%	2.022%	1.234%	1.935%	3.260%	5.999%
February	3.888%	2.171%	1.229%	1.858%	3.056%	5.871%
March	4.011%	2.347%	1.225%	1.747%	2.912%	5.711%
April	4.143%	2.504%	1.238%	1.646%	2.787%	5.530%
May	4.282%	2.633%	1.288%	1.548%	2.668%	5.318%
June	4.432%	2.737%	1.381%	1.449%	2.553%	5.102%
July	4.563%	2.865%	1.463%	1.379%	2.414%	4.897%
August	4.664%	3.019%	1.522%	1.342%	2.272%	4.671%
September		3.163%	1.595%	1.302%	2.180%	4.395%
October		3.326%	1.677%	1.268%	2.123%	4.088%
November		3.478%	1.773%	1.256%	2.066%	3.763%
December		3.618%	1.887%	1.244%	2.002%	3.481%

      The index for approximately 0.7%, 1.9% and 0.8% of the mortgage loans in loan group 1, loan group 2 and loan group 3 (in each case, by principal balance as of the Cut-Off Date) is the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of fifteen days before the applicable interest rate adjustment date (“One-Month LIBOR”). In the event One-Month LIBOR is no longer available, the servicer will choose a new Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

      Listed below are some historical values of the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market. These values were not determined in accordance with the provisions for One-Month LIBOR described above. The values shown below are intended only to provide a historical summary of the movement in rates related to One-Month LIBOR and may not be indicative of future rates. The values shown below were derived from various sources.

Month	2006	2005	2004	2003	2002	2001
January	4.570%	2.590%	1.100%	1.340%	1.848%	5.570%
February	4.633%	2.716%	1.098%	1.338%	1.870%	5.208%
March	4.829%	2.870%	1.090%	1.300%	1.879%	5.080%
April	5.040%	3.089%	1.100%	1.320%	1.840%	4.433%
May	5.111%	3.130%	1.114%	1.320%	1.844%	4.058%
June	5.334%	3.340%	1.369%	1.120%	1.839%	3.863%
July	5.391%	3.519%	1.504%	1.100%	1.820%	3.750%
August	5.330%	3.700%	1.670%	1.119%	1.820%	3.581%
September		3.864%	1.840%	1.120%	1.811%	2.630%
October		4.090%	2.000%	1.120%	1.716%	2.288%
November		4.294%	2.290%	1.170%	1.439%	2.119%
December		4.390%	2.400%	1.120%	1.380%	1.874%

      The index for approximately 1.0% and 0.9% of the mortgage loans in loan group 1 and loan group 2 (in each case, by principal balance as of the Cut-Off Date) is a per annum rate equal to the “11th District Cost of Funds Index” or “COFI” that is published each month by the Federal Home Loan Bank of San Francisco for the prior month in its monthly Information Bulletin (the “COFI Bulletin”), currently available from the Federal Home Loan Bank of San Francisco, 600 California Street, San Francisco, California 94108, telephone: (415) 616-1000. The Federal Home Loan Bank of San Francisco determines COFI based on the weighted average cost of funds for its member savings institutions, which are located in Arizona, California and Nevada. The index figure used for each interest rate adjustment date will be the most recently available index as of the interest rate adjustment date. If COFI is no longer available, the servicer will choose a new Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

      Listed below are some historical values of COFI since 2001. The values of COFI shown are intended only to provide an historical summary of the movements in COFI and may not be indicative of future rates. No assurances can be given as to the value of COFI on any interest rate adjustment date or during the life of any mortgage loan.

Month	2006	2005	2004	2003	2002	2001
January	3.347%	2.183%	1.811%	2.308%	2.823%	5.514%
February	3.604%	2.317%	1.841%	2.257%	2.744%	5.426%
March	3.624%	2.400%	1.815%	2.210%	2.653%	5.198%
April	3.759%	2.515%	1.802%	2.208%	2.723%	4.946%
May	3.884%	2.622%	1.708%	2.130%	2.772%	4.745%
June	4.090%	2.676%	1.758%	2.113%	2.847%	4.498%
July	4.177%	2.757%	1.816%	2.018%	2.821%	4.274%
August		2.870%	1.875%	1.946%	2.763%	4.106%
September		2.972%	1.931%	1.923%	2.759%	3.974%
October		3.074%	1.960%	1.909%	2.708%	3.628%
November		3.190%	2.025%	1.821%	2.537%	3.368%
December		3.296%	2.118%	1.902%	2.375%	3.074%

Additional Information

      Appendix B contains important information about the mortgage loans in (i) each loan group and (ii) certain subgroups including:

•	the mortgage interest rates, the Pass-Through Rates and the original principal balances of the mortgage loans;

•	the Margins, the interest rate floors and the Rate Ceilings;

•	the years in which initial monthly payments on the mortgage loans are due;

•	the first interest rate adjustment dates on the mortgage loans;

•	the loan-to-value ratios of the mortgage loans as of the Cut-Off Date;

•	the types of mortgaged properties;

•	the geographic distribution by state of the mortgaged properties;

•	the scheduled maturity years of the mortgage loans;

•	the original terms to maturity of the mortgage loans;

•	the number of mortgage loans originated under full documentation or reduced documentation programs;

•	the stated owner occupancy status of the mortgaged properties when the mortgage loans were originated;

•	the mortgagor's purpose of financing;

•	the credit score ranges;

•	the prepayment penalty terms;

•	the monthly debt to income ratio of all debt;

•	the combined loan-to-value ratios of the mortgage loans; and

•	current and past delinquencies of the mortgage loans.

      The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for the mortgagors. The credit scores shown were collected from a variety of sources over a period of weeks, months or longer, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans. See “Underwriting of the Mortgage Loans—Evaluation of the Borrower's Credit Standing” in this prospectus supplement.

      The material terms of the pooling agreement are described in this prospectus supplement, and the pooling agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S-74, that removal or addition will be noted in a Distribution Report on Form 10-D or a Current Report on Form 8-K.

Representations and Warranties Regarding the Mortgage Loans

      Under the mortgage loan sale agreement pursuant to which the sponsor will sell the mortgage loans to the depositor, the sponsor will make representations and warranties in respect of the mortgage loans, which representations and warranties the depositor will assign to the Trust pursuant to the pooling agreement. Among those representations and warranties are the following:

•	Each mortgage is a valid and enforceable first lien on an unencumbered estate in fee simple or leasehold estate in the related mortgaged property, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity, and except as provided in the mortgage loan sale agreement;

•	The depositor will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than any lien under the mortgage loan sale agreement);

•	Except as provided in the mortgage loan sale agreement, all payments due on each mortgage loan have been made and no mortgage loan was delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

•	There are no delinquent assessments or taxes outstanding against any mortgaged property;

•	There is no offset, defense or counterclaim to any mortgage note, except as stated in the mortgage loan sale agreement;

•	Each mortgaged property is free of damage and in good repair, ordinary wear and tear excepted;

•	Each mortgage loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and predatory and abusive lending laws applicable to the originating lender;

•	Each mortgage loan (except mortgage loans secured by cooperative properties) is covered by a title insurance policy insuring the lien status of the mortgage, subject to the exceptions set forth in the policy;

•	Each mortgage loan with a loan-to-value ratio both (i) as of the Cut-Off Date and (ii) as of its respective origination date in excess of 80% was covered, as of the Cut-Off Date, by a primary insurance policy, and such policy or guaranty is valid and remains in full force and effect;

•	All hazard insurance or other insurance required under the mortgage loan sale agreement has been validly issued and remains in full force and effect;

•	Each mortgage and mortgage note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity;

•	The sponsor used no adverse selection procedures in selecting the mortgage loans from among the outstanding adjustable rate conventional mortgage loans owned by it which were available for sale and as to which the representations and warranties in the mortgage loan sale agreement could be made; and

•	Each mortgage loan constitutes a qualified mortgage under the Internal Revenue Code.

      Pursuant to the pooling agreement, the depositor will represent and warrant to the Trust that, as of the Closing Date, the Trust will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than (i) any lien arising before the depositor's purchase of the mortgage loan from the sponsor and (ii) any lien under the pooling agreement).

      In the event of a material breach of the representations and warranties made by the sponsor or the depositor, the breaching party will be required to either cure the breach in all material respects, repurchase the affected mortgage loan or substitute for the affected mortgage loan. In the event that a required loan document is not included in the mortgage files for the mortgage loans, the sponsor generally will also be required to either cure the defect or repurchase or substitute for the affected mortgage loan. See “Description of the Securities—Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach” in the prospectus for a description of the purchase price for each repurchased mortgage loan and the requirements with respect to substitutions of mortgage loans.

Criteria for Selection of Mortgage Loans

      The sponsor selected the mortgage loans from among its portfolio of mortgage loans held for sale based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics described in Appendix B to this prospectus supplement, and taking into account investor preferences and the depositor's objective of obtaining the most favorable combination of ratings on the certificates.

DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued pursuant to the pooling agreement to be dated as of the Cut-Off Date among WaMu Asset Acceptance Corp., as depositor, Washington Mutual Bank, as servicer, LaSalle Bank National Association, as trustee, and Christiana Bank & Trust Company, as Delaware trustee. A form of the pooling agreement is filed as an exhibit to the registration statement relating to the certificates. The accompanying prospectus contains important additional information regarding the terms and conditions of the pooling agreement and the certificates. The offered certificates will not be issued unless they receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Moody's Investors Service, Inc. (“Moody's”) indicated under Certificate Ratings“ in this prospectus supplement. As of the Closing Date, the offered certificates, other than the Class 3-PPP, Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class 3-B-2 and Class 3-B-3 Certificates, will qualify as “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

      The Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR8 will consist of the following classes:

• Class 1A	• Class L-B-1	• Class L-B-13

• Class 2A	• Class L-B-2	• Class L-B-14

• Class 3A-1A	• Class L-B-3	• Class 3-B-1

• Class 3A-1B	• Class L-B-4	• Class 3-B-2

• Class 3A-1C	• Class L-B-5	• Class 3-B-3

• Class CA-1B	• Class L-B-6	• Class 3-B-4

• Class CA-1C	• Class L-B-7	• Class 3-B-5

• Class CX-1	• Class L-B-8	• Class 3-B-6

• Class CX-2-PPP	• Class L-B-9	• Class R

• Class CX-3	• Class L-B-10	• Class 3-PPP

• Class 3X-1	• Class L-B-11

• Class 3X-2	• Class L-B-12

      Collectively, the certificates will represent all of the beneficial interests in the Trust. The certificates will have the following designations:

Class A Certificates	Class 1A, Class 2A, Class 3A-1A, Class 3A-1B, Class 3A-1C, Class CA-1B and Class CA-1C Certificates.

Class X Certificates	Class CX-1, Class CX-2-PPP, Class CX-3, Class 3X-1 and Class 3X-2 Certificates.

Senior Certificates	Class A, Class X and Class R Certificates.

Group L-B Senior Subordinate Certificates	Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates.

Group 3-B Senior Subordinate Certificates	Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates.

Group L-B Junior Subordinate Certificates	Class L-B-12, Class L-B-13, Class and Class L-B-14 Certificates.

Group 3-B Junior Subordinate Certificates	Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

Group L-B Certificates	Group L-B Senior Subordinate and Group L-B Junior Subordinate Certificates. The Group L-B Certificates are the subordinate certificates for the Class 1A, Class 2A, CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP, Class CX-3 and Class R Certificates and, therefore, as used in this prospectus supplement, their “related loan group” includes the mortgage loans in loan group 1 and loan group 2.

Group 3-B Certificates	Group 3-B Senior Subordinate and Group 3-B Junior Subordinate Certificates. The Group 3-B Certificates are the subordinate certificates for the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates and, therefore, as used in this prospectus supplement, their “related loan group” includes the mortgage loans in loan group 3.

Senior Subordinate Certificates	Group L-B Senior Subordinate and Group 3-B Senior Subordinate Certificates.

Junior Subordinate Certificates	Group L-B Junior Subordinate and Group 3-B Junior Subordinate Certificates.

Class B or Subordinate Certificates	Group L-B and Group 3-B Certificates.

Residual Certificates	Class R Certificates.

Regular Certificates	All classes of certificates other than the Class R and Class 3-PPP Certificates.

MTA Certificates	Class 1A, Class 2A, Class 3A-1A, Class 3A-1B and Class CA-1B Certificates.

LIBOR Certificates	Class CA-1C, Class 3A-1C and Class B Certificates.

Physical Certificates	Class R Certificates.

Book-Entry Certificates	All classes of certificates other than the Physical Certificates.

      Only the Senior Certificates, Class 3-PPP Certificates and the Senior Subordinate Certificates, called the offered certificates, are offered by this prospectus supplement. The Junior Subordinate Certificates are not offered by this prospectus supplement.

      The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which such class or, in the case of the Class CX-1, Class CX-2-PPP or Class 3X-1 Certificates, the related principal-only components are entitled on the Closing Date, reduced by all distributions of principal to that class or those components, as applicable, and all allocations of losses required to be borne by that class or those components, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or those components, as applicable, as described in “—Distributions of Interest” in this prospectus supplement. The “Class Principal Balance” of the Class CA-1B and Class CA-1C Certificates will equal the sum of the related Component Principal Balances. As of the Cut-Off Date, the Class Principal Balance of the Class CA-1B Group 1 Component, Class CA-1B Group 2 Component, CA-1C Group 1 Component and Class CA-1C Group 2 Component will be approximately $26,394,000, $47,606,000, $26,394,000 and $47,606,000, respectively.

      The “Certificate Principal Balance” for any certificate will be the portion of the corresponding Class Principal Balance that it represents; provided, however, that each of the CX-1, CX-2-PPP and Class 3X-1 Certificates will represent a portion of the related Class Principal Balance equal to its percentage interest in the related Class X Notional Amount (as described in this prospectus supplement under “Distributions of Interest—Class X Notional Amounts and Class X Principal Balances”).

      Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, (i) the Class CX-1 Certificates will be deemed to be comprised of an interest-only component and two principal-only components, the Class CX-1 Subgroup 1-A PO Component and the Class CX-1 Subgroup 2-A PO Component, (ii) the Class CX-2-PPP Certificates will be deemed to be comprised of an interest-only component and two principal-only components, the Class CX-2-PPP Subgroup 1-B PO Component and the Class CX-2-PPP Subgroup 2-B PO Component, (iii) the Class CX-3 Certificates will be deemed to be comprised of an interest-only component, (vi) the Class 3X-1 Certificates will be deemed to be comprised of an interest-only component and a principal-only component and (v) the Class 3X-2 Certificates will be deemed to be comprised of an interest-only component. Interest, if any, will be payable with respect to each Class X interest-only component, calculated as described in this prospectus supplement under “—Distributions of Interest—Interest Distributions on the Class X Certificates.” In addition, each of the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates will have a Class Principal Balance, which will be the sum of the Component Principal Balances of the related principal-only components and which will initially equal zero. In the event that interest otherwise payable with respect to the Class CX-1, Class CX-2-PPP and Class 3X-1 interest-only component and derived from a loan group or subgroup, as applicable, is reduced as a result of the allocation of Net Negative Amortization, the amount of such reduction will be added as principal to the related Class X Component Principal Balance. Interest will not accrue on any Class X Component Principal Balance.

      Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1B Certificates will be deemed to be comprised of the Class CA-1B Group 1 Component and the Class CA-1B Group 2 Component. Each Class CA-1B Component will have a Component Principal Balance representing the portion of the Class CA-1B Principal Balance. Interest will be payable with respect to each Class CA-1B Component. Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1C Certificates will be deemed to be comprised of the Class CA-1C Group 1 Component and the Class CA-1C Group 2 Component. Each Class CA-1C Component will have a Component Principal Balance representing the portion of the Class CA-1C Principal Balance. Interest will be payable with respect to each Class CA-1C Component.

      The “Component Principal Balance” for any Class X PO Component will be the principal balance of that Class X PO Component calculated as described in the second preceding paragraph. The “Component Principal Balance” for any component of the Class CA-1B and Class CA-1C Certificates and any Distribution Date will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that component, as described in “—Distributions of Interest” in this prospectus supplement.

      The Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP and Class R Certificates will comprise approximately 87.75%, the Group L-B Senior Subordinate Certificates will comprise approximately 9.95%, and the Group L-B Junior Subordinate Certificates will comprise approximately 2.30% of the aggregate principal balance of the mortgage loans in loan group 1 and loan group 2 as of the Cut-Off Date.

      The Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates will comprise approximately 87.25%, the Group 3-B Senior Subordinate Certificates will comprise approximately 10.25%, and the Group 3-B Junior Subordinate Certificates will comprise approximately 2.50% of the aggregate principal balance of the mortgage loans in loan group 3 as of the Cut-Off Date.

      The offered certificates, other than the Class X, Class 3-PPP and Class R Certificates, are each offered in minimum denominations equivalent to not less than $25,000 each and multiples of $1 in excess of that amount.

      The Class X Certificates are offered in minimum denominations equivalent to not less than $100,000 initial related Class X Notional Amount each and multiples of $1 in excess of that amount.

      The Class 3-PPP Certificates will be offered in minimum denominations equivalent to not less than $200,000,000 of the initial Class 3-PPP Notional Amount each and multiples of $1 in excess of that amount.

      The Class R Certificates will have an initial Class Principal Balance of $100 and will be offered in registered, certificated form in a single denomination of a 99.99% percentage interest. The remaining 0.01% percentage interest of the Class R Certificates will be owned by the servicer as described in this prospectus supplement under “Material Federal Income Tax Consequences.”

      Distributions (i) on the Class 1A Certificates will be based solely on payments received or advanced in respect of the mortgage loans in loan group 1, (ii) on the Class 2A Certificates will be based solely on payments received or advanced in respect of the mortgage loans in loan group 2, (iii) on the Class CA-1B and Class CA-1C Certificates will be based solely on payments received or advanced in respect of the mortgage loans in loan group 1 and loan group 2 and (iv) on the Class CX-1 Certificates (a) of interest, will be based solely on payments received or advanced in respect of the mortgage loans in subgroup 1-A and subgroup 2-A and (b) of principal, will be based solely on payments received or advanced in respect of the mortgage loans in loan group 1 and loan group 2, (v) on the Class CX-2-PPP Certificates (a) of interest, will be based solely on payments received or advanced in respect of the mortgage loans in subgroup 1-B and subgroup 2-B and (b) of principal, will be based solely on payments received or advanced in respect of the mortgage loans in loan group 1 and loan group 2, (vi) on the Class CX-3 Certificates of interest, will be based solely on payments received or advanced in respect of the mortgage loans in subgroup 1-B1 and subgroup 2-B1, except in each case, as applicable, in the limited circumstances described in this prospectus supplement under “—Cross-Collateralization,” and except that Carryover Shortfall Amounts for the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Group L-B Certificates may be paid from interest otherwise available for distribution to the Class CX-1 and Class CX-2-PPP Certificates. Distributions on the Group L-B Certificates will be based on payments received or advanced in respect of the mortgage loans in loan group 1 and loan group 2.

      Distributions (i) on the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3-PPP and Group 3-B Certificates will be based solely on payments received or advanced in respect of the mortgage loans in loan group 3 and (ii) on the Class 3X-2 Certificates of interest, will be based solely on payments received or advanced in respect of the mortgage loans in subgroup 3-B, and except that Carryover Shortfall Amounts for the Class 3A-1A, Class 3A-1B, Class 3A-1C and Group 3-B Certificates may be paid from interest otherwise available for distribution to the Class 3X-1 Certificates.

Book-Entry Registration

      Each class of Book-Entry Certificates will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York (“DTC”). See “Description of the Securities—Form of Securities” in the accompanying prospectus for a description of the book-entry system.

Definitive Certificates

      The Book-Entry Certificates will be issued in fully registered, certificated form to certificateholders or their nominees, rather than to DTC or its nominee, only upon the occurrence of certain events described under “Description of the Securities—Form of Securities—Definitive Securities” in the accompanying prospectus.

      The trustee or its paying agent, if any, will make distributions of principal and interest on the definitive certificates directly to holders of those definitive certificates in accordance with the pooling agreement procedures described in this prospectus supplement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names certificates were registered at the close of business on the related record date. Distributions will be made by wire transfer in immediately available funds for the account of each holder or, if a holder has not provided wire instructions, by check mailed to the address of the holder as it appears on the register maintained by the certificate registrar. The final payment on any certificate will be made only on presentation and surrender of the certificate at the offices of the trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of certificates being retired. When the trustee receives notice from the servicer that it believes the remaining unpaid principal balance of a class of certificates will be distributable on the next Distribution Date, the trustee is required to provide notice to registered certificateholders of that class not later than the eighteenth day of the month in which that class will be retired.

      Definitive certificates will be transferable and exchangeable at the office or agency of the trustee maintained for that purpose, which initially shall be in Chicago, Illinois. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

Priority of Distributions

      Beginning in October 2006, on the 25th day of each month, or if the 25th day is not a business day, on the immediately following business day (each, a “Distribution Date”), distributions will be made to the certificateholders in the order and priority as follows:

(a)	with respect to the Class 1A, Class CX-1, Class CX-2-PPP, Class CX-3 and Class R Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components, before the related Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 1 for that Distribution Date:

	(i)	first, to the Class 1A, Class CX-1, Class CX-2-PPP, Class CX-3 and Class R Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance or Component Principal Balance, as applicable (or, in the case of (a) the Class CX-1 Certificates, accrued and unpaid interest calculated as described in clause (1) of the definition of “Class CX-1 Accrued Interest”, (b) the Class CX-2-PPP Certificates, accrued and unpaid interest calculated as described in clause (1) of the definition of “Class CX-2-PPP Accrued Interest” and (c) the Class CX-3 Certificates, accrued and unpaid interest calculated as described in clause (1) of the definition of “Class CX-3 Accrued Interest”); provided, however, that, notwithstanding the foregoing, amounts to be distributed to (x) the Class CX-1 Certificates in respect of accrued interest (after giving effect to any Net Negative Amortization allocated to the Class CX-1 Certificates and any shortfall in interest collections resulting from the delay in distribution of Curtailments and some Payoffs (to the extent not covered by compensating interest) and the Relief Act allocated to the Class CX-1 Certificates) (the “Class CX-1 Distributable Interest”) pursuant to this paragraph (a)(i) and (y) the Class CX-2-PPP Certificates in respect of accrued interest (after giving effect to any Net Negative Amortization allocated to the Class CX-2-PPP Certificates and any shortfall in interest collections resulting from the delay in distribution of Curtailments and some Payoffs (to the extent not covered by compensating interest) and the Relief Act allocated to the Class CX-2-PPP Certificates) (the “Class CX-2-PPP Distributable Interest”) pursuant to this paragraph (a)(i) will be reduced to the extent necessary to pay first, any Carryover Shortfall Amounts to the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates pursuant to clause (d) below, and second, any Carryover Shortfall Amounts to the Group L-B Certificates pursuant to clause (e)(xxiv) below;

	(ii)	second, to the Class R Certificates, as principal, until the Class R Principal Balance has been reduced to zero;

	(iii)	third, to the Class 1A Certificates and the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, as principal, the Group 1 Senior Principal Distribution Amount, in the order described in “—Distributions of Principal—Group 1 Senior Principal Distribution Amount” in this prospectus supplement;

(b)	with respect to the Class 2A, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components, before the related Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 2 for that Distribution Date:

	(i)	first, to the Class 2A, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance or Component Principal Balance, as applicable (or, in the case of (a) the Class CX-1 Certificates, accrued and unpaid interest calculated as described in clause (2) of the definition of “Class CX-1 Accrued Interest”, (b) the Class CX-2-PPP Certificates, accrued and unpaid interest calculated as described in clause (2) of the definition of “Class CX-2-PPP Accrued Interest” and (c) the Class CX-3 Certificates, accrued and unpaid interest calculated as described in clause (2) of the definition of “Class CX-3 Accrued Interest”); provided, however, that, notwithstanding the foregoing, amounts to be distributed in respect of (x) Class CX-1 Distributable Interest pursuant to this paragraph (b)(i) and (y) Class CX-2-PPP Distributable Interest pursuant to this paragraph (b)(i) will be reduced to the extent necessary to pay first, any Carryover Shortfall Amounts to the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates pursuant to clause (d) below, and second, any Carryover Shortfall Amounts to the Group L-B Certificates pursuant to clause (e)(xxiv) below; and

	(ii)	second, to the Class 2A Certificates and the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, as principal, the Group 2 Senior Principal Distribution Amount, in the order described in “—Distributions of Principal—Group 2 Senior Principal Distribution Amount” in this prospectus supplement;

(c)	with respect to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3X-2, Group 3-B and Class R Certificates, before the related Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 3 for that Distribution Date:

	(i)	first, to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance (or, in the case of (a) the Class 3X-1 Certificates, accrued and unpaid interest calculated as described in the definition of “Class 3X-1 Accrued Interest” and (b) the Class 3X-2 Certificates, accrued and unpaid interest calculated as described in the definition of “Class 3X-2 Accrued Interest”); provided, however, that, notwithstanding the foregoing, amounts to be distributed to the Class 3X-1 Certificates in respect of accrued interest (after giving effect to any Net Negative Amortization allocated to the Class 3X-1 Certificates and any shortfall in interest collections resulting from the delay in distribution of Curtailments and some Payoffs (to the extent not covered by compensating interest) and the Relief Act allocated to the Class 3X-1 Certificates) (the “Class 3X-1 Distributable Interest”) pursuant to this paragraph (c)(i) will be reduced to the extent necessary to pay first, any Carryover Shortfall Amounts to the Class 3A-1A, Class 3A-1B, Class 3A-1C Certificates pursuant to clause (c)(iii) below, and second, any Carryover Shortfall Amounts to the Group 3-B Certificates pursuant to clause (c)(iv)(8) below; and

	(ii)	second, to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates (in respect of their principal-only component), as principal, the Group 3 Senior Principal Distribution Amount, in the order described in “—Distributions of Principal—Group 3 Senior Principal Distribution Amount” in this prospectus supplement;

	(iii)	third, (a) on the initial Distribution Date, to the Class 3A-1A, Class 3A-1B and Class 3A-1C Certificates, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the Class 3X-1 Distributable Interest; and (b) on each Distribution Date after the initial Distribution Date, to the Class 3A-1C Certificates, their Carryover Shortfall Amount, from the Class 3X-1 Distributable Interest;

	(iv)	fourth, with respect to the Group 3-B and Class R Certificates, to the extent of the Available Distribution Amount for loan group 3 for that Distribution Date, subject to the payment of the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates as described above in this paragraph (c):

		(1)	first, to the Class 3-B-1 Certificates, accrued and unpaid interest at their certificate interest rate on the Class 3-B-1 Principal Balance;

		(2)	second, to the Class 3-B-1 Certificates, their pro rata share of the Group 3 Subordinate Principal Distribution Amount;

		(3)	third, to the Class 3-B-2 Certificates, accrued and unpaid interest at their certificate interest rate on the Class 3-B-2 Principal Balance;

		(4)	fourth, to the Class 3-B-2 Certificates, their pro rata share of the Group 3 Subordinate Principal Distribution Amount;

		(5)	fifth, to the Class 3-B-3 Certificates, accrued and unpaid interest at their certificate interest rate on the Class 3-B-3 Principal Balance;

		(6)	sixth, to the Class 3-B-3 Certificates, their pro rata share of the Group 3 Subordinate Principal Distribution Amount;

		(7)	seventh, to the Group 3-B Junior Subordinate Certificates, interest and principal in the same manner as for the Group 3-B Senior Subordinate Certificates, first to the Class 3-B-4 Certificates, then to the Class 3-B-5 Certificates and then to the Class 3-B-6 Certificates;

		(8)	eighth, to each class of Group 3-B Certificates in order of seniority, the Carryover Shortfall Amount for each such class, to the extent of the Class 3X-1 Distributable Interest remaining after the distributions pursuant to clause (c)(iii) above;

		(9)	ninth, to each class of Group 3-B Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause (c)(iv)(9) will not cause a further reduction in the Class Principal Balances of any of the certificates; and
		(10)	tenth, to the Class R Certificates;
(d)	(i)	on the initial Distribution Date, to the Class 1A, Class 2A, Class CA-1B and Class CA-1C Certificates, their Carryover Shortfall Amounts, from the aggregate Class CX-1 Distributable Interest and Class CX-2-PPP Distributable Interest (pro rata according to such aggregate Class CX-1 Distributable Interest and Class CX-2-PPP Distributable Interest) for loan group 1 and loan group 2; and

	(ii)	on each Distribution Date after the initial Distribution Date, to the Class CA-1C Certificates, their Carryover Shortfall Amount, from the aggregate Class CX-1 Distributable Interest and Class CX-2-PPP Distributable Interest (pro rata according to such aggregate Class CX-1 Distributable Interest and Class CX-2-PPP Distributable Interest) for loan group 1 and loan group 2; and

(e)	with respect to the Group L-B and Class R Certificates, before the related Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 1 and loan group 2 for that Distribution Date, subject to the payment of the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates as described above in paragraphs (a), (b) and (d) and subject to any payments to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1 and Class CX-2-PPP Certificates from amounts otherwise distributable to the Group L-B Certificates, as described in this prospectus supplement under “—Cross-Collateralization”:

	(i)	first, to the Class L-B-1 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-1 Principal Balance;

(ii)	second, to the Class L-B-1 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(iii)	third, to the Class L-B-2 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-2 Principal Balance;

(iv)	fourth, to the Class L-B-2 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(v)	fifth, to the Class L-B-3 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-3 Principal Balance;

(vi)	sixth, to the Class L-B-3 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(vii)	seventh, to the Class L-B-4 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-4 Principal Balance;

(viii)	eighth, to the Class L-B-4 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(ix)	ninth, to the Class L-B-5 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-5 Principal Balance;

(x)	tenth, to the Class L-B-5 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(xi)	eleventh, to the Class L-B-6 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-6 Principal Balance;

(xii)	twelfth, to the Class L-B-6 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(xiii)	thirteenth, to the Class L-B-7 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-7 Principal Balance;

(xiv)	fourteenth, to the Class L-B-7 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(xv)	fifteenth, to the Class L-B-8 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-8 Principal Balance;

(xvi)	sixteenth, to the Class L-B-8 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(xvii)	seventeenth, to the Class L-B-9 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-9 Principal Balance;

(xviii)	eighteenth, to the Class L-B-9 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(xix)	nineteenth, to the Class L-B-10 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-10 Principal Balance;

(xx)	twentieth, to the Class L-B-10 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(xxi)	twenty-first, to the Class L-B-11 Certificates, accrued and unpaid interest at their certificate interest rate on the Class L-B-11 Principal Balance;

(xxii)	twenty-second, to the Class L-B-11 Certificates, their pro rata share of the Group L-B Subordinate Principal Distribution Amount;

(xxiii)	twenty-third, to the Group L-B Junior Subordinate Certificates, interest and principal in the same manner as for the Group L-B Senior Subordinate Certificates, first to the Class L-B-12 Certificates, then to the Class L-B-13 Certificates and then to the Class L-B-14 Certificates;

(xxiv)	twenty-fourth, to each class of Group L-B Certificates in order of seniority, the Carryover Shortfall Amount for each such class, from the aggregate Class CX-1 Distributable Interest and Class CX-2-PPP Distributable Interest (pro rata according to such aggregate Class CX-1 Distributable Interest and Class CX-2-PPP Distributable Interest) for loan group 1 and loan group 2 remaining after the distributions pursuant to clause (d) above;

(xxv)	twenty-fifth, to each class of Group L-B Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause (e)(xxv) will not cause a further reduction in the Class Principal Balances of any of the certificates; and

(xxvi)	twenty-sixth, to the Class R Certificates.

      Notwithstanding the above, amounts to be distributed to each class of certificates in respect of accrued interest on any Distribution Date will be reduced by the amount of Net Negative Amortization, if any, allocated to that class. In addition, notwithstanding the immediately preceding paragraph, on any Distribution Date on which the related Subordination Level for any class or classes of Subordinate Certificates is less than the Subordination Level for that class as of the Closing Date, a different distribution will be made. The amount of the Group L-B Subordinate Principal Prepayments Distribution Amount or Group 3-B Subordinate Principal Prepayments Distribution Amount, if any, otherwise allocable to such class or classes will be allocated to the more senior classes of the related Subordinate Certificates, pro rata according to the Class Principal Balances of those classes.

      In addition, the Class 3-PPP Certificates will receive $100 of principal, on the Distribution Date in September 2010, from the Class 3-PPP Reserve Fund.

      With respect to any class of Group L-B Certificates, the “Subordination Level” on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of that class and all classes of Group L-B Certificates that are subordinate in right of payment to that class by the sum of the Class Principal Balances of all classes of Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP, Class R and Group L-B Certificates as of that date before giving effect to distributions and allocations of realized losses to those certificates on that date. With respect to any class of Group 3-B Certificates, the “Subordination Level” on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of that class and all classes of Group 3-B Certificates that are subordinate in right of payment to that class by the sum of the Class Principal Balances of all classes of Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Group 3-B Certificates as of that date before giving effect to distributions and allocations of realized losses to those certificates on that date.

      The “Credit Support Depletion Date” with respect to (i) the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates, is the first Distribution Date on which the aggregate Class Principal Balance of the Group L-B Certificates has been or will be reduced to zero and (ii) the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates, is the first Distribution Date on which the aggregate Class Principal Balance of the Group 3-B Certificates has been or will be reduced to zero.

      On each Distribution Date on or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 1 will be made with respect to the Class 1A, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components as follows:

(i)	first, to the Class 1A, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance or Component Principal Balance, as applicable (or, in the case of (a) the Class CX-1 Certificates, accrued and unpaid interest calculated as described in clause (1) of the definition of “Class CX-1 Accrued Interest”, (b) the Class CX-2-PPP Certificates, accrued and unpaid interest calculated as described in clause (1) of the definition of “Class CX-2-PPP Accrued Interest” and (c) the Class CX-3 Certificates, accrued and unpaid interest calculated as described in clause (1) of the definition of “Class CX-3 Accrued Interest”);

(ii)	second, to the Class 1A Certificates and the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, pro rata, as principal, the Group 1 Senior Principal Distribution Amount;

(iii)	third, to the Class 1A Certificates and the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, pro rata, and then to each class of Group L-B Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause (iii) will not cause a further reduction in the Class Principal Balances of any of the certificates;

(iv)	fourth, payments, if any, to the Class A and Class X Certificates (or components thereof, as applicable) related to loan group 2 as described in this prospectus supplement under “—Cross-Collateralization”; and

(v)	fifth, to the Class R Certificates.

      Notwithstanding the above, amounts to be distributed to each class of certificates in respect of accrued interest on any Distribution Date will be reduced by the amount of Net Negative Amortization, if any, allocated to that class.

      On each Distribution Date on or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 2 will be made with respect to the Class 2A, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components as follows:

(i)	first, to the Class 2A, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance or Component Principal Balance, as applicable (or, in the case of (a) the Class CX-1 Certificates, accrued and unpaid interest calculated as described in clause (2) of the definition of “Class CX-1 Accrued Interest”, (b) the Class CX-2-PPP Certificates, accrued and unpaid interest calculated as described in clause (2) of the definition of “Class CX-2-PPP Accrued Interest” and (c) the Class CX-3 Certificates, accrued and unpaid interest calculated as described in clause (2) of the definition of “Class CX-3 Accrued Interest”);

(ii)	second, to the Class 2A Certificates and the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, pro rata, as principal, the Group 2 Senior Principal Distribution Amount;

(iii)	third, to the Class 2A Certificates and the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, pro rata, and then to each class of Group L-B Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause (iii) will not cause a further reduction in the Class Principal Balances of any of the certificates;

(iv)	fourth, payments, if any, to the Class A and Class X Certificates related to loan group 1 as described in this prospectus supplement under “—Cross-Collateralization”; and

(v)	fifth, to the Class R Certificates.

      Notwithstanding the above, amounts to be distributed to each class of certificates in respect of accrued interest on any Distribution Date will be reduced by the amount of Net Negative Amortization, if any, allocated to that class.

      On each Distribution Date on or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 3 will be made with respect to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates as follows:

(i)	first, to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance or Component Principal Balance, as applicable (or, in the case of (a) the Class 3X-1 Certificates, accrued and unpaid interest calculated as described in the definition of “Class 3X-1 Accrued Interest” and (b) the Class 3X-2 Certificates, accrued and unpaid interest calculated as described in the definition of “Class 3X-2 Accrued Interest”);

(ii)	second, to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates, pro rata, as principal, the Group 3 Senior Principal Distribution Amount;

(iii)	third, to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates, pro rata, and then to each class of Group 3-B Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause (iii) will not cause a further reduction in the Class Principal Balances of any of the certificates; and

(iv)	fourth, to the Class R Certificates.

      Notwithstanding the above, amounts to be distributed to each class of certificates in respect of accrued interest on any Distribution Date will be reduced by the amount of Net Negative Amortization, if any, allocated to that class.

Distributions to the Class CX-2-PPP and Class 3-PPP Certificates

      The Class CX-2-PPP Certificates will receive distributions of interest and principal as described in this prospectus supplement. In addition, the Class CX-2-PPP Certificates are entitled to receive the Assigned Prepayment Penalties for subgroup 1-B and subgroup 2-B. On the Closing Date, a reserve fund will be established by a deposit by the underwriter of $100 into a separate account maintained by the trustee solely for the benefit of the Class 3-PPP Certificates (the “Class 3-PPP Reserve Fund”). The Class 3-PPP Reserve Fund will not be assets of any REMIC. On the Distribution Date in September 2010, the Class 3-PPP Certificates will receive $100 of principal from the Class 3-PPP Reserve Fund. These certificates will not receive any distributions of interest, nor will they receive distributions of principal on any other Distribution Date. The only other payments the Class 3-PPP Certificates are entitled to receive are the Assigned Prepayment Penalties for loan group 3.

      The “Assigned Prepayment Penalties” for a loan group or a subgroup and a Distribution Date will equal the sum of (a) all prepayment penalty payments remitted to the Trust with respect to voluntary full prepayments on those WMB Loans in that loan group or subgroup that have prepayment penalties during the period (the “Prepayment Penalty Period”) beginning on the 15th day of the immediately preceding calendar month (or, in the case of the first distribution date, beginning on the Cut-Off Date) and ending on the 14th day of the calendar month in which the Distribution Date occurs and (b) any amounts paid by WMB, as servicer, during the Prepayment Penalty Period pursuant to the pooling agreement if WMB, as servicer, waives a penalty on a voluntary full prepayment of a WMB Loan in that loan group or subgroup other than in accordance with the standards set forth in the pooling agreement, or paid by Washington Mutual Mortgage Securities Corp. during the Prepayment Penalty Period pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to WMB Loans in that loan group that require payment of a penalty on voluntary full prepayment.

      As of the Cut-Off Date, approximately 3.8% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups) and approximately 0.2% of the mortgage loans in loan group 3 (by principal balance) impose penalties for early prepayments but contain an exception for prepayments in full made in connection with a bona fide and arm's length sale of the related mortgaged property during a certain period following origination, or after a certain period following origination, as specified in the mortgage note, and therefore penalties are not imposed on such prepayments and are not available for distribution to the Class CX-2-PPP or Class 3-PPP Certificates.

      In addition, under certain circumstances set forth in the pooling agreement, the payment of any otherwise applicable penalty for voluntary full prepayment by a mortgagor, on a WMB Loan may be waived by WMB, as servicer, and, if waived in accordance with the terms of the pooling agreement, the amount of the waived penalty will not be available for distribution to the holders of the Class CX-2-PPP or Class 3-PPP Certificates. Circumstances under which WMB, as servicer, may waive a prepayment penalty include, among other circumstances set forth in the pooling agreement, (i) some cases, for mortgage loans originated by Washington Mutual Bank or an affiliate thereof, where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by WMB to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) some cases, for mortgage loans originated by Washington Mutual Bank or an affiliate thereof for mortgage loans with prepayment penalty terms longer than one year, where the mortgagor refinances the mortgage loan with a new mortgage loan originated and serviced by WMB, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.

      However, if WMB as servicer, waives a penalty on a voluntary full prepayment other than in accordance with the standards set forth in the pooling agreement, WMB, as servicer, will be obligated to pay, or if Washington Mutual Mortgage Securities Corp. breaches certain representations and warranties in the mortgage loan sale agreement with respect to WMB Loans that require payment of a penalty on voluntary full prepayment, Washington Mutual Mortgage Securities Corp. will be obligated to pay, to the Trust an amount equal to the amount of the penalty on such voluntary full prepayment, for distribution to the holders of the related Class CX-2-PPP or Class 3-PPP Certificates.

      No prepayment penalty payments on any Countrywide Loan will be remitted to the Trust. All such payments on Countrywide Loans will be retained by Countrywide Home Loans and will not be payable to any class of certificates.

      Moreover, regardless of the terms of the mortgage note, the servicer will not collect prepayment penalties required to be paid more than three years after the origination of the mortgage loan.

      Investors should conduct their own analysis of the effect that the payment of penalties for voluntary full prepayment of the related mortgage loans, or decisions by WMB, as servicer, with respect to waiver thereof, may have on the performance of the Class CX-2-PPP or Class 3-PPP Certificates. For additional information concerning the servicer's ability to waive penalties for voluntary full prepayment, see the pooling agreement. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. See “Description of the Mortgage Pool” in this prospectus supplement and the “Prepayment Penalty Terms of the Subgroup 1-B Loans”, “Prepayment Penalty Terms of the Subgroup 2-B Loans” and “Prepayment Penalty Terms of the Group 3 Loans” tables in Appendix B hereto for more information regarding the types of prepayment penalties. See also, “Material Federal Income Tax Consequences—Taxation of the Class 3-PPP Certificates and the Class CX-2-PPP Component Portion of the Class CX-2-PPP Certificates” in this prospectus supplement for important tax information regarding the Class CX-2-PPP and Class 3-PPP Certificates.

Distributions of Interest

      For each class of certificates (other than the Class 3-PPP Certificates), interest will be passed through monthly on each Distribution Date, beginning in October 2006. The amount of interest each class of LIBOR Certificates (or component thereof, as applicable) accrues during each certificate accrual period will equal a ratio, the numerator of which is the actual number of days in that accrual period and the denominator of which is 360, multiplied by the annual certificate interest rate in effect for that accrual period for that class (or component), and the amount of interest on each class of MTA Certificates accrues during each certificate accrual period will equal 1/12th of the annual certificate interest rate in effect for that accrual period for that class, in each case, multiplied by the related Class Principal Balance (or Component Principal Balance), and the amount of interest each class of Class X Certificates accrues during each certificate accrual period will be the amount described below in “—Interest Distributions on the Class X Certificates”, in each case, less any prepayment interest shortfalls not covered by compensating interest (as described below in “—Compensating Interest”), any interest shortfalls relating to the Relief Act and any Net Negative Amortization allocated to that class of certificates (or component thereof); provided, however, that the amount of interest to be distributed to the certificates may be adjusted as described in “—Carryover Shortfall Amounts” in this prospectus supplement. The Class 3-PPP Certificates will not accrue interest.

      The “Adjusted Cap Rate” for any Distribution Date and the Class 1A Certificates and the Class CA-1B Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the mortgage loans in loan group 1 at the Loan Group 1 Net Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization with respect to loan group 1 and (ii) 12, and the denominator of which is the Loan Group 1 Balance.

      The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1C Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the mortgage loans in loan group 1 at the Loan Group 1 Net Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization with respect to loan group 1 and (ii) 12, and the denominator of which is the Loan Group 1 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

      The “Adjusted Cap Rate” for any Distribution Date and the Class 2A Certificates and the Class CA-1B Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the mortgage loans in loan group 2 at the Loan Group 2 Net Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization with respect to loan group 2 and (ii) 12, and the denominator of which is the Loan Group 2 Balance.

      The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1C Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the mortgage loans in loan group 2 at the Loan Group 2 Net Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization with respect to loan group 2 and (ii) 12, and the denominator of which is the Loan Group 2 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

      The “Adjusted Cap Rate” for any Distribution Date and the Class 3A-1A and Class 3A-1B Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the mortgage loans in loan group 3 at the Loan Group 3 Net Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization with respect to loan group 3 and (ii) 12, and the denominator of which is the Loan Group 3 Balance.

      The “Adjusted Cap Rate” for any Distribution Date and the Class 3A-1C and any class of Group 3-B Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the mortgage loans in loan group 3 at the Loan Group 3 Net Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization with respect to loan group 3 and (ii) 12, and the denominator of which is the Loan Group 3 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

      The “Adjusted Cap Rate” for any Distribution Date and any class of Group L-B Certificates will equal the Group L-B Net Weighted Average Pass-Through Rate, computed for this purpose by (i) reducing the Loan Group 1 Net Weighted Average Pass-Through Rate by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 1 multiplied by 12, and the denominator of which is the Loan Group 1 Balance and (ii) reducing the Loan Group 2 Net Weighted Average Pass-Through Rate by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 2 multiplied by 12, and the denominator of which is the Loan Group 2 Balance.

      The “Unadjusted Net Negative Amortization” for any Distribution Date and any subgroup will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the mortgage loans in such subgroup during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the mortgage loans in such subgroup during the related Prepayment Period.

      The “Net Negative Amortization” for any Distribution Date and (a) any loan group will equal the excess, if any, of (i) the aggregate amount of negative amortization with respect to all mortgage loans in such loan group during the prior calendar month over (ii) the aggregate amount of Payoffs and

Curtailments received with respect to all mortgage loans in such loan group during the related Prepayment Period and (b) any subgroup will equal the Net Negative Amortization for the related loan group, allocated to the related subgroup(s), pro rata according to such subgroup's Unadjusted Net Negative Amortization.

      For any Distribution Date, the Net Negative Amortization for each of subgroup 1-A, subgroup 1-B, subgroup 2-A, subgroup 2-B, loan group 1, loan group 2 and loan group 3 will be allocated among the certificates as follows:

(i)	first, (a) the Net Negative Amortization for the mortgage loans in subgroup 1-A, to the Class CX-1 Certificates in reduction of the interest otherwise payable to the Class CX-1 Certificates and derived from the mortgage loans in subgroup 1-A, until such amount is reduced to zero, (b) the Net Negative Amortization for the mortgage loans in subgroup 2-A, to the Class CX-1 Certificates in reduction of the interest otherwise payable to the Class CX-1 Certificates and derived from the mortgage loans in subgroup 2-A, until such amount is reduced to zero, (c) the Net Negative Amortization for the mortgage loans in subgroup 1-B, to the Class CX-2-PPP Certificates in reduction of the interest otherwise payable to the Class CX-2-PPP Certificates and derived from the mortgage loans in subgroup 1-B, until such amount is reduced to zero and (d) the Net Negative Amortization for the mortgage loans in subgroup 2-B, to the Class CX-2-PPP Certificates in reduction of the interest otherwise payable to the Class CX-2-PPP Certificates and derived from the mortgage loans in subgroup 2-B, until such amount is reduced to zero;

(ii)	second, (a) the Net Negative Amortization for the mortgage loans in subgroup 1-A remaining after the allocation pursuant to clause (i)(a) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the mortgage loans in subgroup 1-B, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the mortgage loans in subgroup 2-A remaining after the allocation pursuant to clause (i)(b) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the mortgage loans in subgroup 2-B, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the mortgage loans in subgroup 1-B remaining after the allocation pursuant to clause (i)(c) a bove, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the mortgage loans in subgroup 1-A, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the mortgage loans in subgroup 2-B remaining after the allocation pursuant to clause (i)(d) above, to the Class CX-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the mortgage loans in subgroup 2-A, until such remaining amounts are reduced to zero;

(iii)	third, (a) the Net Negative Amortization for the mortgage loans in subgroup 1-A remaining after the allocation pursuant to clauses (i)(a) and (ii)(a) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the mortgage loans in subgroup 2-A, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the mortgage loans in subgroup 2-A remaining after the allocation pursuant to clauses (i)(b) and (ii)(b) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the mortgage loans in subgroup 1-A, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the mortgage loans in subgroup 1-B remaining after the allocation pursuant to clauses (i)(c) and (ii)(c) above, to the Class CX-2-PPP Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the mortgage loans in subgroup 2-B, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the mortgage loans in subgroup 2-B remaining after the allocation pursuant to clauses (i)(d) and (ii)(d) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the mortgage loans in subgroup 1-B, until such remaining amounts are reduced to zero;

(iv)	fourth, (a) the Net Negative Amortization for the mortgage loans in subgroup 1-A remaining after the allocation pursuant to clauses (i)(a), (ii)(a) and (iii)(a) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the mortgage loans in subgroup 2-B, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the mortgage loans in subgroup 2-A remaining after the allocation pursuant to clauses (i)(b), (ii)(b) and (iii)(b) above, to the Class CX-2-PPP Certificates in reduction of the remaining interest otherwise payable to the Class CX-2-PPP Certificates and derived from the mortgage loans in subgroup 1-B, until such remaining amounts are reduced to zero, (c) the Net Negative Amortization for the mortgage loans in subgroup 1-B remaining after the allocation pursuant to clauses (i)(c), (ii)(c) and (iii)(c) above, to the Class CX-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the mortgage loans in subgroup 2-A, until such remaining amounts are reduced to zero and (d) the Net Negative Amortization for the mortgage loans in subgroup 2-B remaining after the allocation pursuant to clauses (i)(d), (ii)(d) and (iii)(d) above, to the Class CX-1 Certificates in reduction of the remaining interest otherwise payable to the Class CX-1 Certificates and derived from the mortgage loans in subgroup 1-A, until such remaining amounts are reduced to zero;

(v)	fifth, the Net Negative Amortization for the mortgage loans in loan group 3, to the Class 3X-1 Certificates in reduction of the interest otherwise payable to the Class 3X-1 Certificates, until such amount is reduced to zero;

(vi)	sixth, the Net Negative Amortization for the mortgage loans in loan group 1 remaining after the allocations pursuant to clauses (i), (ii), (iii) and (iv) above, to the Class 1A and Group L-B Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Group L-B Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for loan group 1 and the denominator of which is the aggregate Class Principal Balance of the Group L-B Certificates);

(vii)	seventh, the Net Negative Amortization for the mortgage loans in loan group 2 remaining after the allocations pursuant to clauses (i), (ii), (iii) and (iv) above, to the Class 2A and Group L-B Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Group L-B Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for loan group 2 and the denominator of which is the aggregate Class Principal Balance of the Group L-B Certificates); and

(viii)	eighth, the Net Negative Amortization for the mortgage loans in loan group 3 remaining after the allocations pursuant to clause (v) above, to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Group 3-B Certificates in proportion to the excess, if any, for each such class of (x) the current interest accrued at the applicable certificate interest rate for such class over (y) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the Adjusted Cap Rate for such class and for such Distribution Date.

      The Class Principal Balance or Component Principal Balance of each class of certificates or components thereof will be increased by the portion of the Net Negative Amortization allocated to such class or component in reduction of interest distributable to such class or component. As a result of the allocation of Net Negative Amortization, a portion of the interest accrued on the certificates may be distributed to the certificates later than otherwise anticipated.

      Interest to be distributed on the applicable classes of certificates (or added to the Class Principal Balance of the certificates as a result of the allocation of Net Negative Amortization) on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the period beginning on the 25th day of the preceding calendar month (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month of that Distribution Date, except for the MTA Certificates and each class of Class X Certificates, which accrue interest during the preceding calendar month. Interest to be distributed on the LIBOR Certificates will be calculated based on the actual number of days in the certificate accrual period and assuming a 360 day year. Interest to be distributed on the MTA Certificates and each class of Class X Certificates will be calculated based on a year consisting of twelve thirty-day months. All distributions of interest for each class of certificates (other than the Class 3-PPP Certificates) will generally be made only to the extent of the Available Distribution Amount as described under “—Priority of Distributions” in this prospectus supplement.

      The annual certificate interest rate for each class of MTA Certificates for each Distribution Date will be determined based on the most recently available One-Year MTA figure as of 15 days before the beginning of the related interest accrual period. If One-Year MTA is no longer available, the index used to determine the annual certificate interest rates on the MTA Certificates will be the same index selected to determine the mortgage interest rates on those mortgage loans indexed, as of the Cut-Off Date, to One-Year MTA.

      The annual certificate interest rates for the offered certificates are listed in the table on pages S-7 and S-8 of this prospectus supplement and in the notes to that table.

      The “Pass-Through Rate” for each (i) WMB Loan is equal to the per annum mortgage interest rate on that mortgage loan less the servicing fee rate (as described in footnote (1) to the table under “—Payment of Fees and Expenses” in this prospectus supplement) and (ii) Countrywide Loan is equal to the per annum mortgage interest rate on that mortgage loan less the servicing fee rate (as described in footnote (2) to the table under “—Payment of Fees and Expenses” in this prospectus supplement).

      The “Adjusted Loan Group 1 Net Weighted Average Pass-Through Rate” for any Distribution Date is the product of (i) the Loan Group 1 Net Weighted Average Pass-Through Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

      The “Loan Group 1 Net Weighted Average Pass-Through Rate” for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in (i) subgroup 1-A, (ii) subgroup 1-B2 and (iii) subgroup 1-B1 (each such Pass-Through Rate with respect to each mortgage loan in subgroup 1-B1 reduced by 1.00%), in each case, as of the second preceding Due Date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 1-A Net Weighted Average Pass-Through Rate” for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in subgroup 1-A as of the second preceding Due Date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 1-B Net Weighted Average Pass-Through Rate” for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in (i) subgroup 1-B1 (each such Pass-Through Rate with respect to each mortgage loan in subgroup 1-B1 reduced by 1.00%) and (ii) subgroup 1-B2, in each case, as of the second preceding Due Date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Adjusted Loan Group 2 Net Weighted Average Pass-Through Rate” for any Distribution Date is the product of (i) the Loan Group 2 Net Weighted Average Pass-Through Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

      The “Loan Group 2 Net Weighted Average Pass-Through Rate” for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in (i) subgroup 2-A, (ii) subgroup 2-B2 and (iii) subgroup 2-B1 (each such Pass-Through Rate with respect to each mortgage loan in subgroup 2-B1 reduced by 1.00%), in each case, as of the second preceding Due Date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 2-A Net Weighted Average Pass-Through Rate” for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in subgroup 2-A as of the second preceding Due Date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 2-B Net Weighted Average Pass-Through Rate” for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in (i) subgroup 2-B1 (each such Pass-Through Rate with respect to each mortgage loan in subgroup 2-B1 reduced by 1.00%) and (ii) subgroup 2-B2, in each case, as of the second preceding Due Date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate” for any Distribution Date is the product of (i) the Loan Group 3 Net Weighted Average Pass-Through Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

      The “Loan Group 3 Net Weighted Average Pass-Through Rate” for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in (i) subgroup 3-A and (ii) subgroup 3-B (each such Pass-Through Rate with respect to each mortgage loan in subgroup 3-B reduced by 0.50%), in each case, as of the second preceding Due Date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Group L-B Net Weighted Average Pass-Through Rate” for any Distribution Date is the product of (i) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period and (ii) the quotient expressed as a percentage of:

(a) the sum of:

(i) the product of (x) the Loan Group 1 Net Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for loan group 1 immediately before that Distribution Date; and

(ii) the product of (x) the Loan Group 2 Net Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for loan group 2 immediately before that Distribution Date; and

divided by:

(b) the sum of the Subordinate Component Balances for loan group 1 and loan group 2 immediately before that Distribution Date.

      The “Maximum Group L-B Rate” for any Distribution Date is the Group L-B Net Weighted Average Pass-Through Rate modified as follows: for purposes of calculating the Pass-Through Rate for each mortgage loan, the Rate Ceiling for such mortgage loan will be substituted for the per annum mortgage interest rate for such mortgage loan.

      The “Maximum Loan Group 1 Rate,” “Maximum Loan Group 2 Rate” and “Maximum Loan Group 3 Rate” for any Distribution Date is the Adjusted Loan Group 1 Net Weighted Average Pass-Through Rate, Adjusted Loan Group 2 Net Weighted Average Pass-Through Rate and Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate, respectively, modified as follows: for purposes of calculating the Pass-Through Rate for each related mortgage loan, the Rate Ceiling for such mortgage loan will be substituted for the per annum mortgage interest rate for such mortgage loan.

      Interest Distributions on the Class X Certificates

      The amount of interest available for distribution to the Class CX-1 Certificates (the “Class CX-1 Accrued Interest”) on any Distribution Date (before giving effect to the allocation of any Net Negative Amortization and any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this section, the sum of:

(1) the excess, if any, of

(x)	the product of (i) a fraction, the numerator of which is the Subgroup 1-A Net Weighted Average Pass-Through Rate and the denominator of which is 12, and (ii) the Subgroup 1-A Balance over

(y)	the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for loan group 1 and the denominator of which is 12, and (ii) the Subgroup 1-A Balance reduced by the Class CX-1 Subgroup 1-A PO Component Principal Balance; and

(2) the excess, if any, of

(x)	the product of (i) a fraction, the numerator of which is the Subgroup 2-A Net Weighted Average Pass-Through Rate and the denominator of which is 12, and (ii) the Subgroup 2-A Balance over

(y)	the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for loan group 2 and the denominator of which is 12, and (ii) the Subgroup 2-A Balance reduced by the Class CX-1 Subgroup 2-A PO Component Principal Balance;

provided, however, that if one or both of loan group 1 and loan group 2 is an Overcollateralized Group, the amount of interest available for distribution for the Class CX-1 Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

      Notwithstanding the foregoing, interest otherwise available for distribution to the Class CX-1 Certificates on any distribution date may instead be distributed as carryover shortfall amounts. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

      The amount of interest available for distribution to the Class CX-2-PPP Certificates (the “Class CX-2-PPP Accrued Interest”) on any Distribution Date (before giving effect to the allocation of any Net Negative Amortization and any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this section, the sum of:

(1) the excess, if any, of

(x)	the product of (i) a fraction, the numerator of which is the Subgroup 1-B Net Weighted Average Pass-Through Rate and the denominator of which is 12, and (ii) the Subgroup 1-B Balance over

(y)	the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for loan group 1 and the denominator of which is 12, and (ii) the Subgroup 1-B Balance reduced by the Class CX-2-PPP Subgroup 1-B PO Component Principal Balance; and

(2) the excess, if any, of

(x)	the product of (i) a fraction, the numerator of which is the Subgroup 2-B Net Weighted Average Pass-Through Rate and the denominator of which is 12, and (ii) the Subgroup 2-B Balance over

(y)	the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for loan group 2 and the denominator of which is 12, and (ii) the Subgroup 2-B Balance reduced by the Class CX-2-PPP Subgroup 2-B PO Component Principal Balance;

provided, however, that if one or both of loan group 1 and loan group 2 is an Overcollateralized Group, the amount of interest available for distribution for the Class CX-2-PPP Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

      Notwithstanding the foregoing, interest otherwise available for distribution to the Class CX-2-PPP Certificates on any distribution date may instead be distributed as carryover shortfall amounts. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

      The amount of interest available for distribution to the Class CX-3 Certificates (the “Class CX-3 Accrued Interest”) on any distribution date will equal the sum of:

(1)	the product of (i) a fraction, the numerator of which is the annual certificate interest rate on the Class CX-3 Certificates and the denominator of which is 12, and (ii) the Subgroup 1-B1 Balance and

(2)	the product of (i) a fraction, the numerator of which is the annual certificate interest rate on the Class CX-3 Certificates and the denominator of which is 12, and (ii) the Subgroup 2-B1 Balance;

      The amount of interest available for distribution to the Class 3X-1 Certificates (the “Class 3X-1 Accrued Interest”) on any Distribution Date (before giving effect to the allocation of any Net Negative Amortization and any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this section, the excess, if any, of

(x)	the product of (i) a fraction, the numerator of which is the Loan Group 3 Net Weighted Average Pass-Through Rate and the denominator of which is 12, and (ii) the Loan Group 3 Balance over

(y)	the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for loan group 3 and the denominator of which is 12, and (ii) the Loan Group 3 Balance reduced by the Class 3X-1 Principal Balance.

      Notwithstanding the foregoing, interest otherwise available for distribution to the Class 3X-1 Certificates on any distribution date may instead be distributed as carryover shortfall amounts. See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

      The amount of interest available for distribution to the Class 3X-2 Certificates (the “Class 3X-2 Accrued Interest”) on any distribution date will equal the sum of the product of (i) a fraction, the numerator of which is the annual certificate interest rate on the Class 3X-2 Certificates and the denominator of which is 12, and (ii) the Subgroup 3-B Balance.

      Notwithstanding the foregoing, if the aggregate amount of interest available for distribution to the Class CX-1 and Class CX-2-PPP Certificates on any Distribution Date, calculated as described above, is greater than the Maximum Class CX Interest Amount, then the aggregate amount of interest available for distribution to the Class CX-1 and Class CX-2-PPP Certificates will be capped at the Maximum Class CX Interest Amount, and the amount of interest accrued on each of the Class CX-1 Subgroup 1-A PO, Class CX-1 Subgroup 2-A PO, Class CX-2-PPP Subgroup 1-B PO and Class CX-2-PPP Subgroup 2-B PO Components, if such amount is positive, will equal its pro rata portion of the related Loan Group 1 Maximum Class CX Interest Amount or Loan Group 2 Maximum Class CX Interest Amount (pro rata according to such amount), calculated as described above without giving effect to this sentence.

      The “Maximum Class CX Interest Amount” for any Distribution Date is the excess, if any, of

(x)	the product of (i) a fraction, the numerator of which is the weighted average of the Loan Group 1 Net Weighted Average Pass-Through Rate and Loan Group 2 Net Weighted Average Pass-Through Rate and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and Loan Group 2 Balance over

(y)	the product of (i) a fraction, the numerator of which is the Aggregate Class CX Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and Loan Group 2 Balance reduced by the aggregate Class Principal Balance of the Class CX-1 and Class CX-2-PPP Certificates.

      The “Loan Group 1 Maximum Class CX Interest Amount” for any Distribution Date is the excess, if any, of

(x)	the product of (i) a fraction, the numerator of which is the Loan Group 1 Net Weighted Average Pass-Through Rate and the denominator of which is 12, and (ii) the Loan Group 1 Balance over

(y)	the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for loan group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance reduced by the aggregate Component Principal Balance of the Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components.

      The “Loan Group 2 Maximum Class CX Interest Amount” for any Distribution Date is the excess, if any, of

(x)	the product of (i) a fraction, the numerator of which is the Loan Group 2 Net Weighted Average Pass-Through Rate and the denominator of which is 12, and (ii) the Loan Group 2 Balance over

(y)	the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for loan group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance reduced by the aggregate Component Principal Balance of the Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components.

      The “Loan Group 1 Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in loan group 1 as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 1-A Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in subgroup 1-A as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 1-B Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in subgroup 1-B as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 1-B1 Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in subgroup 1-B1 as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Loan Group 2 Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in loan group 2 as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 2-A Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in subgroup 2-A as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 2-B Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in subgroup 2-B as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 2-B1 Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in subgroup 2-B1 as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Loan Group 3 Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in loan group 3 as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Subgroup 3-B Balance” for any Distribution Date is the aggregate principal balance of the mortgage loans in subgroup 3-B as of the second preceding due date (after giving effect to (a) the payments due on those mortgage loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on WMB Loans received on or before the 14th day of the calendar month of that Due Date).

      The “Aggregate Class CX Weighted Average Certificate Interest Rate” for any Distribution Date is the weighted average (weighted according to Class Principal Balance or Component Principal Balance, as applicable) of the annual certificate interest rates on the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Group L-B Certificates (or components thereof, as applicable) (each of which annual certificate interest rates, in the case of the LIBOR Certificates (or components thereof), will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

      The “Weighted Average Certificate Interest Rate” for any loan group for any Distribution Date is the weighted average of the annual certificate interest rates on the Class A and Class B Certificates (or components thereof, as applicable) related to such loan group (each of which annual certificate interest rates, in the case of the LIBOR Certificates (or components thereof), will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) (such rates weighted, (i) in the case of the Class A Certificates related to such loan group, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, and (ii) in the case of each class of Group L-B Certificates, according to the product of the Class Principal Balance thereof and a fraction, the numerator of which is the Subordinate Component Balance for such loan group and the denominator of which is the aggregate Class Principal Balance of all the Group L-B Certificates).

      Class X Notional Amounts and Class X Principal Balances

      Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, (i) the Class CX-1 Certificates will be deemed to be comprised of an interest-only component and two principal-only components, the Class CX-1 Subgroup 1-A PO Component and the Class CX-1 Subgroup 2-A PO Component, (ii) the Class CX-2-PPP Certificates will be deemed to be comprised of an interest-only component and two principal-only components, the Class CX-2-PPP Subgroup 1-B PO Component and the Class CX-2-PPP Subgroup 2-B PO Component and (iii) the Class CX-3 and Class 3X-2 Certificates will each be deemed to be comprised of an interest-only component and (iv) the Class 3X-1 Certificates will be deemed to be comprised of an interest-only component and a principal-only component. Interest, if any, will be payable with respect to each Class X interest-only component, calculated as described in this prospectus supplement under “—Distributions of Interest—Interest Distributions on the Class X Certificates.” In addition, the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates each will have a Class Principal Balance, which will be the sum of the Component Principal Balances of the related principal-only components and which will initially equal zero. In the event that interest otherwise payable with respect to the Class CX-1, Class CX-2-PPP and Class 3X-1 interest-only components and derived from a loan group or subgroup, as applicable, is reduced as a result of the allocation of Net Negative Amortization, the amount of such reduction will be added to the Component Principal Balance of the related Class CX-1, Class CX-2-PPP or Class 3X-1 principal-only component. Interest will not accrue on any Class X Principal Balance. Neither the Class CX-3 nor Class 3X-2 will have a Class Principal Balance.

      Solely for purposes of determining the percentage interest of each Class X Certificate in distributions to the related class of Class X Certificates and the percentage voting right of each Class X Certificate, each class of Class X Certificates will have a Class Notional Amount. Distributions of principal and interest to each class of Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates will not be calculated based on the Class CX-1, Class CX-2-PPP and Class 3X-1 Notional Amounts, respectively. The “Class CX-1 Notional Amount” will equal the aggregate principal balance of the mortgage loans in subgroup 1-A and subgroup 2-A as of the Cut-Off Date after giving effect to the payments due on those mortgage loans on that date. The “Class CX-2-PPP Notional Amount” will equal the aggregate principal balance of the mortgage loans in subgroup 1-B and subgroup 2-B as of the Cut-Off Date after giving effect to the payments due on those mortgage loans on that date. The “Class 3X-1 Notional Amount” will equal the aggregate principal balance of the mortgage loans in loan group 3 as of the Cut-Off Date after giving effect to the payments due on those mortgage loans on that date. Distributions of interest to each class of Class CX-3 and Class 3X-2 Certificates will be calculated based on the Class CX-3 and Class 3X-2 Notional Amounts, respectively. The “Class CX-3 Notional Amount” for any Distribution Date will equal the aggregate of the Subgroup 1-B1 Balance and the Subgroup 2-B1 Balance. The “Class 3X-2 Notional Amount” for any Distribution Date will equal the Subgroup 3-B Balance. The Class CX-1, Class CX-2-PPP, Class CX-3, Class 3X-1 and Class 3X-2 Notional Amount as of the Cut-Off Date will be approximately $122,065,778, $713,866,385, $153,054,815, $239,198,329 and $175,966,879, respectively.

      Compensating Interest

      As a result of the delay in distribution of Payoffs and Curtailments to certificateholders, the interest collected on mortgage loans with respect to which Payoffs and Curtailments are received is not sufficient to pay the full amount of interest accrued on the certificates. To reduce this interest shortfall, each of WMB and Countrywide Home Loans is required to pay compensating interest with respect to the mortgage loans it services. The amount of compensating interest is calculated differently with respect to the WMB Loans and the Countrywide Loans.

      WMB is obligated to remit to the Trust before each Distribution Date compensating interest with respect to the WMB Loans in each loan group in an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the delay in distribution of Payoffs made on WMB Loans in that loan group during the period from the 15th day through the last day of the calendar month preceding the Distribution Date, (b) the sum of (i) 1⁄12 of 0.050% of the aggregate Stated Principal Balance of the WMB Loans in that loan group, (ii) any reinvestment income realized by WMB relating to Payoffs made on WMB Loans in that loan group during the applicable Prepayment Period and (iii) interest payments on Payoffs made on WMB Loans in that loan group during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1⁄12 of 0.125% of the aggregate Stated Principal Balance of the WMB Loans in that loan group.

      Countrywide Home Loans is obligated to remit to the custodial account maintained by Countrywide Home Loans before each Distribution Date compensating interest with respect to Countrywide Loans in an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the delay in distribution of Payoffs and Curtailments made on Countrywide Loans in the calendar month preceding the Distribution Date and (b) the servicing fee payable to Countrywide for that month. The compensating interest remitted by Countrywide Home Loans for each Distribution Date will be allocated among the loan groups, pro rata according to interest shortfall, in reduction of that shortfall.

      Any remaining shortfall in interest collections resulting from the delay in distribution of Payoffs and Curtailments in a loan group, and any shortfall resulting from application of the Relief Act in a loan group, will be allocated among the related classes of certificates (or components thereof, as applicable) pro rata according to the amount of interest to which each such class (or component) (or, in the case of the Class B Certificates, only the portion of those certificates that derives its interest from the related loan group) would otherwise be entitled (before giving effect to the payment of Carryover Shortfall Amounts), in reduction of that amount.

      See “Yield and Prepayment Considerations” in this prospectus supplement.

      Carryover Shortfall Amounts

      For the initial Distribution Date and the Class 1A, Class 2A, Class 3A-1A and Class 3A-1B Certificates and each Class CA-1B Component, the “Carryover Shortfall Amount” for such class will equal the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for the initial Distribution Date.

      For the Class CA-1C Certificates and for any Distribution Date, the “Carryover Shortfall Amount” for such class will equal the sum of the carryover shortfall amount for each Class CA-1C Component, each calculated as the sum of:

(i)	the excess, if any, of (a) the amount of interest that would have accrued on such Class CA-1C Component at a certificate interest rate equal to the lesser of (1) LIBOR plus the related margin and (2) the maximum rate described in clause (z) of the applicable paragraph of note (9) to the table on pages S-7 and S-8 of this prospectus supplement over (b) the actual amount of interest accrued on such Class CA-1C Component for such Distribution Date;

(ii)	the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)	one month's interest at the rate described in clause (i)(a) above on the amount described in clause (ii) above.

      For any Distribution Date and for the Class 3A-1C and any class of Group 3-B Certificates, the “Carryover Shortfall Amount” for such class will equal the sum of:

(i)	the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the lesser of (1) LIBOR plus the related margin and (2) the Maximum Loan Group 3 Rate over (b) the actual amount of interest accrued on such class for such Distribution Date;

(ii)	the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)	one month's interest at the rate described in clause (i)(a) above on the amount described in clause (ii) above.

      For any Distribution Date and for any class of Group L-B Certificates, the “Carryover Shortfall Amount” for such class will equal the sum of:

(i)	the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the lesser of (1) LIBOR plus the related margin and (2) the Maximum Group L-B Rate over (b) the actual amount of interest accrued on such class for such Distribution Date;

(ii)	the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)	one month's interest at the rate described in clause (i)(a) above on the amount described in clause (ii) above.

      For any Distribution Date, (i) Carryover Shortfall Amounts for the Class 1A and Class 2A Certificates and Class CA-1B Group 1 and Class CA-1B Group 2 Components (except that with respect to the Class 1A and Class 2A Certificates and Class CA-1B Group 1 and Class CA-1B Group 2 Components, in the case of the initial Distribution Date only) and Class CA-1C Group 1 and Class CA-1C Group 2 Components will be paid to those classes, pro rata based on unpaid Carryover Shortfall Amounts, to the extent of the aggregate Class CX-1 Distributable Interest and Class CX-2-PPP Distributable Interest for that Distribution Date and (ii) Carryover Shortfall Amounts for the Class 3A-1A and Class 3A-1B Certificates (except that with respect to the Class 3A-1A and Class 3A-1B Certificates, in the case of the initial Distribution Date only) and Class 3A-1C Certificates will be paid to those classes, pro rata based on unpaid Carryover Shortfall Amounts, to the extent of the Class 3X-1 Distributable Interest for that Distribution Date. Carryover Shortfall Amounts will only be paid to the

Class 1A, Class 2A, Class 3A-1A and Class 3A-1B Certificates and Class CA-1B Group 1 and Class CA-1B Group 2 Components on the initial Distribution Date.

      Carryover Shortfall Amounts for the Group L-B Certificates for any Distribution Date will be paid to those classes, in order of seniority, to the extent of the aggregate Class CX-1 Distributable Interest and Class CX-2-PPP Distributable Interest remaining after the distributions of Carryover Shortfall Amounts to the related Class A Certificates (or components thereof), as applicable, for that Distribution Date. See “—Priority of Distributions” in this prospectus supplement. Carryover Shortfall Amounts for the Group 3-B Certificates for any Distribution Date will be paid to those classes, in order of seniority, to the extent of the Class 3X-1 Distributable Interest remaining after the distributions of Carryover Shortfall Amounts to the related Class A Certificates, as applicable, for that Distribution Date. See “—Priority of Distributions” in this prospectus supplement.

      The amount of interest otherwise available for distribution to the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates on any Distribution Date will be reduced by the Carryover Shortfall Amounts paid to the holders of the related Class A and Class B Certificates, as applicable, on that Distribution Date.

Calculation of LIBOR

      The annual certificate interest rates of the LIBOR Certificates are based on the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) as determined by the administrative agent on behalf of WMB on the basis of quotations as described below. The administrative agent will determine LIBOR for each certificate accrual period on the second business day prior to the day on which that accrual period begins (each, a “LIBOR Determination Date”). For this purpose a business day” is any day on which banks in London are open for conducting transactions in foreign currency and exchange.

      On each LIBOR Determination Date, the administrative agent will determine LIBOR based on the “Interest Settlement Rate” for United States dollar deposits of one-month maturity set by the British Bankers' Association (the “BBA”) as of 11:00 a.m. (London time) on such LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      The BBA's Interest Settlement Rates are currently displayed on each of the Dow Jones Telerate Service page 3750, Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM” (each such page, or such other page as may replace any of the foregoing on such service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in United States dollars, each, a “Designated Rate Page”).

      If on any LIBOR Determination Date, such Interest Settlement Rates are not available from any Designated Rate Page, LIBOR for the related accrual period will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the administrative agent will calculate LIBOR for the immediately following accrual period as follows: the administrative agent will determine LIBOR by reference to the quotations offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date.

      Under this method LIBOR will be established by the administrative agent on each LIBOR Determination Date as follows:

(a)	If on any LIBOR Determination Date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

(b)	If on any LIBOR Determination Date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the greater of:

• LIBOR as determined on the previous LIBOR Determination Date or

• the reserve interest rate.

      The reserve interest rate will be the rate per annum that the administrative agent determines to be either:

	•	the arithmetic mean, (expressed as a percentage) carried out to six decimal places, and rounded to five decimal places, of the one-month United States dollar lending rates that New York City banks selected by the administrative agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the administrative agent, being so made, or

	•	if the administrative agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the administrative agent are quoting on the LIBOR Determination Date to leading European banks.

(c)	If on any LIBOR Determination Date the administrative agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR will be considered to be the per annum rate specified as such herein, if so specified.

      Each reference bank (i) will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) will not control, be controlled by, or be under common control with, the servicer and (iii) will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if the servicer should terminate the designation of any such reference bank, the servicer will promptly designate another leading bank meeting the criteria specified above.

      The establishment of LIBOR on each LIBOR Determination Date by the servicer for the related accrual period will, in the absence of manifest error, be final and binding.

Calculation of Index for MTA Certificates

      The applicable Index for the MTA Certificates will be calculated as described in “Description of the Certificates—Distributions of Interest” in this prospectus supplement. For more information on the Indexes, see “Description of the Mortgage Pool—The Indexes” in this prospectus supplement.

Cross-Collateralization

      Cross-Collateralization Due to Rapid Prepayments in One Loan Group

      The priority of distributions described in this prospectus supplement under “—Priority of Distributions” will change if all of the following conditions are met:

•	either (i) the sum of the Class 1A Principal Balance and the Component Principal Balances of the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components or (ii) the sum of the Class 2A Principal Balance and the Component Principal Balances of the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components has been reduced to zero;

•	there are still Group L-B Certificates outstanding; and

•	either (i) the Group L-B Percentage on that date is less than 200% of the Group L-B Percentage as of the Closing Date or (ii) the outstanding principal balance of the mortgage loans in either of loan group 1 or loan group 2 delinquent 60 days or more averaged over the last six months, as a percentage of the related Subordinate Component Balance, is greater than or equal to 50%.

      When all three conditions are met, all principal received or advanced with respect to the mortgage loans in the loan group relating to these Class A and Class X Certificates (or components thereof) that have been paid in full (less any amount of negative amortization allocated to such mortgage loans) will be paid as principal to the remaining Class A and Class X Certificates (or components thereof) related to loan group 1 or loan group 2, as applicable, rather than to the Group L-B Certificates. That principal will be distributed in the same priority as those Class A and Class X Certificates (or components thereof) would receive other distributions of principal.

      The “Group L-B Percentage” as of any date of determination will equal the aggregate Class Principal Balance of the Group L-B Certificates divided by the then outstanding aggregate Stated Principal Balance of the mortgage loans in loan group 1 and loan group 2.

      The “Subordinate Component Balance” for either of loan group 1 or loan group 2 as of any date of determination will equal the product of (i) the aggregate Class Principal Balance of the Group L-B Certificates and (ii) a fraction, the numerator of which is equal to the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in that loan group over (b) the aggregate Class Principal Balance or Component Principal Balance of the Class A and Class X Certificates (or components thereof) related to such loan group (and, in the case of loan group 1, the Class R Certificates) and the denominator of which is equal to the excess, if any, of (a) the aggregate Stated Principal Balance of all of the mortgage loans in loan group 1 and loan group 2 over (b) the aggregate Class Principal Balance of all of the Class A, Class R and Class X Certificates related to loan group 1 and loan group 2.

      The “Stated Principal Balance” of any mortgage loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any realized loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any negative amortization (as described above under “Description of the Mortgage Pool” in this prospectus supplement) with respect to that mortgage loan for all prior interest accrual periods.

      Cross-Collateralization Due to Disproportionate Realized Losses in One Loan Group

      Realized losses on the mortgage loans in loan group 1 and loan group 2 are allocated generally to the Group L-B Certificates and not just to the portion of the Group L-B Certificates representing an interest in the loan group that incurred the loss. Therefore, if realized losses in either of these loan groups that are allocated to the Group L-B Certificates exceed the Subordinate Component Balance for that loan group, the principal balance of the mortgage loans in that loan group will be less than the principal balance of the related Senior Certificates (or components thereof). That is, the amount of collateral in that loan group will be less than the amount of certificates being supported by that collateral and, therefore, that loan group is undercollateralized. In addition, either of these loan groups may become undercollateralized as a result of the allocation of Net Negative Amortization for one such loan group to the Class CX-1 or Class CX-2-PPP principal-only component related to the other of these loan groups. If either of these loan groups becomes undercollateralized, then payments on the mortgage loans in the other of these loan groups may be used to pay interest and then principal to the Senior Certificates (or components thereof) related to the undercollateralized loan group to the extent described below.

      If, on any Distribution Date, the aggregate Class Principal Balance or Component Principal Balance of the Class A and Class X Certificates (or components thereof) related to either of loan group 1 and loan group 2 is greater than the aggregate Stated Principal Balance of the mortgage loans in such loan group (such loan group, an “Undercollateralized Group” and the other of such loan group that is not an Undercollateralized Group, an “Overcollateralized Group”), then the priority of distributions described in this prospectus supplement under “—Priority of Distributions” will be altered as follows: The Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions to the related Senior Certificates (or components thereof) pursuant to paragraph (a) and (b), as applicable (or if after the Credit Support Depletion Date, pursuant to the first four paragraphs immediately following the definition of “Credit Support Depletion Date”), under “—Priority of Distributions” in this prospectus supplement, will be paid in the following priority: (1) first, that amount, up to an amount for the Undercollateralized Group (the “Total Transfer Amount”) equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group, will be distributed first to the Class A Certificates (or components thereof) related to the Undercollateralized Group in payment of any accrued but unpaid interest, and then to those Class A Certificates and the related Class X Certificates (or components thereof), as applicable, as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed pursuant to paragraph (e) under “—Priority of Distributions” in this prospectus supplement.

      On each Distribution Date, the “Interest Transfer Amount” for the Undercollateralized Group will equal one month's interest on the applicable Principal Transfer Amount at the weighted average of the certificates interest rates on the Class A Certificates (or components thereof) related to the Undercollateralized Group, plus any shortfall of interest on those Class A Certificates (or components thereof) from prior Distribution Dates.

      On each Distribution Date, the “Principal Transfer Amount” for the Undercollateralized Group will equal the excess of the aggregate Class Principal Balance of the Class A and Class X Certificates (or components thereof) related to the Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in that loan group.

      If the Weighted Average Pass-Through Rate of the Undercollateralized Group is greater than the Weighted Average Pass-Through Rate of the Overcollateralized Group, the payment of interest to the certificates related to the Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Group L-B Certificates. In addition, after the aggregate principal balance of the Group L-B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates (or components thereof) related to the Undercollateralized Group.

Distributions of Principal

General

      On each Distribution Date, certificateholders (other than holders of the Class CX-3 and Class 3X-2 Certificates) will be entitled to receive principal distributions from the related Available Distribution Amount to the extent and in the priority described in this prospectus supplement. See “—Priority of Distributions” in this prospectus supplement. The Class 3-PPP Certificates will receive $100 of principal, on the Distribution Date in September 2010, from a reserve fund to be funded on the Closing Date with a deposit by the underwriter.

      For any Distribution Date and any loan group, the “Principal Payment Amount” is the sum, with respect to the mortgage loans in that loan group, of (i) the portion of the required monthly payments on the mortgage loans allocated to principal after deducting accrued interest on the mortgage loans due on the Due Date immediately before the Distribution Date, (ii) the principal portion of Repurchase Proceeds that were received on the mortgage loans during the preceding calendar month and (iii) any other unscheduled payments of principal that were received on the mortgage loans during the preceding calendar month, other than Payoffs, Curtailments, Liquidation Principal or Subsequent Recoveries.

      “Payoffs” are prepayments in full on a mortgage loan and “Curtailments” are partial prepayments on a mortgage loan, including any amounts in excess of the Minimum Monthly Payment. For any Distribution Date and any loan group, the “Principal Prepayment Amount” is the sum, with respect to the mortgage loans in that loan group, of all Payoffs and Curtailments relating to the mortgage loans in that loan group that were received during the related Prepayment Period (which Prepayment Period is determined differently with respect to the WMB Loans and the Countrywide Loans), reduced (but not to less than zero) by the aggregate amount of negative amortization with respect to the mortgage loans during the prior calendar month.

      “Repurchase Proceeds” are proceeds received with respect to a mortgage loan that was repurchased by the depositor or the sponsor because of a material breach of the representations and warranties with respect to that mortgage loan, or because a required loan document was not included in the mortgage file, as described under “Description of the Mortgage Pool—Representations and Warranties Regarding the Mortgage Loans” in this prospectus supplement.

      For each Distribution Date and (i) each Payoff on a Countrywide Loan and (ii) each Curtailment on any mortgage loan, the related “Prepayment Period” will be the month preceding the month of such Distribution Date. For each Distribution Date and each Payoff on a WMB Loan, the related “Prepayment Period” will start on the 15th day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on the Cut-Off Date) and will end on the 14th day of the month of such Distribution Date.

      “Liquidation Principal” is the principal portion of Liquidation Proceeds and Insurance Proceeds (each, as defined in the pooling agreement) received with respect to each mortgage loan that became a Liquidated Mortgage Loan (but not in excess of the principal balance of that mortgage loan) during the calendar month preceding the month of the Distribution Date. A “Liquidated Mortgage Loan” is a mortgage loan for which the servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

      Distributions to certificateholders (other than holders of the Class CX-3, Class 3X-2 and Class 3-PPP Certificates) on each Distribution Date will include any Subsequent Recoveries received by the servicer during the calendar month preceding the month of the Distribution Date. “Subsequent Recoveries” are amounts received by the servicer in connection with the liquidation of defaulted mortgage loans after those mortgage loans became Liquidated Mortgage Loans, up to the amount of losses previously allocated in respect of those mortgage loans. On each Distribution Date on which Subsequent Recoveries are distributed to certificateholders, the Class Principal Balance of the class of related Subordinate Certificates with the lowest priority outstanding generally will be increased by the amount of those Subsequent Recoveries.

      The Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates will only be entitled to receive distributions of principal to the extent of their respective Class Principal Balance. The Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates will not receive principal distributions in respect of their interest-only components or Class Notional Amounts. The Class CX-3 and Class 3X-2 Certificates will not receive principal distributions. See “—Distributions of Interest—Class X Notional Amounts and Class X Principal Balances” in this prospectus supplement.

Group 1 Senior Principal Distribution Amount

      On each Distribution Date before the related Credit Support Depletion Date, an amount, up to the amount of the Group 1 Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal, sequentially, (i) first, to the Class 1A Certificates and the Class CA-1B Group 1 and Class CA-1C Group 1 Components, pro rata according to Class Principal Balance or Component Principal Balance, respectively, until the Class 1A Principal Balance and the Class CA-1B Group 1 and Class CA-1C Group 1 Component Principal Balances have been reduced to zero, and (ii) second, to the Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, pro rata according to Component Principal Balance, until the Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Component Principal Balances have been reduced to zero.

      The “Group 1 Senior Principal Distribution Amount” for any Distribution Date will equal the sum of (i) the Group 1 Senior Percentage of the Principal Payment Amount for loan group 1, (ii) the Group 1 Senior Prepayment Percentage of the Principal Prepayment Amount for loan group 1 and (iii) the Group 1 Senior Liquidation Amount; provided, however, that for the first Distribution Date, this amount will be reduced by $100 to pay principal to the Class R Certificates as provided in clause (a)(ii) of the first paragraph under “—Priority of Distributions” in this prospectus supplement.

      The “Group 1 Senior Percentage” for any Distribution Date will equal the sum of the aggregate Class Principal Balance of the Class 1A and Class R Certificates and the aggregate Component Principal

Balance of the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components divided by the Stated Principal Balance of the mortgage loans in loan group 1, in each case immediately before that Distribution Date. The “Group 1 Subordinate Percentage” for any Distribution Date will equal the excess of 100% over the Group 1 Senior Percentage for that date. The Group 1 Senior Percentage and the Group 1 Subordinate Percentage as of the Closing Date will be approximately 87.75% and 12.25%, respectively.

      The “Group 1 Senior Liquidation Amount” for any Distribution Date will equal the sum of (A) the aggregate, for each mortgage loan in loan group 1 that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 1 Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the Group 1 Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan and (B) the Group 1 Senior Prepayment Percentage of any Subsequent Recoveries on group 1 loans.

Group 2 Senior Principal Distribution Amount

      On each Distribution Date before the related Credit Support Depletion Date, an amount, up to the amount of the Group 2 Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal, sequentially, (i) first, to the Class 2A Certificates and the Class CA-1B Group 2 and Class CA-1C Group 2 Components, pro rata according to Class Principal Balance or Component Principal Balance, respectively, until the Class 2A Principal Balance and the Class CA-1B Group 2 and Class CA-1C Group 2 Component Principal Balances have been reduced to zero, and (ii) second, to the Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, pro rata according to Component Principal Balance, until the Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Component Principal Balances have been reduced to zero.

      The “Group 2 Senior Principal Distribution Amount” for any Distribution Date will equal the sum of (i) the Group 2 Senior Percentage of the Principal Payment Amount for loan group 2, (ii) the Group 2 Senior Prepayment Percentage of the Principal Prepayment Amount for loan group 2 and (iii) the Group 2 Senior Liquidation Amount.

      The “Group 2 Senior Percentage” for any Distribution Date will equal the sum of the Class 2A Principal Balance and the aggregate Component Principal Balance of the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components divided by the Stated Principal Balance of the mortgage loans in loan group 2, in each case immediately before that Distribution Date. The “Group 2 Subordinate Percentage” for any Distribution Date will equal the excess of 100% over the Group 2 Senior Percentage for that date. The Group 2 Senior Percentage and the Group 2 Subordinate Percentage as of the Closing Date will be approximately 87.75% and 12.25%, respectively.

      The “Group 2 Senior Liquidation Amount” for any Distribution Date will equal the sum of (A) the aggregate, for each mortgage loan in loan group 2 that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 2 Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the Group 2 Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan and (B) the Group 2 Senior Prepayment Percentage of any Subsequent Recoveries on group 2 loans.

Group 3 Senior Principal Distribution Amount

      On each Distribution Date before the related Credit Support Depletion Date, an amount, up to the amount of the Group 3 Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal, sequentially, (i) first, to the Class 3A-1A, Class 3A-1B and Class 3A-1C Certificates, pro rata according to Class Principal Balance, until the Class 3A-1A, Class 3A-1B and Class 3A-1C Principal Balances have been reduced to zero, and (ii) second, to the Class 3X-1 Certificates, until the Class 3X-1 Principal Balance has been reduced to zero.

      The “Group 3 Senior Principal Distribution Amount” for any Distribution Date will equal the sum of (i) the Group 3 Senior Percentage of the Principal Payment Amount for loan group 3, (ii) the Group 3

Senior Prepayment Percentage of the Principal Prepayment Amount for loan group 3 and (iii) the Group 3 Senior Liquidation Amount.

      The “Group 3 Senior Percentage” for any Distribution Date will equal the sum of the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Principal Balances divided by the Stated Principal Balance of the mortgage loans in loan group 3, in each case immediately before that Distribution Date. The “Group 3 Subordinate Percentage” for any Distribution Date will equal the excess of 100% over the Group 3 Senior Percentage for that date. The Group 3 Senior Percentage and the Group 3 Subordinate Percentage as of the Closing Date will be approximately 87.25% and 12.75%, respectively.

      The “Group 3 Senior Liquidation Amount” for any Distribution Date will equal the sum of (A) the aggregate, for each mortgage loan in loan group 3 that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 3 Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the Group 3 Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan and (B) the Group 3 Senior Prepayment Percentage of any Subsequent Recoveries on group 3 loans.

Group L-B Subordinate Principal Distribution Amount

      On each Distribution Date, an amount, up to the amount of the Group L-B Subordinate Principal Distribution Amount for that Distribution Date, will be distributed as principal to the Group L-B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any class or classes of the Group L-B Certificates is less than the related Subordination Level as of the Closing Date, each class of the Group L-B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Group L-B Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for loan group 1 and loan group 2 remaining after distributions of interest and principal, as applicable, to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates (including any distributions of interest and principal, as applicable, to those Senior Certificates as described under “—Cross-Collateralization” in this prospectus supplement), distributions of interest and principal to all of the Group L-B Certificates senior to that class and distributions of interest to that class. See “—Priority of Distributions” in this prospectus supplement. The relative seniority, from highest to lowest, of the Group L-B Certificates is as follows: Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class L-B-12, Class L-B-13 and Class L-B-14.

      The “Group L-B Subordinate Principal Distribution Amount” for any Distribution Date will equal the excess of:

(A) the sum of:

(i) the Group 1 Subordinate Percentage of the Principal Payment Amount for loan group 1;

(ii) the Group 2 Subordinate Percentage of the Principal Payment Amount for loan group 2;

(iii) the Group L-B Subordinate Principal Prepayments Distribution Amount (without regard to the proviso in its definition); and

(iv) the Group L-B Subordinate Liquidation Amount;

over

(B) the sum of:

(i) if either (x) the sum of the Class 1A Principal Balance and the Component Principal Balances of the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components or (y) the sum of the Class 2A Principal Balance and the Component Principal Balances of the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components has been reduced to zero, principal paid from the Available Distribution Amount for the loan group related to those Class A and Class X Certificates (or components thereof) to the remaining Class A and Class X Certificates (or components thereof) (in each case, only with respect to the

Class A and Class X Certificates (or components thereof) related loan group 1 or loan group 2), as described under “—Cross-Collateralization” in this prospectus supplement; and

(ii) the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Class A and Class X Certificates (or components thereof) related to an Undercollateralized Group, as described under “—Cross-Collateralization” in this prospectus supplement.

      The “Group L-B Subordinate Principal Prepayments Distribution Amount” for any Distribution Date will equal the sum of (i) the Group 1 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 1 and (ii) the Group 2 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 2; provided, however, that if the amount specified in clause (B) of the definition of “Group L-B Subordinate Principal Distribution Amount” is greater than the sum of the amounts specified in clauses (A)(i), (A)(ii) and (A)(iv) of that definition, then the Group L-B Subordinate Principal Prepayments Distribution Amount will be reduced by the amount of that excess.

      The “Group 1 Subordinate Prepayment Percentage” for any Distribution Date will equal the excess of 100% over the Group 1 Senior Prepayment Percentage; provided, however, that if the sum of the aggregate Class Principal Balance of the Class 1A and Class R Certificates and the aggregate Component Principal Balance of the Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components has been reduced to zero, then the Group 1 Subordinate Prepayment Percentage will equal 100%. The “Group 2 Subordinate Prepayment Percentage” for any Distribution Date will equal the excess of 100% over the Group 2 Senior Prepayment Percentage; provided, however, that if the sum of the Class 2A Principal Balance and the aggregate Component Principal Balance of the Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components has been reduced to zero, then the Group 2 Subordinate Prepayment Percentage will equal 100%. The “Group 3 Subordinate Prepayment Percentage” for any Distribution Date will equal the excess of 100% over the Group 3 Senior Prepayment Percentage; provided, however, that if the sum of the aggregate Class Principal Balance of the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates has been reduced to zero, then the Group 3 Subordinate Prepayment Percentage will equal 100%.
      The “Group L-B Subordinate Liquidation Amount” for any Distribution Date will equal the excess, if any, of the sum of (i) the aggregate Liquidation Principal for all mortgage loans in loan group 1 and loan group 2 that became Liquidated Mortgage Loans during the calendar month preceding the month of that Distribution Date and (ii) any Subsequent Recoveries on the mortgage loans in loan group 1 and loan group 2 received during that calendar month, over the sum of the Group 1 Senior Liquidation Amount and the Group 2 Senior Liquidation Amount for that Distribution Date.

      The rights of the holders of the Group L-B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class R, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates to receive all distributions of interest and principal to which they are entitled. See “—Subordination and Allocation of Losses” in this prospectus supplement.

Group 3-B Subordinate Principal Distribution Amount

      On each Distribution Date, an amount, up to the amount of the Group 3-B Subordinate Principal Distribution Amount for that Distribution Date, will be distributed as principal to the Group 3-B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any class or classes of the Group 3-B Certificates is less than the related Subordination Level as of the Closing Date, each class of the Group 3-B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Group 3-B Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for loan group 3 remaining after distributions of interest and principal, as applicable, to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates, distributions of interest and principal to all of the Group 3-B Certificates senior to that class and distributions of interest to that class. See “—Priority of Distributions” in this prospectus supplement. The relative seniority, from highest to lowest, of the Group 3-B Certificates is as follows: Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6.

      The “Group 3-B Subordinate Principal Distribution Amount” for any Distribution Date will equal the sum of

(i)	the Group 3 Subordinate Percentage of the Principal Payment Amount for loan group 3;

(ii)	the Group 3-B Subordinate Principal Prepayments Distribution Amount; and

(iii)	the Group 3-B Subordinate Liquidation Amount.

      The “Group 3-B Subordinate Principal Prepayments Distribution Amount” for any Distribution Date will equal the Group 3 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 3.

      The “Group 3-B Subordinate Liquidation Amount” for any Distribution Date will equal the excess, if any, of the sum of (i) the aggregate Liquidation Principal for all mortgage loans in loan group 3 that became Liquidated Mortgage Loans during the calendar month preceding the month of that Distribution Date and (ii) any Subsequent Recoveries on the mortgage loans in loan group 3 received during that calendar month, over the Group 3 Senior Liquidation Amount for that Distribution Date.

      The rights of the holders of the Group 3-B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates to receive all distributions of interest and principal to which they are entitled. See “—Subordination and Allocation of Losses” in this prospectus supplement.

Principal Prepayments

      The “Group 1 Senior Prepayment Percentage” and “Group 2 Senior Prepayment Percentage” for any Distribution Date before October 2016 will equal 100%. During the next four years, these percentages will be calculated as follows:

•	for any Distribution Date occurring in or between October 2016 and September 2017, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 70% of the excess of 100% over that percentage for that Distribution Date;

•	for any Distribution Date occurring in or between October 2017 and September 2018, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 60% of the excess of 100% over that percentage for that Distribution Date;

•	for any Distribution Date occurring in or between October 2018 and September 2019, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 40% of the excess of 100% over that percentage for that Distribution Date; and

•	for any Distribution Date occurring in or between October 2019 and September 2020, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 20% of the excess of 100% over that percentage for that Distribution Date.

For any Distribution Date occurring in or after October 2020, the Group 1 and Group 2 Senior Prepayment Percentage will equal the Group 1 and Group 2 Senior Percentage, respectively, for that Distribution Date.

      There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date, (i) if the Group 1 or Group 2 Senior Percentage for that Distribution Date exceeds the initial Group 1 or Group 2 Senior Percentage, respectively, as of the Closing Date, then the Group 1 and Group 2 Senior Prepayment Percentage for that Distribution Date will equal 100%, (ii) if on or before the Distribution Date in September 2009, (a) the Group L-B Percentage for that Distribution Date is greater than or equal to twice the Group L-B Percentage as of the Closing Date and (b) cumulative realized losses on the mortgage loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 20%, then the Group 1 and Group 2 Senior Prepayment Percentages shall equal the Group 1 or Group 2 Senior Percentages, as applicable, for such Distribution Date plus 50% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for such Distribution Date, and (iii) if after the Distribution Date in September 2009, (a) the Group L-B Percentage for such Distribution Date is greater than or equal to twice the Group L-B Percentage as of the Closing Date and (b) cumulative realized losses on the mortgage loans allocated to the Group L-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Certificates as of the Closing Date, do not exceed 30%, then the Group 1 and Group 2 Senior Prepayment Percentages shall equal the Group 1 and Group 2 Senior Percentages, as applicable.

      Notwithstanding the above, on any Distribution Date, neither the Group 1 nor Group 2 Senior Prepayment Percentage for that Distribution Date will decrease as described in the definition of Group 1 and Group 2 Senior Prepayment Percentages in the above two paragraphs if (a) the mean aggregate Stated Principal Balance, as of the Distribution Date in each of the immediately preceding six calendar months, of the mortgage loans in either of loan group 1 or loan group 2 that were 60 or more days delinquent as of such date is greater than 50% of the Subordinate Component Balance for that loan group as of the current Distribution Date or (b) cumulative realized losses on the mortgage loans in either of the loan group 1 or loan group 2 allocated to the Group L-B Certificates, as a percentage of the Subordinate Component Balance for that loan group as of the Closing Date, are greater than, for any Distribution Date (1) before the eleventh anniversary of the first Distribution Date, 30%, (2) on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, 35%, (3) on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, 40%, (4) on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, 45%, and (5) on or after the fourteenth anniversary of the first Distribution Date, 50%. Finally, if on any Distribution Date the allocation to the Senior Certificates (or components thereof, as applicable) related to either of loan group 1 or loan group 2 in the percentage required would reduce the sum of the Class Principal Balances or Component Principal Balances of those certificates (or components) below zero, the Group 1 or Group 2 Senior Prepayment Percentage, as applicable, for that Distribution Date will be limited to the percentage necessary to reduce that sum to zero.

      The “Group 3 Senior Prepayment Percentage” for any Distribution Date before October 2016 will equal 100%. During the next four years, this percentage will be calculated as follows:

•	for any Distribution Date occurring in or between October 2016 and September 2017, the Group 3 Senior Percentage for that Distribution Date plus 70% of the excess of 100% over that percentage for that Distribution Date;

•	for any Distribution Date occurring in or between October 2017 and September 2018, the Group 3 Senior Percentage for that Distribution Date plus 60% of the excess of 100% over that percentage for that Distribution Date;

•	for any Distribution Date occurring in or between October 2018 and September 2019, the Group 3 Senior Percentage for that Distribution Date plus 40% of the excess of 100% over that percentage for that Distribution Date; and

•	for any Distribution Date occurring in or between October 2019 and September 2020, the Group 3 Senior Percentage for that Distribution Date plus 20% of the excess of 100% over that percentage for that Distribution Date.

For any Distribution Date occurring in or after October 2020, the Group 3 Senior Prepayment Percentage will equal the Group 3 Senior Percentage for that Distribution Date.

      There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date, (i) if the Group 3 Senior Percentage for that Distribution Date exceeds the initial Group 3 Senior Percentage as of the Closing Date, then the Group 3 Senior Prepayment Percentage for that Distribution Date will equal 100%, (ii) if on or before the Distribution Date in September 2009, (a) the Group 3 Subordinate Percentage for that Distribution Date is greater than or equal to twice the Group 3 Subordinate Percentage as of the Closing Date and (b) cumulative realized losses on the mortgage loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 20%, then the Group 3 Senior Prepayment Percentage shall equal the Group 3 Senior Percentage for such Distribution Date plus 50% of the Group 3 Subordinate Percentage for such Distribution Date, and (iii) if after the Distribution Date in September 2009, (a) the Group 3 Subordinate Percentage for such

Distribution Date is greater than or equal to twice the Group 3 Subordinate Percentage as of the Closing Date and (b) cumulative realized losses on the mortgage loans allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, do not exceed 30%, then the Group 3 Senior Prepayment Percentage shall equal the Group 3 Senior Percentage.

      Notwithstanding the above, on any Distribution Date, the Group 3 Senior Prepayment Percentage for that Distribution Date will decrease as described in the definition of Group 3 Senior Prepayment Percentage in the above two paragraphs if (a) the mean aggregate Stated Principal Balance, as of the Distribution Date in each of the immediately preceding six calendar months, of the mortgage loans in loan group 3 that were 60 or more days delinquent as of such date is greater than 50% of the aggregate Class Principal Balance of the Group 3-B Certificates as of the current Distribution Date or (b) cumulative realized losses on the mortgage loans in loan group 3 allocated to the Group 3-B Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Certificates as of the Closing Date, are greater than, for any Distribution Date (1) before the eleventh anniversary of the first Distribution Date, 30%, (2) on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, 35%, (3) on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, 40%, (4) on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, 45%, and (5) on or after the fourteenth anniversary of the first Distribution Date, 50%. Finally, if on any Distribution Date the allocation to the Senior Certificates related to loan group 3 in the percentage required would reduce the sum of the Class Principal Balances of those certificates below zero, the Group 3 Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that sum to zero.

Subordination and Allocation of Losses

The Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP, Class CX-3, Class R and Group L-B Certificates

      The Group L-B Certificates will be subordinate in right of payment and provide credit support to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP, Class CX-3, and Class R Certificates to the extent described in this prospectus supplement. The support provided by the Group L-B Certificates is intended to enhance the likelihood of regular receipt by these Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford these Senior Certificates protection against some losses. The protection afforded to these Senior Certificates by the Group L-B Certificates will be accomplished by the preferential right on each Distribution Date of these Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Group L-B Certificates and by the allocation of losses to the Group L-B Certificates before any allocation of losses to these Senior Certificates.

      In addition, each class of Group L-B Certificates will be subordinate in right of payment and provide credit support to each class of Group L-B Certificates with a lower numerical class designation. The protection afforded a class of Group L-B Certificates by the classes of Group L-B Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Group L-B Certificates with higher numerical class designations.

      After the Class Principal Balances of all of the Group L-B Certificates have been reduced to zero, any loss with respect to a mortgage loan in loan group 1 or loan group 2 will be allocated to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates, in the manner described below.

      Any loss realized on a mortgage loan in loan group 1 or loan group 2 will be allocated among the related certificates as follows:

      (i) for losses allocable to principal:

(a) first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b) second, to the Class L-B-11 Certificates, until the Class L-B-11 Principal Balance has been reduced to zero;

(c) third, to the Class L-B-10 Certificates, until the Class L-B-10 Principal Balance has been reduced to zero;

(d) fourth, to the Class L-B-9 Certificates, until the Class L-B-9 Principal Balance has been reduced to zero;

(e) fifth, to the Class L-B-8 Certificates, until the Class L-B-8 Principal Balance has been reduced to zero;

(f) sixth, to the Class L-B-7 Certificates, until the Class L-B-7 Principal Balance has been reduced to zero;

(g) seventh, to the Class L-B-6 Certificates, until the Class L-B-6 Principal Balance has been reduced to zero;

(h) eighth, to the Class L-B-5 Certificates, until the Class L-B-5 Principal Balance has been reduced to zero;

(i) ninth, to the Class L-B-4 Certificates, until the Class L-B-4 Principal Balance has been reduced to zero;

(j) tenth, to the Class L-B-3 Certificates, until the Class L-B-3 Principal Balance has been reduced to zero;

(k) eleventh, to the Class L-B-2 Certificates, until the Class L-B-2 Principal Balance has been reduced to zero;

(l) twelfth, to the Class L-B-1 Certificates, until the Class L-B-1 Principal Balance has been reduced to zero; and

(m) thirteenth, (i) any loss with respect to a mortgage loan in loan group 1 will be allocated to the Class 1A Certificates and Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components, pro rata, until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 1A Certificates and Class CA-1B Group 1 and Class CA-1C Group 1 Components will be allocated (a) first, to the Class CA-1C Group 1 Component, until its Component Principal Balance has been reduced to zero; (b) second, to the Class CA-1C Group 2 Component, until its Component Principal Balance has been reduced to zero; (c) third, to the Class CA-1B Group 1 Component, until its Component Principal Balance has been reduced to zero; (d) fourth, to the Class CA-1B Group 2 Component, until its Component Principal Balance has been reduced to zero; and (e) fifth, to the Class 1A Certificates, until their Class Principal Balance has been reduced to zero; and (ii) any loss with respect to a mortgage loan in loan group 2 will be allocated to the Class 2A Certificates and Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components, pro rata, until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 2A Certificates and Class CA-1B Group 2 and Class CA-1C Group 2 Components will be allocated (a) first, to the Class CA-1C Group 2 Component, until its Component Principal Balance has been reduced to zero; (b) second, to the Class CA-1C Group 1 Component, until its Component Principal Balance has been reduced to zero; (c) third, to the Class CA-1B Group 2 Component, until its Component Principal Balance has been reduced to zero; (d) fourth, to the Class CA-1B Group 1 Component, until its Component Principal Balance has been reduced to zero; and (e) fifth, to the Class 2A Certificates, until their Class Principal Balance has been reduced to zero;

and

      (ii) for losses allocable to interest:

(a) first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b) second, to the Class L-B-11 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-11 Principal Balance;

(c) third, to the Class L-B-10 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-10 Principal Balance;

(d) fourth, to the Class L-B-9 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-9 Principal Balance;

(e) fifth, to the Class L-B-8 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-8 Principal Balance;

(f) sixth, to the Class L-B-7 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-7 Principal Balance;

(g) seventh, to the Class L-B-6 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-6 Principal Balance;

(h) eighth, to the Class L-B-5 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-5 Principal Balance;

(i) ninth, to the Class L-B-4 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-4 Principal Balance;

(j) tenth, to the Class L-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-3 Principal Balance;

(k) eleventh, to the Class L-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-2 Principal Balance;

(l) twelfth, to the Class L-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-1 Principal Balance; and

(m) thirteenth, (i) any loss with respect to a mortgage loan in loan group 1 will be allocated to the Class 1A Certificates and Class CA-1B Group 1, Class CA-1C Group 1, Class CX-1 Subgroup 1-A PO and Class CX-2-PPP Subgroup 1-B PO Components and the portion of the Class CX-3 Certificates derived from the mortgage loans in subgroup 1-B1, pro rata, according to, and in reduction of, accrued but unpaid interest on those classes and then to those classes (except the Class CX-3 Certificates) until their respective principal balances, as applicable, have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 1A Certificates and Class CA-1B Group 1 and Class CA-1C Group 1 Components will be allocated (a) first, to the Class CA-1C Group 1 Component, in reduction of accrued but unpaid interest on such Component Principal Balance and then until such Component Principal Balance has been reduced to zero; (b) second, to the Class CA-1C Group 2 Component, in reduction of accrued but unpaid interest on such Component Principal Balance and then until such Component Principal Balance has been reduced to zero; (c) third, to the Class CA-1B Group 1 Component, in reduction of accrued but unpaid interest on such Component Principal Balance and then until such Component Principal Balance has been reduced to zero; (d) fourth, to the Class CA-1B Group 2 Component, in reduction of accrued but unpaid interest on such Component Principal Balance and then until such Component Principal Balance has been reduced to zero; and (e) fifth, to the Class 1A Certificates, in reduction of accrued but unpaid interest on such Class Principal Balance and then until such Class Principal Balance has been reduced to zero; and (ii) any loss with respect to a mortgage loan in loan group 2 will be allocated to the Class 2A Certificates and Class CA-1B Group 2, Class CA-1C Group 2, Class CX-1 Subgroup 2-A PO and Class CX-2-PPP Subgroup 2-B PO Components and the portion of the Class CX-3 Certificates derived from the mortgage loans in subgroup 2-B1, pro rata, according to, and in reduction of, accrued but unpaid interest on those classes and then to those classes (except the Class CX-3 Certificates) until their respective principal balances, as applicable, have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 2A Certificates and Class CA-1B Group 2 and Class CA-1C Group 2 Components will be allocated (a) first, to the Class CA-1C Group 2 Component, in reduction of accrued but unpaid interest on such Component Principal Balance and then until such Component Principal Balance has been reduced to zero; (b) second, to the Class CA-1C Group 1 Component, in reduction of accrued but unpaid interest on such Component Principal Balance and then until such Component Principal Balance has been reduced to zero; (c) third, to the Class CA-1B Group 2 Component, in reduction of accrued but unpaid interest on such Component Principal Balance and then until such Component Principal Balance has been reduced to zero; (d) fourth, to the Class CA-1B Group 1 Component, in reduction of accrued but unpaid interest on such Component Principal Balance and then until such Component Principal Balance has been reduced to zero; and (e) fifth, to the Class 2A Certificates, in reduction of accrued but unpaid interest on such Class Principal Balance and then until such Class Principal Balance has been reduced to zero.

      On each Distribution Date, if the aggregate Class Principal Balance of all outstanding classes of Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1 Class CX-2-PPP, Class R and Group L-B Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans in loan group 1 and loan group 2 (after giving effect to distributions of principal and the allocation of all losses to the certificates on that Distribution Date), that excess will be deemed a principal loss and will be allocated to the most junior class of Group L-B Certificates then outstanding.

      Because the Group L-B Certificates represent interests in loan group 1 and loan group 2, the Class Principal Balances of the Group L-B Certificates could be reduced to zero as a result of a disproportionate amount of losses on the mortgage loans in one or more of these loan groups. Therefore, the allocation to the Group L-B Certificates of losses on the mortgage loans in the other of these loan groups will increase the likelihood that future losses may be allocated to these Senior Certificates (or components thereof, as applicable) relating to the loan group which did not incur the loss.

      Similarly, if the Group L-B Certificates are no longer outstanding, because the Class CA-1B and Class CA-1C Certificates represent interests in loan group 1 and loan group 2, the Class CA-1B and Class CA-1C Principal Balance could be reduced to zero as a result of a disproportionate amount of losses on the mortgage loans in one or more of those loan groups. Therefore, the allocation to the Class CA-1B and Class CA-1C Certificates of losses on the mortgage loans in the other of these loan groups will increase the likelihood that future losses may be allocated to the Senior Certificates (or components thereof, as applicable) relating to any of these loan groups which did not incur the loss.

      The Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3X-2 and Group 3-B Certificates

      The Group 3-B Certificates will be subordinate in right of payment and provide credit support to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates to the extent described in this prospectus supplement. The support provided by the Group 3-B Certificates is intended to enhance the likelihood of regular receipt by these Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford these Senior Certificates protection against some losses. The protection afforded to these Senior Certificates by the Group 3-B Certificates will be accomplished by the preferential right on each Distribution Date of these Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Group 3-B Certificates and by the allocation of losses to the Group 3-B Certificates before any allocation of losses to these Senior Certificates.

      In addition, each class of Group 3-B Certificates will be subordinate in right of payment and provide credit support to each class of Group 3-B Certificates with a lower numerical class designation. The protection afforded a class of Group 3-B Certificates by the classes of Group 3-B Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Group 3-B Certificates with higher numerical class designations.

      After the Class Principal Balances of all of the Group 3-B Certificates have been reduced to zero, any loss with respect to a mortgage loan in loan group 3 will be allocated to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates, in the manner described below.

      Any loss realized on a mortgage loan in loan group 3 will be allocated among the related certificates as follows:

      (i) for losses allocable to principal:

(a) first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b) second, to the Class 3-B-3 Certificates, until the Class 3-B-3 Principal Balance has been reduced to zero;

(c) third, to the Class 3-B-2 Certificates, until the Class 3-B-2 Principal Balance has been reduced to zero;

(d) fourth, to the Class 3-B-1 Certificates, until the Class 3-B-1 Principal Balance has been reduced to zero; and

(e) fifth, any loss with respect to a mortgage loan in loan group 3 will be allocated to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Class 3X-1 Certificates, pro rata, until their respective Class Principal Balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 3A-1A, Class 3A-1B and Class 3A-1C Certificates will be allocated (i) first, to the 3A-1C Certificates, until their Class Principal Balance has been reduced to zero; (ii) second, to the Class 3A-1B Certificates, until their Class Principal Balance has each been reduced to zero and (iii) third, to the Class 3A-1A Certificates, until their Class Principal Balance has been reduced to zero;

and

      (ii) for losses allocable to interest:

(a) first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b) second, to the Class 3-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-3 Principal Balance;

(c) third, to the Class 3-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-2 Principal Balance;

(d) fourth, to the Class 3-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-1 Principal Balance; and

(e) fifth, any loss with respect to a mortgage loan in loan group 3 will be allocated to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates, pro rata, according to, and in reduction of, accrued but unpaid interest on those classes and then to those classes (except the Class 3X-2 Certificates) until their respective principal balances have been reduced to zero; provided, however, that the aggregate losses so allocated to the Class 3A-1A, Class 3A-1B and Class 3A-1C Certificates will be allocated (i) first, to the 3A-1C Certificates, in reduction of accrued but unpaid interest on such Class Principal Balance and then until such Class Principal Balance has been reduced to zero; (ii) second, to the Class 3A-1B Certificates, in reduction of accrued but unpaid interest on such Class Principal Balance and then until such Class Principal Balance has been reduced to zero and (iii) third, to the Class 3A-1A Certificates, in reduction of accrued but unpaid interest on such Class Principal Balance and then until such Class Principal Balance has been reduced to zero.

      On each Distribution Date, if the aggregate Class Principal Balance of all outstanding classes of Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Group 3-B Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans in loan group 3 (after giving effect to distributions of principal and the allocation of all losses to the certificates on that Distribution Date), that excess will be deemed a principal loss and will be allocated to the most junior class of Group 3-B Certificates then outstanding.

The Class R Certificates

      The Class R Certificates will receive $100 of principal on the first Distribution Date, as well as one month's interest on that amount. These certificates will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, the Class R Certificates will receive any amounts remaining (which are not expected to be material) in the certificate account from the Available Distribution Amount after distributions of interest and principal on the regular interests issued by REMIC IV (as defined in the pooling agreement) and payment of expenses, if any, of the Trust, together with excess liquidation proceeds (as described in paragraph (1)(h) of “—Available Distribution Amount” below), if any. Distributions of any remaining amounts to the Class R Certificates will be subordinate to all payments required to be made with respect to the other certificates and each class of REMIC I Regular Interests (as defined in the pooling agreement) on any Distribution Date.

Available Distribution Amount

      On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each loan group, and, in each case, will generally include scheduled principal and interest payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month, Payoffs received in the applicable Prepayment Period to the extent described below and amounts received from liquidations of mortgage loans in the previous calendar month, will be distributed to the certificateholders (other than the Class 3-PPP Certificates), as specified in this prospectus supplement.

      The “Available Distribution Amount” for any Distribution Date for each loan group, as more fully described in the pooling agreement, will equal the sum, for the mortgage loans in the loan group, of the following amounts:

      (1) the total amount of all cash received by or on behalf of the applicable servicer for the mortgage loans by the determination date (which will be not earlier than the 14th day and not later than the 18th day of the calendar month of that Distribution Date) and not previously distributed (including proceeds of mortgage loans in the loan group that are liquidated and scheduled amounts of distributions from buydown funds respecting Buydown Loans, if any), except:

(a) all scheduled payments of principal and interest collected but due on a date after that Distribution Date;

(b) all Curtailments received after the previous calendar month;

(c) (i) all Payoffs on WMB Loans received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on those WMB Loans for the period after the previous calendar month), and interest that was accrued and received on Payoffs on WMB Loans received during the period from the first to the 14th day of the month of that Distribution Date, which interest will not be included in the calculation of the Available Distribution Amount for any Distribution Date, and (ii) all Payoffs on Countrywide Loans received after the previous calendar month (together with any interest payment received with those Payoffs);

(d) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the mortgage loans in the loan group after the previous calendar month;

(e) all amounts payable to the applicable servicer in reimbursement for advances made by such servicer under the pooling agreement or the Countrywide servicing agreement, as applicable;

(f) the servicing fee for each mortgage loan in the loan group;

(g) all prepayment penalties, late charges, non-sufficient funds fees and other fees and charges collected on the mortgage loans in the loan group; and

(h) excess liquidation proceeds, which equals the excess, if any, of aggregate Liquidation Proceeds and Insurance Proceeds on mortgage loans in the loan group received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to those mortgage loans in the loan group during the previous calendar month;

      (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the applicable servicer:

(a) all advances made by such servicer for that Distribution Date relating to the mortgage loans in the loan group in respect of delinquent monthly payments; and

(b) any amounts payable as compensating interest by such servicer for that Distribution Date (as described under “Description of the Certificates—Distributions of Interest—Compensating Interest” in this prospectus supplement) related to the mortgage loans in the loan group; and

      (3) any Repurchase Proceeds with respect to the mortgage loans in the loan group received during the calendar month before that Distribution Date.

Last Scheduled Distribution Date

      The Last Scheduled Distribution Date for the certificates (other than the Class 3-PPP Certificates) is the Distribution Date in October 2046, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing mortgage loan.

      The last scheduled Distribution Date for the Class 3-PPP Certificates will be the September 2010 Distribution Date.

      The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the related mortgage loans, which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the mortgage loans.

Optional Termination

      WMB, as servicer, may purchase the mortgage loans in loan group 1 and loan group 2 and all property acquired in respect of those mortgage loans on or after the Groups 1-2 Clean-Up Call Option Date (the “Groups 1-2 Clean-Up Call Option”), which will cause the retirement of the related certificates as of the Distribution Date immediately following the exercise by the servicer of the Groups 1-2 Clean-Up Call Option. Such an optional termination may occur even if the aggregate principal balance of the mortgage loans in either of loan group 1 or loan group 2 is greater than 10% of that balance as of the Cut-Off Date.

      WMB, as servicer, may purchase the mortgage loans in loan group 3 and all property acquired in respect of those mortgage loans still owned by the Trust on or after the Group 3 Clean-Up Call Option Date (the “Group 3 Clean-Up Call Option”), which will cause the retirement of the related certificates as of the Distribution Date immediately following the exercise by the servicer of the Group 3 Clean-Up Call Option. In addition, if this occurs prior to the Distribution Date in September 2010, the Class 3-PPP Certificates will be paid $100 from the Class 3-PPP Reserve Fund.

      In either case, the purchase price will equal the sum of (1) the excess of (a) 100% of the aggregate scheduled principal balance of the related mortgage loans (other than any mortgage loans in respect of which the related mortgaged property has been acquired by the Trust), plus accrued interest at the applicable Pass-Through Rates through the last day of the month of purchase, over (b) the amount of any Bankruptcy Losses incurred with respect to the related mortgage loans to the extent not already allocated to the certificates as a realized loss and (2) without duplication, the appraised fair market value of all related mortgaged properties acquired by the Trust and of any other property owned by the Trust, such sum reduced by unreimbursed advances (other than advances made with respect to mortgage loans as to which WMB expects that foreclosure is not imminent). The trustee will be required to notify the related certificateholders in writing of WMB's election to purchase the related mortgage loans not less than 30 days prior to the date of purchase.

      An optional purchase of the mortgage loans will cause the outstanding principal balance of the related certificates to be paid in full through the distribution of the proceeds of that purchase and the allocation of the associated realized losses, if any, on each related mortgaged property owned by the Trust the fair market value of which is less than the principal balance of the related mortgage loan as of the time that the Trust acquired the mortgaged property and accrued and unpaid interest on that mortgage loan. Any Subsequent Recoveries received after the payment of the related certificates will be retained by WMB.

Amendment of the Pooling Agreement

      See “Description of the Securities—Amendment of the Governing Agreements” in the prospectus for a description of the provisions for amendment of the pooling agreement.

      The percentage voting right of each certificate, for purposes of a vote on an amendment of the pooling agreement or any other matter on which certificateholders are entitled to vote under the pooling agreement, will be determined as follows:

•	with respect to any certificate (other than the Class X, Class 3-PPP and Residual Certificates), the product of (x) 100% reduced by 1% for each outstanding class of Class X Certificates and (y) its Certificate Principal Balance divided by the aggregate Certificate Principal Balance of all the certificates, such product expressed as a percentage;

•	with respect to any Class X Certificate, the product of (x) 1% and (y) the portion of the related Class X Notional Amount evidenced by such certificate divided by such Class X Notional Amount, such product expressed as a percentage; and

•	with respect to any Class 3-PPP and Residual Certificate, zero.

Payment of Fees and Expenses

      The following table describes each type of fee or expense that may be paid from collections on the mortgage loans.

Fee or Expense	General Purpose of Fee or Expense	Party Receiving Fee or Expense	Source of Funds for Payment of Fee or Expense	Distribution Priority of Fee or Expense
WMB servicing fee (1)	compensation of WMB for services provided under the pooling agreement	WMB	all collections on the WMB Loans	prior to distributions to certificateholders

Countrywide Home Loans servicing fee (2)	compensation of Countrywide Home Loans for services provided under the Countrywide servicing agreement	Countrywide Home Loans	all collections on the Countrywide Loans	prior to distributions to certificateholders

all prepayment penalties (except certain prepayment penalties paid by borrowers upon voluntary full prepayment of certain WMB Loans, which will be paid to the Class CX-2-PPP and Class 3-PPP Certificates, as applicable), late charges, nonsufficient funds fees and other fees and charges collected on the mortgage loans	compensation of the applicable servicer for services provided under the pooling agreement or Countrywide servicing agreement, as applicable	WMB or Countrywide Home Loans, as applicable	all prepayment penalties (except certain prepayment penalties paid by borrowers upon voluntary full prepayment of certain WMB Loans), late charges, nonsufficient funds fees and other fees and charges collected on the mortgage loans	prior to distributions to certificateholders

all interest payments on Payoffs on WMB Loans received from the first day through the 14th day of any calendar month	compensation of WMB for services provided under the pooling agreement	WMB	all interest payments on Payoffs on WMB Loans received from the first day through the 14th day of any calendar month	prior to distributions to certificateholders

all investment earnings earned on funds held in the investment account and the certificate account	compensation of WMB for services provided under the pooling agreement	WMB	all investment earnings earned on funds held in the investment account and the certificate account	prior to distributions to certificateholders

all investment earnings earned on funds held in the custodial account maintained by Countrywide Home Loans	compensation of Countrywide Home Loans for services provided under the Countrywide servicing agreement	Countrywide Home Loans	all investment earnings earned on funds held in the custodial account maintained by Countrywide Home Loans	prior to distributions to certificateholders

reimbursement for advances made under the pooling agreement, other than Nonrecoverable WMB Advances (3)	reimbursement of WMB for advances made under the pooling agreement	WMB	collections on the WMB Loans with respect to which the advances were made	prior to distributions to certificateholders

reimbursement for Nonrecoverable WMB Advances (3)	reimbursement of WMB for advances made under the pooling agreement	WMB	all collections on the WMB Loans	prior to distributions to certificateholders

reimbursement for advances made under the Countrywide servicing agreement, other than Nonrecoverable Countrywide Advances (4)	reimbursement of Countrywide Home Loans for advances made under the Countrywide servicing agreement	Countrywide Home Loans	collections on the Countrywide Loans with respect to which the advances were made	prior to distributions to certificateholders

reimbursement for Nonrecoverable Countrywide Advances (4)	reimbursement of Countrywide Home Loans for advances made under the Countrywide servicing agreement	Countrywide Home Loans	all collections on the Countrywide Loans	prior to distributions to certificateholders

reimbursement for certain expenses, costs and liabilities incurred by WMB or the depositor in connection with any legal action relating to the pooling agreement or the certificates (5)	reimbursement of WMB or the depositor for certain expenses, costs and liabilities	WMB or depositor	all collections on the mortgage loans	prior to distributions to certificateholders

any penalty tax imposed under the Internal Revenue Code on a REMIC formed under the pooling agreement in the event the REMIC engages in a prohibited transaction (6)	compliance with Internal Revenue Code	United States Treasury	all collections on the mortgage loans	prior to distributions to certificateholders

(1) The servicing fee payable to WMB will be calculated as a per annum percentage for each WMB Loan. The servicing fee for each WMB Loan (a) indexed to One-Year MTA in (i) subgroup 1-A, will range from 1.000% to 3.000%, with a weighted average of approximately 2.055%; (ii) subgroup 1-B1, 0.375%; (iii) subgroup 1-B2, will range from 0.375% to 4.200%, with a weighted average of approximately 1.269%; (iv) subgroup 2-A, will range from 1.000% to 3.400%, with a weighted average of approximately 1.895%; (v) subgroup 2-B1, 0.375%; (vi) subgroup 2-B2, will range from 0.375% to 5.350%, with a weighted average of approximately 1.338%; (vii) subgroup 3-A, will range from 1.000%

to 2.750%, with a weighted average of approximately 2.425%; and (viii) subgroup 3-B, will range from 0.600% to 2.075%, with a weighted average of approximately 1.401%; (b) indexed to One-Month LIBOR, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in (i) subgroup 1-A, will range from 1.450% to 2.650%, with a weighted average of approximately 2.325%; (ii) subgroup 1-B2, will range from 0.375% to 1.650%, with a weighted average of approximately 0.649%; (iii) subgroup 2-A, will range from 1.000% to 2.300%, with a weighted average of approximately 1.606%; (iv) subgroup 2-B1, 0.375%; (v) subgroup 2-B2, will range from 0.375% to 2.275%, with a weighted average of approximately 1.091%; and (vi) subgroup 3-B, will range from 0.850% to 1.500%, with a weighted average of approximately 1.129%; and (c) indexed to COFI, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in subgroup 1-B2, 2.775%.

(2) The servicing fee payable to Countrywide Home Loans will be calculated as a per annum percentage for each Countrywide Loan. The servicing fee for each Countrywide Loan (a) indexed to One-Year MTA in (i) subgroup 1-B1, 0.375%; (ii) subgroup 1-B2, will range from 0.375% to 1.355%, with a weighted average of approximately 0.757%; (iii) subgroup 2-B1, 0.375; (iv) subgroup 2-B2, will range from 0.375% to 1.555%, with a weighted average of approximately 0.754%; (v) subgroup 3-A, will range from 0.375% to 1.655%, with a weighted average of approximately 1.166%; and (vi) subgroup 3-B, will range from 0.375% to 1.585%, with a weighted average of approximately 0.532%; (b) indexed to One-Month LIBOR, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in (i) subgroup 1-B1, 0.375%; (ii) subgroup 2-B2, 0.375%; and (iii) subgroup 3-B, 0.375; and (c) indexed to COFI, as described in this prospectus supplement under the heading “Description of the Mortgage Loans—The Indexes”, in (i) subgroup 1-A, 0.375%; (ii) subgroup 1-B2, 0.375%; (iii) subgroup 2-A, 0.375%; and (iv) subgroup 2-B2, 0.375%.

(3) See “The Servicers—WMB—WMB's Servicing Procedures—Advances” in this prospectus supplement for a description of WMB's obligation to make advances.

(4) See “The Servicers—Countrywide Home Loans—Countrywide Home Loans' Servicing Obligations—Advances” in this prospectus supplement for a description of Countrywide Home Loans' obligation to make advances.

(5) See “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus for a description of these reimburseable expenses, costs and liabilities.

(6) See “Material Federal Income Tax Consequences—Matters Relevant to Holders of All REMIC Certificates—Prohibited Transactions and Other Possible REMIC Taxes” in the prospectus. It is not anticipated that any REMIC will engage in a prohibited transaction.

      Any change to the fees and expenses described in the table above will require (i) an amendment to the pooling agreement or the Countrywide servicing agreement, as applicable, and (ii) the consent of certificateholders (unless such change does not adversely affect in any material respect the interests of any certificateholder).

      WMB will be obligated to pay the fees and reimbursable expenses of the trustees and all expenses incurred in connection with WMB's responsibilities under the pooling agreement (subject to reimbursement for advances, as described in the table above). Countrywide Home Loans will be obligated to pay all expenses incurred in connection with Countrywide Home Loans' responsibilities under the Countrywide servicing agreement (subject to reimbursement for advances, as described in the table above).

      In the event of any resignation or termination of WMB pursuant to the pooling agreement, the trustee, if acting as successor servicer, will be entitled to the same compensation as that to which WMB would have been entitled. If another successor servicer under the pooling agreement is appointed, the trustee will be permitted to make arrangements for the compensation of such successor servicer out of collections on the WMB Loans, subject to the limitation that such compensation, together with the compensation to the trustee, may not exceed the compensation to which WMB would have been entitled. In the event of any resignation or termination of Countrywide Home Loans pursuant to the Countrywide servicing agreement, WMB, the trustee or any other successor servicer will be entitled to the same compensation as that to which Countrywide Home Loans would have been entitled.

Reports and Other Information

      Prior to each Distribution Date, the administrative agent on behalf of WMB will prepare and provide to the trustee a distribution report for the related distribution period. Such report will show information about the certificates, including the following: (1) the total amount of (i) interest, (ii) scheduled principal, (iii) Payoffs and Curtailments, (iv) Liquidation Proceeds and Insurance Proceeds, (v) Repurchase Proceeds and (vi) Subsequent Recoveries available for distribution to the certificates on that Distribution Date; (2) the amount of interest and principal to be distributed to each class of certificates on that Distribution Date; (3) the Assigned Prepayment Premiums and related amounts to be distributed to the Class CX-2-PPP and Class 3-PPP Certificates; (4) the amount of (i) any realized losses, (ii) any shortfall in interest collections resulting from the delay in distribution of Curtailments and Payoffs or from the Relief Act (to the extent not covered by compensating interest paid by WMB or Countrywide Home Loans) and (iii) any Net Negative Amortization to be allocated to each class of certificates on that Distribution Date; and (5) the Class Principal Balance for each class of certificates before and after giving effect to such distributions and allocations.

      The distribution report will show information about the mortgage loans, including the following: (1) the number and aggregate principal balance of the mortgage loans at the beginning and end of the distribution period; (2) updated aggregate pool information, including weighted average Pass-Through Rate, weighted average remaining term and geographic concentrations; (3) delinquency information for the distribution period, including (i) the number and aggregate principal balance of the mortgage loans delinquent one, two and three months or more, (ii) the number and aggregate principal balance of the mortgage loans with respect to which foreclosure proceedings have been initiated and (iii) the number and aggregate principal balance of the mortgage loans with respect to which the related mortgaged properties have been acquired by the Trust through foreclosure; and (4) the aggregate amount of advances of scheduled principal and interest made by the servicers during the related distribution period.

      The trustee will be required to send or otherwise make available to certificateholders on each Distribution Date the monthly distribution report described above. The trustee may make available these reports and certain other information through its site on the world wide web. The web page is currently located at “www.etrustee.net.” Assistance using the website may be obtained by calling the trustee's investor relations desk at 312-992-1743. The location of this web page and the procedures used therein are subject to change from time to time by the trustee.

      Reports about the certificates required to be filed with the Securities and Exchange Commission, including the Trust's Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, will be filed with the Commission under the file number assigned to the Trust. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet website is http://www.sec.gov.

      The Trust's Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, and any amendments to those reports, will be made available on the administrative agent's internet website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. Distribution reports will also be made available on the administrative agent's internet website on each Distribution Date. The administrative agent may also make available on its internet website monthly reports with information about each mortgage loan, including actual and scheduled principal balance, current Pass-Through Rate, amount of last payment and delinquency history. The administrative agent's internet website is located at “www.wamumsc.com” and reports are available by clicking on “Investor Information.”

YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the amount payable to that class as interest, the actual characteristics of the mortgage loans in the related loan group or loan groups, the rate of principal payments (including prepayments) on the mortgage loans in the related loan group or loan groups and the rate and timing of liquidations and loss severity on the mortgage loans in the related loan group or loan groups. The yield to maturity to holders of the MTA and Class X Certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because interest and principal distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

      Distributions to the Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP and Class CX-3 Certificates related to payments on the mortgage loans in the related loan group or loan groups, as applicable, related to payments on the related mortgage loans except in the limited circumstances described in this prospectus supplement under “Description of the Certificates—Cross-Collateralization,” and except that Carryover Shortfall Amounts for the Class 1A, Class 2A, Class CA-1B, Class CA-1C Certificates may be paid from interest otherwise available for distribution to the Class CX-1 and Class CX-2-PPP Certificates. Distributions to the Group L-B Certificates relate to payments on the mortgage loans in loan group 1 and loan group 2. Distributions to the Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3X-2, Class 3-PPP and Group 3-B Certificates relate to payments on the mortgage loans in loan group 3, except that Carryover Shortfall Amounts for the Class 3A-1A, Class 3A-1B and Class 3A-1C Certificates may be paid from interest otherwise available for distribution to the Class 3X-1 Certificates.

      The mortgage interest rates on the mortgage loans will adjust monthly (except during an initial fixed-rate period of one or three months) and may vary significantly over time. When a mortgage loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be calculated for each monthly accrual period based on the index as of a specified date. The index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each mortgage loan has a Rate Ceiling.

      Although mortgage interest rates will increase (subject to the Rate Ceilings) or decrease as the index changes (following the initial fixed-rate period, if applicable), the Minimum Monthly Payments on the mortgage loans generally will adjust only once a year (except that approximately 0.9% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups as of the Cut-Off Date), have a fixed Minimum Monthly Payment for the first sixty months after origination of such mortgage loans, and after the expiration of this fixed payment period, the Minimum Monthly Payment on each of these mortgage loans will adjust annually thereafter). As a result, an increase or decrease in the index will cause the amortization of the mortgage loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the certificates. In the event that an increase in the index causes the interest due on such a mortgage loan for a given month to exceed the current monthly payment for that month, the shortfall in interest will be added to the outstanding principal balance of that mortgage loan in the form of “negative amortization.” In addition, because the initial Minimum Monthly Payment is set based on the initial fixed rate rather than the sum of the Margin and then-current applicable Index, it is likely that the Minimum Monthly Payment will be less than the interest due on that mortgage loan during the early years of a mortgage loan. If a mortgagor only pays the Minimum Monthly Payment due, there will likely be interest shortfalls and the corresponding negative amortization on the mortgage loan until the fifth anniversary of the first Due Date (or until such Due Date as the principal balance of the mortgage loan would otherwise exceed 110% or 115%, as applicable, of its original principal balance) when the Minimum Monthly Payment will be reset to a fully amortizing amount.

      Amounts received with respect to Payoffs and Curtailments will be used to cover interest shortfalls on the certificates resulting from negative amortization. To the extent that the aggregate amount of negative amortization with respect to all mortgage loans for a given month exceeds the amount of Payoffs and Curtailments for the related Distribution Date, such excess amount will be deducted from the interest payable to the certificates and added to the Class Principal Balances of the certificates as described in “Description of the Certificates—Distributions of Interest,” thereby causing a delay in the payment of accrued interest. See “Description of the Mortgage Pool” in this prospectus supplement.

      In the event that the amount of interest otherwise payable to the Class CX-1, CX-2-PPP or Class 3X-1 Certificates is reduced as a result of the allocation of Net Negative Amortization, the amount of such reduction will be added as principal to the related Class Principal Balance. Before the related Credit Support Depletion Date, (i) the Class CX-1 and Class CX-2-PPP Certificates will not receive any distributions of principal until the Class Principal Balances of the Class 1A, Class 2 A, Class CA-1B and Class CA-1C Certificates have all been reduced to zero and (ii) the Class 3X-1 Certificates will not receive any distributions of principal until the Class Principal Balances of the Class 3A-1A, Class 3A-1B and Class 3A-1C Certificates have all been reduced to zero.

      Further, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels that these mortgagors regard as acceptable, even though the mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

Principal Prepayments and Compensating Interest

      When a mortgagor makes a Payoff on a WMB Loan between Due Dates, the mortgagor pays interest on the Payoff only to the date of prepayment. Because a Payoff made on a WMB Loan during the period from the 15th day through the last day of a calendar month is not distributed to certificateholders until the Distribution Date in the next month, an interest shortfall results in the amount of thirty days of interest on the amount of the Payoff less the amount of interest actually paid by the mortgagor. Payoffs made on WMB Loans during the period from the first day through the 14th day of a calendar month are distributed to certificateholders on the Distribution Date in the same month (except for Payoffs made on WMB Loans from the Cut-Off Date through September 14, 2006, which are distributed to certificateholders on the October 2006 Distribution Date), together with a full month's interest for the prior month; accordingly, no interest shortfall results with respect to Payoffs made on WMB Loans during that period.

      Similarly, when a mortgagor makes a Payoff on a Countrywide Loan between Due Dates, the mortgagor pays interest on the Payoff only to the date of prepayment. Because a Payoff made on a Countrywide Loan on any day of the month is not distributed to certificateholders until the Distribution Date in the next month, an interest shortfall results in the amount of thirty days of interest on the amount of the Payoff less the amount of interest actually paid by the mortgagor.

      When a mortgagor makes a Curtailment on a WMB Loan or a Countrywide Loan, the mortgagor does not pay any interest on the Curtailment, and the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of the Due Date in the calendar month of receipt, but the Curtailment is not distributed to certificateholders until the Distribution Date in the next month. This results in an interest shortfall in the amount of thirty days of interest on the amount of the Curtailment.

      To reduce the interest shortfall resulting from the delay in distribution of Curtailments and some Payoffs described above, each of WMB and Countrywide Home Loans is required to pay compensating interest with respect to the mortgage loans it services. The amount of compensating interest is calculated differently with respect to the WMB Loans and the Countrywide Loans.

      WMB is obligated to remit to the Trust before each Distribution Date compensating interest with respect to the WMB Loans in each loan group in an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the delay in distribution of Payoffs made on WMB Loans in that loan group during the period from the 15th day through the last day of the calendar month preceding the Distribution Date, (b) the sum of (i) 1⁄12 of 0.050% of the aggregate Stated Principal Balance of the WMB Loans in that loan group, (ii) any reinvestment income realized by WMB relating to Payoffs made on WMB Loans in that loan group during the applicable Prepayment Period and (iii) interest payments on Payoffs made on WMB Loans in that loan group during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1⁄12 of 0.125% of the aggregate Stated Principal Balance of the WMB Loans in that loan group.

      Countrywide Home Loans is obligated to remit to the custodial account maintained by Countrywide Home Loans before each Distribution Date compensating interest with respect to Countrywide Loans in an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the delay in distribution of Payoffs and Curtailments made on Countrywide Loans in the calendar month preceding the Distribution Date and (b) the servicing fee payable to Countrywide Home Loans for that calendar month. The compensating interest remitted by Countrywide Home Loans for each Distribution Date will be allocated among the loan groups, pro rata according to interest shortfall, in reduction of that shortfall

      To the extent that the compensating interest payable by WMB and Countrywide Home Loans in respect of a loan group is insufficient to cover the interest shortfall resulting from the delay in distribution of Curtailments and some Payoffs, or to the extent that there is an interest shortfall resulting from the application of the Relief Act, that remaining interest shortfall will be allocated to the certificates (or components thereof, as applicable) related to that loan group (or, in the case of the Class B Certificates, only to the portion of those certificates that derives its interest from that loan group), pro rata according to the amount of interest to which each class of certificates (or component or portion thereof) would otherwise be entitled, in reduction of that amount.

LIBOR Certificates

      The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in LIBOR. Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which would be expected to result in slower prepayments, could occur concurrently with a lower level of LIBOR.

Rate of Payments

      The rate of principal payments on the certificates (including the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates, to the extent that a portion of Net Negative Amortization has been added to their Class Principal Balances) generally is directly related to the rate of principal payments on the mortgage loans in the related loan group, which may be in the form of scheduled payments, principal prepayments or liquidations. See “Risk Factors” in this prospectus supplement and “Yield and Maturity Considerations” in the accompanying prospectus. As of the Cut-Off Date, (a) approximately 12.2% of the mortgage loans in loan group 1 and loan group 2 (by aggregate principal balance of those loan groups) and (b) approximately 0.7% of the mortgage loans in loan group 3 (by principal balance) are assumable to the extent provided in the related mortgage note. See “Description of the Mortgage Pool” in this prospectus supplement for a description of prepayment penalties imposed on the mortgage loans.

      From time to time, the servicer may implement programs to solicit mortgagors of qualifying mortgage loans that it services for refinance, including the mortgage loans underlying the certificates. While those programs will not specifically target the mortgage loans underlying the certificates for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yield on all classes of certificates purchased at a premium.

      A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments for the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a loan group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in some circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a loan group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the mortgage loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

Prepayment Assumptions

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the “Constant Prepayment Rate” or “CPR”) assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent monthly rate. A 20% CPR assumes a constant per annum rate of prepayment of 20% of the then outstanding principal balance of the pool of mortgage loans. Likewise, a 10% CPR, 15% CPR, 30% CPR and 40% CPR assumes a constant per annum rate of prepayment of 10%, 15%, 30% and 40%, respectively, of the then outstanding principal balance of the pool of mortgage loans.

      None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans in any loan group will prepay at any given percentage of the CPR. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, during the initial fixed-rate period for some of the mortgage loans underlying the certificates, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, during the initial fixed-rate period for those mortgage loans, if prevailing mortgage interest rates rise above the mortgage interest rates on those mortgage loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on all of the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

      This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

      For purposes of the tables in Appendix A, it is assumed (collectively, the “Modeling Assumptions”) that the mortgage loans in each loan group are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

Groups of Hypothetical Mortgage Loans—Subgroup 1-A

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
1		126,000.00	129,537.97	347	360	7.87500	6.42500	2.55000	1.45000
2		275,800.00	278,092.82	355	360	7.62500	5.62500	3.10000	2.00000
3		208,000.00	207,614.49	355	360	7.31300	5.66300	2.75000	1.65000
4		350,000.00	349,010.64	356	360	9.08000	6.43000	3.75000	2.65000
5		1,052,500.00	1,048,939.01	356	360	7.62741	5.68406	3.04335	1.94335
6		365,543.00	364,352.24	356	360	7.68800	5.66300	3.12500	2.02500
7		2,104,800.00	2,112,976.30	357	360	8.07615	5.68368	3.49247	2.39247
8		879,420.00	875,396.16	358	360	1.27305	0.02731	3.00000	1.90000
9		3,090,700.00	3,093,263.83	358	360	7.85551	5.67663	3.27888	2.17888
10		5,554,070.00	5,541,448.14	359	360	1.31273	0.01454	3.08240	1.29819
11		1,535,600.00	1,533,105.10	359	360	3.32165	1.26251	3.15914	2.05914
12		10,316,070.00	10,295,806.69	359	360	7.80134	5.68653	3.21481	2.11481
13		4,555,810.00	4,555,810.00	360	360	6.13973	3.93529	3.56361	2.46361
14	*	315,000.00	318,517.59	475	480	8.25000	7.87500	4.15000	0.37500
15	*	469,000.00	473,500.36	476	480	8.25000	7.87500	4.15000	0.37500
16		602,000.00	605,375.65	477	480	8.00000	5.65000	3.45000	2.35000
17		207,000.00	207,465.83	478	480	8.25000	5.70000	3.65000	2.55000
18		946,760.00	947,736.48	479	480	8.05937	5.68651	3.47286	2.37286
19		653,200.00	653,200.00	480	480	5.74495	3.41473	3.77468	2.67468

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
1		1	12	115	N/A	448.21	2.55000	9.95000	One-Month LIBOR
2		1	8	110	N/A	887.09	3.10000	9.95000	One-Year MTA
3		1	56	110	N/A	905.23	2.75000	10.95000	One-Year MTA
4		1	9	110	N/A	1,125.74	3.75000	9.95000	One-Month LIBOR
5		1	9	110	N/A	3,511.66	3.04335	10.61030	One-Year MTA
6		1	57	110	N/A	1,590.88	3.12500	10.95000	One-Year MTA
7		1	10	112	N/A	7,350.98	3.49247	9.95000	One-Year MTA
8		1	11	110	N/A	2,943.73	3.00000	10.95000	One-Year MTA
9		1	11	110	N/A	10,291.49	3.27888	9.95000	One-Year MTA
10		2	12	111	N/A	18,697.36	3.08240	10.38638	One-Year MTA
11		2	60	110	N/A	6,745.48	3.15914	10.95000	One-Year MTA
12		1	12	114	N/A	35,775.34	3.21481	10.05074	One-Year MTA
13		1	13	115	N/A	15,661.51	3.56361	11.35656	One-Year MTA
14	*	1	8	115	N/A	1,082.74	4.15000	9.95000	COFI
15	*	1	9	115	N/A	1,359.32	4.15000	9.95000	COFI
16		1	10	110	N/A	1,823.02	3.45000	9.95000	One-Year MTA
17		1	11	115	N/A	682.64	3.65000	9.95000	One-Year MTA
18		1	12	114	N/A	2,696.29	3.47286	10.89650	One-Year MTA
19		1	13	115	N/A	1,872.52	3.77468	11.18454	One-Year MTA

*	Those mortgage loans with a “Hypothetical Loan Number” marked with an “*” represent mortgage loans serviced by Countrywide Home Loans as of the Cut-Off Date; See “Description of the Mortgage Pool” in this prospectus supplement for more information regarding the mortgage loans.

Groups of Hypothetical Mortgage Loans—Subgroup 1-B1

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
1		328,000.00	335,417.68	346	360	7.62500	7.25000	3.07500	0.37500
2		396,800.00	402,127.55	354	360	8.00000	7.62500	3.45000	0.37500
3		183,750.00	183,613.16	355	360	7.75000	7.37500	3.20000	0.37500
4		1,107,000.00	1,111,267.93	356	360	7.50273	7.12773	2.94786	0.37500
5	*	549,800.00	549,914.56	356	360	7.92380	7.54880	3.36237	0.37500
6		6,055,970.00	6,073,187.71	357	360	7.67068	7.29568	3.11189	0.37500
7	*	213,750.00	214,096.53	357	360	7.50000	7.12500	2.87500	0.37500
8		87,255.00	86,908.27	358	360	2.25000	1.87500	3.07500	0.37500
9		12,117,500.00	12,126,329.04	358	360	7.86444	7.48944	3.30805	0.37500
10		1,761,800.00	1,762,816.50	358	360	7.66932	7.29432	3.11826	0.37500
11	*	1,417,900.00	1,418,124.23	358	360	7.92390	7.54890	3.35300	0.37500
12		57,000.00	56,884.32	359	360	2.00000	1.62500	3.37500	0.37500
13		360,500.00	359,752.29	359	360	1.86824	1.49324	3.23311	0.37500
14		34,400.00	34,338.40	359	360	8.00000	7.62500	3.45000	0.37500
15		183,513.00	183,125.03	359	360	8.00000	7.62500	3.45000	0.37500
16		78,000.00	77,882.52	359	360	8.00000	7.62500	3.45000	0.37500
17		28,869,250.00	28,804,321.77	359	360	7.84811	7.47311	3.27327	0.37500
18		209,000.00	208,501.94	359	360	7.75000	7.37500	3.20000	0.37500
19		4,128,950.00	4,128,950.00	360	360	1.43046	1.05546	3.27589	0.37500
20		616,000.00	616,000.00	360	360	1.00000	0.62500	3.13994	0.37500
21		336,000.00	339,314.62	476	480	8.00000	7.62500	3.45000	0.37500
22	*	207,200.00	208,665.25	477	480	8.75000	8.37500	3.37500	0.37500
23		673,000.00	676,313.67	477	480	7.64417	7.26917	3.06242	0.37500
24		340,000.00	340,780.89	478	480	8.00000	7.62500	3.42500	0.37500
25		6,444,800.00	6,434,588.42	479	480	7.78323	7.40823	3.20779	0.37500
26		230,000.00	230,000.00	480	480	1.25000	0.87500	2.95000	0.37500
27		392,000.00	392,000.00	480	480	7.83200	7.45700	3.40000	0.37500

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index

1		1	11	115	36	1,134.10	3.07500	9.95000	One-Year MTA
2		1	7	110	36	1,276.27	3.45000	9.95000	One-Year MTA
3		1	8	110	36	634.16	3.20000	9.95000	One-Year MTA
4		1	9	110	36	3,606.55	2.94786	9.95000	One-Year MTA
5	*	1	9	115	36	2,422.86	3.36237	9.95000	One-Year MTA
6		1	10	111	36	20,784.67	3.11189	9.95000	One-Year MTA
7	*	1	10	115	36	930.25	2.87500	9.95000	One-Year MTA
8		1	11	110	36	333.53	3.07500	9.95000	One-Year MTA
9		1	11	111	36	41,597.03	3.30805	9.95000	One-Year MTA
10		1	11	115	36	6,339.53	3.11826	9.95000	One-Year MTA
11	*	1	11	115	36	5,987.50	3.35300	9.95000	One-Year MTA
12		2	12	115	36	210.68	3.37500	9.95000	One-Year MTA
13		2	12	115	36	1,308.96	3.23311	9.95000	One-Year MTA
14		1	12	115	36	140.43	3.45000	9.95000	One-Year MTA
15		1	12	115	36	655.59	3.45000	9.95000	One-Year MTA
16		1	12	115	36	361.24	3.45000	9.95000	One-Year MTA
17		1	12	113	36	97,068.30	3.27327	9.99542	One-Year MTA
18		1	12	115	36	672.23	3.20000	9.95000	One-Year MTA
19		1	13	115	36	14,125.63	3.27589	9.95000	One-Year MTA

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
20		1	13	115	36	1,981.30	3.13994	9.95000	One-Year MTA
21		1	9	110	36	889.88	3.45000	9.95000	One-Year MTA
22	*	1	10	115	36	627.45	3.37500	9.95000	One-Month LIBOR
23		1	10	110	36	2,038.03	3.06242	9.95000	One-Year MTA
24		1	11	115	36	900.47	3.42500	9.95000	One-Year MTA
25		1	12	115	36	17,365.10	3.20779	9.95000	One-Year MTA
26		1	13	115	36	609.14	2.95000	9.95000	One-Year MTA
27		1	13	115	36	1,176.79	3.40000	11.95000	One-Year MTA

*	Those mortgage loans with a “Hypothetical Loan Number” marked with an “*” represent mortgage loans serviced by Countrywide Home Loans as of the Cut-Off Date; See “Description of the Mortgage Pool” in this prospectus supplement for more information regarding the mortgage loans.

Groups of Hypothetical Mortgage Loans—Subgroup 1-B2

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
1		388,000.00	389,402.83	357	360	7.75000	5.67500	3.17500	2.07500
2		1,654,950.00	1,656,098.32	358	360	7.84101	5.62663	3.31438	2.21438
3		1,190,000.00	1,187,164.15	359	360	7.87500	5.62500	3.35000	2.25000
4	*	160,000.00	161,067.70	355	360	8.12500	7.75000	4.00000	0.37500
5		531,200.00	534,045.09	356	360	7.32731	5.78538	2.74193	1.54193
6		283,200.00	282,257.22	356	360	7.93800	5.76300	3.37500	2.17500
7		1,655,000.00	1,660,982.39	357	360	7.93208	5.76605	3.36603	2.16603
8		950,850.00	946,338.87	358	360	1.20348	0.00000	3.29617	2.09617
9		167,920.00	167,456.48	358	360	4.25000	2.20000	3.25000	2.05000
10	*	216,000.00	215,454.62	358	360	4.75000	3.56500	5.30000	1.18500
11		49,700.00	49,701.52	358	360	7.00000	5.80000	2.40000	1.20000
12		7,394,300.00	7,399,839.47	358	360	7.79365	5.76779	3.22586	2.02586
13		336,000.00	336,282.83	358	360	7.87500	5.72500	3.35000	2.15000
14		185,000.00	185,236.41	358	360	8.50000	5.80000	3.90000	2.70000
15	*	348,000.00	347,512.10	358	360	5.50000	5.12500	0.90000	0.37500
16		163,000.00	162,611.55	359	360	1.00000	0.00000	3.12500	1.00000
17		1,014,720.00	1,012,419.47	359	360	1.32797	0.00000	3.11289	1.32797
18		296,500.00	296,012.63	359	360	3.25000	1.70000	2.75000	1.55000
19		1,593,900.00	1,590,101.62	359	360	1.00000	0.00000	3.09599	1.00000
20		174,750.00	174,462.75	359	360	3.25000	1.07500	3.37500	2.17500
21		24,673,950.00	24,626,086.39	359	360	8.02708	5.77868	3.44840	2.24840
22		273,600.00	272,997.75	359	360	8.25000	5.72500	3.72500	2.52500
23		202,000.00	201,537.25	359	360	7.62500	5.80000	3.02500	1.82500
24		315,160.00	316,195.90	359	360	8.49714	5.77500	3.92214	2.72214
25		783,800.00	783,800.00	360	360	1.98405	0.13696	3.42668	2.22668
26	*	221,200.00	223,323.20	476	480	8.25000	7.87500	4.20000	0.37500
27		135,000.00	109,633.05	478	480	2.75000	0.15000	3.80000	2.60000
28		63,750.00	63,886.51	478	480	8.50000	5.72500	3.97500	2.77500
29		84,800.00	84,708.43	479	480	8.12500	6.47500	2.85000	1.65000
30		4,356,950.00	4,351,666.05	479	480	7.99500	5.76202	3.43298	2.23298
31		211,000.00	210,678.92	479	480	7.37500	5.80000	2.77500	1.57500
32		680,000.00	679,665.30	480	480	1.54426	0.00000	3.20143	2.00143
33		384,800.00	386,655.43	357	360	8.37500	5.77500	3.80000	2.60000
34		3,020,700.00	3,022,769.18	358	360	8.29194	5.74719	3.74475	2.54475

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
35		716,000.00	717,136.64	358	360	8.32200	5.78263	3.73937	2.53937
36		340,000.00	339,487.91	359	360	3.75000	0.97500	3.97500	2.77500
37		517,500.00	516,535.68	359	360	2.51814	0.29314	3.42500	2.22500
38		9,155,200.00	9,133,667.98	359	360	8.48968	5.76525	3.92443	2.72443
39		765,000.00	765,000.00	360	360	1.19608	0.00000	3.22595	2.02595
40		78,750.00	78,750.00	360	360	3.00000	0.80000	3.40000	2.20000
41		268,000.00	267,545.68	479	480	7.75000	5.80000	3.15000	1.95000
42	*	678,350.00	678,399.12	355	360	8.44501	8.07001	4.35601	0.37500
43	*	257,400.00	259,942.00	355	360	9.00000	7.67500	4.42500	1.32500
44	*	391,740.00	393,494.73	356	360	8.37500	8.00000	4.30000	0.37500
45		1,001,000.00	1,005,209.35	356	360	7.56921	7.12168	2.98708	0.44753
46	*	717,997.00	719,513.65	356	360	8.32926	7.52323	3.76541	0.80603
47		5,300,350.00	5,314,318.04	357	360	7.81928	7.36937	3.23843	0.44991
48		308,000.00	309,420.77	357	360	8.37500	7.76500	3.75000	0.61000
49		288,900.00	289,948.47	357	360	8.12500	7.69000	3.57500	0.43500
50	*	3,129,800.00	3,135,126.38	357	360	8.44707	7.69224	3.88207	0.75483
51		163,440.00	162,988.84	358	360	4.25000	3.87500	3.12500	0.37500
52		291,500.00	292,121.28	358	360	9.37500	8.44000	4.07500	0.93500
53		743,875.00	739,904.68	358	360	1.62661	1.25161	3.37500	0.37500
54	*	812,500.00	810,208.60	358	360	4.16951	3.79451	4.02994	0.37500
55		304,000.00	304,351.18	358	360	8.37500	7.76500	3.75000	0.61000
56		112,000.00	112,117.74	358	360	8.12500	7.66500	3.60000	0.46000
57		328,000.00	328,392.39	358	360	8.36285	7.69000	3.81285	0.67285
58		19,261,850.00	19,285,379.63	358	360	8.39942	7.70150	3.81553	0.69792
59		2,004,120.00	2,006,319.72	358	360	8.21404	7.72834	3.62570	0.48570
60		106,125.00	106,236.57	358	360	8.12500	7.74000	3.52500	0.38500
61		3,173,300.00	3,177,244.43	358	360	8.42298	7.64279	3.87443	0.78019
62	*	3,923,644.00	3,927,124.58	358	360	8.53453	7.63340	3.95608	0.90113
63		403,274.00	402,455.53	359	360	2.00000	1.62500	3.37500	0.37500
64		260,000.00	259,427.69	359	360	8.00000	7.62500	2.67500	0.37500
65		80,000.00	79,837.64	359	360	2.00000	1.41500	3.72500	0.58500
66		465,500.00	464,390.66	359	360	1.00000	0.62500	3.22462	0.37500
67		642,500.00	640,968.88	359	360	8.06537	7.68514	3.48922	0.38023
68		286,000.00	285,318.44	359	360	8.12500	7.74000	3.52500	0.38500
69		59,048,085.00	58,916,736.99	359	360	8.41253	7.64710	3.82217	0.76543
70		1,175,250.00	1,172,449.30	359	360	8.20437	7.69043	3.62469	0.51394
71		476,000.00	474,865.66	359	360	9.14706	7.71941	4.56765	1.42765
72		2,065,600.00	2,073,306.54	359	360	8.81111	7.70706	4.24405	1.10405
73		300,500.00	299,889.79	359	360	8.37456	7.69000	3.82456	0.68456
74		385,000.00	384,118.02	359	360	8.62500	7.76500	4.00000	0.86000
75		222,400.00	221,917.49	359	360	8.62500	7.76500	4.00000	0.86000
76	*	486,000.00	485,201.16	359	360	8.12500	7.75000	3.57500	0.37500
77		9,372,070.00	9,372,070.00	360	360	4.72113	3.94131	3.94584	0.86383
78		239,250.00	239,250.00	360	360	2.00000	1.56500	3.57500	0.43500
79		249,600.00	249,600.00	360	360	7.83200	7.45700	3.40000	0.37500
80		2,388,400.00	2,388,400.00	360	360	8.66533	7.64341	4.16192	1.02192
81	*	409,500.00	415,085.25	475	480	8.37500	8.00000	4.30000	0.37500
82		232,000.00	233,431.22	477	480	8.12500	7.69000	3.57500	0.43500
83	*	714,200.00	717,223.00	477	480	8.85138	7.92584	4.28033	0.92554
84	*	499,500.00	498,599.23	478	480	3.75000	3.37500	4.07189	0.37500
85		520,000.00	521,233.33	478	480	8.25000	7.69000	3.70000	0.56000

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
86		415,000.00	416,113.79	478	480	8.62500	7.69000	4.07500	0.93500
87	*	913,800.00	916,867.73	478	480	8.39594	7.78959	3.84594	0.60635
88		4,971,650.00	4,967,139.51	479	480	8.30493	7.68668	3.72921	0.61825
89		280,000.00	279,525.33	479	480	8.37500	7.76500	3.75000	0.61000
90		1,322,400.00	1,328,272.99	479	480	9.06224	7.70245	4.49979	1.35979
91		66,850.00	66,850.00	480	480	2.00000	1.44000	3.70000	0.56000
92		440,000.00	440,000.00	480	480	9.11300	7.70300	4.55000	1.41000
93		1,363,600.00	1,363,600.00	480	480	8.77708	7.61195	4.30513	1.16513

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
1		1	10	110	6	1,247.97	3.17500	9.95000	One-Year MTA
2		1	11	110	6	5,322.99	3.31438	9.95000	One-Year MTA
3		1	12	110	6	3,827.51	3.35000	9.95000	One-Year MTA
4	*	1	8	115	12	552.19	4.00000	9.95000	COFI
5		1	9	110	12	1,745.85	2.74193	9.95000	One-Year MTA
6		1	9	110	12	1,046.78	3.37500	10.95000	One-Year MTA
7		1	10	110	12	5,573.39	3.36603	9.95000	One-Year MTA
8		1	11	110	12	3,151.09	3.29617	10.95000	One-Year MTA
9		1	59	110	12	826.07	3.25000	10.95000	One-Year MTA
10	*	1	11	115	12	1,126.76	5.30000	9.95000	One-Year MTA
11		1	11	115	12	177.55	2.40000	9.95000	One-Year MTA
12		1	11	111	12	24,538.89	3.22586	9.95000	One-Year MTA
13		1	11	110	12	1,080.71	3.35000	9.95000	One-Year MTA
14		1	11	115	12	660.90	3.90000	9.95000	One-Year MTA
15	*	1	11	115	12	1,420.68	0.90000	9.95000	One-Year MTA
16		2	12	110	12	524.28	3.12500	10.95000	One-Month LIBOR
17		2	12	110	12	3,423.39	3.11289	10.95000	One-Year MTA
18		2	60	110	12	1,290.39	2.75000	10.95000	One-Year MTA
19		2	12	110	12	5,126.63	3.09599	10.43177	One-Year MTA
20		2	60	110	12	760.53	3.37500	10.95000	One-Year MTA
21		1	12	113	12	82,417.30	3.44840	10.07491	One-Year MTA
22		1	12	115	12	944.25	3.72500	9.95000	One-Year MTA
23		1	12	115	12	673.17	3.02500	9.95000	One-Year MTA
24		1	12	115	12	1,157.02	3.92214	11.95000	One-Year MTA
25		1	13	115	12	2,898.89	3.42668	9.95000	One-Year MTA
26	*	1	9	115	12	669.85	4.20000	9.95000	COFI
27		1	11	115	12	464.03	3.80000	9.95000	One-Year MTA
28		1	11	115	12	246.96	3.97500	9.95000	One-Year MTA
29		1	12	115	12	303.57	2.85000	9.95000	One-Month LIBOR
30		1	12	115	12	12,504.55	3.43298	10.27856	One-Year MTA
31		1	12	115	12	584.83	2.77500	9.95000	One-Year MTA
32		1	13	115	12	1,900.91	3.20143	9.95000	One-Year MTA
33		1	10	110	24	1,237.67	3.80000	9.95000	One-Year MTA
34		1	11	110	24	9,843.16	3.74475	9.95000	One-Year MTA
35		1	11	110	24	2,019.56	3.73937	9.95000	One-Year MTA
36		2	12	115	24	1,574.59	3.97500	9.95000	COFI
37		2	12	115	24	2,050.26	3.42500	9.95000	One-Year MTA
38		1	12	110	24	29,323.79	3.92443	9.95000	One-Year MTA
39		1	13	113	24	2,532.51	3.22595	9.95000	One-Year MTA
40		1	13	115	24	332.01	3.40000	9.95000	One-Year MTA

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
41		1	12	115	24	677.65	3.15000	9.95000	One-Year MTA
42	*	1	8	115	36	2,908.44	4.35601	9.95000	COFI
43	*	1	8	115	36	1,120.22	4.42500	10.95000	One-Year MTA
44	*	1	9	115	36	1,547.85	4.30000	9.95000	COFI
45		1	9	110	36	3,219.61	2.98708	9.95000	One-Year MTA
46	*	1	9	115	36	3,234.47	3.76541	9.95000	One-Year MTA
47		1	10	111	36	17,404.89	3.23843	9.95000	One-Year MTA
48		1	10	110	36	990.65	3.75000	9.95000	One-Year MTA
49		1	10	115	36	1,104.31	3.57500	9.95000	One-Year MTA
50	*	1	10	115	36	13,996.63	3.88207	10.13397	One-Year MTA
51		1	59	110	36	804.03	3.12500	10.95000	One-Month LIBOR
52		1	11	115	36	1,114.25	4.07500	9.95000	One-Month LIBOR
53		1	11	110	36	2,616.33	3.37500	10.95000	One-Year MTA
54	*	1	11	115	36	3,966.68	4.02994	9.95000	One-Year MTA
55		1	11	110	36	977.79	3.75000	9.95000	One-Year MTA
56		1	11	110	36	360.24	3.60000	9.95000	One-Year MTA
57		1	11	115	36	1,130.49	3.81285	9.95000	One-Year MTA
58		1	11	111	36	62,794.94	3.81553	9.96475	One-Year MTA
59		1	11	110	36	6,446.07	3.62570	9.95000	One-Year MTA
60		1	11	110	36	341.34	3.52500	9.95000	One-Year MTA
61		1	11	115	36	11,598.06	3.87443	9.95000	One-Year MTA
62	*	1	11	115	36	18,030.85	3.95608	10.06633	One-Year MTA
63		2	12	110	36	1,490.59	3.37500	10.95000	One-Month LIBOR
64		1	12	115	36	897.31	2.67500	9.95000	One-Month LIBOR
65		2	12	115	36	295.70	3.72500	9.95000	One-Year MTA
66		2	12	110	36	1,497.25	3.22462	9.95000	One-Year MTA
67		1	12	110	36	2,066.54	3.48922	9.95000	One-Year MTA
68		1	12	110	36	919.89	3.52500	9.95000	One-Year MTA
69		1	12	111	36	187,008.50	3.82217	10.10156	One-Year MTA
70		1	12	110	36	3,780.07	3.62469	9.95000	One-Year MTA
71		1	12	110	36	1,531.00	4.56765	9.95000	One-Year MTA
72		1	12	115	36	7,227.81	4.24405	11.95000	One-Year MTA
73		1	12	115	36	1,111.15	3.82456	9.95000	One-Year MTA
74		1	12	110	36	1,283.02	4.00000	10.95000	One-Year MTA
75		1	12	110	36	777.19	4.00000	9.95000	One-Year MTA
76	*	1	12	115	36	2,115.10	3.57500	9.95000	One-Year MTA
77		1	13	114	36	32,605.27	3.94584	10.92034	One-Year MTA
78		1	13	115	36	884.31	3.57500	9.95000	One-Year MTA
79		1	13	115	36	916.34	3.40000	11.95000	One-Year MTA
80		1	13	115	36	8,768.39	4.16192	11.95000	One-Year MTA
81	*	1	8	115	36	1,186.87	4.30000	9.95000	COFI
82		1	10	115	36	643.04	3.57500	9.95000	One-Year MTA
83	*	1	10	115	36	3,065.19	4.28033	10.34517	One-Year MTA
84	*	1	11	115	36	2,010.62	4.07189	9.95000	One-Year MTA
85		1	11	115	36	1,574.69	3.70000	9.95000	One-Year MTA
86		1	11	115	36	1,256.73	4.07500	9.95000	One-Year MTA
87	*	1	11	115	36	3,628.95	3.84594	9.95000	One-Year MTA
88		1	12	115	36	13,308.11	3.72921	10.19504	One-Year MTA
89		1	12	110	36	708.00	3.75000	9.95000	One-Year MTA
90		1	12	115	36	3,969.85	4.49979	11.95000	One-Year MTA
91		1	13	115	36	202.44	3.70000	9.95000	One-Year MTA
92		1	13	115	36	1,320.89	4.55000	11.95000	One-Year MTA

Hypothetical Loan Number	Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
93	1	13	115	36	3,902.61	4.30513	11.95000	One-Year MTA

*	Those mortgage loans with a “Hypothetical Loan Number” marked with an “*” represent mortgage loans serviced by Countrywide Home Loans as of the Cut-Off Date; See “Description of the Mortgage Pool” in this prospectus supplement for more information regarding the mortgage loans.

Groups of Hypothetical Mortgage Loans—Subgroup 2-A

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
1	*	432,000.00	436,066.17	353	360	7.50000	7.12500	3.40000	0.37500
2		440,000.00	440,357.64	355	360	8.70500	6.43000	3.37500	2.27500
3		2,667,527.00	2,657,818.88	356	360	7.56300	5.66300	3.00000	1.90000
4		1,462,500.00	1,458,068.22	356	360	7.68800	5.66300	3.12500	2.02500
5		2,899,220.00	2,692,956.67	357	360	7.65509	5.67195	3.08314	1.98314
6		1,176,000.00	1,170,185.15	357	360	7.30705	5.66300	2.74405	1.64405
7		9,406,219.00	9,363,318.27	358	360	1.29453	0.00333	3.09513	1.99513
8		8,584,187.00	8,589,600.00	358	360	7.70103	5.67432	3.12671	2.02671
9		2,536,800.00	2,530,754.63	359	360	1.00000	0.00000	2.57731	1.00000
10		1,795,600.00	1,786,485.32	359	360	8.75000	6.45000	3.40000	2.30000
11		26,519,060.00	26,455,528.57	359	360	1.48308	0.00986	3.10497	1.47322
12		889,871.00	888,644.99	359	360	4.25000	2.55624	2.79376	1.69376
13		20,924,758.00	20,896,570.35	359	360	7.75386	5.67901	3.17485	2.07485
14		3,769,863.00	3,769,863.00	360	360	6.65999	4.35804	3.62221	2.52221
15		272,000.00	272,608.42	478	480	8.37500	5.72500	3.75000	2.65000
16		980,000.00	978,739.31	479	480	2.25000	0.00000	3.65000	2.25000
17		2,839,000.00	2,839,863.33	479	480	8.10737	5.69402	3.51335	2.41335
18		1,247,200.00	1,247,200.00	480	480	5.87225	3.48222	3.79792	2.69792

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
1	*	1	6	115	N/A	1,706.92	3.40000	9.95000	COFI
2		1	8	110	N/A	1,415.22	3.37500	9.95000	One-Month LIBOR
3		1	9	110	N/A	9,859.70	3.00000	10.95000	One-Year MTA
4		1	57	110	N/A	6,364.90	3.12500	10.95000	One-Year MTA
5		1	10	110	N/A	9,806.37	3.08314	10.41776	One-Year MTA
6		1	58	110	N/A	5,118.04	2.74405	10.42619	One-Year MTA
7		1	11	111	N/A	31,585.10	3.09513	10.38398	One-Year MTA
8		1	11	112	N/A	29,257.88	3.12671	9.95000	One-Year MTA
9		2	12	110	N/A	8,159.37	2.57731	10.73083	One-Month LIBOR
10		1	12	115	N/A	5,983.88	3.40000	9.95000	One-Month LIBOR
11		2	12	112	N/A	91,477.18	3.10497	10.43369	One-Year MTA
12		2	60	110	N/A	4,377.64	2.79376	10.95000	One-Year MTA
13		1	12	114	N/A	70,483.24	3.17485	10.20027	One-Year MTA
14		1	13	115	N/A	12,624.94	3.62221	11.49462	One-Year MTA
15		1	11	110	N/A	904.52	3.75000	9.95000	One-Year MTA
16		2	12	115	N/A	3,098.19	3.65000	9.95000	One-Year MTA
17		1	12	115	N/A	7,818.78	3.51335	10.56964	One-Year MTA
18		1	13	115	N/A	3,424.69	3.79792	11.18028	One-Year MTA

*	Those mortgage loans with a “Hypothetical Loan Number” marked with an “*” represent mortgage loans serviced by Countrywide Home Loans as of the Cut-Off Date; See “Description of the Mortgage Pool” in this prospectus supplement for more information regarding the mortgage loans.

Groups of Hypothetical Mortgage Loans—Subgroup 2-B1

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
1		825,000.00	845,824.26	346	360	7.37500	7.00000	2.80000	0.37500
2	*	237,490.00	239,344.45	354	360	8.00000	7.62500	3.45000	0.37500
3	*	495,000.00	499,597.68	355	360	8.00000	7.62500	3.45000	0.37500
4		1,984,250.00	1,995,801.06	356	360	7.52386	7.14886	2.96894	0.37500
5	*	254,000.00	254,499.68	356	360	7.69606	7.32106	3.12448	0.37500
6		926,964.00	929,618.50	357	360	7.55828	7.18328	3.00828	0.37500
7		6,194,400.00	6,214,580.08	357	360	7.65954	7.28454	3.10258	0.37500
8		935,000.00	938,546.18	357	360	7.94719	7.57219	3.39719	0.37500
9	*	185,250.00	185,588.45	357	360	7.75000	7.37500	3.20000	0.37500
10		15,494,570.00	15,507,065.94	358	360	7.83294	7.45794	3.28053	0.37500
11		819,000.00	817,412.13	359	360	8.50000	8.12500	3.15000	0.37500
12		1,047,200.00	1,044,899.51	359	360	7.94152	7.56652	3.39152	0.37500
13		27,229,043.00	27,169,381.72	359	360	7.77397	7.39897	3.20979	0.37500
14		588,000.00	586,705.00	359	360	8.00000	7.62500	3.45000	0.37500
15		940,300.00	943,292.70	359	360	7.81461	7.43961	3.24696	0.37500
16		2,496,800.00	2,504,845.22	359	360	7.85899	7.48399	3.29434	0.37500
17		5,850,900.00	5,850,900.00	360	360	1.61409	1.23909	3.20340	0.37500
18		752,983.00	752,983.00	360	360	7.51300	7.13800	2.95000	0.37500
19		380,000.00	380,000.00	360	360	8.01300	7.63800	3.45000	0.37500
20		709,000.00	710,495.84	478	480	7.82617	7.45117	3.24141	0.37500
21	*	510,000.00	512,377.74	478	480	7.62500	7.25000	3.07500	0.37500
22		15,948,800.00	15,920,833.68	479	480	7.78475	7.40975	3.21958	0.37500
23		895,000.00	895,000.00	480	480	1.25000	0.87500	3.25098	0.37500

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
1		1	11	115	36	2,852.54	2.80000	9.95000	One-Year MTA
2	*	1	7	115	36	1,066.44	3.45000	9.95000	One-Year MTA
3	*	1	8	115	36	1,829.62	3.45000	9.95000	One-Year MTA
4		1	9	110	36	6,525.32	2.96894	9.95000	One-Year MTA
5	*	1	9	115	36	1,036.94	3.12448	9.95000	One-Year MTA
6		1	10	110	36	3,331.65	3.00828	9.95000	One-Year MTA
7		1	10	110	36	21,220.32	3.10258	9.95000	One-Year MTA
8		1	10	115	36	3,245.45	3.39719	9.95000	One-Year MTA
9	*	1	10	115	36	857.92	3.20000	9.95000	One-Year MTA
10		1	11	111	36	51,306.28	3.28053	9.98697	One-Year MTA
11		1	12	115	36	3,152.25	3.15000	9.95000	One-Month LIBOR
12		1	12	115	36	3,623.49	3.39152	9.95000	One-Year MTA
13		1	12	113	36	91,470.15	3.20979	10.03611	One-Year MTA
14		1	12	110	36	2,029.31	3.45000	9.95000	One-Year MTA
15		1	12	115	36	3,024.38	3.24696	11.95000	One-Year MTA
16		1	12	115	36	8,030.69	3.29434	11.95000	One-Year MTA
17		1	13	115	36	20,550.71	3.20340	9.95000	One-Year MTA
18		1	13	115	36	2,421.89	2.95000	11.95000	One-Year MTA
19		1	13	115	36	1,222.23	3.45000	11.90000	One-Year MTA
20		1	11	112	36	1,975.04	3.24141	9.95000	One-Year MTA
21	*	1	11	115	36	1,975.69	3.07500	9.95000	One-Year MTA
22		1	12	115	36	41,988.63	3.21958	9.95000	One-Year MTA
23		1	13	115	36	2,370.36	3.25098	9.95000	One-Year MTA

*	Those mortgage loans with a “Hypothetical Loan Number” marked with an “*” represent mortgage loans serviced by Countrywide Home Loans as of the Cut-Off Date; See “Description of the Mortgage Pool” in this prospectus supplement for more information regarding the mortgage loans.

Groups of Hypothetical Mortgage Loans—Subgroup 2-B2

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
1		391,200.00	392,759.42	357	360	7.87500	5.62500	3.35000	2.25000
2		1,768,960.00	1,771,433.65	358	360	7.66939	5.64905	3.12034	2.02034
3		702,400.00	702,400.00	360	360	1.00000	0.00000	3.35000	2.25000
4		478,400.00	488,809.39	347	360	7.87500	5.77500	3.30000	2.10000
5	*	2,590,000.00	2,625,198.85	354	360	8.37500	8.00000	4.25000	0.37500
6	*	884,100.00	889,562.37	355	360	8.33075	7.95575	4.19690	0.37500
7	*	448,000.00	453,245.43	355	360	8.75000	8.37500	3.40000	0.37500
8		735,000.00	738,488.23	356	360	7.06300	5.76300	2.50000	1.30000
9		1,000,000.00	995,363.77	356	360	7.06300	5.76300	2.50000	1.30000
10		4,433,500.00	4,443,296.98	357	360	7.42620	5.77551	2.85069	1.65069
11		500,000.00	496,316.53	357	360	7.68800	5.76300	3.12500	1.92500
12		176,800.00	176,081.76	358	360	2.00000	0.00000	3.37500	2.17500
13		1,282,900.00	1,276,782.96	358	360	1.00000	0.00000	2.97237	1.77237
14		522,000.00	522,189.97	358	360	7.50000	5.80000	2.90000	1.70000
15		9,889,300.00	9,896,883.83	358	360	7.81121	5.76645	3.24476	2.04476
16		697,000.00	697,763.58	358	360	8.27926	5.80000	3.67926	2.47926
17	*	446,000.00	444,619.49	358	360	6.25000	5.87500	1.65000	0.37500
18		928,000.00	925,788.51	359	360	1.00000	0.00000	3.12500	1.00000
19		365,600.00	364,945.30	359	360	8.75000	6.47500	3.47500	2.27500
20		2,925,500.00	2,918,528.34	359	360	1.00000	0.00000	2.84956	1.00000
21		762,000.00	760,950.16	359	360	4.25000	2.07500	3.37500	2.17500
22		424,000.00	423,240.72	359	360	8.00000	5.80000	3.40000	2.20000
23		61,830,246.00	61,710,424.94	359	360	7.92135	5.78388	3.33747	2.13747
24		160,000.00	159,618.71	359	360	7.75000	5.80000	3.15000	1.95000
25		1,295,750.00	1,293,215.02	359	360	7.99696	5.76342	3.43354	2.23354
26		148,700.00	149,189.66	359	360	8.50000	5.77500	3.92500	2.72500
27		944,000.00	947,131.84	359	360	8.25216	5.77500	3.67716	2.47716
28		2,721,600.00	2,721,600.00	360	360	4.97488	3.02129	4.27662	3.07662
29		1,301,600.00	1,301,600.00	360	360	8.39949	5.63200	3.96749	2.76749
30	*	370,000.00	371,437.36	475	480	8.37500	8.00000	3.07500	0.37500
31		516,000.00	519,236.41	477	480	8.00000	5.75000	3.45000	2.25000
32		375,200.00	376,047.58	478	480	8.00000	5.80000	3.40000	2.20000
33		485,000.00	486,275.91	478	480	8.50000	5.72500	3.97500	2.77500
34		770,000.00	768,694.68	479	480	8.00000	6.52500	2.67500	1.47500
35		9,084,200.00	9,069,528.08	479	480	7.76956	5.79746	3.17210	1.97210
36		528,000.00	528,000.00	480	480	8.48200	5.63200	4.05000	2.85000
37		259,200.00	260,395.66	357	360	8.25000	5.79300	3.65700	2.45700
38		4,374,100.00	4,378,767.74	358	360	8.14406	5.76184	3.58222	2.38222
39		18,417,550.00	18,374,104.31	359	360	8.54343	5.71650	4.02693	2.82693
40		168,000.00	168,563.13	359	360	8.00000	5.75000	3.45000	2.25000
41		2,331,250.00	2,327,569.70	479	480	7.82600	5.77850	3.24750	2.04750
42		1,000,000.00	1,017,612.62	347	360	7.25000	6.87500	2.65000	0.37500
43	*	575,920.00	577,695.98	355	360	8.14944	7.77444	4.07444	0.37500
44		292,000.00	294,678.11	355	360	7.62500	7.25000	3.07500	0.37500
45	*	584,900.00	587,933.73	356	360	8.62500	7.68000	4.07500	0.94500
46		8,304,300.00	8,336,778.20	357	360	8.05579	7.49551	3.46026	0.56028
47	*	792,394.00	795,326.00	357	360	9.16288	8.48043	4.61288	0.68245
48		401,500.00	399,801.14	358	360	1.75000	0.81500	4.07500	0.93500
49		584,000.00	581,215.42	358	360	1.00000	0.62500	2.87500	0.37500
50		500,000.00	497,615.94	358	360	1.00000	0.62500	2.37500	0.37500
51		628,000.00	628,660.22	358	360	8.12500	7.74000	3.52500	0.38500
52		26,076,773.00	26,108,327.37	358	360	8.24280	7.66199	3.65042	0.58081
53		5,538,600.00	5,544,860.45	358	360	8.34605	7.75998	3.72607	0.58607
54		444,000.00	444,512.93	358	360	8.37500	7.76500	3.75000	0.61000

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
55		300,000.00	300,389.88	358	360	8.62500	7.69000	4.07500	0.93500
56	*	2,600,640.00	2,603,990.50	358	360	8.41213	7.73722	3.85164	0.67491
57		1,290,500.00	1,287,963.18	359	360	2.20346	1.72690	3.61656	0.47656
58		461,000.00	459,901.41	359	360	1.00000	0.62500	3.00000	0.37500
59		624,000.00	622,570.51	359	360	9.00000	7.76500	4.37500	1.23500
60		436,000.00	435,260.88	359	360	8.37500	7.76500	3.75000	0.61000
61		133,498,435.00	133,208,030.85	359	360	8.50643	7.64387	3.91202	0.86256
62		570,000.00	568,641.65	359	360	8.25000	7.71500	3.67500	0.53500
63		559,559.00	561,518.16	359	360	8.75000	7.71500	4.17500	1.03500
64		3,844,054.00	3,858,795.90	359	360	8.80781	7.70377	4.24404	1.10404
65	*	493,200.00	492,423.81	359	360	8.62500	7.68000	4.05000	0.94500
66		12,644,060.00	12,643,023.94	360	360	4.08143	3.40509	3.84622	0.70622
67		3,474,320.00	3,474,320.00	360	360	8.60906	7.60391	4.14515	1.00515
68	*	420,000.00	420,238.55	475	480	8.00000	7.62500	3.92500	0.37500
69		217,800.00	217,405.15	478	480	3.75000	2.91500	3.97500	0.83500
70		1,607,500.00	1,612,325.32	478	480	8.88092	7.67145	4.34947	1.20947
71		536,000.00	537,359.06	478	480	8.37500	7.76500	3.75000	0.61000
72	*	281,610.00	282,148.47	478	480	8.75000	7.19500	4.15000	1.55500
73		6,441,000.00	6,442,447.48	479	480	8.26349	7.42982	3.70487	0.83367
74		3,243,304.00	3,258,800.89	479	480	8.94115	7.68976	4.39139	1.25139
75		900,000.00	900,000.00	480	480	8.98200	7.57200	4.55000	1.41000
76		2,654,864.00	2,654,864.00	480	480	8.85978	7.64207	4.35771	1.21771

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
1		1	10	110	6	1,258.26	3.35000	9.95000	One-Year MTA
2		1	11	110	6	5,689.68	3.12034	9.95000	One-Year MTA
3		1	13	110	6	2,259.20	3.35000	9.95000	One-Year MTA
4		1	12	110	12	3,536.62	3.30000	9.95000	One-Year MTA
5	*	1	7	115	12	8,938.61	4.25000	9.95000	COFI
6	*	1	8	115	12	3,089.40	4.19690	9.95000	COFI
7	*	1	8	115	12	1,655.90	3.40000	9.95000	One-Month LIBOR
8		1	9	110	12	2,364.05	2.50000	9.95000	One-Year MTA
9		1	9	110	12	3,216.40	2.50000	10.95000	One-Year MTA
10		1	10	110	12	14,561.71	2.85069	9.95000	One-Year MTA
11		1	10	110	12	1,608.20	3.12500	10.95000	One-Year MTA
12		1	11	110	12	653.49	3.37500	10.95000	One-Month LIBOR
13		1	11	110	12	4,126.33	2.97237	10.95000	One-Year MTA
14		1	11	110	12	1,995.33	2.90000	9.95000	One-Year MTA
15		1	11	111	12	32,657.71	3.24476	9.95000	One-Year MTA
16		1	11	115	12	2,451.74	3.67926	9.95000	One-Year MTA
17	*	1	11	115	12	1,486.30	1.65000	9.95000	One-Year MTA
18		2	12	110	12	2,984.82	3.12500	10.95000	One-Month LIBOR
19		1	12	115	12	1,492.53	3.47500	9.95000	One-Month LIBOR
20		2	12	110	12	9,409.58	2.84956	10.33882	One-Year MTA
21		2	60	110	12	3,748.59	3.37500	10.95000	One-Year MTA
22		1	12	115	12	1,730.94	3.40000	9.95000	One-Year MTA
23		1	12	113	12	203,115.50	3.33747	10.14670	One-Year MTA
24		1	12	115	12	514.62	3.15000	9.95000	One-Year MTA
25		1	12	115	12	4,951.28	3.43354	9.95000	One-Year MTA
26		1	12	115	12	545.91	3.92500	11.95000	One-Year MTA
27		1	12	115	12	3,247.33	3.67716	11.95000	One-Year MTA
28		1	13	113	12	9,482.07	4.27662	11.02290	One-Year MTA
29		1	13	115	12	4,236.35	3.96749	11.95000	One-Year MTA
30	*	1	8	115	12	1,120.45	3.07500	9.95000	One-Month LIBOR

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
31		1	10	110	12	1,304.74	3.45000	9.95000	One-Year MTA
32		1	11	110	12	1,039.96	3.40000	9.95000	One-Year MTA
33		1	11	115	12	1,405.70	3.97500	9.95000	One-Year MTA
34		1	12	115	12	1,946.99	2.67500	9.95000	One-Month LIBOR
35		1	12	115	12	24,007.54	3.17210	9.95000	One-Year MTA
36		1	13	115	12	1,398.38	4.05000	11.95000	One-Year MTA
37		1	10	110	24	833.69	3.65700	9.95000	One-Year MTA
38		1	11	110	24	14,068.87	3.58222	9.95000	One-Year MTA
39		1	12	111	24	58,953.13	4.02693	9.95000	One-Year MTA
40		1	12	115	24	540.35	3.45000	11.95000	One-Year MTA
41		1	12	113	24	6,274.13	3.24750	9.95000	One-Year MTA
42		1	12	110	36	6,930.52	2.65000	9.95000	One-Year MTA
43	*	1	8	115	36	1,852.39	4.07444	9.95000	COFI
44		1	8	110	36	939.19	3.07500	9.95000	One-Year MTA
45	*	1	9	115	36	2,792.40	4.07500	9.95000	One-Year MTA
46		1	10	110	36	26,905.87	3.46026	10.15341	One-Year MTA
47	*	1	10	115	36	3,917.01	4.61288	9.95000	One-Year MTA
48		1	11	115	36	1,434.33	4.07500	9.95000	One-Month LIBOR
49		1	11	110	36	1,878.38	2.87500	9.95000	One-Month LIBOR
50		1	11	110	36	1,608.20	2.37500	9.95000	One-Month LIBOR
51		1	11	110	36	2,019.90	3.52500	9.95000	One-Year MTA
52		1	11	110	36	82,175.25	3.65042	9.97961	One-Year MTA
53		1	11	110	36	17,814.36	3.72607	9.95000	One-Year MTA
54		1	11	110	36	1,428.08	3.75000	9.95000	One-Year MTA
55		1	11	115	36	1,146.74	4.07500	9.95000	One-Year MTA
56	*	1	11	115	36	12,055.83	3.85164	9.95000	One-Year MTA
57		2	12	115	36	4,906.40	3.61656	9.95000	One-Year MTA
58		2	12	110	36	1,482.76	3.00000	10.95000	One-Year MTA
59		1	12	110	36	2,079.49	4.37500	10.95000	One-Year MTA
60		1	12	110	36	1,102.45	3.75000	9.95000	One-Year MTA
61		1	12	111	36	422,803.68	3.91202	10.15126	One-Year MTA
62		1	12	110	36	1,833.35	3.67500	9.95000	One-Year MTA
63		1	12	115	36	2,054.28	4.17500	11.95000	One-Year MTA
64		1	12	115	36	13,050.57	4.24404	11.95000	One-Year MTA
65	*	1	12	115	36	2,214.69	4.05000	9.95000	One-Year MTA
66		1	13	114	36	42,826.46	3.84622	10.73737	One-Year MTA
67		1	13	115	36	12,604.06	4.14515	11.95000	One-Year MTA
68	*	1	8	115	36	1,217.30	3.92500	9.95000	COFI
69		1	11	115	36	876.70	3.97500	9.95000	One-Year MTA
70		1	11	113	36	4,439.91	4.34947	9.95000	One-Year MTA
71		1	11	110	36	1,355.31	3.75000	9.95000	One-Year MTA
72	*	1	11	115	36	1,266.01	4.15000	9.95000	One-Year MTA
73		1	12	114	36	17,632.18	3.70487	10.52389	One-Year MTA
74		1	12	115	36	8,350.50	4.39139	11.95000	One-Year MTA
75		1	13	115	36	2,701.81	4.55000	11.95000	One-Year MTA
76		1	13	114	36	7,568.99	4.35771	11.95000	One-Year MTA

*	Those mortgage loans with a “Hypothetical Loan Number” marked with an “*” represent mortgage loans serviced by Countrywide Home Loans as of the Cut-Off Date; See “Description of the Mortgage Pool” in this prospectus supplement for more information regarding the mortgage loans.

Groups of Hypothetical Mortgage Loans—Subgroup 3-A

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
1		394,300.00	394,564.76	357	360	7.00000	6.00000	2.40000	1.00000
2	*	475,000.00	474,868.88	357	360	7.00000	6.62500	2.40000	0.37500
3		414,000.00	414,538.81	358	360	8.75000	6.00000	4.15000	2.75000
4		162,000.00	162,194.00	358	360	8.62500	5.95000	4.07500	2.67500
5	*	574,050.00	576,009.62	358	360	9.25380	8.00047	4.64433	1.25333
6	*	1,965,010.00	1,980,164.43	355	360	8.96369	7.80960	4.39272	1.15409
7	*	8,517,444.00	8,550,385.39	356	360	8.66110	7.55914	4.09253	1.10196
8	*	20,948,179.00	21,002,681.63	357	360	8.86481	7.70894	4.29605	1.15587
9	*	575,250.00	573,866.29	358	360	5.01324	3.75664	4.46950	1.25660
10		968,700.00	969,798.98	358	360	8.62500	5.95000	4.07500	2.67500
11	*	13,993,517.00	14,003,017.54	358	360	8.80385	7.59643	4.22651	1.20742
12		238,500.00	238,107.97	359	360	8.62500	5.95000	4.07500	2.67500
13	*	235,800.00	235,408.74	359	360	9.37500	8.19000	4.75000	1.18500
14	*	2,410,550.00	2,429,393.00	476	480	8.95620	7.73798	4.36172	1.21822
15	*	4,858,300.00	4,878,687.88	477	480	8.80078	7.62196	4.21331	1.17882
16	*	249,250.00	248,943.41	478	480	5.25000	4.04500	4.50000	1.20500
17		337,250.00	338,007.25	478	480	8.62500	5.95000	4.07500	2.67500
18	*	5,749,226.00	5,760,811.13	478	480	8.76824	7.55721	4.17925	1.21103

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
1		1	10	115	N/A	1,716.02	2.40000	9.95000	One-Year MTA
2	*	1	10	115	12	2,067.23	2.40000	9.95000	One-Year MTA
3		1	11	115	12	1,690.12	4.15000	9.95000	One-Year MTA
4		1	11	115	12	661.35	4.07500	9.95000	One-Year MTA
5	*	1	11	115	12	2,818.51	4.64433	9.95000	One-Year MTA
6	*	1	8	115	36	8,905.14	4.39272	10.26149	One-Year MTA
7	*	1	9	115	36	38,134.06	4.09253	10.11803	One-Year MTA
8	*	1	10	115	36	97,726.03	4.29605	10.20741	One-Year MTA
9	*	1	11	115	36	3,093.62	4.46950	9.95000	One-Year MTA
10		1	11	115	36	4,082.36	4.07500	9.95000	One-Year MTA
11	*	1	11	115	36	65,860.91	4.22651	10.11903	One-Year MTA
12		1	12	115	36	1,037.97	4.07500	9.95000	One-Year MTA
13	*	1	12	115	36	1,125.75	4.75000	9.95000	One-Year MTA
14	*	1	9	115	36	10,273.40	4.36172	10.16405	One-Year MTA
15	*	1	10	115	36	19,854.67	4.21331	9.95000	One-Year MTA
16	*	1	11	115	36	1,243.43	4.50000	9.95000	One-Year MTA
17		1	11	115	36	1,306.48	4.07500	9.95000	One-Year MTA
18	*	1	11	115	36	24,557.19	4.17925	9.95000	One-Year MTA

*	Those mortgage loans with a “Hypothetical Loan Number” marked with an “*” represent mortgage loans serviced by Countrywide Home Loans as of the Cut-Off Date; See “Description of the Mortgage Pool” in this prospectus supplement for more information regarding the mortgage loans.

Groups of Hypothetical Mortgage Loans—Subgroup 3-B

Hypothetical Loan Number	Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
1	3,199,790.00	3,201,608.07	357	360	7.94248	6.46790	3.37458	1.47458
2	337,500.00	337,974.33	358	360	8.75000	7.25000	3.40000	1.50000

Hypothetical Loan Number		Original Principal Balance ($)	Unpaid Principal Balance ($)	Remaining Term (Months)	Original Term (Months)	Mortgage Interest Rate (%)	Pass-Through Rate (%)	Margin (%)	Servicing Fee After First Period (%)
3		886,950.00	884,245.98	358	360	3.72272	1.82272	3.80000	1.90000
4		5,080,861.00	5,083,740.52	358	360	7.87574	6.49302	3.28272	1.38272
5		608,950.00	607,714.12	359	360	2.00000	1.15000	2.75000	0.85000
6		794,404.00	793,098.20	359	360	8.42121	7.23685	3.08436	1.18436
7		2,992,520.00	2,986,950.46	359	360	7.82330	6.48532	3.23798	1.33798
8		202,500.00	203,534.68	477	480	8.00000	6.50000	3.40000	1.50000
9		323,475.00	323,165.36	479	480	8.00000	6.50000	3.40000	1.50000
10		237,405.00	237,405.00	480	480	3.50000	1.90000	3.50000	1.60000
11		521,500.00	534,918.64	346	360	8.00000	6.50000	3.40000	1.50000
12	*	321,000.00	322,844.21	356	360	7.87500	7.50000	3.27500	0.37500
13	*	350,000.00	348,892.44	357	360	8.00000	7.62500	3.40000	0.37500
14		673,998.00	671,990.38	358	360	3.82644	1.92644	3.80000	1.90000
15		5,406,620.00	5,409,021.15	358	360	7.87491	6.48779	3.28712	1.38712
16	*	1,016,915.00	1,017,463.43	358	360	7.73606	7.36106	3.14306	0.37500
17		4,338,660.00	4,330,575.66	359	360	7.80479	6.49508	3.20971	1.30971
18		283,500.00	284,108.48	478	480	8.12500	6.42500	3.60000	1.70000
19		1,533,600.00	1,531,464.27	479	480	7.66646	6.47944	3.08702	1.18702
20		595,300.00	594,184.07	359	360	7.75000	6.50000	3.15000	1.25000
21		585,000.00	585,000.00	360	360	2.50000	1.00000	3.40000	1.50000
22	*	144,000.00	146,121.29	350	360	7.62500	7.25000	3.07500	0.37500
23	*	225,000.00	228,618.97	352	360	8.00000	7.62500	3.45000	0.37500
24	*	2,964,469.00	2,995,456.91	353	360	7.96459	7.58959	3.41459	0.37500
25	*	731,405.00	737,278.74	354	360	7.86209	7.48709	3.31209	0.37500
26	*	131,376.00	130,903.90	355	360	8.12500	7.75000	2.82500	0.37500
27	*	3,346,375.00	3,372,500.71	355	360	7.84442	7.46942	3.28881	0.37500
28		321,100.00	319,798.41	356	360	7.06300	6.46300	2.50000	0.60000
29	*	28,140,160.40	28,226,584.72	356	360	7.94686	7.34233	3.38098	0.60453
30		242,250.00	242,759.66	357	360	7.56300	6.46300	3.00000	1.10000
31	*	38,659,539.00	38,746,942.87	357	360	7.98728	7.45225	3.42265	0.53503
32		189,000.00	188,404.25	358	360	3.50000	1.55000	3.85000	1.95000
33		50,300.00	50,130.08	358	360	4.25000	2.17500	3.97500	2.07500
34	*	905,760.00	902,225.88	358	360	3.68601	3.31101	3.68778	0.37500
35		270,000.00	270,267.17	358	360	8.37500	6.45000	3.82500	1.92500
36		2,165,430.00	2,166,212.92	358	360	7.64259	6.47603	3.06656	1.16656
37		1,988,200.00	1,989,245.37	358	360	7.95824	6.45027	3.40797	1.50797
38	*	36,809,828.00	36,787,459.55	358	360	7.95202	7.40829	3.38746	0.54373
39		228,000.00	227,625.23	359	360	7.37500	6.50000	2.77500	0.87500
40		3,822,550.00	3,815,163.12	359	360	7.86921	6.47666	3.29255	1.39255
41		96,300.00	96,104.56	359	360	7.50000	6.52500	2.87500	0.97500
42	*	617,603.00	616,387.84	359	360	7.82980	7.45480	3.25268	0.37500
43		1,416,623.00	1,416,623.00	360	360	2.62469	1.27394	3.25075	1.35075
44		342,000.00	342,000.00	360	360	2.00000	0.70000	3.20000	1.30000
45		193,500.00	193,500.00	360	360	3.50000	1.42500	3.97500	2.07500
46	*	1,179,850.00	1,189,349.81	476	480	8.21682	7.84182	3.66682	0.37500
47	*	6,005,551.00	6,031,247.58	477	480	8.17984	7.75894	3.62726	0.42090
48	*	650,500.00	649,391.21	478	480	3.98369	3.60869	3.53805	0.37500
49	*	10,395,859.00	10,413,652.06	478	480	8.06013	7.54748	3.50130	0.51265
50		288,760.00	288,466.31	479	480	3.25000	1.17500	3.97500	2.07500
51		2,312,850.00	2,309,489.70	479	480	7.96166	6.49070	3.37096	1.47096
52	*	587,683.00	587,068.49	479	480	7.96091	7.04769	3.37809	0.91322

Hypothetical Loan Number	Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
1	1	10	115	N/A	13,443.06	3.37458	9.95000	One-Year MTA
2	1	11	115	N/A	1,377.82	3.40000	9.95000	One-Month LIBOR

Hypothetical Loan Number		Months to Next Rate Adjustment	Months to Next Payment Adjustment	Negative Amortization Limit (%)	Prepayment Penalty Term (Months)	Monthly P&I ($)	Rate Floor (%)	Rate Ceiling (%)	Index
3		1	11	115	N/A	4,101.34	3.80000	9.95000	One-Year MTA
4		1	11	115	N/A	20,664.89	3.28272	9.95000	One-Year MTA
5		2	12	110	N/A	2,250.80	2.75000	10.95000	One-Month LIBOR
6		1	12	115	N/A	3,457.31	3.08436	9.95000	One-Month LIBOR
7		1	12	115	N/A	11,932.82	3.23798	9.95000	One-Year MTA
8		1	10	115	N/A	667.80	3.40000	9.95000	One-Year MTA
9		1	12	115	N/A	1,253.11	3.40000	9.95000	One-Year MTA
10		1	13	115	N/A	919.69	3.50000	9.95000	One-Year MTA
11		1	11	115	12	2,072.13	3.40000	9.95000	One-Year MTA
12	*	1	9	115	12	1,186.48	3.27500	9.95000	One-Year MTA
13	*	1	10	115	12	1,428.84	3.40000	9.95000	One-Year MTA
14		1	11	115	12	3,151.38	3.80000	9.95000	One-Year MTA
15		1	11	115	12	22,514.84	3.28712	9.95000	One-Year MTA
16	*	1	11	115	12	3,937.44	3.14306	9.95000	One-Year MTA
17		1	12	115	12	17,202.31	3.20971	9.95000	One-Year MTA
18		1	11	115	12	934.92	3.60000	9.95000	One-Year MTA
19		1	12	115	12	4,581.93	3.08702	9.95000	One-Year MTA
20		1	12	115	24	2,353.31	3.15000	9.95000	One-Year MTA
21		1	13	115	24	2,311.46	3.40000	9.95000	One-Year MTA
22	*	1	3	115	36	568.97	3.07500	9.95000	One-Year MTA
23	*	1	5	115	36	831.64	3.45000	9.95000	One-Year MTA
24	*	1	6	115	36	11,933.44	3.41459	9.95000	One-Year MTA
25	*	1	7	115	36	3,083.63	3.31209	9.95000	One-Year MTA
26	*	1	8	115	36	589.94	2.82500	9.95000	One-Month LIBOR
27	*	1	8	115	36	12,810.45	3.28881	9.95000	One-Year MTA
28		1	9	110	36	1,186.85	2.50000	10.95000	One-Year MTA
29	*	1	9	115	36	118,656.81	3.38098	10.00300	One-Year MTA
30		1	10	110	36	1,021.34	3.00000	9.95000	One-Year MTA
31	*	1	10	115	36	162,938.36	3.42265	9.99771	One-Year MTA
32		1	11	115	36	848.69	3.85000	9.95000	One-Year MTA
33		1	11	115	36	247.45	3.97500	9.95000	One-Year MTA
34	*	1	11	115	36	4,517.68	3.68778	9.95000	One-Year MTA
35		1	11	115	36	1,102.25	3.82500	9.95000	One-Year MTA
36		1	11	115	36	9,007.91	3.06656	9.95000	One-Year MTA
37		1	11	115	36	8,622.36	3.40797	9.95000	One-Year MTA
38	*	1	11	115	36	157,121.26	3.38746	10.01900	One-Year MTA
39		1	12	115	36	992.27	2.77500	9.95000	One-Year MTA
40		1	12	115	36	14,838.45	3.29255	9.95000	One-Year MTA
41		1	12	115	36	355.94	2.87500	9.95000	One-Year MTA
42	*	1	12	115	36	2,687.84	3.25268	9.95000	One-Year MTA
43		1	13	115	36	5,697.41	3.25075	9.88968	One-Year MTA
44		1	13	115	36	1,264.10	3.20000	9.95000	One-Year MTA
45		3	13	115	36	868.90	3.97500	9.95000	One-Year MTA
46	*	1	9	115	36	4,259.82	3.66682	9.95000	One-Year MTA
47	*	1	10	115	36	21,498.59	3.62726	9.95000	One-Year MTA
48	*	1	11	115	36	2,712.96	3.53805	9.95000	One-Year MTA
49	*	1	11	115	36	39,022.91	3.50130	9.95000	One-Year MTA
50		2	12	115	36	1,075.75	3.97500	9.95000	One-Year MTA
51		1	12	115	36	6,736.17	3.37096	9.95000	One-Year MTA
52	*	1	12	115	36	2,160.27	3.37809	9.95000	One-Year MTA

*	Those mortgage loans with a “Hypothetical Loan Number” marked with an “*” represent mortgage loans serviced by Countrywide Home Loans as of the Cut-Off Date; See “Description of the Mortgage Pool” in this prospectus supplement for more information regarding the mortgage loans.

and that:

•	One-Year MTA remains constant at 4.664%, COFI remains constant at 4.177% and One-Month LIBOR remains constant at 5.330%;

•	the related servicing fee is as set forth in this prospectus supplement;

•	after the first adjustment to the Minimum Monthly Payment for each mortgage loan, subsequent adjustments to the Minimum Monthly Payment will be made every twelve months thereafter;

•	there are no limitations on the adjustment of the mortgage interest rates on the mortgage loans other than the Rate Ceilings and rate floors;

•	no mortgage loans are assumed;

•	a recast frequency of 60 months;

•	scheduled payments on all mortgage loans are received on the first day of each month beginning October 1, 2006;

•	any Payoffs on the mortgage loans are received on the last day of each month beginning in September 2006 and include 30 days of interest;

•	there are no defaults or delinquencies on the mortgage loans;

•	an optional termination does not occur (except as set forth in footnote 2 to Appendix A);

•	there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

•	the mortgage loans prepay at the indicated constant percentages of the CPR;

•	the date of issuance for the certificates is the Closing Date;

•	cash distributions are received by the certificateholders on the 25th day of each month when due; and

•	the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date (except that with respect to each Balloon Loan, it is assumed that any unpaid principal balance as of its maturity date will be paid in full on its maturity date).

      Any discrepancy between the actual characteristics of the mortgage loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

      Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of the CPR. There is no assurance, however, that prepayments of the mortgage loans in any loan group will conform to any given percentage of the CPR.

      Based on the assumptions described above, the tables in Appendix A (which is incorporated by reference into this prospectus supplement) indicate the weighted average lives of the Class A and Senior Subordinate Certificates and provide the percentages of the initial outstanding Class Principal Balance of those classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the CPR.

Lack of Historical Prepayment Data

      There are no historical prepayment data available for the mortgage pool underlying the certificates. In addition, the historical prepayment data about prior securitized pools and vintage pools of fixed-rate residential mortgage loans and Option ARM Loans of the sponsor included in static pool information filed by the depositor with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K may not be comparable to prepayments expected to be experienced by the mortgage pool.

      The depositor does not make any representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in “—Yield Considerations with Respect to the Class X Certificates” and “—Yield Considerations with Respect to the Senior Subordinate Certificates.” Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Class X and Senior Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered certificates to their investment objectives.

Yield Considerations with Respect to the Class CX-2-PPP and Class 3-PPP Certificates

      The amount available for distribution to the holders of the Class CX-2-PPP and Class 3-PPP Certificates on any Distribution Date in respect of penalties for voluntary full prepayment of the related mortgage loans is dependent on the amount of the related penalties for voluntary full prepayment collected and remitted to the Trust for the related Prepayment Penalty Period. The amount of penalties for voluntary full prepayment collected and remitted to the Trust is dependent on several factors, including (i) the rate at which mortgagors, whose mortgage loans impose such prepayment penalties, make voluntary prepayments in full, (ii) whether mortgagors make voluntary prepayments in full during the applicable term of the prepayment penalty, (iii) whether the mortgage loan contains an exception to the payment of the prepayment penalty, (iv) whether the prepayment penalty may be waived by the servicer and (v) the amount of the prepayment penalty.

      Investors should conduct their own analysis of the effect that the payment of penalties for voluntary full prepayment of the related mortgage loans, or decisions by the servicer with respect to waiver thereof, may have on the performance of the Class CX-2-PPP and Class 3-PPP Certificates.

Yield Considerations with Respect to the Class X Certificates

      The Class X Certificates generally receive only distributions of interest (except for amounts added to the Class CX-1, Class CX-2-PPP and Class 3X-1 Principal Balances as a result of the allocation of Net Negative Amortization, which is then distributed to the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates as principal, and any amounts distributed to the Class CX-2-PPP Certificates in respect of prepayment penalties to which they are entitled).

      The yield to maturity on the Class CX-1 Certificates will be extremely sensitive to the rate of prepayment on the mortgage loans in subgroup 1-A and subgroup 2-A. The faster that those mortgage loans prepay, the less interest the Class CX-1 Certificates will receive. Furthermore, the higher the interest rates on these mortgage loans that prepay, the less interest the Class CX-1 Certificates will receive. Prospective investors should fully consider the risks associated with an investment in the Class CX-1 Certificates, including the possibility that if the rate of prepayment on the mortgage loans in subgroup 1-A and subgroup 2-A is faster than expected, the rate of liquidations on those mortgage loans is greater than expected or an optional termination occurs earlier than expected, investors may not fully recover their initial investments.

      The yield to maturity on the Class CX-2-PPP Certificates will be extremely sensitive to the rate of prepayment on the mortgage loans in subgroup 1-B and subgroup 2-B. The faster that those mortgage loans prepay, the less interest the Class CX-2-PPP Certificates will receive. Furthermore, the higher the interest rates on these mortgage loans that prepay, the less interest the Class CX-2-PPP Certificates will receive. Prospective investors should fully consider the risks associated with an investment in the Class CX-2-PPP Certificates, including the possibility that if the rate of prepayment on the mortgage loans in subgroup 1-B and subgroup 2-B is faster than expected, the rate of liquidations on those mortgage loans is greater than expected or an optional termination occurs earlier than expected, investors may not fully recover their initial investments. Notwithstanding the foregoing, the Class CX-2-PPP Certificates will also be entitled to receive the Assigned Prepayment Penalties for subgroup 1-B and subgroup 2-B which may affect the yield on such certificates.

      The yield to maturity on the Class CX-3 Certificates will be extremely sensitive to the rate of prepayment on the mortgage loans in subgroup 1-B1 and subgroup 2-B1. The faster that those mortgage loans prepay, the less interest the Class CX-3 Certificates will receive. Prospective investors should fully consider the risks associated with an investment in the Class CX-3 Certificates, including the possibility that if the rate of prepayment on the mortgage loans in subgroup 1-B1 and subgroup 2-B1 is faster than expected, the rate of liquidations on those mortgage loans is greater than expected or an optional termination occurs earlier than expected, investors may not fully recover their initial investments.

      The yield to maturity on the Class 3X-1 Certificates will be extremely sensitive to the rate of prepayment on the mortgage loans in loan group 3. The faster that those mortgage loans prepay, the less interest the Class 3X-1 Certificates will receive. Furthermore, the higher the interest rates on these mortgage loans that prepay, the less interest the Class 3X-1 Certificates will receive. Prospective investors should fully consider the risks associated with an investment in the Class 3X-1 Certificates, including the possibility that if the rate of prepayment on the mortgage loans in loan group 3 is faster than expected, the rate of liquidations on those mortgage loans is greater than expected or an optional termination occurs earlier than expected, investors may not fully recover their initial investments.

      The yield to maturity on the Class 3X-2 Certificates will be extremely sensitive to the rate of prepayment on the mortgage loans in subgroup 3-B. The faster that those mortgage loans prepay, the less interest the Class 3X-2 Certificates will receive. Prospective investors should fully consider the risks associated with an investment in the Class 3X-2 Certificates, including the possibility that if the rate of prepayment on the mortgage loans in subgroup 3-B is faster than expected, the rate of liquidations on those mortgage loans is greater than expected or an optional termination occurs earlier than expected, investors may not fully recover their initial investments.

      To illustrate the significance of different rates of prepayment on the distributions on the Class X Certificates, the tables below indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the CPR indicated (disregarding the payment of any prepayment penalties to the Class CX-2-PPP Certificates).

      Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in a yield to maturity being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of the yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

      The following sensitivity tables for the Class X Certificates are based on the Modeling Assumptions and assume further that the certificates are purchased at the prices set forth in the tables plus accrued interest from the Cut-Off Date. In addition, the sensitivity table for the Class CX-2-PPP Certificates assumes that no prepayment penalties are paid to those certificates. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yield to maturity will correspond to any of the pre-tax yields shown in the tables below. The actual prices to be paid on the Class X Certificates have not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

Pre-Tax Yield to Maturity of the Class CX-1 Certificates at an
Assumed Purchase Price of 0.42000% of the Initial Class CX-1 Notional Amount
Plus Accrued Interest from the Cut-Off Date

Percentage of the CPR
10%	15%	20%	30%	40%
73.32%	63.51%	53.53%	32.37%	8.10%

      Based on a constant prepayment rate of approximately 42.74% of the CPR, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class CX-1 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class CX-1 Certificates would not fully recover the initial purchase price of the certificates.

Pre-Tax Yield to Maturity of the Class CX-2-PPP Certificates at an
Assumed Purchase Price of 3.65000% of the Initial CX-2-PPP Notional Amount
Plus Accrued Interest from the Cut-Off Date
(Assuming No Prepayment Penalties Are Paid to the CX-2-PPP Certificates)

Percentage of the CPR
10%	15%	20%	30%		40%
27.46%	20.72%	13.85%	(0.78%	)	(16.98%	)

      Based on a constant prepayment rate of approximately 29.51% of the CPR, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class CX-2-PPP Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class CX-2-PPP Certificates would not fully recover the initial purchase price of the certificates.

Pre-Tax Yield to Maturity of the Class CX-3 Certificates at an
Assumed Purchase Price of 2.50000% of the Initial CX-3 Notional Amount
Plus Accrued Interest from the Cut-Off Date

Percentage of the CPR
10%	15%	20%	30%	40%
32.86%	26.49%	19.93%	6.14%	(8.70%	)

      Based on a constant prepayment rate of approximately 34.23% of the CPR, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class CX-3 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class CX-3 Certificates would not fully recover the initial purchase price of the certificates.

Pre-Tax Yield to Maturity of the Class 3X-1 Certificates at an
Assumed Purchase Price of 3.15000% of the Initial Class 3X-1 Notional Amount
Plus Accrued Interest from the Cut-Off Date

Percentage of the CPR
10%	15%	20%	30%	40%
36.42%	29.47%	22.41%	7.36%	(9.29%	)

      Based on a constant prepayment rate of approximately 34.55% of the CPR, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class 3X-1 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class 3X-1 Certificates would not fully recover the initial purchase price of the certificates.

Pre-Tax Yield to Maturity of the Class 3X-2 Certificates at an
Assumed Purchase Price of 1.17000% of the Initial 3X-2 Notional Amount
Plus Accrued Interest from the Cut-Off Date

Percentage of the CPR
10%	15%	20%	30%	40%
35.64%	29.21%	22.57%	8.64%	(6.36%	)

      Based on a constant prepayment rate of approximately 35.86% of the CPR, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class 3X-2 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class 3X-2 Certificates would not fully recover the initial purchase price of the certificates.

      The pre-tax yields to maturity shown in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

Yield Considerations with Respect to the Senior Subordinate Certificates

      If the aggregate Class Principal Balance of either the Group L-B Junior Subordinate Certificates or Group 3-B Junior Subordinate Certificates is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the related mortgage loans and the timing of those losses, because the entire amount of those losses will generally be allocated to the Group L-B Senior Subordinate Certificates or the Group 3-B Senior Subordinate Certificates, as applicable, in reverse numerical order. The aggregate initial Class Principal Balance of the Group L-B Junior Subordinate Certificates is equal to approximately 2.30% of the aggregate principal balance of the mortgage loans in loan group 1 and loan group 2 as of the Cut-Off Date. The aggregate initial Class Principal Balance of the Group 3-B Junior Subordinate Certificates is equal to approximately 2.50% of the aggregate principal balance of the mortgage loans in loan group 3 as of the Cut-Off Date.

      For the Senior Subordinate Certificates, this prospectus supplement uses a standard default assumption, or SDA, that represents an assumed default rate, which is a percentage of the outstanding principal balance of a hypothetical pool of mortgage loans. The SDA does not describe historical default experience or predict future default rates of any pool of mortgage loans, including the mortgage loans owned by the Trust.

      A 100% SDA assumes constant annual default rates on the then outstanding principal balance of the mortgage loans, as follows:

• 2nd through 29th month:	increasing by 0.02% each month

• 30th through 60th month:	0.60%

• 61st through 120th month:	declining by 0.0095% each month

• 121st month and after:	0.03%

      The tables below assume that there is no delay between the default and the liquidation of the mortgage loans. In the tables below, an SDA of 0% assumes no defaults, an SDA of 200% assumes default rates 2.00 times 100% SDA, and so forth. However, it is highly unlikely that the prepayments or realized losses on the mortgage loans will occur as the following tables assume, and, as a result, the actual pre-tax yields to maturity on the related Senior Subordinate Certificates are highly likely to differ from those shown in the tables.

      The following tables show the sensitivity of the yield to maturity on the Senior Subordinate Certificates to different prepayment rates and levels of defaults based on the Modeling Assumptions, except that it has been assumed that:

•	mortgage loan defaults occur on the last day of each month at the SDA percentages in the tables, and defaulted mortgage loans are immediately liquidated;

•	each liquidation of a defaulted mortgage loan results in a realized loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

•	there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of the CPR set forth in the table;

•	the purchase prices of the Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11 Certificates will be approximately 100.000000%, 100.000000%, 100.000000%, 100.000000%, 100.000000%, 100.000000%, 100.000000%, 100.000000%, 97.305300%, 80.320100% and 76.215400%, respectively, of their respective Class Principal Balances;

•	the purchase prices of the Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates will be approximately 100.000000%, 100.000000% and 100.000000%, respectively, of their respective Class Principal Balances;

•	realized losses on liquidation of the mortgage loans occur at a rate of 20% and 40% (as indicated in the table under the column “Loss Severity Percentage”) of the outstanding principal balance of defaulted mortgage loans at the time of default in the month in which the mortgage loans first default; and

•	all scheduled payments on mortgage loans are advanced by the servicer whether or not received from the related mortgagors.

      The rate of distributions in reduction of the Class Principal Balance of any class of Senior Subordinate Certificates will be related to the actual amortization schedule of the related mortgage loans; accordingly, the interest distributions and distributions in reduction of the Class Principal Balances of the Senior Subordinate Certificates may result in yields to maturity that differ from those reflected below.

      The tables below are for illustrative purposes only and this prospectus supplement does not represent that the actual rates of prepayment and liquidation and loss severity experience of the mortgage loans will correspond to any of the assumptions made in this prospectus supplement. No assurance can be given as to the appropriateness of the tables in any particular context, nor as to whether the tables or the assumptions upon which they are based reflect present market conditions or future market performance. It is possible that those mortgage loans that are more likely to default are also less likely to experience prepayments, which means that higher prepayment speeds would not necessarily reduce the expected amount of realized losses. In addition, it is unlikely that liquidations will occur in the month of default and the timing of liquidations may cause the pre-tax yield to maturity of the Senior Subordinate Certificates to differ from those shown below.

      Differences between the assumptions in the tables and the actual characteristics and performance of the mortgage loans will likely result in different yields from those shown in the tables. Because differences between assumed and actual characteristics can affect the performance of the certificates, investors should understand the hypothetical nature of the tables, which give only a general sense of the sensitivity of yields to maturity under varying, but not all, realized loss and prepayment scenarios.

Sensitivity of Pre-Tax Yield to Maturity
of the Senior Subordinate Certificates to
Prepayments and Realized Losses

Class L-B-1 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	5.8%	5.8%	5.8%	N/A
100%	5.8%	5.8%	5.8%	20%
100%	5.8%	5.8%	5.8%	40%
200%	5.8%	5.8%	5.8%	20%
200%	5.8%	5.8%	5.8%	40%

Class L-B-2 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	5.8%	5.8%	5.8%	N/A
100%	5.8%	5.8%	5.8%	20%
100%	5.8%	5.8%	5.8%	40%
200%	5.8%	5.8%	5.8%	20%
200%	5.8%	5.8%	5.8%	40%

Class L-B-3 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	5.9%	5.9%	5.9%	N/A
100%	5.9%	5.9%	5.9%	20%
100%	5.9%	5.9%	5.9%	40%
200%	5.9%	5.9%	5.9%	20%
200%	5.9%	5.9%	5.9%	40%

Class L-B-4 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	6.0%	6.0%	6.0%	N/A
100%	6.0%	6.0%	6.0%	20%
100%	6.0%	6.0%	6.0%	40%
200%	6.0%	6.0%	6.0%	20%
200%	6.0%	6.0%	6.0%	40%

Class L-B-5 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	6.1%	6.1%	6.1%	N/A
100%	6.1%	6.1%	6.1%	20%
100%	6.1%	6.1%	6.1%	40%
200%	6.1%	6.1%	6.1%	20%
200%	6.1%	6.1%	6.1%	40%

Class L-B-6 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	6.1%	6.1%	6.1%	N/A
100%	6.1%	6.1%	6.1%	20%
100%	6.1%	6.1%	6.1%	40%
200%	6.1%	6.1%	6.1%	20%
200%	6.1%	6.1%	6.1%	40%

Class L-B-7 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	6.4%	6.4%	6.4%	N/A
100%	6.4%	6.4%	6.4%	20%
100%	6.4%	6.4%	6.4%	40%
200%	6.4%	6.4%	6.4%	20%
200%	6.4%	6.4%	6.4%	40%

Class L-B-8 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	6.7%	6.8%	6.8%	N/A
100%	6.7%	6.8%	6.8%	20%
100%	6.7%	6.8%	6.8%	40%
200%	6.7%	6.8%	6.8%	20%
200%	6.7%	6.8%	6.8%	40%

Class L-B-9 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	7.5%	7.7%	8.1%	N/A
100%	7.5%	7.7%	8.1%	20%
100%	7.5%	7.7%	8.1%	40%
200%	7.5%	7.7%	8.1%	20%
200%	7.5%	7.7%	8.1%	40%

Class L-B-10 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	10.0%	11.3%	14.0%	N/A
100%	10.0%	11.4%	14.0%	20%
100%	9.9%	11.3%	14.0%	40%
200%	10.0%	11.4%	14.1%	20%
200%	9.9%	11.3%	14.1%	40%

Class L-B-11 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	10.7%	12.4%	15.7%	N/A
100%	10.7%	12.4%	15.8%	20%
100%	10.6%	12.4%	15.7%	40%
200%	10.7%	12.4%	15.8%	20%
200%	10.3%	12.3%	15.8%	40%

      The following table sets forth the amount of realized losses that would be incurred with respect to the Group L-B Certificates in the aggregate under each of the loss scenarios in the eleven preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans in loan group 1 and loan group 2 as of the Cut-Off Date:

Aggregate Realized Losses

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
100%	0.5%	0.3%	0.1%	20%
100%	1.1%	0.7%	0.3%	40%
200%	1.1%	0.7%	0.3%	20%
200%	2.1%	1.4%	0.6%	40%

Sensitivity of Pre-Tax Yield to Maturity
of the Senior Subordinate Certificates to
Prepayments and Realized Losses

Class 3-B-1 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	5.9%	5.9%	5.9%	N/A
100%	5.9%	5.9%	5.9%	20%
100%	5.9%	5.9%	5.9%	40%
200%	5.9%	5.9%	5.9%	20%
200%	5.9%	5.9%	5.9%	40%

Class 3-B-2 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	6.2%	6.2%	6.2%	N/A
100%	6.2%	6.2%	6.2%	20%
100%	6.2%	6.2%	6.2%	40%
200%	6.2%	6.2%	6.2%	20%
200%	6.2%	6.2%	6.2%	40%

Class 3-B-3 Certificates

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
0%	6.9%	7.0%	7.0%	N/A
100%	6.9%	7.0%	7.0%	20%
100%	6.9%	7.0%	7.0%	40%
200%	6.9%	7.0%	7.0%	20%
200%	6.9%	7.0%	7.0%	40%

      The following table sets forth the amount of realized losses that would be incurred with respect to the Group 3-B Certificates in the aggregate under each of the loss scenarios in the three preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans in loan group 3 as of the Cut-Off Date:

Aggregate Realized Losses

Percentage of SDA	10% CPR	20% CPR	40% CPR	Loss Severity Percentage
100%	0.6%	0.4%	0.2%	20%
100%	1.1%	0.7%	0.3%	40%
200%	1.1%	0.7%	0.3%	20%
200%	2.2%	1.4%	0.6%	40%

      The characteristics of the mortgage loans underlying the certificates will not correspond exactly to those assumed in preparing the tables above. The yield to maturity of each class of Senior Subordinate Certificates therefore will differ even if all the related mortgage loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the mortgage loans will prepay at the same percentage of the CPR, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a class of Senior Subordinate Certificates.

Additional Yield Considerations Applicable Solely to the Class R Certificates

      The Class R Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of the Class R Certificates may have tax liabilities with respect to their certificates during the early years of the REMICs' term that substantially exceed any distributions payable during those years. In addition, holders of the Class R Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable on their certificates and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the mortgage pool.

      The Class R Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Class R Certificates on after-tax rates of return on the Class R Certificates. See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CREDIT ENHANCEMENTS

Subordination

      The Class 1A, Class 2A, Class CA-1B, Class CA-1C, Class CX-1, Class CX-2-PPP, Class CX-3 and Class R Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Group L-B Certificates. The Class 3A-1A, Class 3A-1B, Class 3A-1C, Class 3X-1 and Class 3X-2 Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Group 3-B Certificates. No class of Subordinate Certificates will receive distributions of interest or principal on any Distribution Date until the related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before the Distribution Date. See “Description of the Certificates—Priority of Distributions” in this prospectus supplement.

      Losses on mortgage loans in a loan group 1 and loan group 2 will be allocated, in each case, until their Class Principal Balances have been reduced to zero, first, to the Group L-B Junior Subordinate Certificates in reverse numerical order; second, to the Class L-B-11 Certificates; third, to the Class L-B-10 Certificates; fourth, to the Class L-B-9 Certificates; fifth, to the Class L-B-8 Certificates; sixth, to the Class L-B-7 Certificates; seventh, to the Class L-B-6 Certificates; eighth, to the Class L-B-5 Certificates; ninth, to the Class L-B-4 Certificates; tenth, to the Class L-B-3 Certificates; eleventh, to the Class L-B-2 Certificates; twelfth, to the L-B-1 Certificates; and thirteenth, to the classes or components of the related Senior Certificates as described under “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

      Losses on mortgage loans in loan group 3 will be allocated, until their Class Principal Balances have been reduced to zero, first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order; second, to the Class 3-B-3 Certificates; third, to the Class 3-B-2 Certificates; fourth, to the Class 3-B-1 Certificates; and fifth, to the related Senior Certificates as described under “Description of the Certificates—Subordination and Allocation of Losses” in this prospectus supplement.

Shifting of Interests

      The Senior Certificates related to a loan group in the aggregate generally will receive their pro rata share of scheduled principal payments received with respect to the mortgage loans in the related loan group on each Distribution Date. In addition, unless credit enhancement to the related Senior Certificates has reached a specified level and the delinquencies and losses on the related mortgage loans do not exceed specified limits, the Senior Certificates related to a loan group will receive 100% of principal prepayments received with respect to the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first Distribution Date. During the next four years, the related Senior Certificates generally will receive a disproportionately large, but decreasing, share of principal prepayments received with respect to the mortgage loans in the related loan group. This will result in an acceleration of the amortization of the related Senior Certificates, enhancing the likelihood that holders of those Senior Certificates will be paid the full amount of principal to which they are entitled. See the second and third paragraphs of “Description of the Certificates—Distributions of Principal—Principal Prepayments” in this prospectus supplement for important limitations on the accelerated amortization of the Senior Certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, the servicer will cause four REMIC elections to be made with respect to the Trust, exclusive of the prepayment penalties to which the Class X Certificates are entitled. The offered certificates, other than the Class 3-PPP and Class R Certificates (the “REMIC Regular Certificates”), will represent ownership of REMIC regular interests coupled, in the case of the Class A and Class B offered certificates, with rights to receive payments under a cap agreement and, in the case of the Class CX-1, CX-2-PPP and Class 3X-1 Certificates, with the obligation to make payments under a cap agreement, and will generally represent ownership of debt for federal income tax purposes, to the extent of the REMIC regular interest portion thereof. For federal income tax purposes, the Class R Certificates will represent ownership of the residual interests in each of REMIC I, REMIC II, REMIC III and REMIC IV. The Class 3-PPP Certificates and the portion of the Class CX-2-PPP Certificates that represent a right to receive certain prepayment penalties (the “Class CX-2-PPP Component”) will represent stripped interests in the mortgage loans to which they relate and will not represent an interest in any REMIC.

      All interest and original issue discount (“OID”) on the REMIC Regular Certificates will be includable in certificateholders' income using the accrual method of accounting regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the servicer will treat the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates, and may treat the other offered certificates, as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, for federal income tax purposes is 20% CPR, as described in this prospectus supplement under “Yield and Prepayment Considerations.” This prospectus supplement does not represent that the mortgage loans will prepay at any given percentage of the CPR. Holders of the Class A, Class B, Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates should see “Special Tax Considerations Applicable to the Class A and Class B Certificates” and “—Taxation of the Cap Agreement Portion of the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates” in this prospectus supplement.

      In certain circumstances, OID regulations (as described under “Material Federal Income Tax Consequences” in the accompanying prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing OID that differs from that used by the servicer in preparing reports to the certificateholders and the Internal Revenue Service.

      If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders will not be entitled to a deduction for that amount, but will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual periods.

      Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate when the certificateholder acquires it. The use of an assumption that there will be no prepayments might be required in calculating the amount of premium to be amortized in each period. Holders of those classes of certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize any premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

      The REMIC Regular Certificates, to the extent they represent ownership of REMIC regular interests, will generally be treated as “qualifying real property loans” for mutual savings banks and domestic building and loan associations, “loans secured by an interest in real property” for domestic building and loan associations, and “real estate assets” for real estate investment trusts, or REITs, in the same proportion that the REMIC assets would be so treated. In addition, interest on the REMIC Regular Certificates, exclusive of any interest payable to the Class A and Class B Certificates in respect of Carryover Shortfall Amounts, will generally be treated as “interest on obligations secured by mortgages on real property” for REITs in the same proportion that the REMIC income would be so treated. The Trust makes no representation concerning whether the certificates or any portion of any certificate will be treated as a “qualified mortgage loan” for purposes of including such certificate or portion thereof in a transaction with respect to which an election to be treated as a REMIC might be made. Because of their obligation to make payments of Carryover Shortfall Amounts, the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates may also prevent an entity holding them from qualifying to be treated as a REMIC. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

Special Tax Considerations Applicable to the Class A and Class B Certificates

      Each holder of a Class A or Class B Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments required to be made in reduction of Carryover Shortfall Amounts that reduce the entitlement of the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates, as applicable, to payments of interest (the “Class X Cap Amount”). The treatment of amounts received by the holder of a Class A and Class B Certificate under such certificateholder's right to receive the related Class X Cap Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A and Class B Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive the related Class X Cap Amount in accordance with the relative fair market values of each property right. The Trust intends to treat payments made to the holders of the Class A and Class B Certificates with respect to the related Class X Cap Amount as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. Under the REMIC regulations, the Trust is required to account for the REMIC regular interest and the right to receive the related Class X Cap Amount as discrete property rights. It is possible that the right to receive the related Class X Cap Amount could be treated as partnerships among (i) the holders of the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Group L-B Certificates, on the one hand, and the Class CX-1 and Class CX-2-PPP Certificates, on the other hand, and (ii) the holders of the Class 3A-1A, Class 3A-1B, Class 3A-1C and Group 3-B Certificates, on the one hand, and the Class 3X-1 Certificates, on the other hand, in which case holders of the Class A and Class B Certificates would be subject to potentially different timing of income and foreign holders of the REMIC Regular Certificates could be subject to withholding in respect of any payments of the related Class X Cap Amount. Holders of the Class A and Class B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A and Class B Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. If the Trust's treatment of the related Class X Cap Amount is respected, ownership of the rights to the related Class X Cap Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the related Class X Cap Amount under the notional principal contract regulations.

      In the event that the right to receive the related Class X Cap Amount is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a Class A or Class B Certificate, the amount of the sale allocated to the selling certificateholder's right to receive the related Class X Cap Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A holder of a Class A or Class B Certificate would have gain or loss from such a termination of the right to receive the related Class X Cap Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive the related Class X Cap Amount.

      Gain or loss realized upon the termination of the right to receive the related Class X Cap Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

Taxation of the Cap Agreement Portion of the Class CX-1, Class CX-2-PPP and Class 3X-1 Certificates

      Any portion of a purchaser's investment in a Class CX-1, Class CX-2-PPP or Class 3X-1 Certificate treated by such purchaser as representing the obligation to make payments under a cap agreement would be treated as an interest in a notional principal contract. To the extent that the obligation of the holder of the Class CX-1, Class CX-2-PPP or Class 3X-1 Certificate under the cap agreement had a negative value at the time of purchase, the holder of such Class X Certificate would be treated as having paid an amount equal its purchase price for such Class X Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement for the REMIC regular interest represented by such Class X Certificate and to have received a payment equal to such positive amount as a premium for its obligation under the cap agreement. The holders of the Class CX-1, Class CX-2-PPP or Class 3X-1 Certificates will be required to accrue interest payable from the REMICs included in the Trust in amounts equal to the Class CX-1 Accrued Interest, Class CX-2-PPP Accrued Interest and Class 3X-1 Accrued Interest, respectively, without reduction by any payments made to other Certificates in respect of Carryover Shortfall Amounts. The holders of (i) the Class CX-1 and Class CX-2-PPP Certificates will then be treated as having a payment obligation under a cap agreement for that period in an amount equal to their respective obligation to pay Carryover Shortfall Amounts to the Class 1A, Class 2A, Class CA-1B, Class CA-1C and Group L-B Certificates and (ii) the Class 3X-1 Certificates will then be treated as having a payment obligation under a cap agreement for that period in an amount equal to their respective obligation to pay Carryover Shortfall Amounts to the Class 3A-1A, Class 3A-1B, Class 3A-1C and Group 3-B Certificates. The Swap Regulations specify rules for accounting for income from and deduction of payments made under obligations such as the cap agreement. Under the Swap Regulations, deductions in respect of the obligation to make payments under a cap agreement would be taken into account for the taxable period to which they relate, which generally would approximate accrual basis accounting regardless of an investor's usual method of tax accounting. Such deductions would be ordinary deductions. The Swap Regulations further provide that an investor in certificate would take into income any premium received for the obligation to make payments under a cap agreement over the term of that obligation, generally by allocating it to each period in accordance with the prices of a series of cash-settled option agreements that reflect the specified index and notional amount expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the “level payment method,” under which the premium allocable to the obligation to make payments under a cap agreement would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such premium. There is no explicit authority with respect to the character of such amortization inclusions, although they are generally regarded as ordinary items. Payments made by the Trust to certificateholders in respect of the cap agreement and allocable to investors in the related Class X Certificates that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed on miscellaneous itemized deductions under the Internal Revenue Code.

      Holders of the Class X Certificates should be aware that the effect of allocating to the REMIC regular interest portion of their certificate a purchase price in excess of their purchase price for the entire certificate would be to decrease the amount of OID associated with their certificate. It is expected that an investor's amortization of any portion of the premium they are deemed to have received for the obligation to make payments under a cap agreement would offset such reduction in OID, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an inclusion in ordinary income, each as discussed above. Although dependent upon the applicable discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing the premium allocable to the obligation to make payments under a cap agreement under the level payment method described above.

      On disposing of a Class X Certificate, a holder will recognize gain or loss with respect to the related REMIC regular interest, and separately will be deemed to have made a payment to be relieved of the obligation to make payments under a cap agreement. The gain or loss with respect to the REMIC regular interest will be the excess of the amount deemed realized in respect thereof over its adjusted basis; the amount realized will be the sale price for the Class X Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement at the time of disposition. Such gain or loss generally will be capital gain or loss, the term of which will be based on the period such holder held the certificate. The deemed payment to be relieved of the cap agreement obligation will equal a positive amount corresponding to the negative value of the cap agreement obligation. There is limited authority on the treatment of any such payment, or on the treatment of any unamortized premium received by the holder in connection with undertaking the cap agreement obligation upon acquiring a Class CX-1, Class CX-2-PPP or Class 3X-1 Certificate, although such items likely would be current items of income and deduction at the time of the disposition. Although it is expected that such payment would give rise to an ordinary deduction, the Internal Revenue Service could contend that it represents a capital loss. Likewise, although it is expected that the unamortized premium would be treated as ordinary income, it is possible that it could constitute capital gain. As a result, prospective investors are cautioned to consult their own advisors on the appropriate character of such income and deduction. Further, to the extent that the deemed payment constitutes an item of ordinary deduction, it may be subject to the limitations on deductibility imposed on miscellaneous itemized deductions for individuals under the Internal Revenue Code as discussed above.

Taxation of the Class 3-PPP Certificates and the Class CX-2-PPP Component Portion of the Class CX-2-PPP Certificates

      Although there is no authority addressing the taxation of securities like the Class 3-PPP Certificates and the Class CX-2-PPP Component, the stripped coupon rules of Section 1286 of the Code should apply to the Class 3-PPP Certificates and the Class CX-2-PPP Component. No applicable regulations under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Class 3-PPP Certificates and the Class CX-2-PPP Component. Accordingly, it is suggested that holders of Class 3-PPP Certificates and the Class CX-2-PPP Component consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” herein.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Class 3-PPP Certificates and the Class CX-2-PPP Component based on a constant yield method. In effect, each holder of the Class 3-PPP Certificates and the Class CX-2-PPP Component would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Class 3-PPP Certificates or the Class CX-2-PPP Component at the beginning of that month and the yield of the Class 3-PPP Certificates or the Class CX-2-PPP Component to the holder. The yield would be calculated based on the price paid for that Class 3-PPP Certificates or the Class CX-2-PPP Component by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans.

      Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. Those provisions should apply to the Class 3-PPP Certificates and the Class CX-2-PPP Component. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Class 3-PPP Certificates or the Class CX-2-PPP Component or, with respect to any subsequent holder, at the time of purchase of the Class 3-PPP Certificates or the Class CX-2-PPP Component by that holder.

      It currently is intended to base information returns or reports to the IRS and certificateholders on 20% of the CPR, as described under “Yield and Prepayment Considerations” in this prospectus supplement and on a constant yield computed using a representative initial offering price for the certificates. However, no representation is made that the mortgage loans will in fact prepay at a rate conforming to 20% of the CPR or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Class 3-PPP Certificates and the Class CX-2-PPP Component should consult their own tax advisors regarding the use of the prepayment assumption.

      As the effect of prepayments is taken into account in computing yield with respect to the Class 3-PPP Certificates and the Class CX-2-PPP Component, it appears that no loss may be available as a result of slower than expected prepayments until such time as the prepayment of all remaining loans bearing prepayment penalties would not produce sufficient payments to the Class 3-PPP Certificates or the Class CX-2-PPP Component to cover their remaining basis.

      POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. As payments on the Class 3-PPP Certificates and the Class CX-2-PPP Component will not occur if the mortgage loans to which prepayment penalties apply do not prepay during the period where prepayment penalties apply, the Class 3-PPP Certificates and the Class CX-2-PPP Component could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated in 1996 regarding contingent payment debt instruments, the “Contingent Payment Regulations,” but it appears that the Class 3-PPP Certificates and the Class CX-2-PPP Component, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Class 3-PPP Certificates and the Class CX-2-PPP Component, that are subject to the stripped bond rules of Section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Class 3-PPP Certificates and the Class CX-2-PPP Component.

      SALES OF CLASS 3-PPP CERTIFICATES AND THE CLASS CX-2-PPP COMPONENT. Any gain or loss (equal to the difference between the amount realized and adjusted basis) recognized on the sale or exchange of a Class 3-PPP Certificate and a Class CX-2-PPP Component by an investor who holds the Class 3-PPP Certificates or the Class CX-2-PPP Component as a capital asset will be capital gain or loss, except in the case of banks and other financial institutions, as provided under Section 582(c) of the Code, and subject to any application of the Contingent Payment Regulations. The adjusted basis of a Class 3-PPP Certificate or a Class CX-2-PPP Component generally will equal its cost, increased by any income reported by the seller, including original issue discount, and reduced, but not below zero, by any previously reported losses and any distributions with respect to the Class 3-PPP Certificates or the Class CX-2-PPP Component.

      Gain or loss from the sale of a Class 3-PPP Certificate or a Class CX-2-PPP Component may be partially or wholly ordinary and not capital in some circumstances. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code will be treated as ordinary income. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Class 3-PPP Certificates or the Class CX-2-PPP Component is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Additionally, to the extent a Class 3-PPP Certificate or a Class CX-2-PPP Component were subject to the Contingent Payment Regulations, gain or loss could be ordinary, in whole or in part. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      BACKUP WITHHOLDING. In general, the rules described in “Material Federal Income Tax Consequences—Matter Relevant to Holders of All REMIC Certificates—Backup Withholding with Respect to REMIC Certificates” in the prospectus will also apply to the Class CX-2-PPP Component and the Class 3-PPP Certificates.

      FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in “Material Federal Income Tax Consequences—Matter Relevant to Holders of All REMIC Certificates—Foreign Investors in REMIC Certificates” in the prospectus applies to the Class CX-2-PPP Component and the Class 3-PPP Certificates except that the Class CX-2-PPP Component and the Class 3-PPP Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property. Further, should a Class CX-2-PPP Component or a Class 3-PPP Certificate be subject to the Contingent Payment Regulations, gain treated as interest would be exempt from withholding only to the extent actual interest or OID would be exempt.

Special Tax Considerations Applicable to the Residual Certificates

      The Internal Revenue Service has issued regulations under the provisions of the Internal Revenue Code related to REMICs that significantly affect holders of the Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC regulations contain restrictions that apply to the transfer of “noneconomic” residual interests to U.S. Persons. Pursuant to the pooling agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

      The REMIC Regulations provide that a transfer to a U.S. Person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on those residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the pooling agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. The Internal Revenue Service has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that the transferee represent that it will not cause the income to be “attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus.

      The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMICs' terms that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs'

earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

      As discussed above, the rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the Internal Revenue Service in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

      Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

      For further information regarding the federal income tax consequences of investing in the Residual Certificates, see “Yield and Prepayment Considerations—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this prospectus supplement and “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the accompanying prospectus.

      An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMICs in computing that certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing that certificateholder's alternative minimum tax liability. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the accompanying prospectus.

      The servicer will be designated as the “tax matters persons” for the Trust as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

      The Internal Revenue Service has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

      For further information regarding the federal income tax consequences of investing in the certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

CERTAIN LEGAL INVESTMENT ASPECTS

      For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, the offered certificates, other than the Class 3-PPP, Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class 3-B-2 and Class 3-B-3 Certificates, will constitute “mortgage related securities” when they are issued. These mortgage related securities, or SMMEA Certificates, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of such entities in “mortgage related securities,” the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

      Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

ERISA CONSIDERATIONS

      ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account. Plans, insurance companies or other persons investing Plan Assets (see “ERISA Considerations—Plan Asset Regulation” in the accompanying prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The Underwriter's Exemption or the WCC Exemption, as described under “ERISA Considerations—Underwriter's and WCC Exemption” in the accompanying prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan Assets to be used to purchase, the offered certificates other than the Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3-PPP, Class 3-B-1, Class 3-B-2, Class 3-B-3 and Residual Certificates. However, both the Underwriter's Exemption and the WCC Exemption contain several conditions, including the requirement that an affected Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, in order to assure the inapplicability of certain restrictions imposed by Section 406(b)(1) and (2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the initial issuance of the certificates, each Plan or person using Plan Assets of any Plan that acquires offered certificates from the underwriter named in this prospectus supplement or from Washington Mutual Bank or any of its affiliates will be deemed to represent and warrant that (i) no person who has discretionary authority or renders investment advice with respect to such acquisition of such offered certificates (and no affiliate of such person) is a mortgagor with respect to more than 5% of the mortgage loans, (ii) such Plan's investment in any class of offered certificates does not and will not exceed 25% of all of the offered certificates of that class at the time such investment is made, and (iii) immediately after such investment is made, no more than 25% of the assets of such Plan is invested in securities representing an interest in a trust or other issuer containing assets sold or serviced by the same entity (provided that an entity will not be considered to service assets contained in a trust or other issuer if it is merely a subservicer with respect to such trust or issuer).

      The Underwriter's Exemption, the WCC Exemption or any similar exemption that might be available, will likely not apply to the purchase, sale or holding of the Class 3-PPP or Residual Certificates. The trustee will not register transfers of Class 3-PPP or the Residual Certificates to a Plan, a trustee or other person acting on behalf of any Plan or any other person using Plan Assets to purchase the Class 3-PPP or Residual Certificates without first receiving an opinion of counsel. The opinion of counsel delivered by a transferee of a Class 3-PPP or Residual Certificate must:

•	be satisfactory to the depositor and the trustee;

•	not be at the expense of the depositor, the Trust, the trustee, the Delaware trustee or the servicer; and

•	conclude that the purchase of the certificates by or on behalf of the Plan:

•	is permissible under applicable law;

•	will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the Trust, the trustee, the Delaware trustee or the servicer to any obligation in addition to those undertaken in the pooling agreement.

      Additionally, the Underwriter's Exemption, the WCC Exemption or any similar exemption that might be available, will likely not apply to the purchase, sale or holding of the Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates. Therefore, unless a transferee of a Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3-B-1, Class 3-B-2 or Class 3-B-3 Certificate delivers an opinion of counsel (as described below), any transferee of a Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3-B-1, Class 3-B-2 or Class 3-B-3 Certificate will be deemed to have represented by virtue of its purchase or holding of such Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3-B-1, Class 3-B-2 or Class 3-B-3 Certificate (or interest therein) that such transferee is (i) not a Plan nor a person using Plan Assets of any Plan to effect such purchase or holding or (ii) is an insurance company and the source of funds to be used by it to purchase any such Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3-B-1, Class 3-B-2 or Class 3-B-3 Certificates is an “insurance company general account” (within the meaning of PTCE 95-60), and the purchase and holding of such certificates are eligible for the exemptive relief afforded under Sections I and III of PTCE 95-60. The opinion of counsel delivered by a transferee of a Class 3A-1B, Class 3A-1C, Class 3X-1, Class 3-B-1, Class 3-B-2 or Class 3-B-3 Certificate must:

•	be satisfactory to the depositor and the trustee;

•	not be at the expense of the depositor, the Trust, the trustee, the Delaware trustee or the servicer; and

•	conclude that the purchase of the certificates by or on behalf of the Plan:

•	is permissible under applicable law;

•	will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the Trust, the trustee, the Delaware trustee or the servicer to any obligation in addition to those undertaken in the pooling agreement.

      Pursuant to the Underwriter's Exemption or the WCC Exemption, Plans may purchase and hold the Group L-B Senior Subordinate Certificates if they are rated “BBB–” or better at the time of purchase. See “ERISA Considerations—Underwriter's and WCC Exemption” in the accompanying prospectus. A Plan, or other purchaser acting on its behalf or with Plan Assets, that purchases the Group L-B Senior Subordinate Certificates will be deemed to have represented that:

•	the rating condition was satisfied at the time of purchase; or

•	the following conditions are satisfied:

•	it is an insurance company;

•	the source of funds used to acquire or hold the certificates is an “insurance company general account” as that term is defined in PTCE 95-60; and

•	the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      The pooling agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan Assets, will:

•	indemnify and hold harmless the depositor, the trustee, the Delaware trustee, the servicer, the underwriter and the Trust from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

•	be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

      Any fiduciary or other investor of Plan Assets that proposes to own the offered certificates on behalf of or with Plan Assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the Underwriter's Exemption or the WCC Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the accompanying prospectus.

      This prospectus supplement makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

      The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the offered certificates other than the 0.01% percentage interest of the Class R Certificates that Washington Mutual Bank will purchase. An underwriting agreement between the depositor and the underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the offered certificates, before deducting expenses estimated to be $553,000, will be approximately 103.30% of the initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to the depositor and the proceeds from the sale of the offered certificates realized by the underwriter will constitute underwriting discounts and commissions.

      WaMu Capital Corp., the underwriter, is a wholly owned subsidiary of Washington Mutual Bank and an affiliate of the depositor.

      The depositor has agreed to indemnify the underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, that are based on a claim that the prospectus, this prospectus supplement or the related registration statement, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the depositor by the underwriter).

LEGAL MATTERS

      The depositor's and the underwriter's counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and the depositor's Delaware counsel, Richards, Layton & Finger, P.A., Wilmington, Delaware, will deliver legal opinions required by the underwriting agreement.

CERTIFICATE RATINGS

      It is a condition to the issuance of the offered certificates that they receive the ratings from S&P and Moody's indicated:

Rating Agency
Class	S&P	Moody's
1A	AAA	Aaa
2A	AAA	Aaa
3A-1A	AAA	Aaa
3A-1B	AAA	Aaa
3A-1C	AAA	Aaa
CA-1B	AAA	Aaa
CA-1C	AAA	Aaa
CX-1	AAA	Aaa
CX-2-PPP	AAA	Aaa
CX-3	AAA	Aaa
3X-1	AAA	Aaa
3X-2	AAA	Aaa
L-B-1	AA+	Aa1
L-B-2	AA	Aa1
L-B-3	AA–	Aa1
L-B-4	A+	Aa1
L-B-5	A	Aa2
L-B-6	A–	Aa2
L-B-7	BBB+	Aa3
L-B-8	BBB	A1
L-B-9	BBB–	A2
L-B-10	BB+	Baa1
L-B-11	BB	Baa2
3-B-1	AA	Aa1
3-B-2	A	A1
3-B-3	BBB	Baa2
R	AAA	Aaa
Class 3-PPP	AAA	Aaa

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The rating assigned to each class of offered certificates by each rating agency is based on that rating agency's independent evaluation of that class of certificates. The rating assigned to a class of offered certificates by one rating agency may not correspond to any rating assigned to that class by any other rating agency.

      The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. The ratings assigned to the Class A and Class B Certificates do not address any payments of Carryover Shortfall Amounts. Additionally, the ratings assigned to the Class X Certificates do not address whether investors will recover their initial investment. The ratings assigned to the Class CX-2-PPP and Class 3-PPP Certificates do not address any assessment of the likelihood or frequency of prepayments on the related mortgage loans or the likelihood of receipt of prepayment penalty payments. The ratings on the Class R Certificates address only the return of the Class R Principal Balance and interest on that balance at the stated rate. The ratings assigned to the Class 3-PPP Certificates address only the return of the Class 3-PPP Principal Balance.

      The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See “Risk Factors” and “Yield and Prepayment Considerations” in this prospectus supplement.

      The depositor has not requested a rating on the offered certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P or Moody's.

APPENDIX A†

Percent of Initial Class Principal Balance Outstanding
At Various Percentages of the Constant Prepayment Rate

	Class 1A					Class 2A					Class 3A-1A, Class 3A-1B and Class 3A-1C					Class CA-1B and Class CA-1C
Distribution Date	10%	15%	20%	30%	40%	10%	15%	20%	30%	40%	10%	15%	20%	30%	40%	10%	15%	20%	30%	40%
Initial Percentages	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
September 25, 2007	93	87	81	69	57	93	87	81	69	57	92	86	80	68	56	93	87	81	69	57
September 25, 2008	86	75	65	47	32	86	76	65	47	32	84	73	63	45	31	86	76	65	47	32
September 25, 2009	78	64	51	31	18	78	64	51	31	18	77	62	50	30	17	78	64	51	31	18
September 25, 2010	69	52	39	22	11	69	52	39	22	11	70	52	39	22	10	69	52	39	22	11
September 25, 2011	60	42	31	15	6	60	42	31	15	6	62	43	32	15	6	60	42	31	15	6
September 25, 2012	52	35	24	10	4	52	35	24	10	4	54	36	25	11	4	52	35	24	10	4
September 25, 2013	45	29	19	7	2	45	29	19	7	2	46	30	20	7	2	45	29	19	7	2
September 25, 2014	39	25	15	5	1	39	25	15	5	1	40	25	16	5	1	39	25	15	5	1
September 25, 2015	35	21	12	3	1	34	21	12	3	1	35	21	12	3	1	35	21	12	3	1
September 25, 2016	31	17	9	2	*	30	17	9	2	*	31	18	10	2	*	31	17	9	2	*
September 25, 2017	27	14	7	2	*	27	14	7	2	*	28	15	8	2	*	27	14	7	2	*
September 25, 2018	24	12	6	1	*	24	12	6	1	*	24	12	6	1	*	24	12	6	1	*
September 25, 2019	21	10	4	1	*	21	10	4	1	*	21	10	5	1	*	21	10	4	1	*
September 25, 2020	18	8	3	1	*	18	8	3	1	*	19	8	4	1	*	18	8	3	1	*
September 25, 2021	16	7	3	*	*	16	7	3	*	*	16	7	3	*	*	16	7	3	*	*
September 25, 2022	14	6	2	*	*	14	6	2	*	*	14	6	2	*	*	14	6	2	*	*
September 25, 2023	12	5	2	*	*	12	5	2	*	*	12	5	2	*	*	12	5	2	*	*
September 25, 2024	10	4	1	*	*	10	4	1	*	*	11	4	1	*	*	10	4	1	*	*
September 25, 2025	9	3	1	*	*	9	3	1	*	*	9	3	1	*	*	9	3	1	*	*
September 25, 2026	8	2	1	*	*	8	2	1	*	*	8	2	1	*	*	8	2	1	*	*
September 25, 2027	6	2	1	*	*	6	2	1	*	*	7	2	1	*	*	6	2	1	*	*
September 25, 2028	5	2	*	*	*	5	2	*	*	*	6	2	*	*	*	5	2	*	*	*
September 25, 2029	4	1	*	*	*	4	1	*	*	*	5	1	*	*	*	4	1	*	*	*
September 25, 2030	4	1	*	*	*	4	1	*	*	*	4	1	*	*	*	4	1	*	*	*
September 25, 2031	3	1	*	*	*	3	1	*	*	*	3	1	*	*	*	3	1	*	*	*
September 25, 2032	2	*	*	*	*	2	*	*	*	*	2	1	*	*	*	2	*	*	*	*
September 25, 2033	2	*	*	*	*	2	*	*	*	*	2	*	*	*	*	2	*	*	*	*
September 25, 2034	1	*	*	*	*	1	*	*	*	*	1	*	*	*	*	1	*	*	*	*
September 25, 2035	1	*	*	*	*	1	*	*	*	*	1	*	*	*	*	1	*	*	*	*
September 25, 2036	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
September 25, 2037	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
September 25, 2038	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
September 25, 2039	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
September 25, 2040	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
September 25, 2041	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
September 25, 2042	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
September 25, 2043	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
September 25, 2044	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	0
September 25, 2045	*	*	*	*	0	*	*	*	*	0	*	*	*	*	0	*	*	*	*	0
September 25, 2046	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	8.28	5.77	4.31	2.68	1.82	8.27	5.77	4.30	2.68	1.82	8.37	5.79	4.31	2.65	1.79	8.28	5.77	4.30	2.68	1.82
Weighted Average Life to the Clean-Up Call Option Date (in years)(1)(2)	7.90	5.38	3.98	2.46	1.69	7.89	5.38	3.98	2.46	1.69	7.98	5.41	3.98	2.44	1.65	7.89	5.38	3.98	2.46	1.69

†	The following tables have been prepared based on the assumptions described in this prospectus supplement under “Yield and Prepayment Considerations” (including the assumptions regarding the characteristics and performance of the mortgage loans which differ or may differ from their actual characteristics and performance) and should be read in conjunction with that section.

*	Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1)	The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)	The weighted average lives to the Clean-Up Call Option Date have been prepared based on an additional assumption that the Class 1A, Class 2A, Class 3A-1A, Class 3A-1B, Class 3A-1C, Class CA-1B, Class CA-1C, Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates are sold immediately on the Clean-Up Call Option Date.

Percent of Initial Class Principal Balance Outstanding
At Various Percentages of the Constant Prepayment Rate

	Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10 and Class L-B-11					Class 3-B-1, Class 3-B-2 and Class 3-B-3
Distribution Date	10%	15%	20%	30%	40%	10%	15%	20%	30%	40%
Initial Percentages	100	100	100	100	100	100	100	100	100	100
September 25, 2007	100	100	100	100	100	100	100	100	100	100
September 25, 2008	100	100	100	100	89	100	100	100	100	89
September 25, 2009	100	100	100	88	70	100	100	100	87	70
September 25, 2010	99	99	92	61	42	100	100	92	63	43
September 25, 2011	98	98	73	42	25	100	100	74	44	26
September 25, 2012	97	82	57	29	15	98	85	59	31	15
September 25, 2013	95	69	45	20	9	97	71	46	21	9
September 25, 2014	91	58	36	14	5	94	60	37	15	5
September 25, 2015	80	48	28	10	3	83	50	29	10	3
September 25, 2016	71	40	22	7	2	74	42	23	7	2
September 25, 2017	63	34	17	5	1	65	35	18	5	1
September 25, 2018	55	28	14	3	1	57	29	14	3	1
September 25, 2019	48	23	11	2	*	51	24	11	2	*
September 25, 2020	42	19	8	1	*	44	20	8	2	*
September 25, 2021	37	16	6	1	*	39	16	7	1	*
September 25, 2022	32	13	5	1	*	34	14	5	1	*
September 25, 2023	28	11	4	*	*	29	11	4	*	*
September 25, 2024	24	9	3	*	*	25	9	3	*	*
September 25, 2025	21	7	2	*	*	22	7	2	*	*
September 25, 2026	18	6	2	*	*	19	6	2	*	*
September 25, 2027	15	4	1	*	*	16	5	1	*	*
September 25, 2028	12	4	1	*	*	13	4	1	*	*
September 25, 2029	10	3	1	*	*	11	3	1	*	*
September 25, 2030	8	2	*	*	*	9	2	1	*	*
September 25, 2031	7	2	*	*	*	7	2	*	*	*
September 25, 2032	5	1	*	*	*	5	1	*	*	*
September 25, 2033	4	1	*	*	*	4	1	*	*	*
September 25, 2034	2	1	*	*	*	3	1	*	*	*
September 25, 2035	1	*	*	*	*	2	*	*	*	*
September 25, 2036	1	*	*	*	*	1	*	*	*	*
September 25, 2037	*	*	*	*	*	1	*	*	*	*
September 25, 2038	*	*	*	*	*	1	*	*	*	*
September 25, 2039	*	*	*	*	*	1	*	*	*	*
September 25, 2040	*	*	*	*	*	*	*	*	*	*
September 25, 2041	*	*	*	*	*	*	*	*	*	*
September 25, 2042	*	*	*	*	*	*	*	*	*	*
September 25, 2043	*	*	*	*	*	*	*	*	*	*
September 25, 2044	*	*	*	*	0	*	*	*	*	0
September 25, 2045	*	*	*	*	0	*	*	*	*	0
September 25, 2046	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	14.19	10.27	7.83	5.38	4.14	14.58	10.49	7.91	5.44	4.18
Weighted Average Life to the Clean-Up Call Option Date (in years)(1)(2)	13.30	9.36	7.06	4.78	3.61	13.67	9.58	7.15	4.83	3.63

*	Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1)	The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

(2)	The weighted average lives to the Clean-Up Call Option Date have been prepared based on an additional assumption that the Class 1A, Class 2A, Class 3A-1A, Class 3A-1B, Class 3A-1C, Class CA-1B, Class CA-1C, Class L-B-1, Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class L-B-7, Class L-B-8, Class L-B-9, Class L-B-10, Class L-B-11, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates are sold immediately on the Clean-Up Call Option Date.

APPENDIX B

LOAN GROUP 1

Mortgage Interest Rates of the Group 1 Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

1.000	52	$14,200,832.84	4.72%
1.250	6	1,505,165.30	0.50
1.500	14	4,237,600.00	1.41
1.750	4	1,159,598.32	0.39
2.000	22	4,563,219.77	1.52
2.250	2	326,440.88	0.11
2.750	3	541,436.12	0.18
3.000	3	606,750.00	0.20
3.250	9	1,893,732.04	0.63
3.500	2	448,581.54	0.15
3.750	3	838,087.14	0.28
4.250	3	440,293.76	0.15
4.750	1	215,454.62	0.07
5.000	2	361,627.06	0.12
5.500	1	347,512.10	0.12
6.250	1	147,112.69	0.05
6.563	1	160,959.39	0.05
6.625	1	391,137.13	0.13
6.875	1	104,696.08	0.03
7.000	1	49,701.52	0.02
7.063	11	3,217,625.05	1.07
7.125	7	2,014,411.89	0.67
7.250	17	4,517,663.09	1.50
7.313	12	3,364,567.81	1.12
7.375	19	5,710,520.66	1.90
7.500	42	11,371,442.98	3.78
7.563	21	5,191,777.30	1.73
7.625	39	11,590,239.88	3.85
7.688	2	364,352.24	0.12
7.750	66	18,120,694.82	6.02
7.782	1	284,000.00	0.09
7.813	10	2,449,613.81	0.81
7.832	2	641,600.00	0.21
7.875	45	12,878,555.05	4.28
7.938	2	282,257.22	0.09

Mortgage Interest Rates of the Group 1 Loans—(Continued)
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

8.000	105	$27,801,795.70	9.24%
8.032	1	185,000.00	0.06
8.063	30	8,847,437.38	2.94
8.082	1	344,000.00	0.11
8.125	103	28,360,490.63	9.43
8.163	3	866,200.00	0.29
8.232	1	385,600.00	0.13
8.250	74	21,514,923.53	7.15
8.282	4	1,178,400.00	0.39
8.363	1	304,000.00	0.10
8.375	135	41,530,957.45	13.81
8.413	3	940,000.00	0.31
8.482	2	584,000.00	0.19
8.500	15	3,589,228.27	1.19
8.532	1	403,200.00	0.13
8.613	5	1,389,000.00	0.46
8.625	41	10,282,974.33	3.42
8.732	9	3,005,920.00	1.00
8.750	17	3,860,721.49	1.28
8.863	5	1,571,600.00	0.52
8.875	33	7,904,421.28	2.63
8.983	1	284,000.00	0.09
9.000	13	3,218,260.75	1.07
9.080	1	349,010.64	0.12
9.113	1	440,000.00	0.15
9.125	24	6,895,833.77	2.29
9.250	7	1,759,160.68	0.58
9.375	8	2,397,974.76	0.80
9.500	6	2,072,430.65	0.69
9.625	5	1,680,818.71	0.56
9.750	3	1,039,875.95	0.35
9.875	3	863,627.71	0.29
9.950	1	394,330.39	0.13

Total	1,090	$300,784,454.17	100.00%

LOAN GROUP 1

Pass-Through Rates of the Group 1 Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)	Weighted Average Scheduled Remaining Term (In Months)

0.000	$14,035,323.78	1.207	367
0.025	239,532.61	2.250	359
0.050	133,000.00	1.500	360
0.100	486,521.67	2.000	359
0.150	109,633.05	2.750	478
0.225	247,995.66	2.000	359
0.340	218,000.00	1.250	360
0.390	694,400.00	1.000	360
0.475	212,000.00	3.000	360
0.525	277,003.07	2.750	359
0.565	404,000.00	1.000	360
0.625	2,759,667.01	1.000	360
0.800	78,750.00	3.000	360
0.875	757,500.00	1.250	396
0.975	339,487.91	3.750	359
1.065	1,690,200.00	1.500	360
1.075	174,462.75	3.250	359
1.100	1,087,559.37	3.250	359
1.125	1,844,400.00	1.500	360
1.375	759,598.32	1.750	360
1.415	79,837.64	2.000	359
1.440	66,850.00	2.000	480
1.475	228,373.99	3.250	359
1.565	239,250.00	2.000	360
1.600	107,323.30	3.250	359
1.625	1,249,872.15	2.000	359
1.700	296,012.63	3.250	359
1.875	86,908.27	2.250	358
2.100	109,848.44	4.250	359
2.200	167,456.48	4.250	358
2.375	154,800.00	2.750	360
2.565	316,000.00	3.000	360
3.125	448,581.54	3.500	358
3.375	498,599.23	3.750	478
3.565	215,454.62	4.750	358
3.875	162,988.84	4.250	358
4.625	361,627.06	5.000	358
5.125	347,512.10	5.500	358
5.532	2,050,600.00	8.239	384
5.625	5,148,995.23	7.990	365
5.637	225,143.02	7.625	358
5.650	1,991,461.39	7.678	395
5.662	321,137.26	8.125	358
5.663	4,141,616.40	7.878	358
5.675	2,353,540.15	7.809	367
5.700	5,806,822.12	7.886	363
5.704	600,964.45	7.875	359
5.705	543,042.28	8.125	358
5.713	392,269.58	7.750	358
5.722	232,972.16	7.750	358
5.725	11,182,538.76	8.165	384
5.732	358,301.96	7.875	358
5.739	325,206.58	7.625	358
5.750	7,515,982.23	8.253	365
5.757	389,990.70	7.500	358
5.763	4,469,599.41	7.378	358
5.770	344,177.84	8.000	359
5.775	10,811,184.48	8.559	364
5.793	921,075.23	8.250	359
5.800	18,631,477.86	7.806	373
5.825	1,262,558.16	8.420	359

Pass-Through Rates of the Group 1 Loans—(Continued)
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

5.875	$147,112.69	6.250		358
6.250	391,137.13	6.625		359
6.425	129,537.97	7.875		347
6.430	349,010.64	9.080		356
6.475	84,708.43	8.125		479
6.500	104,696.08	6.875		356
6.688	2,423,534.51	7.063		358
6.750	1,768,557.56	7.125		369
6.875	2,390,139.94	7.250		358
6.938	1,351,912.63	7.313		357
7.000	2,684,035.39	7.375		358
7.125	7,618,098.84	7.500		374
7.188	2,876,679.38	7.563		359
7.250	6,784,125.34	7.625		384
7.305	373,965.31	8.250		357
7.315	203,079.07	8.500		357
7.375	9,994,637.58	7.750		388
7.395	351,300.21	8.750		358
7.430	203,015.54	8.375		357
7.435	149,867.10	8.750		356
7.438	1,324,410.49	7.813		358
7.457	641,600.00	7.832		433
7.500	5,928,478.45	7.875		366
7.555	251,743.70	8.500		358
7.572	4,319,520.00	8.602		379
7.573	284,000.00	8.983		480
7.615	201,318.48	8.750		477
7.625	14,750,540.54	8.015		372
7.660	137,786.67	8.875		358
7.665	12,057,122.98	8.434		363
7.675	259,942.00	9.000		355
7.680	160,539.91	8.625		357
7.688	8,847,437.38	8.063		359
7.690	16,241,152.01	8.512		377
7.702	139,146.13	8.125		358
7.703	3,954,200.00	8.736		386
7.710	6,311,459.88	8.250		359
7.715	11,652,618.66	8.615		395
7.735	2,051,970.02	8.176		368
7.740	8,673,493.12	8.583		359
7.750	5,416,148.92	8.151		388
7.752	122,541.40	8.250		358
7.765	37,895,249.39	8.501		362
7.805	173,893.15	8.750		358
7.860	189,274.10	8.875		356
7.875	1,153,343.11	8.250		476
7.925	261,591.68	9.000		358
7.930	2,578,905.05	8.875		358
7.985	165,113.61	9.000		478
8.000	1,106,999.59	8.375		400
8.110	377,902.56	9.125		477
8.125	568,084.58	8.500		356
8.375	208,665.25	8.750		477
8.440	292,121.28	9.375		358

Total	$300,784,454.17	7.481	*	371	*

* Represents a weighted average of all the group 1 loans.

      As of the Cut-Off Date,the Pass-Through Rates for the group 1 loans ranged from approximately 0.000% per annum to 8.440% per annum, with a weighted average Pass-Through Rate for the group 1 loans of approximately 6.372% per annum.

LOAN GROUP 1

Original Principal Balances of the Group 1 Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

$ 50,000 or less	2	$84,039.92	0.03%
$ 50,000–100,000	30	2,371,523.42	0.79
$100,001–150,000	87	11,175,664.98	3.72
$150,001–200,000	145	25,649,437.13	8.53
$200,001–250,000	176	39,669,588.96	13.19
$250,001–300,000	205	56,450,531.12	18.77
$300,001–350,000	180	58,614,230.35	19.49
$350,001–400,000	178	67,209,824.02	22.34
$400,001–450,000	59	24,380,386.87	8.11
$450,001–500,000	9	4,365,654.31	1.45
$500,001–550,000	9	4,770,123.22	1.59
$550,001–600,000	5	2,857,324.86	0.95
$600,001–650,000	4	2,498,082.68	0.83
$650,001–700,000	1	688,042.33	0.23

Total	1,090	$300,784,454.17	100.00%

      As of the Cut-Off Date, the principal balances of the group 1 loans ranged from approximately $34,338 to $688,042 with an average of approximately $275,949.

Current Loan-to-Value Ratios of the Group 1 Loans
Current Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

60 or less	122	$30,173,580.15	10.03%
60.01– 70.00	131	35,941,832.22	11.95
70.01– 75.00	115	30,226,846.07	10.05
75.01– 80.00	469	135,905,499.01	45.18
80.01– 85.00	168	51,240,002.78	17.04
85.01– 90.00	39	7,999,224.56	2.66
90.01– 95.00	41	8,392,934.17	2.79
95.01–100.00	5	904,535.21	0.30

Total	1,090	$300,784,454.17	100.00%

      At origination, the weighted average loan-to-value ratio of the group 1 loans was approximately 75.1%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans was approximately 75.1%.

Types of Mortgaged Properties Securing the Group 1 Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

Condominium	132	$31,103,757.43	10.34%
Duplex	37	12,702,151.37	4.22
Fourplex	9	4,534,568.12	1.51
Hi Rise Condominium	15	4,074,656.86	1.35
Planned Unit Development	154	43,220,744.19	14.37
Single Family Detached	726	200,200,916.63	66.56
Townhouse	9	1,662,884.41	0.55
Triplex	8	3,284,775.16	1.09

Total	1,090	$300,784,454.17	100.00%

Geographic Distribution by State of the Group 1 Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

Alabama	1	$270,039.93	0.09%
Arizona	77	17,534,066.87	5.83
California	531	164,898,995.81	54.82
Colorado	10	2,248,975.43	0.75
Connecticut	3	705,121.56	0.23
District of Columbia	3	540,100.36	0.18
Florida	139	29,749,697.12	9.89
Georgia	9	1,748,030.85	0.58
Hawaii	33	13,640,220.92	4.53
Idaho	3	610,447.92	0.20
Illinois	17	4,293,486.61	1.43
Indiana	3	445,062.14	0.15
Iowa	1	102,883.77	0.03
Louisiana	1	58,359.13	0.02
Maine	2	595,178.27	0.20
Maryland	20	5,357,382.31	1.78
Massachusetts	12	3,134,274.05	1.04
Michigan	8	837,058.54	0.28
Minnesota	4	815,943.36	0.27
Missouri	1	76,114.10	0.03
Nebraska	3	477,227.64	0.16
Nevada	38	9,546,008.26	3.17
New Hampshire	4	935,643.14	0.31
New Jersey	8	1,793,971.72	0.60
New Mexico	2	308,976.37	0.10
New York	6	2,442,240.51	0.81
Ohio	4	660,079.79	0.22
Oregon	20	4,638,951.03	1.54
Pennsylvania	6	1,137,594.66	0.38
Rhode Island	3	804,219.74	0.27
South Carolina	4	946,480.46	0.31
Tennessee	3	310,051.27	0.10
Texas	6	1,279,262.05	0.43
Utah	6	1,299,888.57	0.43
Vermont	1	175,580.58	0.06
Virginia	47	13,065,502.70	4.34
Washington	45	12,033,635.43	4.00
Wisconsin	6	1,267,701.20	0.42

Total	1,090	$300,784,454.17	100.00%

      No more than approximately 1.0% of the group 1 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.8% of the group 1 loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Group 1 Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

2035	2	$464,955.65	0.15%
2036	983	270,336,991.24	89.88
2046	105	29,982,507.28	9.97

Total	1,090	$300,784,454.17	100.00%

      The weighted average remaining term of the group 1 loans as of the Cut-Off Date is approximately 371 months. The latest scheduled maturity of any of the group 1 loans is September 2046.

LOAN GROUP 1

Years of Initial Monthly Payments of the Group 1 Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

2005	2	$464,955.65	0.15%
2006	1,088	300,319,498.52	99.85

Total	1,090	$300,784,454.17	100.00%

Documentation Program Types of the Group 1 Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans	Weighted Average Loan-to-Value Ratio as of the Cut-Off Date

Full Documentation	103	$25,388,708.79	8.44%	73.98%
No Documentation	174	50,811,474.36	16.89	75.30
No Ratio	107	35,738,396.06	11.88	77.27
Reduced Documentation	706	188,845,874.96	62.78	74.78

Total	1,090	$300,784,454.17	100.00%	75.10	%*

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans originated under a reduced documentation program was approximately 74.8%.

* Represents a weighted average of all the group 1 loans.

Purpose of the Group 1 Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

Cash Out Refinances	785	$220,217,140.45	73.21%
Purchase Loans	107	24,682,710.23	8.21
Rate/Term Refinances	198	55,884,603.49	18.58

Total	1,090	$300,784,454.17	100.00%

Occupancy Status of the Group 1 Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

Non-Owner Occupied	164	$40,376,848.74	13.42%
Owner Occupied	878	248,193,883.25	82.52
Owner Occupied—2nd Home	48	12,213,722.18	4.06

Total	1,090	$300,784,454.17	100.00%

Credit Scores Distribution of the Group 1 Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

600–619	4	$1,049,739.14	0.35%
620–639	135	38,570,618.85	12.82
640–659	146	38,972,793.28	12.96
660–679	191	53,284,613.10	17.72
680–699	166	46,849,587.44	15.58
700–719	125	33,799,936.09	11.24
720–739	105	28,395,714.10	9.44
740–759	81	23,341,540.23	7.76
760–779	63	17,638,990.84	5.86
780–799	46	11,743,416.65	3.90
800 or greater	28	7,137,504.45	2.37

Total	1,090	$300,784,454.17	100.00%

      As of the Cut-Off Date, the weighted average credit score of the group 1 loans was approximately 695.

Original Terms of the Group 1 Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

360	985	$270,801,946.89	90.03%
480	105	29,982,507.28	9.97

Total	1,090	$300,784,454.17	100.00%

Prepayment Penalty Terms of the Group 1 Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

None	123	$33,591,149.30	11.17%
6 Months	11	3,232,665.30	1.07
12 Months	176	47,445,961.47	15.77
24 Months	49	15,227,548.50	5.06
36 Months	731	201,287,129.60	66.92

Total	1,090	$300,784,454.17	100.00%

First Interest Rate Adjustment Dates of the Group 1 Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

08/2005	1	$335,417.68	0.11%
09/2005	1	129,537.97	0.04
04/2006	1	402,127.55	0.13
05/2006	8	1,914,738.13	0.64
06/2006	23	5,705,903.23	1.90
07/2006	83	22,726,612.57	7.56
08/2006	247	65,808,985.04	21.88
09/2006	559	159,615,792.61	53.07
10/2006	116	31,615,834.10	10.51
11/2006	51	12,529,505.29	4.17

Total	1,090	$300,784,454.17	100.00%

Interest Rate Ceiling of the Group 1 Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

9.500	1	$163,000.00	0.05%
9.950	931	256,998,511.61	85.44
10.700	5	1,360,992.20	0.45
10.950	83	20,993,504.58	6.98
11.950	69	20,897,870.80	6.95
12.700	1	370,574.98	0.12

Total	1,090	$300,784,454.17	100.00%

LOAN GROUP 1

Interest Rate Floor of the Group 1 Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

0.900	1	$347,512.10	0.12%
1.650	1	147,112.69	0.05
2.000	1	160,959.39	0.05
2.050	1	391,137.13	0.13
2.250	1	104,696.08	0.03
2.400	2	309,701.52	0.10
2.425	1	387,500.00	0.13
2.500	13	3,860,016.73	1.28
2.525	1	245,854.33	0.08
2.530	1	327,218.35	0.11
2.550	1	129,537.97	0.04
2.575	2	431,824.49	0.14
2.600	1	367,123.04	0.12
2.650	13	3,351,338.39	1.11
2.675	1	259,427.69	0.09
2.725	6	1,439,324.70	0.48
2.750	18	5,206,309.33	1.73
2.775	5	1,449,066.58	0.48
2.800	12	3,607,860.16	1.20
2.850	1	84,708.43	0.03
2.875	18	5,034,150.74	1.67
2.900	6	1,637,547.65	0.54
2.943	1	389,990.70	0.13
2.950	21	5,297,867.60	1.76
2.960	1	200,089.25	0.07
2.980	1	373,656.35	0.12
3.000	47	11,431,604.28	3.80
3.025	15	4,417,848.08	1.47
3.075	16	4,388,464.55	1.46
3.086	1	325,206.58	0.11
3.088	1	225,143.02	0.07
3.100	10	2,919,872.97	0.97
3.125	9	2,204,165.13	0.73
3.150	26	6,481,817.37	2.15
3.175	5	1,599,575.46	0.53
3.200	32	8,992,710.85	2.99
3.216	2	747,754.71	0.25
3.228	1	232,972.16	0.08
3.237	1	392,269.58	0.13
3.250	33	8,518,908.73	2.83
3.275	2	865,835.58	0.29
3.300	1	522,751.28	0.17
3.325	17	3,782,958.93	1.26
3.330	1	135,675.90	0.05
3.333	2	647,643.13	0.22
3.343	1	358,301.96	0.12
3.350	15	4,716,153.95	1.57
3.371	2	600,964.45	0.20
3.375	25	5,907,844.86	1.96
3.400	39	10,386,640.82	3.45
3.425	3	857,316.57	0.29
3.430	1	344,177.84	0.11
3.450	64	16,913,038.34	5.62
3.500	40	11,729,522.33	3.90
3.525	17	4,868,218.00	1.62
3.530	7	1,885,657.04	0.63
3.550	3	928,453.27	0.31

Interest Rate Floor of the Group 1 Loans—(Continued)
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

3.563	2	$460,283.39	0.15%
3.575	32	7,931,919.47	2.64
3.600	42	12,315,706.10	4.09
3.620	2	898,042.28	0.30
3.625	4	960,734.66	0.32
3.638	1	122,541.40	0.04
3.650	3	609,824.96	0.20
3.657	3	921,075.23	0.31
3.675	17	5,096,297.29	1.69
3.680	21	6,311,459.88	2.10
3.700	21	5,840,952.61	1.94
3.725	8	1,828,543.12	0.61
3.750	97	30,583,897.40	10.17
3.775	2	379,767.98	0.13
3.800	30	9,151,985.91	3.04
3.825	2	293,330.82	0.10
3.850	14	4,315,329.40	1.43
3.875	2	481,604.33	0.16
3.900	6	1,359,602.66	0.45
3.950	4	1,065,488.84	0.35
3.975	4	794,558.56	0.26
4.000	6	1,722,017.56	0.57
4.025	2	426,354.20	0.14
4.050	17	4,134,684.09	1.37
4.075	22	5,611,586.25	1.87
4.100	9	2,533,652.19	0.84
4.125	5	1,088,420.28	0.36
4.150	5	1,451,617.97	0.48
4.175	3	958,053.58	0.32
4.200	6	1,169,305.56	0.39
4.250	10	2,716,781.60	0.90
4.300	28	8,043,326.17	2.67
4.325	10	1,825,799.59	0.61
4.350	3	1,003,033.51	0.33
4.375	4	1,025,318.86	0.34
4.400	2	719,169.27	0.24
4.425	3	830,058.33	0.28
4.450	5	1,023,693.80	0.34
4.500	12	3,355,801.02	1.12
4.550	7	2,201,686.57	0.73
4.575	1	377,902.56	0.13
4.600	7	2,044,443.62	0.68
4.650	6	1,620,645.89	0.54
4.700	1	138,514.79	0.05
4.800	6	1,842,301.02	0.61
4.825	1	263,552.46	0.09
4.900	2	801,352.60	0.27
4.950	6	1,811,328.05	0.60
5.000	2	585,521.53	0.19
5.050	2	704,841.40	0.23
5.100	2	646,455.78	0.21
5.150	2	700,452.33	0.23
5.200	1	339,423.62	0.11
5.300	2	476,106.24	0.16
5.350	2	602,976.09	0.20
5.400	1	394,330.39	0.13

Total	1,090	$300,784,454.17	100.00%

LOAN GROUP 1

Margins of the Group 1 Loans
Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

0.900	1	$347,512.10	0.12%
1.650	1	147,112.69	0.05
2.000	1	160,959.39	0.05
2.050	1	391,137.13	0.13
2.250	1	104,696.08	0.03
2.400	2	309,701.52	0.10
2.425	1	387,500.00	0.13
2.500	13	3,860,016.73	1.28
2.525	1	245,854.33	0.08
2.530	1	327,218.35	0.11
2.550	1	129,537.97	0.04
2.575	2	431,824.49	0.14
2.600	1	367,123.04	0.12
2.650	13	3,351,338.39	1.11
2.675	1	259,427.69	0.09
2.725	6	1,439,324.70	0.48
2.750	18	5,206,309.33	1.73
2.775	5	1,449,066.58	0.48
2.800	12	3,607,860.16	1.20
2.850	1	84,708.43	0.03
2.875	18	5,034,150.74	1.67
2.900	6	1,637,547.65	0.54
2.943	1	389,990.70	0.13
2.950	21	5,297,867.60	1.76
2.960	1	200,089.25	0.07
2.980	1	373,656.35	0.12
3.000	47	11,431,604.28	3.80
3.025	15	4,417,848.08	1.47
3.075	16	4,388,464.55	1.46
3.086	1	325,206.58	0.11
3.088	1	225,143.02	0.07
3.100	10	2,919,872.97	0.97
3.125	9	2,204,165.13	0.73
3.150	26	6,481,817.37	2.15
3.175	5	1,599,575.46	0.53
3.200	32	8,992,710.85	2.99
3.216	2	747,754.71	0.25
3.228	1	232,972.16	0.08
3.237	1	392,269.58	0.13
3.250	33	8,518,908.73	2.83
3.275	2	865,835.58	0.29
3.300	1	522,751.28	0.17
3.325	17	3,782,958.93	1.26
3.330	1	135,675.90	0.05
3.333	2	647,643.13	0.22
3.343	1	358,301.96	0.12
3.350	15	4,716,153.95	1.57
3.371	2	600,964.45	0.20
3.375	25	5,907,844.86	1.96
3.400	39	10,386,640.82	3.45
3.425	3	857,316.57	0.29
3.430	1	344,177.84	0.11
3.450	64	16,913,038.34	5.62
3.500	40	11,729,522.33	3.90
3.525	17	4,868,218.00	1.62
3.530	7	1,885,657.04	0.63
3.550	3	928,453.27	0.31

Margins of the Group 1 Loans—(Continued)
Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

3.563	2	$460,283.39	0.15%
3.575	32	7,931,919.47	2.64
3.600	42	12,315,706.10	4.09
3.620	2	898,042.28	0.30
3.625	4	960,734.66	0.32
3.638	1	122,541.40	0.04
3.650	3	609,824.96	0.20
3.657	3	921,075.23	0.31
3.675	17	5,096,297.29	1.69
3.680	21	6,311,459.88	2.10
3.700	21	5,840,952.61	1.94
3.725	8	1,828,543.12	0.61
3.750	97	30,583,897.40	10.17
3.775	2	379,767.98	0.13
3.800	30	9,151,985.91	3.04
3.825	2	293,330.82	0.10
3.850	14	4,315,329.40	1.43
3.875	2	481,604.33	0.16
3.900	6	1,359,602.66	0.45
3.950	4	1,065,488.84	0.35
3.975	4	794,558.56	0.26
4.000	6	1,722,017.56	0.57
4.025	2	426,354.20	0.14
4.050	17	4,134,684.09	1.37
4.075	22	5,611,586.25	1.87
4.100	9	2,533,652.19	0.84
4.125	5	1,088,420.28	0.36
4.150	5	1,451,617.97	0.48
4.175	3	958,053.58	0.32
4.200	6	1,169,305.56	0.39
4.250	10	2,716,781.60	0.90
4.300	28	8,043,326.17	2.67
4.325	10	1,825,799.59	0.61
4.350	3	1,003,033.51	0.33
4.375	4	1,025,318.86	0.34
4.400	2	719,169.27	0.24
4.425	3	830,058.33	0.28
4.450	5	1,023,693.80	0.34
4.500	12	3,355,801.02	1.12
4.550	7	2,201,686.57	0.73
4.575	1	377,902.56	0.13
4.600	7	2,044,443.62	0.68
4.650	6	1,620,645.89	0.54
4.700	1	138,514.79	0.05
4.800	6	1,842,301.02	0.61
4.825	1	263,552.46	0.09
4.900	2	801,352.60	0.27
4.950	6	1,811,328.05	0.60
5.000	2	585,521.53	0.19
5.050	2	704,841.40	0.23
5.100	2	646,455.78	0.21
5.150	2	700,452.33	0.23
5.200	1	339,423.62	0.11
5.300	2	476,106.24	0.16
5.350	2	602,976.09	0.20
5.400	1	394,330.39	0.13

Total	1,090	$300,784,454.17	100.00%

LOAN GROUP 1

Monthly Debt-to-Income Ratio of All Debt of the Group 1 Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

Data Not Compiled	276	$85,621,838.33	28.47%
15.00 or less	4	807,169.11	0.27
15.01–20.00	19	3,957,991.62	1.32
20.01–25.00	56	15,596,531.58	5.19
25.01–30.00	83	20,086,238.73	6.68
30.01–35.00	131	31,401,760.44	10.44
35.01–40.00	235	64,485,221.49	21.44
40.01–45.00	163	46,896,006.99	15.59
45.01–50.00	83	22,074,050.94	7.34
50.01–55.00	37	9,308,411.89	3.09
55.01–60.00	3	549,233.05	0.18

Total	1,090	$300,784,454.17	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the group 1 loans (exclusive of the data not compiled) was approximately 37.2%

      With respect to the data not compiled for the group 1 loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such group 1 loans does not differ from such distribution for the remaining group 1 loans, and the distribution could differ substantially.

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Group 1 Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

0.01 –60.00	120	$29,155,698.56	9.69%
60.01–65.00	33	9,316,023.87	3.10
65.01–70.00	105	29,096,610.99	9.67
70.01–75.00	99	24,970,742.85	8.30
75.01–80.00	357	102,926,193.91	34.22
80.01–85.00	21	6,610,905.28	2.20
85.01–90.00	339	94,576,745.44	31.44
Over 90	16	4,131,533.27	1.37

Total	1,090	$300,784,454.17	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgae and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates. At origination, the weighted average combined loan-to-value ratio of the first and second liens of the group 1 loans (exclusive of no second lien) was approximately 78.1%.

Delinquencies of the Group 1 Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 1 Loans

1X30 or Less Past Delinquency (2)	1,088	$300,319,498.52	99.85%
More than 1X30 Past Delinquency (3)	2	464,955.65	0.15

Total	1,090	$300,784,454.17	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

SUBGROUP 1-A

Mortgage Interest Rates of the Subgroup 1-A Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

1.000	20	$5,226,653.58	15.56%
1.250	1	250,000.00	0.74
1.500	2	570,000.00	1.70
2.000	8	1,972,000.72	5.87
3.250	7	1,423,256.66	4.24
4.250	1	109,848.44	0.33
7.250	3	1,016,665.62	3.03
7.313	2	511,727.36	1.52
7.375	5	1,328,014.46	3.95
7.500	7	1,725,805.79	5.14
7.563	2	583,733.48	1.74
7.625	2	677,176.48	2.02
7.688	2	364,352.24	1.08
7.750	3	933,205.82	2.78
7.782	1	284,000.00	0.85
7.813	4	1,125,203.32	3.35
7.875	10	3,036,407.91	9.04
8.000	14	4,316,776.79	12.85
8.032	1	185,000.00	0.55
8.125	2	690,757.91	2.06
8.163	3	866,200.00	2.58
8.250	5	1,472,257.65	4.38
8.282	4	1,178,400.00	3.51
8.375	7	1,676,053.20	4.99
8.413	2	690,400.00	2.06
8.500	1	108,366.81	0.32
8.532	1	403,200.00	1.20
8.625	2	516,674.42	1.54
9.080	1	349,010.64	1.04

Total	123	$33,591,149.30	100.00%

Pass-Through Rates of the Subgroup 1-A Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

0.000	$7,284,136.97	1.218		363
0.100	486,521.67	2.000		359
0.225	247,995.66	2.000		359
1.100	1,087,559.37	3.250		359
1.475	228,373.99	3.250		359
1.600	107,323.30	3.250		359
2.100	109,848.44	4.250		359
5.532	2,050,600.00	8.239		384
5.625	2,530,875.78	8.109		371
5.650	1,991,461.39	7.678		395
5.662	321,137.26	8.125		358
5.663	4,141,616.40	7.878		358
5.675	1,964,137.32	7.821		369
5.700	5,806,822.12	7.886		363
5.725	3,962,173.07	7.823		374
6.425	129,537.97	7.875		347
6.430	349,010.64	9.080		356
7.875	792,017.95	8.250		476

Total	$33,591,149.30	6.140	*	370	*

* Represents a weighted average of all the subgroup 1-A loans.

      As of the Cut-Off Date, the Pass-Through Rates for the subgroup 1-A loans ranged from 0.000% per annum to 7.875% per annum, with a weighted average Pass-Through Rate for the subgroup 1-A loans of approximately 4.179% per annum.

Original Principal Balances of the Subgroup 1-A Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

$ 50,001–100,000	3	$247,496.66	0.74%
$100,001–150,000	13	1,509,227.63	4.49
$150,001–200,000	16	2,861,293.29	8.52
$200,001–250,000	26	5,724,967.36	17.04
$250,001–300,000	20	5,475,521.68	16.30
$300,001–350,000	11	3,557,338.02	10.59
$350,001–400,000	20	7,612,296.38	22.66
$400,001–450,000	6	2,444,044.74	7.28
$450,001–500,000	5	2,436,636.34	7.25
$500,001–550,000	1	530,781.27	1.58
$550,001–600,000	1	586,170.28	1.75
$600,001–650,000	1	605,375.65	1.80

Total	123	$33,591,149.30	100.00%

      As of the Cut-Off Date, the principal balances of the subgroup 1-A loans ranged from approximately $82,233 to $605,376 with an average of approximately $273,099.

Current Loan-to-Value Ratios of the Subgroup 1-A Loans
Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

60.00 or less	20	$5,574,774.80	16.60%
60.01–70.00	17	4,670,624.96	13.90
70.01–75.00	12	3,786,799.24	11.27
75.01–80.00	56	14,703,179.43	43.77
80.01–85.00	14	4,324,383.82	12.87
85.01–90.00	1	107,323.30	0.32
90.01–95.00	3	424,063.75	1.26

Total	123	$33,591,149.30	100.00%

      At origination, the weighted average loan-to-value ratio of the subgroup 1-A loans was approximately 72.2%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 1-A loans was approximately 72.1%.

Types of Mortgaged Properties Securing the Subgroup 1-A Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

Condominium	12	$2,786,402.92	8.30%
Duplex	7	3,022,068.30	9.00
Fourplex	2	1,003,532.12	2.99
Hi Rise Condominium	3	964,988.61	2.87
Planned Unit Development	22	5,977,199.70	17.79
Single Family Detached	72	19,069,375.10	56.77
Townhouse	5	767,582.55	2.29

Total	123	$33,591,149.30	100.00%

SUBGROUP 1-A

Geographic Distribution by State of the Subgroup 1-A Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

Alabama	1	$270,039.93	0.80%
Arizona	6	1,568,470.10	4.67
California	31	10,265,288.57	30.56
Colorado	2	601,845.24	1.79
District of Columbia	2	312,582.38	0.93
Florida	9	2,048,386.72	6.10
Georgia	3	384,772.61	1.15
Hawaii	3	1,307,142.84	3.89
Illinois	8	1,781,198.57	5.30
Iowa	1	102,883.77	0.31
Maine	1	398,049.16	1.18
Maryland	14	4,143,957.90	12.34
Massachusetts	2	601,407.72	1.79
New Hampshire	1	197,674.54	0.59
New Jersey	7	1,398,786.21	4.16
New Mexico	2	308,976.37	0.92
New York	2	896,095.93	2.67
Ohio	1	228,373.99	0.68
Oregon	4	1,090,625.97	3.25
Rhode Island	1	224,463.81	0.67
South Carolina	2	422,324.52	1.26
Tennessee	1	193,537.69	0.58
Texas	3	787,310.41	2.34
Virginia	6	1,496,319.79	4.45
Washington	7	1,913,257.30	5.70
Wisconsin	3	647,377.26	1.93

Total	123	$33,591,149.30	100.00%

      No more than approximately 1.8% of the subgroup 1-A loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.7% of the subgroup 1-A loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Subgroup 1-A Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

2035	1	$129,537.97	0.39%
2036	112	30,255,815.42	90.07
2046	10	3,205,795.91	9.54

Total	123	$33,591,149.30	100.00%

      The weighted average remaining term of the subgroup 1-A loans as of the Cut-Off Date is approximately 370 months.

      The latest scheduled maturity of any of the subgroup 1-A loans is September 2046.

Years of Initial Monthly Payments of the Subgroup 1-A Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

2005	1	$129,537.97	0.39%
2006	122	33,461,611.33	99.61

Total	123	$33,591,149.30	100.00%

Documentation Program Types of the Subgroup 1-A Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off-Date

Full Documentation	26	$6,256,473.68	18.63%	74.39%
No Documentation	11	2,762,463.67	8.22	75.23
No Ratio	7	2,335,811.38	6.95	80.05
Reduced Documentation	79	22,236,400.57	66.20	70.28

Total	123	$33,591,149.30	100.00%	72.13	%*

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 1-A loans originated under a reduced documentation program was approximately 70.3%.

* Represents a weighted average of all the subgroup 1-A loans.

Purpose of the Subgroup 1-A Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

Cash Out Refinances	65	$18,120,678.57	53.94%
Purchase Loans	22	5,112,671.57	15.22
Rate/Term Refinances	36	10,357,799.16	30.83

Total	123	$33,591,149.30	100.00%

Occupancy Status of the Subgroup 1-A Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

Non-Owner Occupied	21	$5,409,801.55	16.10%
Owner Occupied	89	24,594,524.33	73.22
Owner Occupied—2nd Home	13	3,586,823.42	10.68

Total	123	$33,591,149.30	100.00%

Credit Score Distribution of the Subgroup 1-A Loans
Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

620–639	10	$2,491,427.19	7.42%
640–659	8	2,520,133.78	7.50
660–679	12	3,534,893.23	10.52
680–699	19	5,517,067.50	16.42
700–719	13	4,231,853.66	12.60
720–739	19	4,851,973.86	14.44
740–759	16	4,130,297.30	12.30
760–779	10	2,819,258.20	8.39
780–799	7	1,615,309.59	4.81
800 or greater	9	1,878,934.99	5.59

Total	123	$33,591,149.30	100.00%

      As of the Cut-Off Date, the weighted average credit score of the subgroup 1-A loans was approximately 714.

Original Terms of the Subgroup 1-A Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

360	113	$30,385,353.39	90.46%
480	10	3,205,795.91	9.54

Total	123	$33,591,149.30	100.00%

SUBGROUP 1-A

Prepayment Penalty Terms of the Subgroup 1-A Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

None	123	$33,591,149.30	100.00%

Total	123	$33,591,149.30	100.00%

First Interest Rate Adjustment Dates of the Subgroup 1-A Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

09/2005	1	$129,537.97	0.39%
05/2006	2	596,610.41	1.78
06/2006	2	829,820.10	2.47
07/2006	9	2,925,966.44	8.71
08/2006	18	4,706,711.81	14.01
09/2006	40	11,243,543.17	33.47
10/2006	22	6,084,406.16	18.11
11/2006	29	7,074,553.24	21.06

Total	123	$33,591,149.30	100.00%

Interest Rate Ceiling of the Subgroup 1-A Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

9.950	79	$22,925,579.59	68.25%
10.950	28	6,091,256.76	18.13
11.950	16	4,574,312.95	13.62

Total	123	$33,591,149.30	100.00%

Interest Rate Floor of the Subgroup 1-A Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

2.550	1	$129,537.97	0.39%
2.650	3	1,016,665.62	3.03
2.750	5	1,251,475.87	3.73
2.800	4	1,088,400.92	3.24
2.875	4	1,026,227.08	3.06
2.950	6	1,345,948.36	4.01
3.000	22	5,122,287.06	15.25
3.100	3	929,676.48	2.77
3.125	4	1,087,420.68	3.24
3.200	1	210,137.38	0.63
3.250	21	5,534,377.86	16.48
3.275	1	586,170.28	1.75
3.350	4	1,470,416.36	4.38
3.400	13	3,711,401.14	11.05
3.450	1	605,375.65	1.80
3.563	1	321,137.26	0.96
3.600	5	1,420,820.65	4.23
3.650	1	207,465.83	0.62
3.675	2	472,773.87	1.41
3.750	3	766,187.57	2.28
3.775	1	176,752.44	0.53
3.800	2	506,713.31	1.51
3.850	9	2,783,520.48	8.29
3.900	1	108,366.81	0.32
4.050	1	235,559.18	0.70
4.100	2	684,315.24	2.04
4.150	2	792,017.95	2.36

Total	123	$33,591,149.30	100.00%

Margins of the Subgroup 1-A Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

2.550	1	$129,537.97	0.39%
2.650	3	1,016,665.62	3.03
2.750	5	1,251,475.87	3.73
2.800	4	1,088,400.92	3.24
2.875	4	1,026,227.08	3.06
2.950	6	1,345,948.36	4.01
3.000	22	5,122,287.06	15.25
3.100	3	929,676.48	2.77
3.125	4	1,087,420.68	3.24
3.200	1	210,137.38	0.63
3.250	21	5,534,377.86	16.48
3.275	1	586,170.28	1.75
3.350	4	1,470,416.36	4.38
3.400	13	3,711,401.14	11.05
3.450	1	605,375.65	1.80
3.563	1	321,137.26	0.96
3.600	5	1,420,820.65	4.23
3.650	1	207,465.83	0.62
3.675	2	472,773.87	1.41
3.750	3	766,187.57	2.28
3.775	1	176,752.44	0.53
3.800	2	506,713.31	1.51
3.850	9	2,783,520.48	8.29
3.900	1	108,366.81	0.32
4.050	1	235,559.18	0.70
4.100	2	684,315.24	2.04
4.150	2	792,017.95	2.36

Total	123	$33,591,149.30	100.00%

Monthly Debt-to-Income Ratio of All Debt of the Subgroup 1-A Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

Data Not Compiled	19	$5,265,678.40	15.68%
15.00 or less	1	139,666.37	0.42
15.01–20.00	6	1,183,547.21	3.52
20.01–25.00	11	3,354,532.30	9.99
25.01–30.00	16	4,543,273.14	13.53
30.01–35.00	16	4,128,075.01	12.29
35.01–40.00	25	6,832,824.83	20.34
40.01–45.00	15	4,017,734.81	11.96
45.01–50.00	9	2,663,006.87	7.93
50.01–55.00	5	1,462,810.36	4.35

Total	123	$33,591,149.30	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the subgroup 1-A loans (exclusive of the data not compiled) was approximately 35.0%.

      With respect to the data not compiled for the subgroup 1-A loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such subgroup 1-A loans does not differ from such distribution for the remaining subgroup 1-A loans, and the distribution could differ substantially.

SUBGROUP 1-A

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Subgroup 1-A Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

0.01–60.00	18	$4,825,789.56	14.37%
60.01–65.00	5	1,203,573.68	3.58
65.01–70.00	17	5,541,862.87	16.50
70.01–75.00	9	2,462,433.25	7.33
75.01–80.00	47	12,966,763.44	38.60
80.01–85.00	4	1,162,736.84	3.46
85.01–90.00	23	5,427,989.66	16.16

Total	123	$33,591,149.30	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgage and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the subgroup 1-A loans (exclusive of no second lien) was approximately 74.2%.

Delinquencies of the Subgroup 1-A Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-A Loans

1X30 or Less Past Delinquency (2)	122	$33,461,611.33	99.61%
More than 1X30 Past Delinquency (3)	1	129,537.97	0.39

Total	123	$33,591,149.30	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

SUBGROUP 1-B

Mortgage Interest Rates of the Subgroup 1-B Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

1.000	32	$8,974,179.26	3.36%
1.250	5	1,255,165.30	0.47
1.500	12	3,667,600.00	1.37
1.750	4	1,159,598.32	0.43
2.000	14	2,591,219.05	0.97
2.250	2	326,440.88	0.12
2.750	3	541,436.12	0.20
3.000	3	606,750.00	0.23
3.250	2	470,475.38	0.18
3.500	2	448,581.54	0.17
3.750	3	838,087.14	0.31
4.250	2	330,445.32	0.12
4.750	1	215,454.62	0.08
5.000	2	361,627.06	0.14
5.500	1	347,512.10	0.13
6.250	1	147,112.69	0.06
6.563	1	160,959.39	0.06
6.625	1	391,137.13	0.15
6.875	1	104,696.08	0.04
7.000	1	49,701.52	0.02
7.063	11	3,217,625.05	1.20
7.125	7	2,014,411.89	0.75
7.250	14	3,500,997.47	1.31
7.313	10	2,852,840.45	1.07
7.375	14	4,382,506.20	1.64
7.500	35	9,645,637.19	3.61
7.563	19	4,608,043.82	1.72
7.625	37	10,913,063.40	4.08
7.750	63	17,187,489.00	6.43
7.813	6	1,324,410.49	0.50
7.832	2	641,600.00	0.24
7.875	35	9,842,147.14	3.68
7.938	2	282,257.22	0.11
8.000	91	23,485,018.91	8.79
8.063	30	8,847,437.38	3.31
8.082	1	344,000.00	0.13
8.125	101	27,669,732.72	10.36
8.232	1	385,600.00	0.14
8.250	69	20,042,665.88	7.50
8.363	1	304,000.00	0.11
8.375	128	39,854,904.25	14.92
8.413	1	249,600.00	0.09
8.482	2	584,000.00	0.22
8.500	14	3,480,861.46	1.30
8.613	5	1,389,000.00	0.52
8.625	39	9,766,299.91	3.66
8.732	9	3,005,920.00	1.12
8.750	17	3,860,721.49	1.44
8.863	5	1,571,600.00	0.59
8.875	33	7,904,421.28	2.96
8.983	1	284,000.00	0.11
9.000	13	3,218,260.75	1.20
9.113	1	440,000.00	0.16
9.125	24	6,895,833.77	2.58
9.250	7	1,759,160.68	0.66
9.375	8	2,397,974.76	0.90
9.500	6	2,072,430.65	0.78
9.625	5	1,680,818.71	0.63
9.750	3	1,039,875.95	0.39
9.875	3	863,627.71	0.32
9.950	1	394,330.39	0.15

Total	967	$267,193,304.87	100.00%

Pass-Through Rates of the Subgroup 1-B Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)	Weighted Average Scheduled Remaining Term (In Months)

0.000	$6,751,186.81	1.196	371
0.025	239,532.61	2.250	359
0.050	133,000.00	1.500	360
0.150	109,633.05	2.750	478
0.340	218,000.00	1.250	360
0.390	694,400.00	1.000	360
0.475	212,000.00	3.000	360
0.525	277,003.07	2.750	359
0.565	404,000.00	1.000	360
0.625	2,759,667.01	1.000	360
0.800	78,750.00	3.000	360
0.875	757,500.00	1.250	396
0.975	339,487.91	3.750	359
1.065	1,690,200.00	1.500	360
1.075	174,462.75	3.250	359
1.125	1,844,400.00	1.500	360
1.375	759,598.32	1.750	360
1.415	79,837.64	2.000	359
1.440	66,850.00	2.000	480
1.565	239,250.00	2.000	360

Pass-Through Rates of the Subgroup 1-B Loans—(Continued)
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

1.625	$1,249,872.15	2.000		359
1.700	296,012.63	3.250		359
1.875	86,908.27	2.250		358
2.200	167,456.48	4.250		358
2.375	154,800.00	2.750		360
2.565	316,000.00	3.000		360
3.125	448,581.54	3.500		358
3.375	498,599.23	3.750		478
3.565	215,454.62	4.750		358
3.875	162,988.84	4.250		358
4.625	361,627.06	5.000		358
5.125	347,512.10	5.500		358
5.625	2,618,119.45	7.875		358
5.637	225,143.02	7.625		358
5.675	389,402.83	7.750		357
5.704	600,964.45	7.875		359
5.705	543,042.28	8.125		358
5.713	392,269.58	7.750		358
5.722	232,972.16	7.750		358
5.725	7,220,365.69	8.353		389
5.732	358,301.96	7.875		358
5.739	325,206.58	7.625		358
5.750	7,515,982.23	8.253		365
5.757	389,990.70	7.500		358
5.763	4,469,599.41	7.378		358
5.770	344,177.84	8.000		359
5.775	10,811,184.48	8.559		364
5.793	921,075.23	8.250		359
5.800	18,631,477.86	7.806		373
5.825	1,262,558.16	8.420		359
5.875	147,112.69	6.250		358
6.250	391,137.13	6.625		359
6.475	84,708.43	8.125		479
6.500	104,696.08	6.875		356
6.688	2,423,534.51	7.063		358
6.750	1,768,557.56	7.125		369
6.875	2,390,139.94	7.250		358
6.938	1,351,912.63	7.313		357
7.000	2,684,035.39	7.375		358
7.125	7,618,098.84	7.500		374
7.188	2,876,679.38	7.563		359
7.250	6,784,125.34	7.625		384
7.305	373,965.31	8.250		357
7.315	203,079.07	8.500		357
7.375	9,994,637.58	7.750		388
7.395	351,300.21	8.750		358
7.430	203,015.54	8.375		357
7.435	149,867.10	8.750		356
7.438	1,324,410.49	7.813		358
7.457	641,600.00	7.832		433
7.500	5,928,478.45	7.875		366
7.555	251,743.70	8.500		358
7.572	4,319,520.00	8.602		379
7.573	284,000.00	8.983		480
7.615	201,318.48	8.750		477
7.625	14,750,540.54	8.015		372
7.660	137,786.67	8.875		358
7.665	12,057,122.98	8.434		363
7.675	259,942.00	9.000		355
7.680	160,539.91	8.625		357
7.688	8,847,437.38	8.063		359
7.690	16,241,152.01	8.512		377
7.702	139,146.13	8.125		358
7.703	3,954,200.00	8.736		386
7.710	6,311,459.88	8.250		359
7.715	11,652,618.66	8.615		395
7.735	2,051,970.02	8.176		368
7.740	8,673,493.12	8.583		359
7.750	5,416,148.92	8.151		388
7.752	122,541.40	8.250		358
7.765	37,895,249.39	8.501		362
7.805	173,893.15	8.750		358
7.860	189,274.10	8.875		356
7.875	361,325.16	8.250		476
7.925	261,591.68	9.000		358
7.930	2,578,905.05	8.875		358
7.985	165,113.61	9.000		478
8.000	1,106,999.59	8.375		400
8.110	377,902.56	9.125		477
8.125	568,084.58	8.500		356
8.375	208,665.25	8.750		477
8.440	292,121.28	9.375		358

Total	$267,193,304.87	7.650	*	371	*

* Represents a weighted average of all the subgroup 1-B loans.

      As of the Cut-Off Date, the Pass-Through Rates for the subgroup 1-B loans ranged from approximately 0.000% per annum to 8.440% per annum, the weighted average Pass-Through Rate for the subgroup 1-B loans is approximately 6.647% per annum.

SUBGROUP 1-B

Original Principal Balances of the Subgroup 1-B Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

$ 50,000 or less	2	$84,039.92	0.03%
$ 50,001–100,000	27	2,124,026.76	0.79
$100,001–150,000	74	9,666,437.35	3.62
$150,001–200,000	129	22,788,143.84	8.53
$200,001–250,000	150	33,944,621.60	12.70
$250,001–300,000	185	50,975,009.44	19.08
$300,001–350,000	169	55,056,892.33	20.61
$350,001–400,000	158	59,597,527.64	22.31
$400,001–450,000	53	21,936,342.13	8.21
$450,001–500,000	4	1,929,017.97	0.72
$500,001–550,000	8	4,239,341.95	1.59
$550,001–600,000	4	2,271,154.58	0.85
$600,001–650,000	3	1,892,707.03	0.71
$650,001–700,000	1	688,042.33	0.26

Total	967	$267,193,304.87	100.00%

      As of the Cut-Off Date, the principal balances of the subgroup 1-B loans ranged from approximately $34,338 to $688,042 with an average of approximately $276,312.

Current Loan-to-Value Ratios of the Subgroup 1-B Loans
Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

60.00 or less	102	$24,598,805.35	9.21%
60.01–70.00	114	31,271,207.26	11.70
70.01–75.00	103	26,440,046.83	9.90
75.01–80.00	413	121,202,319.58	45.36
80.01–85.00	154	46,915,618.96	17.56
85.01–90.00	38	7,891,901.26	2.95
90.01–95.00	38	7,968,870.42	2.98
95.01–100.00	5	904,535.21	0.34

Total	967	$267,193,304.87	100.00%

      At origination, the weighted average loan-to-value ratio of the subgroup 1-B loans was approximately 75.5%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 1-B loans was approximately 75.5%.

Types of Mortgaged Properties Securing the Subgroup 1-B Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

Condominium	120	$28,317,354.51	10.60%
Duplex	30	9,680,083.07	3.62
Fourplex	7	3,531,036.00	1.32
Hi-Rise Condominium	12	3,109,668.25	1.16
Planned Unit Development	132	37,243,544.49	13.94
Single Family Detached	654	181,131,541.53	67.79
Townhouse	4	895,301.86	0.34
Triplex	8	3,284,775.16	1.23

Total	967	$267,193,304.87	100.00%

Geographic Distribution by State of the Subgroup 1-B Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

Arizona	71	$15,965,596.77	5.98%
California	500	154,633,707.24	57.87
Colorado	8	1,647,130.19	0.62
Connecticut	3	705,121.56	0.26
District of Columbia	1	227,517.98	0.09
Florida	130	27,701,310.40	10.37
Georgia	6	1,363,258.24	0.51
Hawaii	30	12,333,078.08	4.62
Idaho	3	610,447.92	0.23
Illinois	9	2,512,288.04	0.94
Indiana	3	445,062.14	0.17
Louisiana	1	58,359.13	0.02
Maine	1	197,129.11	0.07
Maryland	6	1,213,424.41	0.45
Massachusetts	10	2,532,866.33	0.95
Michigan	8	837,058.54	0.31
Minnesota	4	815,943.36	0.31
Missouri	1	76,114.10	0.03
Nebraska	3	477,227.64	0.18
Nevada	38	9,546,008.26	3.57
New Hampshire	3	737,968.60	0.28
New Jersey	1	395,185.51	0.15
New York	4	1,546,144.58	0.58
Ohio	3	431,705.80	0.16
Oregon	16	3,548,325.06	1.33
Pennsylvania	6	1,137,594.66	0.43
Rhode Island	2	579,755.93	0.22
South Carolina	2	524,155.94	0.20
Tennessee	2	116,513.58	0.04
Texas	3	491,951.64	0.18
Utah	6	1,299,888.57	0.49
Vermont	1	175,580.58	0.07
Virginia	41	11,569,182.91	4.33
Washington	38	10,120,378.13	3.79
Wisconsin	3	620,323.94	0.23

Total	967	$267,193,304.87	100.00%

      No more than approximately 1.1% of the subgroup 1-B loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.9% of the subgroup 1-B loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Subgroup 1-B Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

2035	1	$335,417.68	0.13%
2036	871	240,081,175.82	89.85
2046	95	26,776,711.37	10.02

Total	967	$267,193,304.87	100.00%

      The weighted average remaining term of the subgroup 1-B loans as of the Cut-Off Date is approximately 371 months.

      The latest scheduled maturity of any of the subgroup 1-B loans is September 2046.

Years of Initial Monthly Payments of the Subgroup 1-B Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

2005	1	$335,417.68	0.13%
2006	966	266,857,887.19	99.87

Total	967	$267,193,304.87	100.00%

SUBGROUP 1-B

Documentation Program Types of the Subgroup 1-B Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off date

Full Documentation	77	$19,132,235.11	7.16%	73.85%
No Documentation	163	48,049,010.69	17.980	75.30
No Ratio	100	33,402,584.68	12.500	77.08
Reduced Documentation	627	166,609,474.39	62.360	75.38

Total	967	$267,193,304.87	100.00%	75.47	%*

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 1-B loans originated under a reduced documentation program was approximately 75.4%.

      * Represents a weighted average of all the subgroup 1-B loans.

Purpose of the Subgroup 1-B Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

Cash Out Refinances	720	$202,096,461.88	75.64%
Purchase Loans	85	19,570,038.66	7.32
Rate/Term Refinances	162	45,526,804.33	17.04

Total	967	$267,193,304.87	100.00%

Occupancy Status of the Subgroup 1-B Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

Non-Owner Occupied	143	$34,967,047.19	13.09%
Owner Occupied	789	223,599,358.92	83.68
Owner Occupied—2nd Home	35	8,626,898.76	3.23

Total	967	$267,193,304.87	100.00%

Credit Score Distribution of the Subgroup 1-B Loans
Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

600–619	4	$1,049,739.14	0.39%
620–639	125	36,079,191.66	13.50
640–659	138	36,452,659.50	13.64
660–679	179	49,749,719.87	18.62
680–699	147	41,332,519.94	15.47
700–719	112	29,568,082.43	11.07
720–739	86	23,543,740.24	8.81
740–759	65	19,211,242.93	7.19
760–779	53	14,819,732.64	5.55
780–799	39	10,128,107.06	3.79
800 or greater	19	5,258,569.46	1.97

Total	967	$267,193,304.87	100.00%

      As of the Cut-Off Date, the non-zero weighted average credit score of the subgroup 1-B loans was approximately 692.

      * May include foreign nationals and borrowers with insufficient credit history.

Original Terms of the Subgroup 1-B Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

360	872	$240,416,593.50	89.98%
480	95	26,776,711.37	10.02

Total	967	$267,193,304.87	100.00%

Prepayment Penalty Terms of the Subgroup 1-B Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

6 Months	11	$3,232,665.30	1.21%
12 Months	176	47,445,961.47	17.76
24 Months	49	15,227,548.50	5.70
36 Months	731	201,287,129.60	75.33

Total	967	$267,193,304.87	100.00%

First Interest Rate Adjustment Dates of the Subgroup 1-B Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

08/2005	1	$335,417.68	0.13%
04/2006	1	402,127.55	0.15
05/2006	6	1,318,127.72	0.49
06/2006	21	4,876,083.13	1.82
07/2006	74	19,800,646.13	7.41
08/2006	229	61,102,273.23	22.87
09/2006	519	148,372,249.44	55.53
10/2006	94	25,531,427.94	9.56
11/2006	22	5,454,952.05	2.04

Total	967	$267,193,304.87	100.00%

Interest Rate Ceiling of the Subgroup 1-B Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

9.500	1	$163,000.00	0.06%
9.950	852	234,072,932.02	87.60
10.700	5	1,360,992.20	0.51
10.950	55	14,902,247.82	5.58
11.950	53	16,323,557.85	6.11
12.700	1	370,574.98	0.14

Total	967	$267,193,304.87	100.00%

SUBGROUP 1-B

Interest Rate Floor of the Subgroup 1-B Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

0.900	1	$347,512.10	0.13%
1.650	1	147,112.69	0.06
2.000	1	160,959.39	0.06
2.050	1	391,137.13	0.15
2.250	1	104,696.08	0.04
2.400	2	309,701.52	0.12
2.425	1	387,500.00	0.15
2.500	13	3,860,016.73	1.44
2.525	1	245,854.33	0.09
2.530	1	327,218.35	0.12
2.575	2	431,824.49	0.16
2.600	1	367,123.04	0.14
2.650	10	2,334,672.77	0.87
2.675	1	259,427.69	0.10
2.725	6	1,439,324.70	0.54
2.750	13	3,954,833.46	1.48
2.775	5	1,449,066.58	0.54
2.800	8	2,519,459.24	0.94
2.850	1	84,708.43	0.03
2.875	14	4,007,923.66	1.50
2.900	6	1,637,547.65	0.61
2.943	1	389,990.70	0.15
2.950	15	3,951,919.24	1.48
2.960	1	200,089.25	0.07
2.980	1	373,656.35	0.14
3.000	25	6,309,317.22	2.36
3.025	15	4,417,848.08	1.65
3.075	16	4,388,464.55	1.64
3.086	1	325,206.58	0.12
3.088	1	225,143.02	0.08
3.100	7	1,990,196.49	0.74
3.125	5	1,116,744.45	0.42
3.150	26	6,481,817.37	2.43
3.175	5	1,599,575.46	0.60
3.200	31	8,782,573.47	3.29
3.216	2	747,754.71	0.28
3.228	1	232,972.16	0.09
3.237	1	392,269.58	0.15
3.250	12	2,984,530.87	1.12
3.275	1	279,665.30	0.10
3.300	1	522,751.28	0.20
3.325	17	3,782,958.93	1.42
3.330	1	135,675.90	0.05
3.333	2	647,643.13	0.24
3.343	1	358,301.96	0.13
3.350	11	3,245,737.59	1.21
3.371	2	600,964.45	0.22
3.375	25	5,907,844.86	2.21
3.400	26	6,675,239.68	2.50
3.425	3	857,316.57	0.32
3.430	1	344,177.84	0.13
3.450	63	16,307,662.69	6.10
3.500	40	11,729,522.33	4.39
3.525	17	4,868,218.00	1.82
3.530	7	1,885,657.04	0.71
3.550	3	928,453.27	0.35
3.563	1	139,146.13	0.05
3.575	32	7,931,919.47	2.97
3.600	37	10,894,885.45	4.08
3.620	2	898,042.28	0.34
3.625	4	960,734.66	0.36
3.638	1	122,541.40	0.05
3.650	2	402,359.13	0.15
3.657	3	921,075.23	0.34
3.675	15	4,623,523.42	1.73
3.680	21	6,311,459.88	2.36
3.700	21	5,840,952.61	2.19
3.725	8	1,828,543.12	0.68
3.750	94	29,817,709.83	11.16
3.775	1	203,015.54	0.08
3.800	28	8,645,272.60	3.24
3.825	2	293,330.82	0.11

Interest Rate Floor of the Subgroup 1-B Loans—(Continued)
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

3.850	5	$1,531,808.92	0.57%
3.875	2	481,604.33	0.18
3.900	5	1,251,235.85	0.47
3.950	4	1,065,488.84	0.40
3.975	4	794,558.56	0.30
4.000	6	1,722,017.56	0.64
4.025	2	426,354.20	0.16
4.050	16	3,899,124.91	1.46
4.075	22	5,611,586.25	2.10
4.100	7	1,849,336.95	0.69
4.125	5	1,088,420.28	0.41
4.150	3	659,600.02	0.25
4.175	3	958,053.58	0.36
4.200	6	1,169,305.56	0.44
4.250	10	2,716,781.60	1.02
4.300	28	8,043,326.17	3.01
4.325	10	1,825,799.59	0.68
4.350	3	1,003,033.51	0.38
4.375	4	1,025,318.86	0.38
4.400	2	719,169.27	0.27
4.425	3	830,058.33	0.31
4.450	5	1,023,693.80	0.38
4.500	12	3,355,801.02	1.26
4.550	7	2,201,686.57	0.82
4.575	1	377,902.56	0.14
4.600	7	2,044,443.62	0.77
4.650	6	1,620,645.89	0.61
4.700	1	138,514.79	0.05
4.800	6	1,842,301.02	0.69
4.825	1	263,552.46	0.10
4.900	2	801,352.60	0.30
4.950	6	1,811,328.05	0.68
5.000	2	585,521.53	0.22
5.050	2	704,841.40	0.26
5.100	2	646,455.78	0.24
5.150	2	700,452.33	0.26
5.200	1	339,423.62	0.13
5.300	2	476,106.24	0.18
5.350	2	602,976.09	0.23
5.400	1	394,330.39	0.15

Total	967	$267,193,304.87	100.00%

SUBGROUP 1-B

Margins of the Subgroup 1-B Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

0.900	1	$347,512.10	0.13%
1.650	1	147,112.69	0.06
2.000	1	160,959.39	0.06
2.050	1	391,137.13	0.15
2.250	1	104,696.08	0.04
2.400	2	309,701.52	0.12
2.425	1	387,500.00	0.15
2.500	13	3,860,016.73	1.44
2.525	1	245,854.33	0.09
2.530	1	327,218.35	0.12
2.575	2	431,824.49	0.16
2.600	1	367,123.04	0.14
2.650	10	2,334,672.77	0.87
2.675	1	259,427.69	0.10
2.725	6	1,439,324.70	0.54
2.750	13	3,954,833.46	1.48
2.775	5	1,449,066.58	0.54
2.800	8	2,519,459.24	0.94
2.850	1	84,708.43	0.03
2.875	14	4,007,923.66	1.50
2.900	6	1,637,547.65	0.61
2.943	1	389,990.70	0.15
2.950	15	3,951,919.24	1.48
2.960	1	200,089.25	0.07
2.980	1	373,656.35	0.14
3.000	25	6,309,317.22	2.36
3.025	15	4,417,848.08	1.65
3.075	16	4,388,464.55	1.64
3.086	1	325,206.58	0.12
3.088	1	225,143.02	0.08
3.100	7	1,990,196.49	0.74
3.125	5	1,116,744.45	0.42
3.150	26	6,481,817.37	2.43
3.175	5	1,599,575.46	0.60
3.200	31	8,782,573.47	3.29
3.216	2	747,754.71	0.28
3.228	1	232,972.16	0.09
3.237	1	392,269.58	0.15
3.250	12	2,984,530.87	1.12
3.275	1	279,665.30	0.10
3.300	1	522,751.28	0.20
3.325	17	3,782,958.93	1.42
3.330	1	135,675.90	0.05
3.333	2	647,643.13	0.24
3.343	1	358,301.96	0.13
3.350	11	3,245,737.59	1.21
3.371	2	600,964.45	0.22
3.375	25	5,907,844.86	2.21
3.400	26	6,675,239.68	2.50
3.425	3	857,316.57	0.32
3.430	1	344,177.84	0.13
3.450	63	16,307,662.69	6.10
3.500	40	11,729,522.33	4.39
3.525	17	4,868,218.00	1.82
3.530	7	1,885,657.04	0.71
3.550	3	928,453.27	0.35
3.563	1	139,146.13	0.05
3.575	32	7,931,919.47	2.97
3.600	37	10,894,885.45	4.08
3.620	2	898,042.28	0.34
3.625	4	960,734.66	0.36
3.638	1	122,541.40	0.05
3.650	2	402,359.13	0.15
3.657	3	921,075.23	0.34
3.675	15	4,623,523.42	1.73
3.680	21	6,311,459.88	2.36
3.700	21	5,840,952.61	2.19
3.725	8	1,828,543.12	0.68
3.750	94	29,817,709.83	11.16
3.775	1	203,015.54	0.08
3.800	28	8,645,272.60	3.24
3.825	2	293,330.82	0.11

Margins of the Subgroup 1-B Loans—(Continued)
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

3.850	5	$1,531,808.92	0.57%
3.875	2	481,604.33	0.18
3.900	5	1,251,235.85	0.47
3.950	4	1,065,488.84	0.40
3.975	4	794,558.56	0.30
4.000	6	1,722,017.56	0.64
4.025	2	426,354.20	0.16
4.050	16	3,899,124.91	1.46
4.075	22	5,611,586.25	2.10
4.100	7	1,849,336.95	0.69
4.125	5	1,088,420.28	0.41
4.150	3	659,600.02	0.25
4.175	3	958,053.58	0.36
4.200	6	1,169,305.56	0.44
4.250	10	2,716,781.60	1.02
4.300	28	8,043,326.17	3.01
4.325	10	1,825,799.59	0.68
4.350	3	1,003,033.51	0.38
4.375	4	1,025,318.86	0.38
4.400	2	719,169.27	0.27
4.425	3	830,058.33	0.31
4.450	5	1,023,693.80	0.38
4.500	12	3,355,801.02	1.26
4.550	7	2,201,686.57	0.82
4.575	1	377,902.56	0.14
4.600	7	2,044,443.62	0.77
4.650	6	1,620,645.89	0.61
4.700	1	138,514.79	0.05
4.800	6	1,842,301.02	0.69
4.825	1	263,552.46	0.10
4.900	2	801,352.60	0.30
4.950	6	1,811,328.05	0.68
5.000	2	585,521.53	0.22
5.050	2	704,841.40	0.26
5.100	2	646,455.78	0.24
5.150	2	700,452.33	0.26
5.200	1	339,423.62	0.13
5.300	2	476,106.24	0.18
5.350	2	602,976.09	0.23
5.400	1	394,330.39	0.15

Total	967	$267,193,304.87	100.00%

Monthly Debt-to-Income Ratio of All Debt of the Subgroup 1-B Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

Data Not Compiled	257	$80,356,159.93	30.07%
15.00 or less	3	667,502.74	0.25
15.01–20.00	13	2,774,444.41	1.04
20.01–25.00	45	12,241,999.28	4.58
25.01–30.00	67	15,542,965.59	5.82
30.01–35.00	115	27,273,685.43	10.21
35.01–40.00	210	57,652,396.66	21.58
40.01–45.00	148	42,878,272.18	16.05
45.01–50.00	74	19,411,044.07	7.26
50.01–55.00	32	7,845,601.53	2.94
55.01–60.00	3	549,233.05	0.21

Total	967	$267,193,304.87	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the subgroup 1-B loans (exclusive of the data not compiled) was approximately 37.6%.

      With respect to the data not compiled for the subgroup 1-B loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such subgroup 1-B loans does not differ from such distribution for the remaining subgroup 1-B loans, and the distribution could differ substantially.

SUBGROUP 1-B

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Subgroup 1-B Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

0.01–60.00	102	$24,329,909.00	9.11%
60.01–65.00	28	8,112,450.19	3.04
65.01–70.00	88	23,554,748.12	8.82
70.01–75.00	90	22,508,309.60	8.42
75.01–80.00	310	89,959,430.47	33.67
80.01–85.00	17	5,448,168.44	2.04
85.01–90.00	316	89,148,755.78	33.36
Over 90.00	16	4,131,533.27	1.55

Total	967	$267,193,304.87	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes boht the first lien mortgage and the simultaneous second lien mortgage, if any.

      Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the subgroup 1-B loans (exclusive of no second lien) was approximately 78.6%.

Delinquencies of the Subgroup 1-B Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B Loans

1X30 or Less Past Delinquency (2)	966	$266,857,887.19	99.87%
More than 1X30 Past Delinquency (3)	1	335,417.68	0.13

Total	967	$267,193,304.87	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

SUBGROUP 1-B1

Mortgage Interest Rates of the Subgroup 1-B1 Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

1.000	8	$2,019,000.00	3.00%
1.250	1	230,000.00	0.34
1.500	5	1,844,400.00	2.74
1.750	3	759,598.32	1.13
2.000	3	383,788.29	0.57
2.250	1	86,908.27	0.13
2.750	1	154,800.00	0.23
7.375	6	1,711,452.98	2.54
7.500	28	7,618,098.84	11.31
7.563	12	2,876,679.38	4.27
7.625	24	6,784,125.34	10.07
7.750	35	9,994,637.58	14.84
7.813	6	1,324,410.49	1.97
7.832	1	392,000.00	0.58
7.875	21	5,792,802.55	8.60
8.000	56	13,747,640.65	20.41
8.063	30	8,847,437.38	13.14
8.125	9	2,578,776.96	3.83
8.750	1	208,665.25	0.31

Total	251	$67,355,222.28	100.00%

Pass-Through Rates of the Subgroup 1-B1 Loans
Pass-Through Rate (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

0.625	$2,019,000.00	1.000		360
0.875	230,000.00	1.250		480
1.125	1,844,400.00	1.500		360
1.375	759,598.32	1.750		360
1.625	383,788.29	2.000		359
1.875	86,908.27	2.250		358
2.375	154,800.00	2.750		360
7.000	1,711,452.98	7.375		358
7.125	7,618,098.84	7.500		374
7.188	2,876,679.38	7.563		359
7.250	6,784,125.34	7.625		384
7.375	9,994,637.58	7.750		388
7.438	1,324,410.49	7.813		358
7.457	392,000.00	7.832		480
7.500	5,792,802.55	7.875		367
7.625	13,747,640.65	8.000		373
7.688	8,847,437.38	8.063		359
7.750	2,578,776.96	8.125		394
8.375	208,665.25	8.750		477

Total	$67,355,222.28	7.299	*	374	*

* Represents a weighted average of all the subgroup 1-B1 loans.

      As of the Cut-Off Date, the Pass-Through Rates for the subgroup 1-B1 loans ranged from 0.625% per annum to 8.375% per annum, with a weighted average Pass-Through Rate for the subgroup 1-B1 loans of approximately 6.924% per annum.

Original Principal Balances of the Subgroup 1-B1 Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

$ 50,000 or less	1	$34,338.40	0.05%
$ 50,001–100,000	11	860,264.77	1.28
$100,001–150,000	19	2,369,092.57	3.52
$150,001–200,000	45	8,018,426.50	11.90
$200,001–250,000	41	9,171,078.20	13.62
$250,001–300,000	36	9,992,900.01	14.84
$300,001–350,000	40	13,057,428.45	19.39
$350,001–400,000	44	16,800,378.27	24.94
$400,001–450,000	6	2,454,567.62	3.64
$450,001–500,000	2	950,854.57	1.41
$500,001–550,000	2	1,065,143.56	1.58
$600,001–650,000	3	1,892,707.03	2.81
$650,001–700,000	1	688,042.33	1.02

Total	251	$67,355,222.28	100.00%

      As of the Cut-Off Date, the principal balances of the subgroup 1-B1 loans ranged from approximately $34,338 to $688,042 with an average of approximately $268,347.

Current Loan-to-Value Ratios of the Subgroup 1-B1 Loans
Current Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

60.00 or less	39	$8,683,106.66	12.89%
60.01–70.00	35	10,494,701.28	15.58
70.01–75.00	32	7,852,468.67	11.66
75.01–80.00	86	24,381,000.60	36.20
80.01–85.00	40	12,044,881.15	17.88
85.01–90.00	11	2,018,300.96	3.00
90.01–95.00	7	1,666,666.43	2.47
95.01–100.00	1	214,096.53	0.32

Total	251	$67,355,222.28	100.00%

      At origination, the weighted average loan-to-value ratio of the subgroup 1-B1 loans was approximately 73.7%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 1-B1 loans was approximately 73.7%.

Types of Mortgaged Properties Securing the Subgroup 1-B1 Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

Condominium	16	$3,325,284.27	4.94%
Duplex	10	3,039,092.04	4.51
Fourplex	5	2,877,060.94	4.27
Hi-Rise Condominium	3	773,512.03	1.15
Planned Unit Development	38	10,218,753.37	15.17
Single Family Detached	174	45,297,660.07	67.25
Townhouse	1	183,125.03	0.27
Triplex	4	1,640,734.53	2.44

Total	251	$67,355,222.28	100.00%

SUBGROUP 1-B1

Geographic Distribution by State of the Subgroup 1-B1 Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

Arizona	24	$4,842,579.92	7.19%
California	116	36,369,743.88	54.00
Colorado	4	617,096.35	0.92
District of Columbia	1	227,517.98	0.34
Florida	42	9,838,901.41	14.61
Georgia	1	392,000.00	0.58
Hawaii	4	1,448,479.03	2.15
Illinois	6	1,430,008.94	2.12
Indiana	1	187,551.99	0.28
Maine	1	197,129.11	0.29
Maryland	3	608,792.01	0.90
Massachusetts	4	1,118,826.14	1.66
Michigan	3	280,769.93	0.42
Nebraska	2	181,195.67	0.27
Nevada	8	2,214,598.19	3.29
New Hampshire	2	580,857.09	0.86
New Jersey	1	395,185.51	0.59
New York	2	851,174.70	1.26
Ohio	1	155,343.31	0.23
Oregon	5	1,121,480.48	1.67
Pennsylvania	2	361,965.36	0.54
Rhode Island	1	283,692.11	0.42
Tennessee	1	51,135.92	0.08
Texas	1	180,000.00	0.27
Utah	1	284,282.52	0.42
Virginia	3	268,376.43	0.40
Washington	9	2,449,229.90	3.64
Wisconsin	2	417,308.40	0.62

Total	251	$67,355,222.28	100.00%

      No more than approximately 1.2% of the subgroup 1-B1 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.0% of the subgroup 1-B1 loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Subgroup 1-B1 Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

2035	1	$335,417.68	0.50%
2036	219	58,398,141.75	86.70
2046	31	8,621,662.85	12.80

Total	251	$67,355,222.28	100.00%

      The weighted average remaining term of the subgroup 1-B1 loans as of the Cut-Off Date is approximately 374 months.

      The latest scheduled maturity of any of the subgroup 1-B1 loans is September 2046.

Year of Initial Monthly Payments of the Subgroup 1-B1 Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

2005	1	$335,417.68	0.50%
2006	250	67,019,804.60	99.50

Total	251	$67,355,222.28	100.00%

Documentation Program Types of the Subgroup 1-B1 Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off Date

Full Documentation	19	$4,128,838.13	6.13%	76.25%
No Documentation	25	6,483,939.31	9.63	72.65
No Ratio	9	2,972,176.60	4.41	70.33
Reduced Documentation	198	53,770,268.24	79.83	73.81

Total	251	$67,355,222.28	100.00%	73.70	%*

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 1-B1 loans originated under a reduced documentation program was approximately 73.8%.

* Represents a weighted average of all the subgroup 1-B1 loans.

Purpose of the Subgroup 1-B1 Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

Cash Out Refinances	188	$50,823,277.15	75.46%
Purchase Loans	23	5,322,247.47	7.90
Rate/Term Refinances	40	11,209,697.66	16.64

Total	251	$67,355,222.28	100.00%

Occupancy Status of the Subgroup 1-B1 Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

Non-Owner Occupied	32	$8,500,384.63	12.62%
Owner Occupied	212	57,261,566.99	85.01
Owner Occupied—2nd Home	7	1,593,270.66	2.37

Total	251	$67,355,222.28	100.00%

Credit Scores Distribution of the Subgroup 1-B1 Loans
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

600-639	19	$5,302,889.04	7.87%
640-659	19	3,885,773.81	5.77
660-679	51	13,201,052.51	19.60
680-699	47	13,195,004.36	19.59
700-719	29	7,491,849.80	11.12
720-739	29	8,158,944.94	12.11
740-759	24	7,760,973.39	11.52
760-779	15	3,714,023.25	5.51
780-799	9	2,453,790.14	3.64
800 or greater	9	2,190,921.04	3.25

Total	251	$67,355,222.28	100.00%

      As of the Cut-Off Date, the weighted average credit score of the subgroup 1-B1 loans was approximately 704.

Original Terms of the Subgroup 1-B1 Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

360	220	$58,733,559.43	87.20%
480	31	8,621,662.85	12.80

Total	251	$67,355,222.28	100.00%

SUBGROUP 1-B1

Prepayment Penalty Term of the Subgroup 1-B1 Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

36 Months	251	$67,355,222.28	100.00%

Total	251	$67,355,222.28	100.00%

First Interest Rate Adjustment Dates of the Subgroup 1-B1 Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

08/2005	1	$335,417.68	0.50%
04/2006	1	402,127.55	0.60
05/2006	1	183,613.16	0.27
06/2006	9	2,000,497.11	2.97
07/2006	28	7,172,263.16	10.65
08/2006	59	15,648,050.66	23.23
09/2006	129	35,742,758.08	53.07
10/2006	20	5,453,858.27	8.10
11/2006	3	416,636.61	0.62

Total	251	$67,355,222.28	100.00%

Interest Rate Ceiling of the Subgroup 1-B1 Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

9.950	246	$65,887,655.22	97.82%
10.950	3	842,864.68	1.25
11.950	2	624,702.38	0.93

Total	251	$67,355,222.28	100.00%

Interest Rate Floor of the Subgroup 1-B1 Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

2.800	7	$2,103,452.98	3.12%
2.875	13	3,626,834.00	5.38
2.950	15	3,951,919.24	5.87
2.960	1	200,089.25	0.30
2.980	1	373,656.35	0.55
3.000	13	3,195,946.30	4.74
3.025	4	839,259.62	1.25
3.075	16	4,388,464.55	6.52
3.100	7	1,990,196.49	2.95
3.125	1	212,526.25	0.32
3.150	2	503,796.55	0.75
3.175	4	1,210,172.63	1.80
3.200	28	8,024,387.44	11.91
3.216	2	747,754.71	1.11
3.250	11	2,817,074.39	4.18
3.300	1	522,751.28	0.78
3.325	17	3,782,958.93	5.62
3.333	2	647,643.13	0.96
3.350	1	291,335.31	0.43
3.375	11	2,637,228.01	3.92
3.400	7	2,335,479.98	3.47
3.425	1	340,780.89	0.51
3.450	47	11,185,299.66	16.61
3.500	39	11,426,214.34	16.96

Total	251	$67,355,222.28	100.00%

Margins of the Subgroup 1-B1 Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

2.800	7	$2,103,452.98	3.12%
2.875	13	3,626,834.00	5.38
2.950	15	3,951,919.24	5.87
2.960	1	200,089.25	0.30
2.980	1	373,656.35	0.55
3.000	13	3,195,946.30	4.74
3.025	4	839,259.62	1.25
3.075	16	4,388,464.55	6.52
3.100	7	1,990,196.49	2.95
3.125	1	212,526.25	0.32
3.150	2	503,796.55	0.75
3.175	4	1,210,172.63	1.80
3.200	28	8,024,387.44	11.91
3.216	2	747,754.71	1.11
3.250	11	2,817,074.39	4.18
3.300	1	522,751.28	0.78
3.325	17	3,782,958.93	5.62
3.333	2	647,643.13	0.96
3.350	1	291,335.31	0.43
3.375	11	2,637,228.01	3.92
3.400	7	2,335,479.98	3.47
3.425	1	340,780.89	0.51
3.450	47	11,185,299.66	16.61
3.500	39	11,426,214.34	16.96

Total	251	$67,355,222.28	100.00%

Monthly Debt-to-Income Ratio of All Debt of the Subgroup 1-B1 Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

Data Not Compiled	32	$9,033,224.62	13.41%
15.00 or less	2	544,332.78	0.81
15.01–20.00	4	591,835.95	0.88
20.01–25.00	13	3,627,556.69	5.39
25.01–30.00	25	5,349,493.97	7.94
30.01–35.00	38	9,945,608.50	14.77
35.01–40.00	66	18,721,510.79	27.80
40.01–45.00	46	13,073,777.19	19.41
45.01–50.00	16	4,311,760.95	6.40
50.01–55.00	9	2,156,120.84	3.20

Total	251	$67,355,222.28	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the subgroup 1-B1 loans (exclusive of the data not compiled) was approximately 36.9%.

      With respect to the data not compiled for the subgroup 1-B1 loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such subgroup 1-B1 loans does not differ from such distribution for the remaining subgroup 1-B1 loans, and the distribution could differ substantially.

SUBGROUP 1-B1

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Subgroup 1-B1 Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

0.01–60.00	38	$8,282,064.65	12.30%
60.01–65.00	7	2,213,533.75	3.29
65.01–70.00	30	8,710,535.62	12.93
70.01–75.00	35	8,316,398.52	12.35
75.01–80.00	86	25,312,271.12	37.58
80.01–85.00	1	265,994.61	0.39
85.01–90.00	51	13,666,902.46	20.29
Over 90.00	3	587,521.55	0.87

Total	251	$67,355,222.28	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgage and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the subgroup 1-B1 loans (exclusive of no second lien) was approximately 75.4%.

Delinquencies of the Subgroup 1-B1 Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 1-B1 Loans

1X30 or Less Past Delinquency (2)	250	$67,019,804.60	99.50%
More than 1X30 Past Delinquency (3)	1	335,417.68	0.50

Total	251	$67,355,222.28	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

LOAN GROUP 2

Mortgage Interest Rates of the Group 2 Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

1.000	62	$39,057,014.35	7.30%
1.250	2	895,000.00	0.17
1.500	14	6,718,460.00	1.26
1.750	3	1,375,801.14	0.26
2.000	21	12,821,506.08	2.40
2.250	2	1,278,739.31	0.24
2.500	4	2,872,335.96	0.54
3.000	1	262,049.54	0.05
3.750	2	502,405.15	0.09
4.250	3	1,649,595.15	0.31
6.000	1	311,927.97	0.06
6.250	1	444,619.49	0.08
6.500	2	1,476,549.60	0.28
6.563	2	977,462.41	0.18
6.625	3	1,169,094.30	0.22
6.750	1	343,180.23	0.06
6.875	3	2,017,121.72	0.38
7.000	1	518,760.80	0.10
7.063	10	5,987,934.25	1.12
7.125	8	4,658,282.29	0.87
7.188	1	612,954.12	0.11
7.250	14	9,939,566.13	1.86
7.313	17	9,027,798.34	1.69
7.375	26	15,394,604.41	2.88
7.438	1	557,231.03	0.10
7.500	40	19,930,885.59	3.72
7.513	1	752,983.00	0.14
7.563	24	14,592,908.32	2.73
7.625	29	13,470,275.86	2.52
7.688	2	1,954,384.75	0.37
7.750	56	28,629,957.30	5.35
7.782	1	447,500.00	0.08
7.813	9	5,426,161.04	1.01
7.875	45	25,901,655.94	4.84
8.000	84	45,624,659.15	8.53
8.013	1	380,000.00	0.07
8.032	1	518,400.00	0.10
8.063	12	6,156,167.24	1.15
8.125	51	23,154,836.96	4.33
8.163	1	480,000.00	0.09
8.232	4	1,834,600.00	0.34
8.250	51	26,691,557.26	4.99
8.282	3	1,788,000.00	0.33
8.313	1	731,932.24	0.14
8.375	179	102,524,649.21	19.16
8.413	3	1,592,000.00	0.30
8.482	9	4,216,600.00	0.79
8.500	10	4,848,947.89	0.91
8.533	1	326,000.00	0.06
8.625	20	12,617,498.43	2.36
8.663	1	441,200.00	0.08
8.705	1	440,357.64	0.08
8.732	6	3,074,320.00	0.57
8.750	14	7,091,816.48	1.33
8.813	1	392,000.00	0.07
8.863	5	1,558,400.00	0.29
8.875	21	10,749,614.33	2.01
8.982	3	1,341,864.00	0.25
9.000	5	2,568,998.13	0.48
9.113	2	964,000.00	0.18
9.125	21	9,807,014.50	1.83
9.250	8	4,946,976.51	0.92
9.375	8	4,160,091.09	0.78
9.500	9	4,580,683.51	0.86
9.625	7	3,757,496.97	0.70
9.750	5	2,609,908.94	0.49
9.875	4	2,509,347.89	0.47
9.950	16	8,691,065.47	1.62

Total	980	$535,147,709.41	100.00%

Pass-Through Rates of the Group 2 Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)	Weighted Average Scheduled Remaining Term (In Months)

0.000	$45,446,654.74	1.296	363
0.100	2,920,430.61	2.325	359
0.390	2,428,000.00	1.000	360
0.565	1,977,963.94	1.000	360
0.625	2,424,232.77	1.000	359
0.815	399,801.14	1.750	358
0.875	895,000.00	1.250	480
1.065	2,560,460.00	1.500	360
1.125	3,404,400.00	1.500	360
1.375	976,000.00	1.750	360
1.615	1,025,913.64	2.000	359
1.875	300,000.00	2.250	360
2.065	260,000.00	2.500	360
2.075	760,950.16	4.250	359
2.165	262,049.54	3.000	359
2.475	311,070.83	4.250	359
2.600	577,574.16	4.250	359
2.915	217,405.15	3.750	478
3.375	285,000.00	3.750	360
4.600	670,824.03	9.950	359
5.200	439,254.10	9.950	359
5.532	447,500.00	7.782	360
5.604	608,174.71	7.875	358
5.625	5,627,295.26	7.956	377
5.632	3,289,600.00	8.376	379
5.650	5,627,334.13	7.610	359
5.658	326,000.00	8.533	480
5.663	15,494,536.91	7.699	361
5.675	2,249,463.89	7.302	359
5.700	8,227,241.29	7.860	359
5.704	825,695.87	7.875	358
5.705	439,461.52	8.125	358
5.720	582,769.72	7.250	358
5.725	13,906,559.85	8.048	389
5.732	420,354.26	7.875	358
5.750	21,273,417.86	8.377	366
5.757	218,777.39	7.500	359
5.763	11,480,516.84	7.294	358
5.765	400,337.39	7.875	358
5.768	510,779.88	9.000	359
5.775	18,701,762.99	8.315	364
5.784	335,199.29	8.125	359
5.793	760,973.28	8.250	358
5.800	45,453,066.16	7.671	379
5.811	971,119.86	8.125	358
5.819	432,319.50	7.750	358
5.825	9,224,177.77	8.339	382
5.875	444,619.49	6.250	358
6.125	648,451.01	6.500	359
6.250	899,601.08	6.625	359
6.430	440,357.64	8.705	355
6.450	1,786,485.32	8.750	359
6.475	364,945.30	8.750	359
6.500	2,017,121.72	6.875	447
6.525	768,694.68	8.000	479
6.625	518,760.80	7.000	359
6.688	2,072,012.95	7.063	358
6.750	4,658,282.29	7.125	359
6.875	3,312,360.27	7.250	355
6.938	4,445,884.53	7.313	358
7.000	5,921,835.82	7.375	371
7.125	8,904,332.09	7.500	366
7.138	752,983.00	7.513	360
7.188	5,309,180.50	7.563	358
7.195	282,148.47	8.750	478
7.250	8,441,725.95	7.625	415
7.340	666,408.12	9.950	359
7.375	11,494,101.86	7.750	409
7.438	3,239,902.53	7.813	358
7.440	423,281.22	9.950	359
7.500	10,110,371.77	7.875	389
7.540	1,251,874.19	9.950	359
7.565	594,579.70	9.950	359
7.572	9,484,184.00	8.560	387
7.590	997,049.99	9.950	359
7.625	18,888,559.09	8.000	390

LOAN GROUP 2

Pass-Through Rates of the Group 2 Loans—(Continued)
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

7.638	$380,000.00	8.013		360
7.640	598,377.91	9.950		478
7.665	14,996,294.85	8.798		372
7.680	1,781,166.20	8.477		358
7.688	6,156,167.24	8.063		359
7.690	13,770,670.67	8.919		383
7.703	3,254,332.24	8.813		412
7.710	4,365,940.82	8.250		359
7.715	22,423,948.69	8.744		382
7.733	664,841.47	8.250		358
7.735	2,019,176.68	8.125		359
7.740	9,121,689.26	8.647		365
7.750	1,183,011.99	8.125		359
7.752	650,750.90	8.250		358
7.765	100,438,510.01	8.452		359
7.815	188,165.55	9.000		358
7.875	314,895.52	8.250		355
7.910	438,186.70	9.125		358
7.930	428,990.37	8.875		357
8.000	3,801,518.74	8.375		366
8.010	531,572.37	8.875		358
8.125	817,412.13	8.500		359
8.375	453,245.43	8.750		355
8.750	484,992.23	9.125		358
9.125	366,335.63	9.500		357

Total	$535,147,709.41	7.309	*	371	*

* Represents a weighted average of all the group 2 loans.

      As of the Cut-Off Date, the Pass-Through Rates for the group 2 loans ranged from approximately 0.000% per annum to 9.125% per annum, with a weighted average Pass-Through Rate for the group 2 loans of approximately 6.078% per annum.

Original Principal Balances of the Group 2 Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

$ 50,001– 100,000	1	$60,768.34	0.01%
$ 100,001– 150,000	7	941,684.87	0.18
$ 150,001– 200,000	29	5,199,842.59	0.97
$ 200,001– 250,000	28	6,313,167.73	1.18
$ 250,001– 300,000	46	12,705,048.56	2.37
$ 300,001– 350,000	51	16,682,143.53	3.12
$ 350,001– 400,000	40	15,191,201.50	2.84
$ 400,001– 450,000	131	56,598,027.08	10.58
$ 450,001– 500,000	168	80,392,032.85	15.02
$ 500,001– 550,000	113	59,437,409.45	11.11
$ 550,001– 600,000	104	60,056,234.75	11.22
$ 600,001– 650,000	67	42,321,858.58	7.91
$ 650,001– 700,000	38	25,789,297.06	4.82
$ 700,001– 750,000	40	29,184,810.04	5.45
$ 750,001– 800,000	16	12,361,897.22	2.31
$ 800,001– 850,000	17	14,069,678.34	2.63
$ 850,001– 900,000	15	13,092,587.42	2.45
$ 900,001– 950,000	9	8,339,845.06	1.56
$ 950,001–1,000,000	21	20,772,386.51	3.88
$1,000,001–1,050,000	1	1,047,530.72	0.20
$1,050,001–1,100,000	2	2,186,576.18	0.41
$1,100,001–1,150,000	5	5,575,060.07	1.04
$1,150,001–1,200,000	3	3,517,631.80	0.66
$1,200,001–1,250,000	3	3,690,942.29	0.69
$1,250,001–1,300,000	2	2,533,218.08	0.47
$1,300,001–1,350,000	4	5,282,901.66	0.99
$1,350,001–1,400,000	4	5,557,957.47	1.04
$1,450,001–1,500,000	7	10,145,041.72	1.90
Over $1,500,000	8	16,100,927.94	3.01

Total	980	$535,147,709.41	100.00%

      As of the Cut-Off Date, the principal balances of the group 2 loans ranged from approximately $60,768 to $2,657,819 with an average of approximately $546,069.

Current Loan-to-Value Ratios of the Group 2 Loans
Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

60.00 or less	54	$39,455,574.87	7.37%
60.01–70.00	95	65,991,107.53	12.33
70.01–75.00	112	75,284,497.64	14.07
75.01–80.00	504	259,101,465.57	48.42
80.01–85.00	179	83,140,397.96	15.54
85.01–90.00	11	3,357,801.17	0.63
90.01–95.00	18	6,788,754.41	1.27
95.01–100.00	7	2,028,110.26	0.38

Total	980	$535,147,709.41	100.00%

      At origination, the weighted average loan-to-value ratio of the group 2 loans was approximately 75.4%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans was approximately 75.3%.

Types of Mortgaged Properties Securing the Group 2 Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

Condominium	75	$31,155,231.16	5.82%
Duplex	22	11,027,778.01	2.06
Fourplex	1	1,334,535.01	0.25
Hi-Rise Condominium	7	3,249,437.28	0.61
Planned Unit Development	225	127,927,491.04	23.91
Single Family Detached	639	355,790,115.52	66.48
Townhouse	4	1,409,436.27	0.26
Triplex	7	3,253,685.12	0.61

Total	980	$535,147,709.41	100.00%

LOAN GROUP 2

Geographic Distribution by State of the Group 2 Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

Alabama	1	$60,768.34	0.01%
Arizona	31	15,759,637.82	2.94
California	667	383,000,119.45	71.57
Colorado	6	5,134,277.02	0.96
Connecticut	4	2,801,411.77	0.52
District of Columbia	2	1,632,082.06	0.30
Florida	61	25,633,472.28	4.79
Georgia	12	5,345,844.72	1.00
Hawaii	21	14,724,931.53	2.75
Idaho	3	723,046.27	0.14
Illinois	11	5,415,334.73	1.01
Maryland	15	7,909,003.13	1.48
Massachusetts	4	1,615,321.84	0.30
Michigan	1	622,570.51	0.12
Missouri	1	156,930.93	0.03
Nevada	13	4,893,312.61	0.91
New Hampshire	1	260,042.50	0.05
New Jersey	8	3,219,072.15	0.60
New Mexico	2	1,141,900.02	0.21
New York	5	3,712,031.76	0.69
Ohio	1	188,165.55	0.04
Oregon	17	6,887,461.20	1.29
Pennsylvania	5	1,509,073.04	0.28
Rhode Island	1	311,070.83	0.06
Tennessee	1	315,475.63	0.06
Texas	3	3,476,129.37	0.65
Utah	9	2,801,346.24	0.52
Virginia	53	26,180,591.68	4.89
Washington	19	9,007,816.92	1.68
Wisconsin	1	152,236.48	0.03
Wyoming	1	557,231.03	0.10

Total	980	$535,147,709.41	100.00%

      No more than approximately 0.9% of the group 2 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.5% of the group 2 loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Group 2 Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

2035	3	$2,352,246.27	0.44%
2036	877	478,645,966.18	89.44
2046	100	54,149,496.96	10.12

Total	980	$535,147,709.41	100.00%

      The weighted average remaining term of the group 2 loans as of the Cut-Off Date is approximately 371 months.

      The latest scheduled maturity of any of the group 2 loans is September 2046.

Years of Initial Monthly Payments of the Group 2 Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

2005	3	$2,352,246.27	0.44%
2006	977	532,795,463.14	99.56

Total	980	$535,147,709.41	100.00%

Documentation Program Types of the Group 2 Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off-Date

Full Documentation	57	$33,957,781.01	6.35%	73.79%
No Documentation	144	70,360,226.02	13.15	77.90
No Ratio	178	97,432,492.79	18.21	78.19
Reduced Documentation	601	333,397,209.59	62.30	74.03

Total	980	$535,147,709.41	100.00%	75.28	%*

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans originated under a reduced documentation program was approximately 74.0%.

* Represents a weighted average of all the group 2 loans.

Purpose of the Group 2 Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

Cash Out Refinances	473	$269,971,979.14	50.45%
Purchase Loans	341	158,943,488.68	29.70
Rate/Term Refinances	166	106,232,241.59	19.85

Total	980	$535,147,709.41	100.00%

Occupancy Status of the Group 2 Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

Non-Owner Occupied	49	$22,820,365.99	4.26%
Owner Occupied	914	506,045,365.78	94.56
Owner Occupied—2nd Home	17	6,281,977.64	1.17

Total	980	$535,147,709.41	100.00%

Credit Score Distribution of the Group 2 Loans
Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

600–619	6	$2,703,997.83	0.51%
620–639	118	58,041,238.34	10.85
640–659	147	72,720,055.86	13.59
660–679	145	83,122,131.70	15.53
680–699	132	73,021,840.44	13.65
700–719	129	71,509,951.41	13.36
720–739	93	51,652,045.96	9.65
740–759	77	45,514,567.38	8.51
760–779	73	42,341,486.53	7.91
780–799	45	26,085,124.28	4.87
800 or greater	13	7,772,893.86	1.45
Credit Score Not Available*	2	662,375.82	0.12

Total	980	$535,147,709.41	100.00%

      As of the Cut-Off Date, the weighted average non-zero credit score of the group 2 loans was approximately 698.

* May include foreign nationals and borrowers with insufficient credit history.

LOAN GROUP 2

Original Terms of the Group 2 Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

360	880	$480,998,212.45	89.88%
480	100	54,149,496.96	10.12

Total	980	$535,147,709.41	100.00%

Prepayment Penalty Terms of the Group 2 Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

None	136	$88,474,628.92	16.53%
6 Months	5	2,866,593.07	0.54
12 Months	197	109,940,056.36	20.54
24 Months	53	25,509,400.54	4.77
36 Months	589	308,357,030.52	57.62

Total	980	$535,147,709.41	100.00%

First Interest Rate Adjustment Dates of the Group 2 Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

08/2005	1	$845,824.26	0.16%
09/2005	2	1,506,422.01	0.28
03/2006	1	436,066.17	0.08
04/2006	2	2,864,543.30	0.54
05/2006	7	2,820,122.60	0.53
06/2006	9	3,576,722.70	0.67
07/2006	52	25,576,128.18	4.78
08/2006	171	87,339,954.76	16.32
09/2006	578	322,641,151.75	60.29
10/2006	101	50,333,974.58	9.41
11/2006	56	37,206,799.10	6.95

Total	980	$535,147,709.41	100.00%

Interest Rate Ceiling of the Group 2 Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

9.950	795	$427,159,319.41	79.82%
10.450	2	1,673,807.49	0.31
10.950	89	60,943,516.80	11.39
11.900	1	380,000.00	0.07
11.950	93	44,991,065.71	8.41

Total	980	$535,147,709.41	100.00%

Interest Rate Floor of the Group 2 Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

1.400	1	$311,927.97	0.06%
1.650	1	444,619.49	0.08
1.900	1	828,098.59	0.15
1.975	1	648,451.01	0.12
2.000	2	977,462.41	0.18
2.025	1	269,493.22	0.05
2.050	2	899,601.08	0.17
2.150	1	343,180.23	0.06
2.350	3	2,017,121.72	0.38
2.375	2	1,016,376.74	0.19
2.500	18	10,323,753.68	1.93
2.575	4	2,465,299.19	0.46
2.625	3	1,937,390.20	0.36
2.630	1	582,769.72	0.11
2.650	9	6,543,687.16	1.22
2.675	4	2,713,278.78	0.51
2.750	23	13,651,593.18	2.55
2.775	10	6,445,462.77	1.20
2.800	12	6,612,030.23	1.24
2.850	2	1,007,293.82	0.19
2.867	1	640,273.78	0.12
2.875	14	9,569,752.02	1.79
2.900	12	6,234,692.44	1.17
2.943	1	218,777.39	0.04
2.950	26	13,501,211.19	2.52
2.975	1	463,891.88	0.09
2.983	1	500,265.86	0.09
3.000	53	31,757,431.57	5.93
3.025	8	2,720,667.74	0.51
3.050	1	423,318.73	0.08
3.075	15	7,364,624.77	1.38
3.100	6	3,025,898.00	0.57
3.125	3	2,880,173.26	0.54
3.131	1	432,319.50	0.08
3.150	33	17,880,746.56	3.34
3.175	2	1,277,031.47	0.24
3.200	32	17,195,491.43	3.21
3.216	2	752,237.51	0.14
3.220	1	312,054.58	0.06
3.250	23	14,336,790.05	2.68
3.275	5	4,205,713.38	0.79
3.300	1	488,809.39	0.09
3.310	1	400,337.39	0.07
3.325	15	7,263,448.83	1.36
3.330	1	269,068.30	0.05
3.333	1	412,344.47	0.08
3.343	1	420,354.26	0.08
3.350	11	5,769,378.47	1.08
3.371	2	1,433,870.58	0.27
3.375	11	6,005,858.68	1.12
3.400	28	16,655,422.71	3.11
3.425	2	830,061.26	0.16
3.450	54	27,995,594.91	5.23
3.475	2	851,703.46	0.16
3.488	1	456,432.01	0.09
3.500	18	10,754,331.23	2.01
3.514	3	971,119.86	0.18
3.525	15	7,158,815.59	1.34
3.530	4	2,019,176.68	0.38
3.541	1	335,199.29	0.06
3.550	5	2,569,489.94	0.48
3.575	13	5,883,280.43	1.10
3.600	20	8,955,947.23	1.67
3.620	1	439,461.52	0.08
3.625	5	3,559,778.13	0.67
3.638	1	650,750.90	0.12
3.650	3	2,435,426.47	0.46
3.657	3	1,425,814.75	0.27
3.675	16	8,108,601.57	1.52
3.680	10	4,365,940.82	0.82
3.700	11	6,693,771.09	1.25
3.710	1	700,808.66	0.13

LOAN GROUP 2

Interest Rate Floor of the Group 2 Loans—(Continued)
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

3.725	3	$670,601.06	0.13%
3.750	151	85,298,432.59	15.94
3.800	31	16,819,471.07	3.14
3.850	10	5,695,643.97	1.06
3.875	3	1,890,948.37	0.35
3.925	3	916,908.51	0.17
3.950	2	1,127,868.02	0.21
3.975	5	1,668,984.40	0.31
4.000	9	7,436,722.13	1.39
4.050	14	6,672,218.01	1.25
4.075	4	1,493,481.12	0.28
4.100	5	2,387,573.83	0.45
4.125	4	2,191,357.84	0.41
4.150	4	1,351,179.53	0.25
4.175	1	561,518.16	0.10
4.200	1	383,084.90	0.07
4.250	10	7,687,164.12	1.44
4.300	18	7,609,665.93	1.42
4.325	4	1,734,044.33	0.32
4.350	4	2,173,541.33	0.41
4.375	2	1,293,031.06	0.24
4.432	1	510,779.88	0.10
4.450	2	765,187.19	0.14
4.500	7	2,841,697.85	0.53
4.550	14	7,176,054.60	1.34
4.575	2	746,347.95	0.14
4.600	3	1,348,778.10	0.25
4.650	2	1,037,494.13	0.19
4.700	7	4,217,482.38	0.79
4.800	3	1,596,539.27	0.30
4.850	5	2,563,551.82	0.48
4.900	3	1,731,863.00	0.32
4.950	5	2,349,803.84	0.44
4.975	1	499,016.67	0.09
5.000	2	1,038,182.86	0.19
5.050	3	1,401,311.74	0.26
5.100	3	1,757,202.37	0.33
5.150	3	1,558,701.00	0.29
5.200	3	1,731,207.94	0.32
5.250	2	1,264,491.03	0.24
5.300	1	693,792.63	0.13
5.350	1	551,064.23	0.10
5.400	6	3,049,416.21	0.57
5.450	1	598,377.91	0.11
5.500	2	997,049.99	0.19
5.525	1	594,579.70	0.11
5.550	2	1,251,874.19	0.23
5.650	1	423,281.22	0.08
5.750	1	666,408.12	0.12
5.950	1	439,254.10	0.08
6.550	1	670,824.03	0.13

Total	980	$535,147,709.41	100.00%

Margins of the Group 2 Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

1.400	1	$311,927.97	0.06%
1.650	1	444,619.49	0.08
1.900	1	828,098.59	0.15
1.975	1	648,451.01	0.12
2.000	2	977,462.41	0.18
2.025	1	269,493.22	0.05
2.050	2	899,601.08	0.17
2.150	1	343,180.23	0.06
2.350	3	2,017,121.72	0.38
2.375	2	1,016,376.74	0.19
2.500	18	10,323,753.68	1.93
2.575	4	2,465,299.19	0.46
2.625	3	1,937,390.20	0.36
2.630	1	582,769.72	0.11
2.650	9	6,543,687.16	1.22
2.675	4	2,713,278.78	0.51
2.750	23	13,651,593.18	2.55
2.775	10	6,445,462.77	1.20
2.800	12	6,612,030.23	1.24
2.850	2	1,007,293.82	0.19
2.867	1	640,273.78	0.12
2.875	14	9,569,752.02	1.79
2.900	12	6,234,692.44	1.17
2.943	1	218,777.39	0.04
2.950	26	13,501,211.19	2.52
2.975	1	463,891.88	0.09
2.983	1	500,265.86	0.09
3.000	53	31,757,431.57	5.93
3.025	8	2,720,667.74	0.51
3.050	1	423,318.73	0.08
3.075	15	7,364,624.77	1.38
3.100	6	3,025,898.00	0.57
3.125	3	2,880,173.26	0.54
3.131	1	432,319.50	0.08
3.150	33	17,880,746.56	3.34
3.175	2	1,277,031.47	0.24
3.200	32	17,195,491.43	3.21
3.216	2	752,237.51	0.14
3.220	1	312,054.58	0.06
3.250	23	14,336,790.05	2.68
3.275	5	4,205,713.38	0.79
3.300	1	488,809.39	0.09
3.310	1	400,337.39	0.07
3.325	15	7,263,448.83	1.36
3.330	1	269,068.30	0.05
3.333	1	412,344.47	0.08
3.343	1	420,354.26	0.08
3.350	11	5,769,378.47	1.08
3.371	2	1,433,870.58	0.27
3.375	11	6,005,858.68	1.12
3.400	28	16,655,422.71	3.11
3.425	2	830,061.26	0.16
3.450	54	27,995,594.91	5.23
3.475	2	851,703.46	0.16
3.488	1	456,432.01	0.09
3.500	18	10,754,331.23	2.01
3.514	3	971,119.86	0.18
3.525	15	7,158,815.59	1.34
3.530	4	2,019,176.68	0.38
3.541	1	335,199.29	0.06
3.550	5	2,569,489.94	0.48
3.575	13	5,883,280.43	1.10
3.600	20	8,955,947.23	1.67
3.620	1	439,461.52	0.08
3.625	5	3,559,778.13	0.67
3.638	1	650,750.90	0.12
3.650	3	2,435,426.47	0.46
3.657	3	1,425,814.75	0.27
3.675	16	8,108,601.57	1.52
3.680	10	4,365,940.82	0.82
3.700	11	6,693,771.09	1.25
3.710	1	700,808.66	0.13

LOAN GROUP 2

Margins of the Group 2 Loans—(Continued)
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

3.725	3	$670,601.06	0.13%
3.750	151	85,298,432.59	15.94
3.800	31	16,819,471.07	3.14
3.850	10	5,695,643.97	1.06
3.875	3	1,890,948.37	0.35
3.925	3	916,908.51	0.17
3.950	2	1,127,868.02	0.21
3.975	5	1,668,984.40	0.31
4.000	9	7,436,722.13	1.39
4.050	14	6,672,218.01	1.25
4.075	4	1,493,481.12	0.28
4.100	5	2,387,573.83	0.45
4.125	4	2,191,357.84	0.41
4.150	4	1,351,179.53	0.25
4.175	1	561,518.16	0.10
4.200	1	383,084.90	0.07
4.250	10	7,687,164.12	1.44
4.300	18	7,609,665.93	1.42
4.325	4	1,734,044.33	0.32
4.350	4	2,173,541.33	0.41
4.375	2	1,293,031.06	0.24
4.432	1	510,779.88	0.10
4.450	2	765,187.19	0.14
4.500	7	2,841,697.85	0.53
4.550	14	7,176,054.60	1.34
4.575	2	746,347.95	0.14
4.600	3	1,348,778.10	0.25
4.650	2	1,037,494.13	0.19
4.700	7	4,217,482.38	0.79
4.800	3	1,596,539.27	0.30
4.850	5	2,563,551.82	0.48
4.900	3	1,731,863.00	0.32
4.950	5	2,349,803.84	0.44
4.975	1	499,016.67	0.09
5.000	2	1,038,182.86	0.19
5.050	3	1,401,311.74	0.26
5.100	3	1,757,202.37	0.33
5.150	3	1,558,701.00	0.29
5.200	3	1,731,207.94	0.32
5.250	2	1,264,491.03	0.24
5.300	1	693,792.63	0.13
5.350	1	551,064.23	0.10
5.400	6	3,049,416.21	0.57
5.450	1	598,377.91	0.11
5.500	2	997,049.99	0.19
5.525	1	594,579.70	0.11
5.550	2	1,251,874.19	0.23
5.650	1	423,281.22	0.08
5.750	1	666,408.12	0.12
5.950	1	439,254.10	0.08
6.550	1	670,824.03	0.13

Total	980	$535,147,709.41	100.00%

Monthly Debt-to-Income Ratio of All Debt of the Group 2 Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

Data Not Compiled	306	$162,309,420.82	30.33%
15.00 or less	11	5,516,290.29	1.03
15.01–20.00	12	9,403,103.41	1.76
20.01–25.00	39	21,403,139.02	4.00
25.01–30.00	52	30,897,251.45	5.77
30.01–35.00	91	46,056,133.48	8.61
35.01–40.00	202	112,612,062.25	21.04
40.01–45.00	167	86,631,586.55	16.19
45.01–50.00	78	48,927,466.44	9.14
50.01–55.00	20	10,644,907.75	1.99
55.01–60.00	2	746,347.95	0.14

Total	980	$535,147,709.41	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the group 2 loans (exclusive of the data not compiled) was approximately 37.5%.

      With respect to the data not compiled for the group 2 loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such group 2 loans does not differ from such distribution for the remaining group 2 loans, and the distribution could differ substantially.

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Group 2 Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

0.01–60.00	50	$35,334,708.20	6.60%
60.01–65.00	32	22,727,371.88	4.25
65.01–70.00	67	48,138,109.48	9.00
70.01–75.00	80	51,308,969.76	9.59
75.01–80.00	301	155,465,381.28	29.05
80.01–85.00	31	16,383,901.22	3.06
85.01–90.00	390	192,337,867.61	35.94
Over 90.00	29	13,451,399.98	2.51

Total	980	$535,147,709.41	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgage and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the group 2 loans (exclusive of no second lien) was approximately 79.7%.

Delinquencies of the Group 2 Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 2 Loans

1X30 or Less Past Delinquency (2)	977	$532,795,463.14	99.56%
More than 1X30 Past Delinquency (3)	3	2,352,246.27	0.44

Total	980	$535,147,709.41	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

SUBGROUP 2-A

Mortgage Interest Rates of the Subgroup 2-A Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

1.000	38	$24,976,117.83	28.23%
1.500	1	480,000.00	0.54
2.000	18	11,619,510.68	13.13
2.250	1	978,739.31	1.11
2.500	3	2,612,335.96	2.95
4.250	2	888,644.99	1.00
7.063	1	750,122.58	0.85
7.188	1	612,954.12	0.69
7.250	3	2,092,501.52	2.37
7.313	2	1,805,670.14	2.04
7.375	3	1,705,762.67	1.93
7.438	1	557,231.03	0.63
7.500	10	4,714,304.15	5.33
7.563	4	5,639,326.99	6.37
7.625	4	1,948,826.98	2.20
7.688	1	1,458,068.22	1.65
7.750	1	1,003,027.48	1.13
7.782	1	447,500.00	0.51
7.813	2	1,765,963.83	2.00
7.875	12	7,021,789.09	7.94
8.000	11	6,945,145.26	7.85
8.163	1	480,000.00	0.54
8.375	2	1,119,334.90	1.27
8.413	3	1,592,000.00	1.80
8.533	1	326,000.00	0.37
8.625	2	879,850.48	0.99
8.663	1	441,200.00	0.50
8.705	1	440,357.64	0.50
8.750	2	1,786,485.32	2.02
8.813	1	392,000.00	0.44
8.875	1	442,284.99	0.50
9.125	1	551,572.76	0.62

Total	136	$88,474,628.92	100.00%

Pass-Through Rates of the Subgroup 2-A Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

0.000	$37,746,273.17	1.348		363
0.100	2,920,430.61	2.325		359
2.475	311,070.83	4.250		359
2.600	577,574.16	4.250		359
5.532	447,500.00	7.782		360
5.625	4,342,118.65	8.114		383
5.650	5,627,334.13	7.610		359
5.658	326,000.00	8.533		480
5.663	15,494,536.91	7.699		361
5.675	2,249,463.89	7.302		359
5.700	8,227,241.29	7.860		359
5.725	7,542,176.15	7.969		394
6.430	440,357.64	8.705		355
6.450	1,786,485.32	8.750		359
7.125	436,066.17	7.500		353

Total	$88,474,628.92	4.849	*	366	*

* Represents a weighted average of all the subgroup 2-A loans.

      As of the Cut-Off Date, the Pass-Through Rates for the subgroup 2-A loans ranged from approximately 0.000% per annum to 7.125% per annum, with a weighted average Pass-Through Rate for the subgroup 2-A loans of approximately 3.065% per annum.

Original Principal Balances of the Subgroup 2-A Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

$ 100,001– 150,000	2	$278,233.09	0.31%
$ 150,001– 200,000	5	869,350.69	0.98
$ 200,001– 250,000	3	700,633.23	0.79
$ 250,001– 300,000	7	1,932,133.33	2.18
$ 300,001– 350,000	7	2,293,140.41	2.59
$ 350,001– 400,000	5	1,931,905.87	2.18
$ 400,001– 450,000	13	5,732,634.72	6.48
$ 450,001– 500,000	12	5,706,517.48	6.45
$ 500,001– 550,000	8	4,242,934.06	4.80
$ 550,001– 600,000	10	5,748,837.87	6.50
$ 600,001– 650,000	14	8,855,896.82	10.01
$ 650,001– 700,000	5	3,392,873.03	3.83
$ 700,001– 750,000	8	5,846,578.58	6.61
$ 750,001– 800,000	6	4,680,622.55	5.29
$ 800,001– 850,000	5	4,145,521.01	4.69
$ 850,001– 900,000	1	872,914.82	0.99
$ 900,001– 950,000	3	2,793,909.40	3.16
$ 950,001–1,000,000	7	6,890,151.35	7.79
$1,100,001–1,150,000	3	3,327,927.91	3.76
$1,150,001–1,200,000	1	1,163,146.10	1.31
$1,200,001–1,250,000	1	1,218,860.47	1.38
$1,250,001–1,300,000	1	1,279,443.72	1.45
$1,350,001–1,400,000	2	2,789,570.46	3.15
$1,450,001–1,500,000	4	5,702,122.45	6.44
Over $1,500,000	3	6,078,769.50	6.87

Total	136	$88,474,628.92	100.00%

      As of the Cut-Off Date, the principal balances of the subgroup 2-A loans ranged from approximately $132,182 to $2,657,819 with an average of approximately $650,549.

Current Loan-to-Value Ratios of the Subgroup 2-A Loans
Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

60.00 or less	20	$18,133,720.99	20.50%
60.01–70.00	25	19,710,360.90	22.28
70.01–75.00	21	16,839,038.81	19.03
75.01–80.00	54	27,118,747.69	30.65
80.01–85.00	12	5,306,314.56	6.00
85.01–90.00	2	444,109.62	0.50
90.01–95.00	2	922,336.35	1.04

Total	136	$88,474,628.92	100.00%

      At origination, the weighted average loan-to-value ratio of the subgroup 2-A loans was approximately 69.8%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 2-A loans was approximately 69.6%.

Types of Mortgaged Properties Securing the Subgroup 2-A Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

Condominium	9	$4,700,051.41	5.31%
Hi-Rise Condominium	2	807,053.20	0.91
Planned Unit Development	41	25,936,302.66	29.31
Single Family Detached	82	56,294,727.03	63.63
Townhouse	1	441,200.00	0.50
Triplex	1	295,294.62	0.33

Total	136	$88,474,628.92	100.00%

SUBGROUP 2-A

Geographic Distribution by State of the Subgroup 2-A Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

Arizona	9	$4,724,609.30	5.34%
California	72	52,918,818.87	59.81
Florida	7	4,139,700.27	4.68
Georgia	2	1,085,070.16	1.23
Hawaii	2	1,392,899.17	1.57
Idaho	2	435,706.03	0.49
Illinois	7	3,934,198.37	4.45
Maryland	9	4,636,286.45	5.24
Massachusetts	2	935,804.58	1.06
Missouri	1	156,930.93	0.18
New Jersey	3	1,314,336.35	1.49
New Mexico	2	1,141,900.02	1.29
New York	1	551,572.76	0.62
Oregon	2	751,205.55	0.85
Rhode Island	1	311,070.83	0.35
Texas	2	3,270,773.00	3.70
Virginia	6	3,654,823.54	4.13
Washington	5	2,561,691.71	2.90
Wyoming	1	557,231.03	0.63

Total	136	$88,474,628.92	100.00%

      No more than approximately 3.4% of the subgroup 2-A loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 3.0% of the subgroup 2-A loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Subgroup 2-A Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

2036	126	$83,136,217.86	93.97%
2046	10	5,338,411.06	6.03

Total	136	$88,474,628.92	100.00%

      The weighted average remaining term of the subgroup 2-A loans as of the Cut-Off Date is approximately 366 months.

      The latest scheduled maturity of any of the subgroup 2-A loans is September 2046.

Years of Initial Monthly Payments of the Subgroup 2-A Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

2006	136	$88,474,628.92	100.00%

Total	136	$88,474,628.92	100.00%

Documentation Program Types of the Subgroup 2-A Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off-Date

Full Documentation	15	$10,793,309.19	12.20%	70.64%
No Documentation	6	3,207,939.34	3.63	78.92
No Ratio	10	5,363,554.90	6.06	77.60
Reduced Documentation	105	69,109,825.49	78.11	68.40

Total	136	$88,474,628.92	100.00%	69.61	%*

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 2-A loans originated under a reduced documentation program was approximately 68.4%.

* Represents a weighted average of all the subgroup 2-A loans.

Purpose of the Subgroup 2-A Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

Cash Out Refinances	52	$34,870,352.66	39.41%
Purchase Loans	57	30,974,106.95	35.01
Rate/Term Refinances	27	22,630,169.31	25.58

Total	136	$88,474,628.92	100.00%

Occupancy Status of the Subgroup 2-A Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

Non-Owner Occupied	7	$2,366,221.74	2.67%
Owner Occupied	121	83,562,340.91	94.45
Owner Occupied—2nd Home	8	2,546,066.27	2.88

Total	136	$88,474,628.92	100.00%

Credit Score Distribution of the Subgroup 2-A Loans
Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

600–639	7	$3,855,870.14	4.36%
640–659	9	3,204,391.58	3.62
660–679	15	10,538,230.08	11.91
680–699	15	9,641,337.61	10.90
700–719	21	14,972,367.68	16.92
720–739	14	9,660,503.08	10.92
740–759	15	9,795,539.86	11.07
760–779	21	13,414,621.58	15.16
780–799	16	12,052,555.56	13.62
800 or greater	3	1,339,211.75	1.51

Total	136	$88,474,628.92	100.00%

      As of the Cut-Off Date, the weighted average credit score of the subgroup 2-A loans was approximately 725.

Original Terms of the Subgroup 2-A Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

360	126	$83,136,217.86	93.97%
480	10	5,338,411.06	6.03

Total	136	$88,474,628.92	100.00%

Prepayment Penalty Terms of the Subgroup 2-A Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

None	136	$88,474,628.92	100.00%

Total	136	$88,474,628.92	100.00%

SUBGROUP 2-A

First Interest Rate Adjustment Dates of the Subgroup 2-A Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

03/2006	1	$436,066.17	0.49%
07/2006	5	1,873,669.42	2.12
08/2006	15	12,978,095.52	14.67
09/2006	44	27,952,749.04	31.59
10/2006	24	14,380,381.27	16.25
11/2006	47	30,853,667.50	34.87

Total	136	$88,474,628.92	100.00%

Interest Rate Ceiling of the Subgroup 2-A Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

9.950	85	$54,651,737.00	61.77%
10.950	38	27,641,612.48	31.24
11.950	13	6,181,279.44	6.99

Total	136	$88,474,628.92	100.00%

Interest Rate Floor of the Subgroup 2-A Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

2.500	4	$2,416,342.38	2.73%
2.625	2	1,068,865.05	1.21
2.650	1	785,623.34	0.89
2.675	2	1,306,878.18	1.48
2.750	4	2,937,919.31	3.32
2.775	1	763,176.96	0.86
2.800	3	1,290,948.71	1.46
2.875	11	7,990,536.60	9.03
2.900	1	169,046.19	0.19
2.950	7	3,788,228.13	4.28
3.000	30	21,302,984.57	24.08
3.100	4	1,948,826.98	2.20
3.125	1	1,458,068.22	1.65
3.200	11	8,280,039.10	9.36
3.250	13	8,672,995.14	9.80
3.325	1	400,328.06	0.45
3.350	4	1,951,327.86	2.21
3.375	1	440,357.64	0.50
3.400	14	9,211,946.29	10.41
3.450	1	435,750.46	0.49
3.500	3	2,953,079.99	3.34
3.600	1	480,000.00	0.54
3.650	2	1,961,231.71	2.22
3.750	1	272,608.42	0.31
3.800	2	715,884.92	0.81
3.850	4	2,438,726.48	2.76
3.975	1	326,000.00	0.37
4.100	3	1,321,050.48	1.49
4.250	1	392,000.00	0.44
4.350	1	442,284.99	0.50
4.500	1	551,572.76	0.62

Total	136	$88,474,628.92	100.00%

Margins of the Subgroup 2-A Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

2.500	4	$2,416,342.38	2.73%
2.625	2	1,068,865.05	1.21
2.650	1	785,623.34	0.89
2.675	2	1,306,878.18	1.48
2.750	4	2,937,919.31	3.32
2.775	1	763,176.96	0.86
2.800	3	1,290,948.71	1.46
2.875	11	7,990,536.60	9.03
2.900	1	169,046.19	0.19
2.950	7	3,788,228.13	4.28
3.000	30	21,302,984.57	24.08
3.100	4	1,948,826.98	2.20
3.125	1	1,458,068.22	1.65
3.200	11	8,280,039.10	9.36
3.250	13	8,672,995.14	9.80
3.325	1	400,328.06	0.45
3.350	4	1,951,327.86	2.21
3.375	1	440,357.64	0.50
3.400	14	9,211,946.29	10.41
3.450	1	435,750.46	0.49
3.500	3	2,953,079.99	3.34
3.600	1	480,000.00	0.54
3.650	2	1,961,231.71	2.22
3.750	1	272,608.42	0.31
3.800	2	715,884.92	0.81
3.850	4	2,438,726.48	2.76
3.975	1	326,000.00	0.37
4.100	3	1,321,050.48	1.49
4.250	1	392,000.00	0.44
4.350	1	442,284.99	0.50
4.500	1	551,572.76	0.62

Total	136	$88,474,628.92	100.00%

Monthly Debt-to-Income Ratio of All Debt of the Subgroup 2-A Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

Data Not Compiled	14	$7,244,382.96	8.19%
15.00 or less	3	1,468,397.63	1.66
15.01–20.00	6	6,403,711.06	7.24
20.01–25.00	8	5,537,865.88	6.26
25.01–30.00	13	11,575,436.62	13.08
30.01–35.00	19	10,360,393.93	11.71
35.01–40.00	32	18,848,313.45	21.3
40.01–45.00	24	13,930,415.49	15.75
45.01–50.00	14	12,156,690.69	13.74
50.01–55.00	3	949,021.21	1.07

Total	136	$88,474,628.92	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the subgroup 2-A loans (exclusive of the data not compiled) was approximately 35.2%.

      With respect to the data not compiled for the subgroup 2-A loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such subgroup 2-A loans does not differ from such distribution for the remaining subgroup 2-A loans, and the distribution could differ substantially.

SUBGROUP 2-A

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Subgroup 2-A Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

0.01–60.00	19	$16,642,158.49	18.81%
60.01–65.00	9	6,775,185.97	7.66
65.01–70.00	18	15,731,152.92	17.78
70.01–75.00	15	11,196,074.16	12.65
75.01–80.00	38	19,483,980.36	22.02
80.01–85.00	1	648,451.01	0.73
85.01–90.00	34	16,827,440.86	19.02
Over 90.00	2	1,170,185.15	1.32

Total	136	$88,474,628.92	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgae and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the subgroup 2-A loans (exclusive of no second lien) was approximately 72.7%.

Delinquencies of the Subgroup 2-A Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-A Loans

1X30 or Less Past Delinquency (2)	136	$88,474,628.92	100.00%

Total	136	$88,474,628.92	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

SUBGROUP 2-B

Mortgage Interest Rates of the Subgroup 2-B Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

1.000	24	$14,080,896.52	3.15%
1.250	2	895,000.00	0.20
1.500	13	6,238,460.00	1.40
1.750	3	1,375,801.14	0.31
2.000	3	1,201,995.40	0.27
2.250	1	300,000.00	0.07
2.500	1	260,000.00	0.06
3.000	1	262,049.54	0.06
3.750	2	502,405.15	0.11
4.250	1	760,950.16	0.17
6.000	1	311,927.97	0.07
6.250	1	444,619.49	0.10
6.500	2	1,476,549.60	0.33
6.563	2	977,462.41	0.22
6.625	3	1,169,094.30	0.26
6.750	1	343,180.23	0.08
6.875	3	2,017,121.72	0.45
7.000	1	518,760.80	0.12
7.063	9	5,237,811.67	1.17
7.125	8	4,658,282.29	1.04
7.250	11	7,847,064.61	1.76
7.313	15	7,222,128.20	1.62
7.375	23	13,688,841.74	3.06
7.500	30	15,216,581.44	3.41
7.513	1	752,983.00	0.17
7.563	20	8,953,581.33	2.00
7.625	25	11,521,448.88	2.58
7.688	1	496,316.53	0.11
7.750	55	27,626,929.82	6.19
7.813	7	3,660,197.21	0.82
7.875	33	18,879,866.85	4.23
8.000	73	38,679,513.89	8.66
8.013	1	380,000.00	0.09
8.032	1	518,400.00	0.12
8.063	12	6,156,167.24	1.38
8.125	51	23,154,836.96	5.18
8.232	4	1,834,600.00	0.41
8.250	51	26,691,557.26	5.98
8.282	3	1,788,000.00	0.40
8.313	1	731,932.24	0.16
8.375	177	101,405,314.31	22.70
8.482	9	4,216,600.00	0.94
8.500	10	4,848,947.89	1.09
8.625	18	11,737,647.95	2.63
8.732	6	3,074,320.00	0.69
8.750	12	5,305,331.16	1.19
8.863	5	1,558,400.00	0.35
8.875	20	10,307,329.34	2.31
8.982	3	1,341,864.00	0.30
9.000	5	2,568,998.13	0.58
9.113	2	964,000.00	0.22
9.125	20	9,255,441.74	2.07
9.250	8	4,946,976.51	1.11
9.375	8	4,160,091.09	0.93
9.500	9	4,580,683.51	1.03
9.625	7	3,757,496.97	0.84
9.750	5	2,609,908.94	0.58
9.875	4	2,509,347.89	0.56
9.950	16	8,691,065.47	1.95

Total	844	$446,673,080.49	100.00%

Pass-Through Rates of the Subgroup 2-B Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)	Weighted Average Scheduled Remaining Term (In Months)

0.000	$7,700,381.57	1.041	359
0.390	2,428,000.00	1.000	360
0.565	1,977,963.94	1.000	360
0.625	2,424,232.77	1.000	359
0.815	399,801.14	1.750	358
0.875	895,000.00	1.250	480
1.065	2,560,460.00	1.500	360
1.125	3,404,400.00	1.500	360
1.375	976,000.00	1.750	360
1.615	1,025,913.64	2.000	359
1.875	300,000.00	2.250	360
2.065	260,000.00	2.500	360
2.075	760,950.16	4.250	359
2.165	262,049.54	3.000	359

Pass-Through Rates of the Subgroup 2-B Loans—(Continued)
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

2.915	$217,405.15	3.750		478
3.375	285,000.00	3.750		360
4.600	670,824.03	9.950		359
5.200	439,254.10	9.950		359
5.604	608,174.71	7.875		358
5.625	1,285,176.61	7.420		358
5.632	3,289,600.00	8.376		379
5.704	825,695.87	7.875		358
5.705	439,461.52	8.125		358
5.720	582,769.72	7.250		358
5.725	6,364,383.70	8.143		382
5.732	420,354.26	7.875		358
5.750	21,273,417.86	8.377		366
5.757	218,777.39	7.500		359
5.763	11,480,516.84	7.294		358
5.765	400,337.39	7.875		358
5.768	510,779.88	9.000		359
5.775	18,701,762.99	8.315		364
5.784	335,199.29	8.125		359
5.793	760,973.28	8.250		358
5.800	45,453,066.16	7.671		379
5.811	971,119.86	8.125		358
5.819	432,319.50	7.750		358
5.825	9,224,177.77	8.339		382
5.875	444,619.49	6.250		358
6.125	648,451.01	6.500		359
6.250	899,601.08	6.625		359
6.475	364,945.30	8.750		359
6.500	2,017,121.72	6.875		447
6.525	768,694.68	8.000		479
6.625	518,760.80	7.000		359
6.688	2,072,012.95	7.063		358
6.750	4,658,282.29	7.125		359
6.875	3,312,360.27	7.250		355
6.938	4,445,884.53	7.313		358
7.000	5,921,835.82	7.375		371
7.125	8,468,265.92	7.500		366
7.138	752,983.00	7.513		360
7.188	5,309,180.50	7.563		358
7.195	282,148.47	8.750		478
7.250	8,441,725.95	7.625		415
7.340	666,408.12	9.950		359
7.375	11,494,101.86	7.750		409
7.438	3,239,902.53	7.813		358
7.440	423,281.22	9.950		359
7.500	10,110,371.77	7.875		389
7.540	1,251,874.19	9.950		359
7.565	594,579.70	9.950		359
7.572	9,484,184.00	8.560		387
7.590	997,049.99	9.950		359
7.625	18,888,559.09	8.000		390
7.638	380,000.00	8.013		360
7.640	598,377.91	9.950		478
7.665	14,996,294.85	8.798		372
7.680	1,781,166.20	8.477		358
7.688	6,156,167.24	8.063		359
7.690	13,770,670.67	8.919		383
7.703	3,254,332.24	8.813		412
7.710	4,365,940.82	8.250		359
7.715	22,423,948.69	8.744		382
7.733	664,841.47	8.250		358
7.735	2,019,176.68	8.125		359
7.740	9,121,689.26	8.647		365
7.750	1,183,011.99	8.125		359
7.752	650,750.90	8.250		358
7.765	100,438,510.01	8.452		359
7.815	188,165.55	9.000		358
7.875	314,895.52	8.250		355
7.910	438,186.70	9.125		358
7.930	428,990.37	8.875		357
8.000	3,801,518.74	8.375		366
8.010	531,572.37	8.875		358
8.125	817,412.13	8.500		359
8.375	453,245.43	8.750		355
8.750	484,992.23	9.125		358
9.125	366,335.63	9.500		357

Total	$446,673,080.49	7.796	*	372	*

* Represents a weighted average of all the subgroup 2-B loans.

      As of the Cut-Off Date, the Pass-Through Rate for the subgroup 2-B loans ranged from approximately 0.000% per annum to 9.125% per annum, with a weighted average Pass-Through Rate for the subgroup 2-B loans of approximately 6.675% per annum.

SUBGROUP 2-B

Original Principal Balances of the Subgroup 2-B Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

$ 50,001– 100,000	1	$60,768.34	0.01%
$ 100,001– 150,000	5	663,451.78	0.15
$ 150,001– 200,000	24	4,330,491.90	0.97
$ 200,001– 250,000	25	5,612,534.50	1.26
$ 250,001– 300,000	39	10,772,915.23	2.41
$ 300,001– 350,000	44	14,389,003.12	3.22
$ 350,001– 400,000	35	13,259,295.63	2.97
$ 400,001– 450,000	118	50,865,392.36	11.39
$ 450,001– 500,000	156	74,685,515.37	16.72
$ 500,001– 550,000	105	55,194,475.39	12.36
$ 550,001– 600,000	94	54,307,396.88	12.16
$ 600,001– 650,000	53	33,465,961.76	7.49
$ 650,001– 700,000	33	22,396,424.03	5.01
$ 700,001– 750,000	32	23,338,231.46	5.22
$ 750,001– 800,000	10	7,681,274.67	1.72
$ 800,001– 850,000	12	9,924,157.33	2.22
$ 850,001– 900,000	14	12,219,672.60	2.74
$ 900,001– 950,000	6	5,545,935.66	1.24
$ 950,001–1,000,000	14	13,882,235.16	3.11
$1,000,001–1,050,000	1	1,047,530.72	0.23
$1,050,001–1,100,000	2	2,186,576.18	0.49
$1,100,001–1,150,000	2	2,247,132.16	0.50
$1,150,001–1,200,000	2	2,354,485.70	0.53
$1,200,001–1,250,000	2	2,472,081.82	0.55
$1,250,001–1,300,000	1	1,253,774.36	0.28
$1,300,001–1,350,000	4	5,282,901.66	1.18
$1,350,001–1,400,000	2	2,768,387.01	0.62
$1,450,001–1,500,000	3	4,442,919.27	0.99
Over $1,500,000	5	10,022,158.44	2.24

Total	844	$446,673,080.49	100.00%

      As of the Cut-Off Date, the principal balances of the subgroup 2-B loans ranged from approximately $60,768 to $2,625,199 with an average of approximately $529,234.

Current Loan-to-Value Ratios of the Subgroup 2-B Loans
Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

60.00 or less	34	$21,321,853.88	4.77%
60.01–70.00	70	46,280,746.63	10.36
70.01–75.00	91	58,445,458.83	13.08
75.01–80.00	450	231,982,717.88	51.94
80.01–85.00	167	77,834,083.40	17.43
85.01–90.00	9	2,913,691.55	0.65
90.01–95.00	16	5,866,418.06	1.31
95.01–100.00	7	2,028,110.26	0.45

Total	844	$446,673,080.49	100.00%

      At origination, the weighted average loan-to-value ratio of the subgroup 2-B loans was approximately 76.5%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 2-B loans was approximately 76.4%.

Types of Mortgaged Properties Securing the Subgroup 2-B Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

Condominium	66	$26,455,179.75	5.92%
Duplex	22	11,027,778.01	2.47
Fourplex	1	1,334,535.01	0.30
Hi-Rise Condominium	5	2,442,384.08	0.55
Planned Unit Development	184	101,991,188.38	22.83
Single Family Detached	557	299,495,388.49	67.05
Townhouse	3	968,236.27	0.22
Triplex	6	2,958,390.50	0.66

Total	844	$446,673,080.49	100.00%

Geographic Distribution by State of the Subgroup 2-B Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

Alabama	1	$60,768.34	0.01%
Arizona	22	11,035,028.52	2.47
California	595	330,081,300.58	73.90
Colorado	6	5,134,277.02	1.15
Connecticut	4	2,801,411.77	0.63
District of Columbia	2	1,632,082.06	0.37
Florida	54	21,493,772.01	4.81
Georgia	10	4,260,774.56	0.95
Hawaii	19	13,332,032.36	2.98
Idaho	1	287,340.24	0.06
Illinois	4	1,481,136.36	0.33
Maryland	6	3,272,716.68	0.73
Massachusetts	2	679,517.26	0.15
Michigan	1	622,570.51	0.14
Nevada	13	4,893,312.61	1.10
New Hampshire	1	260,042.50	0.06
New Jersey	5	1,904,735.80	0.43
New York	4	3,160,459.00	0.71
Ohio	1	188,165.55	0.04
Oregon	15	6,136,255.65	1.37
Pennsylvania	5	1,509,073.04	0.34
Tennessee	1	315,475.63	0.07
Texas	1	205,356.37	0.05
Utah	9	2,801,346.24	0.63
Virginia	47	22,525,768.14	5.04
Washington	14	6,446,125.21	1.44
Wisconsin	1	152,236.48	0.03

Total	844	$446,673,080.49	100.00%

      No more than approximately 1.0% of the subgroup 2-B loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.6% of the subgroup 2-B loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Subgroup 2-B Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

2035	3	$2,352,246.27	0.53%
2036	751	395,509,748.32	88.55
2046	90	48,811,085.90	10.93

Total	844	$446,673,080.49	100.00%

      The weighted average remaining term of the subgroup 2-B loans as of the Cut-Off Date is approximately 372 months.

      The latest scheduled maturity of any of the subgroup 2-B loans is September 2046.

Years of Initial Monthly Payments of the Subgroup 2-B Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

2005	3	$2,352,246.27	0.53%
2006	841	444,320,834.22	99.47

Total	844	$446,673,080.49	100.00%

Documentation Program Types of the Subgroup 2-B Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off Date

Full Documentation	42	$23,164,471.82	5.19%	75.26%
No Documentation	138	67,152,286.68	15.03	77.85
No Ratio	168	92,068,937.89	20.61	78.22
Reduced Documentation	496	264,287,384.10	59.17	75.50

Total	844	$446,673,080.49	100.00%	76.4	%*

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 2-B loans originated under a reduced documentation program was approximately 75.5%.

      * Represents a weighted average of all the subgroup 2-B loans.

SUBGROUP 2-B

Purpose of the Subgroup 2-B Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

Cash Out Refinances	421	$235,101,626.48	52.63%
Purchase Loans	284	127,969,381.73	28.65
Rate/Term Refinances	139	83,602,072.28	18.72

Total	844	$446,673,080.49	100.00%

Occupancy Status of the Subgroup 2-B Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

Non-Owner Occupied	42	$20,454,144.25	4.58%
Owner Occupied	793	422,483,024.87	94.58
Owner Occupied—2nd Home	9	3,735,911.37	0.84

Total	844	$446,673,080.49	100.00%

Credit Score Distribution of the Subgroup 2-B Loans
Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

600–619	5	$2,267,931.66	0.51%
620–639	112	54,621,434.37	12.23
640–659	138	69,515,664.28	15.56
660–679	130	72,583,901.62	16.25
680–699	117	63,380,502.83	14.19
700–719	108	56,537,583.73	12.66
720–739	79	41,991,542.88	9.40
740–759	62	35,719,027.52	8.00
760–779	52	28,926,864.95	6.48
780–799	29	14,032,568.72	3.14
800 or greater	10	6,433,682.11	1.44
Credit Score Not Available*	2	662,375.82	0.15

Total	844	$446,673,080.49	100.00%

      As of the Cut-Off Date, the weighted average non-zero credit score of the subgroup 2-B loans was approximately 693.

      * May include foreign nationals and borrowers with insufficient credit history.

Original Terms of the Subgroup 2-B Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

360	754	$397,861,994.59	89.07%
480	90	48,811,085.90	10.93

Total	844	$446,673,080.49	100.00%

Prepayment Penalty Terms of the Subgroup 2-B Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

6 Months	5	$2,866,593.07	0.64%
12 Months	197	109,940,056.36	24.61
24 Months	53	25,509,400.54	5.71
36 Months	589	308,357,030.52	69.03

Total	844	$446,673,080.49	100.00%

First Interest Rate Adjustment Dates of the Subgroup 2-B Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

08/2005	1	$845,824.26	0.19%
09/2005	2	1,506,422.01	0.34
04/2006	2	2,864,543.30	0.64
05/2006	7	2,820,122.60	0.63
06/2006	9	3,576,722.70	0.80
07/2006	47	23,702,458.76	5.31
08/2006	156	74,361,859.24	16.65
09/2006	534	294,688,402.71	65.97
10/2006	77	35,953,593.31	8.05
11/2006	9	6,353,131.60	1.42

Total	844	$446,673,080.49	100.00%

Interest Rate Ceiling of the Subgroup 2-B Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

9.950	710	$372,507,582.41	83.40%
10.450	2	1,673,807.49	0.37
10.950	51	33,301,904.32	7.46
11.900	1	380,000.00	0.09
11.950	80	38,809,786.27	8.69

Total	844	$446,673,080.49	100.00%

SUBGROUP 2-B

Interest Rate Floor of the Subgroup 2-B Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

1.400	1	$311,927.97	0.07%
1.650	1	444,619.49	0.10
1.900	1	828,098.59	0.19
1.975	1	648,451.01	0.15
2.000	2	977,462.41	0.22
2.025	1	269,493.22	0.06
2.050	2	899,601.08	0.20
2.150	1	343,180.23	0.08
2.350	3	2,017,121.72	0.45
2.375	2	1,016,376.74	0.23
2.500	14	7,907,411.30	1.77
2.575	4	2,465,299.19	0.55
2.625	1	868,525.15	0.19
2.630	1	582,769.72	0.13
2.650	8	5,758,063.82	1.29
2.675	2	1,406,400.60	0.31
2.750	19	10,713,673.87	2.40
2.775	9	5,682,285.81	1.27
2.800	9	5,321,081.52	1.19
2.850	2	1,007,293.82	0.23
2.867	1	640,273.78	0.14
2.875	3	1,579,215.42	0.35
2.900	11	6,065,646.25	1.36
2.943	1	218,777.39	0.05
2.950	19	9,712,983.06	2.17
2.975	1	463,891.88	0.10
2.983	1	500,265.86	0.11
3.000	23	10,454,447.00	2.34
3.025	8	2,720,667.74	0.61
3.050	1	423,318.73	0.09
3.075	15	7,364,624.77	1.65
3.100	2	1,077,071.02	0.24
3.125	2	1,422,105.04	0.32
3.131	1	432,319.50	0.10
3.150	33	17,880,746.56	4.00
3.175	2	1,277,031.47	0.29
3.200	21	8,915,452.33	2.00
3.216	2	752,237.51	0.17
3.220	1	312,054.58	0.07
3.250	10	5,663,794.91	1.27
3.275	5	4,205,713.38	0.94
3.300	1	488,809.39	0.11
3.310	1	400,337.39	0.09
3.325	14	6,863,120.77	1.54
3.330	1	269,068.30	0.06
3.333	1	412,344.47	0.09
3.343	1	420,354.26	0.09
3.350	7	3,818,050.61	0.85
3.371	2	1,433,870.58	0.32
3.375	10	5,565,501.04	1.25
3.400	14	7,443,476.42	1.67
3.425	2	830,061.26	0.19
3.450	53	27,559,844.45	6.17
3.475	2	851,703.46	0.19
3.488	1	456,432.01	0.10
3.500	15	7,801,251.24	1.75
3.514	3	971,119.86	0.22
3.525	15	7,158,815.59	1.60
3.530	4	2,019,176.68	0.45
3.541	1	335,199.29	0.08
3.550	5	2,569,489.94	0.58
3.575	13	5,883,280.43	1.32
3.600	19	8,475,947.23	1.90
3.620	1	439,461.52	0.10
3.625	5	3,559,778.13	0.80
3.638	1	650,750.90	0.15
3.650	1	474,194.76	0.11
3.657	3	1,425,814.75	0.32
3.675	16	8,108,601.57	1.82
3.680	10	4,365,940.82	0.98
3.700	11	6,693,771.09	1.50
3.710	1	700,808.66	0.16

Interest Rate Floor of the Subgroup 2-B Loans—(Continued)
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

3.725	3	$670,601.06	0.15%
3.750	150	85,025,824.17	19.04
3.800	29	16,103,586.15	3.61
3.850	6	3,256,917.49	0.73
3.875	3	1,890,948.37	0.42
3.925	3	916,908.51	0.21
3.950	2	1,127,868.02	0.25
3.975	4	1,342,984.40	0.30
4.000	9	7,436,722.13	1.66
4.050	14	6,672,218.01	1.49
4.075	4	1,493,481.12	0.33
4.100	2	1,066,523.35	0.24
4.125	4	2,191,357.84	0.49
4.150	4	1,351,179.53	0.30
4.175	1	561,518.16	0.13
4.200	1	383,084.90	0.09
4.250	9	7,295,164.12	1.63
4.300	18	7,609,665.93	1.70
4.325	4	1,734,044.33	0.39
4.350	3	1,731,256.34	0.39
4.375	2	1,293,031.06	0.29
4.432	1	510,779.88	0.11
4.450	2	765,187.19	0.17
4.500	6	2,290,125.09	0.51
4.550	14	7,176,054.60	1.61
4.575	2	746,347.95	0.17
4.600	3	1,348,778.10	0.30
4.650	2	1,037,494.13	0.23
4.700	7	4,217,482.38	0.94
4.800	3	1,596,539.27	0.36
4.850	5	2,563,551.82	0.57
4.900	3	1,731,863.00	0.39
4.950	5	2,349,803.84	0.53
4.975	1	499,016.67	0.11
5.000	2	1,038,182.86	0.23
5.050	3	1,401,311.74	0.31
5.100	3	1,757,202.37	0.39
5.150	3	1,558,701.00	0.35
5.200	3	1,731,207.94	0.39
5.250	2	1,264,491.03	0.28
5.300	1	693,792.63	0.16
5.350	1	551,064.23	0.12
5.400	6	3,049,416.21	0.68
5.450	1	598,377.91	0.13
5.500	2	997,049.99	0.22
5.525	1	594,579.70	0.13
5.550	2	1,251,874.19	0.28
5.650	1	423,281.22	0.09
5.750	1	666,408.12	0.15
5.950	1	439,254.10	0.10
6.550	1	670,824.03	0.15

Total	844	$446,673,080.49	100.00%

SUBGROUP 2-B

Margins of the Subgroup 2-B Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

1.400	1	$311,927.97	0.07%
1.650	1	444,619.49	0.10
1.900	1	828,098.59	0.19
1.975	1	648,451.01	0.15
2.000	2	977,462.41	0.22
2.025	1	269,493.22	0.06
2.050	2	899,601.08	0.20
2.150	1	343,180.23	0.08
2.350	3	2,017,121.72	0.45
2.375	2	1,016,376.74	0.23
2.500	14	7,907,411.30	1.77
2.575	4	2,465,299.19	0.55
2.625	1	868,525.15	0.19
2.630	1	582,769.72	0.13
2.650	8	5,758,063.82	1.29
2.675	2	1,406,400.60	0.31
2.750	19	10,713,673.87	2.40
2.775	9	5,682,285.81	1.27
2.800	9	5,321,081.52	1.19
2.850	2	1,007,293.82	0.23
2.867	1	640,273.78	0.14
2.875	3	1,579,215.42	0.35
2.900	11	6,065,646.25	1.36
2.943	1	218,777.39	0.05
2.950	19	9,712,983.06	2.17
2.975	1	463,891.88	0.10
2.983	1	500,265.86	0.11
3.000	23	10,454,447.00	2.34
3.025	8	2,720,667.74	0.61
3.050	1	423,318.73	0.09
3.075	15	7,364,624.77	1.65
3.100	2	1,077,071.02	0.24
3.125	2	1,422,105.04	0.32
3.131	1	432,319.50	0.10
3.150	33	17,880,746.56	4.00
3.175	2	1,277,031.47	0.29
3.200	21	8,915,452.33	2.00
3.216	2	752,237.51	0.17
3.220	1	312,054.58	0.07
3.250	10	5,663,794.91	1.27
3.275	5	4,205,713.38	0.94
3.300	1	488,809.39	0.11
3.310	1	400,337.39	0.09
3.325	14	6,863,120.77	1.54
3.330	1	269,068.30	0.06
3.333	1	412,344.47	0.09
3.343	1	420,354.26	0.09
3.350	7	3,818,050.61	0.85
3.371	2	1,433,870.58	0.32
3.375	10	5,565,501.04	1.25
3.400	14	7,443,476.42	1.67
3.425	2	830,061.26	0.19
3.450	53	27,559,844.45	6.17
3.475	2	851,703.46	0.19
3.488	1	456,432.01	0.10
3.500	15	7,801,251.24	1.75
3.514	3	971,119.86	0.22
3.525	15	7,158,815.59	1.60
3.530	4	2,019,176.68	0.45
3.541	1	335,199.29	0.08
3.550	5	2,569,489.94	0.58
3.575	13	5,883,280.43	1.32
3.600	19	8,475,947.23	1.90
3.620	1	439,461.52	0.10
3.625	5	3,559,778.13	0.80
3.638	1	650,750.90	0.15
3.650	1	474,194.76	0.11
3.657	3	1,425,814.75	0.32
3.675	16	8,108,601.57	1.82
3.680	10	4,365,940.82	0.98
3.700	11	6,693,771.09	1.50
3.710	1	700,808.66	0.16

Margins of the Subgroup 2-B Loans—(Continued)
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

3.725	3	$670,601.06	0.15%
3.750	150	85,025,824.17	19.04
3.800	29	16,103,586.15	3.61
3.850	6	3,256,917.49	0.73
3.875	3	1,890,948.37	0.42
3.925	3	916,908.51	0.21
3.950	2	1,127,868.02	0.25
3.975	4	1,342,984.40	0.30
4.000	9	7,436,722.13	1.66
4.050	14	6,672,218.01	1.49
4.075	4	1,493,481.12	0.33
4.100	2	1,066,523.35	0.24
4.125	4	2,191,357.84	0.49
4.150	4	1,351,179.53	0.30
4.175	1	561,518.16	0.13
4.200	1	383,084.90	0.09
4.250	9	7,295,164.12	1.63
4.300	18	7,609,665.93	1.70
4.325	4	1,734,044.33	0.39
4.350	3	1,731,256.34	0.39
4.375	2	1,293,031.06	0.29
4.432	1	510,779.88	0.11
4.450	2	765,187.19	0.17
4.500	6	2,290,125.09	0.51
4.550	14	7,176,054.60	1.61
4.575	2	746,347.95	0.17
4.600	3	1,348,778.10	0.30
4.650	2	1,037,494.13	0.23
4.700	7	4,217,482.38	0.94
4.800	3	1,596,539.27	0.36
4.850	5	2,563,551.82	0.57
4.900	3	1,731,863.00	0.39
4.950	5	2,349,803.84	0.53
4.975	1	499,016.67	0.11
5.000	2	1,038,182.86	0.23
5.050	3	1,401,311.74	0.31
5.100	3	1,757,202.37	0.39
5.150	3	1,558,701.00	0.35
5.200	3	1,731,207.94	0.39
5.250	2	1,264,491.03	0.28
5.300	1	693,792.63	0.16
5.350	1	551,064.23	0.12
5.400	6	3,049,416.21	0.68
5.450	1	598,377.91	0.13
5.500	2	997,049.99	0.22
5.525	1	594,579.70	0.13
5.550	2	1,251,874.19	0.28
5.650	1	423,281.22	0.09
5.750	1	666,408.12	0.15
5.950	1	439,254.10	0.10
6.550	1	670,824.03	0.15

Total	844	$446,673,080.49	100.00%

SUBGROUP 2-B

Monthly Debt-to-Income Ratio of All Debt of the Subgroup 2-B Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

Data Not Compiled	292	$155,065,037.86	34.72%
15.00 or less	8	4,047,892.66	0.91
15.01–20.00	6	2,999,392.35	0.67
20.01–25.00	31	15,865,273.14	3.55
25.01–30.00	39	19,321,814.83	4.33
30.01–35.00	72	35,695,739.55	7.99
35.01–40.00	170	93,763,748.80	20.99
40.01–45.00	143	72,701,171.06	16.28
45.01–50.00	64	36,770,775.75	8.23
50.01–55.00	17	9,695,886.54	2.17
55.01–60.00	2	746,347.95	0.17

Total	844	$446,673,080.49	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the subgroup 2-B loans (exclusive of the data not compiled) was approximately 38.2%.

      With respect to the data not compiled for the subgroup 2-B loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such subgroup 2-B loans does not differ from such distribution for the remaining subgroup 2-B loans, and the distribution could differ substantially.

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Subgroup 2-B Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

0.01–60.00	31	$18,692,549.71	4.18%
60.01–65.00	23	15,952,185.91	3.57
65.01–70.00	49	32,406,956.56	7.26
70.01–75.00	65	40,112,895.60	8.98
75.01–80.00	263	135,981,400.92	30.44
80.01–85.00	30	15,735,450.21	3.52
85.01–90.00	356	175,510,426.75	39.29
Over 90.00	27	12,281,214.83	2.75

Total	844	$446,673,080.49	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgae and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the subgroup 2-B loans (exclusive of no second lien) was approximately 81.1%.

Delinquencies of the Subgroup 2-B Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B Loans

1X30 or Less Past Delinquency (2)	841	$444,320,834.22	99.47%
More than 1X30 Past Delinquency (3)	3	2,352,246.27	0.53

Total	844	$446,673,080.49	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

SUBGROUP 2-B1

Mortgage Interest Rates of the Subgroup 2-B1 Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

1.000	2	$885,500.00	1.03%
1.250	2	895,000.00	1.04
1.500	7	3,404,400.00	3.97
1.750	2	976,000.00	1.14
2.250	1	300,000.00	0.35
3.750	1	285,000.00	0.33
7.375	9	5,362,785.14	6.26
7.500	17	8,468,265.92	9.88
7.513	1	752,983.00	0.88
7.563	13	5,309,180.50	6.20
7.625	16	8,147,047.84	9.51
7.750	25	11,494,101.86	13.41
7.813	6	3,239,902.53	3.78
7.875	19	10,110,371.77	11.80
8.000	35	18,120,840.24	21.14
8.013	1	380,000.00	0.44
8.063	12	6,156,167.24	7.18
8.125	1	594,634.65	0.69
8.500	2	817,412.13	0.95

Total	172	$85,699,592.82	100.00%

Pass-Through Rates of the Subgroup 2-B1 Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

0.625	$885,500.00	1.000		360
0.875	895,000.00	1.250		480
1.125	3,404,400.00	1.500		360
1.375	976,000.00	1.750		360
1.875	300,000.00	2.250		360
3.375	285,000.00	3.750		360
7.000	5,362,785.14	7.375		372
7.125	8,468,265.92	7.500		366
7.138	752,983.00	7.513		360
7.188	5,309,180.50	7.563		358
7.250	8,147,047.84	7.625		417
7.375	11,494,101.86	7.750		409
7.438	3,239,902.53	7.813		358
7.500	10,110,371.77	7.875		389
7.625	18,120,840.24	8.000		388
7.638	380,000.00	8.013		360
7.688	6,156,167.24	8.063		359
7.750	594,634.65	8.125		359
8.125	817,412.13	8.500		359

Total	$85,699,592.82	7.293	*	384	*

* Represents a weighted average of all the subgroup 2-B1 loans.

      As of the Cut-Off Date, the Pass-Through Rate for the subgroup 2-B1 loans ranged from approximately 0.625% per annum to 8.125% per annum, with a weighted average Pass-Through Rate for the subgroup 2-B1 loans of approximately 6.918% per annum.

Original Principal Balances of the Subgroup 2-B1 Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

$ 100,001– 150,000	4	$514,262.12	0.60%
$ 150,001– 200,000	6	1,049,410.20	1.22
$ 200,001– 250,000	8	1,820,982.99	2.12
$ 250,001– 300,000	9	2,489,667.34	2.91
$ 300,001– 350,000	11	3,583,027.00	4.18
$ 350,001– 400,000	10	3,859,601.25	4.50
$ 400,001– 450,000	23	9,819,375.94	11.46
$ 450,001– 500,000	28	13,559,357.70	15.82
$ 500,001– 550,000	26	13,757,117.54	16.05
$ 550,001– 600,000	15	8,711,549.21	10.17
$ 600,001– 650,000	11	7,076,287.74	8.26
$ 650,001– 700,000	4	2,756,869.07	3.22
$ 700,001– 750,000	1	711,730.40	0.83
$ 750,001– 800,000	3	2,313,328.19	2.70
$ 800,001– 850,000	3	2,513,848.21	2.93
$ 850,001– 900,000	2	1,722,155.73	2.01
$ 900,001– 950,000	1	908,457.34	1.06
$ 950,001–1,000,000	3	2,925,326.59	3.41
$1,000,001–1,050,000	1	1,047,530.72	1.22
$1,050,001–1,100,000	1	1,101,068.63	1.28
$1,300,001–1,350,000	1	1,334,535.01	1.56
Over $1,500,000	1	2,124,103.90	2.48

Total	172	$85,699,592.82	100.00%

      As of the Cut-Off Date, the principal balances of the subgroup 2-B1 loans ranged from approximately $109,825 to $2,124,104 with an average of approximately $498,253.

Current Loan-to-Value Ratios of the Subgroup 2-B1 Loans
Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

60.00 or less	10	$4,890,306.63	5.71%
60.01– 70.00	18	12,438,692.48	14.51
70.01– 75.00	18	10,225,235.57	11.93
75.01– 80.00	71	34,828,043.10	40.64
80.01– 85.00	42	18,976,912.48	22.14
85.01– 90.00	4	1,285,740.81	1.50
90.01– 95.00	7	2,629,728.85	3.07
95.01–100.00	2	424,932.90	0.50

Total	172	$85,699,592.82	100.00%

      At origination, the weighted average loan-to-value ratio of the subgroup 2-B1 loans was approximately 76.3%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 2-B1 loans was approximately 76.3%.

Types of Mortgaged Properties Securing the Subgroup 2-B1 Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

Condominium	15	$5,001,206.69	5.84%
Duplex	4	1,867,493.44	2.18
Fourplex	1	1,334,535.01	1.56
Hi-Rise Condominium	1	1,047,530.72	1.22
Planned Unit Development	39	18,913,675.40	22.07
Single Family Detached	110	56,971,915.29	66.48
Townhouse	2	563,236.27	0.66

Total	172	$85,699,592.82	100.00%

SUBGROUP 2-B1

Geographic Distribution by State of the Subgroup 2-B1 Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

Arizona	7	$3,184,671.54	3.72%
California	97	53,811,255.81	62.79
Colorado	2	1,061,536.72	1.24
Connecticut	3	1,828,735.26	2.13
District of Columbia	1	1,047,530.72	1.22
Florida	22	7,982,660.69	9.31
Georgia	5	2,187,148.60	2.55
Illinois	1	124,687.41	0.15
Maryland	4	2,143,377.29	2.50
Massachusetts	1	519,898.55	0.61
Nevada	3	1,275,024.75	1.49
New Jersey	1	327,248.60	0.38
New York	2	1,596,758.62	1.86
Oregon	3	1,554,829.30	1.81
Pennsylvania	2	254,499.68	0.30
Tennessee	1	315,475.63	0.37
Utah	5	1,153,841.04	1.35
Virginia	7	3,504,297.87	4.09
Washington	4	1,673,878.26	1.95
Wisconsin	1	152,236.48	0.18

Total	172	$85,699,592.82	100.00%

      No more than approximately 2.5% of the subgroup 2-B1 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.6% of the subgroup 2-B1 loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Subgroup 2-B1 Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

2035	1	$845,824.26	0.99%
2036	141	66,815,061.30	77.96
2046	30	18,038,707.26	21.05

Total	172	$85,699,592.82	100.00%

      The weighted average remaining term of the subgroup 2-B1 loans as of the Cut-Off Date is approximately 384 months. The latest scheduled maturity of any of the subgroup 2-B1 loans is September 2046.

Years of Initial Monthly Payments of the Subgroup 2-B1 Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

2005	1	$845,824.26	0.99%
2006	171	84,853,768.56	99.01

Total	172	$85,699,592.82	100.00%

Documentation Program Types of the Subgroup 2-B1 Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off Date

Full Documentation	10	$4,526,807.67	5.28%	76.01%
No Documentation	8	3,195,384.66	3.73	80.02
No Ratio	10	5,228,811.21	6.10	77.16
Reduced Documentation	144	72,748,589.28	84.89	76.07

Total	172	$85,699,592.82	100.00%	76.28%

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 2-B1 loans originated under a reduced documentation program was approximately 76.1%.

* Represents a weighted average of all the subgroup 2-B1 loans.

Purpose of the Subgroup 2-B1 Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

Cash Out Refinances	64	$34,743,765.75	40.54%
Purchase Loans	77	32,344,917.41	37.74
Rate/Term Refinances	31	18,610,909.66	21.72

Total	172	$85,699,592.82	100.00%

Occupancy Status of the Subgroup 2-B1 Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

Non-Owner Occupied	11	$5,924,394.88	6.91%
Owner Occupied	160	79,244,465.73	92.47
Owner Occupied—2nd Home	1	530,732.21	0.62

Total	172	$85,699,592.82	100.00%

Credit Score Distribution of the Subgroup 2-B1 Loans
Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

600–639	13	$5,843,596.01	6.82%
640–659	15	6,227,576.82	7.27
660–679	24	12,158,110.59	14.19
680–699	36	17,799,675.61	20.77
700–719	26	13,346,163.91	15.57
720–739	20	9,934,839.26	11.59
740–759	11	7,668,789.41	8.95
760–779	15	7,376,511.32	8.61
780–799	10	4,503,798.42	5.26
800 or greater	2	840,531.47	0.98

Total	172	$85,699,592.82	100.00%

      As of the Cut-Off Date, the weighted average credit score of the subgroup 2-B1 loans was approximately 705.

Original Terms of the Subgroup 2-B1 Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

360	142	$67,660,885.56	78.95%
480	30	18,038,707.26	21.05

Total	172	$85,699,592.82	100.00%

Prepayment Penalty Terms of the Subgroup 2-B1 Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

36 Months	172	$85,699,592.82	100.00%

Total	172	$85,699,592.82	100.00%

SUBGROUP 2-B1

First Interest Rate Adjustment Dates of the Subgroup 2-B1 Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

08/2005	1	$845,824.26	0.99%
04/2006	1	239,344.45	0.28
05/2006	1	499,597.68	0.58
06/2006	7	2,250,300.74	2.63
07/2006	17	8,268,333.21	9.65
08/2006	36	16,729,939.52	19.52
09/2006	92	48,987,369.96	57.16
10/2006	17	7,878,883.00	9.19

Total	172	$85,699,592.82	100.00%

Interest Rate Ceiling of the Subgroup 2-B1 Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

9.95	159	$78,687,028.43	91.82%
10.95	3	1,950,092.87	2.28
11.90	1	380,000.00	0.44
11.95	9	4,682,471.52	5.46

Total	172	$85,699,592.82	100.00%

Interest Rate Floor of the Subgroup 2-B1 Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

2.800	8	$4,722,511.36	5.51%
2.867	1	640,273.78	0.75
2.875	2	998,000.00	1.16
2.950	19	9,712,983.06	11.33
2.983	1	500,265.86	0.58
3.000	14	6,091,384.48	7.11
3.025	1	109,824.77	0.13
3.050	1	423,318.73	0.49
3.075	12	6,229,629.34	7.27
3.100	2	1,077,071.02	1.26
3.150	6	2,887,237.55	3.37
3.175	1	998,304.77	1.16
3.200	20	8,487,179.58	9.90
3.216	2	752,237.51	0.88
3.220	1	312,054.58	0.36
3.250	8	4,747,342.75	5.54
3.325	13	6,512,116.81	7.60
3.330	1	269,068.30	0.31
3.333	1	412,344.47	0.48
3.350	4	2,142,401.97	2.50
3.375	5	3,163,269.70	3.69
3.400	4	1,821,840.40	2.13
3.450	30	14,994,939.97	17.50
3.475	1	486,758.16	0.57
3.488	1	456,432.01	0.53
3.500	13	6,750,801.89	7.88

Total	172	$85,699,592.82	100.00%

Margins of the Subgroup 2-B1 Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

2.800	8	$4,722,511.36	5.51%
2.867	1	640,273.78	0.75
2.875	2	998,000.00	1.16
2.950	19	9,712,983.06	11.33
2.983	1	500,265.86	0.58
3.000	14	6,091,384.48	7.11
3.025	1	109,824.77	0.13
3.050	1	423,318.73	0.49
3.075	12	6,229,629.34	7.27
3.100	2	1,077,071.02	1.26
3.150	6	2,887,237.55	3.37
3.175	1	998,304.77	1.16
3.200	20	8,487,179.58	9.90
3.216	2	752,237.51	0.88
3.220	1	312,054.58	0.36
3.250	8	4,747,342.75	5.54
3.325	13	6,512,116.81	7.60
3.330	1	269,068.30	0.31
3.333	1	412,344.47	0.48
3.350	4	2,142,401.97	2.50
3.375	5	3,163,269.70	3.69
3.400	4	1,821,840.40	2.13
3.450	30	14,994,939.97	17.50
3.475	1	486,758.16	0.57
3.488	1	456,432.01	0.53
3.500	13	6,750,801.89	7.88

Total	172	$85,699,592.82	100.00%

Monthly Debt-to-Income Ratio of All Debt of the Subgroup 2-B1 Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

Data Not Compiled	15	$7,234,727.03	8.44%
15.00 or less	3	2,142,217.23	2.50
15.01–20.00	3	1,997,323.41	2.33
20.01–25.00	12	5,814,231.76	6.78
25.01–30.00	11	5,345,627.60	6.24
30.01–35.00	19	8,046,375.39	9.39
35.01–40.00	43	21,942,235.74	25.60
40.01–45.00	45	23,071,410.41	26.92
45.01–50.00	16	7,588,076.19	8.85
50.01–55.00	5	2,517,368.06	2.94

Total	172	$85,699,592.82	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the subgroup 2-B1 loans (exclusive of the data not compiled) was approximately 37.2%.

      With respect to the data not compiled for the subgroup 2-B1 loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such subgroup 2-B1 loans does not differ from such distribution for the remaining subgroup 2-B1 loans, and the distribution could differ substantially.

SUBGROUP 2-B1

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Subgroup 2-B1 Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

0.01 –60.00	9	$4,240,016.53	4.95%
60.01–65.00	6	4,371,669.67	5.10
65.01–70.00	12	7,960,915.21	9.29
70.01–75.00	16	9,142,781.26	10.67
75.01–80.00	55	28,329,856.08	33.06
80.01–85.00	3	1,537,072.01	1.79
85.01–90.00	66	28,401,644.05	33.14
Over 90.00	5	1,715,638.01	2.00

Total	172	$85,699,592.82	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgae and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the subgroup 2-B1 loans (exclusive of no second lien) was approximately 79.8%.

Delinquencies of the Subgroup 2-B1 Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 2-B1 Loans

1X30 or Less Past Delinquency (2)	171	$84,853,768.56	99.01%
More than 1X30 Past Delinquency (3)	1	845,824.26	0.99

Total	172	$85,699,592.82	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

LOAN GROUP 3

Mortgage Interest Rates of the Group 3 Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

2.000	3	$1,371,437.12	0.57%
2.500	4	1,049,900.00	0.44
3.000	2	452,721.66	0.19
3.250	2	288,466.31	0.12
3.500	10	2,193,479.56	0.92
3.750	1	345,875.15	0.14
4.000	3	774,372.15	0.32
4.250	2	353,646.14	0.15
4.750	2	332,160.41	0.14
5.000	1	187,198.12	0.08
5.250	1	248,943.41	0.10
5.375	1	241,705.88	0.10
6.125	1	422,670.21	0.18
6.625	3	760,962.71	0.32
6.875	2	510,266.55	0.21
7.000	4	1,396,639.93	0.58
7.063	1	319,798.41	0.13
7.125	8	1,821,626.72	0.76
7.250	15	4,700,209.67	1.96
7.375	21	5,263,316.20	2.20
7.500	49	13,481,166.00	5.64
7.563	1	242,759.66	0.10
7.625	29	7,353,103.81	3.07
7.750	63	17,685,098.94	7.39
7.875	69	18,621,754.63	7.79
8.000	127	34,789,387.19	14.54
8.125	129	33,266,254.44	13.91
8.250	18	5,074,270.35	2.12
8.375	51	14,711,023.52	6.15
8.500	30	8,577,456.19	3.59
8.625	37	11,127,633.50	4.65
8.750	43	12,458,575.02	5.21
8.875	60	17,653,905.59	7.38
9.000	54	14,743,196.12	6.16
9.125	7	2,062,111.19	0.86
9.250	6	1,777,491.91	0.74
9.375	3	678,318.62	0.28
9.500	2	386,420.39	0.16
9.625	4	1,254,815.29	0.52
9.875	1	218,190.80	0.09

Total	870	$239,198,329.47	100.00%

LOAN GROUP 3

Pass-Through Rates of the Group 3 Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)	Weighted Average Scheduled Remaining Term (In Months)

0.700	$342,000.00	2.000	360
0.825	464,900.00	2.500	360
1.000	585,000.00	2.500	360
1.100	589,444.66	2.285	359
1.150	607,714.12	2.000	359
1.175	288,466.31	3.250	479
1.425	193,500.00	3.500	360
1.550	188,404.25	3.500	358
1.575	285,000.00	3.000	360
1.600	762,588.61	3.500	358
1.900	237,405.00	3.500	480
2.075	245,000.00	3.500	360
2.100	438,727.97	4.000	358
2.175	50,130.08	4.250	358
3.100	187,198.12	5.000	358
3.125	566,581.70	3.500	358
3.375	345,875.15	3.750	478
3.565	332,160.41	4.750	358
3.625	335,644.18	4.000	358
3.875	303,516.06	4.250	478
4.020	241,705.88	5.375	358
4.045	248,943.41	5.250	478
5.750	422,670.21	6.125	358
5.950	1,708,108.20	8.625	382
6.000	809,103.57	7.897	358
6.050	315,834.24	7.125	356
6.190	154,757.15	7.125	356
6.250	760,962.71	6.625	357
6.345	326,828.49	7.500	358
6.425	2,933,568.55	7.903	377
6.450	7,527,848.77	7.789	380
6.451	531,239.96	7.875	358
6.463	562,558.07	7.279	356
6.475	2,532,224.35	7.715	358
6.500	18,701,014.70	7.847	370
6.525	3,641,749.65	7.980	397
6.545	379,167.90	7.750	356
6.625	1,002,075.17	7.000	357
6.680	385,330.79	7.875	479
6.750	1,564,725.00	7.227	356
6.785	330,305.91	8.000	357
6.790	400,969.27	8.375	357
6.875	4,426,244.25	7.250	374
6.910	724,821.35	8.222	404
6.930	99,222.53	7.875	357
6.955	333,644.47	8.250	356
7.000	2,616,817.88	7.375	372
7.015	202,191.21	8.250	358
7.035	157,630.26	8.250	356
7.045	205,744.76	8.250	357
7.055	318,129.70	8.000	356
7.065	239,081.78	8.000	357
7.070	413,285.85	8.125	358
7.080	785,692.19	8.375	357
7.095	452,792.76	8.250	357
7.115	282,074.49	8.500	478
7.125	9,373,198.05	7.500	357
7.140	1,359,748.19	8.375	357
7.145	296,061.39	8.500	357
7.160	1,458,749.83	8.375	357
7.170	61,785.11	8.375	358
7.175	800,017.07	8.250	356
7.180	640,501.47	8.125	357
7.205	1,149,832.44	8.500	358
7.220	269,495.98	8.375	478
7.225	417,217.07	8.125	359
7.235	613,125.60	8.250	478
7.250	5,838,788.28	7.763	357
7.255	162,175.89	8.500	356
7.265	1,108,095.48	8.500	357
7.275	493,105.45	8.250	356
7.280	314,354.23	8.625	357
7.285	1,565,270.79	8.500	357
7.295	253,558.15	8.500	356

Pass-Through Rates of the Group 3 Loans—(Continued)
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

7.300	$2,101,749.40	8.375		357
7.320	1,704,409.92	8.375		357
7.330	801,931.30	8.625		358
7.335	137,938.33	8.500		478
7.345	300,411.57	8.500		358
7.365	676,011.94	8.894		407
7.375	13,379,544.84	7.763		368
7.390	474,261.52	8.625		478
7.405	911,900.80	8.750		358
7.410	2,472,275.16	8.625		373
7.420	323,994.99	8.625		357
7.425	1,523,203.87	8.549		381
7.430	256,678.51	8.375		358
7.435	223,463.79	9.000		358
7.440	646,108.01	8.524		356
7.445	1,067,076.36	8.559		432
7.455	991,782.53	8.750		357
7.470	1,188,396.24	8.625		396
7.485	205,319.01	8.500		478
7.490	280,777.95	8.875		478
7.500	13,328,292.32	7.916		364
7.505	425,599.51	8.750		476
7.510	509,359.77	8.375		356
7.515	1,238,440.39	8.750		357
7.530	1,124,858.39	8.875		357
7.535	3,829,590.39	8.750		412
7.550	850,235.01	8.831		457
7.565	106,291.13	8.750		358
7.570	1,614,105.73	8.670		397
7.580	2,707,436.07	8.875		392
7.595	1,363,363.59	8.835		393
7.610	195,244.53	8.625		477
7.625	22,664,903.60	8.025		367
7.635	113,301.82	8.500		358
7.640	1,819,609.42	8.875		357
7.645	769,054.47	9.000		357
7.655	292,694.94	9.000		357
7.660	3,540,487.16	8.875		374
7.665	360,466.77	9.250		358
7.675	296,606.05	9.000		476
7.680	669,997.51	8.625		356
7.690	563,027.07	8.875		358
7.695	1,272,015.47	8.783		381
7.700	344,236.88	8.875		356
7.705	2,237,407.05	9.000		389
7.720	2,514,039.40	8.875		377
7.750	29,532,742.76	8.139		385
7.760	402,405.20	8.625		358
7.770	204,790.82	9.125		357
7.785	1,637,224.94	9.000		414
7.795	351,828.03	9.000		358
7.800	549,434.44	8.875		357
7.815	1,276,282.18	9.000		357
7.820	695,901.87	9.125		478
7.845	2,069,865.48	9.093		398
7.875	4,545,864.75	8.700		391
7.910	544,439.48	9.241		413
7.925	517,700.22	9.000		357
7.930	814,847.83	8.875		357
7.935	249,429.81	9.250		355
7.945	1,922,548.20	9.000		412
7.970	1,088,166.46	9.552		375
8.000	2,955,349.30	8.448		454
8.010	1,666,147.98	8.875		364
8.040	324,521.19	9.625		358
8.065	270,344.04	9.250		358
8.095	665,807.52	9.250		358
8.125	728,410.92	8.500		388
8.135	244,979.64	9.000		357
8.190	425,670.60	9.375		359
8.500	190,601.77	8.875		356
8.690	218,190.80	9.875		358
8.750	423,530.24	9.125		355

Total	$239,198,329.47	8.021	*	376	*

* Represents a weighted average of all the group 3 loans.

      As of the Cut-Off Date, the pass-through rates for the group 3 loans ranged from 0.700% per annum to 8.750% per annum, with a weighted average Pass-Through Rate for the group 3 loans of approximately 7.156% per annum.

LOAN GROUP 3

Original Principal Balances of the Group 3 Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

$ 50,000 or less	1	$15,307.94	0.01%
$ 50,001–100,000	30	2,307,226.77	0.96
$100,001–150,000	63	8,228,801.00	3.44
$150,001–200,000	124	21,559,289.22	9.01
$200,001–250,000	170	38,290,619.98	16.01
$250,001–300,000	165	45,241,299.97	18.91
$300,001–350,000	114	36,939,575.48	15.44
$350,001–400,000	113	42,553,175.27	17.79
$400,001–450,000	37	15,505,079.45	6.48
$450,001–500,000	18	8,580,696.28	3.59
$500,001–550,000	16	8,486,073.02	3.55
$550,001–600,000	8	4,612,367.69	1.93
$600,001–650,000	10	6,220,115.51	2.60
$650,001–700,000	1	658,701.89	0.28

Total	870	$239,198,329.47	100.00%

      As of the Cut-Off Date, the principal balances of the group 3 loans ranged from approximately $15,308 to $658,702 with an average of approximately $274,941.

Current Loan-to-Value Ratios of the Group 3 Loans
Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

80.01– 85.00	2	$463,530.53	0.19%
85.01– 90.00	194	51,339,788.24	21.46
90.01– 95.00	474	134,826,350.69	56.37
95.01–100.00	200	52,568,660.01	21.98

Total	870	$239,198,329.47	100.00%

      At origination, the weighted average loan-to-value ratio of the group 3 loans was approximately 91.4%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 3 loans was approximately 91.6%.

Types of Mortgaged Properties Securing the Group 3 Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

Condominium	121	$29,854,711.97	12.48%
Duplex	30	7,618,009.39	3.18
Fourplex	1	322,393.44	0.13
Hi-Rise Condominium	9	2,431,803.24	1.02
Planned Unit Development	197	58,714,636.46	24.55
Single Family Detached	508	138,313,548.16	57.82
Townhouse	1	240,768.07	0.10
Triplex	3	1,702,458.74	0.71

Total	870	$239,198,329.47	100.00%

Geographic Distribution by State of the Group 3 Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

Alabama	3	$863,667.95	0.36%
Alaska	1	121,269.91	0.05
Arizona	50	12,003,630.41	5.02
Arkansas	3	554,236.38	0.23
California	174	63,876,097.86	26.70
Colorado	18	4,543,508.23	1.90
Connecticut	6	1,407,410.02	0.59
Delaware	2	782,309.53	0.33
Florida	234	62,813,673.82	26.26
Georgia	6	1,742,328.95	0.73
Hawaii	5	1,200,247.82	0.50
Idaho	7	1,253,074.23	0.52
Illinois	28	6,549,425.84	2.74
Indiana	4	565,363.12	0.24
Kentucky	4	633,697.48	0.26
Louisiana	1	215,209.53	0.09
Maryland	8	2,943,594.77	1.23
Massachusetts	1	342,000.00	0.14
Michigan	53	9,958,267.68	4.16
Minnesota	11	2,791,488.48	1.17
Missouri	8	1,289,840.65	0.54
Montana	1	139,092.39	0.06
Nevada	85	23,998,653.98	10.03
New Hampshire	1	352,175.04	0.15
New Jersey	13	4,685,811.29	1.96
New Mexico	1	226,576.96	0.09
North Carolina	1	396,604.30	0.17
North Dakota	1	311,514.20	0.13
Ohio	9	1,330,877.17	0.56
Oklahoma	3	457,589.94	0.19
Oregon	13	3,183,714.90	1.33
Pennsylvania	21	5,125,452.49	2.14
Rhode Island	4	1,022,744.53	0.43
South Carolina	3	452,724.63	0.19
Tennessee	5	1,128,339.29	0.47
Texas	16	2,266,677.62	0.95
Utah	7	1,864,969.71	0.78
Virginia	22	6,798,020.38	2.84
Washington	23	6,152,850.35	2.57
West Virginia	2	594,771.30	0.25
Wisconsin	11	1,955,095.63	0.82
Wyoming	1	303,730.71	0.13

Total	870	$239,198,329.47	100.00%

      No more than approximately 0.5% of the group 3 loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.7% of the group 3 loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Group 3 Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

2035	2	$681,039.93	0.28%
2036	744	200,813,103.92	83.95
2046	124	37,704,185.62	15.76

Total	870	$239,198,329.47	100.00%

      The weighted average remaining term of the group 3 loans as of the Cut-Off Date is approximately 376 months.

      The latest scheduled maturity of any of the group 3 loans is September 2046.

LOAN GROUP 3

Years of Initial Monthly Payments of the Group 3 Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

2005	2	$681,039.93	0.28%
2006	868	238,517,289.54	99.72

Total	870	$239,198,329.47	100.00%

Documentation Program Types of the Group 3 Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off-Date

Full Documentation	22	$6,237,333.80	2.61%	93.25%
No Documentation	133	35,451,897.34	14.82	92.28
No Ratio	5	1,766,448.81	0.74	88.96
Reduced Documentation	710	195,742,649.52	81.83	91.44

Total	870	$239,198,329.47	100.00%	91.59%

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 3 loans originated under a reduced documentation program was approximately 91.4%.

* Represents a weighted average of all the group 3 loans.

Purpose of the Group 3 Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

Cash Out Refinances	210	$56,895,658.63	23.79%
Purchase Loans	448	122,718,065.76	51.30
Rate/Term Refinances	212	59,584,605.08	24.91

Total	870	$239,198,329.47	100.00%

Occupancy Status of the Group 3 Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

Non-Owner Occupied	45	$11,599,763.08	4.85%
Owner Occupied	779	217,944,696.78	91.11
Owner Occupied—2nd Home	46	9,653,869.61	4.04

Total	870	$239,198,329.47	100.00%

Credit Score Distribution of the Group 3 Loans
Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

600–619	2	$469,687.06	0.20%
620–639	32	9,701,983.19	4.06
640–659	76	18,459,227.59	7.72
660–679	180	52,471,781.79	21.94
680–699	166	45,729,940.56	19.12
700–719	126	35,290,200.26	14.75
720–739	115	31,459,633.90	13.15
740–759	85	23,665,661.88	9.89
760–779	62	14,579,945.39	6.10
780–799	22	6,848,424.68	2.86
800 or greater	4	521,843.17	0.22

Total	870	$239,198,329.47	100.00%

      As of the Cut-Off Date, the weighted average credit score of the group 3 loans was approximately 701.

Original Terms of the Group 3 Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

360	746	$201,494,143.85	84.24%
480	124	37,704,185.62	15.76

Total	870	$239,198,329.47	100.00%

Prepayment Penalty Terms of the Group 3 Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

None	56	$15,054,001.48	6.29%
12 Months	55	16,078,889.97	6.72
24 Months	4	1,179,184.07	0.49
36 Months	755	206,886,253.95	86.49

Total	870	$239,198,329.47	100.00%

First Interest Rate Adjustment Dates of the Group 3 Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

08/2005	1	$534,918.64	0.22%
12/2005	1	146,121.29	0.06
02/2006	1	228,618.97	0.10
03/2006	10	2,995,456.91	1.25
04/2006	3	737,278.74	0.31
05/2006	18	5,483,569.04	2.29
06/2006	137	38,802,767.59	16.22
07/2006	255	72,782,172.16	30.43
08/2006	335	88,219,110.26	36.88
09/2006	77	21,428,409.96	8.96
10/2006	28	6,750,225.48	2.82
11/2006	3	896,180.43	0.37
12/2006	1	193,500.00	0.08

Total	870	$239,198,329.47	100.00%

Interest Rate Ceiling of the Group 3 Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

9.500	1	$189,900.00	0.08%
9.950	816	222,330,793.12	92.95
9.960	1	135,090.77	0.06
10.000	1	196,206.84	0.08
10.700	4	1,472,429.49	0.62
10.825	10	3,656,368.06	1.53
10.875	1	559,985.78	0.23
10.950	22	6,745,170.47	2.82
11.075	6	1,911,277.48	0.80
11.200	3	648,190.89	0.27
11.325	2	378,461.34	0.16
11.450	1	324,521.19	0.14
12.200	1	351,200.74	0.15
12.700	1	298,733.30	0.12

Total	870	$239,198,329.47	100.00%

LOAN GROUP 3

Interest Rate Floor of the Group 3 Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

1.600	1	$422,670.21	0.18%
2.025	1	146,338.37	0.06
2.100	2	614,624.34	0.26
2.250	1	291,849.60	0.12
2.275	1	218,416.95	0.09
2.400	2	869,433.64	0.36
2.425	1	265,778.15	0.11
2.475	1	261,428.14	0.11
2.500	4	1,335,043.79	0.56
2.550	2	470,591.39	0.20
2.575	2	279,037.16	0.12
2.600	1	56,752.79	0.02
2.650	5	1,048,125.34	0.44
2.675	2	771,723.29	0.32
2.700	1	295,285.90	0.12
2.725	7	2,585,075.14	1.08
2.750	1	607,714.12	0.25
2.775	4	974,474.46	0.41
2.800	17	4,584,614.82	1.92
2.825	1	130,903.90	0.05
2.850	2	543,166.99	0.23
2.875	13	2,910,753.04	1.22
2.900	3	1,354,884.53	0.57
2.925	2	487,430.00	0.20
2.950	31	8,728,098.43	3.65
3.000	1	242,759.66	0.10
3.025	2	581,965.15	0.24
3.075	21	5,374,914.28	2.25
3.100	6	1,396,224.38	0.58
3.125	5	1,093,538.06	0.46
3.150	10	2,669,904.19	1.12
3.175	5	1,524,057.21	0.64
3.200	44	12,739,599.48	5.33
3.250	10	2,879,774.64	1.20
3.275	12	3,596,836.65	1.50
3.300	5	1,442,725.62	0.60
3.324	1	531,239.96	0.22
3.325	43	10,867,541.22	4.54
3.350	1	137,152.60	0.06
3.375	10	2,412,044.59	1.01
3.400	47	13,155,811.42	5.50
3.450	73	20,130,579.09	8.42
3.475	2	569,387.69	0.24
3.500	12	2,762,406.97	1.15
3.525	2	642,604.84	0.27

Interest Rate Floor of the Group 3 Loans—(Continued)
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

3.550	3	$1,221,266.05	0.51%
3.575	105	26,877,001.65	11.24
3.600	8	1,917,158.96	0.80
3.625	1	333,644.47	0.14
3.650	1	260,065.86	0.11
3.675	4	1,450,752.78	0.61
3.700	8	2,248,966.72	0.94
3.725	8	1,693,297.37	0.71
3.750	11	3,997,647.92	1.67
3.775	5	1,056,511.16	0.44
3.800	19	5,394,837.89	2.26
3.825	19	4,959,498.01	2.07
3.850	5	1,203,233.19	0.50
3.875	5	1,336,320.92	0.56
3.900	3	778,815.65	0.33
3.925	8	2,089,323.60	0.87
3.950	9	2,716,693.37	1.14
3.975	9	2,188,399.04	0.91
4.000	8	2,328,702.36	0.97
4.025	5	1,875,852.60	0.78
4.050	2	675,905.89	0.28
4.075	21	5,737,287.95	2.40
4.100	1	509,884.70	0.21
4.125	9	2,747,381.53	1.15
4.150	10	2,612,544.51	1.09
4.175	5	1,301,644.48	0.54
4.200	18	5,298,604.44	2.22
4.250	14	4,917,487.46	2.06
4.275	1	357,818.82	0.15
4.300	8	2,062,652.41	0.86
4.325	34	9,269,114.02	3.88
4.350	3	1,046,832.88	0.44
4.375	20	5,125,404.98	2.14
4.400	5	1,155,112.12	0.48
4.425	3	664,631.03	0.28
4.450	26	7,798,047.99	3.26
4.500	8	2,257,648.36	0.94
4.575	1	295,112.12	0.12
4.625	2	501,787.81	0.21
4.700	4	1,275,704.10	0.53
4.750	2	425,670.60	0.18
4.825	1	252,648.02	0.11
4.950	3	503,125.40	0.21
5.075	4	1,254,815.29	0.52
5.250	1	218,190.80	0.09

Total	870	$239,198,329.47	100.00%

LOAN GROUP 3

Margins of the Group 3 Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

1.600	1	$422,670.21	0.18%
2.025	1	146,338.37	0.06
2.100	2	614,624.34	0.26
2.250	1	291,849.60	0.12
2.275	1	218,416.95	0.09
2.400	2	869,433.64	0.36
2.425	1	265,778.15	0.11
2.475	1	261,428.14	0.11
2.500	4	1,335,043.79	0.56
2.550	2	470,591.39	0.20
2.575	2	279,037.16	0.12
2.600	1	56,752.79	0.02
2.650	5	1,048,125.34	0.44
2.675	2	771,723.29	0.32
2.700	1	295,285.90	0.12
2.725	7	2,585,075.14	1.08
2.750	1	607,714.12	0.25
2.775	4	974,474.46	0.41
2.800	17	4,584,614.82	1.92
2.825	1	130,903.90	0.05
2.850	2	543,166.99	0.23
2.875	13	2,910,753.04	1.22
2.900	3	1,354,884.53	0.57
2.925	2	487,430.00	0.20
2.950	31	8,728,098.43	3.65
3.000	1	242,759.66	0.10
3.025	2	581,965.15	0.24
3.075	21	5,374,914.28	2.25
3.100	6	1,396,224.38	0.58
3.125	5	1,093,538.06	0.46
3.150	10	2,669,904.19	1.12
3.175	5	1,524,057.21	0.64
3.200	44	12,739,599.48	5.33
3.250	10	2,879,774.64	1.20
3.275	12	3,596,836.65	1.50
3.300	5	1,442,725.62	0.60
3.324	1	531,239.96	0.22
3.325	43	10,867,541.22	4.54
3.350	1	137,152.60	0.06
3.375	10	2,412,044.59	1.01
3.400	47	13,155,811.42	5.50
3.450	73	20,130,579.09	8.42
3.475	2	569,387.69	0.24
3.500	12	2,762,406.97	1.15
3.525	2	642,604.84	0.27

Margins of the Group 3 Loans—(Continued)
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

3.550	3	$1,221,266.05	0.51%
3.575	105	26,877,001.65	11.24
3.600	8	1,917,158.96	0.80
3.625	1	333,644.47	0.14
3.650	1	260,065.86	0.11
3.675	4	1,450,752.78	0.61
3.700	8	2,248,966.72	0.94
3.725	8	1,693,297.37	0.71
3.750	11	3,997,647.92	1.67
3.775	5	1,056,511.16	0.44
3.800	19	5,394,837.89	2.26
3.825	19	4,959,498.01	2.07
3.850	5	1,203,233.19	0.50
3.875	5	1,336,320.92	0.56
3.900	3	778,815.65	0.33
3.925	8	2,089,323.60	0.87
3.950	9	2,716,693.37	1.14
3.975	9	2,188,399.04	0.91
4.000	8	2,328,702.36	0.97
4.025	5	1,875,852.60	0.78
4.050	2	675,905.89	0.28
4.075	21	5,737,287.95	2.40
4.100	1	509,884.70	0.21
4.125	9	2,747,381.53	1.15
4.150	10	2,612,544.51	1.09
4.175	5	1,301,644.48	0.54
4.200	18	5,298,604.44	2.22
4.250	14	4,917,487.46	2.06
4.275	1	357,818.82	0.15
4.300	8	2,062,652.41	0.86
4.325	34	9,269,114.02	3.88
4.350	3	1,046,832.88	0.44
4.375	20	5,125,404.98	2.14
4.400	5	1,155,112.12	0.48
4.425	3	664,631.03	0.28
4.450	26	7,798,047.99	3.26
4.500	8	2,257,648.36	0.94
4.575	1	295,112.12	0.12
4.625	2	501,787.81	0.21
4.700	4	1,275,704.10	0.53
4.750	2	425,670.60	0.18
4.825	1	252,648.02	0.11
4.950	3	503,125.40	0.21
5.075	4	1,254,815.29	0.52
5.250	1	218,190.80	0.09

Total	870	$239,198,329.47	100.00%

LOAN GROUP 3

Monthly Debt-to-Income Ratio of All Debt of the Group 3 Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

Data Not Compiled	9	$2,775,547.19	1.16%
15.00 or less	4	973,928.13	0.41
15.01–20.00	14	2,183,730.14	0.91
20.01–25.00	28	7,108,286.02	2.97
25.01–30.00	66	15,585,240.53	6.52
30.01–35.00	118	30,344,783.59	12.69
35.01–40.00	217	58,245,809.53	24.35
40.01–45.00	167	50,444,372.01	21.09
45.01–50.00	133	40,034,026.45	16.74
50.01–55.00	108	29,729,493.67	12.43
55.01–60.00	6	1,773,112.21	0.74

Total	870	$239,198,329.47	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the group 3 loans (exclusive of the data not compiled) was approximately 40.4%.

      With respect to the data not compiled for the group 3 loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such group 3 loans does not differ from such distribution for the remaining group 3 loans, and the distribution could differ substantially.

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Group 3 Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

85.01–90.00	573	$158,993,844.15	66.47%
Over 90.00	297	80,204,485.32	33.53

Total	870	$239,198,329.47	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgage and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the group 3 loans (exclusive of no second lien) was approximately 91.4%.

Delinquencies of the Group 3 Loans (1)
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Group 3 Loans

1X30 or Less Past Delinquency (2)	869	$238,663,410.83	99.78%
More than 1X30 Past Delinquency (3)	1	534,918.64	0.22

Total	870	$239,198,329.47	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

SUBGROUP 3-B

Mortgage Interest Rates of the Subgroup 3-B Loans
Mortgage Interest Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

2.000	3	$1,371,437.12	0.78%
2.500	4	1,049,900.00	0.60
3.000	2	452,721.66	0.26
3.250	2	288,466.31	0.16
3.500	10	2,193,479.56	1.25
3.750	1	345,875.15	0.20
4.000	3	774,372.15	0.44
4.250	2	353,646.14	0.20
5.000	1	187,198.12	0.11
7.063	1	319,798.41	0.18
7.125	8	1,821,626.72	1.04
7.250	15	4,700,209.67	2.67
7.375	21	5,263,316.20	2.99
7.500	49	13,481,166.00	7.66
7.563	1	242,759.66	0.14
7.625	29	7,353,103.81	4.18
7.750	63	17,685,098.94	10.05
7.875	69	18,621,754.63	10.58
8.000	127	34,789,387.19	19.77
8.125	129	33,266,254.44	18.90
8.250	18	5,074,270.35	2.88
8.375	51	14,711,023.52	8.36
8.500	30	8,577,456.19	4.87
8.625	8	2,328,702.36	1.32
8.750	2	713,855.46	0.41

Total	649	$175,966,879.76	100.00%

Pass-Through Rates of the Subgroup 3-B Loans
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)	Weighted Average Scheduled Remaining Term (In Months)

0.700	$342,000.00	2.000	360
0.825	464,900.00	2.500	360
1.000	585,000.00	2.500	360
1.100	589,444.66	2.285	359
1.150	607,714.12	2.000	359
1.175	288,466.31	3.250	479
1.425	193,500.00	3.500	360
1.550	188,404.25	3.500	358
1.575	285,000.00	3.000	360
1.600	762,588.61	3.500	358
1.900	237,405.00	3.500	480
2.075	245,000.00	3.500	360
2.100	438,727.97	4.000	358
2.175	50,130.08	4.250	358
3.100	187,198.12	5.000	358
3.125	566,581.70	3.500	358
3.375	345,875.15	3.750	478
3.625	335,644.18	4.000	358
3.875	303,516.06	4.250	478
6.050	315,834.24	7.125	356
6.190	154,757.15	7.125	356
6.345	326,828.49	7.500	358
6.425	2,933,568.55	7.903	377
6.450	7,527,848.77	7.789	380
6.451	531,239.96	7.875	358
6.463	562,558.07	7.279	356
6.475	2,532,224.35	7.715	358
6.500	18,190,748.15	7.874	369
6.525	3,641,749.65	7.980	397
6.545	379,167.90	7.750	356
6.680	385,330.79	7.875	479
6.750	1,564,725.00	7.227	356
6.785	330,305.91	8.000	357
6.790	400,969.27	8.375	357
6.875	4,426,244.25	7.250	374
6.910	724,821.35	8.222	404
6.930	99,222.53	7.875	357
6.955	333,644.47	8.250	356
7.000	2,616,817.88	7.375	372
7.015	202,191.21	8.250	358
7.035	157,630.26	8.250	356
7.045	205,744.76	8.250	357
7.055	318,129.70	8.000	356
7.065	239,081.78	8.000	357

Pass-Through Rates of the Subgroup 3-B Loans—(Continued)
Pass-Through Rates (%)	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Weighted Average Mortgage Interest Rates (%)		Weighted Average Scheduled Remaining Term (In Months)

7.070	$413,285.85	8.125		358
7.080	785,692.19	8.375		357
7.095	452,792.76	8.250		357
7.115	282,074.49	8.500		478
7.125	9,373,198.05	7.500		357
7.140	1,359,748.19	8.375		357
7.145	296,061.39	8.500		357
7.160	1,458,749.83	8.375		357
7.170	61,785.11	8.375		358
7.175	800,017.07	8.250		356
7.180	640,501.47	8.125		357
7.205	1,149,832.44	8.500		358
7.220	269,495.98	8.375		478
7.225	417,217.07	8.125		359
7.235	613,125.60	8.250		478
7.250	5,838,788.28	7.763		357
7.255	162,175.89	8.500		356
7.265	1,108,095.48	8.500		357
7.275	493,105.45	8.250		356
7.285	1,565,270.79	8.500		357
7.295	253,558.15	8.500		356
7.300	2,101,749.40	8.375		357
7.320	1,704,409.92	8.375		357
7.330	432,427.21	8.625		358
7.335	137,938.33	8.500		478
7.345	300,411.57	8.500		358
7.375	13,379,544.84	7.763		368
7.410	189,609.91	8.625		356
7.420	323,994.99	8.625		357
7.425	1,221,911.82	8.500		358
7.430	256,678.51	8.375		358
7.440	646,108.01	8.524		356
7.445	815,153.83	8.500		417
7.485	205,319.01	8.500		478
7.500	12,607,896.29	7.875		365
7.510	509,359.77	8.375		356
7.570	780,551.63	8.625		357
7.625	21,911,373.87	8.000		367
7.635	113,301.82	8.500		358
7.680	217,614.52	8.625		357
7.750	28,986,917.78	8.125		386
7.875	1,816,018.77	8.250		443
8.000	2,667,124.86	8.375		464
8.125	728,410.92	8.500		388

Total	$175,966,879.76	7.762	*	374	*

* Represents a weighted average of all the subgroup 3-B loans.

      As of the Cut-Off Date, the Pass-Through Rates for the subgroup 3-B loans ranged from approximately 0.700% per annum to 8.125% per annum, with a weighted average Pass-Through Rate for the subgroup 3-B loans of approximately 7.024% per annum.

Original Principal Balances of the Subgroup 3-B Loans
Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

$ 50,000 or less	1	$15,307.94	0.01%
$ 50,001–100,000	26	1,982,895.68	1.13
$100,001–150,000	44	5,751,848.14	3.27
$150,001–200,000	96	16,652,485.69	9.46
$200,001–250,000	128	28,819,081.70	16.38
$250,001–300,000	123	33,696,795.06	19.15
$300,001–350,000	84	27,181,963.36	15.45
$350,001–400,000	86	32,241,547.28	18.32
$400,001–450,000	26	10,887,835.93	6.19
$450,001–500,000	12	5,721,327.19	3.25
$500,001–550,000	12	6,381,210.52	3.63
$550,001–600,000	5	2,876,734.94	1.63
$600,001–650,000	5	3,099,144.44	1.76
$650,001–700,000	1	658,701.89	0.37

Total	649	$175,966,879.76	100.00%

      As of the Cut-Off Date, the principal balances of the subgroup 3-B loans ranged from approximately $15,308 to $658,702 with an average of approximately $271,135.

SUBGROUP 3-B

Current Loan-to-Value Ratios of the Subgroup 3-B Loans
Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

80.01–85.00	2	$463,530.53	0.26%
85.01–90.00	151	40,060,882.15	22.77
90.01–95.00	353	98,889,446.19	56.20
95.01–100.00	143	36,553,020.89	20.77

Total	649	$175,966,879.76	100.00%

      At origination, the weighted average loan-to-value ratio of the subgroup 3-B loans was approximately 91.4%. As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 3-B loans was approximately 91.5%.

Types of Mortgaged Properties Securing the Subgroup 3-B Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

Condominium	96	$23,456,256.70	13.33%
Duplex	24	5,481,251.51	3.11
Fourplex	1	322,393.44	0.18
Hi-Rise Condominium	9	2,431,803.24	1.38
Planned Unit Development	154	44,995,037.73	25.57
Single Family Detached	362	97,925,264.65	55.65
Townhouse	1	240,768.07	0.14
Triplex	2	1,114,104.42	0.63

Total	649	$175,966,879.76	100.00%

Geographic Distribution by State of the Subgroup 3-B Loans
State	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

Alabama	3	$863,667.95	0.49%
Alaska	1	121,269.91	0.07
Arizona	43	10,514,334.93	5.98
Arkansas	1	143,719.57	0.08
California	115	41,504,940.29	23.59
Colorado	13	3,247,381.08	1.85
Connecticut	4	1,051,963.24	0.60
Delaware	2	782,309.53	0.44
Florida	191	51,220,319.42	29.11
Georgia	4	1,058,526.26	0.60
Hawaii	5	1,200,247.82	0.68
Idaho	7	1,253,074.23	0.71
Illinois	21	4,990,758.85	2.84
Indiana	3	441,602.42	0.25
Kentucky	4	633,697.48	0.36
Louisiana	1	215,209.53	0.12
Maryland	6	2,117,830.84	1.20
Massachusetts	1	342,000.00	0.19
Michigan	36	6,581,549.98	3.74
Minnesota	5	1,101,670.90	0.63
Missouri	2	274,080.65	0.16
Nevada	61	17,639,610.07	10.02
New Hampshire	1	352,175.04	0.20
New Jersey	11	3,711,626.40	2.11
New Mexico	1	226,576.96	0.13
North Dakota	1	311,514.20	0.18
Ohio	7	1,031,386.68	0.59
Oklahoma	2	225,455.22	0.13
Oregon	10	2,515,599.26	1.43
Pennsylvania	16	3,588,777.52	2.04
Rhode Island	3	733,379.79	0.42
South Carolina	3	452,724.63	0.26
Tennessee	3	599,884.05	0.34
Texas	13	1,546,175.43	0.88
Utah	5	1,479,104.63	0.84
Virginia	16	4,794,672.92	2.72
Washington	21	5,700,183.62	3.24
West Virginia	2	594,771.30	0.34
Wisconsin	5	803,107.16	0.46

Total	649	$175,966,879.76	100.00%

      No more than approximately 0.7% of the subgroup 3-B loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.9% of the subgroup 3-B loans will be secured by mortgaged properties in any single zip code area outside of California.

Scheduled Maturity Years of the Subgroup 3-B Loans
Year of Maturity	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

2035	2	$681,039.93	0.39%
2036	567	151,237,496.88	85.95
2046	80	24,048,342.95	13.67

Total	649	$175,966,879.76	100.00%

      The weighted average remaining term of the subgroup 3-B loans as of the Cut-Off Date is approximately 374 months.

      The latest scheduled maturity of any of the subgroup 3-B loans is September 2046.

Years of Initial Monthly Payments of the Subgroup 3-B Loans
Year of Initial Monthly Payment	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

2005	2	$681,039.93	0.39%
2006	647	175,285,839.83	99.61

Total	649	$175,966,879.76	100.00%

SUBGROUP 3-B

Documentation Program Types of the Subgroup 3-B Loans
Loan Documentation Program Type	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans	Weighted Average Loan-to- Value Ratio as of the Cut-Off-Date

Full Documentation	17	$4,935,530.08	2.80%	93.48%
No Documentation	92	24,083,092.61	13.69	91.96
No Ratio	5	1,766,448.81	1.00	88.96
Reduced Documentation	535	145,181,808.26	82.51	91.41

Total	649	$175,966,879.76	100.00%	91.52	%*

      As of the Cut-Off Date, the weighted average loan-to-value ratio of the subgroup 3-B loans originated under a reduced documentation program was approximately 91.4%.

* Represents a weighted average of all the subgroup 3-B loans.

Purpose of the Subgroup 3-B Loans
Purpose of Loan	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

Cash Out Refinances	154	$43,218,889.72	24.56%
Purchase Loans	347	92,316,808.40	52.46
Rate/Term Refinances	148	40,431,181.64	22.98

Total	649	$175,966,879.76	100.00%

Occupancy Status of the Subgroup 3-B Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

Non-Owner Occupied	38	$10,028,579.60	5.70%
Owner Occupied	566	156,746,652.57	89.08
Owner Occupied—2nd Home	45	9,191,647.59	5.22

Total	649	$175,966,879.76	100.00%

Credit Score Distribution of the Subgroup 3-B Loans
Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

600–619	2	$469,687.06	0.27%
620–639	25	7,304,943.95	4.15
640–659	63	15,675,050.40	8.91
660–679	138	39,329,680.22	22.35
680–699	121	33,049,267.67	18.78
700–719	90	24,852,472.97	14.12
720–739	84	22,362,935.84	12.71
740–759	60	16,566,960.69	9.41
760–779	43	9,637,301.45	5.48
780–799	19	6,196,736.34	3.52
800 or greater	4	521,843.17	0.30

Total	649	$175,966,879.76	100.00%

      As of the Cut-Off Date, the weighted average credit score of the subgroup 3-B loans was approximately 700.

Original Terms of the Subgroup 3-B Loans
Loan Term (In Months)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

360	569	$151,918,536.81	86.33%
480	80	24,048,342.95	13.67

Total	649	$175,966,879.76	100.00%

Prepayment Penalty Terms of the Subgroup 3-B Loans
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

None	55	$14,659,436.72	8.33%
12 Months	50	14,451,278.66	8.21
24 Months	4	1,179,184.07	0.67
36 Months	540	145,676,980.31	82.79

Total	649	$175,966,879.76	100.00%

First Interest Rate Adjustment Dates of the Subgroup 3-B Loans
Month/Year	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

08/2005	1	$534,918.64	0.30%
12/2005	1	146,121.29	0.08
02/2006	1	228,618.97	0.13
03/2006	10	2,995,456.91	1.70
04/2006	3	737,278.74	0.42
05/2006	12	3,503,404.61	1.99
06/2006	102	28,716,145.69	16.32
07/2006	169	47,008,310.12	26.71
08/2006	251	65,101,576.44	37.00
09/2006	71	19,977,952.14	11.35
10/2006	24	5,927,415.78	3.37
11/2006	3	896,180.43	0.51
12/2006	1	193,500.00	0.11

Total	649	$175,966,879.76	100.00%

Interest Rate Ceiling of the Subgroup 3-B Loans
Ceiling Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

9.500	1	$189,900.00	0.11%
9.950	629	169,403,501.55	96.27
9.960	1	135,090.77	0.08
10.700	1	239,081.78	0.14
10.825	7	2,649,568.54	1.51
10.950	8	2,699,803.08	1.53
12.200	1	351,200.74	0.20
12.700	1	298,733.30	0.17

Total	649	$175,966,879.76	100.00%

SUBGROUP 3-B

Interest Rate Floor of the Subgroup 3-B Loans
Interest Rate Floor (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

2.500	4	$1,335,043.79	0.76%
2.550	2	470,591.39	0.27
2.575	2	279,037.16	0.16
2.600	1	56,752.79	0.03
2.650	5	1,048,125.34	0.60
2.675	2	771,723.29	0.44
2.700	1	295,285.90	0.17
2.725	7	2,585,075.14	1.47
2.750	1	607,714.12	0.35
2.775	4	974,474.46	0.55
2.800	17	4,584,614.82	2.61
2.825	1	130,903.90	0.07
2.850	2	543,166.99	0.31
2.875	13	2,910,753.04	1.65
2.900	3	1,354,884.53	0.77
2.925	2	487,430.00	0.28
2.950	31	8,728,098.43	4.96
3.000	1	242,759.66	0.14
3.025	2	581,965.15	0.33
3.075	21	5,374,914.28	3.05
3.100	6	1,396,224.38	0.79
3.125	5	1,093,538.06	0.62
3.150	10	2,669,904.19	1.52
3.175	5	1,524,057.21	0.87
3.200	44	12,739,599.48	7.24
3.250	10	2,879,774.64	1.64
3.275	12	3,596,836.65	2.04
3.300	5	1,442,725.62	0.82
3.324	1	531,239.96	0.30
3.325	43	10,867,541.22	6.18
3.350	1	137,152.60	0.08
3.375	10	2,412,044.59	1.37
3.400	47	13,155,811.42	7.48
3.450	73	20,130,579.09	11.44
3.475	2	569,387.69	0.32
3.500	12	2,762,406.97	1.57
3.525	2	642,604.84	0.37
3.550	3	1,221,266.05	0.69
3.575	105	26,877,001.65	15.27
3.600	8	1,917,158.96	1.09
3.625	1	333,644.47	0.19
3.650	1	260,065.86	0.15
3.675	4	1,450,752.78	0.82
3.700	8	2,248,966.72	1.28
3.725	8	1,693,297.37	0.96
3.750	11	3,997,647.92	2.27
3.775	5	1,056,511.16	0.60
3.800	19	5,394,837.89	3.07
3.825	19	4,959,498.01	2.82
3.850	5	1,203,233.19	0.68
3.875	5	1,336,320.92	0.76
3.900	3	778,815.65	0.44
3.925	8	2,089,323.60	1.19
3.950	9	2,716,693.37	1.54
3.975	9	2,188,399.04	1.24
4.000	8	2,328,702.36	1.32

Total	649	$175,966,879.76	100.00%

Margins of the Subgroup 3-B Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

2.500	4	$1,335,043.79	0.76%
2.550	2	470,591.39	0.27
2.575	2	279,037.16	0.16
2.600	1	56,752.79	0.03
2.650	5	1,048,125.34	0.60
2.675	2	771,723.29	0.44
2.700	1	295,285.90	0.17
2.725	7	2,585,075.14	1.47
2.750	1	607,714.12	0.35
2.775	4	974,474.46	0.55
2.800	17	4,584,614.82	2.61
2.825	1	130,903.90	0.07
2.850	2	543,166.99	0.31
2.875	13	2,910,753.04	1.65
2.900	3	1,354,884.53	0.77
2.925	2	487,430.00	0.28
2.950	31	8,728,098.43	4.96
3.000	1	242,759.66	0.14
3.025	2	581,965.15	0.33
3.075	21	5,374,914.28	3.05
3.100	6	1,396,224.38	0.79
3.125	5	1,093,538.06	0.62
3.150	10	2,669,904.19	1.52
3.175	5	1,524,057.21	0.87
3.200	44	12,739,599.48	7.24
3.250	10	2,879,774.64	1.64
3.275	12	3,596,836.65	2.04
3.300	5	1,442,725.62	0.82
3.324	1	531,239.96	0.30
3.325	43	10,867,541.22	6.18
3.350	1	137,152.60	0.08
3.375	10	2,412,044.59	1.37
3.400	47	13,155,811.42	7.48
3.450	73	20,130,579.09	11.44
3.475	2	569,387.69	0.32
3.500	12	2,762,406.97	1.57
3.525	2	642,604.84	0.37
3.550	3	1,221,266.05	0.69
3.575	105	26,877,001.65	15.27
3.600	8	1,917,158.96	1.09
3.625	1	333,644.47	0.19
3.650	1	260,065.86	0.15
3.675	4	1,450,752.78	0.82
3.700	8	2,248,966.72	1.28
3.725	8	1,693,297.37	0.96
3.750	11	3,997,647.92	2.27
3.775	5	1,056,511.16	0.60
3.800	19	5,394,837.89	3.07
3.825	19	4,959,498.01	2.82
3.850	5	1,203,233.19	0.68
3.875	5	1,336,320.92	0.76
3.900	3	778,815.65	0.44
3.925	8	2,089,323.60	1.19
3.950	9	2,716,693.37	1.54
3.975	9	2,188,399.04	1.24
4.000	8	2,328,702.36	1.32

Total	649	$175,966,879.76	100.00%

SUBGROUP 3-B

Monthly Debt-to-Income Ratio of All Debt of the Subgroup 3-B Loans
Monthly Debt-to-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

Data Not Compiled	9	$2,775,547.19	1.58%
15.00 or less	2	533,109.69	0.30
15.01–20.00	10	1,383,946.17	0.79
20.01–25.00	25	6,277,875.35	3.57
25.01–30.00	45	10,469,591.57	5.95
30.01–35.00	96	24,663,215.13	14.02
35.01–40.00	163	43,126,527.99	24.51
40.01–45.00	114	34,806,445.42	19.78
45.01–50.00	96	28,770,634.62	16.35
50.01–55.00	86	22,360,978.54	12.71
55.01–60.00	3	799,008.09	0.45

Total	649	$175,966,879.76	100.00%

      At origination, the weighted average monthly debt-to-income ratio of all debt of the subgroup 3-B loans (exclusive of the data not compiled) was approximately 40.2%.

      With respect to the data not compiled for the subgroup 3-B loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such subgroup 3-B loans does not differ from such distribution for the remaining subgroup 3-B loans, and the distribution could differ substantially.

Combined Loan-to-Value Ratios of the First and Second Liens at Origination of the Subgroup 3-B Loans
Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

85.01–90.00	434	$118,855,682.63	67.54%
Over 90.00	215	57,111,197.13	32.46

Total	649	$175,966,879.76	100.00%

      In calculating the combined loan-to-value ratio, the combined loan amount includes both the first lien mortgae and the simultaneous second lien mortgage, if any. Only the first lien mortgage is owned by the Trust underlying the certificates.

      At origination, the weighted average combined loan-to-value ratio of the first and second liens of the subgroup 3-B loans (exclusive of no second lien) was approximately 91.4%.

Delinquencies of the Subgroup 3-B Loans (1)
Delinquency	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date	Percentage of the Aggregate Principal Balance of all Subgroup 3-B Loans

1X30 or Less Past Delinquency (2)	648	$175,431,961.12	99.70%
More than 1X30 Past Delinquency (3)	1	534,918.64	0.30

Total	649	$175,966,879.76	100.00%

      (1) Information with respect to past delinquencies refers to the 12-month period immediately preceding the Cut-Off Date, or such shorter period as has elapsed from the date of the origination of the mortgage loan by the sponsor or its affiliates or, if originated by an unaffiliated party, from the date of acquisition of the mortgage loan by the sponsor or its affiliates.

      (2) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was delinquent (that is, more than 30 days past due) no more than once during the applicable period and such delinquency lasted for no more than 30 days.

      (3) As of the Cut-Off Date, all payments due on the mortgage loan have been made, and the mortgage loan was either (i) delinquent (that is, more than 30 days past due) more than once during the applicable period or (ii) delinquent at least once during the applicable period and such delinquency lasted for more than 30 days.

INDEX OF TERMS

      Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

Page
Adjusted Cap Rate	S-102
Adjusted Loan Group 1 Net Weighted Average Pass-Through Rate	S-105
Adjusted Loan Group 2 Net Weighted Average Pass-Through Rate	S-106
Adjusted Loan Group 3 Net Weighted Average Pass-Through Rate	S-106
Aggregate Class CX Weighted Average Certificate Interest Rate	S-110
Assigned Prepayment Penalties	S-100
Available Distribution Amount	S-128
Balloon Loan	S-77
Buydown Loan	S-77
Carryover Shortfall Amount	S-112
Certificate Principal Balance	S-91
Class CA-1B Group 1 Component	S-10
Class CA-1B Group 2 Component	S-10
Class CA-1C Group 1 Component	S-10
Class CA-1C Group 2 Component	S-10
Class CX-1 Accrued Interest	S-107
Class CX-1 Distributable Interest	S-94
Class CX-1 Notional Amount	S-111
Class CX-1 Subgroup 1-A PO Component	S-11
Class CX-1 Subgroup 2-A PO Component	S-11
Class CX-2-PPP Accrued Interest	S-107
Class CX-2-PPP Component	S-163
Class CX-2-PPP Distributable Interest	S-94
Class CX-2-PPP Notional Amount	S-111
Class CX-2-PPP Subgroup 1-B PO Component	S-11
Class CX-2-PPP Subgroup 2-B PO Component	S-11
Class CX-3 Accrued Interest	S-108
Class CX-3 Notional Amount	S-111
Class 3-PPP Reserve Fund	S-100
Class 3X-1 Accrued Interest	S-108
Class 3X-1 Distributable Interest	S-95
Class 3X-1 Notional Amount	S-111
Class 3X-2 Accrued Interest	S-108
Class 3X-2 Notional Amount	S-111
Class Principal Balance	S-91
Closing Date	S-55
Component Principal Balance	S-92
Countrywide Home Loans	S-54
Countrywide Loans	S-67
CPR	S-137
Credit Support Depletion Date	S-98
Curtailments	S-116
Cut-Off Date	S-55
Designated Rate Page	S-113
Distribution Date	S-94
DTC	S-93
Due Date	S-75
Fidelity	S-61
Fidelity System	S-61
Group L-B Percentage	S-115
Group L-B Subordinate Liquidation Amount	S-120
Group L-B Subordinate Principal Distribution Amount	S-119
Group L-B Subordinate Principal Prepayments Distribution Amount	S-120
Group L-B Net Weighted Average Pass-Through Rate	S-106
Group 1 Senior Liquidation Amount	S-118
Group 1 Senior Percentage	S-117
Group 1 Senior Prepayment Percentage	S-121
Group 1 Senior Principal Distribution Amount	S-117
Group 1 Subordinate Percentage	S-118
Group 1 Subordinate Prepayment Percentage	S-120
Groups 1-2 Clean-Up Call Option Date	S-11
Group 2 Senior Liquidation Amount	S-118
Group 2 Senior Percentage	S-118
Group 2 Senior Prepayment Percentage	S-121
Group 2 Senior Principal Distribution Amount	S-118
Group 2 Subordinate Percentage	S-118
Group 2 Subordinate Prepayment Percentage	S-120
Group 3 Clean-Up Call Option Date	S-9
Group 3 Senior Liquidation Amount	S-119
Group 3 Senior Percentage	S-119
Group 3 Senior Prepayment Percentage	S-122
Group 3 Senior Principal Distribution Amount	S-118
Group 3 Subordinate Percentage	S-119
Group 3 Subordinate Prepayment Percentage	S-120
Group 3-B Subordinate Liquidation Amount	S-121
Group 3-B Subordinate Principal Distribution Amount	S-121
Group 3-B Subordinate Principal Prepayments Distribution Amount	S-121
IMAKE	S-72
Index	S-86
LaSalle	S-57
LIBOR	S-113
LIBOR Determination Date	S-113
Liquidated Mortgage Loan	S-117
Liquidation Principal	S-117
Loan Group 1 Balance	S-109
Loan Group 2 Balance	S-109
Loan Group 3 Balance	S-110
Loan Group 1 Net Weighted Average Pass-Through Rate	S-105
Loan Group 2 Net Weighted Average Pass-Through Rate	S-106
Loan Group 3 Net Weighted Average Pass-Through Rate	S-106
Margin	S-75

Page
Maximum Class CX Interest Amount	S-108
Maximum Group L-B Rate	S-106
Maximum Loan Group 1 Rate	S-107
Maximum Loan Group 2 Rate	S-107
Maximum Loan Group 3 Rate	S-107
Minimum Monthly Payment	S-75
Modeling Assumptions	S-137
Moody's	S-90
Net Negative Amortization	S-102
Nonrecoverable Countrywide Advance	S-70
Nonrecoverable WMB Advance	S-66
OID	S-163
One-Month LIBOR	S-86
One-Year MTA	S-86
Option ARM Loan	S-50
Overcollateralized Group	S-115
Pass-Through Rate	S-105
Payment Cap	S-75
Payoffs	S-116
Prepayment Penalty Period	S-100
Prepayment Period	S-117
Principal Payment Amount	S-116
Principal Prepayment Amount	S-116
Principal Transfer Amount	S-116
Rate Ceiling	S-75
Relief Act	S-44
Repurchase Proceeds	S-117
S&P	S-90
Stated Principal Balance	S-115
Subgroup 1-A Net Weighted Average Pass-Through Rate	S-105
Subgroup 1-A Balance	S-109
Subgroup 1-B Net Weighted Average Pass-Through Rate	S-105
Subgroup 1-B Balance	S-109
Subgroup 1-B1 Balance	S-109
Subgroup 2-A Net Weighted Average Pass-Through Rate	S-106
Subgroup 2-A Balance	S-109
Subgroup 2-B Net Weighted Average Pass-Through Rate	S-106
Subgroup 2-B Balance	S-109
Subgroup 2-B1 Balance	S-110
Subordinate Component Balance	S-115
Subordination Level	S-98
Subsequent Recoveries	S-110
Total Transfer Amount	S-116
Trust	S-55
Undercollateralized Group	S-115
Weighted Average Certificate Interest Rate	S-110
WMB	S-60
WMB Loans	S-60

PROSPECTUS

Mortgage Pass-Through Certificates
Mortgage Trust Certificates
Mortgage-Backed Notes
(Issuable in Series)
WaMu ASSET ACCEPTANCE CORP.
Depositor

            You should consider carefully the risk factors beginning on page 5 of this prospectus and in the prospectus supplement.

            The prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

The Securities:

            WaMu Asset Acceptance Corp., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates, mortgage-backed notes or mortgage trust certificates. Each issue of securities will have its own series designation and will evidence either:

            •          the ownership of assets held by a trust, or

            •          debt obligations secured by assets held by a trust.

The Trust and Its Assets:

            The assets of a trust will primarily include any combination of various types of:

            •          one-to-four-family residential first and junior lien mortgage loans,

            •          multifamily first and junior mortgage loans,

            •          commercial first and junior mortgage loans,

            •          mixed-use residential and commercial first and junior mortgage loans,

            •          home equity lines of credit,

            •          cooperative apartment loans, or

            •          home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit.

            The assets of the trust may also include mortgage securities and rights to excess servicing fees.

            The assets of the trust for a series of securities may also include financial guaranty insurance policies, pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

            Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2006.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the offered securities in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of securities; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of securities.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

      Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. Some of the capitalized terms used in this prospectus are defined in the glossary beginning on page 142 in this prospectus.

RISK FACTORS

      The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

      You should carefully consider the following risk factors in connection with the purchase of the offered securities as well as the additional risk factors in the prospectus supplement related to your security and, if applicable, the additional risk factors described under “Additional Risk Factors Applicable to Negative Amortization Loans” below.

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell Their Securities or May Be Forced to Sell Them at a Discount From Their Initial Offering Price	There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities; however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The offered securities will not be listed on any securities exchange.

Credit Support May Be Limited; The Failure of Credit Support to Cover Losses on the Trust Assets Will Result in Losses Allocated to the Related Securities	Credit support is intended to reduce the effect of delinquent payments or losses on the assets of the trust on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support may be provided in one or more of the forms referred to in this prospectus. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in many cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See “Description of Credit Support.”

The Mortgaged Properties May Fail to Provide Adequate Security for the Mortgage Loans	The securities will be directly or indirectly backed by mortgage loans. If the mortgaged properties fail to provide adequate security for the mortgage loans held by a trust, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. Some types of mortgage loans held by a trust may have a greater likelihood of delinquency and foreclosure than other mortgage loans, and a greater likelihood of loss in the event of delinquency and foreclosure. The prospectus supplement for each series of securities will describe the mortgage loans that are to be held by the trust issuing your security and risks associated with those mortgage loans, which you should carefully consider in connection with the purchase of your security.

In addition, for some mortgage loans, the values of the related mortgaged properties may have substantially declined since the appraisals were obtained in connection with the origination of those mortgage loans. In the event that such a mortgage loan becomes delinquent and is liquidated, a larger loss may occur than would otherwise be expected based on the appraised value.

Foreclosure of Mortgage Loans May Result In Limitations or Delays In Recovery and Losses Allocated to the Securities	Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans, and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The servicer will be entitled to deduct from liquidation proceeds all advances of scheduled principal and interest and all expenses incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, maintenance and preservation expenses and other reimbursable servicing advances. If any mortgaged properties fail to provide adequate security for the mortgage loans held by the trust issuing your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

There May Be a Greater Likelihood of Losses on Mortgage Loans Originated Under Some Underwriting Standards	Each mortgage loan to be transferred to a trust will have been originated in accordance with the underwriting standards applied by the originator of that mortgage loan. Underwriting standards may vary significantly among originators. While the underwriting standards of each originator will have been approved by an affiliate of the depositor, the underwriting standards, including documentation requirements, of some originators may be less restrictive than those of other originators. Moreover, some underwriting standards may result in a less accurate assessment of the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. As a result, there may be a greater likelihood of default on mortgage loans originated under some underwriting standards, and a greater likelihood that the related mortgaged properties will fail to provide adequate security in the event of such default. In turn, there may be a greater likelihood that losses, to the extent not covered by credit support, will be allocated to the related securities.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of Environmental Clean-Up May Increase Losses on the Mortgage Loans	Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, some mortgage loans held by a trust could be secured by mortgaged properties that are subject to environmental law violations. The servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, if the servicer errs and forecloses on mortgaged property that is subject to environmental law violations, or to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the securities issued by that trust.

The Ratings of Your Securities May Be Lowered Or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Securities	It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of factors that the rating agency considers significant, such as the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. None of the sponsor, the depositor, the servicer or any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller or Originator to Repurchase or Replace a Mortgage Loan May Result in Losses Allocated to the Related Securities	Generally, each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and related to a series of securities. If the mortgage loan seller did not originate the mortgage loans that it sold, the representations and warranties may in some cases instead have been made by the originator. In the event of a breach of a mortgage loan seller's or originator's representation or warranty that materially adversely affects the interests of the securityholders or the trust in a mortgage loan, the mortgage loan seller or originator will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under “Description of the Securities--Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach.” However, there can be no assurance that a mortgage loan seller or originator will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's or originator's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the securities issued by the trust.

When a mortgage loan seller or originator is unable, or disputes its obligation, to repurchase affected mortgage loans from the trust, the servicer or, if multiple servicers, a designated servicer, or the depositor may negotiate and enter into one or more settlement agreements with the mortgage loan seller or originator that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. The depositor will not be obligated to purchase a mortgage loan if a mortgage loan seller or originator defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers or originators will carry out their repurchase obligations. In no event will any other person be obligated to purchase any mortgage loan. A default by a mortgage loan seller or originator is not a default by the depositor or by the servicer. Any mortgage loan not so repurchased or substituted for will continue to be held by the trust and any related losses will be allocated to the related credit support, to the extent available, and otherwise to one or more classes of securities issued by the trust.

The representations and warranties of a mortgage loan seller or originator in respect of a mortgage loan may have been made as of a date prior to the date of initial issuance of the related series of securities, and a substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related series of securities. Accordingly, the occurrence of events during this period that are not covered by a mortgage loan seller's or originator's repurchase or substitution obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors Including Prepayments	The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

	•	the extent of prepayments on the underlying assets held by the trust;

	•	how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

	•	if any party has an option to terminate the related trust early, the effect of the exercise of the option;

	•	the rate and timing of defaults and losses on the assets held by the trust;

	•	repurchases of assets of the trust as a result of material breaches of representations and warranties made by the depositor or a mortgage loan seller or originator; and

	•	with respect to a trust holding home equity revolving credit loans, additional draws on under the related credit line agreements.

Prepayments on mortgage loans may be influenced by prevailing mortgage interest rates. In general, in the case of fixed-rate mortgage loans, and in the case of ARM Loans during an initial fixed-rate period, if prevailing mortgage interest rates decline significantly below the mortgage interest rates on the mortgage loans, the prepayment rate may increase. In addition, if prevailing mortgage interest rates decline significantly, ARM Loans could be subject to higher prepayment rates both during and after any initial fixed-rate period because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates.

Penalties for early prepayment may also affect the prepayment rate, as they may discourage mortgagors from prepaying their mortgage loans during the period such prepayment penalties are in effect, even in a declining interest rate environment.

To the extent that a mortgage loan contains a “due-on-sale” clause and such clause is exercised, the sale of a mortgaged property may also cause a prepayment in full on the related mortgage loan.

Local and regional economic conditions and homeowner mobility may also affect the prepayment rate.

To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

The rate of prepayment of the mortgage loans included in or underlying the assets held by each trust may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

The yield to maturity on some types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which all or a portion of accrued interest will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates.

See “Yield and Maturity Considerations” in this prospectus.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity on the Related Securities	The prospectus supplement for each series of securities will identify the party or parties that may, at its option, purchase the assets held by the trust if the aggregate principal balance of the mortgage loans and other assets held by the trust is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust assets at the cut-off date for that trust. The exercise of this option to terminate will result in the early retirement of the securities issued by that trust. The prospectus supplement for each series of securities will state the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

A trust may also be terminated and the securities retired upon the determination of the depositor, bond administrator or trustee, as applicable, based upon an opinion of counsel, that the REMIC status of the trust has been lost or that a substantial risk exists that the REMIC status will be lost for the then current tax year.

The termination of a trust and the early retirement of securities by any party would decrease the average life of the securities and would adversely affect the holders of securities that are entitled to interest distributions only. In addition, any other class of securities purchased at a premium could be adversely affected by an optional termination.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage Loans and the Securities Backed By Those Mortgage Loans	Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:
• regulate interest rates and other charges on mortgage loans;

• require specific disclosures to borrowers;

• require licensing of originators; and

• regulate generally the origination, servicing and collection process for the mortgage loans.

Depending on the specific facts and circumstances involved, violations may limit the ability of a trust to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans held by a trust will be subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”). HOEPA adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to nonpurchase money mortgage loans with interest rates or origination costs in excess of prescribed levels. The provisions of HOEPA apply to mortgage loans that were originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Class action lawsuits under HOEPA have been brought naming as defendants securitization trusts like the trusts described in this prospectus.

The mortgage loan seller or originator will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a breach of a representation that materially and adversely affects the interest of the trust, the mortgage loan seller or originator will be obligated to purchase the affected mortgage loan or to substitute a qualifying replacement mortgage loan. If the mortgage loan seller or originator fails to repurchase or substitute, a trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities. See “Legal Aspects of Mortgage Assets.”

Modification of a Mortgage Loan by the Servicer May Reduce the Yield on the Related Securities	If a mortgage asset is in default or default is reasonably foreseeable, the servicer for the trust or the underlying Mortgage Security, if it determines that modification of the mortgage asset could reasonably be expected to result in collections and other recoveries for that mortgage asset in excess of the liquidation proceeds that would be recovered upon foreclosure of, or other realization upon, that mortgage asset, may permit modifications of the mortgage asset rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset held by the trust may result in reduced collections from that mortgage asset and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage asset modified to extend the final maturity of the mortgage asset may result in extending the final maturity of one or more classes of the related securities. See “Collection and Other Servicing Procedures Employed by the Servicer.”

The servicing agreement may permit the servicer to deliver to a lender an assignment of mortgage and the related endorsed mortgage note in connection with a refinance of the related mortgaged property. As a result, it may be possible to refinance a mortgage loan through modification of an existing mortgage note, reducing the costs and documentation burden of the refinancing. The depositor and its affiliates do not have substantial experience with this method of financing except in states, such as New York, in which it is the usual standard of practice of mortgage lending. It is unknown to what extent, if any, the availability of refinancing through this mechanism may affect the rate at which prepayments on the mortgage loans would otherwise occur.

The Return on Your Securities Could be Reduced due to the Servicemembers Civil Relief Act or any Comparable State Legislation	Following the terrorist attacks in the United States on September 11, 2001, the United States has increased its active military operations (including, most recently, significant military actions in Iraq) and has placed a substantial number of military reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. Calling reservists, members of the National Guard and civilians to active military duty may adversely affect the performance of your securities. Under the Servicemembers Civil Relief Act, as amended (the “Relief Act”), persons in active military service are provided relief from the performance of some payment obligations. The relief includes a 6.000% per annum interest rate cap on each mortgage loan, provided that the mortgage loan was obtained before the commencement of active military service. In addition, all civil court actions, such as bankruptcy and foreclosure proceedings, are delayed. See “Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act.”

State legislation may provide similar relief for military personnel placed on active duty status.
The application of the interest rate cap to any mortgage loan would result in securityholders receiving less interest than they would otherwise be entitled to (to the extent that the interest rate otherwise payable by the borrower under the terms of the applicable mortgage note exceeded 6.000%), unless covered by credit support described in the related prospectus supplement.

The effect of a delay in foreclosure proceedings with respect to any mortgage loan by application of the Relief Act may be to cause a loss, or increase the severity of any loss that would have otherwise occurred, upon the final liquidation of the mortgage loan. These losses would be allocated to securityholders in the manner described in the related prospectus supplement, unless covered by credit support described in the prospectus supplement.

Interest Only Loans Have a Greater Degree of Risk if a Default Occurs Because They do not Provide for any Payments of Scheduled Principal During an Initial Interest-Only Period	If the mortgage pool includes mortgage loans that do not provide for any payments of scheduled principal during an initial interest-only period, the related prospectus supplement will specify the percentage of such interest only loans in the mortgage pool. During the initial interest-only period, monthly payments on the interest only loans will be comprised solely of interest accrued on the outstanding principal balance of the mortgage loan during the preceding calendar month. Since the mortgagors are not required to make scheduled principal payments on these mortgage loans during the interest-only period, the principal balance of the mortgage loan may be higher than the principal balance of a similar mortgage loan which requires the payment of both principal and interest throughout the entire term of the mortgage loan. A higher principal balance may result in a greater loss upon the liquidation of the mortgage loan due to a default.

For transactions in which the offered securities are mortgage pass-through certificates, investors should consider the following ten risk factors:

The Trust May Not Have a Perfected Interest In Collections Commingled by the Servicer With Its Own Funds, Which Could Cause Delayed or Reduced Distributions on the Certificates	The servicer will be permitted to commingle collections on the mortgage loans with its own funds, and may use the commingled funds for its own benefit. The trust may not have a perfected interest in these amounts, and thus distributions on the certificates could be delayed or reduced if the servicer were to enter conservatorship, receivership, or bankruptcy, were to become insolvent, or were to fail to perform its obligations under the related pooling agreement.

The Conservatorship, Receivership, Bankruptcy, or Insolvency of WMB as Servicer, the Depositor, or the Trust Could Result In Delayed or Reduced Distributions on the Certificates	For transactions in which WMB acts as the initial servicer, investors should consider the following:
WMB is the initial servicer of the mortgage loans and provides administrative services to the depositor. WMB is a federal savings association, and its deposits are insured by the FDIC. If certain events occur relating to WMB's financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for WMB.

The FDIC may be able to obtain a stay of any action by the trust, the trustee, or any holder of certificates to enforce any obligations of WMB under any transaction document or to collect any amount owing by WMB under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

• authorize WMB to stop servicing the mortgage loans or to stop providing administrative services to the depositor;

• prevent the appointment of a successor servicer or the appointment of a successor administrator for the depositor; or

• alter the terms on which WMB continues to service the mortgage loans or provide administrative services to the depositor, including the amount or the priority of the fees paid to WMB.

If any of these events were to occur, the trust's rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations. Payments to holders of the certificates could be delayed or reduced. Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

The depositor is a wholly-owned subsidiary of WMB. Certain banking laws and regulations may apply not only to WMB but to its subsidiaries as well. If the depositor were found to have violated any of these laws or regulations, holders of the certificates could suffer a loss on their investment.

Arguments also may be made that the FDIC's rights and powers extend to the depositor and the trust and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the certificates under the transaction documents. If the FDIC were to take this position, losses to holders of the certificates could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the trust on an interim or a permanent basis. If this were to occur, distributions on the certificates could be delayed or reduced.

Furthermore, if a conservator or receiver for WMB were to argue that any of the conservator's or receiver's administrative expenses relate to the mortgage loans or the transaction documents, those expenses could be paid from collections on the mortgage loans before the trustee receives any payments, which could result in losses to holders of the certificates.

The depositor has been established and each trust will have been established so as to minimize the risk that either of them would become insolvent or enter bankruptcy. Nevertheless, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the depositor or the trust were to become insolvent or were to enter bankruptcy, distributions on the certificates could be delayed or reduced. Risks also exist that, if the depositor or the trust were to enter bankruptcy, the other entity and its assets (including the mortgage loans) would be treated as part of the bankruptcy estate.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that WMB, the depositor, the trust, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

There may be other possible effects of a receivership, conservatorship, bankruptcy, or insolvency of WMB, the depositor, or the trust that could result in delays or reductions in distributions on the certificates.

The Conservatorship, Receivership, or Insolvency of WMB as Mortgage Loan Seller Could Result In Delayed or Reduced Distributions on the Certificates	For transactions in which WMB is a mortgage loan seller, investors should consider the following:
WMB sells mortgage loans to the depositor. WMB is a federal savings association, and its deposits are insured by the FDIC. If certain events occur relating to WMB's financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for WMB.

WMB will treat its transfer of mortgage loans to the depositor as a sale. Arguments may be made, however, that the transfer of the mortgage loans constitutes only the grant of a security interest under applicable law.

Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the mortgage loans if:

• the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

• the financial institution received adequate consideration for the transfer;

• the parties intended that the transfer constitute a sale for accounting purposes; and

• the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

WMB's transfer of the mortgage loans will be intended to satisfy all of these conditions.

If a condition required under the FDIC's regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize WMB's transfer of the related mortgage loans. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in delays or reductions in distributions on the certificates. If the FDIC were successful in any of these actions, moreover, holders of the certificates may not be entitled under applicable law to the full amount of their damages.

Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize WMB's transfer of the related mortgage loans, distributions to holders of the certificates could be delayed or reduced if WMB entered conservatorship or receivership.

The FDIC may be able to obtain a stay of any action by the trust, the trustee, the servicer, or any holder of certificates to enforce any obligations of WMB under any transaction document or to collect any amount owing by WMB under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could authorize WMB to refuse to perform its obligations under the mortgage loan sale agreement pursuant to which it sold mortgage loans to the depositor, including its obligations to make payments or to repurchase or substitute for mortgage loans.

If this were to occur, the trust's rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations. Payments to holders of the certificates could be delayed or reduced. Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

There may be other possible effects of a receivership, conservatorship, bankruptcy, or insolvency of WMB, the depositor, or the trust that could result in delays or reductions in distributions on the certificates.

The Conservatorship, Receivership, or Insolvency of WMB fsb as Mortgage Loan Seller Could Result In Delayed or Reduced Distributions on the Certificates	For transactions in which WMB fsb is a mortgage loan seller, investors should consider the following:
WMB fsb sells mortgage loans to the depositor. WMB fsb is a federal savings bank, and its deposits are insured by the FDIC. If certain events occur relating to WMB fsb's financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for WMB fsb.

WMB fsb will treat its transfer of mortgage loans to the depositor as a sale. Arguments may be made, however, that the transfer of the mortgage loans constitutes only the grant of a security interest under applicable law.

Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the mortgage loans if:

• the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

• the financial institution received adequate consideration for the transfer;

• the parties intended that the transfer constitute a sale for accounting purposes; and

• the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

WMB fsb's transfer of the mortgage loans will be intended to satisfy all of these conditions.

If a condition required under the FDIC's regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize WMB fsb's transfer of the related mortgage loans. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in delays or reductions in distributions on the certificates. If the FDIC were successful in any of these actions, moreover, holders of the certificates may not be entitled under applicable law to the full amount of their damages.

Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize WMB fsb's transfer of the related mortgage loans, distributions to holders of the certificates could be delayed or reduced if WMB fsb entered conservatorship or receivership.

The FDIC may be able to obtain a stay of any action by the trust, the trustee, the servicer, or any holder of certificates to enforce any obligations of WMB fsb under any transaction document or to collect any amount owing by WMB fsb under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could authorize WMB fsb to refuse to perform its obligations under the mortgage loan sale agreement pursuant to which it sold mortgage loans to the depositor, including its obligations to make payments or to repurchase or substitute for mortgage loans.

If this were to occur, the trust's rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations. Payments to holders of the certificates could be delayed or reduced. Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

There may be other possible effects of a receivership, conservatorship, or insolvency of WMB fsb that could result in delays or reductions in distributions on the certificates.

The Bankruptcy or Insolvency of WMMSC Could Result In Delayed or Reduced Distributions on the Certificates	For transactions in which WMMSC is a mortgage loan seller, investors should consider the following:
WMMSC sells mortgage loans to the depositor. WMMSC will represent and warrant in the mortgage loan sale agreement that the transfer of the mortgage loans to the depositor is an absolute sale, so that the depositor is the sole owner of each mortgage loan. WMMSC is eligible to be the debtor in a bankruptcy case. If WMMSC were to become a debtor in a bankruptcy case, and a party in interest (including WMMSC itself) were to take the position that the transfer of the mortgage loans to the depositor is not a sale, but rather should be recharacterized as the grant of a security interest in the mortgage loans to secure a borrowing of WMMSC, delays in distributions on the certificates could result. If a court were to adopt such a position, then delays or reductions in distributions on the certificates could result.

WMMSC and the depositor have taken steps to minimize the risk that in the event WMMSC were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the depositor be substantively consolidated with those of WMMSC. The depositor is a separate special purpose corporation. If a party in interest (including WMMSC itself) asserted that the depositor's assets and liabilities should be consolidated with those of WMMSC, delays in distributions on the certificates could result. If the court ordered that the depositor's assets and liabilities be consolidated with those of WMMSC, there could be delays or reductions in distributions on certificates.

Should WMMSC go into bankruptcy, there could be other adverse effects on the holders of the certificates that could result in delays or reductions in distributions on certificates. These adverse effects could include, but may not be limited to, one or more of the following. The automatic stay provisions of the bankruptcy laws could prevent (unless approval of the bankruptcy court was obtained) any action by the depositor, the trust, the trustee, the servicer, or any holder of certificates to enforce any obligations of WMMSC under any transaction document or to collect any amount owing by WMMSC under any transaction document. In addition, with the authorization of the bankruptcy court, WMMSC may be able to repudiate any of the transaction documents to which it is a party. Such a repudiation would excuse WMMSC from performing any of its obligations (including payment obligations). The rights of the trust under the transaction documents may be limited or eliminated. Such a repudiation could also excuse the other parties to the transaction documents from performing any of their obligations. In particular, WMMSC may be able to repudiate its obligations to make payments or to repurchase or substitute for mortgage loans as required by the mortgage loan sale agreement.

Regardless of any ruling made by a court, moreover, the mere fact that WMMSC or any of its affiliates has become insolvent or gone into bankruptcy, conservatorship, or receivership could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

There may be other possible effects of a bankruptcy or insolvency of WMMSC that could result in delays or reductions in distributions on the certificates.

The Bankruptcy, Conservatorship, Receivership, or Insolvency of a Mortgage Loan Seller Could Result In Delayed or Reduced Distributions on the Certificates	For transactions in which an entity other than WMB, WMB fsb or WMMSC is a mortgage loan seller, investors should consider the following:
The transfer of mortgage loans by a mortgage loan seller (other than WMB, WMB fsb or WMMSC) to WMB, WMB fsb, WMMSC, or the depositor will be structured as an absolute sale, so that the transferee is the sole owner of each mortgage loan. If the mortgage loan seller were to become the subject of a receivership, conservatorship, bankruptcy, or other insolvency proceeding, and a party in interest (including the mortgage loan seller itself) were to take the position that the transfer of the mortgage loans is not a sale, but rather should be recharacterized as the grant of a security interest in the mortgage loans to secure a borrowing of the mortgage loan seller, delays in distributions on the certificates could result. If a court (or other relevant entity) were to adopt such a position, then delays or reductions in distributions on the certificates could result.

Regulatory Action With Respect to WMB or WMB fsb Could Result In Losses	Each of WMB and WMB fsb is regulated and supervised by the Office of Thrift Supervision and the FDIC. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to WMB, WMB fsb, and their affiliates.

If any of these regulatory authorities were to conclude that an obligation under a transaction document to which WMB or WMB fsb is a party were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to WMB, WMB fsb, or their affiliates, that authority may have the power to order WMB, WMB fsb, or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, WMB, WMB fsb, or the related affiliate probably would not be liable to holders of certificates for contractual damages for complying with such an order, and holders of certificates would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, distributions on the certificates could be delayed or reduced.

In one case of which the depositor is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

Some Interests Could Have Priority Over the Trust's Interest In the Mortgage Loans, Which Could Cause Delayed or Reduced Distributions on the Certificates	For transactions in which WMB fsb holds some or all of the mortgage notes and mortgages as custodian on behalf of the trust, investors should consider the following:

The trustee will not physically possess some or all of the mortgage notes and mortgages related to the mortgage loans owned by the Trust. Instead, WMB fsb will hold some or all of the mortgage notes and mortgages as custodian on behalf of the trust. The mortgage notes and mortgages held by WMB fsb will not be endorsed or otherwise marked to reflect the transfer to the trust, and assignments of the mortgages to the trust will not be prepared or recorded. As a result, if a third party were to obtain physical possession of those mortgage notes or mortgages without actual knowledge of the prior transfer to the trust, the trust's interest in those mortgage notes and mortgages could be defeated, thereby likely resulting in delays or reductions in distributions on the certificates.

Assignments of Mortgages to the Trustee or the Trust Will Not Be Prepared or Recorded	For transactions in which WMB fsb holds some or all of the mortgage notes and mortgages as custodian on behalf of the trust, investors should consider the following:

With respect to each mortgage held by WMB fsb as custodian on behalf of the trust, an assignment of the mortgage transferring the beneficial interest under the mortgage to the trustee or the trust will not be prepared or recorded. In addition, an assignment of the mortgage will not be prepared or recorded in connection with the sale of the mortgage loan from the mortgage loan seller to the depositor. In many states, the recording of a separate assignment of the mortgage is not required to validly transfer ownership of the mortgage loan. However, at any time until an assignment of the mortgage with respect to a mortgage loan is recorded in the name of the trustee or the trust in the appropriate jurisdiction, (a) the mortgage loan seller, as the existing mortgagee of record, could execute another assignment of mortgage to any party with respect to such mortgage, which assignment of mortgage could be recorded prior to any recording of an assignment of the mortgage to the trustee or the trust and which would support an adverse claim of such other party with respect to the mortgage loan and/or result in delay in enforcing the mortgage, (b) the mortgage loan seller, as the existing mortgagee of record, could execute and deliver to the mortgagor an instrument of discharge and satisfaction with respect to the mortgage, which would generally be effective upon recording to release the lien of such mortgage loan, (c) the trustee or the trust may not have a claim against the mortgagor for payments made to the mortgage loan seller, as the existing mortgagee of record, but instead may be required to proceed against the mortgage loan seller to recover the amount of any such payment made, (d) the trustee or the trust may not be able, acting directly in its own name, to enforce the mortgage against the related mortgaged property or mortgagor and may be required to act indirectly through the mortgage loan seller, as the existing mortgagee of record, and (e) the mortgage loan seller, and not the trustee or the trust, would be entitled to receive any notice with respect to any mortgage required to be given to the mortgagee of record. The occurrence of any of these could result in delays or reductions in distributions on the certificates.

The Conservatorship, Receivership, or Insolvency of WMB fsb as Custodian Could Result In Delayed or Reduced Distributions on the Certificates	For transactions in which WMB fsb holds some or all of the mortgage notes and mortgages as custodian on behalf of the trust, investors should consider the following:
WMB fsb is the custodian of some or all of the mortgage loan files. WMB fsb is a federal savings bank, and its deposits are insured by the FDIC. If certain events occur relating to WMB fsb's financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for WMB fsb.

The FDIC may be able to obtain a stay of any action by the trust, the trustee, the servicer, or any holder of certificates to enforce any obligations of WMB fsb under any transaction document or to collect any amount owing by WMB fsb under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

• authorize WMB fsb to stop providing custodial services;

• prevent the appointment of a successor custodian; or

• alter the terms on which WMB fsb continues to provide custodial services, including the amount or the priority of the fees paid to WMB fsb.

If any of these events were to occur, the trust's rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations. Payments to holders of the certificates could be delayed or reduced. Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

The depositor is an affiliate of WMB fsb. Certain banking laws and regulations may apply not only to WMB fsb but to its affiliates as well. If the depositor were found to have violated any of these laws or regulations, holders of the certificates could suffer a loss on their investment. Arguments also may be made that the FDIC's rights and powers extend to the depositor and the trust and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the certificates under the transaction documents. If the FDIC were to take this position, losses to holders of the certificates could result. In addition, no assurance can be given that the FDIC would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the trust on an interim or a permanent basis. If this were to occur, distributions on the certificates could be delayed or reduced.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that WMB fsb or any of its affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

There may be other possible effects of a receivership, conservatorship, or insolvency of WMB fsb that could result in delays or reductions in distributions on the certificates.

ADDITIONAL RISK FACTORS APPLICABLE TO NEGATIVE AMORTIZATION LOANS

      The following risk factors apply to any offered securities backed by Negative Amortization Loans. If your security is backed by Negative Amortization Loans, as described in the prospectus supplement, you should carefully consider the following factors in connection with the purchase of your security as well as the other risk factors in this prospectus and in the prospectus supplement related to your security.

The Yield on Your Securities May be Limited by Maximum Mortgage Interest Rates	Each Negative Amortization Loan has a maximum mortgage interest rate, which may prevent the mortgage interest rate on a mortgage loan from increasing, despite prevailing market interest rates. As a result, the yield on your securities may be adversely affected.

Increases in the Related Index May Increase the Likelihood of Negative Amortization	After the initial fixed-rate period, the mortgage interest rate on each Negative Amortization Loan will be adjusted monthly to equal the sum of the related index and a margin. Since the mortgage interest rate on each Negative Amortization Loan adjusts monthly and the minimum monthly payment adjusts annually (unless the principal balance of the mortgage loan would otherwise exceed a certain percentage, specified in the related mortgage note and in the related prospectus supplement, of its original principal balance), increases in the index will cause a larger portion of the minimum monthly payment to be allocated to interest and a smaller portion to principal. If the interest due on the Negative Amortization Loan exceeds the minimum monthly payment, the excess interest will be added to its outstanding principal balance in the form of “negative amortization.” In addition, on any adjustment date until the fifth anniversary of the first due date, the minimum monthly payment may not increase by more than 7.5% (unless the principal balance of the Negative Amortization Loan would otherwise exceed a specified percentage of its original principal balance), which may not be enough to raise the minimum monthly payment to the amount necessary to avoid negative amortization.

Increases in the related index are a significant possibility for any Negative Amortization Loan, particularly if it was originated at a time when the value of the index was low relative to historical values. Many factors, including changes in economic conditions and monetary policy of the U.S. Federal Reserve Bank, may lead to increases in the index.

Even if the Related Index Remains Constant, the Minimum Monthly Payment on the Negative Amortization Loans May be Less Than the Actual Interest Due For the First Five Years, Increasing the Likelihood of Negative Amortization During the Early Years of the Negative Amortization Loans	The minimum monthly payment for the entire first year following origination of each Negative Amortization Loan reflects the fixed rate in effect during the initial fixed-rate period, which will generally be lower than the fully indexed rate in effect at any time during the first year. Therefore, after the initial fixed-rate period, even if the related index does not increase, the minimum monthly payment during the first year of the mortgage loan may not be enough to pay the amount of interest due on the mortgage loan, which is calculated based on the sum of the index and the margin. If the mortgagor chooses to pay the minimum monthly payment rather than a higher payment that includes all interest due, this will lead to an increase in the outstanding principal balance of the mortgage loan in the form of negative amortization.

Even after the first year, when the minimum monthly payment may increase by 7.5%, this adjustment may not be enough to raise the minimum monthly payment to the amount necessary to pay the interest due on the mortgage loan based on the sum of the index and the margin in effect during the following year. If during the following year the new minimum monthly payment is still less than the amount of interest due, there will continue to be negative amortization if the mortgagor chooses to pay the minimum monthly payment.

Therefore the effect of the initial fixed rate at the beginning of the life of the mortgage loan may be to continue to cause the minimum monthly payment to be less than the monthly interest due on the mortgage loan until the fifth anniversary of the first due date (or until such due date as the principal balance of the mortgage loan would otherwise exceed a specified percentage of its original principal balance) when the minimum monthly payment will be reset to a fully-amortizing payment regardless of the 7.5% limit.

Negative Amortization May Increase Losses Applied to Your Securities	When interest due on a Negative Amortization Loan is added to the principal balance of the mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the mortgage loan. Therefore, if the mortgagor defaults on the mortgage loan there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been recognized in the absence of negative amortization. Securityholders will bear these losses, to the extent not covered by credit support, as described in the related prospectus supplement.

Allocations of Net Negative Amortization May Affect Your Yield	For any given month in which interest due on Negative Amortization Loans is added to the principal balances of those mortgage loans through negative amortization, the reduction in interest distributions resulting from such negative amortization may, if so provided in the related prospectus supplement, be offset, in part, by applying principal prepayments received on the mortgage loans to interest distributions on the related securities. For any distribution date, the amount of negative amortization on the mortgage loans, to the extent not offset by principal prepayments received on the mortgage loans, referred to as “Net Negative Amortization,” will be deducted from the interest payable to the related securities, as described in the related prospectus supplement. The amount of the reduction of accrued interest distributable to each class of securities attributable to Net Negative Amortization will be added to the class principal balance of that class. The increase in the class principal balance of any class of securities will have the effect of increasing the applicable investors' exposure to realized losses on the related mortgage loans. In addition, because the allocation of principal prepayments between senior and subordinate securities may be determined based on the relationship between the aggregate class principal balance of the senior securities and the aggregate class principal balance of the subordinate securities, this method of allocating Net Negative Amortization may affect the rate and timing of distributions of principal prepayments among the classes of securities, as described in the related prospectus supplement.

As a Result of Negative Amortization, Additional Negative Amortization Loans Not Covered by Primary Insurance May in the Future Have a Loan-to-Value Ratio in Excess of 80%	The related prospectus supplement will describe the percentage, if any, of Negative Amortization Loans not covered by a primary insurance policy as of the related cut-off date, whose loan-to-value ratio was less than or equal to 80% at the time of origination but increased to more than 80% as a result of negative amortization.

Additional Negative Amortization Loans not covered by a primary insurance policy, whose loan-to-value ratio was less than or equal to 80% at the time of origination, may after the related cut-off date experience an increase in their loan-to-value ratio to exceed 80%, as a result of negative amortization.

A Declining Interest Rate Environment May Accelerate the Payment on Your Securities	If a decline in the related index causes the interest due on a Negative Amortization Loan to be less than the current minimum monthly payment, the amount of that difference will be subtracted from the outstanding principal balance of the mortgage loan and remitted to the related securityholders as principal distributions on their securities. To the extent that these amounts are greater than the principal payments on the Negative Amortization Loans you anticipated, the principal balance of your securities may be reduced to zero sooner than you expected.

DESCRIPTION OF THE TRUSTS

      Each trust will hold assets consisting of:

•	a segregated pool of various types of first and junior lien mortgage loans, construction loans, cooperative apartment loans, home equity revolving lines of credit (including partial balances of those lines of credit or beneficial interests in those lines of credit as are subject to the related agreement governing the trust), or Mortgage Securities;

•	amounts on deposit in the distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

•	property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

•	any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies held by the trust, each as described under “Description of Primary Insurance Policies”;

•	the rights of the depositor under the agreement or agreements under which it acquired the mortgage assets held by the trust;

•	any cash advance reserve fund or surety bond held by the trust, each as described under “Description of the Securities—Advances by Servicer in Respect of Delinquencies on the Trust Assets”; and

•	any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, fraud bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under “Description of Credit Support.”

      The mortgage loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans.

      Any Mortgage Securities that are held by a trust may have been issued previously by the depositor or an affiliate of the depositor, a financial institution, another entity engaged in the business of mortgage lending or a limited purpose entity organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. If any of the Mortgage Securities held by a trust are Agency Securities, such Agency Securities may have been guaranteed and/or issued by Ginnie Mae, Freddie Mac, or Fannie Mae. As to any series of securities, the accompanying prospectus supplement will include a description of the Mortgage Securities and any related credit enhancement, and the mortgage loans underlying those Mortgage Securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. References in this prospectus to Advances to be made and other actions to be taken by the servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the Mortgage Securities. Each security will evidence an interest in only the related trust, and not in any other trust.

      A portion of the interest received on a mortgage loan may not be included in the assets of the related trust. Instead, that interest may be retained by or payable to the originator, servicer or seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Assets to be Held By a Trust

      Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for sale to a trust from among those purchased by the depositor, either directly or through its affiliates, from Washington Mutual Bank, the parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage assets to the depositor will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. Each mortgage asset may have been originated by the mortgage loan seller or by a mortgage loan originator from which the mortgage loan seller or an intervening seller of the mortgage asset purchased the mortgage asset. The mortgage assets acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under “The Depositor’s Mortgage Loan Purchase Program—Underwriting Standards” or in the prospectus supplement. All mortgage assets held by a trust as of the Closing Date will have been purchased by the depositor on or before the Closing Date. However, in the case of pre-funding, the agreement governing the trust may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust after the Closing Date. See “Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans.”

      The mortgage assets held by a trust will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

•	first or junior liens on one-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

•	first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

•	rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units. The multifamily properties may include high-rise, mid-rise or garden apartments. Loans secured by this type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

•	properties consisting of mixed residential and commercial structures;

•	commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement; provided, however, that no more than 10% of the assets held by a trust, by original principal balance, will be secured by these types of commercial properties;

•	leasehold interests in residential properties, which are interests held by a mortgagor who is leasing the property, as lessee under a long term ground lease, from the fee owner of the property;

•	manufactured homes that are permanently affixed to their site; or

•	real property acquired upon foreclosure or comparable conversion of the mortgage loans held by a trust.

      Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor’s household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor’s income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. Commercial mortgage loans held by a trust may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any commercial or multifamily mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or specific industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	acts of God; and

•	other factors beyond the control of the depositor, the servicer or the trust.

      Commercial and multifamily mortgage loans that are held by a trust may be nonrecourse loans or loans for which borrower recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

      The term of any leasehold interest that secures a mortgage loan will generally exceed the term of the related mortgage note by at least five years.

      The manufactured homes securing the mortgage loans will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

      The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and nonowner occupied homes.

      The mortgage assets to be held by a trust may be any one of the following types of mortgage assets:

•	Fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

•	Fully amortizing mortgage loans with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

•	ARM Loans that provide for an election, at the borrower’s option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

•	Negative Amortization Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

•	Fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing or decreasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

•	Fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

•	Mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time including home equity revolving credit loans;

•	Fixed interest rate mortgage loans that provide that the interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default;

•	Fixed interest rate mortgage loans that provide for increases or reductions in the interest rate, and corresponding monthly payment, during the first 36, 60, 84 or 120 months (or other specified period) of the term of the mortgage loan;

•	Limited documentation or no documentation mortgage loans;

•	Additional Collateral Loans;

•	Previously issued Mortgage Securities; and

•	“Re-performing loans,” which term includes mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

      Each single-family loan having a loan-to-value ratio at origination in excess of 80% may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the amount of the mortgage loan exceeding 75% of the value of the mortgaged property at origination. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Description of Primary Insurance Policies—Primary Mortgage Insurance Policies.”

      The trust may hold mortgage loans secured by junior liens, and the related senior lien may not be held by the trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single-family loans secured by junior liens may be High LTV Loans. See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages.”

      The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit generally is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan, the sales price for the property.

      The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (a “review appraisal”) used to determine the loan-to-value of a mortgage loan which may be performed by underwriters rather than a licensed appraiser. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal.

      See “Description of the Securities—Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach” in this prospectus for a description of representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

      The trust may hold mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) in some cases, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See “The Depositor’s Mortgage Loan Purchase Program—Underwriting Standards” for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

      The trust may hold mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller’s underwriting standards.

      The trust may hold mortgage loans that are delinquent as of the related cut-off date. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan held by a trust will be more than 90 days delinquent and no trust will hold 20% or more (by principal balance) of mortgage loans which are more than 30 days delinquent.

      A mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect of the equity participations will be made.

      Limited Documentation and No Documentation Mortgage Loans

      Limited documentation and no documentation mortgage loans are mortgage loans which require less documentation and verification than other mortgage loans, and which may be originated with minimal or no investigation into the related borrower’s credit history and income profile by the originator. The underwriting for limited documentation or no documentation loans may be based primarily or entirely on an appraisal or other valuation of the mortgaged property and the LTV or combined LTV ratio at origination.

      Additional Collateral Loans

      A trust may hold Additional Collateral Loans, which are mortgage loans that are secured by both the related mortgaged property and certain additional collateral which will consist of (i) a security interest in financial assets owned by the mortgagor (which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets) and/or (ii) a third party guarantee (usually by a relative of the mortgagor), which in turn is secured by a security interest in financial assets of the type described in clause (i) above or in residential property owned by the guarantor. The amount of such additional collateral will be determined by the mortgage loan seller in accordance with its underwriting standards, and the requirement to maintain the additional collateral will terminate when the loan-to-value ratio of the Additional Collateral Loan is reduced to a predetermined level (which will be specified in the accompanying prospectus supplement) as a result of a reduction in the principal balance of the mortgage loan caused by principal payments by the mortgagor or an increase in the appraised value of the related mortgaged property. The servicer will be required to attempt to realize on any such additional collateral, in addition to the related mortgaged property, if the Additional Collateral Loan is liquidated upon default. No assurance can be given as to the amount of proceeds, if any, that might be realized on any Additional Collateral Loan from the additional collateral.

      Home Equity Revolving Credit Loans

      General. The home equity revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each home equity revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each home equity revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. Some home equity revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

      The borrower for each home equity revolving credit loan may draw money, in most cases with either checks or credit cards, on such home equity revolving credit loan at any time during the period specified in the related credit line agreement, which period we refer to in this prospectus as the draw period. If the draw period is less than the full term of the home equity revolving credit loan, the borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each home equity revolving credit loan will be obligated to make monthly payments on the home equity revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a home equity revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

      The borrower for each home equity revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any home equity revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the servicer or other entity specified in the accompanying prospectus supplement.

      For each home equity revolving credit loan:

•	the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day’s principal balance,

•	the account balance on any day in most cases will be the aggregate of the unpaid principal of the home equity revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the home equity revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

•	the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the home equity revolving credit loan.

      Payments made by or on behalf of the borrower for each home equity revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the home equity revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

      The mortgaged property securing each home equity revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion of draw, if any, that is not included in the related pool, whether made on or before the related cut-off date or after that cut-off date. The lien will be the same rank as the lien created by the mortgage relating to the home equity revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the home equity revolving credit loan will be allocated as described in the related prospectus supplement among the home equity revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion of draw excluded from the pool. If any entity with an interest in a draw or portion of draw excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code or the subject of a receivership or conservatorship and regardless of whether the transfer of the related home equity revolving credit loan constitutes an absolute assignment, a party in interest (including such entity itself) could assert that such entity retains rights in the related home equity revolving credit loan and therefore compel the sale of such home equity revolving credit loan over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      In most cases, each home equity revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the home equity revolving credit loan.

      The mortgage note or mortgage related to each home equity revolving credit loan will usually contain a customary “due-on-sale” clause.

      As to each home equity revolving credit loan, the borrower’s rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower’s financial circumstances;

•	a decline in the value of the mortgaged property below its appraised value at origination; or

•	a payment default by the borrower.

      However, as to each home equity revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower’s ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a home equity revolving credit loan, at the discretion of the servicer, the home equity revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

•	the borrower’s failure to make any payment as required;

•	any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

•	any fraud or material misrepresentation by a borrower in connection with the loan.

      The servicer will have the option to allow an increase in the credit limit applicable to any home equity revolving credit loan in certain limited circumstances. In most cases, the servicer will have an unlimited ability to allow increases provided that the specified conditions are met including:

•	a new appraisal or other indication of value is obtained; and

•	the new combined LTV ratio is less than or equal to the original combined LTV ratio.

      If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the servicer will have the option to allow a credit limit increase for any home equity revolving credit loan subject to the limitations described in the related agreement.

      The proceeds of the home equity revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

      Allocation of Home Equity Revolving Credit Loan Balances. For any series of securities backed by home equity revolving credit loans, the related trust may hold either (i) the entire principal balance of each home equity revolving credit loan outstanding at any time, including balances attributable to draws made after the related cut-off date, or (ii) a specified portion of the total principal balance of each home equity revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance as of the cut-off date minus the portion of all payments and losses after the cut-off date that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date. In this prospectus, we refer to the principal balance or portion of the principal balance of each home equity revolving credit loan outstanding at any time and held by the trust as the trust balance.

      The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any home equity revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a home equity revolving credit loan, if any, not included in the trust balance at any time, which may include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date. In this prospectus, we refer to the portion of the principal balance of each home equity revolving credit loan outstanding at any time and not held by the trust as the excluded balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

      Even if a trust initially holds the entire principal balance of the home equity revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust will not acquire balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

Mortgage Loan Information in Prospectus Supplement

      Each prospectus supplement will contain specific information with respect to the mortgage assets held by the related trust, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust, to the extent specifically known to the depositor as of the date of the prospectus supplement, including, in summary form, the following:

•	the aggregate outstanding principal balance, and the largest, smallest and average outstanding principal balance, of the mortgage assets,

•	the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

•	the range of original terms to maturity of the mortgage assets,

•	the latest maturity date,

•	the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

•	the interest rates or range of interest rates borne by the mortgage loans,

•	the geographical distribution of the mortgaged properties on a state-by-state basis,

•	the number and aggregate principal balance of buydown mortgage loans, if any,

•	a description of the retained interest, if any,

•	with respect to ARM Loans, the index, the adjustment dates, the gross margins, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan,

•	the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties, and

•	whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

      The composition and characteristics of a mortgage pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements. If mortgage assets are transferred to or repurchased from the trust after the date of the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans, the addition or deletion will be noted in a Distribution Report on Form 10-D or a Current Report on Form 8-K, as appropriate. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage assets deviate from the characteristics of the mortgage assets set forth in the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans.

Static Pool Information

      In addition to the information about the mortgage assets held by the related trust, the prospectus supplement will also provide, or incorporate by reference, static pool information about prior securitized pools of mortgage assets of the sponsor for the same asset type, or about originations or purchases by the sponsor for the same asset type. Static pool information may be posted on an Internet Web site and, if so, the prospectus supplement will provide the Internet address for such Internet Web site.

DESCRIPTION OF THE PRE-FUNDING ACCOUNT
FOR THE PURCHASE OF ADDITIONAL MORTGAGE LOANS

      The agreement governing the trust may provide for the purchase of additional mortgage assets by the trust after the date of initial issuance of the securities. In that case, the trust will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are purchased. Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially held by the trust. The pre-funding account will be required to be maintained with an eligible institution under the related agreement. The pre-funding account may be interest-bearing or the amount held in the account may be invested in U.S. government securities and other high-quality investments specified in the related agreement. The amount held in the pre-funding account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The agreement governing the trust will generally provide that the period for purchasing additional mortgage assets will terminate on the earliest of (i) a specified date, which may not be later than six months or, if a REMIC election has been made with respect to the trust, three months, after the date on which the related securities were issued, (ii) the date on which the amount on deposit in the pre-funding account falls below a specified amount and (iii) the occurrence of a servicing default under the related agreement. Any amounts remaining in the pre-funding account at the end of the pre-funding period will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

      The depositor or the mortgage loan seller will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the transfer of mortgage assets to the trust will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied may be required.

      The agreement governing the trust will require the trustee, at the end of the pre-funding period, to send to securityholders or make available on an Internet Web site updated pool composition information reflecting the additional mortgage assets purchased by the trust during the pre-funding period. In addition, such information will be reported in a Distribution Report on Form 10-D or a Current Report on Form 8-K, as appropriate.

THE DEPOSITOR, THE SPONSOR, THE SERVICER
AND CERTAIN OTHER TRANSACTION PARTIES

      The depositor, a Delaware corporation, is a wholly-owned indirect subsidiary of Washington Mutual, Inc., a savings and loan holding company. The depositor was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The depositor engages in no activities other than securitizing assets. The depositor’s principal executive offices are located at 1201 Third Avenue, WMT 1706A, Seattle, Washington 98101. The depositor’s telephone number is (206) 554-8838.

      The depositor does not have, and it may not in the future have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material negative impact on the related trust and the interests of the potential investors.

      The sponsor of the securitization transaction will be specified in the related prospectus supplement, and may be Washington Mutual Bank, the parent of the depositor, another affiliate of the depositor or an unaffiliated entity. Washington Mutual Bank is a federal savings association and a wholly-owned subsidiary of Washington Mutual, Inc. The principal executive offices of Washington Mutual Bank are located at 1201 Third Avenue, WMT 1706, Seattle, Washington 98101.

      The servicer will be specified in the related prospectus supplement, and may be Washington Mutual Bank. There may be multiple servicers, each of which will act as a servicer for a certain group of the mortgage assets. In that case, each servicer will have all of the rights and responsibilities described in this prospectus for only the mortgage loans it is servicing, and the related servicing agreement or pooling and servicing agreement will be signed by each servicer and will make clear which mortgage loans are being serviced by which servicer. In addition, a servicer may perform some or all of its obligations through the use of one or more sub-servicers. A servicer may appoint a special servicer to perform certain functions, such as loan work-outs.

      A master servicer may be appointed to supervise the servicer or servicers and to perform other roles typically performed by the servicer or servicers. In addition, a bond or certificate administrator may be appointed whose role is primarily to calculate and determine the monthly payments to be made to the securityholders.

USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of assets to be transferred to the related trust or will be used by the depositor to pay costs of structuring and issuing the securities. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

YIELD AND MATURITY CONSIDERATIONS

      The yield on any offered security will depend on many factors, including:

•	the price paid by the securityholder,

•	the rate at which interest accrues on the security,

•	the receipt and timing of receipt of distributions on the security,

•	the weighted average life of the mortgage assets held by the related trust,

•	liquidations of mortgage assets following mortgagor defaults,

•	purchases of mortgage assets in the event of optional termination of the trust or breaches of representations made in respect of those mortgage assets by the depositor, the servicer, the mortgage loan seller or others, and

•	in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

      Security Interest Rate. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets held by the related trust. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

      Timing of Payment of Interest and Principal. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date, which may be as late as the 28th day of the month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

      When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan other than a home equity revolving credit loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans held by a trust may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part. Any such prepayment charges may be applied to offset the above-described shortfalls in interest collections, may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities. Full and partial principal prepayments collected during the applicable Prepayment Period will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and/or partial prepayments by mortgagors but only up to the specific amounts described in the prospectus supplement. See “Description of the Securities.”

      The outstanding principal balances of home equity revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

      For some loans, including home equity revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a home equity revolving credit loan, may be qualified on the basis of the loan rate in effect at origination, and borrowers under home equity revolving credit loans may be qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the home equity revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a home equity revolving credit loan.

      The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

      Principal Prepayments. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

•	the terms of the mortgage assets,

•	the level of prevailing interest rates,

•	the availability of mortgage credit,

•	in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and

•	economic, demographic, geographic, tax, legal and other factors.

      In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets held by a particular trust, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage assets held by a particular trust, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets held by the related trust and is likely to be affected by the existence of prepayment penalty provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able and willing to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

      If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

      The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

      Defaults. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single-family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans that are refinance, limited documentation or no documentation mortgage loans, mortgage assets with high loan-to-value ratios and ARM Loans may be higher than for other types of mortgage assets. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      A trust may hold mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

      The rate of defaults and the severity of losses on mortgage loans with documentation deficiencies may be higher than for mortgage loans with no documentation deficiencies. To the extent that any document relating to a mortgage loan is not in the possession of the trustee or its custodian, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

Maturity and Weighted Average Life

      Prepayments. The rates at which principal payments are received on the mortgage assets held by a trust and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

      One or more classes of securities may have a final scheduled remittance date, which is the date on or before which the principal balance of that class is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series as described in the prospectus supplement.

      In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets have actual terms to maturity less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See “Description of the Trusts.”

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

      There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the assets of any trust.

      Type of Mortgage Asset. The type of mortgage assets held by a trust may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are in default or as to which a payment default appears imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

      Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments will (1) except in the case of Negative Amortization Loans, not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall identically with the mortgage interest rate due to limitations on the amount or timing of adjustments, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. In addition, for some ARM Loans interest may during an initial period accrue at a fixed rate. For all of the foregoing reasons, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain interest rate environments, the prevailing interest rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current interest rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

      The interest rates on Negative Amortization Loans adjust monthly, after an initial fixed rate period, and their minimum monthly payments adjust less frequently. During a period of rising interest rates, the amount of accrued interest may exceed the amount of the minimum monthly payment. In addition, during the first year after the initial fixed rate period, and in some cases during the first several years, the amount of accrued interest may also exceed the minimum monthly payment even if the index does not rise, because the minimum monthly payment during the entire first year is calculated based on the initial fixed rate, which is generally lower than the fully indexed rate. As a result, if the mortgagor chooses to pay the minimum monthly payment rather than one of the higher payment options, a portion of the accrued interest will be deferred and added to the principal balance of the Negative Amortization Loan, which is referred to as “negative amortization,” and will bear interest at the applicable interest rate. All or a portion of the accrued interest that is added to the principal balances of Negative Amortization Loans through negative amortization may be deducted from the interest payable to the related class or classes of securities and added to the principal balances of those securities, as described in the related prospectus supplement. The addition of any deferred interest to the principal balance of any class or classes of related securities will lengthen the weighted average life of that class and may adversely affect the securityholder’s yield to maturity depending on the price at which the securities were purchased. In addition, during a period of declining interest rates, a larger portion of the minimum monthly payment will be allocated to principal and a smaller portion to interest, and since principal payments on the Negative Amortization Loans will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be shortened which may adversely affect securityholder’s yield to maturity depending upon the price at which such securities were purchased.

      There can be no assurance as to the rate of principal payments or draws on the home equity revolving credit loans. In most cases, the home equity revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

      For any series of securities backed by home equity revolving credit loans, provisions governing whether future draws on the home equity revolving credit loans will be transferred to the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

      As a result of the payment terms of the home equity revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on home equity revolving credit loans held by a trust may exceed the aggregate payments of principal on those home equity revolving credit loans for the related period. A series of securities may provide for a period during which all or a portion of the principal collections on the home equity revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

      Mortgage Securities. Some Mortgage Securities held by a trust may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the securities will, to some extent, depend on the interest rates on the underlying mortgage loans.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

      Due-On-Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged properties is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include “due-on-sale” clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The servicer will employ its usual practices in determining whether to exercise any right that the trust may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “Legal Aspects of Mortgage Assets—Enforceability of Provisions.”

THE DEPOSITOR’S MORTGAGE LOAN PURCHASE PROGRAM

      The mortgage loans to be transferred to a trust will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers, which may include Washington Mutual Bank or other affiliates of the depositor.

Underwriting Standards

      The mortgage loans to be transferred to each trust will be subject to the various credit, appraisal and underwriting standards described herein and in the prospectus supplement. The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects the credit, appraisal and underwriting standards described herein to be continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through certificates, mortgage-backed notes and mortgage trust certificates.

      The underwriting criteria applied by the originators of the mortgage loans transferred to a trust may vary significantly among originators. The mortgage loan sellers will generally review only a limited portion of the mortgage loans in any delivery of such mortgage loans for conformity with the applicable credit, appraisal and underwriting standards. For each originator of 20% or more of the mortgage loans transferred to a trust, the accompanying prospectus supplement will describe, to the extent material, the originator’s origination program and how long the originator has been engaged in originating assets. The description will include, to the extent material, a description of the originator’s experience in originating mortgage loans of the type transferred to the trust and the originator’s underwriting criteria for those mortgage loans.

      The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated generally in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

      The depositor anticipates that some of the mortgage loans held by a trust for certain series of securities will have been originated based on underwriting standards and documentation requirements that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related loan. In addition, loans held by a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses.

      The mortgage loan seller’s underwriting standards are intended to evaluate a prospective mortgagor’s credit standing and repayment ability, and the value and adequacy of the proposed mortgage property as collateral. In the loan application process, prospective mortgagors generally will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective mortgagor generally will also provide an authorization to apply for a credit report which summarizes the mortgagor’s credit history. With respect to establishing the prospective mortgagor’s ability to make timely payments, the mortgage loan seller may require evidence regarding the mortgagor’s employment and income, and of the amount of deposits made to financial institution where the mortgagor maintains demand or savings accounts. If a prospective mortgagor meets certain eligibility criteria, the mortgage loan seller may waive some of its documentation requirements and may not obtain information about the mortgagor’s income and assets or may obtain but not verify such information.

      In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing. The appraiser, or an agent on its behalf, is generally required to personally inspect the property and verify that it is in adequate condition and that construction, if new, has been substantially completed. However, in some cases an automated valuation method may be used, under which the appraiser does not personally inspect the property but instead relies on public records regarding the mortgaged property and/or neighboring properties. In either case, the appraisal normally is based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Some of the mortgage loans may be re-underwritten by a mortgage loan seller.

      Certain states where mortgage properties may be located are “anti-deficiency” states, where, in general, lenders providing credit on on-to-four-family properties must look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitation on Lenders”. Underwriting standards in all states (including anti-deficiency states) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

      In the case of a mortgage loan secured by a leasehold interest in a residential property, commercial property or mixed-use property the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

      For any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See “Description of Primary Insurance Policies—FHA Insurance.”

      For any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See “Description of Primary Insurance Policies—VA Guarantees.”

      The recent foreclosure or repossession and delinquency experience with respect to mortgage loans serviced by the servicer or, if applicable, the master servicer or a significant sub-servicer will be provided in the related prospectus supplement.

Qualifications of Originators and Mortgage Loan Sellers

      Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating conventional mortgage loans in accordance with customary and reasonable practices and the mortgage loan seller’s or the depositor’s guidelines, and must maintain satisfactory facilities to originate those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

DESCRIPTION OF THE SECURITIES

      The securities will be issued in series. Each series of certificates evidencing interests in a trust holding mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust holding mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or a trust established under a trust agreement between the depositor and the trustee for the purpose of issuing a series of notes. Where the issuer is a trust, the ownership of the trust will be evidenced by equity certificates issued under the trust agreement. Each series of securities evidencing interests in a trust whose assets consist of Mortgage Securities will be issued in accordance with an agreement among the depositor, the trustee, and a manager, bond administrator or certificate administrator. The provisions of each agreement will vary depending upon the nature of the securities to be issued and the nature of the related trust. Forms of pooling and servicing agreement, servicing agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust related to a series of securities. As used in the prospectus supplement with respect to any series, the term “certificate” or the term “note” refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

      Each series of securities may consist of either:

•	a single class of securities evidencing the entire beneficial interest in or indebtedness of the related trust;

•	two or more classes of securities evidencing the entire beneficial interest in or indebtedness of the related trust, one or more classes of which will be senior in right of payment to one or more of the other classes;

•	two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; or

•	two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, and one or more classes of securities as to which all or a portion of accrued interest will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

      With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

      A class of securities may have a principal balance or notional amount, and may be entitled to payments of interest on the principal balance or notional amount based on a fixed, variable or adjustable interest rate. See “—Distributions on the Securities” below.

      The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be specified in the related prospectus supplement.

      As to each series of certificates with respect to which a REMIC election is to be made, the servicer, REMIC administrator, or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement from the trust or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be paid by the related trust, resulting in a reduction in amounts otherwise distributable to securityholders. See “Material Federal Income Tax Consequences.”

Form of Securities

      The certificates of each series, including any class of nonoffered certificates, will be issued either as physical certificates or in book-entry form and will represent the entire beneficial interest in the trust created by the related pooling and servicing agreement. The notes of each series, including any class of nonoffered notes, will be issued either as physical notes or in book-entry form and will represent indebtedness of the issuer. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      If a class of securities of any series is issued in book-entry form, The Depository Trust Company (“DTC”) will act as securities depository for such class. Such class will be initially represented by a single security registered in the name of a nominee of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by DTC. If the initial principal balance of such class exceeds $500 million, a single security will be issued with respect to each $500 million of initial principal balance and an additional security will be issued with respect to any remaining principal balance of such class. The interests of beneficial owners of book-entry securities will be represented by entries on the records of DTC participants or indirect DTC participants. Physical certificates or notes will be available to beneficial owners of book-entry securities only under the limited circumstances described in the first paragraph under “—Definitive Securities” below.

      DTC has advised the depositor that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of DTC participants, the New York Stock Exchange, Inc., the American Stock Exchange LLC, the National Association of Securities Dealers, Inc. and other entities.

      DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, which eliminates the need for physical movement of securities. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Indirect access to the DTC system is also available to other entities, referred to as indirect DTC participants, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has no knowledge of the actual beneficial owners of the book-entry securities; DTC’s records reflect only the identity of the DTC participants to whose accounts the book-entry securities are credited, which may or may not be the beneficial owners of the book-entry securities. DTC participants and indirect DTC participants are responsible for keeping account of their holdings on behalf of their customers. Beneficial owners of book-entry securities will not receive written confirmation from DTC of their purchases, but are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the related DTC participants and indirect DTC participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts and is required to receive and transmit payments of principal and interest, if any, on the book-entry securities. DTC participants and indirect DTC participants with whom beneficial owners of book-entry securities have accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners of book-entry securities will not possess definitive securities, the DTC rules and the rules of DTC participants provide a mechanism by which beneficial owners of book-entry securities will receive payments and will be able to transfer their interests.

      Beneficial owners of book-entry securities may hold their book-entry securities through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants, including Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”). Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of the depositaries that serve Euroclear and Clearstream. Those depositaries, in turn, will hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

      Beneficial owners of book-entry securities will not be recognized by the trustee, the depositor, the issuer or the servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC or DTC participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC or through DTC participants. In addition, beneficial owners of book-entry securities will receive all distributions of principal and interest on the book-entry securities through DTC or DTC participants. Beneficial owners may experience delays in the receipt of payments relating to their securities because, although payments are required to be forwarded to DTC on each Distribution Date, DTC will forward payments to DTC participants, which will then be required to forward them to indirect DTC participants. Payments on book-entry securities held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See Appendix A to this prospectus.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. See Appendix A to this prospectus.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries. See Appendix A to this prospectus.

      Neither DTC nor Cede & Co., nor any other DTC nominee, will consent or vote with respect to book-entry securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those DTC participants to whose accounts book-entry securities are credited on the record date. Euroclear or Clearstream, as the case may be, will take any action permitted to be taken by securityholders under the related agreement on behalf of a Euroclear participant or Clearstream participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      The Euroclear system was created to hold securities for its participating organizations and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The operator of the Euroclear system is Euroclear, under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not the clearance cooperative.
      The Euroclear clearance cooperative establishes policy for Euroclear on behalf of Euroclear participants. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

      None of the sponsor, the servicer, the trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, for any aspect of the records relating to or payments made on account of beneficial owner of book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      For a discussion of certain federal income tax consequences applicable to holders of book-entry securities who hold such securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the United States, see Appendix A to this prospectus.

      Definitive Securities

      If a class of securities of any series is initially issued in book-entry form, such class will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee, only if:

•	the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and the trustee or the servicer is unable to locate a qualified successor;

•	the servicer, to the extent permitted by law, advises the trustee in writing that it elects to terminate the book-entry system with respect to the book-entry securities; or

•	after the occurrence of an event of default under the related pooling and servicing agreement, in the case of certificates, or the related indenture, in the case of notes, as applicable, holders of book-entry securities evidencing not less than 66 2⁄3% of the voting rights advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the securityholders.

      If any of the above events occurs, DTC is required to notify all DTC participants of the availability of definitive securities. When DTC surrenders its physical securities and provides instructions for re-registration, the trustee will be required to issue definitive securities to replace the book-entry securities. After that happens, the trustee will recognize the holders of those definitive securities as securityholders under the related pooling and servicing agreement or indenture, as applicable.

      Definitive securities will be transferable and exchangeable at the office or agency of the trustee. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

Exchangeable Securities

      General. If so stated in the related prospectus supplement, a series of securities may include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust and, in the aggregate, will represent a distinct combination of interests in the trust. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities. Exchanges of securities will be permitted only if payments on the exchangeable securities received in the exchange, in the aggregate, will be made in the same amounts and at the same times as the aggregate payments that would have been made on the exchanged securities.

      Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

      Exchanges. In order for a holder of exchangeable securities to exchange them for the related exchangeable securities, the following three conditions must be satisfied:

•	the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities;

•	the aggregate annual amount of interest of the exchangeable securities received in the exchange must equal the aggregate annual amount of interest of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      There are many different types of combinations of exchangeable securities. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities include:

•	Two classes of exchangeable securities—one with an interest rate that varies directly with changes in an index and the other with an interest rate that varies indirectly with changes in that same index—may be exchanged, together, for a single class of securities with a fixed interest rate. In this case, the two classes with interest rates that varied with an index would be exchanged for a single class with a fixed interest rate. In addition, the aggregate principal balance of the two classes would equal the principal balance of the class with the fixed interest rate.

•	Two classes of exchangeable securities—one that is an interest only class and one that is a principal only class—may be exchanged, together, for a single class of securities that is entitled to both principal and interest payments. The principal balance of the new principal and interest class would be equal to the principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

•	Two classes of exchangeable securities—each a principal and interest class with different fixed interest rates—may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

      These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•	Two classes of exchangeable securities—one that is an accrual class that accretes interest for a specified period, with the accreted amount added to the principal balance of that accrual class, and one that is an accretion-directed class that receives principal payments from these accretions—may be exchanged, together, for a single class that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•	Two classes of exchangeable securities—one that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and one that only receives principal payments on a distribution date if scheduled payments have been made according to schedule—may be exchanged, together, for a single class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      These examples of combinations of exchangeable securities describe exchanging multiple classes of securities for a single class of securities. If so stated in the related prospectus supplement, it is also possible that a single class of exchangeable securities may be exchanged for two or more classes of securities in the same type of combinations as described in these examples.

      A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

      Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee a specified number of days prior to the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Assignment of Trust Assets; Review of Files by Trustee

      At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets or Mortgage Securities to be transferred to the related trust, together with all principal and interest received on or with respect to the mortgage assets or Mortgage Securities after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets or Mortgage Securities, deliver the securities to the depositor in exchange for the trust assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed information as to the mortgage assets held by the trust, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fee and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property and other information with respect to the mortgage assets. Each Mortgage Security will be identified in the related agreement, which will specify as to each Mortgage Security information regarding the original principal amount and outstanding principal balance of each Mortgage Security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Mortgage Security sold to the trust.

      If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., or MERS®, assignments of the mortgages for the mortgage loans held by the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System. With respect to mortgage loans registered through the MERS® System, MERS® shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trust and will not have any interest in any of those mortgage loans.

      The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian, a mortgage note endorsed to the trustee, the trust, or in blank, the original recorded mortgage with evidence of recording or filing indicated on it, and an assignment (except as to any mortgage loan registered on the MERS® System) to the trustee, the trust, or in blank of the mortgage in a form for recording or filing as may be appropriate in the state where the mortgaged property is located; or, in the case of each cooperative loan, the related cooperative note endorsed to the trustee, the trust, or in blank, the original security agreement, the proprietary lease or occupancy agreement, the assignment of the proprietary lease to the originator of the cooperative loan, the recognition agreement, the related stock certificate and related blank stock powers, a copy of the original filed financing statement, and an assignment to the trustee or the trust of the security agreement, the assignment of proprietary lease and the financing statement; provided, however, that if so indicated in the applicable prospectus supplement, the depositor will not deliver to the trustee or to the custodian mortgage notes endorsed to the trustee, the trust or in blank, assignments of mortgage to the trustee, the trust, or in blank, or assignments to the trustee or the trust of the other documents relating to cooperative loans described above.

      With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or (b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the paragraph above would be inapplicable. Direct Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

      With respect to any security backed by a Mortgage Security, the depositor will transfer, convey and assign to the trust all right, title and interest of the depositor in the Mortgage Securities and related property. The assignment will include all principal and interest due on or with respect to the Mortgage Securities after the cut-off date specified in the accompanying prospectus supplement. The depositor will cause the Mortgage Securities to be registered in the name of the trust, the trustee or its nominee, and the trust will concurrently authenticate and deliver the securities. The trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Security.

      Mortgage loans may be transferred to a trust with documentation defects or omissions, such as missing notes or mortgages or missing title insurance policies. The related prospectus supplement will state whether the mortgage loan seller, the depositor or any other person will be required to cure those defects or repurchase or substitute for those mortgage loans if the defect or omission is not cured.

      If stated in the related prospectus supplement, for up to 50% of the total number of mortgage loans as of the cut-off date, the depositor may deliver all or a portion of each related mortgage file (including the related mortgage note) to the trustee within 30 days after the Closing Date. Should the depositor fail to deliver all or a portion of any mortgage files to the trustee within that period, the depositor will be required to use its best efforts to deliver a replacement mortgage loan for the related delay delivery mortgage loan or repurchase the related delay delivery mortgage loan.

      The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach

      Representations by the Mortgage Loan Seller or Originator. Each mortgage loan seller, or a party on its behalf, generally will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller to the depositor. If the mortgage loan seller did not originate the mortgage loans, the mortgage loan seller may in some cases instead have assigned to the depositor the representations and warranties made to the mortgage loan seller by the mortgage loan originator, an intervening seller of the mortgage loans, or a party on its behalf. The depositor will assign to the trust those representations and warranties made or assigned to the depositor. The representations and warranties will be made as of a specified date, which may be the Closing Date for the initial issuance of the related series of securities, the cut-off date or a different date on which the mortgage loans were sold by the mortgage loan seller or the originator, as applicable. The representations and warranties will include, by way of example, the following:

•	Each mortgage is a valid and enforceable lien on the related mortgaged property, except as such enforcement may be limited by laws affecting the enforcement of creditors’ rights generally and principles of equity, and except as provided in the applicable sale agreement;

•	The purchaser of the mortgage loans will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than any lien under the applicable sale agreement);

•	No mortgage loan is more than a specified number of days delinquent;

•	There are no delinquent assessments or taxes outstanding against any mortgaged property;

•	Each mortgaged property is free of damage and in good repair, ordinary wear and tear excepted;

•	Each mortgage loan at the time it was made complied with all applicable local, state and federal laws;

•	Each mortgage loan (except mortgage loans secured by cooperative properties) is covered by a title insurance policy insuring the lien status of the mortgage, subject to the exceptions set forth in the policy; and

•	All required hazard insurance or other insurance has been validly issued and remains in full force and effect.

      If a person makes any of the foregoing representations and warranties on behalf of a mortgage loan seller or originator, the identity of the person will be specified in the related prospectus supplement. Any such person will be an affiliate of the mortgage loan seller or originator or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

      If the foregoing representations and warranties are made prior to the Closing Date and assigned by the depositor to the trust, a substantial period of time may have elapsed between the date the representations and warranties were made and the Closing Date. If so, and unless the representations and warranties are later restated, the person who made the representations and warranties will have a cure, repurchase or substitution obligation (as described below) in connection with any breach of a representation and warranty only if the relevant event that caused the breach occurred prior to the date of sale of the applicable mortgage loan by the person who made the representation and warranty. However, the depositor will not transfer any mortgage loan to a trust if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the Closing Date.

      Representations by the Depositor. The depositor will only represent and warrant, in respect of the mortgage loans, that as of the Closing Date, the trust will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than (i) any lien arising before the depositor’s purchase of the mortgage loan from the mortgage loan seller and (ii) any lien under the agreement governing the trust).

      Remedies for Breach. Upon a breach of any representation and warranty of the depositor, a mortgage loan seller, an originator or another party on behalf of a mortgage loan seller or originator that materially and adversely affects the value of a mortgage asset or the interests of the securityholders or the trust in the mortgage asset, the person who made the representation and warranty will be obligated either to cure the breach in all material respects, repurchase the mortgage asset at the Purchase Price or substitute for that mortgage asset as described in the next paragraph.

      If the depositor, a mortgage loan seller, an originator or another party who made a representation and warranty on behalf of a mortgage loan seller or originator discovers or receives notice of any breach of its representations and warranties with respect to a mortgage asset, such person may be permitted, rather than to repurchase the mortgage asset, to reacquire the mortgage asset from the trust and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

(1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the reacquired mortgage asset,

(2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the reacquired mortgage asset,

(3) have a remaining term to maturity not greater than, and not more than two years less than, that of the reacquired mortgage asset,

(4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the reacquired mortgage loan, and

(5) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

      In connection with any substitution, an amount generally equal to the difference between the outstanding principal balance of the reacquired mortgage asset and the outstanding principal balance of the substitute mortgage asset, together with (i) one month’s interest at the applicable rate at which interest accrued on the reacquired mortgage asset (net of the rate at which the servicing fee is calculated) on the difference and (ii) the amounts described in clauses (3), (4) and (5) of the definition of “Purchase Price,” will be deposited in the distribution account and distributed to securityholders on the first distribution date following the Prepayment Period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one reacquired mortgage asset, or more than one mortgage asset is substituted for one or more reacquired mortgage assets, then the principal balances described in clause (1) above will be the applicable aggregate principal balances, the interest rate described in clause (2) above with respect to reacquired mortgage assets will be the weighted average interest rate, the remaining term described in clause (3) above with respect to reacquired mortgage assets will be the weighted average remaining term, and the Lockout Date described in clause (4) above with respect to reacquired mortgage assets will be the weighted average Lockout Date.

      An independent verification of the substituting party’s compliance with the foregoing requirements with respect to substitutions of mortgage assets may be made by the rating agencies that rated the related securities. Securityholders will be notified of changes to the pool assets in the monthly report to securityholders.

      With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor, a mortgage loan seller, an originator or another party on behalf of a mortgage loan seller or originator, as specified in the related prospectus supplement, will represent and warrant that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer’s own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the person making such representation will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the Purchase Price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See “Description of Primary Insurance Policies” and “Description of Credit Support” in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

      The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations. The depositor will not be obligated to repurchase or substitute for a mortgage loan if a mortgage loan seller, originator or other person defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers, originators or other persons will carry out their repurchase or substitution obligations with respect to mortgage loans.

      The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the servicer which materially and adversely affects the interests of the securityholders, the servicer will be obligated to cure the breach in all material respects.

Establishment of Custodial Account; Deposits to Custodial Account In Respect of Trust Assets

      The servicer or the trustee will, as to each trust, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust assets. These accounts are collectively referred to in this prospectus as the custodial account. The custodial account must be either

•	maintained with an eligible institution with minimum debt ratings as specified in the related servicing agreement or otherwise satisfactory to the rating agency or agencies rating any class of securities of the series;

•	an account or accounts the deposits in which are insured by the FDIC, to the limits established by the FDIC; or

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

      A custodial account may be maintained as an interest bearing or a noninterest bearing account, or the funds held in the custodial account may be invested pending each succeeding distribution date in U.S. government securities and other high-quality investments specified in the related servicing agreement. Any interest or other income earned on funds in the custodial account will either (i) be paid to the servicer or the trustee or their designee as additional compensation, or (ii) be paid as is set forth in the applicable prospectus supplement. The custodial account may be maintained with an institution that is an affiliate of the servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a custodial account may contain funds relating to more than one series of securities and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the servicer or serviced by it on behalf of others.

      Each sub-servicer servicing a trust asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to custodial accounts or other standards as may be acceptable to the servicer. The sub-servicer will be required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

      The servicer will deposit or cause to be deposited in the custodial account for each trust that holds mortgage loans, the following payments and collections received, or advances made, by the servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any retained interest and net of any portion retained by the servicer or a sub-servicer as its servicing compensation:

(1) all payments on account of principal, including principal prepayments, on the mortgage assets or Mortgage Securities;

(2) all payments on account of interest on the mortgage assets or Mortgage Securities;

(3) all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(4) any amounts required to be paid under any letter of credit, as described below under “Description of Credit Support—Letter of Credit”;

(5) any advances made as described below under “Advances by the Servicer in respect of Delinquencies on the Trust Assets”;

(6) if applicable and if so specified in the related prospectus supplement, all amounts required to be transferred to the custodial account from a reserve fund, as described below under “Description of Credit Support—Reserve Fund”;

(7) any buydown funds, and, if applicable, investment earnings on those funds, required to be deposited in the custodial account as described in the first paragraph below;

(8) all proceeds of any mortgage loan or property in respect of any mortgage asset purchased by, and all amounts paid in connection with any substitution of mortgage assets by, the depositor or any mortgage loan seller or originator as described under “—Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach” above, exclusive of the retained interest, if any, in respect of the mortgage asset;

(9) all payments required to be deposited in the custodial account with respect to any deductible clause in any blanket insurance policy described under “Description of Primary Insurance Policies—Primary Hazard Insurance Policies”; and

(10) any amount required to be deposited by the servicer in connection with net losses realized on investments for the benefit of the servicer of funds held in the custodial account.

      For each buydown mortgage loan, the servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for custodial accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings on those funds at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the servicer, any sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. For each buydown mortgage loan, the servicer will deposit in the custodial account the amount, if any, of the buydown funds, and, if applicable, investment earnings on those funds, so that when added to the amount due from the borrower on the buydown mortgage loan, it equals the full monthly payment which would be due if it were not subject to the buydown plan.

      If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the servicer will withdraw from the buydown account for deposit in the custodial account the buydown funds and investment earnings on those funds, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the servicer or the insurer under any related insurance policy, the servicer will withdraw from the buydown account the buydown funds and all investment earnings on those funds, if any, for deposit in the custodial account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the buydown account and either deposit in the custodial account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

      Any buydown funds and any investment earnings on those funds deposited in the custodial account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

      With respect to Mortgage Securities, the trustee, manager, bond administrator or certificate administrator, as specified in the accompanying prospectus supplement, will deposit in the custodial account all payments on the Mortgage Securities as they are received after the cut-off date. If the trustee has not received a distribution for any Mortgage Security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Mortgage Security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the custodial account pending distribution of those proceeds to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

      Withdrawals. With respect to each series of securities, the servicer, trustee or special servicer may make withdrawals from the custodial account for the related trust for any of the following purposes, unless otherwise provided in the related agreement:

(1) to make distributions to the related securityholders on each distribution date;

(2) to reimburse the servicer or any other specified person for unreimbursed advances made by it in respect of mortgage assets held by the trust as described under “—Advances by Servicer in Respect of Delinquencies on the Trust Assets” below or unreimbursed servicing expenses incurred by it with respect to mortgage assets held by the trust and properties acquired in respect of those assets, these reimbursements to be made out of late collections of interest and principal, Insurance Proceeds, Liquidation Proceeds or other amounts received on the particular mortgage assets or related properties with respect to which the advances were made;

(3) to reimburse the servicer or any other specified person for any advances or servicing expenses described in clause (2) above made or incurred by it which, in the good faith judgment of the servicer or the other person, will not be recoverable from the amounts described in clause (2) above, the reimbursement to be made from amounts collected on other mortgage assets held by the trust;

(4) if so specified in the related prospectus supplement, to pay the servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances or expenses described in clause (2) above made or incurred by it while these remain outstanding and unreimbursed;

(5) to reimburse the servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “—Matters Regarding the Servicer and the Depositor”;

(6) if so specified in the related prospectus supplement, to pay the fees of the trustee or, if applicable, the custodian;

(7) if so specified in the related prospectus supplement, to pay any ongoing fees of a credit support provider, if applicable;

(8) if so specified in the related prospectus supplement, to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “—Description of the Trustee”;

(9) to pay the servicer, the trustee, or such other person designated in the applicable prospectus supplement as additional compensation, interest and investment income earned in respect of amounts held in the custodial account;

(10) if one or more elections have been made to treat the trust or designated assets held by the trust as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences— REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(11) if so specified in the related prospectus supplement, to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of that loan in connection with the liquidation of the mortgage loan or property;

(12) if so specified in the related prospectus supplement, to pay for the cost of various opinions of counsel obtained pursuant to the related agreement for the benefit of the related securityholders;

(13) if so specified in the related prospectus supplement, to pay for costs and expenses incurred by the trust for environmental site assessments performed with respect to multifamily properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under “Procedures for Realization Upon Defaulted Mortgage Assets”;

(14) to make any other withdrawals permitted by the related agreement and described in the related prospectus supplement;

(15) to clear and terminate the custodial account upon the termination of the trust; and

(16) to correct for any amounts deposited in error.

Deposits to Distribution Account

      The trustee will, as to the related trust, establish and maintain a distribution account which must be an eligible account. The trustee will deposit or cause to be deposited in the distribution account for the related trust amounts received from the servicer or otherwise in respect of the related securities.

Distributions on the Securities

      Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, generally commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities of that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of, or by check mailed to, each securityholder, as specified by each securityholder and at the address of such holder as it appears on the security register maintained by the trustee or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

      For each class of securities of any series that is issued in book-entry form, such class will be represented by a single security registered in the name of a nominee of DTC, and beneficial owners of such book-entry securities will receive all distributions of principal and interest through DTC or DTC participants. See “—Form of Securities” above.

      All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms of the applicable pooling and service agreement or indenture. The available distribution amount for each series of securities will be described in the related prospectus supplement and will include the following amounts for each distribution date:

(1) the total amount of all cash received by or on behalf of the servicer with respect to the mortgage assets by the related determination date and not previously distributed, except:

(a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

(b) all prepayments received subsequent to the related Prepayment Period (together with any interest payment received with prepayments in full to the extent that it represents the payment of interest accrued on the mortgage asset for the period after the previous Due Period);

(c) Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period;

(d) all amounts that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the servicer or that are payable in respect of specified expenses of the related trust; and

(e) any other amounts described in the related prospectus supplement;

(2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

(3) all advances with respect to the distribution date;

(4) if the related prospectus supplement so provides, Compensating Interest;

(5) to the extent not included under clause (1) above, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

(6) any other amounts described in the related prospectus supplement.

      The entire available distribution amount will be distributed among the related securities, including any nonoffered securities, on each distribution date, and accordingly will not be available for any future distributions.

      Distributions of Interest on the Securities. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate.

      With respect to each class of securities entitled to interest and each distribution date, the distribution in respect of interest will be equal to one month’s interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month’s Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance of that class on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, as described below, to the extent not covered by Compensating Interest, with that shortfall allocated among the securities of that series as specified in the related prospectus supplement. See “Yield and Maturity Considerations” in this prospectus.

      Distributions of Principal of the Securities. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets held by the related trust. The principal balance of each offered security will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses allocated to that security. The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Securities with no principal balance will not receive distributions of principal.

      Prepayment Interest Shortfalls and Compensating Interest. When a borrower prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the borrower pays interest on the amount prepaid only to but not including the date on which the principal prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

      If so stated in the accompanying prospectus supplement, to the extent funds are available from amounts that may include the servicing fee, the servicer may make an additional payment to securityholders to cover certain prepayment interest shortfalls with respect to loans that prepaid during the related prepayment period, referred to as Compensating Interest. Compensating Interest will be limited to the amount specified in the accompanying prospectus supplement and may not be sufficient to cover the prepayment interest shortfalls. If so stated in the accompanying prospectus supplement, no Compensating

Interest may be paid at all. Compensating Interest will generally not be paid with respect to closed-end home equity loans and revolving credit loans. If so stated in the accompanying prospectus supplement, prepayment interest shortfalls may be applied to reduce interest otherwise payable to all or some classes of securities of a series.

      Allocation to Securityholders of Losses on the Trust Assets. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the servicer or any sub-servicer for related unreimbursed advances and expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under “Description of Credit Support” will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realized losses will be allocated first to the most subordinate class of securities as described below under “Description of Credit Support—Subordination.”

Advances by Servicer in Respect of Delinquencies on the Trust Assets

      With respect to any series of securities, the servicer will advance, on or before each distribution date, from funds held by the servicer for future distribution, or from its own funds, the amount of interest that was due on each mortgage asset on the related Due Date and was delinquent on the related determination date. The prospectus supplement for a series may also provide that the servicer will advance the amount of principal that was due on the related Due Date and was delinquent on the related determination date, except that, with respect to balloon loans, the servicer will not have to advance a delinquent balloon payment. Notwithstanding the foregoing, the servicer will not make an advance if it determines, in good faith, that the advance would not be recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or other amounts received for the mortgage asset with respect to the which the advance was made.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. An advance of the servicer’s funds will be reimbursable only out of recoveries on the mortgage asset with respect to the which the advance was made, including amounts received under any form of credit support; provided, however, that an advance will be reimbursable from recoveries on other mortgage assets in the event that the servicer determines that the advance is not ultimately reimbursable from recoveries on the related mortgage asset. If advances have been made by the servicer from funds held by the servicer for future distribution, the servicer will replace those funds on any future distribution date to the extent that funds available for distribution on that distribution date are less than distributions required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      Advances in respect of delinquencies will not be made in connection with home equity revolving credit loans. In the case of home equity revolving credit loans, the servicer may be required to advance funds to cover any draws made on a home equity revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that draws may be covered first from principal collections on the other loans in the mortgage pool.

      As specified in the accompanying prospectus supplement for any series of securities as to which the trust holds Mortgage Securities, any advancing obligations will be under the terms of the Mortgage Securities and may differ from the provisions relating to advances described in this prospectus.

Form of Reports to Securityholders

      On each distribution date, the servicer or the trustee will make available to each securityholder and to such other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

(1) the total amount of (i) interest, (ii) scheduled principal, (iii) principal prepayments, (iv) liquidation proceeds, (v) repurchase proceeds and (vi) subsequent recoveries on mortgage loans after such mortgage loans were liquidated, available for distribution to the securities on that distribution date;

(2) the amount of (i) interest and (ii) principal to be distributed to each class of securities on that distribution date;

(3) the amount of (i) any realized losses and (ii) any shortfall in interest collections resulting from prepayments (to the extent not covered by Compensating Interest) or from application of the Relief Act to be allocated to each class of securities on that distribution date;

(4) the principal balance for each class of securities before and after giving effect to such distributions and allocations;

(5) the amount of any advances of scheduled principal and interest made by the servicer during the related distribution period;

(6) the number and aggregate principal balance of the mortgage loans at the beginning and end of the distribution period;

(7) updated aggregate pool information, including weighted average pass-through rate, weighted average remaining term and geographic concentrations;

(8) delinquency information for the distribution period, including (i) the number and aggregate principal balance of the mortgage loans delinquent one, two and three months or more, (ii) the number and aggregate principal balance of the mortgage loans with respect to which foreclosure proceedings have been initiated and (iii) the number and aggregate principal balance of the mortgage loans with respect to which the related mortgaged properties have been acquired by the trust through foreclosure;

(9) the amount deposited in a reserve fund, if any, on that distribution date;

(10) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

(11) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

(12) as to any series which includes credit support, the amount of coverage of each instrument of credit support as of the close of business on that distribution date.

      In addition, by the date required by applicable tax law of each calendar year, the servicer will furnish, to each person who at any time during the calendar year was a holder of a security, a statement setting forth the aggregate amount of interest and principal distributed to each class of securities and the aggregate amount of administration or servicing compensation received by the trustee or the servicers for that calendar year or the applicable portion of that year during which that person was a securityholder, and such other customary information as the servicer determines to be necessary to enable securityholders to prepare their tax returns for such calendar year or portion of such calendar year.

Collection and Other Servicing Procedures Employed by the Servicer, Manager, Bond Administrator or Certificate Administrator

      The servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under “Description of Primary Insurance Policies” or “Description of Credit Support.” The servicer, however, will not be required to make Nonrecoverable Advances. Consistent with this servicing standard, the servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

      In instances in which a mortgage asset is in default, or if default is reasonably foreseeable, and if determined by the servicer or special servicer, if applicable, to be in the best interests of the related securityholders, the servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset will continue to be held by the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

      In connection with any significant partial prepayment of a mortgage asset, the servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. This will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

      In any case in which property securing a mortgage asset has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial loan has been, or is about to be, encumbered by the borrower, the servicer will exercise or cause to be exercised on behalf of the related trust the lender’s rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The servicer will exercise these rights only if the exercise of any of these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note or cooperative note and, to the extent permitted by applicable law, the borrower remains liable on it. The original mortgagor may be released from liability on a mortgage asset if the servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See “Legal Aspects of Mortgage Assets—Enforceability of Provisions.”

      In the case of multifamily loans, commercial loans or mixed-use loans, a mortgagor’s failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan, commercial loan or mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the servicer will be required to monitor any multifamily loan, commercial loan or mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, commercial loan or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan, commercial loan or mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

      If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Assets.”

      For any series of securities for which the trust holds Mortgage Securities, the servicing and administration obligations of the manager, bond administrator or certificate administrator, as applicable, will be described in the accompanying prospectus supplement.

Description of Sub-Servicing

      Any servicer may delegate its servicing obligations in respect of the mortgage assets to sub-servicers, but the servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

•	collecting payments from borrowers and remitting the collections to the servicer,

•	maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

•	filing and settling claims under primary hazard insurance policies, which may be subject to the right of the servicer to approve in advance any settlement,

•	maintaining escrow or impound accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

•	processing assumptions or substitutions where a due-on-sale clause is not exercised,

•	attempting to cure delinquencies,

•	supervising foreclosures or repossessions,

•	inspecting and managing mortgaged properties, if applicable, and

•	maintaining accounting records relating to the mortgage assets.

      The servicer will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See “Description of Credit Support.”

      The sub-servicing agreement between any servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement.

      The servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer’s compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub-servicer will be reimbursed by the servicer for expenditures which it makes, generally to the same extent the servicer would be reimbursed under the related servicing agreement. See “Description of the Securities—Retained Interest; Servicing or Administration Compensation and Payment of Expenses.”

      The servicer may require any sub-servicer to agree to indemnify the servicer for any liability or obligation sustained by the servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the servicer.

Procedures for Realization Upon Defaulted Mortgage Assets

      The servicer will be required to foreclose upon or otherwise take title in the name of the trustee or the trust of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any. If the mortgage loan is an Additional Collateral Loan, the servicer may proceed against the related mortgaged property or the related additional collateral first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the additional collateral is held, including any third-party guarantee. See “Legal Aspects of the Mortgage Assets— Anti-Deficiency Legislation and Other Limitations on Lenders.”

      In addition, the servicer may not acquire title to any one-to-four-family residential property securing a mortgage loan if the servicer is aware of evidence of toxic waste or other environmental contamination on the property and it determines that it would be imprudent to foreclose. The servicer may not acquire title to any multifamily residential property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, the trust or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust), that either:

(1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Assets—Environmental Legislation.”

      As servicer of the mortgage loans, the servicer will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted mortgage assets. The servicer, however, will not be required to make Nonrecoverable Advances. As set forth above under “—Collection and Other Servicing Procedures Employed by the Servicer,” all collections by or on behalf of the servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the custodial account for the related trust, subject to withdrawal as previously described. The servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all Liquidation Proceeds and

Insurance Proceeds which it deems to be finally recoverable have been realized; however, the servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses.

      If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (b) that its expenses will be recoverable by it from related Liquidation Proceeds.

      If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage asset are less than the outstanding principal balance of the defaulted mortgage asset plus interest accrued at the interest rate plus the aggregate amount of unreimbursed servicing expenses incurred with respect to the mortgage asset and unreimbursed advances of delinquent monthly payments made with respect to the mortgage asset, the trust will realize a loss in the amount of the difference.

      If the servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage asset, the servicer will be entitled to retain, from the portion of those proceeds distributed to securityholders, the aggregate amount of unreimbursed servicing expenses incurred with respect to the mortgage asset and unreimbursed advances of delinquent monthly payments made with respect to the mortgage asset. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the mortgage asset together with accrued interest and expenses, it may be expected that, if legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See “Description of Primary Insurance Policies” and “Description of Credit Support.”

      With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of obtaining board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer’s ability to sell, and realize the value of, those shares. See “Legal Aspects of Mortgage Assets—Foreclosure on Cooperative Shares.”

      The manager, bond administrator or certificate administrator, as applicable, will deal with any defaulted Mortgage Securities in the manner described in the accompanying prospectus supplement.

Retained Interest; Servicing or Administration Compensation and Payment of Expenses

      The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust assets. A retained interest in a trust asset represents a specified portion of the interest payable on that asset. The retained interest will be deducted from borrower payments as received and will not be transferred to the related trust. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, may be allocated pro rata between the retained interest, if any, and interest at the net interest rate on the mortgage asset. If the holder of the retained interest were to become the subject of a receivership, conservatorship, bankruptcy, or other insolvency proceeding, a party in interest (including the holder itself) could assert that such holder retains rights in the related trust assets and therefore compel the sale of such trust assets over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      The servicer’s primary compensation with respect to a series of securities will come from the monthly payment to it of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust asset. Since any retained interest and the servicer’s primary compensation are percentages of the scheduled principal balance of each trust asset, these amounts will decrease in accordance with the amortization schedule of the trust assets. As additional compensation in connection with a series of securities relating to mortgage loans, the servicer or the sub-servicers will retain all assumption fees, late payment charges and, if so stated in the prospectus supplement, prepayment charges, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the custodial account, distribution account, sub-servicing account or any other account created under the related servicing agreement (to the extent not applied as Compensating Interest) may be paid as additional compensation to the servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the servicer’s primary compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, the servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

      The servicer is entitled to reimbursement for reimbursable expenses, which may include taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, expenses incurred by the servicer in connection with foreclosure and bankruptcy proceedings and expenses for the maintenance and restoration of properties acquired through foreclosure, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The servicer is also entitled to reimbursement for advances of delinquent principal and interest.

      Notwithstanding the foregoing, with respect to a series of securities as to which the trust holds Mortgage Securities, the compensation payable to the manager, bond administrator or certificate administrator, as applicable, for servicing and administering such Mortgage Securities on behalf of the holders of those certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of the Mortgage Securities and may be retained from distributions of interest on the Mortgage Securities if stated in the accompanying prospectus supplement.

Annual Servicing Compliance Reports

      Each servicing agreement will require the servicer to deliver to the trustee, on or before the date in each year specified in the servicing agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each trust, the following documents:

•	a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the offered securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

•	with respect to each assessment report described in the immediately preceding bullet point, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

•	a statement of compliance from the servicer, and similar statements from certain other parties involved in servicing the mortgage assets as required by relevant Commission regulations, signed by an authorized officer, to the effect that:

•	a review of the servicer’s activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Matters Regarding the Servicer and the Depositor

      The servicer under each servicing agreement will be named in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor’s affiliates.

      Each servicing agreement will provide that the servicer may not resign from its obligations and duties under the related agreement, except upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement.

      Each servicing agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. Each servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the related agreement. In addition, each servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed by the trust.

      Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as applicable, under the related agreement.

Events of Default Under the Governing Agreement and Rights Upon Events of Default

      Pooling and Servicing Agreement

      Events of default under each pooling and servicing agreement will include each of the following:

•	any failure by the servicer to make any required advance of delinquent principal and interest that continues unremedied at the opening of business on the distribution date in respect of which such advance was to have been made;

•	any failure by the servicer to remit to the trustee for distribution to securityholders any other required payment that continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

•	any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

      So long as an event of default under a pooling and servicing agreement remains unremedied, the trustee or the holders of certificates evidencing not less than 25% of the voting rights may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement, other than any retained interest of the servicer and its right to reimbursement for advances, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances on delinquent mortgage assets, then the trustee will not be so obligated.

      If the trustee is unwilling to so act, it may, or if the trustee is unable to so act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a minimum net worth at the time of the appointment as is set forth in the pooling and servicing agreement, to act as successor to the servicer under the pooling and servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the related agreement.

      If the servicer shall have been terminated following an event of default described in the first bullet point above, the servicer will have the right, in limited circumstances described in the pooling and servicing agreement, to remedy such event of default and thereafter resume its rights and obligations as servicer.

      No securityholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

•	the securityholder previously has given to the trustee written notice of default,

•	the holders of securities evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee,

•	there shall have been offered to the trustee reasonable indemnity, and

•	the trustee for a specified number of days after its receipt of notice has neglected or refused to institute a proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under that pooling and servicing agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of securities covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

      Servicing Agreement

      A servicing default under the related servicing agreement will include each of the following:

•	any failure by the servicer to make a required deposit to a specified account which continues unremedied for a specified number of business days after the giving of written notice of the failure to the servicer by the trustee or by any other specified party;

•	any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the trustee or any other specified party;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by the servicer indicating its insolvency or inability to pay its obligations and

•	any other servicing default as set forth in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than the servicer’s right to reimbursement for advances. Upon termination of the servicer the trustee will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than any obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a minimum net worth at the time of the appointment as is set forth in the servicing agreement, to act as successor to the servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

      Indenture

      An event of default under the indenture will include each of the following:

•	a default by the issuer for a specified number of days or more in the payment of any principal of or interest on any note of the series;

•	failure by the issuer to perform any other covenant in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

•	any representation or warranty made by the issuer in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

•	any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

•	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the then aggregate outstanding amount of the notes of the series.

      If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

      If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

      No noteholder or holder of an equity certificate generally will have any right under a trust agreement or indenture to institute any proceeding with respect to the agreement unless:

•	the holder previously has given to the trustee written notice of default and the default is continuing,

•	the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

•	no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment of the Governing Agreements

      With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer and the trustee, with the consent of any credit support provider, but without the consent of any of the holders of certificates covered by the agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provisions in the agreement, (iii) to comply with any requirements imposed by the Code or any regulations thereunder, (iv) to add any provision to, or amend any provision in, the agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of the holder of any certificate, and (v) to make other amendments described in the agreement. However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement described in clause (iii) above unless it shall first have received an opinion of counsel to the effect that such amendment is necessary or helpful to comply with the requirements imposed by the Code or any regulations thereunder and will not cause any REMIC formed under the agreement to fail to qualify as a REMIC. Each agreement may also be amended by the depositor, the servicer and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, and with the consent of any credit support provider, for any purpose, but no amendment may, without the consent of the holder of each certificate affected thereby:

•	reduce in any manner the amount of, or delay the timing of, payments of principal or interest which are required to be made under the agreement,

•	reduce the percentage of voting rights required to amend the agreement; or

•	make other amendments that by the terms of the agreement require such holder’s consent.

      With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement, with the consent of any credit support provider, but without the consent of any of the holders of the notes covered by the agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provisions in the agreement, (iii) to comply with any requirements imposed by the Code or any regulations thereunder, (iv) to add any provision to, or amend any provision in, the agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of the holder of any note, and (v) to make other amendments described in the agreement. Each agreement may also be amended by the parties to the agreement, with the consent of the holders of notes evidencing not less than 66% of the voting rights, and with the consent of any credit support provider, for any purpose, but that no amendment may, without the consent of the holder of each note affected thereby:

•	reduce in any manner the amount of, or delay the timing of, payments of principal or interest which are required to be made under the agreement;

•	reduce the percentage of voting rights required to amend the agreement; or

•	make other amendments that by the terms of the agreement require such holder’s consent.

      The voting rights evidenced by any certificate or note will be the portion of the voting rights of all of the certificates or notes, as applicable, in the related series allocated in the manner described in the related prospectus supplement.

Termination of the Trust and Disposition of Trust Assets

      The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the servicer and required to be paid to them under the agreements following the earlier of:

•	the final payment or other liquidation of the last asset held by the related trust or the disposition of all property acquired upon foreclosure of any mortgage asset, and

•	the purchase of all of the assets of the trust by the servicer or such other party as is specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase of assets of the trust in connection with a termination of the trust by reason of such purchase will be made at the price set forth in the related prospectus supplement, which in most cases will equal the sum of (i) the excess of (a) 100% of the aggregate scheduled principal balance of the mortgage loans (other than any mortgage loans in respect of which the related mortgaged property has been acquired by the trust), plus accrued interest at the applicable interest rate through the last day of the month of purchase, over (b) the amount of any Bankruptcy Losses incurred with respect to the mortgage loans to the extent not already allocated to the securities as a realized loss and (2) without duplication, the appraised fair market value of all mortgaged properties acquired by the trust and of any other property owned by the trust, such sum reduced by any unreimbursed advances (other than advances made with respect to mortgage loans as to which the servicer expects that foreclosure is not imminent).

      The exercise of an optional termination right will effect early retirement of the securities of that series, but that right is subject to the aggregate principal balance of the outstanding mortgage assets at the time of purchase being less than the percentage of the aggregate principal balance of the mortgage assets at the cut-off date specified in the related prospectus supplement, which percentage will be between 25% and 0%.

Description of the Trustee

      The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The bank or trust company serving as trustee may have other banking relationships with the depositor and its affiliates and with the servicer and its affiliates.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the servicer of any funds paid to the servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the custodial account or any other account by or on behalf of the servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF CREDIT SUPPORT

      For any series of securities, credit support may be provided for one or more classes of that series, or for the underlying mortgage assets. Credit support may be in the form of one or more of the following:

•	subordination of one or more classes to other classes in a series of securities,

•	letters of credit,

•	insurance policies on the underlying mortgage assets,

•	surety bonds,

•	guarantees on payments on the securities,

•	reserve funds,

•	overcollateralization, or

•	cross-collateralization.

      If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

      The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest due on the securities. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets held by a trust or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

      If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under that credit support,

•	any conditions to payment of that credit support not otherwise described in this prospectus,

•	the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and

•	the material provisions relating to the credit support.

      Additionally, the related prospectus supplement may set forth certain information with respect to the credit support provider, which may include:

•	a brief description of its principal business activities,

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

•	its total assets and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

      The material terms of the policy or agreement, as applicable, governing the applicable credit support will be described in the related prospectus supplement, and the policy or agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

      One or more classes of securities may be subordinate securities. The rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

      All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or in such other manner as is provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount of realized losses that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or in such other manner as is provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance of that security as of the distribution date following the calendar month in which the realized loss was incurred.

      The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the percentage interest in future distributions evidenced by the subordinate securities, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. On the other hand, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance of those securities, which will have the effect of increasing the interest in future distributions evidenced by the senior securities.

      If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under “—Reserve Fund” and in the related prospectus supplement.

      With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

      If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid to the senior securities out of amounts otherwise payable on the subordinate securities.

Letter of Credit

      As to any series of securities to be covered by a letter of credit, the issuer of the letter of credit will deliver to the trustee an irrevocable letter of credit. The servicer or the trustee will be required to exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims. The fees for the letter of credit will be paid as described in the related prospectus supplement.

      The servicer or the trustee will make or cause to be made draws on the letter of credit issuer under each letter of credit. Letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

(1) For any mortgage asset that became a liquidated asset during the related Prepayment Period, other than mortgage assets as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage asset plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated asset, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related advances and servicing expenses, if any, not reimbursed to the servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation asset, which shall be paid to the servicer;

(2) For each mortgage asset that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related advances and servicing expenses, if any, not reimbursed to the servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

(3) For any mortgage asset that has been subject to bankruptcy proceedings, the amount of any debt service reduction or the amount by which the principal balance of the mortgage asset has been reduced by the related bankruptcy court.

      If the related prospectus supplement so provides, upon payment by the letter of credit issuer with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated asset will be transferred by the related trust in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will continue to be held by the related trust. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws.

      In the event that the entity that has issued a letter of credit ceases to be duly organized, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the servicer or the trustee may be required to use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by an entity that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor entity shall be more than the fees charged or collateral required by the predecessor entity, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor entity.

Mortgage Pool Insurance Policy

      As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage under that policy has been exhausted through payment of claims. The premiums for each mortgage pool insurance policy will be paid as described in the related prospectus supplement.

      The servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related prospectus supplement.

      Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

      Mortgage pool insurance policies in general provide that no claim may validly be presented under the policy for a mortgage loan unless:

•	an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

•	premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

•	if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

•	the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

      Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or (b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and (b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

      Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

      The amount of coverage under each mortgage pool insurance policy will be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage under the policy will be exhausted and any further losses will be borne by securityholders of the related series. See “Legal Aspects of Mortgage Assets—Foreclosure on Mortgages.”

      If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws or no longer has a claims-paying ability acceptable to the rating agency or agencies, the servicer may be required to use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the servicer determines that recoveries are so jeopardized, it may be required to use its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

      Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

      As to any series of securities, the related prospectus supplement may provide that the servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, unless coverage under the policy has been exhausted through payment of claims; provided, however, that the servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The premiums on each special hazard insurance policy will be paid as described in the related prospectus supplement.

      Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

•	loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

•	loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

      Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

(1) the cost of repair to the property; and

(2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the servicer with respect to the property.

      The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

      Restoration of the property with the proceeds described under clause (1) of the second preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other nonhazard, risks, that the property be restored before a claim may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other nonhazard, risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other nonhazard, risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

      The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted, and any further losses will be borne by securityholders.

      A claim under a special hazard insurance policy must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

      If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer may be required to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

      Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

      As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage under the bond has been exhausted through payment of claims. The premiums for each bankruptcy bond on will be paid as described in the related prospectus supplement. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See “Legal Aspects Of Mortgage Assets—Foreclosure On Mortgages.”

Fraud Bond

      If so provided in the related prospectus supplement, there may be a fraud bond to cover to some extent fraud losses, which are realized losses attributable to fraudulent conduct or negligence by either the mortgage loan seller, servicer or mortgagor in connect with the origination of a mortgage asset. The servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the fraud bond in full force and effect, unless coverage under the fraud bond has been exhausted through payment of claims. The type, coverage amount, term and premiums for each fraud bond will be described in the related prospectus supplement.

Financial Guarantee Insurance

      Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against the allocation of losses to a securityholder or against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. The material terms of the financial guarantee insurance policy for a series, if any, will be described in the related prospectus supplement, and the financial guarantee insurance policy will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the securities of the related series.

Reserve Fund

      If so provided in the related prospectus supplement, there will be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement.

      Amounts deposited in any reserve fund for a series may be invested in permitted investments by, or at the direction of, the servicer or any other person named in the related prospectus supplement.

Overcollateralization

      If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on one or more classes of the securities of the related series. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets held by the related trust.

Cross-Support Features

      If the assets held by a trust are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group. The related prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any series that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by that trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The trustee or a trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

      Unlike an interest rate swap, pursuant to which two parties agree to exchange a stream of interest payments, a yield supplement agreement is an agreement pursuant to which one party agrees to make interest payments to the other party on an agreed hypothetical or “notional” principal amount in exchange for a predetermined fee paid by the other party up-front or on specified dates. Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

      Although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee or the trust will be able to terminate an agreement when it would be economically advantageous to do so.

Purchase Obligations

      Some classes of securities of any series and (to the extent the trust assets include Mortgage Securities) some types of trust assets, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to Mortgage Securities held by the trust will be payable solely to the trust. Each purchase obligation related to securities issued by the trust will be payable directly to the holders of those securities. The purchase obligations will not be a part of the trust assets. The purchase obligations also will not be a part of the securities. Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

Mandatory Auctions

      Some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. Such classes would be auctioned by an auction administrator, which may be the trustee, to third-party investors. The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest. The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

DESCRIPTION OF PRIMARY INSURANCE POLICIES

      Each mortgage loan will be required to be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

      Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

      As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•	advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•	in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•	tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

      The servicer, however, will not be required to advance any of the amounts described above in connection with a claim under a primary mortgage insurance policy if the advance would constitute a Nonrecoverable Advance. If the servicer does not make any of these advances, because they would constitute Nonrecoverable Advances, payments under primary mortgage insurance policies may be lower than they otherwise would be.

      Multifamily loans, commercial loans and mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

Primary Hazard Insurance Policies

      Each servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim. All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, and subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the custodial account. The servicing agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will deposit in the custodial account all sums that would have been deposited in the custodial account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, toxic mold, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the mortgaged properties typically will contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

      Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential, commercial and mixed-use properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA Insurance

      The Federal Housing Administration (the “FHA”) is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended (the “Housing Act”). If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

      Under Section 203(b) of the Housing Act, the FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the U.S. Department of Housing and Urban Development (“HUD”) to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing multifamily projects. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

      Some of the mortgage loans held by a trust may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender’s FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I lender’s noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

      The servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders’ rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

      Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender’s FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender’s FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender’s FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

      If so provided in the related prospectus supplement, the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of that assignment and request that the portion of the mortgage loan seller’s FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the Closing Date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the mortgage loan seller and, upon an insolvency or receivership of the mortgage loan seller, the trustee will notify FHA and request that the portion of the mortgage loan seller’s FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA’s interest to permit a transfer of reserves. If the mortgage loan seller is the subject of a bankruptcy, receivership, conservatorship or other insolvency proceeding, the FHA may be prohibited by law from complying with such request and the trustee may be prohibited from making such a request. In addition, the FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the mortgage loan seller, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with “earmarking” (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA’s interest to do so.

      Under Title I, the FHA will reduce the insurance coverage available in a Title I lender’s FHA reserve with respect to loans insured under that Title I lender’s contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender’s FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender’s contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

      Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender’s obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

      The proceeds of loans under the Title I program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

      Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

•	the net unpaid principal amount and the uncollected interest earned to the date of default,

•	interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

•	uncollected court costs,

•	title examination costs,

•	fees for required inspections by the lenders or its agents, up to $75, and

•	origination fees up to a maximum of 5% of the loan amount.

      Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

      In general, the FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property’s value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

      With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

      Following a default on a Title I loan insured by the FHA, the servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days’ written notice prior to declaration of default. FHA may deny insurance coverage if the borrower’s nonpayment is related to a valid objection to faulty contractor performance. In such event, the servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA Guarantees

      The U.S. Department of Veterans Affairs (the “VA”) is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

      Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA’s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

LEGAL ASPECTS OF MORTGAGE ASSETS

      The following discussion contains general summaries of legal aspects of loans secured by residential, commercial and mixed-use properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated.

Mortgage Loans

      The single-family loans, multifamily loans, commercial loans and mixed-use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/homeowner or the land trustee; and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties: the trustor, similar to a mortgagor; the beneficiary, similar to a mortgagee, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

Cooperative Loans

      The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate filing offices to perfect the lender’s interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under “—Foreclosure on Cooperative Shares” below.

Foreclosure on Mortgages

      Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust and in accordance with applicable state law. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor’s default was neither willful nor in bad faith and that the mortgagee’s action established a waiver of the default, or constituted fraud, bad faith, or oppressive or unconscionable conduct that warranted a court of equity to refuse affirmative relief to the mortgagee. A court may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, it is possible that a noncollusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent. Similarly, a suit against the debtor on the mortgage note may take several years. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to a mortgage loan are missing.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

      Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it may either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

      Under the laws of the Commonwealth of Puerto Rico, the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid a stated amount from the proceeds obtained on the public sale of the property before any recovery by the mortgagee. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

      The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption with Respect to Mortgage Loans

      In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

      With respect to Additional Collateral Loans, realization upon the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in some circumstances, including those in which the disposition of the additional collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens upon additional collateral consisting of some types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws other than the UCC, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any additional collateral is governed by the UCC or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such limitations may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under federal bankruptcy law, the filing of a petition acts as a stay against any effort to collect any debt or to enforce any remedy. Moreover, a bankruptcy court may permit a debtor to cure a monetary default with respect to a mortgage loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor’s bankruptcy petition. Bankruptcy courts have approved plans, based on the particular facts of the bankruptcy case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      The terms of a mortgage loan secured by property of the debtor may be modified in bankruptcy. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the mortgaged property, thus leaving the lender a general unsecured creditor for the difference between the value of the mortgaged property and the outstanding balance of the loan. Furthermore, payments made on the mortgage loan by the debtor prior to the commencement of the bankruptcy case may be avoidable as preferential payments, so that the trust or the holders of the securities would be required to return such payments to the debtor.

      Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single-family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators’ failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors’ rescinding loans against either originators or assignees.

      In addition, the mortgage loans held by a trust may also be subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. HOEPA adds additional provisions to Regulation Z and requires additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of specific provisions in mortgages subject to HOEPA. Remedies available to the mortgagor include monetary penalties, as well as rescission rights if certain disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by HOEPA, or other law, that the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of HOEPA. The maximum damages that may be recovered under the HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local government levels that are designed to discourage predatory lending practices. Some state and local governments have enacted, and other states or local governments or the federal government may enact, laws that impose requirements and restrictions greater than those of HOEPA. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Junior Mortgages

      The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not held by the trust. The rights of the trust as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan. See “—Foreclosure on Mortgages.”

      Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Home Equity Line of Credit Loans

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type that includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after a tax lien or judgment lien imposed on the property.

Enforceability of Due-on-Sale Clauses

      If so described in the accompanying prospectus supplement, the mortgage loans held by a trust may contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”). This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest provided for in the mortgage note or at another rate less than the average of the original rate and the market rate.

      The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment charge upon the acceleration of a mortgage loan in accordance with a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

Prepayment Charges and Prepayments

      Applicable regulations prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a mortgage loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered will be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

      Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”) permits the collection of prepayment charges in connection with some types of mortgage loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS’s action does not affect Parity Act loans originated before July 1, 2003. Accordingly, it is possible that prepayment charges may not be collected on some mortgage loans that provide for the payment of these charges. Any prepayment charges collected on mortgage loans may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities. If so specified in the accompanying prospectus supplement, prepayment charges may be retained by the servicer or by sub-servicers as additional servicing compensation.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or against the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Subordinate Financing

      When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders may impair the security available to the senior lender and may interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      The depositor or the mortgage loan seller or originator will be required to represent and warrant to the trust that all mortgage loans have been originated in compliance with applicable state laws, including usury laws.

Alternative Mortgage Instruments

      ARM Loans and home equity revolving credit loans originated by nonfederally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

•	state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

•	state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

•	all other nonfederally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

      All of the ARM Loans and home equity revolving credit loans held by a trust that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans and home equity revolving credit loans held by a trust that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of a rate of interest, currently 6% per annum, during the period of that borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of that rate, unless a court or administrative agency of the United States or of any State orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves and Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. Application of the Relief Act may adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, unless covered by a form of credit support as described in the related prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on or an enforce rights with respect to an affected mortgage loan, during the borrower’s period of active duty status and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and under several state laws, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower’s business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust in a related parcel of real property that is subject to an environmental lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan. These kinds of evaluations will not have been made prior to the origination of the residential mortgage loans held by any trust. No party will make any representations or warranties with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence of contaminants. See “Description of the Securities—Procedures for Realization Upon Defaulted Mortgage Assets” for a description of limitations on the servicer’s power to foreclose on or otherwise acquire title to mortgaged properties that may be contaminated by hazardous substances. A failure to foreclose may reduce amounts otherwise available for distribution to securityholders.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute (“RICO”) may be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (2) the lender was at the time of execution of the mortgage “reasonably without cause to believe” that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

Negative Amortization Loans

      A case decided by the United States Court of Appeals for the First Circuit held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“DIDMC”) and, as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural person, cash method taxpayers, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

      The following discussion addresses securities of four general types:

•	REMIC Certificates representing interests in a trust, or assets held by a trust, as to which a REMIC election under the REMIC Provisions of the Code is in effect,

•	Notes representing indebtedness of an owner trust for federal income tax purposes,

•	Grantor Trust Certificates representing interests in a Grantor Trust as to which no REMIC election will be made, and

•	Partnership Certificates representing interests in a Partnership Trust which is treated as a partnership for federal income tax purposes.

      The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

      The following discussion is based in part upon the OID Regulations and in part upon the REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

      The authorities on which this discussion and the opinions referred to below are based are subject to change or differing interpretations which could apply retroactively. An opinion of counsel is not binding on the IRS or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Treasury regulations require, among other things, that, in order for a taxpayer’s reliance on an opinion of counsel to meet the requirements for exculpation from certain accuracy related penalties, the opinion must “take into account the taxpayer’s purposes (and the relative weight of such purposes) for entering into a transaction”; consequently, this summary and the opinions contained herein may not be sufficient to avoid income tax penalties that may be imposed with respect to the offered securities. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus. See “State and Other Tax Consequences.”

Opinions

      On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable asset held by the related trust, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

      With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      In addition, as to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Material Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus with respect to those securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

      Orrick, Herrington & Sutcliffe LLP has not been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under “—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interests that has “excess inclusion income,” which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

      Orrick, Herrington & Sutcliffe LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “—State and Other Tax Consequences.”

REMICs

      Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable assets held by the related trust, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year or for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under “—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates.” The Treasury Department is authorized to issue regulations providing relief in the event of an inadvertent termination of REMIC status, although these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

      Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will not treated for federal income tax purposes as ownership interests in the assets held by the related trust. However, except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the REMIC Certificates would be so treated. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      Amendments made to the REMIC Provisions by the American Jobs Creation Act of 2004, or the Jobs Act, allow, effective January 1, 2005, REMICs to hold reverse mortgage loans, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a ‘reverse mortgage loan’ is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgage loans or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be described separately in the related prospectus supplement offering interests in that REMIC.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificateholders and property acquired by foreclosure held prior to the sale of such property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code. In addition, in some instances mortgage loans may not be treated entirely as assets described in such Code sections. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph.

      Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated assets held by the related trust as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that involves a tiered REMIC structure, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that (i) assuming compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) REMIC elections are made timely in the required forms, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

      General. Except as described in “—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions,” REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder’s basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount in excess of a de minimis amount will be required to include original issue discount in income as it accrues in advance of the receipt of the cash attributable to that income, in accordance with a constant yield method described below. Section 1272(a)(6) of the Code provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which Section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

      The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC and for certain other federal income tax purposes, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in

Treasury regulations. To date, those regulations have not been issued. The Congressional committee reports accompanying the enactment of Section 1272(a)(6) of the Code indicate that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any REMIC Regular Certificate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class that will be used in making reports to investors and the IRS will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Under the OID Regulations, “qualified stated interest” is interest that is unconditionally payable at least annually during the entire term of the certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) the current values of a single “qualified floating rate” or “objective rate” (each, a “Single Variable Rate”). A “current value” is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A “qualified floating rate” is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, “governor” or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An “objective rate” is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of “actively traded’’ personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the certificate’s term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single “qualified inverse floating rate” (each, a “Multiple Variable

Rate”). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See “—Variable Rate Certificates”. REMIC Regular Certificates offered hereby other than certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than “qualified stated interest,” but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the related prospectus supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such certificates.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. In general terms, original issue discount is accrued by treating the interest rate of the securities as fixed and making adjustments to reflect actual interest rate adjustments.

      Certain classes of REMIC Regular Certificates may provide for the first interest payment on a REMIC Regular Certificate to be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the Closing Date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” for a description of this election under the OID regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

      Generally, an accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the Closing Date. The prospectus supplement will disclose any situations where a different accrual period is used. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

      Variable Rate Certificates. Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such certificates. In the absence of other authority, the servicer and the trustee intend to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to REMIC Regular Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding REMIC Regular Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and

(ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the certificate in the case of a certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the REMIC Regular Certificateholder’s taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

      The IRS issued proposed regulations on August 24, 2004, concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular interests providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payments accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

      The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See “—Premium” below.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See “—Original Issue Discount” above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Congressional committee reports accompanying the enactment of Section 1276(b)(3) of the Code apply. Those committee reports indicate that in each accrual period market disc ount on REMIC Regular Certificates should accrue, at the certificateholder’s option:

(1) on the basis of a constant yield method,

(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

(3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under a constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Congressional committee reports accompanying the enactment of Section 1276(b)(3) of the Code state that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. The IRS indicated that it may require that a prepayment assumption of zero be used in accruing premium on REMIC regular interests. Prospective purchasers are encouraged to consult their own tax advisors on this issue. See “—Market Discount” above.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or other assets underlying the REMIC Certificates, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC. See “—Matters Relevant to Holders of All REMIC Certificates—Prohibited Transactions and Other Possible REMIC Taxes” below.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC usually will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention. Any expected use of a different convention will be disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Congressional committee reports accompanying enactment of the REMIC Provisions indicate that some modifications of the general rules may be necessary to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. On May 11, 2004, the IRS issued regulations, effective for taxable years ending on or after May 11, 2004, that require “inducement fees” received by a transferee of a noneconomic REMIC residual interest to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual interest over its expected life. The regulations also provide two more specific methods that are accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual interest is transferred to the taxpayer. Holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes and the effect of these regulations.

      The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at “—Noneconomic REMIC

Residual Certificates.” The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

      Taxable Income of the REMIC. The taxable income or net loss of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purposes, the servicer intends to treat the fair market value of the mortgage loans and other assets as being equal to the aggregate issue prices of all REMIC Certificates. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC’s basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

      Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

      Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Matters Relevant to Holders of All REMIC Certificates—Prohibited Transactions and Other Possible REMIC Taxes” below.

      Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code and the rules relating to the alternative minimum tax. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders’ allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Matters Relevant to Holders of All REMIC Certificates—Sales of REMIC Certificates” below.

      For a discussion of possible modifications of these rules that may require adjustments to the income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—General” above.

      Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

      In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

(1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

(2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

      The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have significant value.

      For REMIC Residual Certificateholders, an excess inclusion:

(1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

(2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

(3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Matters Relevant to Holders of All REMIC Certificates—Foreign Investors in REMIC Certificates,” below.

      Furthermore, for purposes of the alternative minimum tax: (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and (2) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of clause (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. “Real estate investment trust taxable income” is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is “noneconomic” unless, at the time of transfer, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the REMIC Residual Certificate, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, equals at least the product of the present value of the anticipated excess inclusions and the highest marginal corporate tax rate, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of REMIC Residual Certificates being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Final Treasury regulations impose additional conditions for achieving assurance that a transfer of a noneconomic interest will be respected. The additional condition requires that either (i) the present value of the net tax detriment attributable to holding the residual interest not exceed the sum of the present value of any amount received by the transferee, plus the present value of any expected tax savings from losses on the residual interest, or (ii) the transferee be a domestic taxable corporation with large amounts of gross and net assets that agrees that all future transfers will be to taxable domestic corporations and, among other things, the facts and circumstances known to the transferor at the time of transfer would not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid. If the amount paid to the transferee is unreasonably low, the transferor is deemed to know that the transferee cannot or will not pay the tax. Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual Certificate by that prospective purchaser to another purchaser at a future date may be disregarded, which would result in the retention of tax liability by the prospective purchaser.

      The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See “—Matters Relevant to Holders of All REMIC Certificates—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

      Mark-To-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, IRS regulations provide that for purposes of this mark-to-market requirement a REMIC Residual Certificate is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. If some or all of these fees and expenses will be allocated to the holders of

REMIC Regular Certificates, a statement to that effect will be included in the related prospectus supplement.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding paragraph, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

•	an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder, and

•	the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

      Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their own tax advisors prior to making an investment in these certificates.

Matters Relevant to Holders of All REMIC Certificates

      Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be equal to:

•	the cost of the REMIC Regular Certificate to the certificateholder,

•	increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

•	reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

      The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Regular Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

      REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

      Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the net income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means the excess over related deductions of the sum of gain from the sale of foreclosure property that is inventory and the gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

      To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC usually will be borne by the related servicer or trustee in either case out of its own funds, provided that the servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the servicer’s or the trustee’s obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the servicer or the trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

•	the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

•	the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

•	residual interests in the entity are not held by disqualified organizations and

•	information necessary for the application of the tax described in this prospectus will be made available.

      Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or

•	a statement under penalties of perjury that the record holder is not a disqualified organization.

      Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

      For these purposes, a disqualified organization means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

•	any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

•	any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the ‘‘wash sale” rules of Section 1091 of the Code. See “—Sales of REMIC Certificates” above. The character of this loss as ordinary or capital is uncertain.

      The inadvertent termination of a REMIC may have other consequences. See “REMICs—Classification of REMICs” above.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

      The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC’s tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information. The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC’s tax return.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days (41 days under proposed regulations) after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring information about a REMIC Regular Certificate issued with original issue discount to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

      The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement. Certificateholders may request any information with respect to the returns described in section 1.6049-7(e)(2) of the Treasury regulations.

      Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement signed by the certificateholder under penalties of perjury certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or with respect to payments that are subject to certain contingencies. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not generally be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

      Transfers of REMIC Residual Certificates to investors that are not United States Persons generally will be prohibited under the related pooling and servicing agreement. Any REMIC Residual Certificates that may be transferred to investors that are not United States Persons will be identified in the related prospectus supplement.

Withholding Regulations

      The IRS has issued regulations which provide procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. The regulations attempt to unify certification requirements and reliance standards. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the regulations.

Notes

      General. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v). Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

      Taxation of Noteholders. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—Taxation of Owners of REMIC Regular Certificates” and “—Matters Relevant to Holders of All REMIC Certificates—Sales of REMIC Certificates.” Also, interest paid on a note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in ‘‘—Matters Relevant to Holders of All REMIC Certificates—Foreign Investors in REMIC Certificates,” except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

Grantor Trusts

      Classification of Grantor Trusts

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

      Characterization of Investments in Grantor Trust Certificates

      Grantor Trust Fractional Interest Certificates. Grantor Trust Fractional Interest Certificates generally will represent interests in “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and real estate assets within the meaning of Section 856(c)(5)(B) of the Code to the same extent that the assets comprising the trust qualify for such treatment. In addition, interest on Grantor Trust Fractional Interest Certificates generally will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the interest on the assets comprising the trust qualifies for such treatment.

      The assets held by certain Grantor Trusts may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates are encouraged to consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust that holds buydown mortgage loans.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust holding mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and the interest on the mortgage loans is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Strip Certificates will be characterized the same way. However, the policies underlying these Sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The reduction provided by Section 68 is scheduled to be phased out beginning in 2006. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust

Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any sub-servicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the eighth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Market Discount” below.

      Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—If Stripped Bond Rules Do Not Apply” below for a definition of qualified stated interest.

      In general, the amount of the income that accrues in any month equals the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see “—Sales of Grantor Trust Certificates,” and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder’s share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the servicer, any sub-servicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

      To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a Prepayment Assumption is not used, then when a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

      It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury Regulation Section 1.1286-1, stripped bonds may be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, or a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

      In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, a portion of the original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held by the related trust will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the mortgage loans held by the related trust, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In addition to its regular reports, the servicer or the trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “—Grantor Trust Reporting” below.

      Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust in that month.

      A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

      Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

      Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

      Further, under the rules described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

      It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment

Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

      Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “—If Stripped Bond Rules Apply” above.

      As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

      Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated in 1996, regarding contingent payment debt instruments, the “Contingent Payment Regulations,” but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

      The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate, that as of the issue date reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

      Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “—Taxation of Owners of Grantor Trust Strip Certificates.” Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss (equal to the difference between the amount realized and adjusted basis) recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions with respect to the Grantor Trust Certificate.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

      Grantor Trust Reporting. The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the servicer and sub-servicer and any other customary factual information the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

      Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in “—Taxation of Owners of REMIC Residual Certificates—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Partnership Trusts

      Classification of Partnership Trusts. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust.

      Characterization of Investments in Partnership Certificates. For federal income tax purposes,

(1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v);

(2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(5)(B) and interest on Partnership Certificates will be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust based on capital accounts; and

(3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

      Taxation of Owners of Partnership Certificates

      Treatment of the Partnership Trust as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust and the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under “—Grantor Trusts—Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply,” “—Market Discount” and “—Premium,” and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the Due Period. The allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Partnership Trust might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay these taxes.

      Some or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income generally taxable to that holder under the Code.

      A share of expenses of the Partnership Trust, including fees of the servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates.” Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply.” Notwithstanding this description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is not anticipated that the mortgage loans will have been issued with a significant amount of original issue discount and, therefore, the Partnership Trust should not have a significant amount of original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the Partnership Trust intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis. See “—Grantor Trusts—Characterization of Investments in Grantor Trust Certificates—Market Discount” and “—Premium.”

      If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust, the old partnership, to a new Partnership Trust, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in amount equal to the difference between the amount realized and the seller’s tax basis in the

Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any liabilities of the Partnership Trust. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      Any gain on the sale of a Partnership Certificate attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

      The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed or may be used only for transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate does not exceed the adjusted basis of the certificateholder’s interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder’s interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

      Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on their own purchase price for Partnership Certificates.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust and will report each certificateholder’s allocable share of items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

      The tax matters person designated in the pooling and servicing agreement will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for these purposes, the Partnership Trust will withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8 BEN or Form W-8ECI in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the

Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Tax Return Disclosure and Investor List Requirements

      Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a ‘reportable transaction.’ Material advisors with respect to the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a 'reportable transaction' based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to an investment in securities offered under this prospectus and the related prospectus supplement. The Jobs Act imposes significant penalties for failure to comply with these disclosure requirements. Investors in securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered securities. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under “Material Federal Income Tax Consequences” does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

ERISA CONSIDERATIONS

      Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax-Favored Plans.

      Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

      In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan’s investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving “plan assets” of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.

Plan Asset Regulation

      An investment of Plan Assets in securities may cause the underlying mortgage loans, cooperative loans, agency securities, private securities, and/or other assets held by a trust to be deemed “plan assets” of the investing Plan or Plans. The United States Department of Labor (“DOL”) has issued the DOL Regulation for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code when a Plan acquires an equity interest (such as a security) in such entity. Because of the factual nature of certain rules in the DOL Regulation, it cannot be predicted whether the assets of a Plan will be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a trust), or (ii) merely the Plan’s interest in the instrument evidencing such interest. Therefore, neither Plans nor certain entities in which Plan Assets are invested should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulation.

      Under the DOL Regulation, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust and cause the depositor, any servicer, any trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the securities, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of securities by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. Under the DOL Regulation, the assets of a Plan which holds a security would include such security and may also be deemed to include the mortgage loans and/or other assets held by the related trust. Special caution should be exercised before Plan Assets are used to acquire a security in such circumstances, especially if, with respect to such Plan Assets, the depositor, any servicer, any trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

      Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the mortgage loans and/or other assets held by a trust were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a “fiduciary” with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. In addition, if the mortgage loans and/or other assets held by a trust constitute Plan Assets, the acquisition or holding of securities by, on behalf of or with Plan Assets of a Plan, and the operation of such trust, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

Underwriter’s and WCC Exemption

      The Underwriter’s Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held by an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through securities, issued by such entity as to which an underwriter (or its affiliate) which has received an Underwriter’s Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter’s Exemption are satisfied. For this purpose, the term “Underwriter” as used in reference to the Underwriter’s Exemption includes both such an underwriter, placement agent or affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter, placement agent or affiliate is the manager, a co-manager or a placement agent.

      If so specified in the accompanying prospectus supplement, broad exemptive relief may be available under the Underwriter’s Exemption or under the DOL authorization described immediately below. Effective August 24, 2003, the DOL authorized (DOL Auth. No. 2003-14E) WaMu Capital Corp. (“WCC”) and its affiliates to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under DOL Prohibited Transaction Class Exemption 96-62 (the “WCC Exemption”) relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held by an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates or notes, issued by such entity as to which WCC (or its affiliate) is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the WCC Exemption are satisfied. For this purpose, the term “Underwriter” as used in reference to the WCC Exemption includes both WCC or an affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which WCC or the affiliate is the manager, a co-manager or a placement agent.

      Each Underwriter’s Exemption and the WCC Exemption set forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under either the Underwriter’s Exemption or the WCC Exemption:

      First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

      Second, the Underwriter’s Exemption and the WCC Exemption only apply to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities issued by the same trust or other entity, unless none of the mortgage loans or other assets has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the date of issuance of the securities.

      Third, the securities, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by at least one of the Exemption Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential or home equity mortgage loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, in that case neither the Underwriter’s Exemption nor the WCC Exemption will apply (i) to any of the securities if (x) any mortgage loan or other asset held by the trust (other than a one- to four-family residential or home equity mortgage loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential or home equity mortgage loan has a loan-to-value ratio or combined loan-to-value ratio that exceeds 125% at the date of issuance of the securities or (ii) to any subordinated securities.

      Fourth, the trustee must not be an affiliate of any other member (other than an underwriter) of the “Restricted Group,” which consists of the depositor, each underwriter, each insurer, the servicer, any other servicer, the trustee, the swap counterparty under any swap arrangement, any mortgagor with respect to assets held by a trust constituting more than 5% of the aggregate unamortized principal balance of the assets held by the trust as of the date of initial issuance of the securities and their respective affiliates.

      Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement, indenture or servicing agreement, as applicable, and reimbursement of such person’s reasonable expenses in connection therewith.

      Sixth, the Plan or other person investing Plan Assets in the securities must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

      Seventh, (i) the trust must hold solely assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter’s Exemption or the WCC Exemption; and (iii) securities in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter’s Exemption or the WCC Exemption.

      Eighth, unless the trust constitutes a grantor trust for federal income tax purposes or a REMIC election has been made for federal income tax purposes with respect to all the assets held by the trust, (i) the legal documents establishing the trust must contain restrictions on the trust’s ability to borrow money or issue debt other than in connection with the securitization, on the trust’s merging, reorganizing, liquidating or selling assets other than in connection with the securitization, and limiting the trust’s activities to activities relating to the securitization, (ii) the related pooling and servicing agreement, indenture or servicing agreement, as applicable, must prohibit all parties thereto from filing an involuntary bankruptcy or insolvency proceeding against the trust and (iii) a legal opinion must be issued that states that either (x) the transfer of assets to the trust constitutes a true sale and is not being made pursuant to a financing of the assets by the transferor, or (y) in the event of insolvency or receivership of the transferor, the assets transferred to the trust will not be part of the estate of the transferor.

      The exemptive relief afforded by the Underwriter’s Exemption and the WCC Exemption does not apply to any securities where the related trust or other entity holds revolving credit loans or unsecured loans. In addition, the exemptive relief afforded by the Underwriter’s Exemption and the WCC Exemption is subject to additional conditions if the securities are related to a trust or other entity which holds certain purchase obligations, swaps, interest rate cap contracts or a pre-funding arrangement, which conditions will be described in the accompanying prospectus supplement.

      The Underwriter’s Exemption provides that a trust may hold as an asset an “eligible yield supplement agreement,” which includes yield supplement agreements or similar arrangements, or if purchased by or on behalf of the trust, interest rate cap contracts to supplement the interest rates otherwise payable on obligations held by the trust. Any agreement or arrangement that is in the form of a notional principal contract must meet the following conditions:

(a)	it is denominated in U.S. dollars;

(b)	the trust receives on, or immediately prior to, the respective payment date for the class of securities to which the agreement or arrangement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index), with the trust receiving such payments on at least a quarterly basis;

(c)	it is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

(d)	it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the trustee;

(e)	it is entered into between the trust and an “eligible counterparty” (i.e., a bank or other financial institution which has a rating, at the date of issuance of securities, which is one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided, that if a counterparty is relying on its short-term rating to establish the eligibility under the Underwriter’s Exemption, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Exemption Rating Agency); and

(f)	it has a notional amount that does not exceed either the principal balance of the class of securities to which it relates or the portion of the principal balance of such class represented by certain eligible obligations held by the trust.

      Any fiduciary or other person who proposes to use Plan Assets to acquire securities in reliance upon the Underwriter’s Exemption or the WCC Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such securities.

      If the general conditions of the Underwriter’s Exemption or the WCC Exemption are satisfied, the Underwriter’s Exemption or the WCC Exemption, as applicable, may provide exemptive relief from:

(a)	The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of securities by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an “Excluded Plan”), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

(b)	When certain additional conditions are met, the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the securities is a mortgagor with respect to 5% or less of the fair market value of the assets held by a trust (or its affiliate), (ii) the direct or indirect acquisition or disposition in the secondary market of securities by or with Plan Assets of a Plan, and (iii) the holding of securities by or with Plan Assets of a Plan; and

(c)	The restrictions imposed by Sections 406 and 407(a) of ERISA and Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the depositor expects will be satisfied if the general conditions of the Underwriter’s Exemption or the WCC Exemption are satisfied.

      The Underwriter’s Exemption and the WCC Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the securities (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan’s ownership of securities.

      Before purchasing a security in reliance upon the Underwriter’s Exemption or the WCC Exemption, a fiduciary or other investor of Plan Assets should itself confirm that (i) the securities constitute “securities” for purposes of the Underwriter’s Exemption or the WCC Exemption, as applicable, and (ii) the specific and general conditions and other requirements set forth in the Underwriter’s Exemption or the WCC Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter’s Exemption or the WCC Exemption, as applicable, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with Plan Assets.

Other Exemptions

      Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter’s Exemption, the WCC

Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with an acquisition of securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or agency securities, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under PTCE 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing an interest in a trust with assets that include cooperative loans, private securities, mortgage loans secured by third or more junior liens, contracts, multifamily or mixed-use mortgage loans, or certain other assets, or which contain a swap or a pre-funding arrangement. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable prospectus supplement may contain additional information regarding the application of the Underwriter’s Exemption, the WCC Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the offered securities. There can be no assurance that any of these exemptions will apply with respect to any particular Plan’s or other Plan Asset investor’s investment in the securities or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations from Investing Plans

      The accompanying prospectus supplement will describe any conditions that must be satisfied in order for a transfer of securities to a Plan to be registered by the trustee, in the event that the criteria specified in the Underwriter’s Exemption or the WCC Exemption, as applicable, as described above are not satisfied by one or more classes of securities, or by a trust or the mortgage loans and other assets held by the trust.

      The accompanying prospectus supplement will also describe any representations that will be deemed to have been made by each beneficial owner of a subordinated security offered by this prospectus and the accompanying prospectus supplement (or any interest therein), by virtue of its acquisition or holding of such security (or interest therein), about the satisfaction of certain conditions to the acquisition and holding of such security. If any subordinated security (or any interest therein) is acquired or held in violation of those conditions, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinated security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinated security (or interest therein) was effected in violation of those conditions will be required to indemnify and hold harmless the depositor, the trustee, the servicer, any sub-servicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Plan Investors

      A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or “UBTI”) within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.” In addition, the exemptive relief afforded by the Underwriter’s Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual securities.

Consultation with Counsel

      There can be no assurance that the Underwriter’s Exemption, the WCC Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires securities (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter’s Exemption or the WCC Exemption, as applicable, were satisfied, that exemptive relief would be available for all transactions involving a trust. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences in their specific circumstances prior to making an investment in securities.

      Any fiduciary or other person who proposes to acquire or hold securities on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter’s Exemption, the WCC Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter’s Exemption, the WCC Exemption or any other DOL exemption, any fiduciary of an ERISA-subject Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase securities on behalf of such Plan.

      Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of securities.

CERTAIN LEGAL INVESTMENT ASPECTS

      The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute “mortgage related securities” for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust that holds junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities constitute legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 Policy Statement was adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities,” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

      With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

      The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHODS OF DISTRIBUTION

      The securities offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

2. By placements by the depositor with institutional investors through dealers; and

3. By direct placements by the depositor with institutional investors.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities will be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made in respect of those liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

      The depositor anticipates that the offered securities will be sold primarily to institutional investors or sophisticated noninstitutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL MATTERS

      The legality of the issuance of the securities has been passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco. Certain other legal matters in connection with the securities will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, as specified in the related prospectus supplement.

FINANCIAL INFORMATION

      The depositor has determined that its financial statements are not material to the offering made by this prospectus. The securities do not represent an interest in, or an obligation of, the depositor or any of its affiliates.

RATINGS

      It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

      Any ratings on the securities address the likelihood of receipt by the holders of those securities of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

AVAILABLE INFORMATION

      The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be read and copied at the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site (http://www.sec.gov) that contains copies of reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Copies of certain information filed by the depositor with the Commission can be obtained electronically through the Commission’s Internet site. The depositor does not intend to send any financial reports to securityholders.

      This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      We “incorporate by reference” into the prospectus supplement for each series of securities the information we file with the Commission with respect to that series, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference into a prospectus supplement is considered to be part of that prospectus supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into that prospectus supplement. We incorporate by reference into the prospectus supplement for each series of securities (i) certain static pool information, as described under “Static Pool Information” in that prospectus supplement, and (ii) any documents filed by us with the Commission with respect to that series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange

Act of 1934 after the date of that prospectus supplement and prior to the termination of the offering of that series.

      Any statement contained in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference into a prospectus supplement will be deemed to be modified or superseded for the purposes of that prospectus supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into that prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus supplement.

      We will provide without charge to each person to whom this prospectus is delivered in connection with the offering of a series of securities, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into the related prospectus supplement. Requests should be directed to WaMu Asset Acceptance Corp., Attention: Secretary, 1201 Third Avenue, WMT 1706A, Seattle, WA 98101, or by telephone at (206) 554-8838.

GLOSSARY

      Agency Securities: Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or (2) Agency Securities. Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans specified in the accompanying prospectus supplement.

      Accrual Securities: A class of securities as to which accrued interest or a portion of accrued interest will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

      Additional Collateral Loans: Mortgage loans that are secured by both the related mortgaged property and certain additional collateral which will consist of (i) a security interest in financial assets owned by the mortgagor (which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets) and/or (ii) a third party guarantee (usually by a relative of the mortgagor), which in turn is secured by a security interest in financial assets of the type described in clause (i) above or in residential property owned by the guarantor.

      Applicable Federal Rate: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

      ARM Loan: A mortgage loan with an interest rate that adjusts periodically (after an initial fixed-rate period, if applicable) to equal the sum of a fixed percentage amount and an index.

      Bankruptcy Loss: For any mortgage loan, (i) the amount of any permanent forgiveness of principal with respect to such mortgage loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code or (ii) the amount, if any, by which the outstanding principal balance of such mortgage loan exceeds any valuation, by a court of competent jurisdiction in a case under the United States Bankruptcy Code, of the related mortgaged property.

      CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      Clean-Up Call: The right of a specified party to effect a termination of a trust upon the aggregate principal balance of the outstanding assets of the trust at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust assets at the cut-off date, which percentage will be between 25% and 0%.

      Clearstream: Clearstream Banking, société anonyme, a company organized under Luxembourg law, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants.

      Closing Date: With respect to any series of securities, the date on which the securities are issued.

      Code: The Internal Revenue Code of 1986, as amended.

      Commission: The Securities and Exchange Commission.

      Compensating Interest: For mortgage loans that prepaid in full and/or in part, at any time or only during a specified period each month, an additional payment made by the servicer or any sub-servicer, to the extent funds are available from the servicing fee and/or other amounts, generally equal to the amount of any shortfall in interest collections resulting from such prepayment. The accompanying prospectus supplement will describe in detail whether Compensating Interest is paid and if so, how Compensating Interest is calculated, including any limitations on the amount of Compensating Interest to be paid to the related securityholders.

      CPR: A constant rate of prepayment on the outstanding principal balance of a pool of mortgage loans, as described in “Yield And Maturity Considerations—Maturity and Weighted Average Life” in this prospectus.

      Crime Control Act: The Comprehensive Crime Control Act of 1984, as amended.

      DIDMC: The Depository Institutions Deregulation and Monetary Control Act of 1980.

      DOL: The United States Department of Labor.

      DOL Regulation: The regulation promulgated by the DOL at 29 C.F.R. §2510.3-101.

      DTC: The Depository Trust Company, a limited-purpose trust company organized under the New York Banking Law, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

      Due Date: The date on which scheduled monthly payments on the mortgage assets are due, which may be the first day of each calendar month or another date, as specified in the prospectus supplement.

      Due Period: The period during which interest accrues on a mortgage asset, which may be the calendar month immediately preceding the month in which the distribution date occurs or another period, as specified in the prospectus supplement.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Plans: Employee pension and welfare benefit plans subject to Title I of ERISA.

      Euroclear: Euroclear Bank S.A./N.V., a company organized under Belgian law, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment.

      Exemption Rating Agencies: Collectively, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings.

      Fannie Mae: The Federal National Mortgage Association.

      FDIC: The Federal Deposit Insurance Corporation.

      FHA: The Federal Housing Administration.

      Freddie Mac: The Federal Home Loan Mortgage Corporation.

      Garn-St. Germain Act: The Garn-St. Germain Depository Institutions Act of 1982, as amended.

      Ginnie Mae: The Governmental National Mortgage Association.

      Grantor Trust Certificate: A certificate representing an interest in a Grantor Trust.

      Grantor Trust Fractional Interest Certificate: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans held by the related Grantor Trust, together with interest on the Grantor Trust Certificates at a pass-through rate.

      Grantor Trust Strip Certificate: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans held by the related Grantor Trust (net of normal administration fees and any retained interest) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued by the Grantor Trust. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans held by the related Grantor Trust.

      Grantor Trust: A trust as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

      High LTV Loan: A mortgage loan with a loan-to-value ratio in excess of 80% and as high as 125% and which is not insured by a primary insurance policy.

      HOEPA: The Home Ownership and Equity Protection Act of 1994, as amended.

      HUD: The United States Department of Housing and Urban Development.

      Insurance Proceeds: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

      IRS: United States Internal Revenue Service.

      Liquidation Proceeds: All amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

      Lockout Date: The date of expiration of the Lockout Period with respect to a mortgage loan.

      Lockout Period: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

      Mortgage: The mortgage, deed of trust or similar instrument securing a mortgage loan.

      Mortgage Security: Mortgage pass-through certificates (including Agency Securities) evidencing interests in mortgage loans, or whole or partial participations in mortgage loans.

      NCUA: The National Credit Union Administration.

      Negative Amortization Loan: An ARM Loan (i) whose interest rate adjusts monthly (after an initial fixed-rate period) and whose minimum monthly payment adjusts less frequently, (ii) which, in the event that the amount of accrued interest exceeds the minimum monthly payment, provides for the addition of such excess accrued interest to its principal balance in the form of negative amortization and (iii) which may provide for additional payment options in the event that such additional payment options exceed the minimum monthly payment, including the option to pay the full amount of accrued interest or to pay a fully amortizing payment.

      Nonrecoverable Advance: An advance made or to be made with respect to a mortgage asset that the servicer determines is not ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or otherwise with respect to such mortgage asset.

      OID Regulations: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

      Parity Act: The Alternative Mortgage Transaction Parity Act of 1982.

      Parties In Interest: Collectively, persons who are “parties in interest” under Section 3(14) of ERISA or “disqualified persons” under Section 4975(e)(2) of the Code and who have certain specified relationships to a Plan.

      Partnership Certificate: A certificate representing an interest in a Partnership Trust.

      Partnership Trust: A trust as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

      Plan Assets: Collectively, “plan assets” and “assets of a Plan” as those terms are described in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan holds an equity interest.

      Plan: Collectively, ERISA Plans and Tax-Favored Plans.

      Prepayment Assumption: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust used in pricing the initial offering of that security.

      Prepayment Period: The calendar month immediately preceding the month in which the distribution date occurs, or if stated in the prospectus supplement, the period beginning on the 15th day of the month preceding the month in which the distribution date occurs and ending on the 14th day of the month in which the distribution date occurs, or any other period as described in the prospectus supplement.

      PTCE: Prohibited Transaction Class Exemption issued by the DOL under ERISA.

      PTE: Prohibited Transaction Exemption issued by the DOL under ERISA.

      Purchase Price: As to any mortgage loan, an amount equal to the sum, without duplication, of (1) the scheduled principal balance of the mortgage loan, (2) one month’s interest on the mortgage loan at the rate at which interest accrues on the mortgage loan, net of the rate at which the servicing fee is calculated, (3) the aggregate amount of all principal and interest due but unpaid under the terms of the related mortgage note, (4) the aggregate amount of all unreimbursed advances of reimbursable expenses made by the servicer with respect to that mortgage loan and (5) any expenses, specified in the agreement governing the trust, incurred by the trust or the trustee in respect of the breach or defect giving rise to a purchase obligation.

      Record Date: The last business day of the month preceding the month in which a distribution date occurs.

      Relief Act: The Servicemembers Civil Relief Act.

      REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

      REMIC Certificates: Certificates evidencing interests in a trust as to which a REMIC election is in effect.

      REMIC Certificateholders: Holders of REMIC Certificates.

      REMIC Provisions: Sections 860A through 860G of the Code.

      REMIC Regular Certificate: A REMIC Certificate designated as a regular interest in the related REMIC.

      REMIC Residual Certificate: A REMIC Certificate designated as a residual interest in the related REMIC.

      REMIC Regulations: The REMIC Provisions and the related Treasury regulations.

      Retained Interest: A portion of the interest payments on a trust asset that may be retained by the depositor or any other previous owner of the asset.

      RICO: The Racketeer Influenced and Corrupt Organizations statute.

      Senior/Subordinate Series: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

      Single-Family Properties: One-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments, individual units in de minimis planned-unit developments and individual units in cooperative apartments.

      SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as amended.

      SPA: A variable rate of prepayment on the outstanding principal balance of a pool of mortgage loans, as described in “Yield And Maturity Considerations—Maturity and Weighted Average Life” in this prospectus.

      Strip Securities: A class of securities which are entitled to (a)  principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions.

      Stripped Interest: The distributions of interest on a Strip Security with no or a nominal principal balance.

      Tax-Favored Plans: Tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts described in Section 408 of the Code.

      UCC: The Uniform Commercial Code.

      Underwriter’s Exemption: The essentially identical individual exemptions that the DOL has issued to various underwriters (collectively, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000)) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

      United States Person: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of Chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

      VA: The United States Department of Veteran Affairs.

      WCC: WaMu Capital Corp.

      WMB: Washington Mutual Bank.

      WMB fsb: Washington Mutual Bank fsb.

      WMMSC: Washington Mutual Mortgage Securities Corp.

      WCC Exemption: An exemption granted by the DOL to WCC and its affiliates from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, as described under “ERISA Considerations—Underwriter’s and WCC Exemption.”

APPENDIX A

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES WITH RESPECT TO BOOK-ENTRY SECURITIES

      Investors in book-entry securities may hold interests in those securities through any of DTC, Euroclear or Clearstream. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in book-entry securities through Euroclear and Clearstream will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in book-entry securities through Euroclear or Clearstream and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Euroclear and Clearstream, in such capacity, and other DTC participants.

      Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the sponsor, the depositor, the servicer, the trust or the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders of book-entry securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold those positions in accounts as DTC participants.

      Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through securities. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold interests in book-entry securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary book-entry security and no “lock-up” or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through securities in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the book-entry securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or Euroclear until interests in the book-entry securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•	borrowing interests in book-entry securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade;

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the book-entry securities to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner who is an individual or corporation holding the book-entry security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•	each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•	Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of book-entry securities that are Non-U.S. persons (which would not include entities treated as partnerships or grantor trusts for U.S. federal income tax purposes) generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•	Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption or reduced rate for Non-U.S. persons resident in treaty countries—Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by the beneficial holder or its agent.:

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

      U.S. Federal Income Tax Reporting Procedure. The holder of a book-entry security or, in the case of a Form W-8BEN or Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      Some trusts not described in the final bullet of the preceding sentence that were in existence on August 20, 1996 and elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

Washington Mutual Mortgage Pass-Through
Certificates, WMALT Series 2006-AR8

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Countrywide Home Loans, Inc.
Servicers

Washington Mutual Mortgage Securities Corp.
Sponsor

$1,049,915,200
(Approximate)

PROSPECTUS SUPPLEMENT

Underwriter

WaMu Capital Corp.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the offered certificates in any state where the offer is not permitted.

      We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.